Filed Pursuant to Rule 424(b)(5)
Registration No. 333-141638

PROSPECTUS SUPPLEMENT
(to prospectus dated November 12, 2007)

STRUCTURED ASSET SECURITIES CORPORATION II

Depositor

LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7

Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2007-C7
Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class X-CP and Class X-W

Approximate Total Principal Balance at Initial Issuance: $2,956,253,000

We are Structured Asset Securities Corporation II, the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. This prospectus supplement relates to, and is accompanied by, our base prospectus dated November 12, 2007. This prospectus supplement and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the issuing entity, which is also identified above. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

The sponsors of the subject securitization transaction are Lehman Brothers Holdings Inc., UBS Real Estate Securities Inc. and KeyBank National Association.

The offered certificates will represent interests only in the issuing entity and do not represent obligations of or interests in the sponsor, the depositor or any of their respective affiliates. The assets of the issuing entity will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them.

The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in December 2007. The table on page S-7 of this prospectus supplement contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description, and other select characteristics of each of those classes. Credit enhancement is being provided to the offered certificates through the subordination of various other classes, including multiple non-offered classes, of the series 2007-C7 certificates. That same table on page S-7 of this prospectus supplement also contains a list of the non-offered classes of the series 2007-C7 certificates.

You should fully consider the risk factors beginning on page S-45 in this prospectus supplement and on page 18 in the accompanying base prospectus prior to investing in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Lehman Brothers Inc., UBS Securities LLC and Wachovia Capital Markets, LLC are the underwriters with respect to the offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately $3,023,000,000, plus accrued interest on all the offered certificates from November 11, 2007, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. Not every underwriter will have an obligation to purchase offered certificates from us. See ‘‘Method of Distribution’’ in this prospectus supplement.

Lehman Brothers Inc. and UBS Securities LLC are acting as co-lead managers and co-bookrunners in the following manner: Lehman Brothers Inc. is acting as sole bookrunning manager with respect to 60.4% of each class of offered certificates and UBS Securities LLC is acting as sole bookrunning manager with respect to the remaining portion of each class of offered certificates. Wachovia Capital Markets, LLC is acting as co-manager.

UBS SECURITIES LLC	LEHMAN BROTHERS
Co-Lead Manager	Co-Lead Manager

WACHOVIA SECURITIES
Co-Manager

The date of this prospectus supplement is November 20, 2007.

LB-UBS Commercial Mortgage Trust 2007-C7

Commercial Mortgage Pass-Through Certificates, Series 2007-C7

Missouri
1 property
$6,700,000
0.2% of total
Illinois
7 properties
$95,424,374
3.0% of total
Wisconsin
1 property
$14,250,000
0.4% of total
Indiana
3 properties
$20,125,000
0.6% of total
Michigan
4 properties
$28,569,139
0.9% of total
Pennsylvania
6 properties
$62,690,949
2.0% of total
New York
19 properties
$600,131,319
18.9% of total
Maine
3 properties
$11,500,022
0.4% of total
Massachusetts
1 property
$9,300,000
0.3% of total
Washington
6 properties
$57,411,713
1.8% of total
Ohio
3 properties
$30,178,208
1.0% of total
Connecticut
3 properties
$11,777,391
0.4% of total
New Jersey
4 properties
$52,492,347
1.7% of total
Nevada
2 properties
$14,362,974
0.5% of total
Maryland
4 properties
$30,579,299
1.0% of total
California
18 properties
$426,432,739
13.5% of total
Virginia
7 properties
$160,234,516
5.1% of total
Kentucky
2 properties
$11,074,274
0.3% of total
Colorado
5 properties
$82,947,829
2.6% of total
North Carolina
4 properties
$82,575,000
2.6% of total
Arizona
4 properties
$104,575,000
3.3% of total
South Carolina
1 property
$45,875,000
1.4% of total
New Mexico
1 property
$5,000,000
0.2% of total
Hawaii
1 property
$2,100,000
0.1% of total
Georgia
3 properties
$24,842,268
0.8% of total
Kansas
1 property
$137,000,000
4.3% of total
Texas
16 properties
$185,076,758
5.8% of total
Louisiana
3 properties
$7,628,000
0.2% of total
Mississippi
3 properties
$16,950,000
0.5% of total
Tennessee
7 properties
$133,165,257
4.2% of total
Alabama
1 property
$4,700,000
0.1% of total
Florida
13 properties
$694,575,550
21.9% of total
Distribution of Property Types (1)
Self Storage 0.5%
Parking Garage 0.6%
Mixed Use 0.1%
Industrial/Warehouse 3.0%
Multifamily(2) 9.1%
Retail 40.8%
Hotel 17.4%
Office 28.6%
>10.0% of Initial Mortgage Pool Balance
>5.0 - 10.0% of Initial Mortgage Pool Balance
>1.0 - 5.0% of Initial Mortgage Pool Balance
≤1.0% of Initial Mortgage Pool Balance

(2) Multifamily Component includes Mobile Home Park properties representing 0.2% of the Initial Mortgage Pool Balance.

Aventura Mall, Aventura, FL

AVENTURA MALL

amc 24
macy's

Innkeepers Portfolio, Various

District at Tustin Legacy, Tustin, CA

PHARMACY

One State Street Plaza, New York, NY

Carnegie Hall Tower, New York, NY

Miami Center, Miami, FL

The Legends at Village West, Kansas City, KS

Nashville Multifamily Portfolio, Various, TN

Meyerland Plaza, Houston, TX

PALAIS ROYAL

Superstition Gateway, Mesa, AZ

IMAX

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS	S-5
NOTICE TO RESIDENTS OF KOREA	S-5
NOTICE TO RESIDENTS OF GERMANY	S-5
NOTICE TO NON-U.S. INVESTORS	S-6
EUROPEAN ECONOMIC AREA	S-6
SUMMARY OF PROSPECTUS SUPPLEMENT	S-7
RISK FACTORS	S-45
The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-AB, A-3 and A-1A Certificates	S-45
The Offered Certificates Have Uncertain Yields to Maturity	S-45
The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated	S-46
The Interests of the Series 2007-C7 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders	S-47
The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates	S-47
Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties	S-49
Risks Associated with Condominium Ownership	S-49
The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default	S-49
In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property	S-50
Properties Are Subject to Rollover Risk	S-50
In Certain Cases, Tenant Estoppels, Subordination, Non-Disturbance and Attornment Agreements, and Related Documentation Have Not Been Obtained	S-50
Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types — Retail, Office, Hotel and Multifamily	S-50
Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property	S-51
Options and Other Purchase Rights May Affect Value or Hinder Recovery With Respect to the Mortgaged Properties	S-51
Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of Florida, New York and California and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Texas and Virginia	S-52
Of the 19 Mortgaged Real Properties Located in the State of New York, Eight (8) of Those Properties, Representing 16.8 Percent of the Initial Mortgage Pool Balance, Will Be Secured by Mortgage Liens on Real Properties Located in the City of New York; The Performance of Those Properties Will be Materially Dependent on the Strength of the Manhattan Economy and Office Leasing Market	S-52
The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment Dates	S-53
The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans	S-53
The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property	S-53
Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures	S-54
Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990	S-54
Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant	S-55
Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt and Some Borrowers Have Incurred, or are Permitted to Incur, Other Additional Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property	S-56
Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow	S-57
Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities	S-58
Tenancies in Common May Hinder Recovery	S-59
Operating or Master Leases May Hinder Recovery	S-59
Changes in Mortgage Pool Composition Can Change the Nature of Your Investment	S-60
Lending on Income-Producing Real Properties Entails Environmental Risks	S-60
Lending on Income-Producing Properties Entails Risks Related to Property Condition	S-64
There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties	S-65
With Respect to Two (2) Mortgage Loans (Including the Second Largest Mortgage Loan) That We Intend to Transfer to the Issuing Entity, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2007-C7 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations	S-66
Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties	S-66
Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits	S-67
Investors May Want to Consider Prior Bankruptcies	S-67
Litigation May Adversely Affect Property Performance	S-68
Certain Risks Related to the District at Tustin Legacy Mortgage Loan	S-69
Certain Risks Related to the Ritz Carlton Bachelor Gulch Mortgage Loan	S-71
Certain Risks Related to the Ballston Tower Mortgage Loan	S-72
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT	S-72

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

Information about the offered certificates is contained in two separate documents:

•	this prospectus supplement, which describes specific terms of the offered certificates; and

•	the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

You should read both this prospectus supplement and the accompanying base prospectus in full to obtain material information concerning the offered certificates.

The annexes attached to this prospectus supplement are hereby incorporated into and made a part of this prospectus supplement.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

In this prospectus supplement, the terms ‘‘depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Structured Asset Securities Corporation II.

NOTICE TO RESIDENTS OF KOREA

The securities to which these materials relate (the ‘‘Subject Securities’’) have not been and will not be registered under the Securities and Exchange Act of Korea and none of the Subject Securities may be offered or sold, directly or indirectly, in Korea or to any resident of Korea or to any persons for the reoffering or resale, directly or indirectly, in Korea or to any resident of Korea, except pursuant to applicable laws and regulations of Korea. None of Lehman Brothers Inc., UBS Securities LLC, Wachovia Capital Markets, LLC or any of their respective affiliates makes any representation with respect to the eligibility of any recipients of these materials or of the Subject Securities to acquire the Subject Securities under the laws of Korea, including, without limitation, the Foreign Exchange Transaction Regulations of Korea. In addition, any recipient or purchaser of the Subject Securities represents that it is purchasing or acquiring the Subject Securities as principal for its own account. For a period of one year from the issue date of the Subject Securities, neither the holder of the Subject Securities nor any resident of Korea may transfer the Subject Securities in Korea or to any resident of Korea unless such transfer involves all of the Subject Securities held by it. Also, for a period of one year from the issue date of the Subject Securities, the face amount of each certificate representing the Subject Securities held by a resident of Korea shall not be subdivided into more than one such certificate representing the Subject Securities. Furthermore, the purchaser of the Subject Securities shall comply with all applicable regulatory requirements (including but not limited to requirements under the Foreign Exchange Transaction laws) in connection with the purchase of the Subject Securities. For the avoidance of doubt, it is the sole responsibility of the recipient or purchaser of the Subject Securities to determine whether such recipient or purchaser is eligible for the acquisition of the Subject Securities under applicable laws and regulations of Korea, and whether such recipient or purchaser will have complied with all applicable Korean legal and regulatory requirements in connection with the purchase of the Subject Securities.

NOTICE TO RESIDENTS OF GERMANY

Each of the underwriters has confirmed that it is aware that no German sales prospectus (Verkaufsprospekt) has been or will be published in respect of the offering of the series 2007-C7 certificates, and each of the underwriters has represented and agreed that it will comply with the German Securities Sales Prospectus Act (Wertpapier—Verkaufsprospektgesetz) and any other laws applicable in Germany governing the issue, offering and sale of the series 2007-C7 certificates. In particular, each of the underwriters has undertaken not to engage in a public offering (Öffentliches Angebot) in Germany with respect to any of the series 2007-C7 certificates otherwise than in accordance with the German Securities Sales Prospectus Act and any other act replacing or supplementing it and all other applicable laws and regulations.

Any series 2007-C7 certificates purchased by any person which it wishes to offer for sale or resale may not be offered in any jurisdiction in circumstances which would result in the depositor being obliged to register any further prospectus or corresponding document relating to the series 2007-C7 certificates in such jurisdiction.

NOTICE TO NON-U.S. INVESTORS

The distribution of this prospectus supplement and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions outside the United States. Persons into whose possession this prospectus supplement and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this prospectus supplement and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

EUROPEAN ECONOMIC AREA

Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series 2007-C7 certificates to the public in the European Economic Area. See ‘‘Method of Distribution’’ in this prospectus supplement.

SUMMARY OF PROSPECTUS SUPPLEMENT

This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying base prospectus in full.

Introduction to the Transaction

The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2007-C7 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not offered by this prospectus supplement. ‘‘TBD’’ means ‘‘to be determined,’’ ‘‘N/A’’ means ‘‘not applicable’’ and ‘‘NR’’ means ‘‘not rated.’’

Class	Approx. Total Principal Balance or Notional Amount at Initial Issuance		Approx. % of Initial Mortgage Pool Balance(3)	Approx. % Total Credit Support at Initial Issuance(4)		Pass-Through Rate Description	Initial Pass-Through Rate(9)	Weighted Average Life (Years)	Principal Window	Ratings S&P/Fitch
Offered Certificates
A-1	$19,000,000		0.6%	30.000	%(5)	Fixed	5.29600%	3.17	12/07-08/12	AAA/AAA
A-2	$194,000,000		6.1%	30.000	%(5)	Fixed	5.58800%	4.79	08/12-09/12	AAA/AAA
A-AB	$74,000,000		2.3%	30.000	%(5)	Fixed	5.71300%	7.04	09/12-12/16	AAA/AAA
A-3	$1,667,052,000		52.6%	30.000	%(5)	Fixed (6)	5.86600%	9.74	12/16-11/17	AAA/AAA
A-1A	$265,119,000		8.4%	30.000	%(5)	Fixed (6)	5.68200%	6.74	06/09-10/17	AAA/AAA
A-M	$317,024,000		10.0%	20.000%		WAC-0.086%(7)	6.16597%	9.96	11/17-11/17	AAA/AAA
A-J	$269,471,000		8.5%	11.500%		WAC(7)	6.25197%	9.98	11/17-12/17	AAA/AAA
B	$47,554,000		1.5%	10.000%		WAC(7)	6.25197%	10.04	12/17-12/17	AA+/AA+
C	$35,665,000		1.1%	8.875%		WAC(7)	6.25197%	10.04	12/17-12/17	AA/AA
D	$23,777,000		0.8%	8.125%		WAC(7)	6.25197%	10.04	12/17-12/17	AA−/AA−
E	$27,740,000		0.9%	7.250%		WAC(7)	6.25197%	10.04	12/17-12/17	A+/A+
F	$15,851,000		0.5%	6.750%		WAC(7)	6.25197%	10.04	12/17-12/17	A/A
X-CP	$1,456,008,000	(2)	N/A	N/A		Variable IO(8)	0.32005%	N/A	N/A	AAA/AAA
X-W	$1,585,122,463	(2)	N/A	N/A		Variable IO(8)	0.37371%	N/A	N/A	AAA/AAA
Non-Offered Certificates(1)
X-CL	$1,585,122,463	(2)	N/A	N/A		Variable IO(8)	0.07973%	N/A	N/A	N/A
G	$31,702,000		1.0%	N/A		WAC(7)	6.25197%	N/A	N/A	N/A
H	$27,740,000		0.9%	N/A		WAC(7)	6.25197%	N/A	N/A	N/A
J	$23,777,000		0.8%	N/A		WAC(7)	6.25197%	N/A	N/A	N/A
K	$27,739,000		0.9%	N/A		WAC(7)	6.25197%	N/A	N/A	N/A
L	$19,814,000		0.6%	N/A		Fixed	4.54300%	N/A	N/A	N/A
M	$11,889,000		0.4%	N/A		Fixed	4.54300%	N/A	N/A	N/A
N	$11,888,000		0.4%	N/A		Fixed	4.54300%	N/A	N/A	N/A
P	$3,963,000		0.1%	N/A		Fixed	4.54300%	N/A	N/A	N/A
Q	$3,963,000		0.1%	N/A		Fixed	4.54300%	N/A	N/A	N/A
S	$3,963,000		0.1%	N/A		Fixed	4.54300%	N/A	N/A	N/A
T	$47,553,927		1.5%	N/A		Fixed	4.54300%	N/A	N/A	N/A

(1)	Not offered by this offering circular. The non-offered classes of the series 2007-C7 certificates will also include: (a) multiple classes of REMIC residual certificates, each of which classes evidences the sole class of residual interests in a real estate mortgage investment conduit or REMIC; and (b) the class V certificates, which will entitle holders to certain additional interest that may accrue with respect to the underlying mortgage loans that have anticipated repayment dates. Neither the series 2007-C7 REMIC residual certificates nor the class V certificates have principal balances, notional amounts or pass-through rates.
(2)	Notional amount.
(3)	The initial mortgage pool balance will be approximately $3,170,244,927. References in this prospectus supplement to the initial mortgage pool balance are to the aggregate principal balance of the underlying mortgage loans as of the cut-off date referred to under ‘‘—Relevant Dates and Periods’’ below, after application of all scheduled payments of principal due with respect to the underlying mortgage loans on or before that date, whether or not received.

(4)	Structural credit enhancement is provided for the more senior classes of offered certificates through the subordination of more junior classes of offered and non-offered certificates, as described under ‘‘—Introduction to the Transaction—Total Credit Support at Initial Issuance’’ below in this prospectus supplement.
(5)	Presented on an aggregate basis for the class A-1, A-2, A-AB, A-3 and A-1A certificates.
(6)	In general, the pass-through rates of the class A-3 and A-1A certificates will, in the case of each of those classes, be fixed at the rate per annum specified in the table above as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the underlying mortgage loans is below the identified initial pass-through rate for the class A-3 or A-1A certificates, as the case may be, then the pass-through rate for the subject class of series 2007-C7 certificates during that interest accrual period will be that weighted average net interest rate. The net interest rates referred to in this footnote will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans that accrue interest on an actual/360 basis. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.
(7)	The pass-through rates of the class A-J, B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, for any interest accrual period, be a rate per annum equal to the weighted average of certain net interest rates on the underlying mortgage loans, which net interest rates will be converted, in some months, to a 30/360 equivalent annual rate for those underlying mortgage loans that accrue interest on an actual/360 basis. The pass-through rate of the class A-M certificates will, for any applicable interest accrual period, be a rate per annum equal to the weighted average net interest rate described in the prior sentence of this footnote, minus 0.086%. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.
(8)	The pass-through rates of the class X-CL, X-CP and X-W certificates will, in the case of each of those classes, for any interest accrual period, equal the weighted average of the respective strip rates (which may be different for each such class) at which interest then accrues on the respective components of the total notional amount of the subject class of series 2007-C7 certificates outstanding immediately prior to the related distribution date. See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.
(9)	The initial pass-through rate shown in the foregoing table for any interest-bearing class of series 2007-C7 certificates with one of the following pass-through rate descriptions is approximate: WAC, WAC-x% and Variable IO.

The governing document for purposes of forming the issuing entity and issuing the series 2007-C7 certificates will be a pooling and servicing agreement to be dated as of November 12, 2007. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans (with the two material exceptions described below) and other assets that back the series 2007-C7 certificates. The underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Innkeepers Portfolio, which mortgage loan represents 13.0% of the initial mortgage pool balance, and the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sears Tower, which mortgage loan represents 1.6% of the initial mortgage pool balance, are not being serviced under the series 2007-C7 pooling and servicing agreement. Each of the Innkeepers Portfolio underlying mortgage loan and the Sears Tower underlying mortgage loan (a) is part of a separate loan combination that also includes one or more additional mortgage loans that will not be transferred to the issuing entity and (b) will be serviced pursuant to the servicing arrangements for the securitization of one of those related non-trust mortgage loans that are part of the subject loan combination. The Innkeepers Portfolio underlying mortgage loan and the Sears Tower underlying mortgage loan are sometimes referred to in this prospectus supplement as the outside serviced underlying mortgage loans.

The parties to the series 2007-C7 pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. A copy of the series 2007-C7 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Securities Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series 2007-C7 pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series 2007-C7 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

A. Total Principal Balance or Notional Amount at Initial Issuance	The class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will be the series 2007-C7 certificates with principal balances and are sometimes referred to as the series 2007-C7 principal balance certificates.

The table on page S-7 of this prospectus supplement identifies for each class of series 2007-C7 principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2007-C7 principal balance certificates at initial issuance may be larger or smaller than the amount shown in the table on page S-7 of this prospectus supplement, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

The class X-CL, X-CP and X-W certificates will not have principal balances and are sometimes referred to as the series 2007-C7 interest only certificates. For purposes of calculating the amount of accrued interest, each of those classes of series 2007-C7 interest-only certificates will have a total notional amount.

The total notional amount of the class X-CL certificates will equal 50% of the total principal balance of the series 2007-C7 principal balance certificates outstanding from time to time. The approximate total notional amount of the class X-CL certificates at initial issuance is shown in the table on page S-7 of this prospectus supplement, although it may be as much as 5% larger or smaller.

The total notional amount of the class X-CP certificates will: (a) be calculated in accordance with the formula described under ‘‘Description of the Offered Certificates—General’’ in this prospectus supplement; (b) initially equal 50% of the sum of (i) the lesser of $18,354,000 and the total principal balance of the class A-1 certificates and (ii) the total principal balance of the class A-2, A-AB, A-3, A-1A, A-M, A-J, B, C and D certificates; (c) decline over time; and (d) equal $0 following the distribution date in November 2014. The approximate total notional amount of the class X-CP certificates at initial issuance is shown in the table on page S-7 of this prospectus supplement, although it may be as much as 10% larger or smaller.

The total notional amount of the class X-W certificates will equal 50% of the total principal balance of the series 2007-C7 principal balance certificates outstanding from time to time. The approximate total notional amount of the class X-W certificates at initial issuance is shown in the table on page S-7 of this prospectus supplement, although it may be as much as 5% larger or smaller.

The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the underlying mortgage loans that have anticipated repayment dates. See ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties— Payment and Other Terms’’ below.

The series 2007-C7 REMIC residual certificates will not have principal balances or notional amounts, and the holders of those certificates are not expected to receive any material payments.

B. Total Credit Support at Initial Issuance	The respective classes of the series 2007-C7 certificates, other than the series 2007-C7 REMIC residual certificates, will entitle their holders to varying degrees of seniority for purposes of—

•	receiving payments of interest and, if and when applicable, payments of principal out of collections on the underlying mortgage loans or on particular underlying mortgage loans, and

•	bearing the effects of losses on the underlying mortgage loans or on particular underlying mortgage loans, as well as default-related and other unanticipated expenses of the trust.

In that regard:

•	the class A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP and X-W certificates will be the most senior of the series 2007-C7 certificates;

•	after the classes referred to in the prior bullet, the class A-M certificates will be the next most senior class of the series 2007-C7 certificates;

•	after the classes referred to in the prior two bullets, the class A-J certificates will be the next most senior class of the series 2007-C7 certificates; and

•	the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will, in the case of each such class, be senior to each other such class, if any, with a later alphabetic class designation.

The table on page S-7 of this prospectus supplement shows the approximate total credit support provided to each class of the offered certificates, other than the class X-CP and X-W certificates, through the subordination of other classes of the series 2007-C7 principal balance certificates. In the case of each class of the offered certificates, exclusive of the class X-CP and X-W certificates, the credit support shown in the table on page S-7 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2007-C7 principal balance certificates that are subordinate to the indicated class.

The series 2007-C7 REMIC residual certificates will be residual interest certificates and will not provide any credit support to the other series 2007-C7 certificates.

In addition, the class V certificates will be neither senior nor subordinate to, and will not provide any credit support to, any other series 2007-C7 certificates, but rather entitle holders to collections of additional interest on the underlying mortgage loans with anticipated repayment dates.

C. Pass-Through Rate	Each class of the series 2007-C7 certificates (other than the series 2007-C7 REMIC residual certificates and the class V certificates) will bear interest. The table on page S-7 of this prospectus supplement provides various information regarding the pass-through rate for each interest-bearing class of the series 2007-C7 certificates. Additionally, a more detailed description of the pass-through rate and/or how it will be calculated with respect to each interest-bearing class of the series 2007-C7 certificates is set forth under ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.

D. Weighted Average Life and Principal Window	The weighted average life of any class of series 2007-C7 principal balance certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors. The principal window for any class of series 2007-C7 principal balance certificates is the period during which the holders of those certificates will receive payments of principal. The weighted average life and principal window shown in the table on page S-7 of this prospectus supplement for each class of offered certificates, exclusive of the class X-CP and X-W certificates, were calculated based on the following assumptions with respect to each underlying mortgage loan—

•	the related borrower timely makes all payments on the mortgage loan,

•	if the mortgage loan has an anticipated repayment date (see ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties—Payment and Other Terms’’ below), the mortgage loan will be paid in full on that date, and

•	the mortgage loan will not otherwise be prepaid prior to stated maturity.

The weighted average life and principal window shown in the table on page S-7 of this prospectus supplement for each class of offered certificates, exclusive of the class X-CP and X-W certificates, were further calculated based on the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this prospectus supplement.

E. Ratings	The ratings shown in the table on page S-7 of this prospectus supplement for the offered certificates are those of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-7 of this prospectus supplement.

The ratings assigned to the respective classes of offered certificates will represent the likelihood of—

•	timely receipt by the holders of all interest to which they are entitled on each distribution date, and

•	except in the case of the class X-CP and X-W certificates, the ultimate receipt by the holders of all principal to which they are entitled by the applicable rated final distribution date described under ‘‘—Relevant Dates and Periods—Rated Final Distribution Date’’ below.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

Further, the ratings on the respective classes of offered certificates do not represent any assessment of: the tax attributes of the offered certificates; the likelihood, frequency or extent of receipt of principal prepayments; the extent to which interest payable on any class of offered certificates may be reduced in connection with prepayment interest shortfalls; the extent of receipt of prepayment premiums, yield maintenance charges, default interest or post-anticipated repayment date additional interest or the investors’ anticipated yield to maturity.

See ‘‘Ratings’’ in this prospectus supplement.

Relevant Parties

Issuing Entity	LB-UBS Commercial Mortgage Trust 2007-C7 will be the issuing entity for the series 2007-C7 securitization transaction. The issuing entity is sometimes referred to in this prospectus supplement and in the accompanying base prospectus as the ‘‘trust’’ or the ‘‘trust fund.’’ See ‘‘Transaction Participants—The Issuing Entity’’ in this prospectus supplement.

Depositor	We are Structured Asset Securities Corporation II, the depositor of the series 2007-C7 securitization transaction. We are a special purpose Delaware corporation. Our address is 745 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 526-7000. See ‘‘Transaction Participants—The Depositor’’ in the accompanying base prospectus and ‘‘Transaction Participants— The Depositor’’ in this prospectus supplement.

Sponsors	Lehman Brothers Holdings Inc., UBS Real Estate Securities Inc. and KeyBank National Association will be the sponsors of the series 2007-C7 securitization transaction. Lehman Brothers Holdings Inc. is our affiliate and an affiliate of Lehman Brothers Inc., one of the underwriters. UBS Real Estate Securities Inc. is an affiliate of UBS Securities LLC, one of the underwriters. KeyBank National Association is the parent of KeyCorp Real Estate Capital Markets, Inc., a primary servicer. See ‘‘Transaction Participants—The Sponsor’’ in the accompanying base prospectus and ‘‘Transaction Participants—The Sponsors’’ in this prospectus supplement.

Mortgage Loan Sellers	Each of Lehman Brothers Holdings Inc., UBS Real Estate Securities Inc. and KeyBank National Association will be, and an affiliate of Lehman Brothers Holdings Inc. may also be, a mortgage loan seller for the series 2007-C7 securitization transaction.

Initial Trustee	LaSalle Bank National Association, a national banking association, will act as the initial trustee on behalf of the series 2007-C7 certificateholders. See ‘‘Transaction Participants—The Trustees—The Initial Trustee’’ in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the underlying mortgage loans to the issuing entity, the trustee, on behalf of the series 2007-C7 certificateholders, will become the mortgagee of record under each underlying mortgage loan, subject to the discussion under ‘‘—Innkeepers Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Sears Tower Mortgagee of Record, Master Servicer and Special Servicer’’ below. The trustee will further be responsible for calculating the amount of principal and interest to be paid to, and making distributions to, the Series 2007-C7 certificateholders as described under ‘‘Transaction Participants—The Trustees—The Initial Trustee’’ and ‘‘Description of the Offered Certificates’’ in this prospectus supplement.

Initial Master Servicer	Wachovia Bank, National Association, a national banking association, will act as the initial master servicer with respect to the underlying mortgage loans, subject to the discussion under ‘‘—Innkeepers Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Sears Tower Mortgagee of Record, Master Servicer and Special Servicer’’ below. Wachovia Bank, National Association is an affiliate of Wachovia Capital Markets, LLC, one of the underwriters. See ‘‘Transaction Participants— The Servicers—The Initial Master Servicer’’ in this prospectus supplement.

Initial Special Servicer	LNR Partners, Inc., a Florida corporation, will act as the initial special servicer for the mortgage pool, subject to the discussion under ‘‘—Innkeepers Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Sears Tower Mortgagee of Record, Master Servicer and Special Servicer’’ below. See ‘‘Transaction Participants—The Servicers—The Initial Special Servicer’’ in this prospectus supplement.

Primary Servicer	KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, is expected to act as a sub-servicer with respect to certain underlying mortgage loans on behalf of the master servicer and, in such capacity, will primary service underlying mortgage loans representing 10.9% or more of the initial mortgage pool balance. KeyCorp Real Estate Capital Markets, Inc. is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers and a sponsor. See ‘‘Transaction Participants—The Servicers—KeyCorp Real Estate Capital Markets, Inc.’’ in this prospectus supplement.

Non-Trust Mortgage Loan Noteholders	Two (2) underlying mortgage loans, representing 14.6% of the initial mortgage pool balance, are each part of a loan combination, as described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement. A loan combination consists of two (2) or more cross-defaulted mortgage loans that are obligations of the same borrower(s) and secured by the same mortgage instrument(s) encumbering the same mortgaged real property or group of mortgaged real properties. However, not all of the mortgage loans comprising any particular loan combination will be transferred to the issuing entity. Any mortgage loan that is part of a loan combination, but is not an asset of the issuing entity, is sometimes referred to in this prospectus supplement as a non-trust mortgage loan. Pursuant to one or more co-lender or similar agreements with respect to each of the foregoing loan combinations, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of non-trust mortgage loans in the subject loan combination (acting together), may be granted various rights and powers with respect to the subject loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘Servicing of the Loan Combinations’’ in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees.

Innkeepers Portfolio Mortgagee of Record, Master Servicer and Special Servicer	The entire Innkeepers Portfolio loan combination (including the Innkeepers Portfolio underlying mortgage loan) is currently being—and, upon issuance of the series 2007-C7 certificates, will continue to be—serviced and administered pursuant to the series 2007-C6 pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6 commercial mortgage securitization, which provides for servicing arrangements that are similar but not identical to those under the series 2007-C7 pooling and servicing agreement. In that regard—

•	LaSalle Bank National Association is the trustee under the series 2007-C6 pooling and servicing agreement and will, in that capacity, be the mortgagee of record with respect to, and act as custodian for various loan documents relating to, the entire Innkeepers Portfolio loan combination (see

‘‘Transaction Participants—The Trustees—The Initial Outside Trustee’’ in this prospectus supplement);

•	Wachovia Bank, National Association, a national banking association, is the master servicer under the series 2007-C6 pooling and servicing agreement and will, in that capacity, be the initial master servicer for the entire Innkeepers Portfolio loan combination, subject to resignation or, solely in connection with an event of default, replacement pursuant to the terms of the series 2007-C6 pooling and servicing agreement. See ‘‘Transaction Participants—The Servicers—The Initial Outside Master Servicer’’ in this prospectus supplement; and

•	Midland Loan Services, Inc., a Delaware corporation, is the special servicer under the series 2007-C6 pooling and servicing agreement and will, in that capacity, be the initial special servicer for the entire Innkeepers Portfolio loan combination, subject to resignation or replacement pursuant to the terms of the series 2007-C6 pooling and servicing agreement, including replacement, without cause, by the holders of a majority interest in the controlling class of series 2007-C6 certificates or the series 2007-C7 controlling class representative. See ‘‘Transaction Participants—The Servicers—The Initial Outside Special Servicers’’ and ‘‘Description of the Mortgage Pool—Loan Combinations—The Innkeepers Portfolio Loan Combination’’ in this prospectus supplement.

Notwithstanding the foregoing, references in this prospectus supplement to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2007-C7 pooling and servicing agreement, unless the context clearly indicates otherwise.

Sears Tower Mortgagee of Record, Master Servicer and Special Servicer	The entire Sears Tower loan combination (including the Sears Tower underlying mortgage loan) is currently being—and, upon issuance of the series 2007-C7 certificates, will continue to be—serviced and administered pursuant to the series 2007-C2 pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2 commercial mortgage securitization, which provides for servicing arrangements that are similar but not identical to those under the series 2007-C7 pooling and servicing agreement. In that regard—

•	LaSalle Bank National Association, is the trustee under the series 2007-C2 pooling and servicing agreement and will, in that capacity, be the mortgagee of record with respect to, and act as custodian for various loan documents relating to, the entire Sears Tower loan combination. See ‘‘Transaction Participants—The Trustees—The Initial Outside Trustee’’ in this prospectus supplement;

•	Wachovia Bank, National Association, a national banking association, is the master servicer under the series 2007-C2 pooling and servicing agreement and will, in that capacity, be the initial master servicer for the entire Sears Tower loan combination, subject to resignation or, solely in connection with an event of default, replacement pursuant to the terms of the series 2007-C2 pooling and servicing agreement. See ‘‘Transaction Participants—The Servicers—The Initial Outside Master Servicer’’ in this prospectus supplement; and

•	LNR Partners, Inc., a Florida corporation, is the special servicer under the series 2007-C2 pooling and servicing agreement and will, in that capacity, be the initial special servicer for the entire Sears Tower loan combination, subject to resignation or replacement pursuant to the terms of the series 2007-C2 pooling and servicing agreement, including replacement, without cause, by the holders of a majority interest in a designated controlling class of series 2007-C2 certificates and by the holder of one or more junior non-trust mortgage loans included in the Sears Tower loan combination until the occurrence of a trigger event and then by the holders of all of the pari passu mortgage loans included in the Sears Tower loan combination acting together. See ‘‘Transaction Participants—The Servicers—The Initial Outside Special Servicers’’ and ‘‘Description of the Mortgage Pool—Loan Combinations—The Sears Tower Loan Combination’’ in this prospectus supplement.

Notwithstanding the foregoing, references in this prospectus supplement to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2007-C7 pooling and servicing agreement, unless the context clearly indicates otherwise.

Controlling Class of Certificateholders	The holders or beneficial owners of certificates representing a majority interest in a designated controlling class of the series 2007-C7 certificates will have, directly or acting through a designated representative, certain rights and powers under the series 2007-C7 pooling and servicing agreement, as described under ‘‘Risk Factors—The Interests of the Series 2007-C7 Controlling Class Certificateholders May be in Conflict with the Interests of the Offered Certificateholders’’ and ‘‘The Series 2007-C7 Pooling and Servicing Agreement—The Series 2007-C7 Controlling Class Representative’’ and ‘‘—Replacement of the Special Servicer’’ in this prospectus supplement.

Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2007-C7 certificateholders will be the holders of a non-offered class of series 2007-C7 certificates.

Summary of Transaction Parties

Relevant Dates and Periods

Cut-off Date	Two (2) mortgage loans that we intend to transfer to the issuing entity, representing 13.7% of the initial mortgage pool balance, were originated after November 12, 2007. Accordingly, references to ‘‘cut-off date’’ in this prospectus supplement mean, individually and collectively:

•	November 12, 2007, in the case of each underlying mortgage loan originated on or before that date; and

•	the related date of origination, in the case of each underlying mortgage loan originated after November 12, 2007.

All payments and collections received on the underlying mortgage loans after that cut-off date, excluding any payments or collections that represent amounts due on or before that cut-off date, will belong to the trust.

Two (2) underlying mortgage loans, representing 13.7% of the initial mortgage pool balance, each has its first due date in January 2008. In each such case, at the time of initial issuance of the series 2007-C7 certificates, the related mortgage loan seller will make a supplemental interest payment to the issuing entity to cover one month’s interest on the cut-off date principal balance of each of those underlying mortgage loans for the December 2007 distribution date. For purposes of calculating distributions on the series 2007-C7 certificates, those supplemental interest payments will be treated as if they were made by the respective borrowers.

Issue Date	The date of initial issuance for the offered certificates will be on or about November 30, 2007.

Distribution Frequency / Distribution Date	Payments on the offered certificates are scheduled to occur monthly, commencing in December 2007. During any given month, the distribution date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.

Record Date	The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the series 2007-C7 certificates at the close of business on each record date will be entitled to receive, on the following distribution date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

Collection Period	Amounts available for payment on the offered certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. In general, each collection period—

•	will relate to a particular distribution date,

•	will be approximately one month long,

•	will begin immediately after the prior collection period ends or, in the case of the first collection period, will begin on the day following the cut-off date, and

•	will end on a specified day of the same calendar month in which the related distribution date occurs or, if that specified day is not a business day, then on the immediately following business day.

However, the collection period for any distribution date for any underlying mortgage loan that is part of a loan combination may differ from the collection period with respect to the rest of the mortgage pool for that distribution date. Accordingly, there may be multiple collection periods with respect to each distribution date, such as (a) a collection period with respect to each underlying mortgage loan that is part of a loan combination, and (b) a collection period with respect to the rest of the mortgage pool, which collection periods will not necessarily coincide with each other.

Unless the context clearly indicates otherwise, references in any other portion of this prospectus supplement to ‘‘collection period’’ will mean, individually and collectively, as applicable, all of the foregoing collection periods for the subject distribution date.

Interest Accrual Period	The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for the offered certificates for any distribution date will be the period commencing on and including the 11th day of the month preceding the month in which that distribution date occurs and ending on and including the 10th day of the month in which that distribution date occurs. Interest will be calculated with respect to each class of offered certificates assuming that each year consists of twelve 30-day months.

Rated Final Distribution Date	The rated final distribution date for the respective classes of the offered certificates with principal balances is the distribution date in September 2045.

See ‘‘Ratings’’ in this prospectus supplement.

Description of the Offered Certificates

Registration and Denominations	We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X-CP and X-W certificates, $250,000 initial notional amount—and in any greater whole dollar denominations.

You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, and they will be registered in the name of Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under ‘‘Description of the Offered Certificates—Registration and Denominations’’ in this prospectus supplement and under ‘‘Description of the Certificates—Book-Entry Registration’’ in the accompanying base prospectus.

Payments

A. General	The trustee will make payments of interest and, except in the case of the class X-CL, X-CP and X-W certificates, principal with respect to the following classes of series 2007-C7 certificates, sequentially as follows:

1st	A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP and X-W
2nd	A-M
3rd	A-J
4th	B
5th	C
6th	D
7th	E
8th	F
9th	G
10th	H
11th	J
12th	K
13th	L
14th	M
15th	N
16th	P
17th	Q
18th	S
19th	T

Amounts allocable as interest and principal with respect to the non-trust mortgage loans will not be available to make payments of interest and/or principal with respect to the classes of series 2007-C7 certificates listed in the foregoing table.

The allocation of interest payments among the A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP and X-W classes is described under ‘‘—Payments—Payments of Interest’’ below. The series 2007-C7 REMIC residual certificates do not bear interest and do not entitle their respective holders to payments of interest.

The allocation of principal payments among the A-1, A-2, A-AB, A-3 and A-1A classes is described under ‘‘—Payments—Payments of Principal’’ below. The class X-CL, X-CP and X-W certificates, the series 2007-C7 REMIC residual certificates and the class V certificates do not have principal balances and do not entitle their respective holders to payments of principal.

See ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement.

B. Loan Groups	For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

•	a loan group 1 consisting of all of the underlying mortgage loans that are generally secured by property types other than multifamily and mobile home park, together with one underlying mortgage loan that is secured by a multifamily property; and

•	a loan group 2 consisting of all but one of the underlying mortgage loans that are generally secured by multifamily or mobile home park properties.

Loan group 1 will contain a total of 83 underlying mortgage loans that represent 91.6% of the initial mortgage pool balance, and loan group 2 will contain a total of 17 underlying mortgage loans that represent 8.4% of the initial mortgage pool balance. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this prospectus supplement.

As and to the extent described under ‘‘—Payments of Principal’’ and ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ below in this prospectus supplement, amounts collected with respect to loan group 2 will have a direct effect on distributions to the holders of the class A-1A certificates and amounts collected with respect to loan group 1 will have a direct effect on distributions to the holders of the class A-1, A-2, A-AB and A-3 certificates.

C. Payments of Interest	Each class of series 2007-C7 certificates (other than the series 2007-C7 REMIC residual certificates and the class V certificates) will bear interest. In each case, that interest will accrue during each applicable interest accrual period based upon—

•	the pass-through rate applicable for the particular class of series 2007-C7 certificates for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of the particular class of series 2007-C7 certificates outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months.

The class X-CP certificates will cease to accrue interest following the interest accrual period that ends in November 2014 or at such earlier time as the class A-1, A-2, A-AB, A-3, A-1A and A-M certificates are retired.

Interest payments with respect to the class A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP and X-W certificates are to be made concurrently:

•	in the case of the class A-1, A-2, A-AB and A-3 certificates, on a pro rata basis in accordance with the respective interest entitlements evidenced by those classes of series 2007-C7 certificates from available funds attributable to loan group 1;

•	in the case of the class A-1A certificates, from available funds attributable to loan group 2; and

•	in the case of the class X-CL, X-CP and X-W certificates, from available funds attributable to loan group 1 and/or loan group 2;

provided that, if the foregoing would result in a shortfall in the interest payment on any of the classes of series 2007-C7 certificates mentioned above in this sentence, then payments of interest will be made on those classes of series 2007-C7 certificates on a pro rata basis in accordance with the respective interest entitlements evidenced thereby, from available funds attributable to the entire mortgage pool; and provided, further, that the ‘‘available funds’’ referred to above in this sentence do not include amounts attributable to any non-trust mortgage loan.

The borrowers under the underlying mortgage loans are generally prohibited from making whole or partial voluntary prepayments that are not accompanied by a full month’s interest on the prepayment. If, however, a whole or partial voluntary prepayment—or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment—on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this prospectus supplement, the resulting shortfall, less—

•	the amount of the master servicing fee that would have been payable from that uncollected interest, and

•	in the case of a voluntary prepayment on a non-specially serviced mortgage loan, the applicable portion of the payment made by the master servicer (if any) to cover prepayment interest shortfalls resulting from the voluntary prepayments on non-specially serviced mortgage loans during the related collection period, will generally be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2007-C7 certificates, including the offered certificates, on a pro rata basis in accordance with the respective amounts of interest actually accrued on those classes during the corresponding interest accrual period.

On each distribution date, subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

See ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ and ‘‘—Payments—Priority of Payments’’ in this prospectus supplement.

D. Payments of Principal	Subject to available funds and the payment priority described under ‘‘—Payments—General’’ above, the holders of each class of offered certificates, other than the class X-CP and X-W certificates, will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

The total payments of principal to be made on the various classes of series 2007-C7 principal balance certificates on any distribution date will, in general, be a function of—

•	the amount of scheduled payments of principal due or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee; and

•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

However, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal otherwise available for distribution on the series 2007-C7 certificates, prior to being deemed reimbursed out of payments and other collections of interest otherwise available for distribution on the series 2007-C7 certificates. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (i.e., loan group 1 or loan group 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

The trustee is required to make payments of principal to the holders of the various classes of the series 2007-C7 principal balance certificates in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in loan group 1 or underlying mortgage loans in loan group 2.

On any distribution date, following the payment of interest with respect to the class A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP and X-W certificates, subject to the discussion under ‘‘—Payments—Amortization, Liquidation and Payment Triggers’’ below, the trustee will apply any remaining available funds to payments of principal with respect to the following classes of series 2007-C7 principal balance certificates in the following order and amounts:

•	first, with respect to the class A-1A certificates, up to the lesser of (a) that portion of the total distributable principal for the applicable distribution date attributable to loan group 2 and (b) the remaining total principal balance of that class;

•	second, with respect to the class A-AB certificates up to the lesser of (a) that portion of the total distributable principal for the applicable distribution date attributable to loan group 1 and, if the class A-1A certificates have been retired, the remaining portion of the total distributable principal for the applicable distribution date attributable to loan group 2 and (b) the amount necessary to reduce the total principal balance of that class to the scheduled total principal balance for that class set forth on Annex F to this prospectus supplement; and

•	then, with respect to the class A-1, A-2, A-AB, A-3 and A-1A certificates, in that order, in the case of each such class up to the lesser of (a) the remaining portion of the total distributable principal for the applicable distribution date attributable to loan group 1 and, if the class A-1A certificates have been retired, the remaining portion of the total distributable principal for the applicable distribution date attributable to loan group 2 and (b) the remaining total principal balance of the subject class;

After the class A-1, A-2, A-AB, A-3 and A-1A certificates have been retired, subject to available funds, payments of principal will be made with respect to the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates, in that order, in the case of each such class up to the lesser of (a) the remaining portion of the total distributable principal for the applicable distribution date attributable to the entire mortgage pool and (b) the remaining total principal balance of the subject class.

The class X-CL, X-CP, X-W and V certificates and the series 2007-C7 REMIC residual certificates do not have principal balances and do not entitle their holders to payments of principal.

See ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ in this prospectus supplement.

E. Amortization, Liquidation and Payment Triggers	Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates may be reduced to zero at a time when the class A-1, A-2, A-AB, A-3 and A-1A certificates, or any two or more classes of those certificates, remain outstanding. Under those circumstances, and in any event on the final distribution date, any payments of principal on the outstanding class A-1, A-2, A-AB, A-3 and A-1A certificates will be made among those classes of series 2007-C7 certificates on a pro rata basis in accordance with their respective total principal balances.

Also, specified parties may terminate the trust when the mortgage pool balance is reduced to less than approximately 1.0% of the initial total principal balance of the series 2007-C7 principal balance certificates, as described under ‘‘—Optional Termination’’ below.

F. Payments of Prepayment Premiums and Yield Maintenance Charges	If any prepayment premium or yield maintenance charge is collected on any of the underlying mortgage loans, then the trustee will pay that amount, net of any liquidation fee or workout fee payable in connection with the receipt thereof, in the proportions described under ‘‘Description of the Offered Certificates— Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement, to—

•	the holders of the class X-CL certificates;

•	the holders of the class X-CP certificates;

•	the holders of the class X-W certificates; and/or

•	the holders of any of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and/or K certificates that are then entitled to receive any principal payments with respect to the loan group that includes the prepaid mortgage loan.

Fees and Expenses	The amounts available for distribution on the series 2007-C7 certificates on any distribution date will generally be net of the following amounts:

Type / Recipient (1)	Amount	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, an interest strip that accrues at the related master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan. (2)	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period.	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s custodial account.	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers.	Monthly
Outside Master Servicing Fee / Applicable Master Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each of the Innkeepers Portfolio underlying mortgage loan and the Sears Tower underlying mortgage loan, an interest strip that accrues at the related outside master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on the subject outside serviced underlying mortgage loan. (3)	Monthly
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than the outside serviced underlying mortgage loans) that is being specially serviced or as to which the related mortgaged real property has become an REO property, an amount that, for any one-month period, will equal one-twelfth of the product of the annual special servicing fee rate, multiplied by the same principal amount on which interest accrues or is deemed to accrue from time to time on such mortgage loan. (4)	Monthly
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than the outside serviced underlying mortgage loans) that has been and continues to be worked out, an amount that will equal a workout fee rate of 1.0%, multiplied by each collection of interest (other than default interest and post-anticipated repayment date additional interest), principal and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.	Time to time

Type / Recipient (1)	Amount	Frequency
Liquidation Fee / Special Servicer	With respect to each specially serviced underlying mortgage loan (other than an outside serviced underlying mortgage loan) for which the special servicer obtains a full, partial or discounted payoff and with respect to each specially serviced underlying mortgage loan (other than an outside serviced underlying mortgage loan) and related REO property as to which the special servicer obtains any liquidation proceeds, with limited exceptions, an amount that will equal a liquidation fee rate of 1.0%, multiplied by the related payment or proceeds (exclusive of default interest and post-anticipated repayment date additional interest).	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO account.	Monthly
Outside Special Servicing Fee / Applicable Special Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each of the Innkeepers Portfolio underlying mortgage loan and the Sears Tower underlying mortgage loan, an interest rate strip that accrues at the related outside special servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on the subject outside serviced underlying mortgage loan.(3)	Monthly
Outside Serviced Trust Mortgage Loan Workout Fee and Liquidation Fee / Other Special Servicer of an Outside Serviced Underlying Mortgage Loan	With respect to each outside serviced underlying mortgage loan, the related liquidation fee and workout fee due and owing under the applicable outside servicing agreement are substantially identical to the corresponding fees under the series 2007-C7 pooling and servicing agreement, except that under the series 2007-C6 pooling and servicing agreement, pursuant to which the Innkeepers Portfolio underlying mortgage loan is serviced, the applicable liquidation fee rate and workout fee rate will each equal (i) 1.0% when the loan balance is less than $25,000,000 and (ii) 0.75% when the loan balance is greater than or equal to $25,000,000.	Time to Time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(5)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees, defeasance fees and similar fees actually collected on the underlying mortgage loans (other than the outside serviced underlying mortgage loans).	Monthly

Type / Recipient (1)	Amount	Frequency
	Late payment charges and default interest actually collected on any mortgage loan (and, in the case of an outside serviced underlying mortgage loan, passed-through to the issuing entity), but only to the extent such late payment charges and default interest are not otherwise applied to cover (i) interest on advances or (ii) additional trust fund expenses (in the case of a non-specially serviced mortgage loan, excluding special servicing fees, liquidation fees and workout fee, but in the case of any specially serviced mortgage loan, including such fees) with respect to the subject mortgage loan or mortgaged real property, which items either are then currently payable or were previously paid from collections on the mortgage pool and not previously reimbursed.	Time to time
Trustee Fee / Trustee	With respect to each and every underlying mortgage loan, an interest strip that accrues at the trustee fee rate on the stated principal balance of that mortgage loan from time to time. (6)	Monthly
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account.	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances. (7)	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding servicing advance. (8)	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances. (7)	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to a published prime rate, accrued on the amount of each outstanding P&I advance. (8)	Time to time
Indemnification Expenses / Depositor, Master Servicer, Special Servicer or Trustee and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the series 2007-C7 pooling and servicing agreement. (9)	Time to time
Servicing Advances, Interest on Servicing Advances, Indemnification Expenses / Master Servicer or Special Servicer of an Outside Serviced Underlying Mortgage Loan	Substantially the same as corresponding items under the series 2007-C7 pooling and servicing agreement. (10)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and be reimbursed for the same expenses of the master servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the series 2007-C7 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.
(2)	The master servicing fee rate payable under the series 2007-C7 pooling and servicing agreement for each outside serviced underlying mortgage loan will be 0.01% per annum. The master servicing fee payable under the series 2007-C7 pooling and servicing agreement for each other underlying mortgage loan will range, on a loan-by-loan basis, from 0.04% per annum to 0.12% per annum.
(3)	The outside master servicing fee rate for the Innkeepers Portfolio underlying mortgage loan will equal 0.01% per annum, and the outside special servicing fee rate for the Innkeepers Portfolio underlying mortgage loan will equal (i) 0.25% per annum when the loan balance is less than $25,000,000 and (ii) 0.15% per annum when the loan balance is greater than or equal to $25,000,000. The outside master servicing fee rate for the Sears Tower underlying mortgage loan will equal 0.01% per annum, and the outside special servicing fee rate for the Sears Tower underlying mortgage loan will equal 0.25% per annum.
(4)	The special servicing fee rate for each underlying mortgage loan (other than an outside serviced underlying mortgage loan) will equal 0.25% per annum.
(5)	Allocable between the master servicer and the special servicer as provided in the series 2007-C7 pooling and servicing agreement.
(6)	The trustee fee rate will equal 0.00049% per annum.
(7)	Reimbursable out of collections on the related underlying mortgage loan, except that advances that are determined not to be recoverable out of related collections will, in general, be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool.
(8)	In general, payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool.
(9)	Payable out of general collections on the mortgage pool. In general, none of the above specified persons is entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2007-C7 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2007-C7 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2007-C7 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2007-C7 pooling and servicing agreement, or allocable overhead.
(10)	To the extent related to the Innkeepers Portfolio loan combination or the Sears Tower loan combination, payable out of collections on the subject loan combination.

The foregoing fees and expenses will generally be payable prior to distribution on the series 2007-C7 certificates. Further information with respect to the foregoing fees and expenses, as well as additional expenses of the trust, including information regarding the general purpose of and the source of payment for those fees and expenses, is set forth under ‘‘Description of the Offered Certificates—Fees and Expenses’’ in this prospectus supplement.

If any underlying mortgage loan is part of a loan combination that includes a more junior non-trust mortgage loan, then special servicing compensation, interest on advances and various other unanticipated expenses will be paid first out of amounts otherwise allocable to that non-trust mortgage loan. If any underlying mortgage loan is part of a loan combination that includes a pari passu non-trust mortgage loan, then shortfalls due to interest on servicing advances and various other unanticipated expenses will be shared by the holder of that underlying mortgage loan and the holder(s) of the related pari passu non-trust mortgage loans.

Reductions of Certificate Principal Balances in Connection with Losses on the Underlying Mortgage Loans and Default-Related and Other Unanticipated Expenses	Because of losses on the underlying mortgage loans—including, for this purpose, advances that are reimbursed out of general collections on the mortgage pool because collections on the related underlying mortgage loan are determined to be insufficient to make such reimbursement—and/or default-related and other unanticipated expenses of the issuing entity, the total principal balance of the mortgage pool, net of outstanding advances of principal, may fall below the total principal balance of the series 2007-C7 principal balance certificates. If and to the extent that those losses on the underlying mortgage loans and/or expenses of the issuing entity cause such a deficit to exist following the payments made on the series 2007-C7 certificates on any distribution date, the total principal balances of the following classes of series 2007-C7 principal balance certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-M
19th	A-1, A-2, A-AB, A-3 and A-1A, pro rata by total principal balance

See ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

Reports to Certificateholders	On each distribution date, the trustee will provide or make available to the registered holders of the series 2007-C7 certificates a monthly report substantially in the form of Annex D to this prospectus supplement. The trustee’s report will detail, among other things, the payments made to the series 2007-C7 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

Upon reasonable prior notice, you may also review at the trustee’s offices during normal business hours a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans.

See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

Optional Termination	Specified parties to the transaction may terminate the trust by purchasing all of the mortgage loans and any foreclosure properties held by the trust, but only when the total principal balance of the mortgage pool, net of outstanding advances of principal, is less than 1.0% of the initial total principal balance of the series 2007-C7 principal balance certificates.

In addition, following the date on which the total principal balances of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F and G certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2007-C7 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2007-C7 pooling and servicing agreement, in connection with an exchange of all the remaining series 2007-C7 certificates for all the mortgage loans and foreclosure properties remaining in the trust fund at the time of exchange.

See ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement.

The Underlying Mortgage Loans and the Mortgaged Real Properties

General	In this section, ‘‘—The Underlying Mortgage Loans and the Mortgaged Real Properties,’’ we provide summary information with respect to the mortgage loans that we intend to transfer to the issuing entity. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

•	‘‘Risk Factors;’’

•	‘‘Description of the Mortgage Pool;’’

•	Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans;

•	Annex A-2—Certain Characteristics of the Mortgage Pool;

•	Annex A-3—Certain Characteristics of Loan Group 1;

•	Annex A-4—Certain Characteristics of Loan Group 2;

•	Annex A-5—Certain Monetary Terms of the Underlying Mortgage Loans;

•	Annex A-6—Certain Information Regarding Reserves; and

•	Annex B—Certain Information Regarding Multifamily Properties.

For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2007-C7 certificates will be divided into a loan group 1 and a loan group 2.

Loan group 1 will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with one underlying mortgage loan that is secured by a multifamily property. Loan group 1 will consist of 83 mortgage loans, with an initial loan group 1 balance of $2,905,125,301, representing approximately 91.6% of the initial mortgage pool balance.

Loan group 2 will consist of all but one of the underlying mortgage loans that are secured by multifamily or mobile home park properties. Loan group 2 will consist of 17 mortgage loans, with an initial loan group 2 balance of $265,119,627, representing approximately 8.4% of the initial mortgage pool balance. See Annex B—Certain Information Regarding Multifamily Properties.

When reviewing the information that we have included in this prospectus supplement, including the Annexes hereto, with respect to the mortgage loans that are to back the offered certificates, please note that—

•	All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

•	References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the underlying mortgage loans, references to the initial loan group 1 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group 1 and references to the initial loan group 2 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group 2. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans on Annex A-1 to this prospectus supplement.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances.

•	When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group 1 balance or the initial loan group 2 balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances.

•	With respect to each underlying mortgage loan that is part of a loan combination, unless the context clearly indicates otherwise, certain statistical information—in particular, information relating to debt service coverage ratios, loan-to-value ratios and loan amount per square foot or other unit of measurement—in this prospectus supplement is calculated in the following manner:

1.	with respect to the Innkeepers Portfolio underlying mortgage loan, taking into account the corresponding pari passu non-trust mortgage loan in the Innkeepers Portfolio loan combination; and

2.	with respect to the Sears Tower underlying mortgage loan, taking into account certain portions of the corresponding pari passu non-trust mortgage loan(s), but without regard to certain other portions of the corresponding pari passu non-trust mortgage loan(s) and further without regard to the corresponding subordinate non-trust mortgage loans(s) in the Sears Tower loan combination. Information relating to debt service coverage ratios, loan-to-value ratios and loan amount per square foot are, in the case of the Sears Tower underlying mortgage loan, calculated based on $510,000,000 of the corresponding pari passu A-notes, which is comprised of the $50,000,000 Sears Tower underlying mortgage loan and the proportionate share of each of the Sears Tower note A-1 non-trust loan ($255,000,000) and the Sears Tower note A-3 non-trust loan ($205,000,000).

See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan’’ and ‘‘—Loan Combinations’’ in this prospectus supplement.

•	If any of the underlying mortgage loans is secured by multiple real properties, then a portion of the subject mortgage loan has been allocated to each of those properties for purposes of presenting certain statistical information in this prospectus supplement.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group 1 or loan group 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group 1 and loan group 2. The general characteristics of each such loan group should also be analyzed when making an investment decision. See ‘‘—Additional Statistical Information’’ below.

•	Whenever we refer to a particular mortgaged real property, or mortgage loan, by name, unless the particular term is otherwise specifically defined, we mean the mortgaged real property, or the mortgage loan secured by the mortgaged real property, identified by that name on Annex A-1 to this prospectus supplement.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

It has been confirmed to us by S&P and/or Fitch that eight (8) of the mortgage loans that we intend to transfer to the issuing entity, representing 21.5% of the initial mortgage pool balance, each has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. Those mortgage loans are described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement.

Loan Combinations	Two (2) underlying mortgage loans, representing 14.6% of the initial mortgage pool balance, are, in each case, part of a loan combination comprised of two (2) or more cross-defaulted mortgage loans that are all (a) obligations of the same borrower(s) and (b) secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. However, not all of the mortgage loans comprising any particular loan combination will be transferred to the issuing entity. Any mortgage loan that is part of a loan combination, but is not transferred to the issuing entity, is sometimes referred to in this prospectus supplement as a non-trust mortgage loan.

The following underlying mortgage loans are each part of a loan combination:

Mortgaged Property Name (as identified on Annex A-1 to this Prospectus Supplement)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance of Related Pari Passu Non-Trust Loan(s)(1)	Original Principal Balance of Related Subordinate Non-Trust Loan(s)(2)
Innkeepers Portfolio	$412,701,271	13.0%	$412,701,271	N/A
Sears Tower	$50,000,000	1.6%	(3)	(3)
(1)	Reflects pari passu non-trust mortgage loans that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the subject loan combination.
(2)	Reflects subordinate non-trust mortgage loans that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a sequentially subordinate, but pro rata, basis with the related underlying mortgage loan and any related pari passu non-trust mortgage loan(s) in the subject loan combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject loan combination, entitled to payments of principal and interest, only following payment of all accrued interest (other than default interest) and the total outstanding principal balance of the related underlying mortgage loan and any related pari passu non-trust mortgage loan(s) in the subject loan combination.
(3)	The Sears Tower loan combination, totaling $780,000,000, is comprised of three pari passu A notes — the Sears Tower note A-1 non-trust loan of $340,000,000, the Sears Tower note A-2 loan combination of $66,670,000 and the Sears Tower note A-3 non-trust loan of $273,330,000 — and one or more subordinate B-note non-trust loans totaling $100,000,000. The Sears Tower note A-1 non-trust loan was contributed to the LB-UBS series 2007-C2 commercial mortgage securitization, the Sears Tower note A-3 non-trust loan is not included in the LB-UBS series 2007-C7 commercial mortgage securitization, and the Sears Tower note A-2 loan combination was bifurcated into a senior component of $50,000,000 (the Sears Tower underlying mortgage loan) and a junior component of $16,670,000 (the Sears Tower note A-2-B non-trust loan). The Sears Tower note A-1 non-trust loan is generally pari passu in right of payment with the Sears Tower underlying mortgage loan and the Sears Tower note A-2-B non-trust loan, collectively; the Sears Tower note A-3 non-trust loan is generally pari passu in right of payment with the Sears Tower underlying mortgage loan and the Sears Tower note A-2-B non-trust loan, collectively; the Sears Tower note A-2-B non-trust loan is generally subordinate in right of payment to the Sears Tower underlying mortgage loan; and the Sears Tower note B non-trust loan(s) is/are generally subordinate in right of payment to the Sears Tower note A-1 non-trust loan, the Sears Tower underlying mortgage loan, the Sears Tower note A-2-B non-trust loan and the Sears Tower note A-3 non-trust loan.

For a more detailed description of the priority of payments among the mortgage loans comprising each loan combination, see ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement.

As discussed above under ‘‘—Relevant Parties—Innkeepers Portfolio Mortgagee of Record, Master Servicer and Special Servicer’’ and ‘‘—Relevant Parties—Sears Tower Mortgagee of Record, Master Servicer and Special Servicer,’’ neither of the loan combinations will be serviced under the series 2007-C7 pooling and servicing agreement.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘Servicing of the Loan Combinations’’ in this prospectus supplement for a description of certain rights of the respective non-trust mortgage loan noteholders and/or their representatives and designees. See also ‘‘Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt and Some Borrowers Have Incurred, or are Permitted to Incur, Other Additional Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this prospectus supplement.

Acquisition of Mortgage Loans	On or prior to the date of initial issuance of the offered certificates, we will: (a) acquire the mortgage loans from (i) Lehman Brothers Holdings Inc. and/or an affiliate thereof; (ii) UBS Real Estate Securities Inc.; and (iii) KeyBank National Association; and (b) transfer the mortgage loans to the trust. Following the date of initial issuance of the series 2007-C7 certificates, no party will have the ability to add mortgage loans to the trust fund.

Payment and Other Terms	Each of the mortgage loans that we intend to transfer to the issuing entity is the obligation of a borrower to repay a specified sum with interest. Repayment of each of the mortgage loans that we intend to transfer to the issuing entity is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the definition of ‘‘Permitted Encumbrances’’ in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

All of the mortgage loans that we intend to transfer to the issuing entity are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

Each of the mortgage loans that we intend to transfer to the issuing entity currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. The mortgage interest rate for each underlying mortgage loan is, in the absence of default, fixed for the entire term of the loan, except with respect to the mortgage loans that have an anticipated repayment date, as described below. In addition, except for the mortgage loans that have an anticipated repayment date, as described below, none of the underlying mortgage loans provides for negative amortization or the deferral of interest payments.

Subject, in some cases, to a next business day convention—

•	52 of the mortgage loans that we intend to transfer to the issuing entity, representing 59.2% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the eleventh day of each month;

•	23 of the mortgage loans that we intend to transfer to the issuing entity, representing 23.6% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the ninth day of each month;

•	19 of the mortgage loans that we intend to transfer to the issuing entity, representing 10.9% of the initial mortgage pool balance, each provides for scheduled payments of principal and/or interest to be due on the first day of each month;

•	six (6) of the mortgage loans that we intend to transfer to the issuing entity, representing 6.3% of the initial mortgage pool balance, provides for scheduled payment of principal and/or interest on the tenth day of each month.

Ninety-six (96) of the mortgage loans that we intend to transfer to the issuing entity, representing 95.3% of the initial mortgage pool balance, of which 79 mortgage loans are in loan group 1, representing 94.9% of the initial loan group 1 balance, and 17 mortgage loans are in loan group 2, representing 100.0% of the initial loan group 2 balance, respectively, are balloon mortgage loans, which provide for:

•	either (a) amortization schedules that (i) are significantly longer than their respective remaining terms to stated maturity and (ii) in some cases, begin following the end of an initial interest-only period or (b) no amortization prior to stated maturity; and

•	a substantial balloon payment of principal on each of their respective maturity dates.

Nineteen (19) of the underlying mortgage loans identified in the prior paragraph, representing 50.9% of the initial mortgage pool balance, of which 15 mortgage loans are in loan group 1, representing 50.4% of the initial loan group 1 balance, and four (4) mortgage loans are in loan group 2, representing 57.1% of the initial loan group 2 balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 62 of the underlying mortgage loans, representing 41.0% of the initial mortgage pool balance, of which 49 mortgage loans are in loan group 1, representing 40.9% of the initial loan group 1 balance, and 13 mortgage loans are in loan group 2, representing 42.9% of the initial loan group 2 balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the related stated maturity date.

Three (3) of the mortgage loans that we intend to transfer to the issuing entity, representing 4.7% of the initial mortgage pool balance, all of which mortgage loans are in loan group 1, representing 5.1% of the initial loan group 1 balance, each provides material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date. We consider that date to be the anticipated repayment date for the related mortgage loan. There can be no assurance, however, that these incentives will result in the subject mortgage loan being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

1.	the calculation of interest at a rate per annum in excess of the initial mortgage interest rate, with payment of the additional interest accrued on the related principal balance in excess of interest at the initial mortgage interest rate, together with any compound interest accrued thereon, to be deferred until after the outstanding principal balance of the mortgage loan is paid in full; and

2.	the application of excess cash flow from the mortgaged real property, after debt service payments and any specified reserves or expenses have been funded or paid, to pay the principal amount of the mortgage loan, such payment of principal from excess cash flow to be in addition to the principal portion, if any, of the normal monthly debt service payment.

With respect to two of the underlying mortgage loans with anticipated repayment dates, representing 4.4% of the initial mortgage pool balance and 4.8% of the initial loan group 1 balance, payments of interest only are scheduled to be due on each due date until the related anticipated repayment date.

With respect to one of the underlying mortgage loans with anticipated repayment dates, representing 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, payments of interest only are scheduled to be due on each due date until the expiration of a designated interest only period that ends prior to the related anticipated repayment date.

One (1) of the mortgage loans that we intend to transfer to the issuing entity, representing 0.1% of the initial mortgage pool balance, 0.1% of the initial loan group 1 balance has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full on its maturity date.

Delinquency/Loss Information	None of the mortgage loans that we intend to transfer to the issuing entity were as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment, and there has been no forgiveness of interest or principal with respect to any of the mortgage loans that we intend to transfer to the issuing entity.

Prepayment Provisions	All of the mortgage loans that we intend to transfer to the issuing entity provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary prepayments are still prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance; and/or

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Advances of Delinquent Monthly Debt Service Payments	Except as described below in this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due or assumed due on the underlying mortgage loans, in each case net of related master servicing fees and workout fees (and, in the case of an outside serviced underlying mortgage loan, further net of any comparable fees payable for the subject mortgage loan pursuant to the governing servicing agreement). In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for that advance, together with interest at a published prime rate.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it or the special servicer determines will not be recoverable from proceeds of the related underlying mortgage loan.

Neither the master servicer nor the trustee will be required to make any advance of delinquent debt service payments with respect to any non-trust mortgage loan included in any of the loan combinations described in this prospectus supplement.

Subject to the discussions below regarding the outside serviced underlying mortgage loans, if there occurs or exists any of various specified adverse events or circumstances with respect to any underlying mortgage loan or the mortgaged real property for that mortgage loan, then a new appraisal—or, in cases involving underlying mortgage loans or mortgaged real properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property—must be obtained or conducted. If, based on that appraisal or other valuation, it is determined that—

•	the principal balance of, and other delinquent amounts due under, the subject underlying mortgage loan, exceed

•	an amount equal to—

1.	90% of the new appraised or estimated value of that real property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information, minus

2.	the amount of any obligations secured by liens on the property, which liens are prior to the lien of the mortgage loan, plus

3.	certain escrows and reserves and any letters of credit constituting additional security for the mortgage loan,

then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced. The reduction will be in generally the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Appraisal reduction amounts will not affect the principal portion of P&I advances.

The calculation of any appraisal reduction amount, as described above under this ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ section, in respect of the Innkeepers Portfolio underlying mortgage loan or the Sears Tower underlying mortgage loan will be calculated based on a formula set forth in, and an appraisal conducted in accordance with, the pooling and servicing agreement that governs the servicing thereof. In each case, such formula will take into account all of the mortgage loans comprising the related loan combination. The applicable servicer will determine whether an appraisal reduction amount exists with respect to the entire subject loan combination based on a calculation that generally treats the subject loan combination as if it was a single underlying mortgage loan. Any resulting appraisal reduction amount will be allocated among the mortgage loans in the loan combination, in general, first, to any related non-trust mortgage loan(s) that are subordinate and, then, to the related underlying mortgage loan or, if applicable, on a pro rata basis by balance, to the related pari passu non-trust mortgage loan(s) and the related underlying mortgage loan, as described in the definition of ‘‘Appraisal Reduction Amount’’ in the Glossary to this prospectus supplement. The amount of advances of interest on any of the underlying mortgage loans that are part of a loan combination will reflect any appraisal reduction amount allocable thereto.

See ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Advances—Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Required Appraisals,’’ ‘‘—Servicing Compensation and Payment of Expenses’’ and ‘‘Servicing of the Loan Combinations’’ in this prospectus supplement. See also ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus.

Removal of Underlying Mortgage Loans

A. Repurchase Due to Breach of Representation or Warranty	As of the date of initial issuance of the offered certificates, and subject to certain exceptions, we will make with respect to each underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates and each of UBS Real Estate Securities Inc. and KeyBank National Association will make with respect to each underlying mortgage loan contributed by it, the representations and warranties generally described under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this prospectus supplement. If there exists a material uncured breach of any of those representations and warranties, or if there exists a material uncured document omission with respect to any underlying mortgage loan, as discussed under ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ in this prospectus supplement, then we, in the case of a mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, or the related mortgage loan seller, in the case of a mortgage loan contributed by any mortgage loan seller other than Lehman Brothers Holdings Inc. or any of our other affiliates, may be required, under certain circumstances, to repurchase the affected mortgage loan at a price generally equal to the sum of (a) the unpaid principal balance of that mortgage loan at the time of purchase, (b) all unpaid interest, other than default interest, due with respect to that mortgage loan through the due date in the collection period of purchase, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made with respect to that mortgage loan, and (e) certain other amounts payable under the series 2007-C7 pooling and servicing agreement.

Notwithstanding the foregoing, the obligation to repurchase an underlying mortgage loan only arises if we are, or the applicable mortgage loan seller is, as the case may be, unable to cure the subject material breach or material document defect, as applicable, and we do not, or the applicable mortgage loan seller does not, as the case may be, exercise the option to instead pay an amount equal to the loss of value directly attributed to such material breach or material document omission (which amount may not cover the amount of actual losses and expenses incurred by the trust). The foregoing obligation to cure, pay loss of value or repurchase is further contingent on (i) us, in the case of an underlying mortgage loan contributed by Lehman Brothers Holdings Inc. or any of our other affiliates, or the related mortgage loan seller, in the case of an underlying mortgage loan contributed by any mortgage loan seller other than Lehman Brothers Holdings Inc. or any of our other affiliates, being notified of the subject breach or missing document and (ii) either (a) we, or the related mortgage loan seller, as the case may be, agreeing that, or (b) an arbitration panel making a binding determination that, a material breach or a material document omission, as applicable, exists.

See ‘‘Description of the Mortgage Pool—Representations and Warranties,’’ ‘‘—Assignment of the Underlying Mortgage Loans’’ and ‘‘—Cures and Repurchases’’ in this prospectus supplement.

B. Fair Value Option	Any single certificateholder or group of certificateholders with a majority interest in the series 2007-C7 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, at a price generally equal to the sum of (a) the outstanding principal balance of that mortgage loan, (b) all accrued and unpaid interest on that mortgage loan, other than default interest, (c) all unreimbursed servicing advances with respect to that mortgage loan, (d) all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and (e) any other amounts payable under the series 2007-C7 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. See ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Fair Value Option’’ in this prospectus supplement.

C. Other Purchase Options	The following third parties or their designees will have the option to purchase one or more underlying mortgage loans out of the trust, generally after such mortgage loan has become a specially serviced mortgage loan or otherwise satisfied the requisite default criteria:

•	with respect to each underlying mortgage loan that is part of a loan combination, pursuant to a related co-lender or similar agreement, the holder of a particular non-trust mortgage loan in the subject loan combination, or a group of holders of non-trust mortgage loans in the subject loan combination (acting together), may be granted the right to purchase the subject underlying mortgage loan, in each case under the circumstances described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement;

•	a mezzanine lender with respect to the borrower under an underlying mortgage loan may be entitled to purchase that mortgage loan upon the occurrence of a default thereunder or upon the transfer thereof to special servicing, pursuant to a purchase right as set forth in the related intercreditor agreement (see, for example, the discussion regarding several underlying mortgage loans with related mezzanine loans under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ and ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement); and

•	the City of Tustin, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 hereto as the District at Tustin Legacy Mortgage Loan, which mortgage loan represents 6.5% of the initial mortgage pool balance and 7.1% of the initial loan group 1 balance, may have the right to purchase the District at Tustin Legacy mortgage loan upon the occurrence of a default under a disposition and development agreement affecting the related borrower for a purchase price equal to all unpaid principal, interest, late fees and all other advances and amounts payable thereunder (exclusive of any defeasance or prepayment premium or default interest), subject to certain conditions set forth under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan—Disposition and Development—Remedies of the City of Tustin’’ in this prospectus supplement.

Additional Statistical Information

A. General Characteristics	The mortgage pool, loan group 1 and loan group 2 will have the following general characteristics as of the cut-off date:

	Mortgage Pool	Loan Group 1	Loan Group 2
Aggregate Cut-off Date Principal Balance	$3,170,244,927	$2,905,125,301	$265,119,627
Number of Loans	100	83	17
Number of Properties	157	136	21
Maximum Cut-off Date Principal Balance	$430,000,000	$430,000,000	$116,769,627
Minimum Cut-off Date Principal Balance	$1,078,208	$1,078,208	$2,600,000
Average Cut-off Date Principal Balance	$31,702,449	$35,001,510	$15,595,272
Maximum Mortgage Rate	6.9900%	6.9900%	6.9700%
Minimum Mortgage Rate	5.5400%	5.5400%	5.6100%
Weighted Average Mortgage Rate	6.3210%	6.3492%	6.0126%
Maximum Original Term to Maturity or Anticipated Repayment Date	180 months	180 months	120 months
Minimum Original Term to Maturity or Anticipated Repayment Date	60 months	60 months	60 months
Weighted Average Original Term to Maturity or Anticipated Repayment Date	114 months	116 months	86 months
Maximum Remaining Term to Maturity or Anticipated Repayment Date	180 months	180 months	119 months
Minimum Remaining Term to Maturity or Anticipated Repayment Date	56 months	57 months	56 months
Weighted Average Remaining Term to Maturity or Anticipated Repayment Date	112 months	115 months	82 months
Weighted Average Underwritten DSCR (NCF)	1.40x	1.42x	1.22x
Weighted Average Cut-off Date Underwritten DSCR (NCF)	1.47x	1.49x	1.30x
Weighted Average Cut-off Date LTV Ratio	63.7%	62.6%	75.4%

In reviewing the foregoing table, please note that:

•	The initial mortgage pool balance is subject to a permitted variance of plus or minus 5%. The initial loan group 1 balance and/or the initial loan group 2 balance will vary with any change in the initial mortgage pool balance.

•	Except as described below in the second succeeding bullet, the underwritten debt service coverage ratio for any mortgage loan that is to be transferred to the issuing entity is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that underlying mortgage loan on the first due date following the cut-off date or, if that mortgage loan is currently in an interest-only period that ends prior to maturity or the related anticipated repayment date, as applicable, on the first due date after the commencement of the scheduled amortization.

•	Except as described in the following bullet, the cut-off date loan-to-value ratio for any mortgage loan to be transferred to the issuing entity is equal to its cut-off date principal balance, divided by the estimated value of the related mortgaged real property as set forth in a related third-party appraisal dated as specified on Annex A-1 to this prospectus supplement.

•	The exceptions to the foregoing calculations of underwritten debt service coverage ratio and cut-off date loan-to-value ratio are as follows:

(1)	in the case of an underlying mortgage loan that provides for payments of interest only until the related stated maturity date or anticipated repayment date, as applicable, the calculation of underwritten debt service coverage ratio is based upon the actual interest-only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date; and

(2)	in the case of an underlying mortgage loan that is part of a loan combination (as set forth under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement), the underwritten debt service coverage ratio and the cut-off date loan-to-value ratio are, in general, each calculated: (a) in the case of the Innkeepers Portfolio underlying mortgage loan, taking into account the corresponding pari passu non-trust loan in the Innkeepers Portfolio loan combination; and (b) in the case of the Sears Tower underlying mortgage loan, taking into account certain portions of the Sears Tower note A-1 and note A-3 non-trust loans, but without regard to certain other portions of those non-trust loans and further without regard to the Sears Tower note A-2-B non-trust loan and the Sears Tower B-note non-trust loans.

•	Cut-off date underwritten debt service coverage ratio for any mortgage loan that is to be transferred to the issuing entity is equal to the underwritten debt service coverage ratio for that mortgage loan, calculated as described above, except that for any mortgage loan that provides for payments of interest only for a specified period ending prior to the related maturity date or anticipated repayment date, as applicable, the cut-off date underwritten debt service coverage ratio is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the sum of the actual interest-only payments (calculated in accordance with the related loan documents) that would accrue in respect of that underlying mortgage loan (or, in the case of an underlying mortgage loan that is part of a loan combination, that would accrue in respect of that underlying mortgage loan and all pari passu non-trust mortgage loans, if any, in the subject loan combination) during the 12-month period following the cut-off date based on the related cut-off date principal balance and mortgage interest rate.

•	In the case of many of the mortgage loans that we intend to transfer to the issuing entity, the calculation of underwritten annual net cash flow for the related mortgaged real property or properties—which is, in turn, used in the calculation of underwritten debt service coverage ratios—was based on certain assumptions regarding projected rental income and/or occupancy, as described under the definitions of Underwritten Net Cash Flow, Occupancy Percentage and Underwritten Debt Service Coverage Ratio, respectively, in the Glossary to this prospectus supplement.

B. Geographic Concentration	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated jurisdictions:

Jurisdiction	Number of Properties	% of Initial Mortgage Pool Balance
Florida	13	21.9%
New York	19	18.9%
California	18	13.5%
Texas	16	5.8%
Virginia	7	5.1%
Kansas	1	4.3%
Tennessee	7	4.2%
Arizona	4	3.3%

The remaining mortgaged real properties with respect to the mortgage pool are located throughout 24 other states. No more than 3.0% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other jurisdictions.

C. Property Types	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties predominantly operated for each indicated purpose:

Property Type	Number of Properties	% of Initial Mortgage Pool Balance
Retail	50	40.8%
Anchored Retail	37	22.8%
Regional Mall	2	16.5%
Unanchored Retail	11	1.5%
Office	18	28.6%
Hotel	51	17.4%
Multifamily(1)	25	9.1%
Industrial/Warehouse	7	3.0%
Parking Garage	1	0.6%
Self Storage	4	0.5%
Mixed Use	1	0.1%

(1)	‘‘Multifamily’’ includes mobile home park properties securing 0.2% of the initial mortgage pool balance.

D. Encumbered Interests	The table below shows the number of mortgage loans and the percentage of the initial mortgage pool balance represented thereby, that are secured by mortgaged real properties for which the whole or predominant encumbered interest is as indicated:

Encumbered Interest in the Mortgaged Real Property	Number of Loans	% of Initial Mortgage Pool Balance
Fee Simple(1)	93	92.8%
Leasehold	6	6.6%
Fee Simple/Leasehold	1	0.7%

(1)	With respect to one (1) such mortgaged real property, identified on Annex A-1 to this prospectus supplement as Ballston Tower, the subject property consists of air rights and does not include any land.

It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as ‘‘fee simple’’ in the chart above.

E.	Significant Underlying Mortgage Loans	The ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to transfer to the issuing entity collectively represent 67.3% of the initial mortgage pool balance. For a discussion of those ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement.

Legal and Investment Considerations

Federal Income Tax Consequences	The trustee or its agent will make elections to treat designated portions of the assets of the trust as one or more real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended. The foregoing REMICs will exclude collections of post-anticipated repayment date interest with respect to any underlying mortgage loan that remains outstanding past its anticipated repayment date, if applicable. Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

The offered certificates will be treated as regular interests in a REMIC. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust(s) referred to above.

For federal income tax reporting purposes, the class B, class C, class D, class E, class F, class X-CP and class X-W certificates will be issued with more than a de minimis amount of original issue discount, the class A-J certificates will be issued with a de minimis amount of original issue discount and the other classes of offered certificates will be issued without any original issue discount. Some of the offered certificates may be treated as having been issued at a premium. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment. When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2007-C7 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	each underlying mortgage loan with an anticipated repayment date will be paid in full on that date;

•	no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see ‘‘Federal Income Tax Consequences’’ in each of this prospectus supplement and the accompanying base prospectus.

ERISA	We anticipate that, subject to satisfaction of the conditions referred to under ‘‘ERISA Considerations’’ in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to—

•	Title I of the Employee Retirement Income Security Act of 1974, as amended, or

•	section 4975 of the Internal Revenue Code of 1986, as amended,

will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See ‘‘ERISA Considerations’’ in this prospectus supplement and in the accompanying base prospectus.

Legal Investment	Upon initial issuance, the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, X-CP and X-W certificates will be, and the class E and F certificates will not be, mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See, however, ‘‘Legal Investment’’ in this prospectus supplement and in the accompanying base prospectus.

Investment Considerations	The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans may affect the yield to maturity on your offered certificates. In the case of any offered certificate purchased at a discount from its principal balance, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificate purchased at a premium from its principal balance, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

In addition, if you are contemplating the purchase of class X-CP and/or X-W certificates, you should be aware that—

•	the yield to maturity on those certificates will be highly sensitive to the rate and timing of any principal prepayments and/or other early liquidations of the underlying mortgage loans;

•	a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield with respect to those certificates, and

•	an extremely rapid rate of prepayments and/or other liquidations of the underlying mortgage loans could result in a complete or partial loss of your initial investment with respect to those certificates.

The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the underlying mortgage loans with relatively lower net mortgage interest rates.

In addition, the pass-through rate for, and yield on, the class X-CP and X-W certificates will vary with changes in the relative sizes of the respective components that make up the total notional amount of the subject class. See ‘‘Description of the Offered Certificates—General’’ and ‘‘—Payments’’ in this prospectus supplement.

Holders of the class A-1, A-2, A-AB and A-3 certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2 and, only after the retirement of the class A-1, A-2, A-AB and A-3 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1.

See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement and in the accompanying base prospectus.

RISK FACTORS

The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.

You should consider the following factors, as well as those set forth under ‘‘Risk Factors’’ in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The ‘‘Risk Factors’’ section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

The Class A-M, A-J, B, C, D, E and F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-AB, A-3 and A-1A Certificates

If you purchase class A-M, A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series 2007-C7 certificates, including the A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP and X-W classes. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series 2007-C7 certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the series 2007-C7 certificates,

•	the order in which the principal balances of the respective classes of the series 2007-C7 principal balance certificates will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the trust.

See ‘‘Description of the Mortgage Pool’’ and ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,’’ ‘‘—Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates’’ and ‘‘—Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses’’ in the accompanying base prospectus.

The Offered Certificates Have Uncertain Yields to Maturity

The yields on your offered certificates will depend on—

•	the price you paid for your offered certificates, and

•	the rate, timing and amount of payments on your offered certificates.

The rate, timing and amount of payments on your offered certificates will depend on:

(a)	the pass-through rate for, and other payment terms of, your offered certificates;

(b)	the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(c)	the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

(d)	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

(e)	the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

(f)	servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

In general, the factors described in clauses (a) through (f) of the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-AB and A-3 certificates should be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group 1. Until the class A-1, A-2, A-AB and A-3 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group 2.

See ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2007-C7 Pooling and Servicing Agreement,’’ ‘‘Servicing of the Loan Combinations,’’ ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ and ‘‘Yield and Maturity Considerations’’ in this prospectus supplement. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ and ‘‘Yield and Maturity Considerations’’ in the accompanying base prospectus.

The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated

If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

Holders of the class A-1, A-2, A-AB and A-3 certificates will be affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2. Conversely, holders of the class A-1A certificates will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 2 and, only after the retirement of the class A-1, A-2, A-AB and A-3 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group 1.

If you purchase a class X-CP or X-W certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. A payment of principal in reduction of the total principal balance of any class of series 2007-C7 principal balance certificates will result in a reduction of the total notional amount of the class X-W certificates and may result in a reduction of the total notional amount of the class X-CP certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class X-CP and/or X-W certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by—

•	the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement,

•	the sale of defaulted underlying mortgage loans out of the trust in accordance with a fair value or other purchase option, and

•	the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement.

Prior to investing in the class X-CP and/or X-W certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class X-CP and X-W certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

The yield on offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rates for, and yields on, the class X-CP and X-W certificates will, in the case of each of those classes, vary with changes in the relative sizes of the respective components that make up the total notional amount of the subject class. See ‘‘Description of the Offered Certificates—General’’ and ‘‘—Payments’’ in this prospectus supplement.

The Interests of the Series 2007-C7 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders

The holders or beneficial owners of series 2007-C7 certificates representing a majority interest in the controlling class of series 2007-C7 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—The Series 2007-C7 Controlling Class Representative’’ in this prospectus supplement; and (b) replace the special servicer under the series 2007-C7 pooling and servicing agreement, as and to the extent and subject to satisfaction of the conditions described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this prospectus supplement. Among other things, the series 2007-C7 controlling class representative may direct the special servicer under the series 2007-C7 pooling and servicing agreement or other applicable servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties in the trust (other than the Innkeepers Portfolio underlying mortgage loan and the Sears Tower underlying mortgage loan) that the series 2007-C7 controlling class representative may consider advisable.

In the absence of significant losses on the underlying mortgage loans, the series 2007-C7 controlling class will be a non-offered class of series 2007-C7 certificates. The series 2007-C7 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series 2007-C7 controlling class representative will exercise its rights and powers on behalf of the series 2007-C7 controlling class certificateholders, and it will not be liable to any other class of series 2007-C7 certificateholders for so doing.

The Absence or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates

After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk Insurance Act of 2002, which was amended and extended by the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government currently covers 85% of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group’s prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $100 million for acts of terrorism occurring in 2007. The Terrorism Risk Insurance Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners’ multiperil. Although the Terrorism Risk Insurance Extension Act of 2005 will expire on December 31, 2007, the House of Representatives voted to pass the Terrorism Risk Insurance Revision and Extension Act of 2007, which, if passed, would (a) amend the Terrorism Risk Insurance Act of 2002 and (b) expire on December 31, 2022. The Senate Banking Committee voted to pass the Terrorism Risk Insurance Reauthorization Act of 2007 which would also (a) amend the Terrorism Risk Insurance Act of 2002, but (b) would expire on December 31, 2014. The full Senate has not yet voted on this bill.

The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an ‘‘act of terrorism’’ by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance Extension Act of 2005’s deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

With respect to most of the mortgage loans that we intend to transfer to the issuing entity, the related loan documents generally provide that either (a) the borrowers are generally required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that, in many instances, including in the case of many of the ten (10) largest mortgage loans described under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans’’ in this prospectus supplement and the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sears Tower, the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located), (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

In addition, with respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sears Tower, which mortgaged real property secures a mortgage loan which represents 1.6% of the initial mortgage pool balance and 1.7% of the initial loan group 1 balance, the related borrower has the right, subject to the satisfaction of certain conditions, to provide all or a portion of the insurance it is required to maintain under the related loan documents through an insurance company that is wholly owned by an affiliate of such related borrower, which is known as a ‘‘captive insurer’’. The related borrower currently maintains all property insurance for the property through a captive insurer. Such insurance company has been established in the District of Columbia and therefore is subject to the supervision of the District of Columbia Commissioner of Insurance and the insurance laws and regulations of the District of Columbia, and has been capitalized with an initial contribution of $3,000,000. In particular, such captive insurance company is subject to restrictions upon its licensors and delinquency proceedings instituted by the D.C. Commissioner of Insurance, which may result in delays or failures to pay under its policy covering the related mortgaged property. In addition, the related borrower may not have access to state guaranty funds in such an event. The loan documents require that the captive insurer re-insure its risk for losses other than those covered by the Terrorism Risk Insurance Extension Act of 2005. To the extent that such captive insurance company buys third party reinsurance coverage and the third party reinsurers fail to pay, the captive insurance company may not have sufficient funds to pay claims under the policy issued to the related borrower. Because such captive insurance company is a wholly owned subsidiary of an affiliate of the related borrower, to the extent that such affiliate becomes subject to a bankruptcy proceeding and the independent corporate existence of such captive insurance company is not respected, the assets of such captive insurance company could be applied to satisfy the claims of the creditors of such affiliate rather than the related borrower. In addition, the captive insurer is not able to satisfy insurance claims with its own capital and the captive insurance structure may result in additional delays in collecting insurance proceeds from the re-insurance carriers. Finally, there can be no assurances that the re-insurers will pay on their re-insurance agreements or that the federal government will make payments to the captive insurer under the Terrorism Risk Insurance Extension Act of 2005. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Property, Liability and Other Insurance’’ in this prospectus supplement.

In the case of some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available. In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2007-C7 certificates.

Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties

The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

•	retail;

•	office;

•	hotel;

•	multifamily;

•	industrial/warehouse;

•	parking garage;

•	self storage;

•	mobile home park; and

•	mixed use.

The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on—

•	the successful operation and value of the related mortgaged real property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged real property.

In addition certain of the mortgaged real properties that we intend to include in our trust may compete with other properties for business in the area of the subject property and/or the continued successful operation of certain mortgaged real properties may depend on the fact that there are no competing businesses located in the vicinity of the subject property.

See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ and ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Risks Associated with Condominium Ownership

With respect to three mortgage loans that we intend to transfer to the issuing entity, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Miami Center, Ritz Carlton Bachelor Gulch and Stoneridge III Office, which mortgage loans collectively represent 7.6% of the initial mortgage pool balance, 8.3% of the initial loan group 1 balance the related mortgaged real property consists of the borrower’s fee interest in one or more commercial condominium units. See ‘‘Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums’’ in the accompanying base prospectus for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s) and ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Miami Center Mortgage Loan’’ in this prospectus supplement.

The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default

All of the mortgage loans that we intend to transfer to the issuing entity are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse’’ in the accompanying base prospectus.

In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent on a Single Tenant or on One or a Few Major Tenants at the Related Mortgaged Real Property

In the case of 51 retail, office and/or industrial/warehouse mortgaged real properties, securing 13.1% of the initial mortgage pool balance and 14.3% of the initial loan group 1 balance, respectively, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property or properties. In the case of 23 of those 51 properties, securing 4.9% of the initial mortgage pool balance and 5.3% of the initial loan group 1 balance, respectively, the related borrower has leased the particular property to a single tenant that occupies 90% or more of the property. Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—The Successful Operation of a Multifamily or Commercial Property Depends on Tenants,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance’’ in the accompanying base prospectus.

Properties Are Subject to Rollover Risk

Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related underlying mortgage loans and, in some cases, significantly shorter. In those cases, although the subject mortgage loans were underwritten based on these in-place leases, there is no assurance that those leases will be renewed or replaced upon expiration, or that the net cash flow at the mortgaged real property will remain the same. For information on the lease terms for certain of the largest tenants at the mortgaged real properties securing the underlying mortgage loans, see ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in, and Annex A-1 to, this prospectus supplement.

In Certain Cases, Tenant Estoppels, Subordination, Non-Disturbance and Attornment Agreements, and Related Documentation Have Not Been Obtained

Although certain of the required estoppels, subordination, non-disturbance and attornment agreements, and related documentation from tenants at the mortgaged real properties have been obtained, such documentation may not have been obtained for all of the tenants. In such cases, there may be no assurance that the subject leases are in full force and effect, that there are no defaults thereunder and/or that subordination, attornment or nondisturbance protections exist for the existing tenant or any successor tenant, as applicable.

Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower’s Interests in Each of the Following Property Types—Retail, Office, Hotel and Multifamily

Fifty (50) of the mortgaged real properties, securing 40.8% of the initial mortgage pool balance and 44.5% of the initial loan group 1 balance, respectively, are primarily used for retail purposes. We consider: 37 of the subject retail properties, securing 22.8% of the initial mortgage pool balance and 24.9% of the initial loan group 1 balance, respectively, to be anchored, including shadow anchored and single tenants; two (2) of the subject retail properties, securing 16.5% of the initial mortgage pool balance and 18.0% of the initial loan group 1 balance, respectively, to be a regional mall; and 11 of the subject retail properties, securing 1.5% of the initial mortgage pool balance and 1.6% of the initial loan group 1 balance, respectively, to be unanchored retail. A number of factors may adversely affect the value and successful operation of a retail property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Retail Properties’’ in the accompanying base prospectus.

Eighteen (18) of the mortgaged real properties, securing 28.6% of the initial mortgage pool balance and 31.2% of the initial loan group 1 balance, respectively, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under ‘‘Risk Factors— The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Office Properties’’ in the accompanying base prospectus.

Fifty-one (51) of the mortgaged real properties, collectively securing 17.4% of the initial mortgage pool balance and 18.9% of the initial loan group 1 balance, respectively, are primarily used for hospitality purposes, such as hotels and motels. Some of those hospitality properties are operated under franchise agreements. A number of factors may adversely affect the value and successful operation of a hospitality property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Hospitality Properties’’ in the accompanying base prospectus.

Twenty-five (25) of the mortgaged real properties, securing 9.1% of the initial mortgage pool balance, 0.8% of the initial loan group 1 balance and 100.0% of the initial loan group 2 balance, respectively, are primarily used for multifamily rental purposes (including mobile home park properties securing 0.2% of the initial mortgage pool balance). Some of those multifamily properties are subject to rent control laws. A number of factors may adversely affect the value and successful operation of a multifamily property as discussed under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks—Multifamily Properties’’ in the accompanying base prospectus.

In general, the inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ in the accompanying base prospectus.

Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real Property

With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant’s right for the same space may have remedies under its lease due to such tenant’s inability to exercise such right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant’s operation violates such tenant’s exclusive use provision. In addition, certain leases of space at the related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

Options and Other Purchase Rights May Affect Value or Hinder Recovery With Respect to the Mortgaged Properties

The borrowers under certain of the underlying mortgage loans may have given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Purchase Options’’ in this prospectus supplement.

Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Each of Florida, New York and California and Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Properties Located in Texas and Virginia

The mortgaged real properties located in each of the following jurisdictions secure mortgage loans or allocated portions of mortgage loans that represent 5% or more of the initial mortgage pool balance:

Jurisdiction	Number of Properties	% of Initial Mortgage Pool Balance
Florida	13	21.9%
New York	19	18.9%
California	18	13.5%
Texas	16	5.8%
Virginia	7	5.1%

The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that jurisdiction. See ‘‘Risk Factors—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

Seven (7) of the mortgaged real properties, securing 9.2% of the initial mortgage pool balance and 10.0% of the initial loan group 1 balance, are located in southern California. The wildfires in Southern California that started on October 21, 2007 are reported to have destroyed an estimated 2,000 homes and other structures and, at one point, forced approximately 500,000 people to evacuate their homes. The fires, which are among the most widespread California has experienced, have burned more than 500,000 acres. According to news reports, losses are expected to exceed $1 billion. President Bush has declared Southern California a disaster area. As of November 1, 2007, the wildfires are reported to be under control. There can be no assurance that the fires did not damage or otherwise affect the mortgaged real properties or the areas in which such properties are located. In the event there was damage to a mortgaged real property, there can be no assurance that the insurance proceeds will be adequate to rebuild the mortgaged real property or to pay off the principal balance of the mortgage loan. Additionally, even if a mortgaged real property was not damaged by the fires, such mortgaged real property may experience near term loss of income and/or a decline in real property values as a result of the local and regional conditions, including the evacuation of residents and shuttering of homes and businesses, decreased traffic in the area of the mortgaged real property, the redirection and/or lack of availability of goods, manpower and other resources as well as a long-term loss of income or property values as a result of any decline in the local or regional population or other negative consequences as a result of these fires.

Of the 19 Mortgaged Real Properties Located in the State of New York, Eight (8) of Those Properties, Representing 16.8 Percent of the Initial Mortgage Pool Balance, Will Be Secured by Mortgage Liens on Real Properties Located in the City of New York; The Performance of Those Properties Will be Materially Dependent on the Strength of the Manhattan Economy and Office Leasing Market

Eight (8) of the mortgage loans that we intend to transfer to the issuing entity, representing 16.8% of the initial mortgage pool balance, of which seven (7) mortgage loans are in loan group 1, representing 17.9% of the initial loan group 1 balance, and one (1) mortgage loan is in loan group 2, representing 5.6% of the initial loan group 2 balance, respectively, are secured by mortgaged real properties located in the City of New York. The performance of those mortgaged real properties located in New York City will be dependent, perhaps to a material degree, on the strength of the Manhattan economy and office leasing market. This is true not only for office properties, but also for multifamily and retail properties, as those multifamily properties may provide housing to individuals that are employed in Manhattan and those retail properties may provide retail services to individuals and families employed in Manhattan. The Manhattan economy is dependent upon foreign and domestic businesses selecting New York City as the location in which to engage in trade, finance and business services. The level of economic growth in general and job growth in the foregoing sectors in particular will affect net absorption of office space and increases in office rental rates. The suburban New Jersey, New York and Connecticut markets could continue to compete for certain tenants with New York City. A weakening of the New York City office leasing market generally and the midtown New York City office leasing market in particular, may adversely affect the operation of some of the mortgaged real properties and lessen their market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, the resulting effect on the operations of any of the mortgaged real properties could adversely affect the amount and timing of payments on the related mortgage loans and consequently the amount and timing of distributions on the offered certificates.

The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment Dates

Ninety-six (96) of the mortgage loans that we intend to transfer to the issuing entity, representing 95.3% of the initial mortgage pool balance, of which 79 mortgage loans are in loan group 1, representing 94.9% of the initial loan group 1 balance, and 17 mortgage loans are in loan group 2, representing 100.0% of the initial loan group 2 balance, respectively, are balloon loans. Nineteen (19) of those balloon loans, representing 50.9% of the initial mortgage pool balance, of which 15 mortgage loans are in loan group 1, representing 50.4% of the initial loan group 1 balance, and four (4) mortgage loans are in loan group 2, representing 57.1% of the initial loan group 2 balance, respectively, are interest-only balloon loans. In addition, 62 of those balloon loans, representing 41.0% of the initial mortgage pool balance, of which 49 mortgage loans are in loan group 1, representing 40.9% of the initial loan group 1 balance, and 13 mortgage loans are in loan group 2, representing 42.9% of the initial loan group 2 balance, respectively, provide for payments of interest-only scheduled to be due on each due date until the expiration of a designated interest only period that ends prior to the related maturity date. Further, three (3) mortgage loans, representing 4.7% of the initial mortgage pool balance, all of which mortgage loans are in loan group 1, representing 5.1% of the initial loan group 1 balance, each provides material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. Two (2) of those mortgage loans with anticipated repayment dates, representing 4.4% of the initial mortgage pool balance, both of which are in loan group 1, representing 4.8% of the initial loan group 1 balance, provide for payments of interest-only scheduled to be due on each due date until the related anticipated repayment date, and one (1) of those mortgage loans with anticipated repayment dates, representing 0.2% of the initial mortgage pool balance, representing 0.2% of the initial loan group 1 balance, provides for payments of interest-only scheduled to be due on each due date until the expiration of a designated interest only period that ends prior to the related anticipated repayment date. The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan, on or before any related anticipated repayment date, in each case depends upon the borrower’s ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—There Is an Increased Risk of Default Associated with Balloon Payments’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans

The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be transferred to the issuing entity represent 48.4% of the initial mortgage pool balance, and the ten (10) largest mortgage loans and/or groups of cross-collateralized mortgage loans to be transferred to the issuing entity represent 67.3% of the initial mortgage pool balance. See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ and ‘‘—Significant Underlying Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors— Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying base prospectus.

The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending on a Leasehold Interest in Real Property is Riskier Than Lending on the Fee Interest in That Property

With respect to seven (7) of the mortgaged real properties, collectively securing 6.9% of the initial mortgage pool balance, all of which mortgage loans are in loan group 1, representing 7.5% of the initial loan group 1 balance, as identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds, the related mortgage loan is secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. Because of possible termination of the related lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related lease. Furthermore, the terms of certain leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Ground Lease’’ in this prospectus supplement. See also ‘‘Risk Factors—Lending on Ground Leases Creates Risks For Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property’’ and ‘‘Legal Aspects of Mortgage Loans— Foreclosure—Leasehold Considerations’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures

Some of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this prospectus supplement and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties May Not Comply with All Applicable Zoning Laws and/or Local Building Codes or with the Americans with Disabilities Act of 1990

Some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to transfer to the issuing entity do not have outstanding building code violations. Set forth in the following paragraphs are various examples of violations, non-compliance and other issues relating to zoning and/or land-use laws and ordinances, building codes and/or the Americans with Disabilities Act of 1990. There is no assurance in any of the cases described below that the related borrower or any other party has remedied or will remedy the subject violation, non-compliance or other issue. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information— Zoning and Building Code Compliance’’ in this prospectus supplement and ‘‘Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive’’ and ‘‘Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the accompanying base prospectus.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Aventura Mall, which mortgage loan represents 13.6% of the initial mortgage pool balance and 14.8% of the initial loan group 1 balance, a portion of such mortgaged real property includes a parcel leased to an affiliate of the related borrower that contains parking spaces. If (i) there is construction on the ground leased parcel or (ii) such ground leased parcel is released pursuant to the related mortgage loan documents, then there may be a deficiency in parking at the related mortgaged real property either as required by applicable zoning laws or pursuant to related leases. If (i) or (ii) above occurs, then the related borrower is required to enter into agreements with third parties to provide sufficient replacement parking spaces, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Aventura Mall Mortgage Loan—Partial Release’’ below in this prospectus supplement. There can be no assurance that the related borrower will enter into agreements with third parties to provide sufficient parking spaces.  There is also no assurance that there will be replacement parking at the related mortgaged real property, that such replacement parking will be conveniently located or that the cost of such replacement parking will not increase the expenses incurred by the related borrower.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Meyerland Plaza, which mortgage loan represents 2.9% of the initial mortgage pool balance and 3.2% of the initial loan group 1 balance, the zoning report with respect to such mortgaged real property indicates the parking at the related mortgaged real property is deficient 56 spaces.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Carlyle Apartments, which mortgage loan represents 0.4% of the initial mortgage pool balance and 5.1% of the initial loan group 2 balance, the related mortgaged real property does not comply with the current zoning requirements regarding off-street parking.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Stirling Bay, which mortgage loan represents 0.3% of the initial mortgage pool balance and 3.5% of the initial loan group 2 balance, the zoning report prepared for the related mortgaged real property indicates the parking at the related mortgaged real property is deficient one space.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Highland Grande Apartments, which mortgage loan represents 0.3% of the initial mortgage pool balance and 3.2% of the initial loan group 2 balance, the zoning report prepared for the related mortgaged real property indicates that it does not comply with the current zoning requirements regarding minimum dwelling unit size and maximum dwelling units per building.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Rosewood Village, which mortgage loan represents 0.2% of the initial mortgage pool balance and 2.8% of the initial loan group 2 balance, the parking at the related mortgaged real property is deficient 137 spaces. The related borrower executed an undertaking which provides that, at such time as the related borrower receives any written notification from any governmental authority having jurisdiction over the related mortgaged real property regarding any violation of applicable building, zoning or other municipal laws or ordinances arising out of any shortage of parking at the related mortgaged real property, the related borrower will provide sufficient striping in the parking lot at the related mortgaged real property to provide for such additional parking spaces as may be required by the governmental authority in accordance with applicable building, zoning or other municipal laws or ordinances.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Pleasant Run Apartments, which mortgage loan represents 0.2% of the initial mortgage pool balance and 2.7% of the initial loan group 2 balance, the zoning report with respect to such mortgaged real property indicates that such mortgaged real property is legal non-conforming because (i) the minimum square foot density requirement per dwelling at the related mortgaged real property is deficient 120 square feet with respect to each one-bedroom unit, (ii) the maximum allowed density at the related mortgaged real property is exceeded by eight units per acre (total site is 10 acres), and (iii) the parking at the related mortgaged real property is deficient five spaces.

Further, some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. If any of those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants, Which Presents a Greater Risk to the Trust Fund in the Event of the Bankruptcy or Insolvency of Any Such Borrower or Tenant

Ten (10) separate groups of mortgage loans that we intend to transfer to the issuing entity have borrowers that, in the case of each of those groups, are the same or under common control. Those ten (10) separate groups represent 5.4%, 1.0%, 0.9%, 0.7%, 0.7%, 0.3%, 0.3%, 0.3%, 0.2% and 0.2%, respectively, of the initial mortgage pool balance. See ‘‘Description of the Mortgage Pool—Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ in this prospectus supplement.

In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to transfer to the issuing entity. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm’s-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower.

The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance— Tenant Bankruptcy Adversely Affects Property Performance,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the

Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt and Some Borrowers Have Incurred, or are Permitted to Incur, Other Additional Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property

Two (2) mortgage loans that we intend to transfer to the issuing entity, which mortgage loans collectively represent 14.6% of the initial mortgage pool balance and 15.9% of the initial loan group 1 balance, are each part of a loan combination that includes one or more additional mortgage loans—not transferred to the issuing entity—that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. We provide a more detailed discussion of these loan combinations under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement, and we have included a table under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ that identifies each underlying mortgage loan that is part of a loan combination. See also ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan’’ in this prospectus supplement and ‘‘Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests’’ in the accompanying base prospectus.

One or more co-lender or similar agreements have been executed and delivered with respect to each of the loan combinations referred to in the prior paragraph. However, some provisions contained in a related co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable. If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a mortgagee’s claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee’s ability to recover with respect to the related borrower. See ‘‘Risk Factors—Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable’’ in the accompanying base prospectus.

In addition, with respect to three (3) underlying mortgage loans, which collectively represent 4.7% of the initial mortgage pool balance and 5.2% of the initial loan group 1 balance, the related borrower is permitted to incur additional secured debt subject to certain requirements specified in the related loan documents, including the achievement of specified loan to value and debt service coverage ratios and execution and delivery of a subordination and standstill agreement acceptable to the lender. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Legends at Village West Mortgage Loan—Permitted Subordinate Debt’’ and—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

The existence of additional secured indebtedness may adversely affect the borrower’s financial viability and/or the issuing entity’s security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

1.	refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

2.	reduced cash flow could result in deferred maintenance at the particular real property;

3.	if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

4.	if the mortgaged real property depreciates for whatever reason, the related borrower’s equity is more likely to be extinguished, thereby eliminating the related borrower’s incentive to continue making payments on its mortgage loan held by the issuing entity.

In addition, with respect to each of four (4) mortgage loans that we intend to transfer to the issuing entity, which mortgage loans collectively represent 11.8% of the initial mortgage pool balance (three (3) of which are in loan group 1, representing 8.9% of the initial loan group 1 balance, and one (1) of which is in loan group 2, representing 44.0% of the initial loan group 2 balance), the direct or indirect equity interests in the related borrowers and affiliates of the related borrowers have been pledged to secure related mezzanine and affiliate loans, in each case as described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Carnegie Hall Tower Portfolio Mortgage Loan— Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Nashville Multifamily Portfolio Mortgage Loan— Mezzanine Financing’’ and ‘‘—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

Further, with respect to each of 29 mortgage loans that we intend to transfer to the issuing entity, which mortgage loans collectively represent 73.6% of the initial mortgage pool balance, 79.6% of the initial loan group 1 balance and 7.3% of the initial loan group 2 balance, respectively, the equity holders of the borrower have a right to obtain mezzanine or affiliate financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The Aventura Mall Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Carnegie Hall Tower Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Miami Center Mortgage Loan—Permitted Mezzanine Financing,’’ ‘‘—Significant Underlying Mortgage Loans—The Meyerland Plaza Mortgage Loan—Permitted Mezzanine Financing’’ and ‘‘—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

It is also possible that, in the case of some of the other mortgage loans that we intend to transfer to the issuing entity, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine or affiliate debt.

Mezzanine debt is secured by the principal’s direct ownership interest in the related borrower. Affiliate debt is secured by an entity’s indirect ownership interest in the related borrower. While a mezzanine or affiliate debt lender has no security interest in or rights to the related mortgaged real properties, a default under the subject mezzanine or affiliate loan could cause a change in control of the related borrower. Mezzanine and/or affiliate financing reduces the subject principal’s indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

Under certain of the underlying mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the related mortgaged real property or interests in the related borrower. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of those borrowers may have already incurred additional debt.

See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘—Additional Loan and Property Information— Other Financing’’ in this prospectus supplement.

Certain Borrower Covenants May Affect That Borrower’s Available Cash Flow

Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower’s available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

With respect to certain of the mortgaged real properties, there may be restrictive covenants in place as to the use of such property or as to the ability of the related borrower to convert such property to alternative or more profitable uses in a changing economic climate. The inability to convert any such mortgaged real property to an alternate use in the event the operation of the related property as it is currently used was determined to be unprofitable may have an adverse effect on payments under the related underlying mortgage loan.

For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as District at Tustin Legacy, representing 6.5% of the initial mortgage pool balance and 7.1% of the initial loan group 1 balance, the related borrower has certain obligations that may adversely affect the borrower’s available cash flow and there are restrictive covenants in place that may adversely affect the value of that mortgage loan or the related mortgaged real property, as further described under ‘‘—Certain Risks Related to the District at Tustin Legacy Mortgage Loan’’ below. In addition, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Ritz Carlton Bachelor Gulch, representing 1.9% of the initial mortgage pool balance and 2.1% of the initial loan group 1 balance, there are deed restrictions in place, as further described under ‘‘—Certain Risks Related to the Ritz Carlton Bachelor Gulch Mortgage Loan’’ below

Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities

The business activities of the borrowers under many of the underlying mortgage loans with cut-off date principal balances below $5,000,000—and under certain of the underlying mortgage loans with cut-off date principal balances above $5,000,000—are not, or previously have not been, limited to owning their respective mortgaged real properties and therefore those borrowers are not structured to reduce the likelihood of becoming bankrupt. In addition, some of the other borrowers that are structured to reduce the likelihood of bankruptcy may not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities (including, but not limited to, those described above) may have been in existence and conducting business prior to the origination of the related underlying mortgage loan, may own other property that is not part of the collateral for such mortgage loan and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of some or all of such borrowers do not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related underlying mortgage loan. In addition, the related mortgage loan documents and/or organizational documents of some of such borrowers expressly permit such borrowers to incur or contemplate that such borrowers will incur customary trade debt, equipment financing and/or other additional financing as described under ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as District at Tustin Legacy, which mortgage loan has a cut-off date principal balance of $206,000,000 and represents 6.5% of the initial mortgage pool balance and 7.1% of the initial loan group 1 balance, the related borrower is a recycled special purpose entity that has certain obligations and rights with respect to property that does not constitute part of the related mortgaged real property. Among other things, the borrower is the owner of a subleasehold interest in an adjacent property (which is not part of the collateral for the mortgage loan), has certain obligations and rights to acquire additional specified adjacent properties, has obligations to complete certain work and improvements on off-site properties (which are not part of the collateral for this mortgage loan) and has a right to receive up to $46,000,000 in reimbursements related to the completion of such work and improvements. Further, neither the District at Tustin Legacy mortgage loan documents nor the organizational documents for the District at Tustin Legacy borrower require independent directors for the borrower (or any constituent entity that is required to be a special purpose entity). See ‘‘—Certain Risks Related to the District at Tustin Legacy Mortgage Loan’’ below and ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan’’ in this prospectus supplement. There are other underlying mortgage loans with principal balances in excess of $5,000,000 where the related borrower (a) is not required to be a special purpose entity and/or (b) has obligations or owns other assets unrelated to the subject related mortgaged real property.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be either operating entities (with businesses distinct from the operation of the property and with the associated liabilities and risks of operating an ongoing business) or individuals that have personal liabilities unrelated to the property. However, any borrower (even an entity structured to be bankruptcy-remote), as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or against such corporate or individual general partner or managing member of a borrower.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on the offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of the offered certificates. There are certain underlying mortgage loans, some of which have principal balances greater than $25,000,000, as to which no opinion of counsel regarding non-consolidation was obtained.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Tenancies in Common May Hinder Recovery

Certain of the mortgage loans that we intend to transfer to the issuing entity have borrowers that own the related mortgaged real properties as tenants-in-common or permit the transfer of more than 49% of the direct or indirect equity interests in the related borrower into a tenant-in-common form of ownership. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). In order to reduce the likelihood of a partition action, certain tenant-in-common borrowers have waived their partition rights, however, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more other tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan.

In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases.

The mortgaged real properties identified on Annex A-1 to this prospectus supplement as Fairfield Shopping Center, Hamilton Business Center, Century Park III, Quality Inn—Laurel and Noah’s Ark Self Storage, respectively, which mortgaged real properties secure mortgage loans that collectively represent 2.1% of the initial mortgage pool balance and 2.3% of the initial loan group 1 balance, are owned by tenant-in-common borrowers. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals.

See ‘‘Risk Factors—The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery’’ in the accompanying base prospectus.

Operating or Master Leases May Hinder Recovery

The underlying mortgaged real properties securing certain of the mortgage loans that we intend to transfer to the issuing entity may be subject to an operating lease or master lease with an entity that is not a party to the mortgage loan documents but may be an affiliate of the related borrower. Upon a foreclosure of the related mortgage loan, the lessee under the related operating lease or master lease, as applicable, may have certain rights that could hinder or delay a lender’s ability to foreclose on or dispose of the related mortgaged real property. In addition, with respect to certain underlying mortgage loans for which the related mortgaged real property or a portion thereof is subject to a master lease, the underwriting may have taken into account payments under the master lease, whether or not the property generated income from or was subject to leases with third-party tenants. In any event where a mortgaged real property securing a mortgage loan in our trust is subject to a master lease, there can be no assurance that there will be sufficient cash flow generated by the property to enable the master lessee to comply with its payment obligations under the master lease and any deficiency in cash flow could adversely affect payments on the offered certificates.

For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Aventura Mall, which mortgage loan represents 13.6% of the initial mortgage pool balance and 14.8% of the initial loan group 1 balance, a portion of that mortgaged real property is subject to a master lease between the related borrower and certain affiliates of that borrower, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Aventura Mall Mortgage Loan—Master Lease’’ below in this prospectus supplement.

With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Innkeepers Portfolio, which mortgage loan represents 13.0% of the initial mortgage pool balance and 14.2% of the initial loan group 1 balance, each individual related mortgaged real property is subject to an operating lease between the applicable related borrower, which is the fee or leasehold owner of such property, and a special purpose entity, which is an affiliate of the Innkeepers Portfolio borrowers, as further described under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Operating Leases’’ in this prospectus supplement.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 945 Goethals Drive, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.3% of the initial loan group 1 balance, affiliates of the sponsor of the borrower have entered into operating leases with respect to approximately 75% of the rentable area at the related mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Century Park III, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, the sponsors of the borrower have entered into a master lease with respect to approximately 20% of the rentable area at the related mortgaged real property at a specified rent through the earliest to occur of (i) the payment in full of the underlying mortgage loan, or (ii) the mortgaged property achieving an occupancy rate, excluding the master lease, of not less than 92.4%, with an average lease rate of not less than $18.50 per square foot and an average lease term of not less than five years.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Burma Commerce Park, which mortgage loan represents 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, an affiliate of the sponsor of the borrower has entered into operating leases with respect to approximately 61% of the rentable area at the related mortgaged real property.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 21609 North 12th Avenue, which mortgage loan represents 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, the sponsors of the related borrower have entered into a springing master lease with respect to approximately 35.2% of the rentable area at the related mortgaged real property at a specified rent through the earliest to occur of (i) the payment of the loan in full, (ii) the annual rent pursuant to one or more acceptable leases equals or exceeds a specified amount, and (iii) November 8, 2017.

There are other mortgaged real properties as to which such property or a portion thereof is subject to a master lease or operating lease and certain master leases with respect to the largest three tenants at a subject mortgaged real property are identified on Annex A-1 to this prospectus supplement.

Changes in Mortgage Pool Composition Can Change the Nature of Your Investment

In general, if you purchase class X-CP or X-W certificates, or if you purchase any offered certificates that have a relatively longer weighted average life, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See ‘‘Risk Factors—Changes in Pool Composition Will Change the Nature of Your Investment’’ in the accompanying base prospectus.

Lending on Income-Producing Real Properties Entails Environmental Risks

The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

With respect to each of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity, a third-party consultant performed a Phase I environmental site assessment in connection with the origination of the subject mortgage loan. All of the resulting environmental reports were prepared during the 12-month period preceding the cut-off date, other than the environmental reports relating to the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Sears Tower, 101 West Avenue, Spanish Springs Shopping Center and Highland Grande Apartments, collectively securing mortgage loans representing 2.7% of the initial mortgage pool balance, 2.6% of the initial loan group 1 balance and 3.2% of the initial loan group 2 balance, which reports were prepared during the 19-month period preceding the cut-off date. In addition, with respect to four (4) mortgaged real properties, collectively securing mortgage loans representing 0.8% of the initial mortgage pool balance and 0.9% of the initial loan group 1 balance, a Phase II Environmental site assessment was performed within the 12-month period preceding the cut-off date.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. The historical uses of some mortgaged real properties may have resulted in a greater number of adverse or potentially adverse environmental conditions that are significant and could result in a claim for damages or remedial liability. Except as noted below, in the case of such mortgaged real properties, an environmental consultant has not recommended any further remedial action. However, there can be no assurance that the historic uses will not result in a claim for damages or remedial liability.

In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where a material amount of asbestos-containing materials or lead-based paint was present above actionable levels or mold or suspect mold was identified, the environmental consultant generally recommended, and the related loan documents generally required—

•	the continuation or the establishment of an operation and maintenance plan to address the issue, or

•	the implementation of a remediation or mitigation program to address the issue;

provided that, in lieu of the actions contemplated by the preceding two bullets, an indemnity or a guaranty from an individual or an entity for, or an environmental insurance policy against, losses, costs and damages resulting from the required remediation or abatement of asbestos-containing materials, mold and/or lead-based paint, may have been required to be delivered.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property, then:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

•	a responsible third party was identified as being responsible for the remediation; or

•	the related originator of the subject underlying mortgage loan generally required the related borrower:

(a)	to take investigative and/or remedial action; or

(b)	to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount generally equal to 125% of the estimated cost of obtaining that plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

Some borrowers under the subject underlying mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

In certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. Such assessment generally indicated, however, that:

•	the mortgaged real property had not been affected or had been minimally affected,

•	the potential for the problem to affect the mortgaged real property was limited, or

•	a person responsible for remediation had been identified.

Where such problems posed a material adverse impact to a related mortgaged real property, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified, an indemnity was obtained, environmental insurance was obtained and/or some confirmation was sought that a responsible party was undertaking appropriate measures at the problem site.

The following paragraphs identify various environmental issues affecting properties that secure the underlying mortgage loans.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as District at Tustin Legacy, which mortgage loan represents 6.5% of the initial mortgage pool balance and 7.1% of the initial loan group 1 balance, the mortgaged real property is part of the former Tustin Marine Corps Air Station, a base of approximately 1,600 acres which was selected for closure under the federal Base Realignment and Closure Program and decommissioned in 1999. In 2001, the Department of Navy issued a finding of suitability for transfer and a finding of suitability for lease for approximately two-thirds of the original base, and conveyed or leased this two-thirds of the original base to the City of Tustin, which in turn has conveyed or leased approximately 87 of these acres, including the mortgaged real property, to the related borrower. The City of Tustin has made no representations or warranties to the District at Tustin Legacy borrower with respect to the environmental conditions of the mortgaged real property and has required indemnities from such borrower for those conditions. The District at Tustin Legacy borrower leases a portion of a shopping center located on the former base, which may not be conveyed in fee or mortgaged in any manner until remediation is complete. The mortgaged real property was conveyed by a deed from the Department of Navy to the City of Tustin on May 14, 2002, which deed contains a warranty that runs to the benefit of the successors and assigns of the City of Tustin, including the District at Tustin Legacy borrower, that all remedial action necessary to protect the public health has been completed before the date of conveyance and any additional remediation necessary after the date of conveyance will be undertaken by the federal government. The deed also obligates the federal government to indemnify owners or operators and their successors and assigns from any claims or losses resulting from a release or threatened release of any hazardous substances, pollutant or contaminant from historic base operations. The mortgaged real property is subject to a development agreement which sets forth the parameters for acceptable redevelopment and contains a declaration of special restrictions. Pursuant to the development agreement entered into between the City of Tustin and the District at Tustin Legacy borrower, the borrower has purchased a pollution legal liability insurance policy from an insurance provider that has an A+ rating from AM Best and S&P, but which is not licensed by California and is therefore not subject to its solvency requirements. Coverage under this insurance policy is limited to $10 million and expires in 2015. Remediation at the mortgaged real property has been determined to be complete by regulatory agencies having jurisdiction. Although the deed obligates the federal government to address any additional environmental conditions arising out of historic base operations, there can be no assurances that the federal government will address such conditions in a time and manner consistent with either applicable or anticipated development plans for the mortgaged real property. Additionally, there can be no assurances that the aforementioned pollution legal liability insurance policy will provide coverage for claims arising out of environmental conditions related to historic base operations.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Leeds Park, which mortgage loan represents 1.4% of the initial mortgage pool balance and 1.6% of the initial loan group 1 balance, according to the environmental site assessment, the mortgaged property has been impacted by historical operations, and several documented underground storage tanks were located on the property. In addition, an environmental site assessment completed in 2005 identified an abandoned lagoon, above-ground storage tanks and groundwater monitoring wells on the property. One 400,000-gallon above-ground storage tank formerly located on an adjacent parcel and the wastewater discharged into the lagoon was determined to have impacted the subject site with petroleum constituents. The local agency stated that a formal no further action ruling could not be issued because metals and volatile organics were identified above action levels, but did not require further remedial actions. The local agency indicated that closure could be obtained if target compounds are shown to be below action levels for two to four consecutive sampling periods. The environmental consultant estimated that it will cost between $20,000 and $30,000 to obtain closure and a no further action letter with respect to this matter. There can be no assurance that such closure will be obtained or that further remedial action will not be required with respect to these matters. Although an environmental reserve in the amount of $30,000 was taken at origination of the mortgage loan, there is no assurance that the amount in such environmental reserve will be sufficient to cover any liability sustained by the related borrower. In addition, the prior owner, which entity is currently the largest tenant of the property, has agreed to be the responsible party for remedial action and indemnify the borrower and its successors and/or assigns for any costs related thereto for a period of approximately five years from the origination of the related mortgage loan. There is no assurance that the prior owner will perform under the indemnification it provided in connection with the aforementioned litigation or that, if it does perform, the funds recovered will be sufficient to cover any liability sustained by the trust in respect of the subject litigation. In addition, according to the environmental consultant, samples taken in August of 2007 indicated target compounds below action levels.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Soundview Marketplace, which mortgage loan represents 0.7% of the initial mortgage pool balance and 0.7% of the initial loan group 1 balance, the environmental consultant identified contamination above groundwater standards associated with dry cleaning chemicals from the previous use of a portion of the property. Based upon analytical results, the environmental consultant concluded that the contamination is in the form of chloroform and trichloroethene contaminants and is associated with a past spill, which naturally attenuated. In addition, according to the environmental consultant, samples taken in August of 2007 indicated target compounds below action levels. The environmental consultant recommended certain remedial actions be considered and approved by the New York State Department of Environmental Conservation. Although the prior owner of the related property provided an indemnification with respect to any damages associated with the contaminations to the related loan seller and one of the sponsors and agreed to pay for all remediation at the property, there can be no assurance that the prior owner will complete the remedial action, that the indemnification will be enforceable or that the prior owner will have sufficient funds to complete the remedial action or provide indemnification.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 21-25 West 20th Street, which mortgage loan represents 0.6% of the initial mortgage pool balance and 0.6% of the initial loan group 1 balance, historical records and previous environmental reports indicated that seven gasoline underground storage tanks were present on the property through 1986 due to the historic use of the property as a gas station and automobile repair facility. Five of the underground storage tanks were reportedly removed from beneath the basement of the subject building and the other two underground storage tanks were reportedly closed in place beneath the paved parking area. Soil and groundwater sampling conducted on-site indicated elevated levels of gasoline constituents. Prior reports also noted that the remedial action began on-site in 1996. The remedial actions included excavating an area of the subject building basement, removing contaminated soil and disposing of it off-site. The environmental consultant estimated that approximately 80 cubic yards of soil is required to be removed, at a cost of approximately $60,296. The most recent sampling results, in June 2004, indicated that target compounds have decreased over time. Although the tenant is obligated to complete the remediation pursuant to its lease and the related borrower and sponsor have covenanted to complete such remediation in the event the lease terminates or the tenant defaults on its obligation to complete the remediation, there can be no assurance that the remediation will actually be completed or that additional remedial actions will not be found necessary.

With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Comfort Inn and Country Inn Portfolio, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, according to a former Phase II performed in 1988 with respect to the Comfort Inn property, the adjacent property to the west contributed to groundwater contamination beneath the mortgaged property as the result of a spill that occurred in 1971 from former gasoline underground storage tanks. Remediation occurred between 1971 and 1973 under the oversight of the Maine Department of Environmental Protection. The Maine Department of Environmental Protection issued a letter to the environmental review consultant indicating that based on the foreknowledge of former spills below action levels, contamination results and the use of city water for the site and adjoining sites, it is unlikely that clean-up efforts would be required pursuant to the current standards. There can be no assurance, however, that contamination levels above action level will not be detected in the future or that clean-up efforts will not be necessary in the future.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Gateway Plaza, which mortgage loan represents 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group 1 balance, the mortgaged real property was historically operated as a gasoline service station, railroad car barn and bus garage and a printing shop. A Phase II environmental review performed on August 24, 2007 concluded that no additional investigation was recommended. According to the Phase II environmental review, several target compounds were detected in excess of regulatory standards, but these constituents were similar to those previously detected on-site during underground storage tank closure assessment activities, which received regulatory no further action status due to being attributed to historic fill materials. There can be no assurance, however, that future remediation of such target compounds will not be deemed necessary.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 5600 East 7th Street, which mortgage loan represents 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, a gas station operated on the mortgaged real property from 1954 until 2003. Underground storage tanks located on the mortgaged real property were removed in 1985 and 2004. Closure sampling and subsurface investigations performed in 2004 and 2005 showed that historic gas station operations had impacted soil and groundwater at the mortgaged real property. A soil vapor survey performed in 2005 identified elevated levels of soil vapor at the mortgaged real property that require further investigation. A Phase I environmental site assessment performed in February 2007 identifies the Gilbert Reed Trust as the party responsible for addressing these environmental conditions at the mortgaged real property and as performing related remedial activities under regulatory oversight. There can be no assurances that remediation of the contaminated conditions at the mortgaged real property will be completed by the Gilbert Reed Trust, or that regulatory authorities will not require additional environmental investigation or remediation at the mortgaged real property in the future.

A particular environmental assessment may not have conducted a review for all potentially adverse conditions. For example, an analysis for lead-based paint, lead in drinking water, mold, and/or radon was done only if the originating lender determined or the environmental consultant recommended that the use, age, location and condition of the subject property warranted that analysis. There can be no assurance that—

•	the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the results of the environmental testing were accurately evaluated in all cases;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by the related environmental consultant;

•	the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks;

•	any environmental insurance or indemnities will be sufficient or will cover the recommended remediation or other action; and/or

•	any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this ‘‘—Lending on Income-Producing Real Properties Entails Environmental Risks’’ subsection and has not been independently verified by us, the underwriters or any of our or its respective affiliates.

There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

See ‘‘Description of the Mortgage Pool—Assessments of Property Condition—Environmental Assessments’’ in this prospectus supplement and ‘‘Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing’’ and ‘‘Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying base prospectus.

Lending on Income-Producing Properties Entails Risks Related to Property Condition

Engineering firms inspected substantially all of the mortgaged real properties during the 12-month period preceding the cut-off date (other than the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Sears Tower, Spanish Springs Shopping Center, and Highland Grande Apartments, representing 2.2% of the initial mortgage pool balance,

2.1% of the initial loan group 1 balance and 3.2% of the initial loan group 2 balance, which properties were inspected within the 19-month period preceding the cut-off date), in order to assess—

•	the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

•	the general condition of the site, buildings and other improvements located at each property.

In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

In connection with the foregoing, the mortgage lender holds reserves in excess of $1,000,000 to be disbursed for capital improvements and/or repairs at each of the following mortgaged real properties:

Property Name	Cut-off Date Principal Balance of Related Underlying Mortgage Loan	Reserve Amount
Innkeepers Portfolio	$412,701,271	$44,133,016
Nashville Multifamily Portfolio	$116,769,627	$12,563,124
Sears Tower	$50,000,000	$13,000,000
Leeds Park	$45,875,000	$4,500,000

All or portions of some of the mortgaged real properties may be under construction or undergoing renovation. In addition, in some cases renovation or construction on property adjoining or near a mortgaged real property may have an impact on such mortgaged real property. For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Legends at Village West, which mortgage loan represents 4.3% of the initial mortgage pool balance and 4.7% of the initial loan group 1 balance, the gross leaseable area of the mortgaged real property (658,453 square feet) includes future construction of 6,000 square feet of in-line space and 40,000 square feet for two outparcels, which outparcels are part of the collateral. In addition, with respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Nashville Multifamily Portfolio, which mortgage loan represents 3.7% of the initial mortgage pool balance and 44.0% of the initial loan group 2 balance and is secured by four properties, one of such properties, known as Cambridge at Hickory Hollow, may be affected by certain public road widenings adjacent to the related mortgaged real property.

There May be Restrictions on the Ability of a Borrower, a Lender or Any Transferee Thereof to Terminate or Renegotiate Property Management Agreements That are in Existence With Respect to Some of the Mortgaged Real Properties

In the case of some of the mortgage loans that we intend to transfer to the issuing entity, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner). Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

With Respect to Two (2) Mortgage Loans (Including the Second Largest Mortgage Loan) That We Intend to Transfer to the Issuing Entity, the Mortgaged Real Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests; The Series 2007-C7 Certificateholders May Have a Limited Ability to Control the Servicing of the Subject Loan Combinations

Two (2) mortgage loans that we intend to transfer to the issuing entity, which mortgage loans are described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ and/or ‘‘—Significant Underlying Mortgage Loans’’ in this prospectus supplement and collectively represent 14.6% of the initial mortgage pool balance (all of which are in loan group 1 and represent 15.9% of the initial loan group 1 balance), are each part of a loan combination that includes one or more additional mortgage loans (not transferred to the issuing entity) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause). In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series 2007-C7 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series 2007-C7 certificateholders and may have interests that conflict with your interests. If a non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan will be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from the subject securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the series 2007-C7 certificateholders for so doing. See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘Servicing of the Loan Combinations’’ in this prospectus supplement for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders.

In addition, each of the loan combinations (including the underlying mortgage loans included therein) is being serviced pursuant to a servicing agreement other than the series 2007-C7 pooling and servicing agreement. The Innkeepers Portfolio underlying mortgage loan, which represents 13.0% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6, which is the governing document for the securitization of a pool of mortgage loans that includes the Innkeepers Portfolio pari passu non-trust mortgage loan; and the Sears Tower underlying mortgage loan, which represents 1.6% of the initial mortgage pool balance, is being serviced pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2, which is the governing document for the securitization of a pool of mortgage loans that includes the Sears Tower pari passu non-trust mortgage loan. See ‘‘Servicing of the Loan Combinations’’ in this prospectus supplement. As a result, the holders of the offered certificates will have limited ability to control the servicing of those underlying mortgage loans and the parties with control over the servicing of those underlying mortgage loans may have interests that conflict with your interests.

Conflicts of Interest May Exist in Connection with Certain Previous or Existing Relationships of a Mortgage Loan Seller or an Affiliate Thereof to Certain of the Underlying Mortgage Loans, Related Borrowers or Related Mortgaged Real Properties

Certain of the underlying mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, or a mortgage loan seller or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans transferred to the issuing entity. In addition, a mortgage loan seller and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the trust.

Further, a mortgage loan seller and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the trust. For example, with respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Nashville Multifamily Portfolio, Ritz Carlton Bachelor Gulch and Soundview Marketplace, respectively, which mortgage loans collectively represent 6.3% of the initial mortgage pool balance, 2.8% of the initial loan group 1 balance and 44.0% of the initial loan group 2 balance, the related mortgage loan seller or an affiliate thereof has a direct or indirect ownership interest in the related borrower. Certain of the foregoing ownership interests may be controlling and/or managing interests. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans in the trust may create conflicts of interest. See ‘‘Affiliations and Certain Relationships and Related Transactions’’ and ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Nashville Multifamily Portfolio Mortgage Loan—The Borrowers and Sponsor’’ in this prospectus supplement.

In the foregoing cases, the relationship of the related mortgage loan seller or an affiliate thereof to, or the ownership interest of the mortgage loan seller or an affiliate thereof in, the borrower under any mortgage loan to be transferred to the issuing entity or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related mortgage loan seller or its affiliates in a manner similar to those described above.

Limitations on Enforceability of Cross-Collateralization May Reduce Its Benefits

The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit—

•	the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

•	a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans’’ and ‘‘—Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers’’ in this prospectus supplement.

If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower’s bankruptcy estate could challenge that borrower’s pledging of the underlying mortgaged real property as a fraudulent conveyance. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements’’ in the accompanying base prospectus.

In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

Furthermore, some of the underlying mortgage loans are secured by mortgaged real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of those mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

Investors May Want to Consider Prior Bankruptcies

We are aware of one mortgage loan that we intend to transfer to the issuing entity, representing 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group 1 balance, where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. That underlying mortgage loan is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as CVS

Pharmacy – Rocky Hill. However, there is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See ‘‘Risk Factors—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying base prospectus.

Litigation May Adversely Affect Property Performance

There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, guarantors, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Aventura Mall, representing 13.6% of the initial mortgage pool balance and 14.8% of the initial loan group 1 balance, there is a pending lawsuit brought by J.C. Penney Corporation, Inc. against the related borrower and project sponsors. In connection therewith, JCPenney is seeking damages and certain other remedies, including an extension of its lease beyond its term at the same fixed rent set forth in its existing lease. There can be no assurance that the outcome of this litigation will not negatively impact the related borrower or project sponsors or the income generated by the related mortgaged real property. In addition, estoppels have been executed by each of Bloomingdale’s, Inc., Macy’s Men’s and Home and Macy’s East at origination of the underlying mortgage loan stating that, among other things, the construction work that is being performed at the related mortgaged real property has not been authorized and that they are negotiating amendments to their respective leases which may not be finalized. There is no assurance that Macy’s and Bloomingdales or any other anchor tenant will not assert claims similar to those of JCPenney described above or negotiate amendments to their leases that may negatively impact the performance of the related mortgaged real property. Any default or breach of a covenant or other provision under any lease or other agreement affecting the related mortgaged real property, if such default causes a material adverse effect as defined under the related mortgage loan documents, may constitute an event of default under the Aventura Mall underlying mortgage loan. The foregoing matters are further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Aventura Mall Mortgage Loan—Pending Litigation’’ below in this prospectus supplement.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Innkeepers Portfolio, representing 13.0% of the initial mortgage pool balance and 14.2% of the initial loan group 1 balance, there are three pending class action lawsuits filed by the shareholders of Innkeepers USA (the prior owner of the Innkeepers Portfolio mortgaged real properties) with respect to the acquisition by the ultimate sponsor of all of the outstanding shares of Innkeepers USA, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Pending Class Action Litigation’’ in this prospectus supplement.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Nashville Multifamily Portfolio, representing 3.7% of the initial mortgage pool balance and 44.0% of the initial loan group 2 balance, which is secured by four properties, two of the properties (Nashville Multifamily Portfolio—Cambridge at Hickory Hollow Apartments and Nashville Multifamily Portfolio—Cherry Creek Apartments) are subject to a pending lawsuit against a predecessor owner of such properties for certain alleged violations of the Americans with Disabilities Act and other laws promulgated by the Fair Housing Act, Title VIII of the Civil Rights Act of 1968, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Nashville Multifamily Portfolio Mortgage Loan—Pending Americans with Disabilities Act Litigation’’ in this prospectus supplement. There is no assurance of the outcome of the subject litigation or that the amount in the replacement reserve fund provided in connection with the aforementioned litigation will be sufficient to cover any liability sustained by the related borrower. In addition, there is no assurance that the prior owner will perform under the indemnification it provided in connection with the aforementioned litigation or that if it does perform the funds recovered will be sufficient to cover any liability sustained by the trust in respect of the subject litigation.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Soundview Marketplace, representing 0.7% of the initial mortgage pool balance and 0.7% of the initial loan group 1 balance, a sponsor of the related borrower is the subject of a $900,000 judgment in connection with an alleged breach of contract. The sponsor intends to appeal the judgment. To reserve against the potential liability, the related loan seller granted the sponsors a credit facility of up to $1,000,000, which can only be drawn upon to satisfy, bond against or settle any final judgment if the appeal is unsuccessful and which is secured by a mortgage over another property partially owned by such sponsor.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 101 West Avenue, representing 0.5% of the initial mortgage pool balance and 0.5% of the initial loan group 1 balance, the husband of one of the project sponsors is currently (i) one of ten (10) defendants in a civil action seeking $36,500,000 in actual damages and punitive damages with respect to an alleged investment in a partnership to acquire real property and (ii) a defendant in a civil action seeking approximately $13,000,000 and claiming violation of the civil RICO statute and a conspiracy to defraud the creditors of a relative. Although the defendants in both suits have filed motions to dismiss, there can be no assurance that such motions will be successful or that any amounts for which the project sponsor’s husband is found liable will not adversely affect the financial status of the project sponsor.

Certain Risks Related to the District at Tustin Legacy Mortgage Loan

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as District at Tustin Legacy, which mortgage loan represents 6.5% of the initial mortgage pool balance and 7.1% of the initial loan group 1 balance, the related borrower has certain obligations with respect to the District at Tustin Legacy shopping center (which includes property other than the mortgaged real property) that could adversely affect the cash flow generated by the District at Tustin Legacy mortgaged real property and available to make payments on the mortgage loan and/or reduce the marketability of the District at Tustin Legacy mortgage loan and mortgaged real property. For example, the District at Tustin Legacy borrower is required, under a DDA (as described below), to purchase the fee interest in an adjacent subleased parcel from the City of Tustin upon completion of certain on-going environmental remediation thereon at a specified price and to simultaneously convey substantial portions of that parcel to Costco and Lowe’s, which simultaneous sale would defray the cost of such purchase. There is no assurance that Costco and Lowe’s will comply with their respective purchase obligations and the District at Tustin Legacy borrower is obligated to purchase such parcels from the City of Tustin regardless of whether Costco and Lowe’s complete their purchase. Any failure on the part of the District of Tustin Legacy borrower to complete the required purchase of the adjacent subleased parcel would constitute a default under the DDA which would afford the City of Tustin certain remedies as described in the fourth succeeding paragraph below. In addition, a mortgage lender that succeeds to title to the mortgaged real property (through foreclosure, deed-in-lieu of foreclosure or otherwise) and any other purchasers of the mortgaged real property following a foreclosure thereof may be required to complete such purchase in order to comply with the DDA and, if any such party is unable to do so, the City of Tustin would have the remedies described in the fourth succeeding paragraph below. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan—Subleasehold Interest; Obligation to Purchase’’ in this prospectus supplement.

The District at Tustin Legacy borrower is subject to a certain disposition and development agreement with the City of Tustin (referred to as the DDA) and the mortgage securing the District at Tustin Legacy mortgaged real property is subject and subordinate to the terms of such DDA. As such, in the event of a default under either the DDA and/or the subject mortgage loan (including the initiation of any bankruptcy or other insolvency proceeding), claims for amounts due and owing under the DDA may need to be satisfied prior to satisfaction of any claim for amounts due and owing under the subject mortgage loan.

The DDA imposes certain obligations and restrictions upon any current project owner of the District at Tustin Legacy mortgaged real property, including the borrower and any successor owners (which would include the issuing entity if it were to take title to the District at Tustin Legacy mortgaged real property). Although according to the terms of the DDA, the issuing entity would generally be exempt from liability to perform certain, but not all, such obligations during periods in which the issuing entity (or its designee) is a successor owner of the District at Tustin Legacy mortgaged real property by reason of foreclosure or deed in lieu of foreclosure, (i) any such failure to perform would still constitute an event of default under the DDA triggering the remedies described in the second succeeding paragraph, and (ii) any other party acquiring the District at Tustin Legacy mortgaged real property in any manner (including upon or after a foreclosure sale) would be required to assume the related borrower’s obligations and would be subject to all of the related borrower’s obligations and restrictions (including, without limitation, the construction and indemnification obligations and the restrictions on transfer, use and leasing described below). The foregoing obligations and restrictions would likely reduce any purchase price a party would otherwise pay for the District at Tustin Legacy mortgage loan or mortgaged real property at foreclosure or otherwise.

Certain of the obligations and restrictions under the DDA to which the borrower is (and any successor owner may be) subject include the following, all of which are further described in ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan—Disposition and Development’’:

(a)    The District at Tustin Legacy borrower has an obligation to complete certain on and off-site improvements, estimated to cost approximately $28,000,000 (which estimate has not been reviewed or verified by the mortgage lender or the mortgage loan seller), within the time periods set forth in the DDA. Upon certification by the City of Tustin that the foregoing improvements have been completed with respect to the entire District at Tustin Legacy shopping center, the City of Tustin will issue a final certificate of compliance with respect thereto.

(b)    Prior to the issuance of the final certificate of compliance by the City of Tustin mentioned in paragraph (a) above, the DDA generally prohibits the mortgaging of the District of Tustin Legacy mortgaged real property without the prior consent of the City of Tustin, and the DDA conditions any such consent upon, among other things, the prospective mortgagee being a ‘‘permitted mortgagee’’ (as defined in the DDA). Permitted mortgagees must, at a minimum, be an institutional lender and have a net worth of over $5,000,000,000. Although the City of Tustin has confirmed that the trust will be a permitted mortgagee, the requirements for the City of Tustin to approve any mortgage financing, as well as the requirements in the DDA for a prospective lender to achieve permitted mortgagee status, could impair the District at Tustin Legacy borrower’s ability to repay or defease the District at Tustin Legacy mortgaged real property through a refinancing. Also, the requirements set forth in the DDA for permitted mortgagee status could limit the scope of potential purchasers of the District at Tustin Legacy mortgage loan in connection with any efforts by the trust to liquidate its interests by sale of the loan to a third party.

(c)    Prior to the issuance of the final certificate of compliance by the City of Tustin mentioned in paragraph (a) above, the DDA generally restricts transfers of the District at Tustin Legacy mortgaged real property (including portions thereof or equity interests in the related borrower or successor owner, as applicable) without the prior written consent of the City of Tustin. In addition, prior to the issuance of the final certificate of compliance by the City of Tustin mentioned in paragraph (a) above, the DDA provides the City of Tustin with a right of consent over other purchasers at a foreclosure sale, or from a permitted mortgagee or its affiliates following a foreclosure or deed-in-lieu of foreclosure (although transfer of the District at Tustin Legacy mortgaged real property to a permitted mortgagee by foreclosure or deed in lieu of foreclosure is permitted without the City of Tustin’s prior written consent). The foregoing restrictions on transfer may impair the District at Tustin Legacy borrower’s ability to repay or defease the District at Tustin Legacy mortgage loan through a sale of the District at Tustin Legacy mortgaged real property and could have an adverse effect on the marketability of the mortgaged real property at a foreclosure sale or otherwise.

(d)    The DDA and certain special restrictions on use encumbering the District at Tustin Legacy shopping center (including the District at Tustin Legacy mortgaged real property) provide that the District at Tustin Legacy shopping center shall be utilized only for lawful retail uses typical for a first-class retail shopping center, and shall contain only certain preapproved tenants that are specified in the DDA and the special restrictions on use and other tenants that are of a similar type and quality. The special restrictions on use further provide that certain specified retail stores, including Wal-Mart, Kmart, Walgreens and Rite-Aid, are prohibited from leasing space at the District at Tustin Legacy shopping center. In addition, until 90% of any retail building or retail pad has been leased, the City of Tustin must approve any tenant that is not a District at Tustin Legacy preapproved tenant and intends to lease space in excess of 20,000 square feet at any such retail building or retail pad and, even after 90% of such building or pad has been leased, the City of Tustin is still entitled to receive advance notice of any such proposed tenant to confirm compliance with the use restrictions set forth in the DDA and the special restrictions on use. The requirement to obtain the City of Tustin’s approval of any tenant that is not a District at Tustin Legacy preapproved tenant, and the restriction against leasing to certain specified retail stores, could have an adverse effect on the project owner’s (which would include the trust if it were the project owner) ability to lease or re-lease portions of the District at Tustin Legacy shopping center and mortgaged real property.

(e)    The City of Tustin is to receive 25% of all percentage rents payable to the District at Tustin Legacy borrower with respect to any lease at each retail building commencing one year after the first temporary certificate of occupancy is issued with respect to any leased space at such retail building and continuing for a period of twenty years following the date of the issuance of such certificate of occupancy.

(f)    The DDA requires that the project owner indemnify the City of Tustin for all environmental conditions (including pre-existing conditions) and clean-up costs required at District at Tustin Legacy mortgaged real property. See ‘‘—Lending on Income-Producing Real Properties Entails Environmental Risks’’ above. Although the issuing entity would not be required to assume the indemnification obligations referred to in the preceding sentence if it were to take title to the mortgaged real property, it would not be able to complete the improvements referred to in paragraph (a) above unless it did so and, in any event, it would be required to abate hazards, investigate and remediate hazardous materials and cause any cleanup in accordance with environmental law, among other things.

(g)    Pursuant to the DDA, the project owner is required to enter into an agreement with each owner or ground lessee of a retail pad in excess of 20,000 square feet affording the project owner the right to repurchase such pad for a purchase price not to exceed the book value of the pad owner’s interest therein, including the improvements thereon, in the event the pad owner violates the special restrictions on use. The premises owned by Costco and Lowe’s and the premises ground leased by Target currently constitute the only pads subject to the right of repurchase. Pursuant to the DDA, the City of Tustin has the right to require the project owner to exercise the foregoing repurchase rights. In the event that the District at Tustin Legacy borrower becomes obligated to exercise any such repurchase right, there is no assurance that it will have the financial resources to complete such purchase or will otherwise comply with its obligations to complete such repurchase and any failure to do so would constitute an event of default under the District at Tustin Legacy mortgage loan documents and the DDA. In addition, the value of the District at Tustin Legacy mortgaged real property and the District at Tustin Legacy mortgage loan in connection with any liquidation sale may be adversely affected by the requirement that any project owner must assume liability for the foregoing repurchase obligation, particularly if the District at Tustin Legacy borrower is in default of such obligation at the time of such liquidation sale.

Although the issuing entity, in the event it takes title to the District at Tustin Legacy mortgaged real property through foreclosure or deed in lieu or otherwise, is not required to assume certain of the aforementioned obligations of the project owner, any failure to comply with such obligations would trigger a default under the DDA. Prior to the issuance of a final certificate of compliance referred to in paragraph (a) above, in addition to any remedies the City of Tustin may have at law or in equity, the City of Tustin has the following remedies with respect to defaults under the DDA that are not cured by the project owner or a permitted mortgagee: (i) the right to purchase any or all of the District at Tustin Legacy mortgaged real property for fair market value to be determined in accordance with an appraisal procedure described in the DDA; (ii) the right to terminate the DDA and thereafter re-enter the District at Tustin Legacy mortgaged real property and revest title thereto in the City of Tustin, subject to the lien of the mortgage held by the issuing entity (or any permitted mortgagee); or (iii) the right to purchase the District at Tustin Legacy mortgage loan for a purchase price equal to all unpaid principal, interest, late fees and all other advances and amounts secured by a permitted mortgagee (exclusive of any defeasance or prepayment premium or default interest). In the event of the exercise of any of the foregoing remedies by the City of Tustin, it is likely that the amount paid by the City of Tustin will not be sufficient to cover all amounts due and owing on the District at Tustin Legacy mortgage loan or to the issuing entity in connection therewith. In addition, in the case of an exercise of the remedy under clause (i) above, there is no assurance that the fair market value of the mortgaged real property at the time of such exercise will not be less, or materially less, than the value of such property at the time of origination of the District at Tustin Legacy mortgage loan, and in the case of an exercise of the remedy under clause (ii) above, there is no assurance that the City of Tustin would continue to make payments under the District at Tustin Legacy mortgage loan. In the event of any foreclosure (or acquisition of a deed-in-lieu thereof) by the issuing entity, it is likely that any amounts due and owing to the City of Tustin under the DDA would be paid out of any proceeds realized upon the sale of the property prior to the making of any payments on the loan. The City of Tustin also has the right to exercise, or require the District at Tustin Legacy borrower to exercise, the reacquisition rights referred to in paragraph (g) above. In addition, the City of Tustin has the right to cure defaults under the District at Tustin Legacy mortgage loan up to one week prior to any foreclosure of the loan.

Further, the District at Tustin Legacy mortgaged real property constitutes a part of a community facilities district, which authorizes the assessment of the following special taxes on the mortgaged real property in addition to real estate taxes, as further described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan—Community Facilities District’’ in this prospectus supplement.

The obligations and restrictions imposed on the District at Tustin Legacy borrower and its successors set forth above could have an adverse effect on the cash flow generated by the District at Tustin Legacy mortgaged real property and/or the marketability and value of the District at Tustin Legacy mortgage loan or mortgaged real property, which would effectively reduce amounts available to make payments on the series 2007-C7 certificates. In addition, there is no assurance that the mortgage borrower will perform its obligations under the DDA or will have the creditworthiness to do so, or that the issuing entity’s remedies under the loan documents will offset all losses that may be suffered by the issuing entity as the result of such non-performance.

Certain Risks Related to the Ritz Carlton Bachelor Gulch Mortgage Loan

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Ritz Carlton Bachelor Gulch, which mortgage loan represents 1.9% of the initial mortgage pool balance and 2.1% of the initial loan group 1 balance, the property is encumbered by a deed restriction which (a) limits the number of ‘‘dwelling units’’ that are permitted to exist at the Ritz Carlton hotel and resort complex comprised of (i) the related mortgaged real property and (ii) other property which is not a part of the mortgaged real property, and (b) grants to the previous owner of the Ritz Carlton hotel and resort complex a right of reversion to reacquire certain of the dwelling units (which may include dwelling units at the mortgaged real property) in the event the deed restriction is violated as set forth below.

If the mortgage borrower breaches the deed restriction by using any of the dwelling units at the mortgaged real property in violation of their intended allocated purpose, then title to such dwelling units in violation shall automatically revert to Vail/Arrowhead, Inc, the previous owner of the Ritz Carlton hotel and resort complex. The mortgagee’s title insurance policy insures the mortgagee against loss sustained by reason of (i) the exercise or attempted exercise of the aforementioned right of reverter and (ii) if the mortgagee were to acquire ownership of the mortgaged property in connection with a foreclosure of the mortgage loan, the unmarketability of title to the mortgaged real property due to the aforementioned right of reverter. However, there is no assurance that such title insurance will cover all losses that may be sustained by the trust in the event title reverts to the prior owner of the Ritz Carlton Bachelor Gulch mortgaged real property.

Certain Risks Related to the Ballston Tower Mortgage Loan

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Ballston Tower, which mortgage loan represents 1.9% of the initial mortgage pool balance and 2.1% of the initial loan group 1 balance, the collateral for the underlying mortgage loan consists solely of a fee interest in air rights and an office tower, but not the land and shopping mall on which the office tower stands. The related borrower has entered into a recorded agreement with the fee owner of the land and shopping mall, which contains irrevocable easements and access covenants. There can be no assurance, however, that the owner of the underlying land and shopping center will abide by this agreement or that access to or the condition of the mortgaged real property will not be adversely affected in contravention of such agreement.

CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

From time to time we use capitalized terms in this prospectus supplement, including in the Annexes to this prospectus supplement. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus include the words ‘‘expects,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘estimates’’ and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

DESCRIPTION OF THE MORTGAGE POOL

General

We intend to include the 100 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. Those mortgage loans will have an Initial Mortgage Pool Balance of $3,170,244,927. However, the actual Initial Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or an other mortgage loans are added to the mortgage pool. See ‘‘—Changes in Mortgage Pool Characteristics’’ below.

For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into a ‘‘Loan Group 1’’ and a ‘‘Loan Group 2.’’ ‘‘Loan Group 1’’ will consist of all of the underlying mortgage loans that are secured by property types other than multifamily and mobile home park, together with one underlying mortgage loan that is secured by a multifamily property. Loan Group 1 will consist of 83 mortgage loans, with an Initial Loan Group 1 Balance of $2,905,125,301, representing 91.6% of the Initial Mortgage Pool Balance. ‘‘Loan Group 2’’ will consist of all but one of the underlying mortgage loans that are secured by multifamily and mobile home park properties. Loan Group 2 will consist of 17 mortgage loans, with an Initial Loan Group 2 Balance of $265,119,627, representing 8.4% of the Initial Mortgage Pool Balance. See Annex B—Certain Information Regarding Multifamily Properties. The loan group in which each underlying mortgage loan is included is identified on Annex A-1 to this prospectus supplement.

The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the mortgage loans included in the trust, the Initial Loan Group 1 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group 1, and the Initial Loan Group 2 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group 2.

The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement.

Each of the mortgage loans that we intend to include in the trust was originated or co-originated by the related mortgage loan seller, by a predecessor in interest to the related mortgage loan seller, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller’s or one of its affiliates’ conduit lending program.

Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower’s obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

It has been confirmed to us by S&P and/or Fitch that eight (8) of the mortgage loans that we intend to include in the trust, collectively representing 21.5% of the Initial Mortgage Pool Balance, each has, in the context of its inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that—

•	All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

•	If a mortgage loan is secured by multiple mortgaged real properties, then a portion of that mortgage loan has been allocated to each of those properties for purposes of presenting certain statistical information in this prospectus supplement.

•	When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance or the Initial Loan Group 2 Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either Loan Group 1 or Loan Group 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of Loan Group 1 and Loan Group 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

•	Whenever we refer to a particular mortgaged real property by name, unless the particular item is otherwise specifically defined, we mean the mortgaged real property identified by that name on Annex A-1 to this prospectus supplement. Whenever we refer to a particular mortgage loan by name, unless the particular item is otherwise specifically defined, we mean the mortgage loan secured by the mortgaged real property identified by that name on Annex A-1 to this prospectus supplement.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates as a result of changes in the composition of the mortgage pool prior to that date.

Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers

The mortgage pool will include 12 underlying mortgage loans, collectively representing 19.4% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other underlying mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this prospectus supplement, each individual multi-property mortgage loan that represents at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names		Number of Properties	% of Initial MortgagePool Balance
1.	Innkeepers Portfolio	45	13.0%
2	Nashville Multifamily Portfolio	4	3.7%

Some or all of the groups of cross-collateralized mortgage loans and/or individual multi-property mortgage loans that we intend to include in the trust entitle the related borrowers to release one or more of the corresponding mortgaged real properties through partial defeasance. The partial defeasance of a group of cross-collateralized mortgage loans or any individual multi-property loan would result in the defeased and undefeased portions of the subject aggregate debt ceasing to be cross-collateralized. See ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Defeasance Loans’’ below.

In addition, some or all of the groups of cross-collateralized mortgage loans and/or individual multi-property mortgage loans that we intend to include in the trust may entitle the related borrowers to release one or more of the corresponding mortgaged real properties, other than through defeasance, as further described under ‘‘—Partial Releases’’ below.

The following table identifies the various separate groups of mortgaged real properties that are under common ownership and/or control, that are not reflected, or are not fully reflected, in the prior table and secure underlying mortgage loans that represent at least 1.0% of the Initial Mortgage Pool Balance.

Property/Portfolio Names		Number of Properties	% of Initial Mortgage Pool Balance
1.	Meyerland Plaza, Crossroads Plaza and Meyerland Commons	3	5.4%
2.	Southgate Shopping Center, Rosenberg Shopping Center and Guadalupe Plaza	3	1.0%

Partial Releases

Set forth below is a description of additional partial releases permitted with respect to portions of certain mortgaged real properties securing mortgage loans in our trust, other than those permitted in connection with a defeasance which are described below under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Defeasance Loans.’’

With respect to the Aventura Mall Mortgage Loan, representing 13.6% of the Initial Mortgage Pool Balance and 14.8% of the Initial Loan Group 1 Balance, the related borrower is permitted to obtain the release of certain unimproved parcels and replaceable parking parcels of the related mortgaged real property that are ground leased to an affiliate, as more particularly described under ‘‘—Significant Underlying Mortgage Loans—The Aventura Mall Mortgage Loan—Partial Release’’ below.

With respect to the Innkeepers Portfolio Mortgage Loan, representing 13.0% of the Initial Mortgage Pool Balance and 14.2% of the Initial Loan Group 1 Balance, the related borrower is permitted to obtain the release of a specified unimproved outparcel portion of one (1) of the mortgaged real properties (Innkeepers Portfolio – Residence Inn Cherry Hill) from the lien of the related mortgage upon payment of a release price equal to $1,300,000 plus a yield maintenance prepayment consideration if such release occurs prior to the second anniversary of the closing date of the related mortgage, as further described under ‘‘—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Outparcel Release’’ below.

With respect to the Meyerland Plaza Mortgage Loan, representing 2.9% of the Initial Mortgage Pool Balance and 3.2% of the Initial Loan Group 1 Balance, the related borrower is permitted, to obtain the release of a specified portion of a roadway within the Meyerland Plaza Mortgaged Property from the lien of the related mortgage for no consideration in connection with the conveyance of such portion of roadway to Target Corporation, as more particularly described under ‘‘—Significant Underlying Mortgage Loans—The Meyerland Plaza Mortgage Loan—Partial Release’’ below.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Crossroads Plaza, representing 2.4% of the Initial Mortgage Pool Balance and 2.6% of the Initial Loan Group 1 Balance, the related borrower is permitted in connection with the exercise of a purchase option of a related tenant as further described in ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Purchase Options’’ below to obtain the release of a specified portion of the related mortgaged real property from the lien of the related mortgage (i) through partial defeasance or (ii) by payment of a release price equal to $1,700,000 into a reserve account to be held by the trust.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Interstate Corporate Center, which mortgage loan represents 1.2% of the Initial Mortgage Pool Balance and 1.3% of the Initial Loan Group 1 Balance and is secured by a blanket mortgage encumbering 15 separate parcels comprising the mortgaged real property, the related borrower is permitted to transfer one or more of the individual parcels to a third party transferee or transferees and have such parcel or parcels released from the existing blanket mortgage simultaneously and then encumbered by a separate stand alone mortgage (no longer cross-collateralized) securing a separate note in the amount equal to the amount of the loan allocated to such parcel or parcels, which separate note, mortgage and loan documents related to such parcel or parcels shall be assumed by such third party transferee upon satisfaction of certain conditions, which include, among other things, the achievement of specified DSCR and LTV tests.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 21-25 West 20th Street, which mortgage loan represents 0.6% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 1 Balance, the related borrower is permitted to sub-divide the garage parcel into a lower parcel and an airspace parcel or cause the transfer of certain development rights provided that (i) no event of default has occurred and is continuing with respect to the mortgage loan, (ii) the borrower provides the lender with a survey and all building subdivision and zoning approvals reasonably required by the lender and (iii) the borrower pays all reasonable out-of-pocket costs and expenses, due diligence review costs and reasonable counsel fees in connection with the subdivision.

In addition, provided no event of default has occurred and is continuing, the borrower may obtain the release of a certain undeveloped parcel and all or part of the development rights from the lien of the mortgage upon the satisfaction of certain conditions including (i) the delivery of evidence reasonably acceptable to a prudent institutional mortgage loan lender that, immediately after the release the garage parcel (without the undeveloped parcel or the development rights) will comply in all respects with all applicable legal requirements, constitute one or more separate tax lots and be legally subdivided, (ii) the borrower provides the lender with a survey in such form as would be reasonably satisfactory to a prudent institutional lender, (iii) unless the notice is given within six months of the origination of the mortgage loan, the borrower delivers an appraisal of the garage parcel satisfactory to lender evidencing a loan to value with respect to the garage parcel of not greater than 80% and (iv) the borrower pays all reasonable out-of-pocket costs and expenses, including rating agency fees, due diligence review costs and reasonable counsel fees incurred in connection with the release.

With respect to the underlying mortgage loan secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Binghamton Retail Portfolio, which mortgage loan represents 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group 1 Balance, the related borrower has the right to prepay a portion of the mortgage loan and obtain the release of an individual property from the lien of the mortgage loan at any time after the lockout date with respect to such mortgage loan upon the satisfaction of certain conditions including, but not limited to, (i) a debt service coverage ratio of not less than the greater of (x) 1.20x and (y) the debt service coverage ratio of the mortgaged properties (including the property to be released) for the 12 calendar months immediately preceding release, (ii) an aggregate loan to value based upon an updated or new appraisal of the mortgaged properties remaining after such release of not greater than 75%, (iii) the payment of 120% of the allocated loan amount of the individual property to be released, all accrued and unpaid interest and other sums due thereon up to the release date and all out-of-pocket third party costs and expenses in connection with such prepayment and (iv) the payment of a prepayment fee set forth in the related loan documents.

Certain other mortgage loans that we intend to include in the trust may also permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property, shown on Annex A-1 to this prospectus supplement.

Terms and Conditions of the Underlying Mortgage Loans

Due Dates.    Subject, in some cases, to a next business day convention—

•	52 of the mortgage loans that we intend to include in the trust, representing 59.2% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the eleventh day of each month,

•	23 of the mortgage loans that we intend to include in the trust, representing 23.6% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the ninth day of each month.

•	19 of the mortgage loans that we intend to include in the trust, representing 10.9% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the first day of each month.

•	six (6) of the mortgage loans that we intend to include in the trust, representing 6.3% of the Initial Mortgage Pool Balance, each provides for scheduled payments of principal and/or interest to be due on the tenth day of each month.

Each mortgage loan that we intend to include in the trust provides for one or both of the following—

•	a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

•	that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month (or such earlier due date as is provided under the loan documents) or, if that day is not a business day, then as of the next business day;

provided that, because the grace period with respect to certain underlying mortgage loans does not commence until a notice required under the related loan documents is delivered to the related borrower, if the master servicer fails to deliver the requisite notice for such an underlying mortgage loan in a timely manner in any given month, the grace period for that underlying mortgage loan could expire later than the 11th day (or the next business day) in that month. For example, in the case of some of the underlying mortgage loans, with respect to the related borrower’s first two failures to timely make constant monthly payments in any calendar year, Default Interest will not accrue until five days after notice from lender of such default.

Mortgage Rates; Calculations of Interest.    In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under ‘‘—ARD Loans’’ below, an ARD Loan that remains outstanding past its anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full.

The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 5.5400% per annum to 6.9900% per annum, and the weighted average of those mortgage interest rates was 6.3210% per annum.

Except in the case of the ARD Loans, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

All but four (4) of the underlying mortgage loans will accrue interest on an Actual/360 Basis. Four (4) of the underlying mortgage loans, collectively representing 1.3% of the Initial Mortgage Pool Balance, of which 3 mortgage loans are in Loan Group 1, representing 1.1% of the Initial Loan Group 1 Balance, and one (1) mortgage loan is in Loan Group 2, representing 2.9% of the Initial Loan Group 2 Balance, accrue interest on a 30/360 Basis. Annex A-1 to this prospectus supplement identifies whether each underlying mortgage loan accrues interest on an Actual/360 Basis or a 30/360 Basis.

Balloon Loans.    Ninety-six (96) of the mortgage loans that we intend to include in the trust, representing 95.3% of the Initial Mortgage Pool Balance, of which 79 mortgage loans are in Loan Group 1, representing 94.9% of the Initial Loan Group 1 Balance, and 17 mortgage loans are in Loan Group 2, representing 100.0% of the Initial Loan Group 2 Balance, respectively, are Balloon Loans and are characterized by—

•	either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest-only period or (b) no amortization prior to stated maturity, and

•	a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

Nineteen (19) of the Balloon Loans identified in the prior paragraph, representing 50.9% of the Initial Mortgage Pool Balance, of which 15 mortgage loans are in Loan Group 1, representing 50.4% of the Initial Loan Group 1 Balance, and four (4) mortgage loans are in Loan Group 2, representing 57.1% of the Initial Loan Group 2 Balance, require payments of interest only to be due on each due date until the stated maturity date. Another 62 of the Balloon Loans identified in the prior paragraph, representing 41.0% of the Initial Mortgage Pool Balance, of which 49 mortgage loans are in Loan Group 1, representing 40.9% of the Initial Loan Group 1 Balance, and 13 mortgage loans are in Loan Group 2, representing 42.9% of the Initial Loan Group 2 Balance, respectively, require payments of interest only to be due until the expiration of a designated interest-only period that ends prior to the stated maturity date.

ARD Loans.    Three (3) of the mortgage loans that we intend to include in the trust, representing 4.7% of the Initial Mortgage Pool Balance, all of which are in Loan Group 1, representing 5.1% of the Initial Loan Group 1 Balance, are ARD Loans and, as such, are characterized by the following features:

•	a maturity date that is at least 25 years following origination;

•	the designation of an anticipated repayment date that is 10 years following origination. The anticipated repayment date for each ARD Loan is listed on Annex A-1 to this prospectus supplement;

•	the ability of the related borrower to prepay the subject ARD Loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is (x) in the case of two (2) such ARD Loans, representing 0.3% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group 1 Balance, approximately three months prior to the related anticipated repayment date and (y) in the case of one (1) such ARD Loan, representing 4.3% of the Initial Mortgage Pool Balance and 4.7% of the Initial Loan Group 1 Balance, six months prior to the related anticipated repayment date;

•	until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

•	from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate;

•	the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the subject ARD Loan following its anticipated repayment date will not be payable until the entire principal balance of that mortgage loan has been paid in full, but may compound at the new revised mortgage interest rate; and

•	from and after its anticipated repayment date, the accelerated amortization of the subject ARD Loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payment, permitted operating expenses, capital expenditures and/or specified reserves, as the case may be. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the subject ARD Loan.

With respect to two (2) of the ARD Loans, representing 4.4% of the Initial Mortgage Pool Balance and 4.8% of the Initial Loan Group 1 Balance, payments of interest only are scheduled to be due on each due date until the related anticipated repayment date.

With respect to one (1) of the ARD Loans, representing 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, payments of interest only are scheduled to be due on each due date until the expiration of a designated interest-only period that ends prior to the related anticipated repayment date.

The ratings on the respective classes of offered certificates do not represent any assessment of whether any ARD Loan will be paid in full by its anticipated repayment date or whether and to what extent Post-ARD Additional Interest will be received.

Fully Amortizing Mortgage Loans.    One (1) of the mortgage loans that we intend to include in the trust, representing 0.1% of the Initial Mortgage Pool Balance, which mortgage loan is in Loan Group 1, representing 0.1% of the Initial Loan Group 1 Balance, has a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date.

Amortization of Principal.    The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, each ARD Loan is assumed to mature on its anticipated repayment date.

	Balloon Loans			ARD Loans			Fully Amortizing Loans			All Mortgage Loans
	Mortgage Pool	Loan Group 1	Loan Group 2	Mortgage Pool	Loan Group 1	Loan Group 2	Mortgage Pool	Loan Group 1	Loan Group 2	Mortgage Pool	Loan Group 1	Loan Group 2
Original Term to Maturity (Mos.)
Maximum	180	180	120	120	120	0	167	167	0	180	180	120
Minimum	60	60	60	120	120	0	167	167	0	60	60	60
Weighted Average	113	116	86	120	120	0	167	167	0	114	116	86
Remaining Term to Maturity (Mos.)
Maximum	180	180	119	118	118	0	167	167	0	180	180	119
Minimum	56	57	56	117	117	0	167	167	0	56	57	56
Weighted Average	112	114	82	117	117	0	167	167	0	112	115	82
Original Amortization Term (Mos.)
Maximum	360	360	360	300	300	0	167	167	0	360	360	360
Minimum	300	300	360	300	300	0	167	167	0	167	167	360
Weighted Average	358	358	360	300	300	0	167	167	0	357	357	360
Remaining Amortization Term (Mos.)
Maximum	360	360	360	300	300	0	167	167	0	360	360	360
Minimum	295	295	360	300	300	0	167	167	0	167	167	360
Weighted Average	358	357	360	300	300	0	167	167	0	357	357	360

The calculation of original and remaining amortization terms in the foregoing table does not take into account 21 mortgage loans that we intend to include in the trust, collectively representing 55.4% of the Initial Mortgage Pool Balance, of which 17 mortgage loans are in Loan Group 1, representing 55.2% of the Initial Loan Group 1 Balance, and four (4) mortgage loans are in Loan Group 2, representing 57.1% of the initial Loan Group 2 Balance, that each provides for payments of interest only until the related stated maturity date or anticipated repayment date, as applicable. In addition, with respect to 63 other mortgage loans that we intend to include in the trust, representing 41.3% of the Initial Mortgage Pool Balance, of which 50 mortgage loans are in Loan Group 1, representing 41.1% of the Initial Loan Group 1 Balance, and 13 mortgage loans are in Loan Group 2 representing 42.9% of the initial Loan Group 2 Balance respectively, payments of interest only are made during a specified interest-only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest-only period.

The following underlying mortgage loans permit additional amortization payments solely to the extent available from excess cash flow, as described below:

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sears Tower, on each monthly payment date from and after March 11, 2011, solely to the extent available from excess cash flow, the related borrower is required to make a principal payment allocable to the underlying mortgage loan in an amount equal to (x) a constant payment amount (assuming no default, equal to $308,493.00 from March 11, 2011 through and including February 11, 2014 and $316,112.39 from March 11, 2014 to the maturity date), less (y) the monthly interest payment actually paid with respect to such underlying mortgage loan in such calendar month;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 101 West Avenue, the related borrower is required to make additional monthly amortization payments of $15,349.87, solely to the extent available from excess cash flow, on and after the payment date in June 2012;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Riverstone Apartments, the related borrower is required to make additional monthly amortization payments of $13,061.88, solely to the extent available from excess cash flow, on and after the payment date in July 2012; and

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Discovery Office, the related borrower is required to make additional monthly amortization payments of $10,732.54, solely to the extent available from excess cash flow, on and after the payment date in May 2012.

The underlying mortgage loans identified in the preceding bullets are treated as interest-only mortgage loans for purposes of the foregoing table and therefore the calculation of original and remaining amortization terms in that table does not take those loans into account.

Some of the underlying mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods.    All of the mortgage loans that we intend to include in the trust provide for one or more of the following:

•	a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

•	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance;

•	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and/or

•	an open period, during which voluntarily prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under ‘‘—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions—Other Prepayment Provisions’’ below. The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

The table below shows, with respect to all of the mortgage loans we intend to include in the trust, the prepayment provisions in effect as of the cut-off date, the number of mortgage loans with each specified prepayment provision string that are in the entire mortgage pool, Loan Group 1 and Loan Group 2, and the percentage represented thereby of the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance and the Initial Loan Group 2 Balance.

Prepayment Provisions as of the Cut-off Date

	Number of Loans
Prepayment Provisions(1)	Mortgage Pool	Loan Group 1	Loan Group 2	% Initial Mortgage Pool Balance	% Initial Loan Group 1 Balance	% Initial Loan Group 2 Balance
L, D, O	53	45	8	83.3%	84.8%	67.2%
L, D or YM1%, O	2	2	0	5.5	6.0	0.0
L, D	19	15	4	5.0	4.4	12.1
L, YM1%, O	15	13	2	3.0	2.4	9.0
YM1%, O	4	3	1	1.0	0.9	2.1
L, YM3%	1	1	0	0.7	0.8	0.0
L, D, YM1%, O	1	0	1	0.4	0.0	5.1
L, YM1%	1	0	1	0.4	0.0	4.5
YM0.5%, O	1	1	0	0.3	0.3	0.0
YM1%, D or YM1%, O	3	3	0	0.3	0.3	0.0
	100	83	17	100.0%	100.0%	100.0%

(1)	Any prepayment restriction period identified as ‘‘D or YM’’ or ‘‘D or YMx%’’ is, for the purposes of this prospectus supplement, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading ‘‘Prepayment Provisions’’ have the following meanings, as further described in the first paragraph of this ‘‘—Prepayments Provisions’’ section—

•	‘‘L’’ means the mortgage loan provides for a prepayment lock-out period;

•	‘‘D’’ means the mortgage loan provides for a defeasance period;

•	‘‘YM’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of a yield maintenance charge;

•	‘‘YMx%’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) x% of the prepaid amount;

•	‘‘% Penalty’’ means the mortgage loan provides for a prepayment consideration period during which the mortgage loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;

•	‘‘D or YM’’ means the mortgage loan provides for a period during which the borrower has the option to either defease the mortgage loan or prepay the mortgage loan together with payment of a yield maintenance charge;

•	‘‘D or YMx%’’ means the mortgage loan provides for a period during which the borrower has the option to either defease the mortgage loan or prepay the mortgage loan together with payment of the greater of (i) a yield maintenance charge and (ii) x% of the prepaid amount; and

•	‘‘O’’ means the mortgage loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the 92 underlying mortgage loans for which a prepayment lock-out period is currently in effect:

•	the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 167 months with respect to the entire mortgage pool, 167 months with respect to Loan Group 1 and 118 months with respect to Loan Group 2;

•	the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 11 months with respect to the entire mortgage pool, 11 months with respect to Loan Group 1 and 19 months with respect to Loan Group 2; and

•	the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 104.1 months with respect to the entire mortgage pool, 107.3 months with respect to Loan Group 1 and 68.6 months with respect to Loan Group 2.

Prepayment premiums and yield maintenance charges received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges’’ and ‘‘Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying base prospectus.

Open periods generally begin no more than 12 months prior to stated maturity (or, in the case of an ARD Loan, prior to the related anticipated repayment date); provided that in the case of one (1) mortgage loan, representing 0.3% of the Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group 1 Balance, the open period begins 24 months prior to the stated maturity and, in the case of one (1) other mortgage loan, representing 0.1% of the Initial Mortgage Pool Balance and 0.1% of the Initial Loan Group 1 Balance, the open period begins 60 months prior to the stated maturity.

Other Prepayment Provisions.    Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan’s principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender’s application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph. With respect to certain mortgage loans, particularly those secured in whole or in part by a ground lease, single tenant mortgage loans and other mortgage loans which require that insurance and/or condemnation proceeds be used to repair or restore the mortgaged real property, such proceeds may be required to be used to restore the related mortgaged real property rather than to prepay that mortgage loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

With respect to The Legends at Village West Mortgage Loan, representing 4.3% of the Initial Mortgage Pool Balance and 4.7% of the Initial Loan Group 1 Balance, the related borrower has the right, at any time prior to the date that is two years and 15 days after the Issue Date, to prepay a portion of the mortgage loan’s principal balance in an amount such that the remaining outstanding principal balance of such mortgage loan following the partial prepayment will not be less than an amount that would cause the LTV to be 50% of the appraised value of the mortgaged real property, provided that the related borrower shall also pay the applicable yield maintenance prepayment consideration in connection with such partial prepayment.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to the prospectus supplement as Leeds Park, representing 1.4% of the Initial Mortgage Pool Balance and 1.6% of the Initial Loan Group 1 Balance, the related borrower is required pursuant to the loan documents to commence construction of a proposed 103,000 square foot warehouse building within two years of the origination of the mortgage loan. In connection with such proposed construction, $4,500,000 was escrowed at origination of the related mortgage loan. If the borrower fails to meet all conditions set forth in the loan documents to commence construction within two years of the origination of the mortgage loan, amounts in the escrow account will be used to prepay $3,375,000 of the outstanding principal balance of the related mortgage loan, along with all costs in connection with such prepayment and a prepayment fee equal to the greater of the yield maintenance premium or 1% of the amount being prepaid. The remaining amount in the escrow account, if any, will be returned to the related borrower.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Marin Self Storage & Wine Vaults, representing 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group 1 Balance, if requirements specified in the loan documents regarding the achievement of a specified effective gross income are not timely satisfied, $526,000 held by the lender pursuant to an escrow agreement shall be applied to reduce the mortgage loan’s principal balance, and the related borrower shall be required to pay the applicable yield maintenance prepayment consideration.

Further, with respect to certain underlying mortgage loans, the related borrower is required to make prepayments to the lender upon the release of certain portions of the related mortgaged real property or properties, as described under ‘‘—Partial Releases’’ and ‘‘—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Outparcel Release.’’

Defeasance Loans.    Seventy-three (73) of the mortgage loans that we intend to include in the trust, representing 88.8% of the Initial Mortgage Pool Balance, of which 60 mortgage loans are in Loan Group 1, representing 89.2% of the Initial Loan Group 1 Balance, and 13 mortgage loans are in Loan Group 2, representing 84.4% of the Initial Loan Group 2 Balance, respectively, permit the respective borrowers (subsequent to any initial prepayment lock-out period, which is currently in effect, and in one case a yield maintenance period, and subject to the satisfaction of various conditions) to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the mortgage loan the requisite amount of Government Securities, and thereby obtain a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties. As to any such mortgage loan, the permitted defeasance period does not begin prior to the second anniversary of the Issue Date. The loans referred to in this paragraph do not include any loan that grants the related borrower the option to either defease or prepay the loan with a prepayment penalty or yield maintenance charge but does not provide for a period that is solely a defeasance period.

In general, the Government Securities that are to be delivered in connection with the defeasance of all or any portion of any underlying mortgage loan, must provide for a series of payments that:

•	will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date, or, in some instances, the expiration of the prepayment lock-out period; and

•	will, in the case of each due date during the period contemplated by the prior bullet, be in a total amount equal to or greater than the scheduled debt service payment scheduled to be due or deemed due with respect to the defeased debt on that date and, in the case of the maturity date, anticipated repayment date or last day of the prepayment lock-out period referred to in the prior bullet, be in an amount at least sufficient to pay off the defeased debt, with any excess to be returned to the related borrower or a successor borrower.

Each group of cross-collateralized mortgage loans and each individual multi-property or multi-parcel mortgage loan that allows for partial defeasance of the aggregate debt, and that we intend to include in the trust, provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged real properties or parcels would be released and the cross-collateralization would terminate as to the released property, parcel or properties.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the defeased debt through, and to pay off the defeased debt on, the date contemplated above.

In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

With respect to The Legends at Village West Mortgage Loan, representing 4.3% of the Initial Mortgage Pool Balance and 4.7% of the Initial Loan Group 1 Balance, beginning after the date that is two years and 15 days after the Issue Date, the related borrower is permitted to defease a portion of the mortgage loan by delivering defeasance collateral sufficient to replicate the borrower’s payment obligations under the related loan documents with respect to such portion of the mortgage loan, without a corresponding release of the mortgaged real property or any portion thereof. See ‘‘—Significant Underlying Mortgage Loans—The Legends at Village West Mortgage Loan—The Mortgage Loan’’ in this prospectus supplement.

Due-on-Sale and Due-on-Encumbrance Provisions.    All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers or encumbrances discussed below in this ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ subsection, these clauses either:

•	permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if, without the consent of the holder of the mortgage, the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

•	prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable’’ and ‘‘—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses’’ and ‘‘Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying base prospectus.

In addition, all of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

•	transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following—

1.	confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

2.	the reasonable acceptability of the transferee to the lender;

•	a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or a principal of the borrower;

•	transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

•	issuance by the borrower of new partnership or membership interests;

•	changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

•	a transfer of non-controlling ownership interests in the related borrower;

•	a transfer of controlling ownership interests in the related borrower to specified persons, entities or types of entities and/or subject to the satisfaction of certain gross asset tests or other conditions specified in the related mortgage loan documents;

•	transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

•	other transfers similar in nature to the foregoing.

Mortgage Pool Characteristics

A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3, Annex A-4, Annex A-5, Annex A-6 and Annex B to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

Significant Underlying Mortgage Loans

General.    Set forth below are summary discussions of the ten (10) largest underlying mortgage loans and/or groups of cross-collateralized underlying mortgage loans that we intend to include in the trust.

I. The Aventura Mall Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$430,000,000
Loan per Square Foot:	$423(1)
% of Initial Mortgage Pool Balance:	13.6%
Shadow Rating (S&P/Fitch):	AAA/AA
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.905% per annum
Interest Calculation:	Actual/360
First Payment Date:	December 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	December 11, 2017
Maturity Balance:	$430,000,000
Borrower:	Aventura Mall Venture
Sponsors:	Turnberry Associates and Simon Property Group, Inc.
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	Tenant Improvements and Leasing Commission Reserve(3)
Ongoing Reserves:	NAP(2)
Lockbox:	Hard(4)
Other Secured Debt:	Permitted Mezzanine Financing(5)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Regional Mall
Location:	Aventura, Florida
Year Built:	1983
Year Renovated:	1997-1998 and 2007
Gross Square Feet:	2,070,241(6)
Collateral Square Feet:	1,017,062(7)
Overall Occupancy:	99.7%(8)
In-Line Occupancy:	99.0%(8)
Occupancy Date:	9/1/2007
Ownership Interest:	Fee
Property Management:	Turnberry Development, LLC, an affiliate of the Borrower
In-Line Sales PSF:	$1,081(9)
In-Line Cost of Occupancy:	10.8%(9)
U/W NCF:	$49,100,050(10)
U/W NCF DSCR:	1.91x(11)
Cut-off Date U/W NCF DSCR:	1.91x(11)
Appraised Value:	$910,000,000(12)
Appraisal As of Date:	September 25, 2007(12)
Cut-off Date LTV Ratio:	47.3%(13)
Maturity LTV Ratio:	47.3%(13)
(1)	Based on collateral square feet of the Aventura Mall Mortgaged Property.
(2)	NAP means not applicable.
(3)	At origination, the Aventura Mall Borrower deposited $10,696,321 into a tenant improvement and leasing commission reserve account to pay for costs related to tenant allowances and leasing commissions due in connection with the tenanting of the Expansion Space (as defined under ‘‘—The Mortgaged Property’’ below).
(4)	See ‘‘—Lockbox’’ below.
(5)	See ‘‘—Permitted Mezzanine Financing’’ below.
(6)	Reflects gross leasable area of the entire mall including any anchors which may not be part of the collateral, including the not yet completed 167,000 square foot Nordstrom anchor store, and 160,870 square feet of expansion in-line mall space. The total existing gross leasable square footage (excluding expansion space) is 1,742,371 square feet.
(7)	Collateral square feet comprising the Aventura Mall Mortgaged Property consists of 193,759 square feet of anchor space, 744,565 square feet of in-line mall space (including 160,870 square feet of expansion in-line mall space), and a 78,738 square foot movie theater. In addition, the Aventura Mall Mortgaged Property includes four anchor pad sites (including the not yet completed Nordstrom pad) but not the 898,370 square feet of tenant-owned anchor improvements on those pad sites.
(8)	Reflects overall occupancy of existing store space including leases out-for-signature on existing space. Overall occupancy and in-line occupancy including expansion space and leases out-for-signature are 99.7% and 99.2%, respectively.
(9)	Comparable in-line sales per square foot and in-line cost of occupancy for the trailing 12 months ending September 30, 2007 reflect tenants occupying less than 10,000 square feet.
(10)	Reflects in-place U/W NCF including rents related to out-for-signature leases on existing space and executed leases on expansion space and excluding rents related to unexecuted leases on expansion space. U/W NCF is projected to be $59,284,027 based on assumed completion and opening of the expansion space in early 2008, execution of out-for-signature leases for expansion space and rents related to these out-for-signature leases, and certain other lease-up assumptions.
(11)	Based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and the Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $59,284,027 (described in footnote (10) above) are each 2.30x.
(12)	Reflects appraised as-is market value for the Aventura Mall Mortgaged Property. The appraised prospective market value at completion of the expansion for the Aventura Mall Mortgaged Property as of February 1, 2008 is $990,000,000. The appraised prospective market value at stabilization for the Aventura Mall Mortgaged Property as of May 1, 2008 is $1,020,000,000.
(13)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the appraised prospective market value at completion (described in footnote (12) above) are each 43.4%. The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the appraised prospective market value at stabilization (described in footnote (12) above) are each 42.2%.

Gross Leasable Area (GLA) Overview
Store	Principal Business	Approximate Square Feet		As % of GLA	Ratings(1)	Lease Expiration
Anchors
Macy’s(2)	Department Store	254,539		12.3%	BBB/BBB	7/31/2019(3)
Bloomingdales(2)	Department Store	251,831		12.2	BBB/BBB	1/29/2033(4)
Macy’s Men’s and Home(2)	Department Store	225,000		10.9	BBB/BBB	7/31/2035(5)
JCPenney(6)	Department Store	193,759		9.4	BBB−/BBB	4/30/2013
Nordstrom(2)	Department Store	167,000	(7)	8.1	A/A−	2/15/2018(8)
Sears(9)	Department Store	154,809		7.5	BB+/BB	NAP(10)
Total Anchor Space		1,246,938		60.2%
Existing In-line Mall Space		583,695		28.2
Expansion In-line Mall Space		160,870	(7)	7.8
Movie Theater(11)		78,738		3.8
Total GLA		2,070,241		100.0%
(1)	Credit ratings are by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated.
(2)	Macy’s, Bloomingdales, Macy’s Men’s and Home, and Nordstrom own their own improvements and lease their pads; therefore, only the pad is part of the collateral.
(3)	Macy’s pad lease provides for six, 10-year extension options.
(4)	Bloomingdales’ pad lease provides for four, 10-year extension options.
(5)	Macy’s Men’s and Home’s pad lease provides for four, 10-year extension options.
(6)	JCPenney leases its pad and improvements; therefore its space is part of the collateral.
(7)	Nordstrom’s anchor space and expansion in-line mall space are scheduled for completion in February 2008.
(8)	Nordstrom’s pad lease provides for five, 10-year extension options.
(9)	Sears owns its pad and improvements; therefore, its pad and improvements are not part of the collateral.
(10)	NAP means not applicable as Sears owns its store and pad, neither of which are part of the collateral.
(11)	AMC Theatres occupies its space under a lease that expires August 31, 2018 and provides for four, five-year extension options.

Major In-Line Tenant Information
Tenant(1)	Principal Business	Approximate Square Feet	Ratings(2)	Lease Expiration Date
Existing In-Line Tenants
Zara International	Apparel Retailer	18,717	NR	1/31/2012
Banana Republic	Apparel Retailer	16,857	BB+/BB+	2/28/2012(3)
Crate & Barrel	Housewares and Furniture Retailer	13,066	NR	1/31/2009(4)
Pottery Barn	Home Furnishings Retailer	12,042	NR	1/31/2010
Restoration Hardware, Inc.	Home Furnishings Retailer	11,988	NR	2/28/2013
Expansion In-Line Tenants
Forever 21	Apparel Retailer	31,580	NR	2/15/2018
Equinox Gym	Personal Fitness	25,458	NR	2/15/2018
Abercrombie & Fitch	Apparel Retailer	10,638	NR	2/15/2018
Calvin Klein	Fashion Designer and Apparel Retailer	10,280	NR	2/15/2018
Hugo Boss	Fashion Designer and Apparel Retailer	8,003	NR	2/15/2018
Total		158,629
(1)	Ranked by approximate square feet for existing and expansion in-line tenants.
(2)	Credit ratings are by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.
(3)	Banana Republic’s lease provides for one, four-year extension option.
(4)	Crate & Barrel’s lease provides for two, five-year extension options.

Historical Annual Rent Per Square Foot Information(1)
2005	2006	2007(2)
$24.51	$24.20	$25.67
(1)	The effective annual rent based on base rent information provided by the Aventura Mall Borrower.
(2)	As of the third quarter of 2007.

Lease Expiration Information(1)
Year	Approximate # of Expiring Existing In-Line Tenants(1)	Approximate Expiring Existing In-LineSquare Feet(1)	As % of Total Existing In-Line Square Feet(1)	Cumulative % of Total Existing In-Line Square Feet(2)	Approximate Expiring Existing In-Line Base Revenues(2)	As % of Total Existing In-Line Base Revenues(2)	Cumulative % of Total Existing In-Line Base Revenues(2)
2007(3)	43	43,484	7.4%	7.4%	$3,744,860	9.5%	9.5%
2008	30	53,591	9.2	16.6%	3,720,463	9.4	18.9%
2009	31	50,989	8.7	25.4%	3,847,128	9.7	28.6%
2010	28	65,273	11.2	36.5%	4,775,751	12.1	40.6%
2011	10	15,965	2.7	39.3%	1,303,374	3.3	43.9%
2012	24	109,858	18.8	58.1%	5,944,983	15.0	58.9%
2013	14	58,088	10.0	68.1%	2,840,921	7.2	66.1%
2014	17	31,421	5.4	73.4%	2,520,439	6.4	72.5%
2015	19	34,804	6.0	79.4%	2,571,173	6.5	79.0%
2016	11	23,224	4.0	83.4%	1,899,026	4.8	83.8%
2017 and beyond	24	90,967	15.6	99.0%	6,435,036	16.2	100.0%
Vacant	—	6,031	1.0	100.0%	0	—
Total	251	583,695	100.0%		$39,602,553	100.0%
(1)	Based on total existing in-line square feet.
(2)	Based on in-place underwritten base rental revenues applicable to existing in-line tenants including leases out-for-signature on existing in-line space.
(3)	Includes any month-to-month tenants.

The Borrower and Sponsor.    The Aventura Mall Borrower is Aventura Mall Venture, a Florida general partnership. The ultimate sponsors of the Aventura Mall Borrower are Turnberry Associates and Simon Property Group, Inc. (rated A−/A− by S&P and Fitch, respectively; NYSE symbol: SPG). Founded more than 50 years ago by Donald Soffer, Turnberry Associates is a diverse real estate development and property management company that has developed more than $7 billion in commercial and residential property, including 20 million square feet of retail space, 7,000 apartment and condominium units, 1.5 million square feet of class ‘‘A’’ office space and 2,000 hotel and resort rooms. Simon Property Group, Inc., headquartered in Indianapolis, Indiana, is an S&P 500 company and the largest public U.S. real estate company. Simon is a fully integrated real estate company which operates from five retail real estate platforms: regional malls, Premium Outlet Centers®, The Mills®, community/lifestyle centers and international properties. Simon currently owns or has an interest in 380 properties comprising 258 million square feet of gross leasable area in North America, Europe and Asia.

The Mortgage Loan.    The Aventura Mall Mortgage Loan was originated on November 15, 2007, and has a cut-off date principal balance of $430,000,000. The Aventura Mall Mortgage Loan is a ten-year loan with a stated maturity date of December 11, 2017. The Aventura Mall Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 5.905% per annum. On the eleventh day of each month to, but not including the stated maturity date, the Aventura Mall Borrower is required to make interest-only payments on the Aventura Mall Mortgage Loan. The principal balance of the Aventura Mall Mortgage Loan plus all accrued and unpaid interest thereon is due and payable on the stated maturity date.

The Aventura Mall Borrower is prohibited from voluntarily prepaying the Aventura Mall Mortgage Loan, in whole or in part, prior to September 11, 2017. From and after September 11, 2017, the Aventura Mall Borrower may prepay the Aventura Mall Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Aventura Mall Borrower may defease the Aventura Mall Mortgage Loan, in whole only, at any time after two years following the Issue Date, and by doing so obtain the release of the Aventura Mall Mortgaged Property. A defeasance will be effected by the Aventura Mall Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America or, if acceptable to the rating agencies, other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Aventura Mall Borrower under the Aventura Mall Mortgage Loan and are sufficient to pay off the Aventura Mall Mortgage Loan in its entirety on the calendar day immediately preceding September 11, 2017 (the ‘‘Defeasance Closeout Date’’), on the stated maturity date, or on any monthly payment date occurring between the Defeasance Closeout Date and the maturity date, as selected by the Aventura Mall Borrower. The Aventura Mall Borrower’s right to defease the entire Aventura Mall Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C7 certificates by such rating agency.

The Mortgaged Property.    The Aventura Mall Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Aventura Mall Borrower in the Aventura Mall Mortgaged Property, which is comprised of a portion of Aventura Mall, a super-regional shopping center located in Aventura, Florida. Aventura Mall was originally constructed in 1983 and originally anchored by Macy’s, JCPenney, Sears and Lord & Taylor. In 1997, a large expansion of the mall occurred with the addition of two new anchors, Bloomingdales and Macy’s Men’s and Home (previously Burdines), as well as a 24-screen AMC theater. Currently, the mall is undergoing a new $225 million expansion which is scheduled to be fully completed by February 2008. The expansion is designed to target high-end consumers by removing the Lord & Taylor and adding a 167,000 square foot Nordstrom and a new wing comprised of 160,870 square feet of in-line rentable area (such 167,000 square foot Nordstrom and the 160,870 square foot new wing are together referred to as the ‘‘Expansion Space’’). The new wing will contain boutique in-line spaces such as Ferrari, BCBG and Lily Pulitzer. Aventura Mall is anchored by six stores with an aggregate of 1,246,938 square feet comprised of Macy’s, Bloomingdales, Macy’s Men’s and Home, JCPenney, Sears and the not yet completed Nordstrom. Aventura Mall totals 1,742,371 square feet of existing space, which consists of 254,539 square feet of Macy’s anchor space, 251,831 square feet of Bloomingdales anchor space, 225,000 square feet of Macy’s Men’s and Home anchor space, 193,759 square feet of JCPenney anchor space, 154,809 square feet of Sears anchor space, 583,695 square feet of in-line mall space and the 78,738 square foot AMC Theatres. Upon completion of the expansion, Aventura Mall will total 2,070,241 square feet, which will include the 327,870 square feet of Expansion Space. The collateral for the Aventura Mall Mortgaged Property currently totals 856,192 square feet of existing space, which consists of 193,759 square feet of JCPenney anchor space, 583,695 square feet of in-line mall space and the 78,738 square foot AMC Theatres. In addition, the collateral includes the Macy’s, Bloomingdales and Macy Men’s and Home anchor pads but not the aggregate 731,730 square feet of related anchor-owned improvements. Sears owns its anchor store and pad, neither of which are part of the collateral. Upon completion of the expansion, the Aventura Mall Mortgaged Property will total 1,017,062 square feet, which will include the portion of the Expansion Space consisting of the 160,870 square feet of expansion in-line mall space and the Nordstrom anchor pad, but which will not include the 167,000 square feet of Nordstrom anchor-owned improvements. The existing and expansion in-line tenants reflect a diverse range of national retailers including Forever 21, Equinox Gym, Zara International, Banana Republic, Crate & Barrel, Pottery Barn, Restoration Hardware, Inc., Abercrombie & Fitch, Calvin Klein and Hugo Boss. As of September 1, 2007, based on existing square footage leased, including leases out-for-signature, existing in-line occupancy at Aventura Mall was 99.0% and existing overall mall occupancy was 99.7%. As of February 15, 2008, based on existing and expansion square footage leased, including leases out-for-signature, in-line occupancy at Aventura Mall will be 99.2% and overall mall occupancy will be 99.7%. Based on historical financial information provided by the Aventura Mall Borrower, the net operating income for the Aventura Mall Mortgaged Property was $39,439,159 for fiscal year 2006 and $32,553,604 for the interim period from January 2007 through September 2007.

The following is an occupancy chart for the Aventura Mall Mortgaged Property, as reported by the Aventura Mall Borrower.

Historical Occupancy Information
Year	Occupancy(1)
2006	94.8%
2005	93.3%
2004	92.6%
2003	92.8%
2002	89.9%
(1)	Percentages are as of December 31st of the respective years and reflect tenants occupying less than 25,000 square feet.

The Market.    According to information in the appraisal performed in connection with the origination of the Aventura Mall Mortgage Loan, the Aventura Mall Mortgaged Property is located in Aventura, Florida, just north of the Miami/North Miami Beach area in the northeastern section of Miami-Dade County. The area surrounding the Aventura Mall is bordered by East Hallandale Beach Boulevard to the North, Sunny Isles Boulevard to the south, the Atlantic Ocean to the east and Interstate 95 to the west. The Aventura Mall Mortgaged Property is statistically located within the Miami/Fort Lauderdale MSA and more specifically in the Miami/Miami Beach Submarket of the Miami MSA. The Miami/Fort Lauderdale MSA contains an overall inventory of approximately 124.2 million square feet of which 21.8 million square feet are shopping centers greater than 1,000,000 square feet. Nine malls within this broader Miami/Fort Lauderdale Market have in-line sales in excess of $500 per square foot. Seven malls in the Miami/Fort Lauderdale market are considered competitive with Aventura Mall, six of which are located between 13 and 32 miles north or south of Aventura Mall. The appraisal reports that as of the second quarter 2007, the Miami/Miami Beach Submarket consisted of only neighborhood and community centers with a total inventory of approximately 5.7 million square feet, an increase of 847,000 square feet over the last ten years. According to the appraisal, absorption in the submarket was 162,000 square feet as of the second quarter 2007, up from year-end 2006 at negative 42,000 square feet. The current second quarter 2007 rental rate is $23.97 per square foot, which is up from $23.73 per square foot in 2006. Effective rental rates have increased over the last ten years by $5.54 per square foot or 30.0%. According to the appraisal, the submarket has an overall retail vacancy rate of 9.6% and a current vacancy rate of 13.9% within the neighborhood/community centers category as of the second quarter 2007. The appraisal projects the overall Miami/Miami Beach Submarket vacancy rate to stabilize at approximately 6.0%-7.0% with continued increases in effective and asking rental rates over the next five years.

Lockbox.    The Aventura Mall Borrower is obligated to establish and maintain a segregated eligible account (the ‘‘Lockbox Account’’), initially with Bank of America, N.A. (the ‘‘Lockbox Bank’’) under the control of the lender. The Aventura Mall Borrower is required, within 30 days after the origination date, to direct each tenant under each lease at the Aventura Mall Mortgaged Property to send all payments due under such leases directly to the Lockbox Account. In addition, the Aventura Mall Borrower is required to deposit, and to cause the property manager to deposit, all amounts received by them into the Lockbox Account within one business day after receipt. Notwithstanding the foregoing, the Aventura Mall Borrower is only obligated under the Aventura Mall Mortgage Loan documents to deposit rents under the Master Lease (as defined under ‘‘—Master Lease’’ below) into the Lockbox Account following the occurrence and during the continuance of an event of default under the Aventura Mall Mortgage Loan. The Aventura Mall Mortgage Loan documents provide that, provided that no event of default has occurred and is continuing under the Aventura Mall Mortgage Loan, any and all funds in the Lockbox Account shall be transferred to an account designated by the Aventura Mall Borrower on each business day. If and for so long as an event of default occurs and continues under the Aventura Mall Mortgage Loan, all amounts on deposit in the Lockbox Account shall be transferred on a daily basis to a cash management account established (at the time of such event of default) by the lender (to be disbursed by the lender in such order and priority as the lender determines in its sole and absolute discretion).

Windstorm and Terrorism Insurance.    The Aventura Mall Borrower is required under the related loan documents to maintain, along with other insurance coverages and requirements, comprehensive all risk insurance, commercial general liability insurance, business income insurance and insurance against certain acts of terrorism. Windstorm insurance is not required at ‘‘Full Replacement Cost’’ (as defined in the Aventura Mall Mortgage Loan documents), but in amounts and with deductibles as are customary in Florida for commercial properties similar to the Aventura Mall Mortgaged Property and generally required by lenders for commercial properties similar to the Aventura Mall Mortgaged Property. Regarding terrorism insurance coverage, if such policies contain an exclusion for acts of terrorism, the Aventura Mall Borrower is required to obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist, provided, however, that such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to the Aventura Mall Mortgaged Property and that is reasonable for the geographic region in which the Aventura Mall Mortgaged Property is located, and provided, further, that in no event shall such deductible exceed, so long as either the Simon Sponsor (as defined in the Aventura Mall Mortgage Loan documents) or the Soffer Sponsor (as defined in the Aventura Mall Mortgage Loan documents) controls the Aventura Mall Borrower and owns at least 50% of the Aventura Mall Borrower, $5,000,000 (or if the Simon Sponsor or the Soffer Sponsor no longer control the Aventura Mall Borrower and own at least 50% of the Aventura Mall Borrower, $250,000). Notwithstanding the foregoing requirement to maintain terrorism insurance, the Aventura Mall Borrower will not be obligated to expend, in any fiscal year, more than an agreed-upon amount (as generally required by lenders for commercial properties similar to the Aventura Mall Mortgaged Property) (the ‘‘Terrorism Insurance Cap’’) on insurance premiums for terrorism insurance. If the cost of the insurance premiums for the required amount of terrorism insurance exceeds the Terrorism Insurance Cap, then the Aventura Mall Borrower is obligated to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Insurance Cap, provided, however, in the event such terrorism insurance is customarily maintained by owners of properties similar to the Aventura Mall Mortgaged Property, the Aventura Mall Borrower is required to maintain such terrorism insurance, regardless of the cost of the related insurance premiums.

Permitted Mezzanine Financing.    The Aventura Mall Mortgage Loan documents permit the owners of direct or indirect interests in the Aventura Mall Borrower to pledge such interests and obtain mezzanine financing upon notice to the lender without lender approval or confirmation from the applicable rating agencies provided that certain conditions are satisfied, including, among other things (a) no event of default has occurred and is continuing under the Aventura Mall Mortgage Loan, (b) either the Simon Sponsor or the Soffer Sponsor controls the Aventura Mall Borrower or owns at least 50% of the Aventura Mall Borrower, (c) the maximum principal amount of the mezzanine financing shall not exceed $50,000,000, (d) the mezzanine financing shall not mature prior to the maturity date of the Aventura Mall Mortgage Loan and (e) the mezzanine lender shall enter into an intercreditor agreement in form and substance acceptable to the lender under the Aventura Mall Mortgage Loan or in such other form customarily accepted by institutional lenders in connection with comparable loans. If neither the Simon Sponsor nor the Soffer Sponsor controls the Aventura Mall Borrower or owns at least 50% of the Aventura Mall Borrower or the principal amount of the mezzanine financing exceeds $50,000,000, the Aventura Mall Mortgage Loan documents permit the owners of direct or indirect interests in the Aventura Mall Borrower to pledge such interests and obtain mezzanine financing upon notice to the lender only with lender approval and upon receipt of the applicable rating agencies issuing written confirmation that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the series 2007-C7 certificates, provided that certain conditions are satisfied, including, among other things (a) no event of default shall have occurred and is continuing under the Aventura Mall Mortgage Loan, (b) the permitted mezzanine lender shall be an institutional lender, (c) the mezzanine financing shall not mature prior to the maturity date of the Aventura Mall Mortgage Loan and (d) the mezzanine lender shall enter into an intercreditor agreement in form and substance acceptable to the lender under the Aventura Mall Mortgage Loan or in such other form customarily accepted by institutional lenders in connection with comparable loans.

Master Lease.    The Aventura Mall Borrower (as master lessor), and Turnberry Retail Holding, L.P. and Simon Property Group, L.P. (together as master lessees) are obligated to execute and deliver at origination of the Aventura Mall Mortgage Loan a master lease (the ‘‘Master Lease’’) with an annual rent payment of $9,610,000 for the vacant leasable square footage in the Expansion Space. The rent under the Master Lease shall be reduced dollar for dollar as tenants take occupancy of their space in the Expansion Space and commence paying rent. The Master Lease shall terminate when the rents being paid by tenants in place at the Expansion Space (excluding rents paid by Nordstrom and Parasuco) equals or exceeds $9,610,000 or, if earlier, on the date on which annual aggregate rents for the entire Aventura Mall Mortgaged Property (as reasonably determined by the Aventura Mall Mortgage Loan lender) exceed $55,000,000 (not including percentage rent). The Master Lease shall terminate in the event that the Aventura Mall Mortgage Loan is repaid or defeased. As noted above, the Aventura Mall Mortgage Loan documents require the Aventura Mall Borrower to deposit rents under the Master Lease into the Lockbox Account following the occurrence (and during the continuance) of an event of default under the Aventura Mall Mortgage Loan.

Partial Release.    Simultaneously with the origination of the Aventura Mall Mortgage Loan, the Aventura Mall Borrower entered into a ground lease (in its capacity as ground lessor) with an affiliate of the Aventura Mall Borrower (as ground lessee) for certain parcels of the Aventura Mall Mortgaged Property that are currently either unimproved or improved with replaceable parking spaces. The ground lease is superior to the lien of the mortgage securing the Aventura Mall Mortgage Loan. The ground lease will permit the ground lessee to perform construction at, and make alterations to, the ground leased parcels. In the event that, during construction at the ground leased parcels, there occurs a deficiency in the number of parking spaces for the Aventura Mall Mortgaged Property, due to the fact such spaces are required under applicable zoning laws or applicable lease provisions, the Aventura Mall Borrower will be required to enter into a lease with a third party to provide sufficient replacement parking spaces on terms and at a location reasonably acceptable to the Aventura Mall Mortgage Loan lender. See ‘‘Risk Factors’’ – Some of the Mortgaged Real Properties May Not Comply With All Applicable Zoning Laws and/or Local Building Codes or With the Americans with Disabilities Act of 1990’’ in this prospectus supplement. Upon the request of the Aventura Mall Borrower, the lender is obligated to release the ground leased parcels without the payment of a release price by the Aventura Mall Borrower but upon the satisfaction of certain conditions, including, among other things, that (a) no event of default shall have occurred and be continuing under the Aventura Mall Mortgage Loan, (b) the Aventura Mall Borrower shall submit a release of lien and related documents to the lender in advance of such proposed release, (c) the ground leased parcels shall be conveyed to an entity other than the Aventura Mall Borrower (which entity may be an affiliate of the Aventura Mall Borrower) and the ground lease shall be amended or terminated, (d) prior to the transfer and release of the ground leased parcels, the ground leased parcels shall be subdivided from the Aventura Mall Mortgaged Property to form a separate tax lot, (d) all legal requirements in connection with the foregoing shall have been met and confirmed by evidence from municipal authorities or a zoning report or legal opinion and (e) all easements necessary for the benefit of the Aventura Mall Mortgaged Property, following such subdivision and conveyance, shall be entered into and recorded, as appropriate.

Pending Litigation.    The leases with certain anchor tenants at the Aventura Mall Mortgaged Property require that the consent of such anchor tenant be obtained by the Aventura Mall Borrower prior to the commencement of construction of the Expansion Space. In connection therewith, there is a pending lawsuit brought by J.C. Penney Corporation, Inc. against the Aventura Mall Borrower and the sponsors of the Aventura Mall Borrower alleging, among other things, that the construction of the Expansion Space occurred without JCPenney’s consent and constituted a breach of a covenant in the JCPenney lease, that an unexecuted amendment to its lease (which gives JCPenney the option to extend such lease beyond its term at the same fixed rent set forth in its existing lease) was a valid contract because the Aventura Mall Borrower had given its verbal consent to the final negotiated terms of such amendment, and that certain other covenants in their lease were breached, including those requiring the Aventura Mall Borrower to provide a minimum number of parking spaces. Among other remedies, JCPenney is seeking damages calculated as the difference between market rent rates and its fixed rent rate set forth in its lease and the enforcement of its lease amendment referred to above. Although estoppels have been obtained with respect to each of Bloomingdale’s, Inc., Macy’s Men’s and Home and Macy’s East at origination of the Aventura Mall Mortgage Loan stating that, among other things, their respective leases are in full force and effect and there are no existing defaults, such estoppels also allege that the construction work that is being performed at the Aventura Mall Mortgaged Property has not been authorized and such tenants are negotiating amendments to their respective leases which may not be finalized. See ‘‘Risk Factors—Litigation May Adversely Affect Property Performance’’ above in this prospectus supplement.

II. The Innkeepers Portfolio Mortgage Loan

Mortgaged Loan Information
Cut-off Date Principal Balance:	$412,701,271(1)
Loan per Room:	$145,241(2)
% of Initial Mortgage Pool Balance:	13.0%
Shadow Rating (S&P/Fitch):	NAP(3)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	6.7125% per annum
Interest Calculation:	Actual/360
First Payment Date:	August 9, 2007
Amortization Term:	30 years(4)
Anticipated Repayment Date:	NAP(3)
Hyperamortization:	NAP(3)
Maturity Date:	July 9, 2017
Maturity Balance:	$389,593,207(1)
Borrowers:	Various
Sponsor:	Apollo Investment Corporation
Defeasance/Prepayment:	Defeasance permitted, in whole or in part with releases, beginning two years after latest Issue Date. Prepayment in whole only, without penalty, permitted three months prior to maturity date.
Up-Front Reserves:	Required Repairs Reserve(5) Required Capital Improvements Reserve(6) Mountain View ADA Reserve(7)
Ongoing Reserves:	Tax and Insurance Reserve(8) FF&E Reserve(9) Ground Rent Reserve(10) Marriott Termination Payments Reserve(11) Germantown Property Improvements Reserve(12)
Lockbox:	Hard/Hotel(13)
Other Secured Debt:	Permitted Mezzanine Financing(14)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(15)
Property Type:	Hotel
Location:	16 states(15)
Year Built:	1981-2002
Year Renovated:	2001-2007
Number of Rooms:	5,683(15)
Occupancy:	76.2%(16)
Occupancy Date:	July 31, 2007(16)
Ownership Interest:	Fee(17)
Property Management:	Island Hospitality Management, Inc., a third party management company
ADR:	$117.29(18)
RevPAR:	$89.43(19)
U/W NCF:	$71,639,678(20)
U/W NCF DSCR:	1.12x(21)
Cut-off Date U/W NCF DSCR:	1.28x(22)
Appraised Value:	$1,173,900,000(23)
Appraisal As of Date:	April 23 - May 4, 2007
Cut-off Date LTV Ratio:	70.3%(24)
Maturity LTV Ratio:	66.4%(24)

(1)	The Innkeepers Portfolio Mortgage Loan is part of the Innkeepers Portfolio Loan Combination that also includes the Innkeepers Portfolio Pari Passu Non-Trust Loan in the principal amount of $412,701,271. The entire Innkeepers Portfolio Loan Combination is in the principal amount of $825,402,542.
(2)	Based on a loan amount comprised of the entire Innkeepers Portfolio Loan Combination.
(3)	NAP means not applicable.
(4)	Payments of interest-only are required through and including the payment date in July 2012.
(5)	At origination, the Innkeepers Portfolio Borrowers deposited $1,495,411 into a required repairs reserve account for costs of certain required repairs at certain of the Innkeepers Portfolio Mortgaged Properties.
(6)	At origination, the Innkeepers Portfolio Borrowers deposited $42,637,605 in a required capital improvements reserve account for costs of immediate property improvement plan work performed at the Innkeepers Portfolio Mortgaged Properties within two years of the loan closing date. Also see ‘‘—Required Capital Improvements Guaranty’’ below.
(7)	At origination, the Innkeepers Portfolio Borrowers deposited $200,000 into a litigation reserve account for payment of certain costs relating to final disposition of pending Americans With Disabilities Act-related litigation with respect to the mortgaged real property known as Residence Inn Mountain View located in Mountain View, California.
(8)	During the continuance of an Innkeepers Cash Management Period (as defined below), the Innkeepers Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in the amount of one-twelfth of the taxes payable during the next ensuing 12 months and, if the insurance policy maintained by the Innkeepers Portfolio Borrowers is not an approved blanket or umbrella insurance policy, one-twelfth of the insurance premiums lender estimates will be payable for the renewal of insurance policy. An ‘‘Innkeepers Cash Management Period’’ occurs (i) upon the maturity date, (ii) upon an event of default, or (iii) if the net operating income of the Innkeepers Portfolio Mortgaged Properties, as of any calendar quarter, is less than the net operating income (as adjusted to omit the net operating income of any properties released from the lien of the related mortgage) of the Innkeepers Portfolio Mortgaged Properties as of the loan origination date and terminates as described under ‘‘—Lockbox’’ below.
(9)	The Innkeepers Portfolio Borrowers are required to make ongoing deposits to the FF&E reserve account during the continuance of an Innkeepers Cash Management Period in an amount equal to 4% of gross income from the mortgaged property (or such greater amount if required by the related management or franchise agreements) (the ‘‘Required FF&E Reserve Amount’’). At all other times, the Innkeepers Portfolio Borrowers will only be required to make ongoing deposits to the FF&E reserve account in an amount equal to the excess, if any, of the Required FF&E Reserve Amount over the amount of FF&E expenditures actually made by the Innkeepers Portfolio Borrowers in the prior 12-month period.
(10)	During the continuance of an Innkeepers Cash Management Period, the Innkeepers Portfolio Borrowers are required to make monthly deposits into a ground lease account in an amount as estimated by the lender to pay ground rent due under the ground leases.
(11)	During the continuance of an Innkeepers Cash Management Period, the Innkeepers Portfolio Borrowers are required to deposit to the Marriott termination payments reserve account an amount equal to one-twelfth of the termination fees that lender estimates to be due and payable to Marriott International, Inc., or its affiliates, during the upcoming calendar year with respect to 14 of the Innkeepers Portfolio Mortgaged Properties.

(12)	Commencing with the payment on January 9, 2013 through and including April 9, 2015, the Innkeepers Portfolio Borrowers are required to make monthly deposits in the amount of $100,000 into the Germantown property improvements reserve account to pay for certain anticipated costs and expenses relating to work required under any property improvement plan for the property known as Hampton Inn, Germantown, Maryland, as a result of the re-flagging of such property or the extension of the term of the franchise agreement relating thereto. In lieu of making the monthly deposits into the reserve account, the related Innkeepers Portfolio Borrower may deliver either a letter of credit or a guaranty of completion from the sponsor in the amount of $2,700,000.
(13)	See ‘‘—Lockbox’’ below.
(14)	See ‘‘—Permitted Mezzanine Financing’’ below.
(15)	Portfolio of 45 hotels comprised of 35 upscale extended stay hotels, nine mid-scale hotels and one full service hotel with an aggregate of 5,683 rooms located in 16 states. See ‘‘—The Mortgaged Properties’’ below.
(16)	Occupancy is the overall average occupancy of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending July 31, 2007.
(17)	One of the Innkeepers Mortgaged Properties known as Courtyard Fort Lauderdale is a leasehold interest pursuant to a ground lease expiring July 31, 2034. See ‘‘—Ground Lease’’ below.
(18)	ADR is the overall average daily rate of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending July 31, 2007.
(19)	RevPAR is the overall average revenue per available room of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending July 31, 2007.
(20)	Reflects aggregate in-place U/W NCF of the 45 Innkeepers Portfolio Mortgaged Properties. The aggregate U/W NCF of the Innkeepers Portfolio Mortgaged Properties is projected to be $83,262,215 based on assumed increase in occupancy, ADR and RevPAR in conjunction with completion of planned renovations.
(21)	Based on aggregate in-place U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in August 2012 and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The U/W NCF DSCR based on the projected U/W NCF of $83,262,215 (described in footnote (20) above) is 1.30x.
(22)	Based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $83,262,215 (described in footnote (20) above) is 1.48x.
(23)	Aggregate of the as-is appraised market values for the 45 Innkeepers Portfolio Mortgaged Properties. As-is appraised market values assume completion of planned renovations.
(24)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio are based on the entire Innkeepers Portfolio Loan Combination.

The Borrower and Sponsor.    The 45 Innkeepers Portfolio Borrowers are Grand Prix Belmont LLC, Grand Prix Campbell/San Jose LLC, Grand Prix El Segundo LLC, Grand Prix Fremont LLC, Grand Prix Mountain View LLC, Grand Prix San Jose LLC, Grand Prix San Mateo LLC, Grand Prix Sili I LLC, Grand Prix Sili II LLC, Grand Prix Denver LLC, Grand Prix Englewood/Denver South LLC, Grand Prix Shelton LLC, Grand Prix Windsor LLC, Grand Prix Altamonte LLC, Grand Prix Ft. Lauderdale LLC, Grand Prix Naples LLC, Grand Prix Atlanta LLC, Grand Prix Atlanta (Peachtree Corners) LLC, Grand Prix Lombard LLC, Grand Prix Chicago LLC, Grand Prix Schaumburg LLC, Grand Prix Westchester LLC, Grand Prix Lexington LLC, Grand Prix Louisville (RI) LLC, Grand Prix Columbia LLC, Grand Prix Gaithersburg LLC, Grand Prix Germantown LLC, Grand Prix Portland LLC, Grand Prix Livonia LLC, Grand Prix Cherry Hill LLC, Grand Prix Mt. Laurel LLC, Grand Prix Saddle River LLC, Grand Prix Islandia LLC, Grand Prix Binghamton LLC, Grand Prix Horsham LLC, Grand Prix Willow Grove LLC, Grand Prix Addison (RI) LLC, Grand Prix Arlington LLC, Grand Prix Las Colinas LLC, Grand Prix Richmond LLC, Grand Prix Richmond (Northwest) LLC, Grand Prix Bellevue LLC, Grand Prix Bothell LLC, Grand Prix Lynnwood LLC, Grand Prix Tukwila LLC, each a Delaware limited liability company. The 45 Innkeepers Portfolio Borrowers are indirect subsidiaries of Grand Prix Acquisition Trust, a real estate investment trust (REIT) subsidiary of the ultimate sponsor, Apollo Investment Corporation. Apollo Investment Corporation is a leading provider of subordinated debt and equity capital to middle-market companies and is traded on the NASDAQ exchange under the symbol AINV. Through its subsidiaries, Apollo Investment Corporation acquired the Innkeepers Portfolio Mortgaged Properties as part of its acquisition in June 2007 of all the outstanding shares of Innkeepers USA, which included a total of 76 hotels (including the 45 subject properties).

The Mortgage Loan.    The Innkeepers Portfolio Mortgage Loan was originated on June 29, 2007 and has a cut-off date principal balance of $412,701,271. The Innkeepers Portfolio Mortgage Loan is part of the Innkeepers Portfolio Loan Combination in the aggregate principal amount of $825,402,542 that also includes the Innkeepers Portfolio Pari Passu Non-Trust Loan in the principal amount of $412,701,271. The Innkeepers Portfolio Pari Passu Non-Trust Loan will not be included in the trust and is, at all times, pari passu in right of payment with the Innkeepers Portfolio Mortgage Loan.

The Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Pari Passu Non-Trust Loan are ten-year loans with a stated maturity date of July 9, 2017, each of which accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.7125% per annum. On the ninth day of each month through and including the payment date in July 2012, the Innkeepers Portfolio Borrowers are required to make payments of interest only on the Innkeepers Portfolio Loan Combination. On the ninth day of each month from and including August 9, 2012, up to but excluding the stated maturity date, the Innkeepers Portfolio Borrowers are required to make constant monthly debt service payments aggregating $5,332,986.51 on the Innkeepers Portfolio Loan Combination (based on a 30-year amortization schedule). The outstanding principal balance of the Innkeepers Portfolio Loan Combination, plus all accrued and unpaid interest thereon, are due and payable on such stated maturity date.

The Innkeepers Portfolio Mortgage Loan may not be voluntarily prepaid in whole or in part until the monthly payment date occurring in April 2017 or thereafter, whereupon the Innkeepers Portfolio Mortgage Loan may be paid in whole, but not in part, without payment of yield maintenance premium. Notwithstanding the foregoing, the Innkeepers Portfolio Mortgage Loan may be prepaid in the amount of $1,300,000 prior to the second anniversary of the Issue Date in connection with an outparcel release, as described under ‘‘—Outparcel Release’’ below.

Following the second anniversary of the Issue Date, the Innkeepers Portfolio Borrowers may obtain the release of all of the Innkeepers Portfolio Mortgaged Properties by simultaneously defeasing all of the Innkeepers Portfolio Mortgage Loans. A defeasance will be effected by the Innkeepers Portfolio Borrowers pledging substitute collateral that consists of direct, non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Act of 1940, as amended, that produce payments which replicate the payment obligations of the Innkeepers Portfolio Borrowers under the Innkeepers Portfolio Mortgage Loan and are sufficient to pay off the Innkeepers Portfolio Mortgage Loan in its entirety either on the monthly payment date occurring in April 2017, on the stated maturity date, or on any date between these two aforementioned dates. The Innkeepers Portfolio Borrowers’ right to defease the entire Innkeepers Portfolio Mortgage Loan is conditioned upon, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned by such agency to any class of series 2007-C7 certificates.

In addition, following the second anniversary of the Issue Date, each of the Innkeepers Portfolio Borrowers may obtain the release of individual Innkeepers Portfolio Mortgaged Properties by simultaneously defeasing an amount equal to 115% of the Innkeepers Portfolio Mortgage Loan allocated to the property being defeased and by complying with the requirements set forth above. Further, the Innkeepers Portfolio Mortgage Loan may be defeased in the amount of $1,300,000 after the second anniversary of the Issue Date in connection with an outparcel release, as described under ‘‘—Outparcel Release’’ below.

The Mortgaged Properties. The Innkeepers Portfolio Mortgage Loan is secured by a first priority mortgage lien on the respective fee simple interests of the Innkeepers Portfolio Borrowers in 44 of the Innkeepers Portfolio Mortgaged Properties and the leasehold interest in one of the Innkeepers Portfolio Mortgaged Properties known as Courtyard Fort Lauderdale, as described under ‘‘—Ground Lease’’ below. The Innkeepers Portfolio Mortgaged Properties are comprised of 45 hotels with an aggregate of 5,683 rooms comprised of 35 upscale extended stay hotels containing approximately 4,446 rooms, nine mid-scale hotels containing 1,101 rooms and one full-service hotel containing 136 rooms, located in 16 states across the country. The hotels range in size from 72 rooms to 247 rooms and are affiliated with Marriott International, Inc. (Residence Inn by Marriott, Courtyard by Marriott and TownePlace Suites by Marriott), Hilton Hotels Corporation (Hampton Inn) and Global Hyatt Corporation (Summerfield Suites). The hotels were built between 1981 and 2002 with most of the properties renovated in recent years. The Innkeepers Portfolio Borrowers have plans to undertake a renovation program of the Innkeepers Portfolio Mortgaged Properties during the next several years at a total cost of approximately $65,000,000. Planned improvements include softcase goods replacement, guest bath upgrades and building exterior refurbishments.

Certain characteristics of the Innkeepers Portfolio Mortgaged Properties, organized by location of the subject Innkeepers Portfolio Mortgaged Properties, are identified in the table below:

The Innkeepers Portfolio Mortgaged Properties(1)
Location	# of Properties	# of Rooms	Year Built(2)	Occupancy(3)	ADR(4)	RevPAR(5)	Appraised Value(6)	Allocated Loan Amount(7)
California	9	1,314	1983-1998	80.2%	$130.86	$104.92	$350,800,000	$246,657,476
Washington	4	504	1984-1991	78.7	133.13	104.76	121,800,000	85,641,051
New Jersey	3	386	1989-2002	83.4	121.70	101.46	91,000,000	63,984,695
Illinois	4	560	1986-1998	70.2	105.39	73.98	89,100,000	62,648,748
Texas	3	412	1995-1996	80.3	101.05	81.11	83,100,000	58,429,979
Maryland	3	393	1986-2001	66.4	126.34	83.89	72,600,000	51,047,129
Florida	3	371	1985-1990	70.5	107.72	75.97	68,600,000	48,234,614
Colorado	2	284	1981-1982	74.5	108.70	80.99	51,200,000	36,000,179
Georgia	2	280	1996-1998	71.6	110.75	79.34	46,200,000	32,484,537
Pennsylvania	2	245	1991-1999	72.5	107.94	78.28	44,200,000	31,078,279
Virginia	2	184	1985-1998	81.3	105.50	85.75	36,100,000	25,382,938
New York	2	192	1987-1988	77.2	118.23	91.25	33,300,000	23,414,179
Kentucky	2	176	1984-1985	78.4	96.05	75.29	31,500,000	22,148,548
Connecticut	2	192	1986-1988	77.3	113.43	87.70	27,100,000	19,054,782
Michigan	1	112	1998	73.6	98.69	72.66	14,500,000	10,195,363
Maine	1	78	1996	74.6	111.77	83.42	12,800,000	9,000,045
Total / Average	45	5,683		76.2%	$117.29	$89.43	$1,173,900,000	$825,402,542
(1)	Ranked by the aggregate allocated loan amount per state.
(2)	Based on a range of year built per property per specified state.
(3)	Occupancy is the average occupancy for each state based on average occupancy per property in the specified state for the trailing 12 months ending July 31, 2007.
(4)	ADR (‘‘average daily rate’’) is the average ADR for each state based on average ADR per property in the specified state for the trailing 12 months ending July 31, 2007.
(5)	RevPAR (‘‘revenue per available room’’) is the average RevPAR for each state based on average RevPAR per property in the specified state for the trailing 12 months ending July 31, 2007.
(6)	Reflects as-is appraised market values. As-is appraised market values assume completion of planned renovations.
(7)	Allocated Loan Amount is based on the entire Innkeepers Portfolio Loan Combination.

Based on historical financial information provided by the Innkeepers Portfolio Borrowers, the aggregate net operating income, as adjusted to reflect deductions for FF&E replacement reserves, for the Innkeepers Portfolio Mortgaged Properties was $66,674,764 for fiscal year 2006 and $70,753,074 for the trailing 12 months ending July 31, 2007.

The following charts reflect historical occupancy and historical average daily rates for the Innkeepers Portfolio Mortgaged Properties, as reported by the Innkeepers Portfolio Borrowers.

Historical Occupancy Information
Year	Occupancy
2006	76.6%
2005	76.2%
2004(1)	75.1%
2003(1)	71.0%
2002(1)	72.4%
(1)	The years 2004, 2003 and 2002 may not include all of the Innkeepers Portfolio Mortgaged Properties. Any information regarding historical occupancy that is not included in the table above is unknown and not reasonably available to the registrant. The registrant is not affiliated with the borrower or any entity from whom this information can be obtained. The registrant was unable to acquire this information from the borrower who has stated that it was unable to acquire this information from the prior owner of the related mortgaged real property.

Historical Average Daily Rate Information(1)
2004(2)	2005	2006
$96.97	$103.33	$112.12
(1)	Average Daily Rate is the overall average ADR for the Innkeepers Portfolio Mortgaged Properties based on information provided by the Innkeepers Portfolio Borrowers.
(2)	The year 2004 may not include all of the Innkeepers Portfolio Mortgaged Properties. Any information regarding historical average daily rate that is not included in the table above is unknown and not reasonably available to the registrant. The registrant is not affiliated with the borrower or any entity from whom this information can be obtained. The registrant was unable to acquire this information from the borrower who has stated that it was unable to acquire this information from the prior owner of the related mortgaged real property.

Operating Leases.    Each of the Innkeepers Portfolio Mortgaged Properties is subject to an operating lease between the respective Innkeepers Portfolio Borrower owning such mortgaged property and Grand Prix Fixed Lessee LLC, a Delaware limited liability company (the ‘‘Innkeepers Portfolio Operating Lessee’’). The Innkeepers Portfolio Operating Lessee is a special purpose entity formed for the sole purpose of acting as operator of the Innkeepers Portfolio Mortgaged Properties, and is an affiliate of the Innkeepers Portfolio Borrowers. As additional security for the Innkeepers Portfolio Mortgage Loan, the Innkeepers Portfolio Operating Lessee has granted a mortgage lien in favor of the lender of the Innkeepers Portfolio Mortgage Loan on its leasehold interest in each of the Innkeepers Portfolio Mortgaged Properties.

Outparcel Release.    In addition to the release of the Innkeepers Portfolio Mortgaged Properties by defeasance, a specified unimproved and vacant outparcel portion of the Innkeepers Portfolio Mortgaged Property located in Cherry Hill, New Jersey may be released at any time subject to the satisfaction of various conditions, including (a) demonstration that the outparcel is not income-producing and that the remaining portion of the property complies with all applicable legal requirements, (b) in the event the outparcel is conveyed to a third-party purchaser, such conveyance shall be subject to a restrictive covenant which prohibits operation of a competing hotel on the outparcel, (c) delivery of rating agency confirmation and (d) (i) in the event the outparcel release occurs prior to the second anniversary of the Issue Date, payment of a release price for the outparcel in the amount of $1,300,000 plus applicable yield maintenance premium, and (ii) in the event the outparcel release occurs after the second anniversary of the Issue Date, the Innkeepers Portfolio Borrowers simultaneously defease the Innkeepers Portfolio Mortgage Loan in the amount of $1,300,000.

Lockbox.    Gross revenues from the Innkeepers Portfolio Mortgaged Properties are to be deposited by the Innkeepers Portfolio Borrowers, the Innkeepers Portfolio Operating Lessee and the Innkeepers Portfolio Manager into segregated eligible accounts (‘‘Lockbox Accounts’’) established for the benefit of the Innkeepers Portfolio Mortgage Loan lender. So long as no Innkeepers Cash Management Period (as defined below) is continuing, on each monthly payment date the Innkeepers Portfolio Borrowers shall pay to the Innkeepers Portfolio Mortgage Loan lender all debt service and reserve deposits payable under the Innkeepers Portfolio Mortgage Loan documents. During the continuance of an Innkeepers Cash Management Period, on each business day all amounts on deposit in the Lockbox Accounts shall be transferred to the Innkeepers Portfolio Mortgage Loan lender’s cash management account and applied by the Innkeepers Portfolio Mortgage Loan lender to payment of all debt service and reserve deposits payable on the next monthly payment date. An ‘‘Innkeepers Cash Management Period’’ is a period that commences (i) on the maturity date, (ii) upon the occurrence of an event of default or (iii) as of any calendar quarter if the net operating income of the Innkeepers Portfolio Mortgaged Properties as of such calendar quarter (determined on a trailing 12-month basis) is less than the net operating income of the Innkeepers Portfolio Mortgaged Properties as of the loan origination date, and that terminates when the Innkeepers Portfolio Mortgage Loan has been paid in full or (a) with respect to the event referred to in the foregoing clause (ii), when the event of default has been cured (so long as no other event of default is then continuing) and (b) with respect to the event referred to in the foregoing clause (iii), at such time as when the net operating income of the Innkeepers Portfolio Mortgaged Properties (determined on a trailing 12-month basis) is equal to or greater than the net operating income of the Innkeepers Portfolio Mortgaged Properties as of the loan origination date for two consecutive calendar quarters.

Terrorism Insurance.    In each fiscal year, the Innkeepers Portfolio Borrowers will be required to maintain the maximum amount of insurance against terrorism, terrorist acts or similar acts of sabotage that may be purchased for a premium cap equal to (i) for the period from the loan origination date through the first anniversary thereof, $525,000 and (ii) thereafter, an amount determined by the Innkeepers Portfolio Mortgage Loan lender as of each anniversary of the loan origination date equal to the product of (a) $525,000 times (b) a fraction representing the change in the Consumer Price Index-U.S. City Averages for all Urban Consumers – All Items (1982-84=100), of the United States Bureau of Labor Statistics (or a comparable index if the Consumer Price Index is no longer available) since January 1, 2007, but which fraction shall not equal less than 1. Notwithstanding the foregoing, in the event that terrorism insurance is customarily maintained by owners of hotel properties located in the United States as part of the all risk coverage otherwise required to be maintained under the loan documents, the Innkeepers Portfolio Borrowers are required to maintain such terrorism insurance as a part thereof, regardless of the cost of the related insurance premiums.

Required Capital Improvements Guaranty.    The sponsor, Apollo Investment Corporation, has provided a guaranty of payment and performance of the Innkeepers Portfolio Borrowers’ obligations to complete certain required capital improvements at the Innkeepers Portfolio Mortgaged Properties, other than capital improvements required to be performed within two years following the loan origination date under property improvement plans applicable to the Innkeepers Portfolio Mortgaged Properties. The aggregate estimated cost of the capital improvements covered by the Apollo Investment Corporation guaranty is $22,342,998. The foregoing amount includes an estimated $15,000 per room to pay for certain anticipated costs and expenses relating to work required under any property improvement plans for the properties known as

Hampton Inn, Lombard, Illinois and Hampton Inn, Schaumburg, Illinois, as a result of the re-flagging of such properties upon expiration of the franchise agreements relating thereto. There is no assurance that Apollo Investment Corporation will have the creditworthiness to honor or will otherwise honor its obligations under the aforementioned guaranty.

Ground Lease.    The Innkeepers Portfolio Mortgage Loan is partially secured by the Innkeeper Portfolio Borrower’s leasehold interest in the Innkeepers Portfolio Mortgaged Property located in Fort Lauderdale, Florida, which property is subject to a ground lease from The City of Fort Lauderdale. The ground lease expires July 31, 2034. The leasehold mortgage is expressly subject and subordinate to the ground lessor’s rights under the ground lease, however, the ground lease includes the following provisions benefiting the leasehold mortgagee: (i) failure of the ground lessor to deliver notice of any ground lessee default to the leasehold mortgagee shall invalidate any such notice of default; (ii) the leasehold mortgagee has a period of 15 days after a notice of default is sent by the ground lessor in which to cure any monetary default of the ground lessee, and the leasehold mortgagee has a period of 60 days after a notice of default, in addition to any cure periods afforded to the ground lessee under the ground lease, in which to cure any non-monetary default of the ground lessee; (iii) so long as no monetary default exists, the ground lessor shall not terminate the ground lease or any non-monetary default without first giving the leasehold mortgagee a reasonable period of time within which to take certain specified actions (such as obtain possession of the premises or institute foreclosure proceedings) and proceed to cure such default; (iv) in the event the ground lease is terminated prior to its stated expiration date as a result of a default by the ground lessee, the ground lessor will enter into a new ground lease with the leasehold mortgagee on the same terms and conditions as the original ground lease; (v) if the leasehold mortgagee becomes the holder of the ground lease by foreclosure of its mortgage, the leasehold mortgagee may assign its interest in such ground lease without the ground lessor’s consent; (vi) in the event of destruction of or damage to all or part of the improvements located on the leased premises, the insurance funds payable to ground lessee pursuant to its insurance policies shall be deposited in a commercial national bank as trustee, located in Fort Lauderdale, Florida, selected by the ground lessor, and such funds shall be used for reconstruction or repair; and (vii) no amendment of the ground lease shall be effective without the prior written approval of the leasehold mortgagee.

Permitted Mezzanine Financing.    Future mezzanine indebtedness to certain institutional lenders is permitted subject to satisfaction of specified conditions, which include (i) no event of default shall then exist, (ii) delivery of an intercreditor agreement acceptable to the lender (which shall include subordination and standstill provisions), (iii) achievement of an aggregate loan to value ratio that does not exceed 80%, (iv) achievement of an aggregate debt service coverage ratio that is at least equal to the debt service coverage ratio of 1.08x as of the loan origination date, and (v) confirmation by each of the applicable rating agencies that the incurrence of the mezzanine loan will not result in any qualification, withdrawal or downgrading of any existing ratings of the series 2007-C7 certificates or certificates with respect to the securitization of the Innkeepers Portfolio Pari Passu Non-Trust Loan.

Management Agreement.    The Innkeepers Portfolio Mortgaged Properties are subject to a single management agreement between the Innkeepers Operating Lessee and Island Hospitality Management, Inc., a Florida corporation (the ‘‘Innkeepers Portfolio Manager’’). The Innkeepers Portfolio Manager is not an affiliate of the Innkeepers Mortgage Borrowers. The term of the management agreement is 24 months for two of the Innkeepers Portfolio Mortgaged Properties known as the Residence Inn Denver Downtown and the Residence Inn Denver South, and 12 months for the rest of the Innkeepers Portfolio Mortgaged Properties, in each case commencing on June 29, 2007. The management fees are comprised of a base management fee and an incentive management fee, which are capped, in the aggregate, at an amount equal to 4% of gross revenues of the Innkeepers Portfolio Mortgaged Properties. Pursuant to the terms of the management agreement, the Innkeepers Operating Lessee may terminate the management agreement in connection with condemnation, casualty, default of the manager (subject to a notice and cure period), or on a discretionary basis at any time upon 30 days’ prior written notice. The management agreement is subordinate to the mortgages securing the Innkeepers Portfolio Mortgage Loan, and the Innkeepers Portfolio Mortgage Loan lender may terminate and replace the Innkeepers Portfolio Manager in the event that (i) the Innkeepers Portfolio Manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, (ii) there exists an event of default under the Innkeepers Portfolio Mortgage Loan, or (iii) there exists a default by the Innkeepers Portfolio Manager under the management agreement beyond any applicable notice and cure periods thereunder.

The Innkeepers Portfolio Mortgaged Properties by Franchise
Franchisor	% of Portfolio(1)	Flags(2)	# of Properties	# of Rooms
Marriott International, Inc.	77.6%	Residence Inn by Marriott, Courtyard by Marriott, TownePlace Suites by Marriott	33	4,159
Hilton Hotels Corporation	12.5	Hampton Inn	8	1,006
Global Hyatt Corporation	9.9	Summerfield Suites	4	518
Total	100.0%		45	5,683
(1)	Based on allocated loan amount.
(2)	Franchise flags for the Innkeepers Portfolio Mortgaged Properties.

Franchise Agreements.    Each of the Innkeepers Portfolio Mortgaged Properties is subject to a franchise agreement, license agreement or other similar agreement with a national hotel franchise. The term of each such agreement extends beyond the term of the initial maturity date, except with respect to the Innkeepers Portfolio Mortgaged Properties known as Hampton Inn, Germantown, Maryland, Hampton Inn, Lombard, Illinois and Hampton Inn, Schaumburg, Illinois (as discussed below). Each franchise agreement provides for the payment to the franchisor of certain recurring fees. The originating lender received a so-called comfort letter from the relevant franchisor in connection with each franchise agreement. The comfort letters provide certain protections relative to the cure of franchisee defaults under the franchise agreements and to the assumption of the franchise agreements in certain instances in connection with mortgage foreclosure.

The franchise agreement for the Innkeepers Portfolio Mortgaged Property known as Hampton Inn, Germantown, Maryland expires in January 2016. Under the Innkeepers Portfolio Mortgage Loan documents, commencing on January 9, 2013 through and including April 9, 2015, the Innkeepers Portfolio Borrowers are required to make monthly deposits in the amount of $100,000 into the Germantown property improvements reserve account to pay for certain anticipated costs and expenses relating to work required under any property improvement plan for the Germantown property as a result of the re-flagging of such property or the extension of the term of the franchise agreement relating thereto. In lieu of making the monthly deposits into the reserve account, the respective Innkeepers Portfolio Borrower may deliver either a letter of credit or a guaranty of completion from the sponsor in the amount of $2,700,000.

The franchise agreements for the Innkeepers Portfolio Mortgaged Properties known as Hampton Inn, Lombard, Illinois and Hampton Inn, Schaumburg, Illinois expire in December 2010 and May 2012, respectively. The Innkeepers Portfolio Mortgage Loan documents make it an event of default for the Innkeepers Portfolio Borrowers to allow any franchise agreement to expire, unless the applicable Innkeepers Portfolio Borrower enters into a replacement franchise agreement, acceptable to the lender in its reasonable discretion, with a hotel chain or system acceptable to the lender in its reasonable discretion, and commences operation of such Innkeepers Portfolio Mortgaged Property under the name of such hotel chain or system. In addition, the required capital improvements guaranty from Apollo Investment Corporation that is discussed above is intended to cover, among other things, an estimated $15,000 per room to pay for certain anticipated costs and expenses relating to work required under any property improvement plans for the properties known as Hampton Inn, Lombard, Illinois and Hampton Inn, Schaumburg, Illinois, as a result of the re-flagging of such properties upon expiration of the franchise agreements relating thereto.

Pending Class Action Litigation.    Three pending class action lawsuits were filed by shareholders of Innkeepers USA in Palm Beach County, Florida Circuit Court with respect to the acquisition by Apollo Investment Corporation of all of the outstanding shares of Innkeepers USA (the prior owner of the Innkeepers Portfolio Mortgaged Properties). The parties to each of these actions reached a settlement through the execution of a Memorandum of Understanding dated May 25, 2007, which contemplates a class-wide settlement with class-wide releases subject to court approval. The originating lender has been informed that implementation and final court approval of the settlement is expected to occur by the end of December 2007, subject to the availability of the court and scheduling issues, however, there can be no assurance of the outcome or timing of these matters.

The Market.    According to information in the third party appraisals performed in connection with the origination of the Innkeepers Portfolio Mortgage Loan, the 45 Innkeepers Portfolio Mortgaged Properties are located in 16 states across the country. Within the 16 states, there are numerous markets or submarkets in which the various hotels are located, as identified under the heading ‘‘Location’’ in the table below.

The chart below is a summary of market information provided in the Smith Travel Research reports for the Innkeepers Portfolio Mortgaged Properties and for its competitive sets.

Innkeepers Portfolio vs. Market Information(1)
Property	Location	Property # Rooms	Property Occupancy(2)	Competitive Set Occupancy(1)	Occupancy Index(1)	Property ADR(2)	Competitive Set ADR(1)	ADR Index(1)	Property RevPAR(2)	Competitive Set RevPAR(1)	RevPAR Index(1)
Residence Inn Silicon Valley II	Sunnyvale, CA	247	80.4%	71.7%	112.2%	$134.41	$123.61	108.7%	$108.12	$88.64	122.0%
Residence Inn Silicon Valley I	Sunnyvale, CA	231	75.7	71.7	105.6	138.94	123.61	112.4	105.21	88.64	118.7
Residence Inn Saddle River	Saddle River, NJ	174	79.5	68.7	115.7	141.13	136.57	103.3	112.20	93.82	119.6
Residence Inn Ohare Rosemont	Rosemont, IL	192	75.3	76.1	99.0	116.07	108.07	107.4	87.36	82.20	106.3
Residence Inn San Mateo	San Mateo, CA	160	82.3	77.9	105.7	126.23	116.84	108.0	103.90	91.00	114.2
Residence Inn Gaithersburg	Gaithersburg, MD	132	71.6	58.3	122.8	150.77	108.81	138.6	107.95	63.47	170.1
Summerfield Suites El Segundo	El Segundo, CA	122	87.8	85.8	102.4	129.92	120.18	108.1	114.06	103.06	110.7
Residence Inn San Jose South	San Jose, CA	150	74.7	61.7	121.1	120.55	85.63	140.8	90.04	52.80	170.5
Residence Inn Mountain View	Mountain View, CA	112	83.2	75.8	109.8	155.80	113.57	137.2	129.62	86.07	150.6
Residence Inn Bellevue	Bellevue, WA	120	76.9	71.2	108.0	157.48	149.55	105.3	121.07	106.50	113.7
Summerfield Suites Belmont	Belmont, CA	132	83.2	77.9	106.9	123.51	117.63	105.0	102.80	91.62	112.2
Residence Inn Tukwila	Tukwila, WA	144	78.7	77.4	101.6	122.63	116.33	105.4	96.48	90.07	107.1
Hampton Inn Willow Grove	Willow Grove, PA	150	68.3	68.0	100.5	120.11	112.32	106.9	82.08	76.37	107.5
Residence Inn Addison	Dallas, TX	150	83.2	65.4	127.2	100.10	100.04	100.1	83.23	65.39	127.3
Residence Inn Lynnwood	Lynnwood, WA	120	84.3	71.2	118.4	126.25	110.95	113.8	106.42	78.97	134.8
Courtyard Fort Lauderdale	Ft. Lauderdale, FL	136	73.4	73.4	100.0	115.20	101.26	113.8	84.53	74.30	113.8
Residence Inn Denver Downtown	Denver, CO	156	72.9	64.9	112.4	118.17	107.24	110.2	86.19	69.56	123.9
Residence Inn Atlanta Downtown	Atlanta, GA	160	70.4	63.5	110.9	127.80	108.98	117.3	89.95	69.18	130.0
Summerfield Suites Las Colinas	Irving, TX	148	78.6	65.2	120.5	102.24	108.15	94.5	80.35	70.53	113.9
Residence Inn Altamonte Springs	Altamonte Springs, FL	128	73.6	71.3	103.3	103.17	96.51	106.9	75.90	68.77	110.4
Residence Inn Bothell	Bothell, WA	120	74.9	70.1	106.8	129.11	108.01	119.5	96.73	75.73	127.7
Residence Inn Arlington	Arlington, TX	114	78.6	64.9	121.1	100.83	92.34	109.2	79.29	59.97	132.2
Hampton Inn Germantown	Germantown, MD	178	61.1	62.5	97.8	104.89	101.76	103.1	64.13	63.61	100.8
Residence Inn Denver South	Englewood, CO	128	76.5	62.6	122.1	97.47	90.53	107.7	74.53	56.69	131.5
Summerfield Suites Mount Laurel	Mt Laurel, NJ	116	85.8	76.2	112.6	101.74	90.91	111.9	87.26	69.24	126.0
Residence Inn Richmond NW	Richmond, VA	104	82.5	70.3	117.2	100.87	94.98	106.2	83.18	66.80	124.5
Hampton Inn Islandia	Islandia, NY	120	73.2	68.2	107.4	114.91	104.52	109.9	84.17	71.28	118.1
Residence Inn Cherry Hill	Cherry Hill, NJ	96	87.5	70.6	123.9	113.33	98.13	115.5	99.15	69.27	143.1
Residence Inn Peachtree Corners	Norcross, GA	120	73.3	51.4	142.6	88.93	77.08	115.4	65.19	39.62	164.5
Hampton Inn Lombard	Lombard, IL	128	64.3	61.8	104.1	97.28	90.05	108.0	62.55	55.63	112.4
Residence Inn Richmond	Richmond, VA	80	79.7	73.1	109.1	111.73	112.02	99.7	89.10	81.89	108.8
Hampton Inn Westchester	Westchester, IL	112	72.0	62.0	116.1	102.38	93.88	109.1	73.67.	58.18	126.6
Residence Inn San Jose	Campbell, CA	80	81.6	77.9	104.7	128.70	116.16	110.8	104.98	90.48	116.0
Residence Inn Louisville	Louisville, KY	96	71.4	61.7	115.8	92.64	81.08	114.3	66.14	50.00	132.3
Residence Inn Lexington North	Lexington, KY	80	86.8	67.2	129.2	99.41	94.00	105.8	86.28	63.16	136.6
Hampton Inn Schaumburg	Schaumburg, IL	128	67.0	68.1	98.3	97.99	79.57	123.2	65.62	54.21	121.1
Residence Inn Livonia	Livonia, MI	112	73.6	61.3	120.1	98.69	105.19	93.8	72.66	64.47	112.7
Residence Inn Shelton	Shelton, CT	96	77.2	67.4	114.6	115.56	119.29	96.9	89.20	80.36	111.0
Residence Inn Binghamton	Vestal, NY	72	83.7	60.9	137.6	123.06	103.75	118.6	103.05	63.14	163.2
TownePlace Suites Horsham	Horsham, PA	95	79.1	62.9	125.9	91.33	65.58	139.3	72.29	41.24	175.3
Hampton Inn Naples	Naples, FL	107	63.3	64.6	98.0	103.01	99.40	103.6	65.18	64.17	101.6
Residence Inn Windsor	Windsor, CT	96	77.4	66.5	116.4	111.30	99.18	112.2	86.19	65.97	130.7
Residence Inn Portland	Scarborough, ME	78	74.6	69.8	107.0	111.77	105.56	105.9	83.42	73.64	113.3
Hampton Inn Columbia	Columbia, MD	83	69.4	64.1	108.3	126.78	116.50	108.8	88.01	74.66	117.9
Residence Inn Fremont	Fremont, CA	80	75.9	71.9	105.6	104.02	84.28	123.4	78.98	60.60	130.3
Total/Average(3)		5,683	76.2%	68.5%	111.8%	$116.98	$105.74	111.2%	$89.43	$72.93	124.5%
(1)	Competitive set market information is based upon Smith Travel Research reports as of trailing 12 months ending July 31, 2007, and weighted by available rooms.
(2)	Reflects the average occupancy, ADR and RevPAR, respectively, for each of the Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending July 31, 2007.
(3)	Weighted average by available rooms of the Innkeepers Portfolio Mortgaged Properties.

III. The One State Street Plaza Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$295,000,000
Loan per Square Foot:	$324
% of Initial Mortgage Pool Balance:	9.3%
Shadow Rating (S&P/Fitch):	NAP(1)
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.4800% per annum
Interest Calculation:	Actual/360
First Payment Date:	December 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	November 11, 2017
Maturity Balance:	$295,000,000
Borrower:	One State Street, LLC
Sponsors:	Zev Wolfson
Defeasance/Prepayment:	Defeasance is permitted two years after the Issue Date; Prepayment without penalty permitted on or after August 11, 2017.
Up-Front Reserves:	VOS Rollover Reserve(2)
IPC Reserve(3)
Source Media Free Rent Reserve(4)
Telx Reserve(5)
Ongoing Reserves:	Tax and Insurance Reserve(6)
Replacement Reserve(7)
Fitch Rollover Reserve(8)
Air Rights Reserve(9)
Lockbox:	Hard(10)
Additional Debt:	Permitted Mezzanine Financing(11)

Mortgage Loan Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	New York, New York
Year Built:	1972
Year Renovated:	NAP(1)
Square Feet:	909,699
Occupancy:	85.7%(12)
Occupancy Date:	September 19, 2007
Ownership Interest:	Fee(13)
Property Management:	Acta Realty Corp., an affiliate of the borrower
U/W NCF:	$29,918,009(12)(14)
U/W NCF DSCR:	1.54x(12)(14)
Cut-off Date U/W NCF DSCR:	1.54x(12)(14)
Appraised Value:	$500,000,000
Appraisal As of Date:	October 1, 2007
Cut-off Date LTV Ratio:	59.0%
Maturity LTV Ratio:	59.0%

(1)	NAP means not applicable.
(2)	At closing, the One State Street Plaza Borrower deposited $3,000,000 into a VOS Rollover Reserve Account, to be used for tenant improvements or leasing commissions for any of the vacant office space at the mortgaged property, exclusive of the 171,081 square feet of space leased to Fitch Investors Services, Inc. (the ‘‘Fitch Space’’). In the event the vacant office space located on the 23rd and 24th floor of the mortgaged property or any two floors excluding the Fitch Space are fully leased up and lender shall have received, among other things, an estoppel certificate confirming that all work required for any leased space is complete and all applicable tenants have accepted possession of their space and are paying full unabated rent, the remaining funds in the VOS Rollover Reserve Account are required to be deposited into the Fitch Rollover Reserve Account. Subject to the terms of the Fitch Rollover Reserve, the funds deposited into the Fitch Rollover Reserve in excess of $7,000,000 are required to be released to the One State Street Plaza Borrower in accordance with the terms of the related loan documents. The One State Street Plaza Borrower is permitted to transfer, upon request, the funds in the VOS Rollover Reserve Account to the Fitch Rollover Reserve Account.
(3)	At closing, the One State Street Plaza Borrower deposited $1,485,384 into the IPC Reserve, which represents one year of IPC Network Services, Inc. rent, 5-months of free rent, and the remaining tenant improvement obligations with respect to the IPC Network space.
(4)	At closing, the One State Street Plaza Borrower deposited $1,412,460 into the Source Media Free Rent Reserve which represents the six-months of free rent associated with Source Media Inc. The lease contains a free rent period from September 1, 2009 and ending on February 28, 2010.
(5)	At closing, the One State Street Plaza Borrower deposited $905,485 into the Telx Reserve, representing outstanding tenant improvement obligations owed to Telx Group.
(6)	The One State Street Plaza Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay taxes payable, or estimated by the lender to be payable, during the following twelve months and one-twelfth of an amount which would be sufficient to pay insurance premiums relating to the renewal of insurance policies.
(7)	The One State Street Plaza Borrower is required to make monthly deposits in the amount of $18,952.06 into a replacement reserve account for replacements and repairs required to be made to the One State Street Plaza Mortgaged Property.
(8)	Commencing on June 30, 2013, unless the One State Street Plaza Borrower has deposited a letter of credit acceptable to lender in accordance with the terms of the related loan documents, in an amount equal to $7,000,000. On each monthly payment date, all excess cash flow shall be deposited into the Fitch Rollover Reserve Account until the balance is $7,000,000. In the event that Fitch Investors Services, Inc. (‘‘Fitch’’) renews or extends its lease beyond December 31, 2014 (the ‘‘Fitch Lease Expiration Date’’) or the Fitch space is leased to third party tenants for a term beyond the Fitch Lease Expiration Date and lender shall have received, among other things, an estoppel certificate confirming that all work required for the Fitch Space for Fitch and/or any new tenant is complete and Fitch and/or such new tenants have accepted possession of their space and are paying full unabated rent, the remaining funds in the Fitch Rollover Reserve Account shall be deposited into the VOS Rollover Reserve Account; provided, however, in the event the vacant office space on the 23rd and 24th floors (or any two other floors excluding the Fitch space) are, among other requirements, fully leased and lender shall have received, among other things, an estoppel certificate confirming that all work required for the space on the 23rd floor or 24th floor (or such other two floors not constituting the Fitch Space) is complete and all applicable tenants have accepted possession of their space and are paying full, unabated rent, then the funds remaining on deposit in the Fitch Rollover Funds shall be released to the related borrower in accordance with the terms of the related loan documents.
(9)	The One State Street Plaza Borrower is required to make monthly deposits into an Air Rights Reserve Account for the tax payments due in an amount equal to one-twelfth of an amount which would be sufficient to pay amounts payable, or estimated by the lender to be payable, during the following twelve months under the air rights lease.
(10)	See ‘‘—Lockbox’’ below.
(11)	See ‘‘—Permitted Mezzanine Financing’’ below.
(12)	Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR were calculated including 14,941 square feet of space under a recently executed lease with IPC Network Services, Inc., which tenant has not yet taken occupancy, as well as 150,160 square feet of dark space leased to Mizuho Corporate Bank (USA). Mizuho Corporate Bank (USA) leases a total of 276,300 square feet under multiple leases with expiration dates of March 31, 2022 (251,072 square feet) and November 30, 2012 (25,228 square feet). In December 2001, Mizuho Corporate Bank (USA) and the related borrower entered into a surrender agreement with respect to 126,140 square feet of space under a lease expiring on March 31, 2022, permitting People of the State of New York to lease such space directly from the related borrower through November 30, 2012, with Mizuho Corporate Bank (USA) responsible for any shortfall in rent during the surrender period. Upon expiration of the lease with People of the State of New York, Mizuho Corporate Bank (USA) is required, per the surrender agreement, to resume leasing the space through March 31, 2022. The current Occupancy Percentage calculated excluding the space leased by IPC Network Services, Inc. and the dark Mizuho Corporate Bank (USA) space is 67.6%. As of the closing of the mortgage loan, the related borrower deposited $1,485,384 into the IPC Reserve, which represents one year of rent due under the IPC Network Services, Inc. lease, five months of free rent, and the remaining tenant improvement obligations with respect to the leased space. Occupancy Percentage also includes 25,871 square feet leased to the Telx Group, although the tenant is currently in occupancy of temporary space while the leased premises are built-out. U/W NCF and U/W NCF DSCR also includes full rent associated with 79,296 square feet leased by Source Media, Inc., which has a free rent period from September 1, 2009 through February 28, 2010. The amount of $1,412,460 was escrowed at closing representing the six months of free rent. U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR includes base rent for Fitch Investors Services, Inc., Ambac Indemnity Corporation and Mizuho Corporate Bank (USA) calculated by averaging actual rental payments over the lesser of the remaining lease term or the remaining term of the mortgage loan.
(13)	The One State Street Plaza Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the office building, as well as the leasehold interest in certain air rights granted pursuant to an air rights lease entered into with the adjacent parcel owner. No value or underwritten revenue was attributed to the air rights lease.
(14)	U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR includes base rent for Fitch Investors Services, Inc., Ambac Indemnity Corporation and Mizuho Corporate Bank (USA) calculated by averaging actual rental payments over the lesser of the remaining lease term or the remaining term of the mortgage loan.

Major Tenant Information
Tenant	Approximate Square Feet		% Total Square Feet	% Total Base Revenues	Rent PSF	Ratings(1)	Lease Expiration Date
Fitch Investors Services, Inc.	171,081		18.8%	21.7%	$36.81	NR	12/31/2014
Ambac Indemnity Corporation	155,226		17.1	18.2	$34.05	AAA/AAA	9/30/2019
Mizuho Corporate Bank (USA)	150,160	(2)	16.5	18.0	$34.85	A+/A+	Various	(2)
People of the State of New York	126,140	(2)	13.9	17.9	$41.25	NR(2)	11/30/2012	(2)
Source Media Inc.	79,296		8.7	9.7	$35.63	NR	2/28/2025
Major Tenants	681,903		75.0	85.6	$36.43
Other Tenants	97,854		10.8	14.4	$42.63
Vacant	129,942		14.3	—
Total All Tenants	909,699		100.0%	100.0%
(1)	Credit ratings are those by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if the tenant company is not rated. NR means not rated.
(2)	Mizuho Corporate Bank (USA) leases a total of 276,300 square feet under multiple leases with expiration dates of March 31, 2022 (251,072 square feet) and November 30, 2012 (25,228 square feet). In December 2001, Mizuho Corporate Bank (USA) and the related borrower entered into a surrender agreement with respect to 126,140 square feet of space under a lease expiring on March 31, 2022, permitting People of the State of New York to lease such space directly from the One State Street Plaza Borrower through November 30, 2012, with Mizuho Corporate Bank (USA) responsible for any shortfall in rent during the surrender period. Upon expiration of the lease with People of the State of New York, Mizuho Corporate Bank (USA) is required, per the surrender agreement, to resume leasing the space through March 31, 2022.

Lease Expiration Information(1)
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues	As % of Total Base Revenues	Cumulative % of Total Base Revenues
2007	404	0.0%	0.0%	$23,696	0.1%	0.1%
2008	0	0.0	0.0%	$0	0.0	0.1%
2009	28,166	3.1	3.1%	$852,504	2.9	3.0%
2010	5,428	0.6	3.7%	$202,460	0.7	3.7%
2011	0	0.0	3.7%	$0	0.0	3.7%
2012	25,228	2.8	6.5%	$1,324,470	4.6	8.3%
2013	0	0.0	6.5%	$0	0.0	8.3%
2014	171,081	18.8	25.3%	$6,297,285	21.7	30.0%
2015	0	0.0	25.3%	$0	0.0	30.0%
2016	0	0.0	25.3%	$0	0.0	30.0%
2017 and Beyond	549,450	60.4	85.7%	$20,315,100	70.0	100.0%
Vacant	129,942	14.3	100.0%	—	—	100.0%
Total	909,699	100.0%		$29,015,515	100.0%
(1)	Mizuho Corporate Bank (USA) leases a total of 276,300 square feet under multiple leases with expiration dates of March 31, 2022 (251,072 square feet) and November 30, 2012 (25,228 square feet). In December 2001, Mizuho Corporate Bank (USA) and the related borrower entered into a surrender agreement with respect to 126,140 square feet of space under a lease expiring on March 31, 2022, permitting People of the State of New York to lease such space directly from the One State Street Plaza Borrower through November 30, 2012, with Mizuho Corporate Bank (USA) responsible for any shortfall in rent during the surrender period. Upon expiration of the lease with People of the State of New York, Mizuho Corporate Bank (USA) is required, per the surrender agreement, to resume leasing the space through March 31, 2022. The Lease Expiration Information table is based on the 126,140 square foot space expiring in 2022.

The Borrower and Sponsors.    The One State Street Plaza Borrower is One State Street, LLC, a New York limited liability company. The sponsor of the One State Street Plaza Borrower is Zev Wolfson, an individual.

The Mortgage Loan.    The One State Street Plaza Mortgage Loan was originated on November 1, 2007 and has a cut-off date principal balance of $295,000,000. The One State Street Plaza Mortgage Loan is a ten-year loan with a stated maturity date of November 11, 2017. The One State Street Plaza Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.48% per annum. On the eleventh day of each month to but not including the stated maturity date, the One State Street Plaza Borrower is required to make interest-only payments on the One State Street Plaza Mortgage Loan. The principal balance of the One State Street Plaza Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on November 11, 2017.

The One State Street Plaza Borrower is prohibited from voluntarily prepaying the One State Street Plaza Mortgage Loan, in whole or in part, prior to August 11, 2017. From and after August 11, 2017, the One State Street Plaza Borrower may prepay the One State Street Plaza Mortgage Loan in whole only without payment of any prepayment consideration.

The One State Street Plaza Borrower may defease the One State Street Plaza Mortgage Loan, in whole only, on any date following the date that is two (2) years from the Issue Date, and by doing so obtain the release of the One State Street Plaza Mortgaged Property. A defeasance will be effected by the One State Street Plaza Borrower’s pledging substitute collateral that consists of direct, non-callable, fixed rate obligations that are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the One State Street Plaza Borrower under the One State Street Plaza Mortgage Plaza Loan and are sufficient to pay off the One State Street Plaza Mortgage Loan in its entirety on August 11, 2017. The One State Street Plaza Borrower’s right to defease the entire One State Street Plaza Mortgage Loan is subject to, among other things the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C7 certificates by such rating agency.

The Mortgaged Property.    The One State Street Plaza Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the One State Street Plaza Mortgaged Property, a class A office located at One State Street, in New York, New York and the borrower’s air rights over a neighboring parcel pursuant to a certain air rights lease. The One State Street Plaza Mortgaged Property is located in Manhattan’s Financial District on the corner of State Street and Whitehall Street and contains 909,699 of net rentable area. The One State Street Plaza Mortgaged Property is leased by multiple tenants. The major tenants at the property are Fitch Investors Services, Inc. with 171,081 square feet (18.8% of the total space), Ambac Indemnity Corporation (which is rated AAA/AAA by S&P and Fitch, respectively) with 155,226 square feet (17.1% of the total space), Mizuho Corporate Bank (USA) (which is rated A+/A+ by S&P and Fitch, respectively) with 150,160 square feet (16.5% of the total space), People of the State of New York with 126,140 square feet (13.9% of the total space), and Source Media Inc. with 79,296 square feet (8.7% of the total space). Mizuho Corporate Bank (USA) leases a total of 276,300 square feet under multiple leases with expiration dates of March 31, 2022 (251,072 square feet) and November 30,

2012 (25,228 square feet). In December 2001, Mizuho Corporate Bank (USA) and the related borrower entered into a surrender agreement with respect to 126,140 square feet of space under a lease expiring on March 31, 2022, permitting People of the State of New York to lease such space directly from the One State Street Plaza Borrower through November 30, 2012, with Mizuho Corporate Bank (USA) responsible for any shortfall in rent during the surrender period. Upon expiration of the lease with People of the State of New York, Mizuho Corporate Bank (USA) is required, per the surrender agreement, to resume leasing the space through March 31, 2022. As of September 19, 2007, occupancy at the One State Street Plaza Mortgaged Property, based on square footage leased, was 85.7%.

Lockbox.    The One State Street Plaza Borrower is required to directly deposit, or cause to be deposited, all rents and other income from the One State Street Plaza Mortgaged Property into a segregated lockbox account controlled by, and pledged to, the lender. All funds on deposit in such lockbox account are required to be allocated on each business day as follows: (a) to the tax account in the amount of the monthly deposit for taxes; (b) to the insurance premium account in the amount of the monthly deposit for insurance premiums if any are required; (c) to the debt service account in the amount of monthly payment of the debt service; (d) to the capital expenditure reserve account in the amount of the monthly capital expenditure deposit; (e) to the air rights account in the amount of the monthly air rights reserve deposit; (f) to the lockbox bank in the amount of any outstanding fees and expenses of such bank; (g) to the debt service account in the amount of funds sufficient to pay any interest accruing at the default rate and late payment charges; (h) during a Cash Trap Event Period or Fitch Cash Trap Period, funds in an amount sufficient to pay approved operating expenses for the applicable period in accordance with the related approved annual budget or otherwise approved by the lender shall be credited to the operating expense subaccount; (i) during a Cash Trap Event Period or Fitch Cash Trap Period, funds in an amount sufficient to pay extraordinary expenses for the applicable period approved by Lender, if any, shall be credited to the extraordinary expense subaccount; (j) during a Fitch Cash Trap Period, an amount equal to all amounts remaining on deposit in the lockbox account after the foregoing deposits under clauses (a) through (i) above until the amount in the Fitch reserve account is equal to or greater than $7,000,000; (k) provided there is no Fitch Cash Trap Period then in effect, during a Cash Trap Period, all amounts remaining on deposit in the cash management account after the deposits for items (a) through (j) above shall be credited to the excess cash flow subaccount and held as additional collateral for the mortgage loan; and (l) provided no Fitch Cash Trap Period and/or Cash Trap Event Period exists, all sums on deposit in the lockbox account after the foregoing deposits under clauses (a) through (k) above will be disbursed to the One State Street Plaza Borrower. A Cash Trap Event Period will occur upon (i) an event of default, (ii) certain events with respect to the manager as set forth in the loan documents or (iii) if the debt service coverage ratio during any one calendar quarter is less than 1.00x; until, (x) in the case of clause (i) above, the event of default is cured or waived, (y) in the case of clause (ii) above, certain cure events occur with respect to such manager event or (z) in the case of clause (iii) above, the debt service coverage ratio reaches 1.05x as of the end of any calendar quarter. A Fitch Cash Trap Period will commence on June 30, 2013 and terminate at any time the amounts in the Fitch Rollover Reserve equals or exceeds $7,000,000 or is not longer required to be maintained pursuant to the loan agreement.

Terrorism Coverage.    The One State Street Plaza Borrower is required to maintain insurance against terrorism, terrorist acts or similar acts of sabotage, provided the same is obtainable at commercially reasonable rates and terms (which shall be based upon deductibles generally acceptable in securitized transactions for similar loans) and maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with the loan agreement. The claims paying ability rating of the insurer is required to be consistent with the requirements of the loan agreement or, if no insurer of such claims paying ability rating is then issuing such terrorism insurance, the chosen insurer is required to be the insurer which is offering such terrorism insurance and which has a claims paying ability rating the closest to that required by the loan agreement; and if perils of terrorism and acts of terrorism or other similar acts or events are hereafter excluded from the One State Street Plaza Borrower’s insurance coverage required under the loan agreement, the One State Street Plaza Borrower is required, if the same is available at commercially reasonable rates and terms, to obtain an endorsement to such policy, or a separate policy from an insurance provider which meets the requirements set forth in the loan agreement or is otherwise satisfactory to the lender, insuring against all such excluded acts or events in the amounts required for such coverage pursuant to the loan agreement or such lesser amount as may be approved by the lender in its sole discretion.

Permitted Mezzanine Debt.    Future additional mezzanine indebtedness to certain institutional lenders is permitted subject to the satisfaction of specified conditions, which include, among other things, (i) delivery of an intercreditor agreement acceptable to the lender (which shall include subordination and standstill provisions), (ii) achievement of an aggregate loan to value ratio that does not exceed 60%, (iii) achievement of an aggregate debt service coverage ratio that is at least equal to the debt service coverage ratio of 1.40x, and (iv) receipt of rating agency confirmation.

Air Rights Lease.    The One State Street Plaza Borrower has pledged its leasehold interest in a certain air rights lease with an adjacent property owner as additional collateral for the One State Street Plaza Mortgage Loan. The air rights lease expires on July 31, 2019, provided that the One State Street Plaza Borrower has the right to extend such air rights lease to July 31, 2071 upon timely provision of notice, with no additional rent due for such extended period. Pursuant to an estoppel from the landlord, the One State Street Plaza Borrower has paid rent through the term of the air rights lease. The One State Street Plaza Borrower is responsible for a portion of the real estate taxes attributable to the land assessed value beneath the air rights. Pursuant to the loan documents, the One State Street Plaza Borrower is required to make monthly deposits into an air rights reserve account for tax payments due in an amount equal to one-twelfth of an amount which would be sufficient to pay all amounts payable (or estimated by the lender to be payable) during the following twelve months under the air rights lease. Pursuant to the air rights lease, the lender is granted certain notice and cure rights and certain rights to obtain a replacement air rights lease upon a termination thereof due to a default by the One State Street Plaza Borrower as tenant thereunder.

IV. The District at Tustin Legacy Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$206,000,000
Loan per Square Foot:	$395(1)
% of Initial Mortgage Pool Balance:	6.5%
Shadow Rating (S&P/Fitch):	NAP(2)
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.900% per annum
Interest Calculation:	Actual/360
First Payment Date:	December 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	November 11, 2017
Maturity Balance:	$206,000,000
Borrower:	Vestar/Kimco Tustin, L.P.
Sponsors:	Lee T. Hanley and Nancy Hanley and Kimco Realty Corporation
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted four months prior to maturity date.
Up-Front Reserves:	Occupancy/Net Cash Flow Reserve(3)
Ongoing Reserves:	Tax and Insurance Reserve(4)
Lease Termination Payments Reserve(5)
Lockbox:	Springing Hard(6)
Other Secured Debt:	Permitted Mezzanine Financing(7)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Anchored Retail
Location:	Tustin, California
Year Built:	2006-2007
Year Renovated:	NAP(2)
Gross Square Feet:	985,684(8)
Collateral Square Feet:	521,694(9)
Overall Occupancy:	99.2%(10)
Small Shops Occupancy:	93.5%
Occupancy Date:	November 6, 2007(10)
Ownership Interest:	Fee
Property Management:	Vestar Properties, Inc., an affiliate of the Borrower
Small Shops Sales PSF:	NAP(2)(10)
Small Shops Cost of Occupancy:	NAP(2)(10)
U/W NCF:	$17,231,904
U/W NCF DSCR:	1.20x
Cut-off Date U/W NCF DSCR:	1.20x
Appraised Value:	$280,000,000(11)
Appraisal As of Date:	September 13, 2007
Cut-off Date LTV Ratio:	73.6%(11)
Maturity LTV Ratio:	73.6%(11)

(1)	Based on collateral square feet of the District at Tustin Legacy Mortgaged Property.
(2)	NAP means not applicable.
(3)	At origination, the District at Tustin Legacy Borrower deposited $539,830 into an occupancy/net cash flow reserve account to be released to the District at Tustin Legacy Borrower as certain specified tenants accept possession of their leased premises and confirm that their rental obligation will commence within 90 days after the date of disbursement. Each disbursement is to equal 12 months of the related tenant’s monthly base rent.
(4)	The District at Tustin Legacy Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes. Notwithstanding the foregoing, so long as the District at Tustin Legacy Borrower provides evidence of a blanket insurance policy covering the District at Tustin Legacy Mortgaged Property, as approved by the lender, the monthly insurance escrow payments will not be required.
(5)	The District at Tustin Legacy Borrower is required to deposit payments received in connection with the termination of any lease into a leasing reserve account.
(6)	See ‘‘—Lockbox’’ below.
(7)	See ‘‘—Permitted Mezzanine Financing’’ below.
(8)	Reflects gross leasable area of the entire center including any major tenants or outparcels which may not be part of the collateral.
(9)	Collateral square feet comprising the District at Tustin Legacy Mortgaged Property consists of 369,512 square feet of major tenants and other significant tenants stores space, 127,141 square feet of small shops space and 25,041 square feet of outparcel improvements and the five related outparcel pads on which those improvements are situated. Collateral also consists of the Target anchor pad but not the Target store, and five outparcel pads but not the 30,800 square feet of improvements on those outparcel pads. Collateral does not include the other major tenants, Costco and Lowe’s, both of which own their stores and pads.
(10)	As of November 6, 2007, the District at Tustin Legacy Shopping Center was 99.2% leased with 88.3% of the tenants in occupancy and open for business. The District at Tustin Legacy Shopping Center is expected to be 92.3% opened for business by November 16, 2007 with the remaining tenants opening by mid-2008. Therefore, comparable in-line sales per square foot and in-line cost of occupancy figures are not yet available.
(11)	Reflects the as-is appraised market value. The prospective stabilized appraised market value as of October 1, 2008 is $299,000,000, based upon completion of the remaining improvements and lease-up of property to optimum long-term occupancy level. Based on this stabilized value, the Cut-off Date LTV and the Maturity LTV are each 68.9%.

Gross Leasable Area (GLA) Overview
Store	Approximate Square Feet	As % of GLA	Ratings(1)	Anchor Lease Expiration
Major Tenants
Costco(2)	160,417	16.3%	A/AA−	NAP(3)
Lowe’s(2)	138,134	14.0	A+/A+	NAP(3)
Target(4)	134,639	13.7	A+/A+	1/31/2033
AMC Theatres	68,159	6.9	B/B	6/30/2027
Whole Foods	60,550	6.1	BB+/NR	8/31/2027
TJ Maxx/Home Goods	57,000	5.8	A/NR	5/31/2017
Best Buy	30,000	3.0	BBB/BBB+	1/31/2018
Total Major Tenants Space	648,899	65.8
Other Significant Tenants	153,803	15.6
Small Shops	127,141	12.9
Outparcels(5)	55,841	5.7
Total GLA	985,684	100.0%
(1)	Credit ratings are by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.
(2)	Costco and Lowe’s each own their respective store and pad and are not part of the collateral.
(3)	NAP means not applicable as tenant owns its store and pad which are not part of the collateral.
(4)	Target owns its store and leases its pad from the District at Tustin Legacy Borrower. The pad, but not the store, is part of the collateral.
(5)	Comprised of a total of 10 outparcels, of which the collateral consists of 25,041 square feet of outparcel improvements and the five related outparcel pads on which these improvements are situated. Collateral also consists of five outparcel pads but not the 30,800 square feet of improvements on those outparcel pads.

Major Small Shops Tenant Information
Tenant	Approximate Square Feet	Lease Expiration Date
JT Schmid’s	8,008	9/30/2022
Bluewater Grill	7,250	12/31/2022
The Auld Dubliner	5,000	12/31/2017
Panera Bread	4,600	7/31/2017
Gstage	4,500	10/30/2017
Total	29,358

Lease Expiration Information
Year	Approximate Expiring Square Feet(1)	As % of Total Square Feet(1)	Cumulative % of Total Square Feet(1)	Approximate Expiring Base Revenues(2)	As % of Total Base Revenues(2)	Cumulative % of Total Base Revenues(2)
2007	0	0.0%	0.0%	$0	0.0%	0.0%
2008	0	0.0	0.0%	0	0.0	0.0%
2009	0	0.0	0.0%	0	0.0	0.0%
2010	0	0.0	0.0%	0	0.0	0.0%
2011	0	0.0	0.0%	0	0.0	0.0%
2012	16,130	2.3	2.3%	836,982	4.8	4.8%
2013	3,282	0.5	2.8%	167,994	1.0	5.8%
2014	4,000	0.6	3.4%	148,000	0.9	6.6%
2015	0	0.0	3.4%	0	0.0	6.6%
2016	0	0.0	3.4%	0	0.0	6.6%
2017 and beyond	655,488	95.4	98.8%	16,196,206	93.4	100.0%
Vacant	8,233	1.2	100.0%	0	—	100.0%
Total	687,133	100.0%		$17,349,182	100.0%
(1)	Reflects expiring square feet of the District at Tustin Legacy Mortgaged Property including square footage attributed to Target and all outparcel improvements, and excluding the square footage attributed to Costco and Lowe’s which are not part of the collateral.
(2)	Based on underwritten base rental revenues excluding any base rental revenues attributable to vacant lease-up assumptions.

The Borrower and Sponsor.    The District at Tustin Legacy Borrower is Vestar/Kimco Tustin, L.P. a California limited partnership, whose sponsors are Lee T. Hanley and Nancy Hanley and Kimco Realty Corporation. Lee T. Hanley is the controlling equity holder of Vestar Development Company. Vestar Development Company is a privately held real estate company specializing in the development of open-air retail centers and the management of retail, office and industrial properties in the western United States. Founded in 1977, Vestar Development Company currently owns 11.7 million square feet and manages 13.6 million square feet of shopping centers, industrial projects and office buildings. Kimco Realty Corporation is a publicly traded REIT listed on the NYSE under the symbol KIM. Kimco Realty Corporation (rated A−/NR by S&P and Fitch, respectively) was formed in 1960 and is the nation’s largest publicly traded owner, developer and operator of neighborhood and community shopping centers with approximately 1,519 properties totaling more than 180 million square feet of leaseable space in 45 states, Puerto Rico, Canada, Mexico and Chile.

The Mortgage Loan.    The District at Tustin Legacy Mortgage Loan was originated on November 9, 2007 and has a cut-off date principal balance of $206,000,000. The District at Tustin Legacy Mortgage Loan is a ten-year loan with a stated maturity date of November 11, 2017. The District at Tustin Legacy Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 6.900% per annum. On the eleventh day of each month to but excluding the stated maturity date, the District at Tustin Legacy Borrower is required to make interest-only payments on the District at Tustin Legacy Mortgage Loan. The principal balance of the District at Tustin Legacy Mortgage Loan, plus all accrued and unpaid interest thereon, will be due and payable on the stated maturity date.

The District at Tustin Legacy Borrower is prohibited from voluntarily prepaying the District at Tustin Legacy Mortgage Loan, in whole or in part, at any time prior to July 11, 2017. From and after such date, the District at Tustin Legacy Mortgage Loan may be prepaid in whole, but not in part, without any prepayment penalty or premium.

The District at Tustin Legacy Borrower may defease the District at Tustin Legacy Mortgage Loan, in whole only, at any time after two years following the Issue Date, and by doing so obtain the release of the District at Tustin Legacy Mortgaged Property. A defeasance will be effected by the District at Tustin Legacy Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (including non-callable and non-redeemable obligations of any agency of the United States of America all of whose obligations are unconditionally guaranteed by the United States of America), that produce payments which replicate the payment obligations of the District at Tustin Legacy Borrower under the District at Tustin Legacy Mortgage Loan and are sufficient to pay off the District at Tustin Legacy Mortgage Loan in its entirety on the date occurring four months prior to the stated maturity date. The District at Tustin Legacy Borrower’s right to defease the entire District at Tustin Legacy Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C7 certificates by such rating agency.

The Mortgaged Property.    The District at Tustin Legacy Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the District at Tustin Legacy Borrower in the District at Tustin Legacy Mortgaged Property. The District at Tustin Legacy Mortgaged Property is comprised of an approximately 57-acre portion of a 985,684 square foot newly developed lifestyle/power center that is situated on approximately 87 acres in Tustin, California (the ‘‘District at Tustin Legacy Shopping Center’’). The District at Tustin Legacy Shopping Center was built in 2006-2007 and had its grand opening on August 17, 2007. The District at Tustin Legacy Shopping Center is part of a large-scale redevelopment of the former Tustin Marine Air Base into a master-planned community which includes the District at Tustin Legacy Shopping Center, in addition to residential units and office space which are not part of the collateral. As of November 6, 2007, the District at Tustin Legacy Shopping Center was 99.2% leased, with 88.3% of the tenants in occupancy and open for business. The District at Tustin Legacy Mortgaged Property is expected to be 92.3% opened for business by November 16, 2007, with the remaining tenants opening by mid-2008. The District at Tustin Legacy Shopping Center is anchored by Costco, Lowe’s, Target, Whole Foods, TJ Maxx/Home Goods and Best Buy, who together lease or own approximately 648,899 square feet of space. Costco and Lowe’s own their own pads and stores and are not part of the collateral while Target owns its store and leases its pad. The collateral comprising the District at Tustin Legacy Mortgaged Property totals 521,694 square feet consisting of 369,512 square feet of major stores space, 127,141 square feet of small shops space and 25,041 square feet of outparcel improvements as well as outparcel pads and the Target anchor pad. Other significant tenants and in-line tenants reflect a diverse range of national retailers, including Borders Books, Office Depot, Michaels, Aveda, Chick Fil-A, Claire’s, Finish Line, Hot Topic, Panera Bread and Zumiez.

Subleasehold Interest; Obligation to Purchase.    The District at Tustin Legacy Borrower is also the owner and holder of a sub-leasehold interest in a 4.740 acre parcel adjacent to the District at Tustin Legacy Mortgaged Property that is primarily improved with parking and common area improvements (the ‘‘Tustin Sublease Parcel’’). The Tustin Sublease Parcel does not constitute collateral for the District at Tustin Legacy Mortgage Loan as of the Cut-off Date. Following completion of on-going environmental remediation of the Tustin Sublease Parcel, the District at Tustin Legacy Borrower is required to acquire fee simple title from the City of Tustin pursuant to the DDA (as defined under ‘‘—Disposition and Development’’ below) for a purchase price equal to $8.50 per square foot immediately upon the acquisition thereof by the City of Tustin from the United States of America (acting by and through the Department of Navy) and, simultaneously, convey a 2.315 acre portion thereof to Costco for a sale price of approximately $1,550,000, and a 2.191 acre portion thereof to Lowe’s for a sale price of $2,189,750, pursuant to separate purchase and sale agreements with each of the foregoing. Upon acquisition of fee simple title thereto, the District at Tustin Legacy Borrower is obligated to mortgage the remaining 0.234 acre portion of the Tustin Sublease Parcel (and any other portion of the Tustin Sublease Parcel that Costco or Lowe’s shall fail to purchase) to the holder of the District at Tustin Legacy Mortgage Loan. There is no assurance that Costco and Lowe’s shall comply with their respective purchase obligations, and the District at Tustin Legacy Borrower shall remain obligated to purchase such parcels from the City of Tustin regardless of whether Costco and Lowes complete their purchase. See ‘‘Risk Factors—Lending on Income-Producing Properties Entails Environmental Risks’’ above in this prospectus supplement.

Disposition and Development.    The District at Tustin Legacy Mortgaged Property was acquired from the City of Tustin by the District at Tustin Legacy Borrower and developed pursuant to a Disposition and Development Agreement (Retail Property) (the ‘‘DDA’’) between the District at Tustin Legacy Borrower and the City of Tustin. The mortgage securing the District at Tustin Legacy Mortgaged Property is subject and subordinate to the terms of the DDA. The DDA imposes certain obligations and restrictions upon the District at Tustin Legacy Borrower and its successors, including the trust if it were to take title to the District at Tustin Legacy Mortgaged Property (each, a ‘‘Project Owner’’) with respect to the District at Tustin Legacy Mortgaged Property. Pursuant to the terms of the DDA, the trust would be exempt from liability to perform certain, but not all, obligations of the Project Owner during periods in which the trust (or its designee) is a successor owner of the District at Tustin Legacy Mortgaged Property by reason of foreclosure or deed in lieu of foreclosure. However, any party acquiring the District at Tustin Legacy Mortgaged Property upon or after a foreclosure sale or in any other manner would be required to assume the Project Owner’s obligation under the DDA (including, without limitation, the construction and indemnification obligations described below), and would therefore likely reduce any purchase price it would otherwise pay for the District at Tustin Legacy Mortgaged Property by the anticipated cost of complying with any unperformed obligations under the DDA. Although the District at Tustin Legacy Borrower has agreed to comply with the terms of the DDA, and Lee T. Hanley and Nancy Hanley and Kimco Realty Corporation (the ‘‘District at Tustin Legacy Guarantors’’) have guaranteed the performance of certain obligations of the District at Tustin Legacy Borrower under the DDA and related documents (including the performance of the DDA Work (as defined below), but not including the obligation to repurchase certain parcels within the shopping center, as described below), there is no assurance that the District at Tustin Legacy Borrower or the District at Tustin Legacy Guarantors will have the creditworthiness or ability to perform or will otherwise perform their obligations or that the trust’s remedies under the loan documents will offset all losses that may be suffered by the trust as the result of such non-performance. In addition, the mortgage lender is prohibited from exercising remedies against certain assets of Lee T. Hanley and Nancy Hanley, including their residences, personal property such as automobiles, art work and jewelry, interests in certain real estate investments, including Vestar Development Company, and retirement accounts, in connection with the enforcement of the guaranty. Pursuant to an infrastructure agreement between the City of Tustin and the District at Tustin Legacy Borrower, upon completion of certain infrastructure work included within the DDA Work, the District at Tustin Legacy Borrower is entitled to receive reimbursements aggregating approximately $46 million for infrastructure work performed by it in excess of its ‘‘fair share’’ of such work. The reimbursement obligation is not a general obligation of the City of Tustin, and is limited to certain identified sources of revenue, including proceeds from the sale of certain other property by the City of Tustin benefiting from the infrastructure work, as well as reimbursements from the Irvine Water District. The foregoing reimbursement rights are specifically excluded from the collateral for the District at Tustin Legacy Mortgage Loan. The obligations of the Project Owner under the DDA include the following:

Construction Obligations of District at Tustin Legacy Borrower.    Pursuant to the DDA, the Project Owner is required to perform certain on and off-site improvements (the ‘‘DDA Work’’). The District at Tustin Legacy Borrower has estimated the cost of the DDA Work to be approximately $28 million.

Permitted Mortgagees.    Prior to the issuance of a final certificate of compliance with respect to the District at Tustin Legacy Shopping Center (‘‘Final Certificate of Compliance’’), the DDA prohibits the mortgaging of the District of Tustin Legacy Mortgaged Property without the prior consent of the City of Tustin (except that portions of the District at Tustin Legacy Mortgaged Property that have received a Partial Certificate of Compliance (as defined herein) may be mortgaged without the City of Tustin’s consent), and conditions any such consent upon, among other things, the prospective mortgagee being a ‘‘Permitted Mortgagee’’, as defined in the DDA. Permitted Mortgagees are entitled to certain protections under the DDA, including certain limited notice and cure rights. ‘‘Permitted Mortgagees’’ are generally defined in the DDA as institutional lenders having a net worth over $5,000,000,000, and certain other lenders that are approved by the City of Tustin. The City of Tustin has confirmed that the trust will be a Permitted Mortgagee. A ‘‘Partial Certificate of Compliance’’ is a partial certificate of compliance issued with respect to individual parcels within the District at Tustin Legacy Mortgaged Property.

Restrictions on Transfer.    The DDA generally restricts transfers of the District at Tustin Legacy Mortgaged Property (including portions thereof or equity interests in the Project Owner) without the prior written consent of the City of Tustin prior to the City of Tustin’s issuance and recordation of a Final Certificate of Compliance. Notwithstanding the foregoing transfer restrictions, individual parcels within the District at Tustin Legacy Mortgaged Property may be sold without the City of Tustin’s consent if a Partial Certificate of Compliance has been issued with respect to the subject individual parcel. Neither the Final Certificate of Compliance nor any Partial Certificate of Compliance has been issued with respect to the District at Tustin Legacy Shopping Center. In addition, prior to the City of Tustin’s issuance and recordation of a Final Certificate of Compliance, the DDA provides the City of Tustin with a right of consent over other purchasers at a foreclosure sale, or from the Permitted Mortgagee or its affiliates following a foreclosure or deed in lieu of foreclosure. Pursuant to the DDA, the City of Tustin may not withhold its consent if the proposed transferee meets each of the following criteria: (1) has a reputation as a quality builder of retail developments of the scope and constructed of the quality described in the DDA; (2) is licensed to do business in California; (3) has a reputation for fair and honest business dealings with persons or entities generally; (4) has a sufficient net worth to undertake the obligations to be performed by the developer of the District at Tustin Legacy Shopping Center; and (5) has successfully constructed, marketed and leased Class A retail complexes. Notwithstanding the foregoing restrictions, transfer of the District at Tustin Legacy Mortgaged Property to a Permitted Mortgagee by foreclosure or deed in lieu of foreclosure is permitted without the City of Tustin’s prior written consent.

Restrictions on Use; Approval Right Regarding Tenants.    The DDA and certain special restrictions (the ‘‘Special Restrictions on Use’’) encumbering the District at Tustin Legacy Shopping Center (including the District at Tustin Legacy Mortgaged Property) provide that the District at Tustin Legacy Shopping Center shall be utilized only for lawful retail uses typical for a first-class retail shopping center, and shall contain only certain preapproved tenants that are specified in the DDA and the Special Restrictions on Use (‘‘District at Tustin Legacy Preapproved Tenants’’) and other tenants that are of a type and quality similar to the District at Tustin Legacy Preapproved Tenants (‘‘District at Tustin Legacy Other Tenants’’). The Special Restrictions on Use further provide that certain specified retail stores, including Wal-Mart, Kmart, Walgreens and Rite Aid, are prohibited from leasing space at the District at Tustin Legacy Shopping Center. The DDA and the Special Restrictions on Use also require, with respect to each retail building or retail pad at the District at Tustin Legacy Shopping Center, that until 90% of such retail building or retail pad has been leased (the ‘‘Initial Lease-Up Date’’), the City of Tustin must specifically approve any District at Tustin Legacy Other Tenant that intends to lease space in excess of 20,000 square feet at any such retail building or retail pad. Although after the Initial Lease-Up Date the City of Tustin has no approval rights with respect to leasing to any retail tenant, the City of Tustin is still entitled to receive advance notice of any such proposed tenant to confirm compliance with the use restrictions set forth in the DDA and the Special Restrictions on Use.

Percentage Rent.    The City of Tustin is to receive 25% of all percentage rents payable to the District at Tustin Legacy Borrower with respect to any lease at each retail building commencing one year after the first temporary certificate of occupancy is issued with respect to any leased space at such retail building and continuing for a period of twenty years following the date of the issuance of such certificate of occupancy.

Indemnification of City of Tustin.    The DDA requires the Project Owner to indemnify the City of Tustin for all environmental conditions (including pre-existing conditions) and clean-up costs required at District at Tustin Legacy Mortgaged Property. See ‘‘—Risk Factors—Lending on Income-Producing Properties Entails Environmental Risks’’ above.

Right of Reacquisition by District at Tustin Legacy Borrower.    Pursuant to the DDA, the Project Owner is required to enter into an agreement with each owner or ground lessee of a retail pad in excess of 20,000 square feet (a ‘‘Major Pad,’’ and each owner or ground lessee of a Major Pad, a ‘‘Major Pad Owner’’) affording the Project Owner the right to repurchase each Major Pad for a purchase price not to exceed the book value of the Major Pad Owner’s interest in such Major Pad, including the improvements thereon, in the event the Major Pad Owner violates the Special Restrictions on Use. The premises owned by Costco and Lowes and the premises ground leased by Target currently constitute the only Major Pads subject to the right of repurchase. Pursuant to the DDA, the City of Tustin has the right to require the Project Owner to exercise its repurchase rights with respect to any Major Pad Owner that is in violation of the Special Restrictions on Use with respect to its Major Pad. In the event that the District at Tustin Legacy Borrower becomes obligated to exercise any such repurchase right, there is no assurance that it or the District at Tustin Legacy Guarantors shall comply with their obligations to complete such repurchase pursuant to the District at Tustin Legacy Mortgage Loan documents. The District at Tustin Legacy Borrower is required to simultaneously mortgage any Major Pad to the holder of the District at Tustin Legacy Mortgage Loan simultaneously with its acquisition of such Major Pad in accordance with the foregoing.

Remedies of the City of Tustin.    Prior to the issuance of a Final Certificate of Compliance, in addition to any other remedies that the City of Tustin may have at law or equity, the City of Tustin has the following remedies with respect to defaults under the DDA that are not cured by the Project Owner or a Permitted Mortgagee: (i) the right to purchase any or all of the District at Tustin Legacy Mortgaged Property for fair market value to be determined in accordance with an appraisal procedure described in the DDA, (ii) the right to terminate the DDA and thereafter re-enter the District at Tustin Legacy Mortgaged Property and revest title thereto in the City of Tustin, subject to the lien of any Permitted Mortgage or (iii) the right to purchase the District at Tustin Legacy Mortgage Loan for a purchase price equal to all unpaid principal, interest, late fees and all other advances and amounts secured by a Permitted Mortgage (exclusive of any defeasance or prepayment premium or default interest). The City of Tustin also has the right to exercise, or require the District at Tustin Legacy Borrower to exercise, the reacquisition rights referred to in ‘‘—Right of Reacquisition by District at Tustin Legacy Borrower’’ above. In addition, the City of Tustin has the right to cure defaults under the District at Tustin Legacy Mortgage Loan up to one week prior to any foreclosure of the Loan.

Community Facilities District.    The District at Tustin Legacy Mortgaged Property constitutes a part of a community facilities district known as the City of Tustin Community Facilities District No. 07-1 (Tustin Legacy/Retail Center) (‘‘CFD’’) which authorizes the assessment of the following special taxes on the District at Tustin Legacy Mortgaged Property in addition to real estate taxes that may otherwise be assessed against the District at Tustin Legacy Mortgaged Property: ‘‘Special Tax A,’’ which shall repay interest and principal, pay certain administrative expenses and fund required reserves, with respect to bonds that have been issued by the CFD in the aggregate principal sum of approximately $13,680,000, which bonds were issued to reimburse the District at Tustin Legacy Mortgage Borrower for the cost of certain infrastructure improvements at the District at Tustin Legacy Shopping Center, and ‘‘Special Tax B,’’ which shall be an annual charge to defray the annual costs of providing municipal services, including, but not limited to, police protection services, fire protection services, ambulance and paramedic services, to the District at Tustin Legacy Shopping Center. ‘‘Special Tax A’’ shall only be assessed against the District at Tustin Legacy Mortgaged Property, while ‘‘Special Tax B’’ shall be assessed against all parcels included within the District at Tustin Legacy Shopping Center, including parcels currently owned by Costco and Lowe’s.

Library Pledge Agreement.    The District at Tustin Legacy Borrower committed to donate the sum of $1,082,000 to the City of Tustin for a city library expansion project. The District at Tustin Legacy Borrower has represented that a $541,000 portion was paid at time of the issuance of the first certificate of occupancy with respect to the District at Tustin Legacy Mortgaged Property, and the remaining balance of $541,000 shall be due and payable on November 18, 2007 and May 18, 2008, in equal installments of $270,500.

Lockbox.    Upon the occurrence and during the continuance of an event of default involving the District at Tustin Legacy Borrower’s failure to pay any sum required to be paid under the District at Tustin Legacy Mortgage Loan documents, whether due to the mortgage lender or a third party, without limiting any other remedies the mortgage lender may have in connection with such an event of default, the mortgage lender shall have the right, upon written notice to the District at Tustin Legacy Borrower, to require that all gross income from operations at the District at Tustin Legacy Mortgaged Property be paid directly to a designated lock-box account under the exclusive control of the mortgage lender. The District at Tustin Legacy Mortgage Loan documents provide that the mortgage lender may apply amounts on deposit in the lock-box account to all expenses of managing and securing the District at Tustin Legacy Mortgaged Property, and to the payment of the District at Tustin Legacy Mortgage Loan, together with all costs and reasonable attorney’s fees. Notwithstanding the foregoing, if an event of default has been cured by the District at Tustin Legacy Borrower, and the mortgage lender has accepted such cure, then the proceeds on deposit in the lock-box account that have not been applied by the mortgage lender (including any interest thereon) shall be promptly returned to the District at Tustin Legacy Borrower and the above-described lockbox procedures shall not be applicable.

Terrorism Insurance.    The District at Tustin Legacy Borrower is required to maintain insurance against terrorism, terrorist acts (including bio-terrorism) or similar acts of sabotage (‘‘Terrorism Insurance’’) with coverage amounts of not less than an amount equal to the full insurable value of the District at Tustin Legacy Mortgaged Property, provided that for so long as the Federal Terrorism Risk Insurance Act, as the same may be amended from time to time (‘‘TRIA’’), remains in effect, the term ‘‘terrorism’’ shall have the meaning ascribed to ‘‘terrorism’’ in TRIA. Notwithstanding the foregoing, from and after June 1, 2008, District at Tustin Legacy Borrower is required to purchase Terrorism Insurance to the extent that the cost of such coverage does not cause the total cost of Terrorism Insurance plus the total cost of other insurance required to be carried by District at Tustin Legacy Borrower, including but not limited to comprehensive all risk insurance and commercial general liability insurance, to exceed 125% of the total cost of such other insurance during the preceding year (the ‘‘Terrorism Cost Cap’’) and, if the cost of Terrorism Insurance exceeds the Terrorism Cost Cap, the District at Tustin Legacy Borrower is required to purchase the maximum amount of Terrorism Insurance available with funds equal to the Terrorism Cost Cap.

Permitted Mezzanine Financing.    The District at Tustin Legacy Borrower’s equity holders may obtain mezzanine financing (‘‘Mezzanine Financing’’) from a ‘‘qualified mezzanine lender’’ (as defined in the District at Tustin Legacy Mortgage Loan documents) subject to specified conditions including, (i) the Mezzanine Financing amount shall not exceed the amount which will result in a combined debt service coverage ratio on the District at Tustin Legacy Mortgage Loan and the Mezzanine Financing of 1.05x (on an interest-only basis) and a combined loan to value percentage of 90%, (ii) delivery of a subordination and intercreditor agreement acceptable to the lender, and (iii) lender’s receipt of confirmation from the applicable rating agencies that any transfer of interests or exercise of remedies under the Mezzanine Financing shall not result in a qualification, downgrade or withdrawal of any ratings assigned to the series 2007-C7 certificates.

AMC Theatres Expansion.    Pursuant to the lease with AMC Theatres at the District at Tustin Legacy Mortgaged Property (the ‘‘AMC Lease’’), if the District at Tustin Legacy Borrower or an affiliate thereof acquires certain property adjacent to the premises demised under the AMC Lease (the ‘‘AMC Expansion Parcel’’), the District at Tustin Legacy Borrower is required to offer the AMC Expansion Parcel to AMC Theatres for expansion in accordance with the AMC Lease. To ensure compliance with the AMC Lease, the loan documents permit the District at Tustin Legacy Borrower to acquire the AMC Expansion Parcel (and prohibit the acquisition of such parcel by any borrower affiliate), and require the District at Tustin Legacy Borrower to mortgage the AMC Expansion Parcel to the mortgage lender simultaneously with its acquisition thereof. Alternatively, the District at Tustin Legacy Borrower may cause an affiliate to acquire the expansion parcel to AMC Theatres and lease such expansion parcel to AMC Theatres pursuant to a separate lease, so long as the failure of the affiliate to comply with its obligations under the separate AMC lease with the affiliate will have no adverse effect on the District at Tustin Legacy Mortgage Loan or the District at Tustin Legacy Mortgaged Property, and the obligations of AMC Theatres under the AMC Lease will not be affected by the breach of the landlord’s obligations under the separate AMC lease.

V. The Carnegie Hall Tower Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$190,000,000
Loan per Square Foot:	$348
% of Initial Mortgage Pool Balance:	6.0%
Shadow Rating (S&P/Fitch)	AAA/AA
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.9570% per annum
Interest Calculation:	Actual/360
First Payment Date:	November 10, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	October 10, 2017
Maturity Balance:	$190,000,000
Borrower:	Carnegie Hall Tower II L.L.C.
Sponsors:	Rockrose Development Corporation
Defeasance/Prepayment:	Defeasance is permitted two years after the Issue Date; Prepayment without penalty permitted six months prior to maturity date.
Up-Front Reserves:	None
Ongoing Reserves:	None
Lockbox:	Hard(2)
Other Secured Debt:	$135,000,000 Aggregate
Mezzanine Debt and Future Mezzanine Debt Permitted(3)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office
Location:	New York, New York
Year Built:	1989
Year Renovated:	NAP(1)
Square Feet:	546,522
Occupancy:	92.3%(4)
Occupancy Date:	September 12, 2007
Ownership Interest:	Leasehold(5)
Property Management:	Rockrose Development Corp.
U/W NCF:	$22,648,606(4)
U/W NCF DSCR:	1.97x(4)
Cut-off Date U/W NCF DSCR:	1.97x(4)
Appraised Value:	$615,000,000
Appraisal As of Date:	July 16, 2007
Cut-off Date LTV Ratio:	30.9%
Maturity LTV Ratio:	30.9%

(1)	NAP means not applicable.
(2)	See ‘‘—Lockbox’’ below.
(3)	Represents a mezzanine loan in the aggregate principal amount, as of the cut-off date, of $135,000,000. See ‘‘—Mezzanine Financing,’’ and ‘‘—Permitted Mezzanine Financing’’ below.
(4)	Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR were calculated including 18,400 square feet of space under a lease executed by Alson Capital Partners, LLC, which has not yet taken occupancy. Actual in-place occupancy excluding such space is 88.9%. U/W NCF DSCR excluding the space leased to Alson Capital Partners, LLC is 1.77x.
(5)	The Carnegie Hall Tower Mortgaged Property is a leasehold interest subject to a master lease and a ground lease which expires December 20, 2086. See ‘‘—Ground Lease’’ below.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(2)	Ratings	Lease Expiration Date
Stone Tower Operating LP	30,300	5.5%	7.2%	$87.00	NR	6/30/2017
Kingdon Capital Management Corp.	29,655	5.4	7.7	$94.53	NR	4/30/2011
Greystone & Co., Inc.	28,005	5.1	4.6	$60.30	NR	12/31/2013
Grubman Indursky, P.C	23,300	4.3	4.1	$64.00	NR	8/31/2013
IMG Artists, LLC	19,927	3.6	2.4	$44.70	NR	11/30/2014
Major Tenants	131,187	24.0	26.0
Other Tenants	373,287	68.3	74.0
Vacant	42,048	7.7	—
Total All Tenants	546,522	100.0%	100.0%
(1)	Ranked by approximate square feet.
(2)	Based on in-place underwritten base rental revenue.

Lease Expiration Information(1)
Year	Approximate Expiring Square Feet	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(1)	As % of Total Base Revenues(1)	Cumulative % of Total Base Revenues
2007	—	0.0%	0.0%	$—	0.0%	0.0%
2008	38,963	7.1	7.1%	2,813,242	7.7	7.7%
2009	77,957	14.3	21.4%	4,668,888	12.8	20.5%
2010	27,401	5.0	26.4%	1,759,649	4.8	25.3%
2011	68,404	12.5	38.9%	5,790,525	15.9	41.2%
2012	38,790	7.1	46.0%	2,801,621	7.7	48.8%
2013	92,992	17.0	63.0%	5,886,475	16.1	64.9%
2014	52,234	9.6	72.6%	2,995,263	8.2	73.1%
2015	29,194	5.3	77.9%	1,948,498	5.3	78.5%
2016	8,300	1.5	79.5%	830,000	2.3	80.8%
2017 and Beyond	70,239	12.9	92.3%	7,030,961	19.2	100.0%
Vacant	42,048	7.7	100.0%	—	—	100.0%
Total	546,522	100.0%		$36,525,123	100.0%
(1)	Based on in-place underwritten base rental revenue.

The Borrowers and Sponsors.    Carnegie Hall Tower II L.L.C. (the ‘‘Carnegie Hall Tower Borrower’’) is controlled by Carnegie Hall Tower Member L.L.C., which is controlled by Carnegie Hall Tower L.L.C., which is jointly controlled by Rockrose Equities L.L.C. and CHLP (GP) Corp. Rockrose Equities L.L.C. is controlled by Master HTF L.L.C., which is controlled by H. Henry Elghanayan, Kamran Elghanayan and Frederick Elghanayan. CHLP (GP) Corp. is also controlled by H. Henry Elghanayan, Kamran Elghanayan and Frederick Elghanayan.

The Mortgage Loan.    The Carnegie Hall Tower Mortgage Loan was originated on September 25, 2007 and has a cut-off date balance of $190,000,000. The Carnegie Hall Tower Mortgage Loan is secured by the Carnegie Hall Tower Mortgaged Property.

The Carnegie Hall Tower Mortgage Loan is a ten year loan with a stated maturity date of October 10, 2017, which accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.9570% per annum. On the tenth day of each month (or the business day that is immediately preceding such date), but excluding the stated maturity date, the Carnegie Hall Tower Borrower is required to make interest-only payments on the Carnegie Hall Tower Mortgage Loan. The principal balance of the Carnegie Hall Tower Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on October 10, 2017.

The Carnegie Hall Tower Borrower is prohibited from voluntarily prepaying the Carnegie Hall Tower Mortgage Loan, in whole or in part, on or prior April 10, 2017. The Carnegie Hall Tower Borrower may prepay the Carnegie Hall Tower Mortgage Loan, in whole, but not in part, at any time on or after April 10, 2017 without a prepayment fee or yield maintenance premium.

The Carnegie Hall Tower Borrower may defease the Carnegie Hall Tower Mortgage Loan, in whole only, at any time after the date that is two years after the Issue Date, and by doing so in full, obtain the release of the Carnegie Hall Tower Mortgaged Property. A defeasance will be effected by the Carnegie Hall Tower Borrower by pledging substitute collateral that consists of direct, non-callable government securities that produce payments which replicate the payment obligations of the Carnegie Hall Tower Borrower under the Carnegie Hall Tower Mortgage Loan and are sufficient to pay off the Carnegie Hall Tower Mortgage Loan in its entirety on April 10, 2017. The Carnegie Hall Tower Borrower’s right to defease the Carnegie Hall Tower Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming, in connection with the securitization of any mortgage loan comprising the Carnegie Hall Tower Mortgage Loan, that such defeasance would not result in a qualification, downgrade or withdrawal by such rating agency of the ratings then assigned to any class of certificates backed by such mortgage loan.

The Mortgaged Property.    The Carnegie Hall Tower Mortgage Loan is secured by a first mortgage lien on the leasehold interest of the Carnegie Hall Tower Borrower in the Carnegie Hall Tower Mortgaged Property, a 60-story Class A office building located at 152 West 57th Street, New York, New York. The building is located on the south side of West 57th Street between Avenue of the Americas and Seventh Avenue in the West Side office submarket of Midtown Manhattan and offers views of Central Park. Built in 1989 by Rockrose Development Corporation, the sponsor of the mortgage loan, the Carnegie Hall Tower Mortgaged Property contains approximately 546,522 square feet of net rentable area on a 12,552 square foot parcel. As of the rent roll dated September 12, 2007, the building was approximately 88.9% occupied and 92.3% leased by 81 tenants, with the five largest tenants being Stone Tower Operating LP, leasing approximately 30,300 square feet (5.5% of total space), Kingdon Capital Management Corp., leasing approximately 29,655 square feet (5.4% of total space), Greystone & Co., Inc., leasing approximately 28,005 square feet (5.1% of total space), Grubman Indursky, P.C., leasing approximately 23,300 square feet (4.3% of total space), and IMG Artists, LLC, leasing approximately 19,927 square feet (3.6% of total space).

Lockbox.    The Carnegie Hall Tower Borrower is required to deposit, or cause to be deposited, all rents paid by tenants of the Carnegie Hall Tower Mortgaged Property into a lockbox account established and maintained by the Carnegie Hall Tower Borrower at Bank of America, N.A. in favor of the lender. The lender has the right to require the Carnegie Hall Tower Borrower to replace the lockbox bank with an eligible institution reasonably acceptable to the lender within 60 days after such demand. If the Carnegie Hall Tower Borrower or any manager receives any gross revenue from the Carnegie Hall Tower Mortgaged Property, then (i) such amounts are deemed to be collateral for the obligations and are required to be held in trust for the benefit, and as the property, of the lender, (ii) such amounts may not be commingled with any other funds or property of any borrower or manager, and (iii) the Carnegie Hall Tower Borrower or any manager is required to deposit such amounts into the lockbox account within two business days of receipt. The lockbox account is under the sole control of the lender. Funds in the lockbox account are swept on a daily basis into an eligible account at the lockbox bank operated by the Carnegie Hall Tower Borrower and applied and disbursed to the Carnegie Hall Tower Borrower in accordance with the related loan documents. Upon the occurrence and during the continuance of an event of default under the loan documents, the lender may notify the lockbox bank and provide an account upon which funds from the lockbox account shall be directed in lieu of distribution to the Carnegie Hall Tower Borrower’s account. The Carnegie Hall Tower Borrower is required to pay for all expenses of opening and maintaining all of the above accounts.

Terrorism Coverage.    The Carnegie Hall Tower Borrower is required under the related loan documents to maintain, along with other insurance coverage and requirements, comprehensive all risk insurance, commercial general liability insurance, business income insurance and insurance against certain acts of terrorism. If the commercial and business income insurance do not cover acts of terrorism, the Carnegie Hall Tower Borrower must maintain terrorism insurance with coverage for loss resulting from perils and acts of terrorism on terms and amounts consistent with those provided in such general insurance coverages. The Carnegie Hall Tower Borrower is only required to obtain such coverage to the extent obtainable for annual premiums not in excess of 200% of the then premium for comprehensive all risk stand alone insurance. If at any time the lender is not in receipt of notice that all insurance required under the loan documents is in full force and effect, the lender has a right to take such action as the lender deems necessary, including the right to purchase the policy, and the insurance premiums incurred by the lender in connection with such action shall be paid by the Carnegie Hall Tower Borrower upon demand and until paid will be secured by the Carnegie Hall Tower Mortgaged Property and will bear interest at the default rate.

Ground Lease.    The Carnegie Hall Tower Mortgaged Property is subject to a master lease from The City of New York to The Carnegie Hall Corporation, and a ground lease from The Carnegie Hall Corporation to the Carnegie Hall Tower Mortgage Borrower. The ground lease expires on December 20, 2086. The leasehold mortgage is expressly subject and subordinate to the ground lessor’s rights under the ground lease, however, the ground lease includes the following provisions benefiting the leasehold mortgagee for so long as such mortgage meets the requirements of a recognized mortgagee set forth in the ground lease: (i) failure of the ground lessor to deliver notice of any ground lessee default to the leasehold mortgagee shall invalidate any such notice of default; (ii) the leasehold mortgagee has a period of 10 days after a notice of default is sent by the ground lessor in which to cure any monetary default of the ground lessee, and the leasehold mortgagee has a period of 30 days after a notice of default, in addition to any cure periods afforded to the ground lessee under the ground lease, in which to cure any non-monetary default of the ground lessee; (iii) so long as no monetary default exists, the ground lessor shall not terminate the ground lease or any non-monetary default without first giving the leasehold mortgagee a reasonable period of time within which to take certain specified actions (such as obtain possession of the premises or institute foreclosure proceedings) and proceed to cure such default; (iv) in the event the ground lease is terminated prior to its stated expiration date as a result of a default by the ground lessee, the ground lessor will enter into a new ground lease with the leasehold mortgagee on the same terms and conditions as the original ground lease; (v) if the leasehold mortgagee becomes the holder of the ground lease by foreclosure of its mortgage, the leasehold mortgagee may assign its interest in such ground lease subject to the satisfaction of certain conditions set forth in the ground lease, including, without limitation, transferee owning more than 20% of the transferee is not in default with any agreement with the City or State of New York, transferee was not convicted of felony within the last ten (10) years, transferee is not a South African entity and such transferee has a net worth in excess of $12.5mm (subject to indexing in accordance with terms of the ground lease); (vi) in the event of destruction of or damage to all or part of the improvements located on the leased premises, the insurance funds payable to the ground lessee pursuant to its insurance policies shall be deposited with the leasehold mortgagee or another depositary, as trustee, and such funds shall be used for reconstruction or repair; and (vii) no amendment of the ground lease shall be effective without the prior written approval of the leasehold mortgagee.

Mezzanine Financing.    Carnegie Hall Tower Member L.L.C. (the ‘‘Carnegie Hall Tower Mezzanine Borrower’’), a single-purpose Delaware limited liability company, is the sole member of the Carnegie Hall Tower Borrower. At closing, the Carnegie Hall Tower Mezzanine Borrower obtained mezzanine financing which has an aggregate cut-off date principal balance of $135,000,000 (the ‘‘Carnegie Hall Tower Mezzanine Loan’’) from Landesbank Hessen-Thuringen Giroznetrale, New York Branch (the ‘‘Carnegie Hall Tower Mezzanine Lender’’). The Carnegie Hall Tower Mezzanine Loan matures on October 10, 2017 and interest accrues at a fixed rate per annum equal to 6.259% until September 26, 2017 and thereafter at .70% per annum in excess of the prime rate of interest established from time to time by Citibank, N.A. or such other U.S. Bank, as set forth in the mezzanine loan documents. The Carnegie Hall Tower Mezzanine Loan is secured by a pledge of 100% of the interests in the Carnegie Hall Tower Borrower. Provided no event of default (as defined under the related loan documents) shall have occurred and be continuing, the Carnegie Hall Tower Mezzanine Borrower may prepay the Carnegie Hall Tower Mezzanine Loan in whole upon the satisfaction of the requirements set forth in the related mezzanine loan documents. The Carnegie Hall Tower Mezzanine Loan is subject to an intercreditor agreement between the senior lender and the mezzanine lender. Such intercreditor agreement provides, among other things, that (a) the mezzanine lender will have certain rights to cure defaults under the subject mortgage loan, (b) upon the occurrence of an event of default under the subject mortgage loan, no payments will be retained by the mezzanine lender on the applicable mezzanine loan until all payments that are due or that will become due under the related mortgage loan are paid in full to the related mortgagee, (c) the mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgagee, (d) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the related mezzanine loan unless such transfer is to a transferee meeting certain requirements and unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the certificates in connection with the securitization of the Carnegie Hall Tower Mortgage Loan has been received, and (e) if a related mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the related mortgagee under the subject mortgage loan exercises any right or remedy under the related loan documents with respect to the related mortgagor or mortgaged real property, the mezzanine lender has the right to purchase the subject mortgage loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest thereon, and any advances made by the mortgagee or its servicer under the subject mortgage loan and any interest thereon.

Permitted Mezzanine Financing.    Future additional mezzanine indebtedness to certain institutional lenders is permitted subject to the satisfaction of specified conditions, which include, among other things, (i) delivery of an intercreditor agreement acceptable to the lender (which shall include subordination and standstill provisions), (ii) achievement of an aggregate loan to value ratio that does not exceed 80%, and (iii) achievement of an aggregate debt service coverage ratio that is at least equal to the debt service coverage ratio of 1.20x.

VI. The Miami Center Mortgage Loan

Mortgaged Loan Information
Cut-off Date Balance:	$170,000,000
Loan per Square Foot:	$217
% of Initial Mortgage Pool Balance:	5.4%
Shadow Rating (S&P/Fitch):	NAP(1)
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.250% per annum
Interest Calculation:	Actual/360
First Payment Date:	October 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	September 11, 2012
Maturity Balance:	$170,000,000
Borrower:	Crescent Miami Center, LLC
Sponsors:	Crescent Real Estate Equities Limited Partnership, J.P. Morgan U.S. Real Estate Income and Growth Direct, LP
Defeasance/Prepayment:	Defeasance permitted after September 4, 2010. Prepayment with the greater of yield maintenance or 1% of the amount prepaid permitted on and after September 4, 2010. Prepayment without yield maintenance permitted three months prior to maturity date.
Up-Front Reserves:	None.
Ongoing Reserves:	Tax and Insurance Reserve(2)
Replacement Reserve(3)
Major Tenant Rollover Reserve(4)
Cash Flow Reserve(5)
Condominium Common Charges Reserve(6)
Lockbox:	Hard(7)
Other Secured Debt:	Future Mezzanine Debt Permitted(8)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Office(9)
Location:	Miami, Florida
Year Built:	1982
Year Renovated:	1991
Square Feet:	784,040
Occupancy:	93.9%
Occupancy Date:	8/15/2007
Ownership Interest:	Fee
Property Management:	Crescent Property Services, Inc., an affiliate of the borrower
U/W NCF:	$15,910,826(10)
U/W NCF DSCR:	1.48x(10)
Cut-off Date U/W NCF DSCR:	1.48x(10)
Appraised Value:	$317,000,000
Appraisal As of Date:	8/17/2007
Cut-off Date LTV Ratio:	53.6%
Maturity LTV Ratio:	53.6%

(1)	NAP means not applicable.
(2)	During a ‘‘Miami Center Cash Sweep Event’’ (see ‘‘—Lockbox’’ below), the Miami Center Borrower is required to make monthly escrow deposits into a tax and insurance reserve for the payment of real estate taxes and insurance premiums in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums for the Miami Center Mortgaged Property.
(3)	During a ‘‘Miami Center Cash Sweep Event,’’ the Miami Center Borrower is required to make monthly deposits into the replacement reserve for ongoing repairs and replacements at the Miami Center Property in an amount equal to $19,555. In lieu of making these ongoing reserve deposits, the Miami Center Borrower may deliver to the lender a letter of credit in accordance with the provisions of the related loan documents.
(4)	All excess cash flow is required to be deposited into a Major Tenant Rollover Reserve upon a Major Tenant Trigger Event including, but not limited to (i) the date that is 12 months prior to end of the lease term (including renewal terms) of Citicorp North America or Stanford Group Holdings, (ii) the required notice date for renewal options pursuant to the leases of Citicorp North America or Stanford Group Holdings, or (iii) 20% or more of the space occupied under the Citicorp North America or Stanford Group Holdings leases is surrendered, vacated or terminated. Such excess cash flow sweep is required to terminate upon (i) approximately $50.00 per square foot for the square footage subject to the applicable Major Tenant Trigger Event has been accumulated in the Major Tenant Rollover Reserve or has been provided in the form of a letter of credit acceptable to lender in accordance with the terms of the loan documents, (ii) the applicable tenant exercises its renewal or extension option for at least 80% of such space, or (iii) at least 80% of applicable space has been leased to one or more acceptable replacement tenants.
(5)	All excess cash flow is required to be swept into an Excess Cash Flow Reserve Fund upon, among other things, the DSCR as calculated at the end of any calendar quarter being less than 1.10x. Such excess cash flow sweep is required to terminate upon the property achieving a DSCR of at least 1.20x for two consecutive calendar quarters. In the calculation of DSCR for purposes of the excess cash flow sweep, any free rent associated with a Citicorp North America lease shall be assumed to be paid in full.
(6)	During a ‘‘Miami Center Cash Sweep Event,’’ if lender reasonably estimates that the amount of condominium common charges for which the Miami Center Borrower is responsible equals or exceeds $40,000 per annum, the Miami Center Borrower is required to make monthly escrow deposits for the payment of condominium common charges in an amount equal to one-twelfth of the estimated condominium common charges for the Miami Center Mortgaged Property.
(7)	See ‘‘—Lockbox’’ below.
(8)	See ‘‘—Permitted Mezzanine Financing’’ below.
(9)	Office condominium unit within a mixed-use center, which also includes a hotel condominium unit and retail condominium unit, which are not part of the Miami Center Mortgaged Property.
(10)	U/W NCF and U/W NCF DSCR also includes the amount by which average rent over the remaining term of the lease or mortgage loan term exceed the current base rent amount for Citicorp North America, Inc.

Major Tenant Information
Tenant(1)	Approximate Square Feet	% Total Square Feet	% Total Base Revenues(2)	Rent PSF(3)	Ratings(4)	Lease Expiration Date
Citicorp North America, Inc.(5)(6)	176,667	22.5%	21.6%	$26.76	AA/AA	1/31/2020
Stanford Group Holdings, Inc.(7)	93,477	11.9	13.4	$31.47	NR	6/30/2016
Shutts & Bowen LLP(8)(9)	80,265	10.2	10.7	$29.08	NR	10/31/2015
Shook, Hardy and Bacon L.L.P.	70,362	9.0	10.7	$33.23	NR	11/30/2010
MCIMetro Access Transmission Services LLC	41,615	5.3	4.7	$24.62	NR	9/30/2010
Major Tenants	462,386	59.0	61.1
Other	273,448	34.9	38.9
Vacant	48,206	6.1	0.0
Total All Tenants	784,040	100.0%	100.0%
(1)	The five major tenants are ranked by approximate square feet.
(2)	The percentages of total base revenues are based on in-place underwritten base rental revenues, excluding vacant lease — up assumptions.
(3)	Reflects in-place base rent.
(4)	Credit ratings are those by S&P and Fitch, respectively, and may reflect the parent company rating even though the parent company may have no obligations under the related lease if the tenant company is not rated. ‘‘NR’’ means not rated.
(5)	Citicorp North America, Inc. has a one-time right to terminate the lease on the entire portion of its premises located on any single floor of the building on January 31, 2016, with 12 months notice.
(6)	Citicorp North America, Inc. executed an extension of its lease with such extension, commencing on February 1, 2009 and expiring on January 31, 2020. Commencing on April 1, 2008, Citicorp is entitled to 12 months of free rent associated with suite 2000 (22,788 square feet). Commencing on February 1, 2009, Citicorp is entitled to 16 months of free rent, consisting of a 12 month rent abatement and four months for the performance of tenant improvements for their remaining space (153,879 square feet). At the closing of the mortgage loan, the related borrower entered into a guarantee agreement by which, commencing on February 11, 2009, the sponsors of the related borrower shall guarantee the monthly debt service payments in an amount no greater than $6,183,000 (the ‘‘Cap’’). commencing payment of full, unabated rent. The Cap shall be reduced by $386,437.50 on each monthly payment date if on such payment date and on the monthly payment date for each of the succeeding fifteen (15) months provided that the monthly debt service amount is paid in full by the related borrower. The guaranty shall terminate upon Citicorp North America, Inc. commencing payment of full, unabated rent.
(7)	Stanford Group Holdings, Inc. has a one-time right to terminate the lease on the entire portion of its premises or decrease a portion of its space on the 12th floor (22,783 square feet) on June 30, 2013, with 2-months notice.
(8)	Shutts & Bowen LLP has the right to terminate the lease with respect its 8,761 square foot space at any time on or after June 30, 2007 with 150 days prior written notice.
(9)	Shutts & Bowen LLP occupies 80,265 square feet, with 68,727 square feet expiring on October 31, 2015, 8,761 square feet expiring on October 31, 2008 and 2,777 square feet expiring on June 30, 2008. The tenant occupies its 2,777 square foot space free of rent. No rental revenues were underwritten for such space. The total square feet and rent per square foot calculation is based on 80,265 square feet.

Lease Expiration Information
Year	Approximate Expiring Square Feet(1)	As % of Total Square Feet	Cumulative % of Total Square Feet	Approximate Expiring Base Revenues(2)	As % of Total Base Revenues(2)	Cumulative % of Total Base Revenues(2)
2007	8,906	1.1%	1.1%	$158,907	0.7%	0.7%
2008	21,817	2.8%	3.9%	612,710	2.8	3.5%
2009	0	0.0%	3.9%	3,000	0.0	3.5%
2010	159,998	20.4%	24.3%	4,722,947	21.6	25.1%
2011	70,286	9.0%	33.3%	2,201,456	10.1	35.2%
2012	57,396	7.3%	40.6%	1,919,350	8.8	44.0%
2013	18,719	2.4%	43.0%	618,027	2.8	46.8%
2014	0	0.0%	43.0%	—	0.0	46.8%
2015	68,727	8.8%	51.8%	2,115,286	9.7	56.5%
2016	93,477	11.9%	63.7%	2,941,847	13.4	69.9%
2017 and beyond	236,508	30.2%	93.9%	6,582,306	30.1	100.0%
Vacant	48,206	6.1%	100.0%	—	0.0	100.0%
Total	784,040			$21,875,838	100.0%
(1)	Lease expiration is based on the actual lease expiration date and do not reflect early termination options which are included in certain leases. Including certain of these early termination options in the calculation of square footage of potential leases expiring each year would result in the following totals: 17,667 square feet in 2007, 13,056 square feet in 2008, 0 square feet in 2009, 159,998 square feet in 2010, 70,286 square feet in 2011, 57,396 square feet in 2012, 112,196 square feet in 2013, 0 square feet in 2014, 68,727 square feet in 2015, 176,667 square feet in 2016 and 176,667 square feet in 2017 and beyond. Certain other termination options which are more contingent in nature have not been included in this expiration schedule.
(2)	Based on in-place underwritten base rental revenues.

The Borrower and Sponsors.    Crescent Miami Center, LLC, a Delaware limited liability company (the ‘‘Miami Center Borrower’’), is 40% owned by Crescent Real Estate Equities Limited Partnership (‘‘Crescent’’), which is the managing member, and 60% owned by J.P. Morgan U.S. Real Estate Income and Growth Fund (the ‘‘Fund’’), which is one of six commingled funds operated by JPMorgan Asset Management. Since its launch in December 2001, the Fund has received aggregate capital commitments from investors totaling approximately $1.2 billion, of which over $1 billion has been called as of January 2, 2007. The gross value of the Fund’s portfolio of real estate and other assets as of December 31, 2006 was approximately $2.5 billion.

Crescent is headquartered in Fort Worth, Texas. Through its subsidiaries and joint ventures, Crescent owns and manages a portfolio of 54 office buildings totaling approximately 23 million square feet located across the United States, with concentrations in Miami, Dallas, Houston, Denver and Las Vegas. Previously a public company, Crescent was acquired by MSREF on August 3, 2007 for approximately $2.34 billion.

At the closing of the Miami Center Mortgage Loan, the Miami Center Borrower entered into a guarantee agreement by which, commencing on February 11, 2009, the sponsors of the Miami Center Borrower shall guarantee the monthly debt service payments in an amount no greater than $6,183,000 (the ‘‘Cap’’). The Cap shall be reduced by $386,437.50 on each monthly payment date if on such payment date and on the monthly payment date for each of the succeeding fifteen (15) months provided that the monthly debt service amount is paid in full by the related borrower. The guaranty shall terminate upon, among others, Citicorp North America, Inc. commencing payment of full, unabated rent. There is no assurance that the sponsors of the Miami Center Borrower will have the creditworthiness to honor or will otherwise honor their obligations under the aforementioned guaranty.

The Mortgage Loan.    The Miami Center Mortgage Loan was originated on September 4, 2007 and has a cut-off date principal balance of $170,000,000. The Miami Center Mortgage Loan is a five-year loan with a stated maturity date of September 11, 2012. The Miami Center Mortgage Loan accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 6.250% per annum. On the eleventh day of each month, to but not including the stated maturity date, the Miami Center Borrower is required to make interest-only payments on the Miami Center Mortgage Loan. The principal balance of the Miami Center Mortgage Loan, plus all accrued and unpaid interest thereon, is due and payable on September 11, 2012.

The Miami Center Borrower is prohibited from voluntarily prepaying the Miami Center Mortgage Loan, in whole or in part, prior to September 4, 2010. From and after September 4, 2010, the Miami Center Borrower may prepay the Miami Center Mortgage Loan, in whole only, provided that for a prepayment of the Miami Center Mortgage Loan made prior to June 11, 2012, the prepayment is accompanied by payment of a yield maintenance premium. From and after June 11, 2012, the Miami Center Borrower may prepay the Miami Center Mortgage Loan in whole only without payment of any yield maintenance premium.

The Miami Center Borrower may defease the Miami Center Mortgage Loan, in whole only, on any date following September 4, 2010, and by doing so obtain the release of the Miami Center Mortgaged Property. A defeasance will be effected by the Miami Center Borrower’s pledging substitute collateral that consists of direct, non-callable, fixed rate obligations that are ‘‘government securities’’ as defined in the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Miami Center Borrower under the Miami Center Mortgage Loan and are sufficient to pay off the Miami Center Mortgage Loan in its entirety on June 11, 2012. The Miami Center Borrower’s right to defease the entire Miami Center Mortgage Loan is subject to, among other things the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal by such rating agency of the ratings then assigned to any class of certificates backed by such mortgage loan.

The Mortgaged Property.    The Miami Center Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in that certain condominium unit known as the ‘‘Office Unit’’ (the ‘‘Miami Center Mortgaged Property’’) in the condominium known as the ‘‘Miami Center, a Condominium,’’ (‘‘Miami Center’’) a 35-story class A office building located at 201 South Biscayne Boulevard in Miami, Florida. The Miami Center Mortgaged Property was originally constructed in 1982, renovated in 1991, and is comprised of 784,040 square feet of gross floor area. Miami Center includes a nine-story (two-stories below grade and seven-stories above grade) parking garage, which consists of approximately 1,400 spaces, and is attached to the office building with three elevators from levels 1 through 5 and one elevator for levels 6 through 9. On-site amenities at Miami Center include a clothing store, a convenience and gift shop, an automobile detail shop, a café, and a restaurant.

Major tenants at the Miami Center Mortgaged Property include Citicorp North America, Inc. (rated AA/AA by S&P/Fitch), Stanford Group Holdings, Inc., Shutts & Bowen LLP, Shook Hardy & Bacon L.L.P. and MCIMetro Access Transmission Services LLC. Citicorp North America occupies 22.5% of the total net rentable square feet, and contributes 21.6% of the in-place base rent. Citicorp recently renewed their current space and expanded to an additional 22,788 square feet through January 2020. Stanford Group Holdings occupies 11.9% of the total net rentable square feet, and contributes

13.4% of the in-place base rent. Shutts & Bowen LLP occupies 10.2% of the total net rentable square feet, and contributes 10.7% of the in-place base rent. Shook Hardy & Bacon L.L.P. occupies 9.0% of the total net rentable square feet, and contributes 10.7% of the in-place base rent. MCIMetro Access Transmission Services LLC occupies 5.3% of the total net rentable square feet, and contributes 4.7% of the in-place base rent.

Lockbox.    The Miami Center Borrower is required to deposit all rents paid by non-residential tenants of the Miami Center Mortgaged Property into a trust account established and maintained by the Miami Center Borrower at an account established at Bank of America, N.A. The lender has the right to require the Miami Center Borrower to replace such bank with an eligible institution reasonably acceptable to the lender. Upon the occurrence and during the continuance of a ‘‘Miami Center Cash Sweep Event’’ (defined below), all funds in excess of $50,000 are required to be swept by such local bank on a daily basis into an eligible account at a depository bank controlled by the lender and applied and disbursed in accordance with the related loan documents. The deposit account and all other sub-accounts thereof are under the sole control of the lender, and the Miami Center Borrower has no right of withdrawal therefrom. A ‘‘Miami Center Cash Sweep Event’’ will commence (i) upon the occurrence of an event of default under the Miami Center Loan, until such event of default has been cured; (ii) upon the occurrence of any bankruptcy action of the Miami Center Borrower or any manager (unless in the case of a bankruptcy action of a manager, the Miami Center Borrower has replaced such manager, within 60 days of the filing of the bankruptcy action involving such manager, with a qualified manager, as defined in the related loan documents, who is managing or will manage the Miami Center Mortgaged Property in accordance with the terms and provisions of the related loan documents), until such bankruptcy action is discharged, stayed or dismissed within the periods of time set forth in the related loan documents; (iii) if, as of the end of any calendar quarter, the debt service coverage ratio of the Miami Center Mortgaged Property is less than 1.10x, until the lender determines that the Miami Center Mortgaged Property has achieved a debt service coverage ratio of 1.20x for two consecutive calendar quarters or (iv) upon the occurrence of a Major Tenant Trigger Event, as defined above.

Terrorism Coverage.    The Miami Center Borrower is required to maintain insurance against terrorism and acts of terrorism and other similar acts or events, with coverage amounts at least equal to the actual replacement value of the Miami Center Mortgaged Property. If perils of terrorism and acts of terrorism or other similar acts or events are excluded from the Miami Center Borrower’s comprehensive all risk insurance and business interruption insurance coverage, the Miami Center Borrower is required, if the same is available, to obtain an endorsement to such policy, or a separate policy from an insurance provider meeting the requirements set forth in the related loan documents, insuring against all such excluded acts or events in the amounts required for such comprehensive all risk insurance and business interruption insurance coverage under the related loan documents. The Miami Center Borrower is only required to obtain such coverage to the extent obtainable for annual premiums not in excess of 200% of the aggregate insurance premiums payable with respect to the Miami Center Borrower’s comprehensive all risk insurance and business interruption insurance coverage at the time such coverage is being purchased.

Permitted Mezzanine Financing.    Future mezzanine debt secured by direct or indirect interests in the Miami Center Borrower from certain institutional lenders is permitted, commencing on October 11, 2008, subject to the satisfaction of specified conditions, which include, among other things, (i) delivery of an intercreditor agreement reasonably acceptable to the lender and the applicable rating agencies, (ii) achievement of an aggregate loan to value ratio that does not exceed 80%, (iii) achievement of an aggregate debt service coverage ratio that is at least equal to 1.15x and (iv) the applicable rating agencies each confirming that such an unsecured subordinate loan would not result in a qualification, downgrade or withdrawal by such rating agency of the ratings then assigned to any class of certificates backed by the Miami Center Mortgage Loan.

Condominium.    The Miami Center Mortgaged Property is an office condominium unit within Miami Center created pursuant to a certain Declaration of Condominium for Miami Center executed February 23, 1989, as amended by a certain First Amendment to Declaration of Condominium for Miami Center dated August 29, 1990.

VII. The Legends at Village West Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$137,000,000
Loan per Square Foot:	$231.26(1)
% of Initial Mortgage Pool Balance:	4.3%
Shadow Rating (S&P/Fitch):	NAP(2)
Loan Purpose:	Refinance
Mortgage Interest Rate:	5.745% per annum(3)
Interest Calculation:	Actual/360
First Payment Date:	September 1, 2007
Amortization Term:	30 years(4)
Anticipated Repayment Date:	August 1, 2017
Hyperamortization:	Yes
Maturity Date:	August 1, 2037
Maturity Balance:	$137,000,000
Borrower:	Legends of KC, LP, a Delaware limited partnership
Sponsor:	Legends of KC, LP
Defeasance/Prepayment:	Defeasance permitted two years and 15 days after Issue Date until the anticipated repayment date. Partial prepayment permitted until the anticipated repayment date, and if prior to two years and 15 days after Issue Date, with penalty. If partial prepayment after two years and 15 days after Issue Date, then required to defease the partial prepayment. Prepayment without penalty permitted six months prior to anticipated repayment date.
Ongoing Reserves:	Tax and Insurance Reserve(5) Replacement Reserve(6)
Rollover Reserve(7)
Lockbox:	Springing Hard(8)
Other Secured Debt:	Permitted Mezzanine Financing(9);
Permitted Subordinate Debt(10)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Anchored Retail
Location:	Kansas City, Kansas
Year Built:	2006
Year Renovated:	NAP
Gross Square Feet:	658,453(11)
Collateral Square Feet:	592,413(12)
Overall Occupancy:	94.7%(13)
In-Line Occupancy:	91.5%(14)
Occupancy Date:	October 3, 2007
Ownership Interest:	Fee
Property Management:	Red Asset Management, Inc., an affiliate of the Borrower(15)
In-Line Sales PSF:	$275.70(16)
In-Line Cost of Occupancy:	11.57%(16)
U/W NCF:	$11,087,207(17)
U/W NCF DSCR:	1.39x(17)
Cut-off Date U/W NCF DSCR:	1.39x(17)
Appraised Value:	$176,000,000(18)
Appraisal As of Date:	4/1/2007
Cut-off Date LTV Ratio:	77.8%(19)
Maturity LTV Ratio:	77.8%(19)

(1)	Based upon the collateral square feet of the Legends at Village West Mortgaged Property, which excludes tenant owned improvements on outparcels ground leased from the Legends at Village West Borrower.
(2)	NAP means ‘‘not applicable’’.
(3)	Interest rate after anticipated repayment date is the greater of (a) 7.745% or (b) the Treasury Rate for the week ending prior to the anticipated repayment date plus 2%.
(4)	Interest-only payments are due through and including the anticipated repayment date. Thereafter, amortizing monthly payments are due.
(5)	If the Legends at Village West Borrower provides the lender with satisfactory documentation evidencing the timely payment of the taxes, then the escrow for taxes is waived. Further, if the Legends at Village West Borrower maintains blanket policies of insurance, then the escrow for insurance is waived until and unless lender elects to reinstate the requirement following (a) the issuance by any insurer or its agent of any notice of cancellation, termination, or lapse of any insurance coverage required and failure of the Legends at Village West Borrower to provide evidence of insurance coverages as required, (b) any cancellation, termination, or lapse of any insurance coverage required whether or not any notice is issued, or (c) lender having not received from Legends at Village West Borrower evidence of insurance coverages as required.
(6)	If the Legends at Village West Borrower fails to repair, maintain and replace the Legends at Village West Mortgaged Property, as evidence by an independent engineer’s report stating that items of deferred maintenance exist, then replacement reserves are funded at $7,530.75/month.
(7)	If the debt service coverage ratio for interest-only monthly payments falls below 1.10x, then rollover reserves are funded at $30,000/month until DSCR reaches 1.10x or higher.
(8)	See ‘‘—Lockbox’’ below.
(9)	See ‘‘—Permitted Mezzanine Financing’’ below.
(10)	See ‘‘—Permitted Subordinate Financing’’ below.
(11)	Reflects the gross leaseable area of the entire center including seven outparcels totaling 66,040 square feet of tenant-owned improvements that are ground leased from the Legends at Village West Borrower. The out parcels, but not the improvements on such parcels, are part of the collateral. The gross square footage includes future construction of 6,000 square feet of in-line space (the ‘‘In-Line Space’’) and 40,000 square feet for two outparcels. A lease is in place for 3,000 square feet of the In-Line Space and for both of the outparcels.
(12)	The collateral square feet comprising the Legends at Village West Mortgaged Property consists of 179,757 square feet of anchor space and 412,656 square feet of in-line space.

(13)	Based on the October 3, 2007 rent roll. The occupancy rate includes 24,647 square feet of tenants with executed leases, paying rent, but not yet in occupancy and 60,927 square feet of tenants with executed leases, but not yet paying rent, nor in occupancy.
(14)	Based on the October 3, 2007 rent roll. The occupancy rate includes 24,647 square feet of tenants with executed leases, paying rent, but not yet in occupancy and 20,927 square feet of tenants with executed leases, but not yet paying rent, nor in occupancy.
(15)	See ‘‘—Property Management’’ below.
(16)	Based on annualized eight months ended August 31, 2007. Excludes in-line tenants that have less than eight months sales history.
(17)	U/W NCF and U/W NCF DSCR reflect underwritten occupancy, which includes 24,647 square feet (3.7% of gross leasable area) of space leased, paying rent, but not yet occupied and 60,927 square feet of space leased (9.3% of gross leasable area), not yet paying rent nor in occupancy. U/W NCF DSCR is based on interest only payments at a rate of 5.7450% per annum calculated on an Actual/360 Basis.
(18)	Appraised value represents the ‘‘as-is’’ value as of April 1, 2007. The ‘‘as-stabilized’’ value of $204,500,000 as of April 1, 2009.
(19)	The LTV is based on the ‘‘as-is’’ appraised value of $176,000,000. The ‘‘as-stabilized’’ value is 67.0%.

Gross Leasable Area (GLA) Overview
Store	Approximate Square Feet(1)		As % of GLA(1)	Ratings(2)	Anchor Lease Expiration(3)
Anchor Tenants
Dave & Busters	46,953		7.1%	B−/NR	11/30/2015
TJ Maxx	30,271		4.6	A−/NR	10/31/2015
Linen N Things	28,017		4.3	B−/B−	1/31/2016
Off Broadway Shoes	21,554		3.3	NR	12/31/2015
Home Decorators Collection	20,410		3.1	BBB+/BBB+	1/31/2017
Old Navy	17,266		2.6	BB+/BB+	7/31/2011
Nike	15,286		2.3	A+/NR	4/30/2011
Total Anchor Space	179,757		27.3
In-Line Mall Space	412,656		62.7
Outparcels	66,040	(4)	10.0
Total GLA	658,453	(1)	100.0%
(1)	The GLA and As % of GLA are based on underwritten square footage, which includes 24,647 square feet of executed leases where rents have commenced, but the tenants have not yet taken occupancy and 60,927 square fee of executed leases where the tenants’ rent have not yet commenced nor have the tenants taken occupancy.
(2)	Credit ratings are by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated.
(3)	Lease renewal options for Anchors include, Dave & Busters (four 5-year options), TJ Maxx (four 5-year options), Linen N Things (three 5-year options), Off Broadway Shoes (one 4-year & 11 month option), Old Navy (two 5-year options) and Nike (three 5-year options).
(4)	Comprised of seven outparcels. The 66,040 square feet of improvements on these outparcels are owned by the tenants. The outparcels, but not the tenant-owned improvements are part of the collateral.

Major In-Line Tenant Information
Tenant(1)	Approximate Square Feet	Ratings(2)	Lease Expiration Date
Deggies Karma	17,927	NR	12/31/2022
T Rex	17,000	NR	12/31/2020
Books A Million	16,981	NR	1/31/2017
Pin Up Bowl	16,846	NR	12/31/2016
Cavender’s Western Outfitter	16,207	NR	5/31/2016
Total	84,961
(1)	Ranked by approximate square feet.
(2)	‘‘NR’’ means not rated.

Lease Expiration Information(1)
Year	Approximate Expiring Anchor and In-line Square Feet(1)	As % of Total Anchor and In-line Square Feet	Cumulative % of Anchor and Total In-line Square Feet	Approximate Expiring Anchor and In-line Base Revenues	As % of Total Anchor and In-line Base Revenues	Cumulative % of Total Anchor and In-line Base Revenues
2007	0	0.0%	0.0%	$0.00	0.0%	0.0%
2008	0	0.0	0.0%	$0.00	0.0	0.0%
2009	2,392	0.4	0.4%	$40.52	0.9	0.9%
2010	19,614	3.3	3.7%	$26.22	4.6	5.5%
2011	97,175	16.4	20.1%	$18.62	16.1	21.6%
2012	28,595	4.8	24.9%	$22.29	5.7	27.3%
2013	3,000	0.5	25.5%	$28.00	0.7	28.0%
2014	3,384	0.6	26.0%	$24.00	0.7	28.8%
2015	119,285	20.1	46.2%	$14.88	15.8	44.6%
2016	136,051	23.0	69.1%	$21.06	25.6	70.2%
2017 and beyond	147,942	25.0	94.1%	$22.61	29.8	100.0%
Vacant	34,975	5.9			100.0%
Total	592,413	100.0%			100.0%
(1)	The lease expiration information is based on underwritten square footage and base rent revenues, which excludes tenant-owned improvements on outparcels and includes 24,647 square feet of tenants with executed leases, paying rent, but not yet in occupancy and 60,927 square feet of tenants with executed leases, but not yet paying rent, nor in occupancy.

The Borrower and Sponsor.     Legends of KC, LP (the ‘‘Legends at Village West Borrower’’) is a Delaware limited partnership whose business is limited solely to owning and operating the Legends at Village West Mortgaged Property. The Legends at Village West Borrower is prohibited from filing bankruptcy without the consent of its general partner and the independent manager. The Legends at Village West Borrower is owned by Red Speedway SPE, Inc., its general partner and Morgan Stanley Real Estate Investment GMBH, its limited partner. RED Group, the parent company of RED Speedway SPE, Inc. is majority owned and controlled by partners Dan Lowe, Michael Ebert, Scott Rehorn, Michael Helmuth, Jeff McMahon and Steven Maun, who also operate RED Development, LLC (‘‘RED’’). Red was formed in 1995 and is co-headquartered in Kansas City, Missouri and Scottsdale, Arizona. RED develops, leases, owns and manages retail properties including lifestyle centers, multi-use concepts and power centers across the county. RED has more than 30 projects open, in development or under construction totaling 19 million square feet.

The Mortgage Loan.     The Legends at Village West Mortgage Loan was originated on July 31, 2007, and has a cut-off date principal balance of $137,000,000. The Legends at Village West Mortgage Loan is a 30-year loan with a stated maturity date of August 1, 2037. The first ten years require interest-only payments at a rate of 5.745% per annum until the anticipated repayment date. After the anticipated repayment date, the loan goes into a hyperamortization period until payoff. The Legends at Village West Borrower is required to make monthly payments (interest-only prior to the anticipated repayment date) on the first day of each month. On the disbursement date of the Legends at Village West Mortgage Loan proceeds, and on each of the first five due dates, the Legends at Village West Borrower is required to pay interest in advance in the amount of $350,000 and such interest shall be credited to the Legends at Village West Borrower on each subsequent due date.

The Legends at Village West Borrower may defease the Legends at Village West Mortgage Loan, in whole, on any due date after the expiration of two years and 15 days following the Issue Date and prior to the anticipated repayment date. In connection with a defeasance of the entire loan, the Legends at Village West Borrower will obtain the release of all the Legends at Village West Mortgaged Property. A defeasance in whole will be effected by the Legends at Village West Borrower’s: (a) pledging substitute collateral that consists of non-callable fixed rate United States Treasury obligations that produce payments which replicate the payment obligations of the Legends at Village West Borrower under the Legends at Village West Mortgage Loan and that are sufficient to pay off the Legends at Village West Mortgage Loan in its entirety six months prior to the anticipated repayment date; and (b) the applicable rating agencies confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C7 certificates by such rating agency.

The Legends at Village West Borrower may prepay the Legends at Village West Mortgage Loan note, in part, on any business day (provided if such prepayment date is not a due date, the prepayment must include interest that would accrue from the date of such payment to the next succeeding due date) prior to the anticipated repayment date subject to the satisfaction of certain conditions, including, among other things: (a) no event of default shall have occurred and is continuing under the Legends at Village West Mortgage Loan; (b) the remaining amount of the Legends at Village West Mortgage Loan debt (the ‘‘Remaining Legends Mortgage Loan Debt’’) is not less than 50% of the appraised value of the Legends at Village West Mortgaged Property as determined on the date of the Legends at Village West Mortgage Loan note; and (c)(i) if the partial prepayment is after the date that is two years and 15 days from the Issue Date (the ‘‘Partial Defeasance Date’’), then the Legends at Village West Borrower must defease the partial prepayment (a ‘‘Partial Defeasance’’) in accordance with certain conditions, or (ii) if the partial prepayment is before the Partial Defeasance Date, then the Legends at Village West Borrower shall be required to pay a yield maintance premium calculated in accordance with the related loan documents. A Partial Defeasance in accordance with clause (c)(i) of the preceding sentence will be effected by the Legends at Village West Borrower: (a) executing and delivering all of the documents necessary to, at the lender’s option, either (i) split the Legends at Village West Mortgage Loan note into two substitute notes or (ii) modify the existing Legends at Village West Mortgage Loan note by reducing the outstanding principal balance by the amount of the Partial Defeasance; (b) pledging substitute collateral that consists of non-callable fixed rate United States Treasury obligations that, together with the Remaining Legends Mortgage Loan Debt payment obligations, produce payments which replicate the payment obligations of the Legends at Village West Borrower under the Legends at Village West Mortgage Loan and that are sufficient to pay off the Legends at Village West Mortgage Loan in its entirety six months prior to the anticipated repayment date; and (c) the applicable rating agencies confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C7 certificates by such rating agency.

Voluntary prepayment of entire balance of the Legends at Village West Mortgage Loan is prohibited except during the last 246 months of the Legends at Village West Mortgage Loan term (which period begins six months prior to the anticipated repayment date).

The Mortgaged Property.    The Legends at Village West Mortgage Loan is secured by a first priority mortgage lien on the fee simple and ground leasehold interest of the Legends at Village West Borrower in the Legends at Village West Mortgaged Property, which is a Class A destination-oriented, open-air lifestyle center containing specialty stores, entertainment, dining venues and unique retail. The Legends at Village West Mortgaged Property is comprised of 16 buildings and nine outparcels totaling 658,453 square feet and is developed on a +/- 87 acre site that has excellent visibility. The tenants are located in one, two and three story buildings with a walkway extending between them. The walkway prompts pedestrian traffic and features amenities such as brick walkways, sculptures, fireplaces, water fountains and gathering spots accented by the attractive landscaping. In addition to the major tenants, the center has over 70 in-line tenants including, but not limited to national and local tenants such as Gap, Buckle, Finish Line, Maurice’s, Aeropostale, Tommy Hilfiger, Brooks Brothers, EB Games, American Eagle, Adidas, Banana Republic, Lane Bryant and Converse. Restaurant tenants include, but are not limited to Saddle Ranch Chop House, Hash House A Go-Go, Yard House, Stix, Panera Bread, Planet Sub and Chipotle. There are five outparcels developed with additional restaurants, which include Outback Steakhouse, Chili’s, Johnny Carnino’s, Culver’s, and Taco Bueno. Collateral scheduled for future development includes one building totaling 6,000 square feet, of in-line space, of which 3,000 square feet is leased to Payless ShoeSource and two outparcels leased to Marriott Residence Inn and Courtyard by Marriott. Additional future development will also include two outparcels that are subject to a Letter of Intent with Hot Dog Hall of Fame and Camping World. The income from the two additional outparcels has been excluded from the underwriting and appraised value of the Legends at Village West Mortgage Loan. Also part of the center, but not part of the collateral is a 14 screen ‘‘state of the art’’ theatre, with 3,000 luxury seats, Target, JCPenney and 14 other restaurants all located on outparcels.

The Legends at Village West Mortgaged Property is located in the western portion of Kansas City, is within the Kansas City MSA, and is approximately 12 miles west of downtown Kansas City and 11 miles south of the Kansas City International Airport. The site is located in the northwest quadrant of the Interstate 70/435 interchange and is part of a 400-acre development referred to as ‘‘The Tourism District,’’ which is a tourist attraction in the State of Kansas, attracting 12 million visitors annually.

Property Management.    The manager is RED Asset Management, Inc., a Delaware corporation and affiliate of the Legends at Village West Borrower. The management agreement generally provides for a management fee of 3% of the gross monthly income actually collected on the Legends at Village West Mortgaged Property and is subordinate to the Legends at Village West Mortgage Loan. In 2004, RED Asset Management, Inc. was formed to oversee the property management aspects of RED Development’s portfolio and is responsible for the management of eight centers in five states.

Lockbox.    The Legends at Village West Borrower is required, if the Legends at Village West Mortgage Loan is not paid in full on or prior to the anticipated repayment date, to cause the tenants to deposit all rents derived from the Legends at Village West Mortgaged Property directly into a segregated lockbox account under the control of lender. The funds on deposit in the lockbox account will be applied as follows, at the related lender’s option: first, to the payment of the Legend Borrower’s real estate tax and insurance reserve obligations; second, to the payment of debt service; third, to the payment of any of the Legends at Village West Borrower’s escrows or reserves; fourth, to the payment of the Legends at Village West Borrower’s monthly operating expenses; fifth, to the payment of any extraordinary expenses; sixth, to the payment of other amounts due with respect to the Legends at Village West Mortgage Loan; seventh, to the payment of any outstanding principal due under the Legends at Village West Mortgage Loan documents; eighth, to the payment of any accrued interest; ninth, to the payment of any affiliate expenses; and tenth, to the Legends at Village West Borrower.

Prepaid Interest.    On each of the first five interest only payment dates, the Legends at Village West Borrower is required to pay interest in advance in the amount of $350,000 and such interest shall be credited to the Legends at Village West Borrower at each subsequent interest only monthly payment date so that the final credit shall take place on the sixth interest only monthly payment date. In the event of a default the prepaid interest may be applied to the reduction of the outstanding principal balance.

Terrorism Insurance.    The Legends at Village West Borrower is required to maintain commercial property and business income insurance that cover perils of terrorism and acts of terrorism at all times so long as: (a) lender determines that either (i) prudent owners of real estate comparable to the Legends at Village West Mortgaged Property are maintaining such insurance, or (ii) prudent institutional lenders are requiring that such owners maintain such insurance; or (b) such insurance is obtainable from any insurer or the United States of America or any agency or instrumentality thereof and the lack of such insurance in and of itself will result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C7 certificates by any applicable rating agency.

Permitted Mezzanine Financing.    The Legends at Village West Mortgage Loan documents permit the pledge of equity interests in the entities comprising Legends at Village West Borrower (other than the SPE component entity) or the interests in entities comprising the SPE component entity, to obtain mezzanine financing, subject to the satisfaction of certain conditions, including, among other things: (a) no event of default shall have occurred and is continuing under the Legends at Village West Mortgage Loan; (b) the principal amount of the mezzanine financing shall not result in a combined loan-to-value ratio of greater than 85% or a combined debt service coverage ratio of less than 1.10x; (c) the term of the mezzanine financing shall be co-terminus with or end prior to the anticipated repayment date of the Legends at Village West Mortgage Loan; (d) the mezzanine lender shall be an institutional lender satisfying rating agency criteria; (e) the mezzanine lender shall enter into an intercreditor agreement in form and substance acceptable to lender and the applicable rating agencies; (f) execution of a lockbox agreement; and (g) the applicable rating agencies shall have confirmed in writing that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to any class of series 2007-C7 certificates.

Permitted Subordinate Debt.    The Legends at Village West Mortgage Loan documents permit the Legends at Village West Borrower to incur additional, subordinate debt, subject to the satisfaction of certain conditions, including, among other things: (a) no event of default shall have occurred and is continuing under the Legends at Village West Mortgage Loan; (b) the principal amount of the subordinate debt shall not result in a combined loan-to-value ratio of greater than 85% or a combined debt service coverage ratio of less than 1.10x; (c) the term of the subordinate debt shall be co-terminus with or end prior to the anticipated repayment date of the Legends at Village West Mortgage Loan; (d) the subordinate lender shall enter into a subordination agreement in form and substance acceptable to lender and the applicable rating agencies; and (e) the applicable rating agencies shall have confirmed in writing that such subordinate debt will not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C7 certificates by such rating agency.

Separate Tax Lot.    A Legends at Village West Mortgaged Property tax lot includes a parcel of land that is not collateral for the loan upon which a parking ramp utilized in connection with the Legends at Village West Mortgaged Property is situated. Although the additional parcel is not part of the Legends at Village West Mortgaged Property, the Legends at Village West Borrower is required, pursuant to a parking garage agreement, to maintain such property and pay the taxes therefor.

VIII. The Nashville Multifamily Portfolio Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$116,769,627
Loan per Unit:	$73,302
% of Initial Mortgage Pool Balance:	3.7%
Shadow Rating (S&P/Fitch):	NAP(1)
Loan Purpose:	Acquisition
Mortgage Interest Rate:	5.650% per annum
Interest Calculation:	Actual/360
First Payment Date:	September 11, 2007
Amortization Term:	Interest Only
Anticipated Repayment Date:	NAP(1)
Hyperamortization:	NAP(1)
Maturity Date:	August 11, 2012
Maturity Balance:	$116,769,627
Borrowers:	Arbors of Brentwood Apartments LLC, Cambridge at Hickory Hollow Apartments LLC, Cherry Creek Apartments LLC and Preakness Apartments LLC
Sponsors:	New Dawn Companies, LLC and an affiliate of Lehman Brothers
Defeasance/Prepayment:	Defeasance permitted, in whole or in part with releases, two years after Issue Date. Prepayment, in whole only, without penalty, permitted three months prior to maturity date.
Up-Front Reserves:	Required Repairs Reserve(2)
Replacement Reserve(3)
Ongoing Reserves:	Tax and Insurance Reserve(4)
Replacement Reserve(5)
Lockbox:	Springing Hard(6)
Other Secured Debt:	$32,130,373 Mezzanine Debt(7)

Mortgaged Property Information
Single Asset/Portfolio:	Portfolio(8)
Property Type:	Multifamily
Location:	Tennessee(8)
Year Built:	1985-1999
Year Renovated:	2007(9)
Number of Units:	1,593(8)
Occupancy:	95.0%(10)
Occupancy Date:	August 2, 2007
Ownership Interest:	Fee
Property Management:	New Dawn Residential Group LLC, an affiliate of the Borrowers
U/W NCF:	$8,387,740(11)
U/W NCF DSCR:	1.25x(12)
Cut-off Date U/W NCF DSCR:	1.25x(12)
Appraised Value:	$145,200,000(13)
Appraisal As of Date:	July 12, 2007(13)
Cut-off Date LTV Ratio:	80.4%(14)
Maturity Date LTV Ratio:	80.4%(14)

(1)	NAP means not applicable.
(2)	At origination, the Nashville Multifamily Portfolio Borrowers deposited $451,200 into a required repairs reserve account to pay for costs related to immediate required repairs at the Nashville Multifamily Portfolio Mortgaged Properties.
(3)	At origination, the Nashville Multifamily Portfolio Borrowers deposited $12,563,124 into a replacement reserve account to pay for budgeted capital expenditures at the Nashville Multifamily Portfolio Mortgaged Properties.
(4)	The Nashville Multifamily Portfolio Borrowers are required to make monthly deposits into tax and insurance reserve accounts in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the following 12 months with respect to the Nashville Multifamily Portfolio Mortgaged Properties, provided, however, no insurance reserve deposits are required if the Nashville Multifamily Portfolio Borrowers maintain a blanket or umbrella insurance policy approved by lender and if lender does not require the Nashville Multifamily Portfolio Borrowers to obtain a separate insurance policy.
(5)	The Nashville Multifamily Portfolio Borrowers are required to make monthly deposits in the amount of $33,440 into a replacement reserve account to pay for replacements and repairs to be made during the calendar year to the Nashville Multifamily Portfolio Mortgaged Properties.
(6)	See ‘‘—Lockbox’’ below.
(7)	See ‘‘—Mezzanine Financing’’ below.
(8)	The Nashville Multifamily Portfolio Mortgaged Properties are comprised of four garden-style apartment complexes located in and around Nashville, Tennessee with an aggregate of 1,593 residential units. See ‘‘—The Mortgaged Properties’’ below.
(9)	Reflects planned capital expenditure program for the Nashville Multifamily Portfolio Mortgaged Properties begun in 2007. See ‘‘—The Mortgaged Properties’’ below.
(10)	Reflects overall average occupancy of the Nashville Multifamily Portfolio Mortgaged Properties.

(11)	Reflects aggregate in-place U/W NCF of the Nashville Multifamily Portfolio Mortgaged Properties. The aggregate U/W NCF is projected to be $10,347,246 based on assumed increased rental rates per unit following planned renovations and certain other lease-up assumptions.
(12)	Based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments for the Nashville Multifamily Portfolio Mortgage Loan. The U/W NCF DSCR and the Cut-off Date U/W NCF DSCR based on the aggregate projected U/W NCF of $10,347,246 (described in footnote (11) above) are each 1.55x.
(13)	Aggregate of the as-is appraised values of the four Nashville Multifamily Portfolio Mortgaged Properties. The aggregate as renovated and stabilized appraised value of the Nashville Multifamily Portfolio Mortgaged Properties as of July 12, 2009 is $169,950,000.
(14)	The Cut-off Date LTV Ratio and the Maturity LTV Ratio based on the aggregate as renovated and stabilized appraised value of $169,950,000 (described in footnote (13) above) are each 68.7%.

The Nashville Multifamily Portfolio Mortgaged Properties
Property(1)	Location		Approximate Number of Units	Occupancy(2)	Appraised Value(3)	Allocated Loan Amount
Cherry Creek Apartments	Hermitage,	TN	627	96.3%	$67,550,000	$54,328,075
Arbors of Brentwood Apartments	Nashville,	TN	346	94.5	31,000,000	24,924,275
Cambridge at Hickory Hollow Apartments	Antioch,	TN	360	93.6	30,250,000	24,330,361
Preakness Apartments	Antioch,	TN	260	94.2	16,400,000	13,186,915
Total/Weighted Average(4)			1,593	95.0%	$145,200,000	$116,769,627
(1)	Ranked by allocated loan amount
(2)	Occupancy for each property is as of August 2, 2007.
(3)	Reflects as-is appraised market values as of July 12, 2007. The as renovated and stabilized appraised values for the Nashville Multifamily Portfolio Mortgaged Properties as of July 12, 2009 are $76,800,000 for Cherry Creek Apartments, $37,000,000 for Arbors of Brentwood Apartments, $35,250,000 for Cambridge at Hickory Hollow Apartments and $20,900,000 for Preakness Apartments for an aggregate stabilized value for the Nashville Multifamily Portfolio Mortgaged Properties of $169,950,000.
(4)	Reflects overall average occupancy of the Nashville Multifamily Portfolio Mortgaged Properties.

The Borrowers and Sponsor.    The Nashville Multifamily Portfolio Borrowers are Arbors of Brentwood Apartments LLC, Cambridge at Hickory Hollow Apartments LLC, Cherry Creek Apartments LLC and Preakness Apartments LLC, each a Delaware limited liability company whose sponsors are a partnership comprised of New Dawn Companies, LLC and an affiliate of Lehman Brothers. New Dawn Companies, LLC was formed by its lead principal, Sheila Mead. Ms. Mead previously co-founded Bainbridge Companies and has been involved in the supervision, acquisition and development of multifamily projects and condominium conversions in excess of $2 billion. New Dawn Companies, LLC is a fully integrated real estate company engaged in the development, management, acquisition and disposition of multifamily real estate. New Dawn Companies, LLC reports that its portfolio contains approximately 1,416 units, along with the recently acquired subject 1,593 unit Nashville Multifamily Portfolio, and approximately 79.52 acres of unimproved commercial land with a minimum zoning density of 536 units. An affiliate of the mortgage loan seller is an indirect equity holder in the Nashville Multifamily Portfolio Borrowers.

The Mortgage Loan.    The Nashville Multifamily Portfolio Mortgage Loan was originated on August 9, 2007 and has a cut-off date principal balance of $116,769,627. The Nashville Multifamily Portfolio Mortgage Loan is secured by a first priority deed of trust upon the fee interest of the Nashville Multifamily Portfolio Borrowers in the Nashville Multifamily Portfolio Mortgaged Properties. The Nashville Multifamily Portfolio Mortgage Loan is a five-year loan with a stated maturity date of August 11, 2012, which accrues interest on an Actual/360 Basis at an interest rate, in the absence of default, of 5.650% per annum. On the eleventh day of each month up to, but excluding, the stated maturity date, the Nashville Multifamily Portfolio Borrowers are required to make interest-only payments on the Nashville Multifamily Portfolio Mortgage Loan. The principal balance of the Nashville Multifamily Portfolio Mortgage Loan, plus all accrued and unpaid interest thereon, will be due on the stated maturity date.

The Nashville Multifamily Portfolio Borrowers are prohibited from voluntarily prepaying the Nashville Multifamily Portfolio Mortgage Loan, in whole or in part, prior to May 11, 2012. From and after May 11, 2012, the Nashville Multifamily Portfolio Borrowers may prepay the Nashville Multifamily Portfolio Mortgage Loan, in whole only, without payment of any prepayment consideration.

Provided no event of default shall then exist, the Nashville Multifamily Portfolio Borrowers may defease the Nashville Multifamily Portfolio Mortgage Loan, in whole, at any time following the second anniversary of the Issue Date, and by doing so obtain the release of all of the Nashville Multifamily Portfolio Mortgaged Properties. A defeasance will be effected by the Nashville Multifamily Portfolio Borrowers pledging substitute collateral that consists of direct, non-callable obligations of the United States of America that produce payments which replicate the payment obligations of the Nashville Multifamily

Portfolio Borrowers under the Nashville Multifamily Portfolio Mortgage Loan and are sufficient to pay off the Nashville Multifamily Portfolio Mortgage Loan in its entirety on the stated maturity date. The Nashville Multifamily Portfolio Borrower’s right to defease the entire Nashville Multifamily Portfolio Mortgage Loan is conditioned upon, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned by such agency to any class of series 2007-C7 certificates.

At any time following the second anniversary of the Issue Date and further provided that no event of default shall then exist, the Nashville Multifamily Portfolio Borrowers may defease the Nashville Multifamily Portfolio Mortgage Loan in part and obtain the release of one or more of the Nashville Multifamily Portfolio Mortgaged Properties by simultaneously defeasing 125% of the Nashville Multifamily Portfolio Mortgage Loan amount allocated to the property being defeased. The right of the Nashville Multifamily Portfolio Borrowers to partially defease the Nashville Multifamily Portfolio Mortgage Loan and obtain a release of one or more individual mortgaged properties is subject to the satisfaction of certain conditions, in addition to those described above, as set forth in the Nashville Multifamily Portfolio loan documents, including (i) the debt service coverage ratio (based on the debt service payments due with respect to the Nashville Multifamily Portfolio Mortgage Loan and the Nashville Multifamily Portfolio Mezzanine Loan (defined below)) for the remaining Nashville Multifamily Portfolio Mortgaged Properties (the ‘‘Remaining Properties’’) shall be at least equal to the greater of (x) the debt service coverage ratio for the Nashville Multifamily Portfolio Mortgaged Properties for the 12 full calendar months immediately preceding the closing date of the Nashville Multifamily Portfolio Mortgage Loan, and (y) the debt service coverage ratio for all of the Remaining Properties, together with the Nashville Multifamily Portfolio Mortgaged Property proposed to be released (the ‘‘Release Property’’) for the 12 full calendar months immediately preceding the release of the Release Property, and (ii) the loan-to-value ratio (based on a loan amount comprised of the Nashville Multifamily Portfolio Mortgage Loan and the Nashville Multifamily Portfolio Mezzanine Loan) for the Remaining Properties is not greater than the lesser of (x) the loan-to-value ratio at the closing date of the Nashville Multifamily Portfolio Mortgage Loan, and (y) the loan-to-value ratio immediately preceding the release date (without giving effect to the Release Property). Concurrent with a partial defeasance of the Nashville Multifamily Portfolio Mortgage Loan, the Nashville Multifamily Portfolio Mezzanine Borrowers must also simultaneously partially prepay the Nashville Multifamily Portfolio Mezzanine Loan as required by the terms of the Nashville Multifamily Portfolio Mezzanine Loan documents, as applicable.

The Mortgaged Properties.    The Nashville Multifamily Portfolio Mortgaged Properties are comprised of four garden-style apartment complexes located in and around Nashville, Tennessee. The four properties contain an aggregate of 83 one-, two- and three-story buildings situated on approximately 142.4 landscaped acres with on-site parking with an aggregate of 2,963 parking spaces. The Nashville Multifamily Portfolio Mortgaged Properties, with an aggregate of 1,593 units, were constructed between 1985 and 1999 and are currently undergoing an approximate $12,560,000 planned capital expenditure program, including exterior and interior improvements, that is expected to be completed by 2010 with the majority being done in 2007-2009. The planned renovations include, but are not limited to, upgrades and replacements to roofs, windows, painting, appliances, landscaping, signage, cabinets, fitness centers, HVAC, model units and leasing offices. Amenities at the complexes include swimming pools, fitness centers, tennis courts, racquetball, laundry facilities, picnic areas, volleyball and playgrounds. As of August 2, 2007, the overall average occupancy of the Nashville Multifamily Portfolio Mortgaged Properties was 95.0%.

Mix of Residential Units at the Nashville Multifamily Portfolio Mortgaged Properties
Property(1)	Location		Year Built/ Year Renovated(2)	Approximate Number of Units	One Bedroom	Two Bedroom	Three Bedroom	Parking
Cherry Creek Apartments	Hermitage,	TN	1985,1996,1999/2007	627	246	333	48	1,285
Arbors of Brentwood Apartments	Nashville,	TN	1986/2007	346	225	77	44	608
Cambridge at Hickory Hollow Apartments	Antioch,	TN	1997/2007	360	150	174	36	642
Preakness Apartments	Antioch,	TN	1985/2007	260	180	80	0	428
Total				1,593	801	664	128	2,963
(1)	Ranked by allocated loan amount.
(2)	Reflects planned capital expenditure program for the Nashville Multifamily Portfolio Mortgaged Properties begun in 2007.

Lockbox.    The Nashville Multifamily Portfolio Borrowers are required to maintain lockbox accounts with respect to the Nashville Multifamily Portfolio Mortgaged Properties that are under the control of the lender. The Nashville Multifamily Portfolio Borrowers are required to deposit, or cause to be deposited, all rents from the Nashville Multifamily Portfolio Mortgaged Properties into the lockbox accounts within one business day of receipt, provided, however, that the Nashville Multifamily Portfolio Borrowers are not required to deposit rents into the lockbox accounts within such one business day period until the aggregate amount of rents collected exceeds $500. All funds available in the lockbox accounts are transferred on each business day to the cash management account, which is held by an eligible institution and is also under the control of the Nashville Multifamily Portfolio Mortgage Loan lender. Provided that no event of default has occurred and is existing under the Nashville Multifamily Portfolio Mortgage Loan documents, the funds on deposit in the cash management account are disbursed on each business day in the following order of priority as set forth in the Nashville Multifamily Portfolio Mortgage Loan documents: (i) first, to payment of the Nashville Multifamily Portfolio Borrower’s monthly real estate tax reserve obligation; (ii) second, to payment of the Nashville Multifamily Portfolio Borrower’s monthly insurance reserve obligation; (iii) third, to payment of monthly debt service due on the Nashville Multifamily Portfolio Mortgage Loan; (iv) fourth, to payment of any interest accruing at the default rate and late payment charges, if any, due under the Nashville Multifamily Portfolio Mortgage Loan; (v) fifth, to payment of the Nashville Multifamily Portfolio Borrower’s monthly replacement reserve obligation; (vi) sixth, to payment of the Nashville Multifamily Portfolio Borrower’s monthly operating expenses; (vii) seventh, to payment of any monthly extraordinary expenses; (viii) eighth, for so long as the Nashville Multifamily Portfolio Mezzanine Loan remains outstanding, payment to the holder of the Nashville Multifamily Portfolio Mezzanine Loan for payment of monthly mezzanine debt service due on the Nashville Multifamily Portfolio Mezzanine Loan; and (ix) finally, provided that an event of default has not occurred and is not continuing, the remainder to the Nashville Multifamily Portfolio Borrower.

Terrorism Coverage.    The Nashville Multifamily Portfolio Borrowers are required to maintain insurance against terrorism, terrorist acts (including bio-terrorism) or similar acts of sabotage (‘‘Terrorism Insurance’’) in an amount equal to 100% of the replacement value of the Nashville Multifamily Portfolio Mortgaged Properties (the ‘‘Terrorism Insurance Required Amount’’). Notwithstanding the foregoing, as long as the Terrorism Risk Insurance Act of 2002, as the same may be amended (‘‘TRIA’’), is in effect (including any extensions or if another federal governmental program is in effect which provides substantially similar protections as TRIA), lender shall accept terrorism insurance which covers against ‘‘covered acts’’ as defined by TRIA (or such other program) as full compliance with the risks that are required to be covered. For any period during which TRIA or another federal governmental program which provides substantially similar protections as TRIA is not in effect, the Nashville Multifamily Portfolio Borrowers are not obligated to expend more than $250,000 (the ‘‘Terrorism Insurance Cap’’) in any fiscal year on insurance premiums for Terrorism Insurance and if the cost of insurance premiums for Terrorism Insurance in the Terrorism Insurance Required Amount exceeds the Terrorism Insurance Cap, the Nashville Multifamily Portfolio Borrowers are required to purchase the maximum amount of Terrorism Insurance available with funds equal to the Terrorism Insurance Cap.

Mezzanine Financing.    The holder of 100% of the direct and indirect interests in the Nashville Multifamily Portfolio Borrowers (the ‘‘Nashville Multifamily Portfolio Mezzanine Borrower’’) has incurred one or more mezzanine loans in the aggregate principal amount of $32,130,373 (the ‘‘Nashville Multifamily Portfolio Mezzanine Loan’’). The Nashville Multifamily Portfolio Mezzanine Loan is coterminous with the Nashville Multifamily Portfolio Mortgage Loan. The Nashville Multifamily Portfolio Mezzanine Loan bears interest at an annual fixed rate and may be prepaid, in whole only, without penalty, three months prior to the maturity date. Interest only payments ore due on the eleventh calendar day of each month. The Nashville Multifamily Portfolio Mezzanine Loan is subject to an intercreditor agreement between the holder of the Nashville Multifamily Portfolio Mezzanine Loan and the lender under the Nashville Multifamily Portfolio Mortgage Loan that sets forth the relative priorities between the Nashville Multifamily Portfolio Mortgage Loan and the Nashville Multifamily Portfolio Mezzanine Loan. The intercreditor agreement provides, among other things, that (a) all payments due under the Nashville Multifamily Portfolio Mezzanine Loan are subordinate to any and all payments required under the Nashville Multifamily Portfolio Mortgage Loan documents, (b) the Nashville Multifamily Portfolio Mezzanine Loan lender will have certain rights to receive notice of and cure defaults under the Nashville Multifamily Portfolio Mortgage Loan, (c) upon the occurrence of an event of default under the Nashville Multifamily Portfolio Mortgage Loan, no payments will be retained by the Nashville Multifamily Portfolio Mezzanine Loan lender on the Nashville Multifamily Portfolio Mezzanine Loan until all payments that are due or that will become due under the Nashville Multifamily Portfolio Mortgage Loan are paid in full to the Nashville Multifamily Portfolio Mortgage Loan lender, (d) the Nashville Multifamily Portfolio Mezzanine Loan lender may amend or modify the Nashville Multifamily Portfolio Mezzanine Loan in certain respects without the consent of the Nashville Multifamily Portfolio Mortgage Loan lender, (e) the Nashville Multifamily Portfolio Mezzanine Loan lender is not permitted to transfer more than 49% of its beneficial interest in the Nashville Multifamily Portfolio Mezzanine Loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2007-C7 certificates has been received, (f) upon the occurrence of an event of default under the Nashville Multifamily Portfolio Mezzanine Loan documents, the Nashville Multifamily Portfolio Mezzanine Loan lender may foreclose upon the membership interests in the Nashville Multifamily Portfolio Borrowers, which could result in a change of control with respect to the Nashville Multifamily Portfolio Borrowers and a change in the management of the Nashville Multifamily Portfolio Mortgaged Properties, (g) if the Nashville Multifamily Portfolio Mortgage Loan is accelerated or becomes specially serviced or if the Nashville Multifamily Portfolio Mortgage Loan lender exercises any right or remedy under the Nashville Multifamily Portfolio Mortgage Loan documents with respect to the Nashville Multifamily Portfolio Borrowers or the Nashville Multifamily Portfolio Mortgaged Properties, the Nashville Multifamily Portfolio Mezzanine Loan lender has the right to purchase the Nashville Multifamily Portfolio Mortgage Loan, in whole but not in part, for a price equal to (1) the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, (2) any advances made by the Nashville Multifamily Portfolio Mortgage Loan lender or its servicer and any interest thereon, and (3) under certain circumstances, any liquidation fees payable to a special servicer of the Nashville Multifamily Portfolio Mortgage Loan but, to the extent that neither the Nashville Multifamily Portfolio Mezzanine Loan lender nor any affiliate of the Nashville Multifamily Portfolio Mezzanine Loan lender owns any direct or indirect beneficial interest in the Nashville Multifamily Portfolio Borrowers, specifically excluding any late charges, default interest, exit fees, liquidated damage amounts, acceleration prepayment premiums, and, if the Nashville Multifamily Portfolio Mezzanine Loan lender purchases the Nashville Multifamily Portfolio Mortgage Loan within 90 days of the related right to purchase the Nashville Multifamily Portfolio Mortgage Loan, prepayment fees, premiums, liquidation fees or workout fees, and (h) an event of default under the Nashville Multifamily Portfolio Mortgage Loan will trigger an event of default under the Nashville Multifamily Portfolio Mezzanine Loan.

Mezzanine Debt Service Reserve and Working Capital Reserve.    At origination, the Nashville Multifamily Portfolio Mezzanine Borrower deposited $3,510,000 into a debt service shortfall reserve fund under the control of the Nashville Multifamily Portfolio Mezzanine Loan lender for the payment of debt service on the Nashville Multifamily Portfolio Mortgage Loan and the Nashville Multifamily Portfolio Mezzanine Loan. In addition, at origination, the Nashville Multifamily Portfolio Mezzanine Borrower deposited $1,000,000 into a working capital reserve fund under the control of the Nashville Multifamily Portfolio Mezzanine Loan lender for one or more contributions to the Nashville Multifamily Portfolio Borrowers to pay operating expenses to the extent gross income from operations is not sufficient, or deposits for contracts entered into in connection with budgeted capital expenditures.

Pending Americans with Disabilities Act Litigation.    Two (2) of the Nashville Multifamily Portfolio Mortgaged Properties, known as Cambridge at Hickory Hollow and Cherry Creek Apartments, are subject to a pending lawsuit entitled ‘‘The Equal Rights Center v. Equity Residential, et al. (United States District Court for the District of Maryland, Case No. 1:06-cv-01060-AMD)’’. The lawsuit was brought against a predecessor owner of such properties for certain alleged violations of the Americans with Disabilities Act and other laws promulgated by the Fair Housing Act, Title VIII of the Civil Rights Act of 1968. The related Nashville Multifamily Portfolio Borrowers that own such properties are indemnified by the prior owner against any losses, claims, damages and liabilities which they may incur in connection with the lawsuit but there can be no assurance that such prior owner will perform under such indemnity. In addition, at origination of the Nashville Multifamily Portfolio Mortgage Loan, the cost of remediation for the alleged violations, in the aggregate amount of $1,948,205, was included in the budgeted capital expenditures for such Nashville Multifamily Portfolio Mortgaged Properties and was reserved for in a replacement reserve fund but there can be no assurance that the amounts reserved will be adequate to cover all the costs of such remediation. There can be no assurance regarding how such lawsuit will be settled or resolved or that such lawsuit will not adversely affect the Nashville Multifamily Portfolio Borrowers or the operation of the Nashville Multifamily Portfolio Mortgaged Properties.

IX. The Meyerland Plaza Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$92,700,000
Loan per Square Foot:	$117(1)
% of Initial Mortgage Pool Balance:	2.9%
Shadow Rating (S&P/Fitch):	NAP(2)
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.730% per annum
Interest Calculation:	Actual/360
First Payment Date:	November 11, 2007
Amortization Term:	30 years(3)
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	October 11, 2017
Maturity Balance:	$84,920,390
Borrower:	Meyerland Plaza (DE), LLC
Sponsor:	Ronus, Inc.
Defeasance/Prepayment:	Defeasance permitted two years after Issue Date. Prepayment without penalty permitted three months prior to maturity date.
Up-Front Reserves:	NAP(2)
Ongoing Reserves:	Tax and Insurance Reserve(4)
Capital Expenditure Reserve(5)
Leasing Reserve(6)
Lockbox:	Hard(7)
Other Secured Debt:	Permitted Mezzanine Financing(8)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Regional Mall
Location:	Houston, Texas
Year Built:	1957
Year Renovated:	1993-1996 and 2005-2006
Gross Square Feet:	936,543(9)
Collateral Square Feet:	789,394(10)
Overall Occupancy:	99.0%
In-Line Occupancy:	97.8%(11)
Occupancy Date:	September 19, 2007
Ownership Interest:	Fee
Property Management:	Ronus Properties, LLC, an affiliate of the Borrower
In-Line Sales PSF:	$515(12)
In-Line Cost of Occupancy:	5.9%(12)
U/W NCF:	$7,651,221
U/W NCF DSCR:	1.06x(13)
Cut-off Date U/W NCF DSCR:	1.21x(14)
Appraised Value:	$136,550,000
Appraisal As of Date:	August 21, 2007
Cut-off Date LTV Ratio:	67.9%
Maturity LTV Ratio:	62.2%

(1)	Based on collateral square feet of the Meyerland Plaza Mortgaged Property.
(2)	NAP means not applicable.
(3)	Payments of interest-only are required through and including the payment date in October 2010.
(4)	The Meyerland Plaza Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable with respect to the Meyerland Plaza Mortgaged Property during the following 12 months and one-twelfth of the amount which would be sufficient to pay insurance premiums due relating to the renewal of insurance policies.
(5)	The Meyerland Plaza Borrower is required to make monthly escrow deposits in the amount of $6,578 into a capital expenditure reserve account for the payment of certain costs of capital expenditures at the Meyerland Plaza Mortgaged Property. Notwithstanding the foregoing, monthly capital expenditure reserve deposits will not be required during such times that the balance of funds in the capital expenditure reserve account exceeds $157,878.
(6)	The Meyerland Plaza Borrower is required to make monthly escrow deposits in the amount of $25,000 into a leasing reserve account for tenant improvements and leasing commission costs. Notwithstanding the foregoing, monthly leasing reserve deposits will not be required during such times the balance of funds in the leasing reserve account exceeds $1,000,000.
(7)	See ‘‘—Lockbox’’ below.
(8)	See ‘‘—Permitted Mezzanine Financing’’ below.
(9)	Reflects gross leasable area of the entire mall (adjusted to exclude certain second floor warehouse space) including any anchors or outparcels which may not be part of the collateral.
(10)	Collateral square feet comprising the Meyerland Plaza Mortgaged Property consists of 363,739 square feet of anchor space, 272,285 square feet of junior anchor space and 153,370 square feet of in-line mall space. In addition, the Meyerland Plaza Mortgaged Property includes five outparcels but not the tenant-owned improvements on these outparcels.
(11)	Reflects in-line occupancy including junior anchors.
(12)	In-line sales per square foot and in-line cost of occupancy for the year 2006 reflect tenants occupying less than 7,000 square feet. In-line cost of occupancy reflects rent as a percentage of sales and excludes other costs associated with in-line tenants occupying their space.
(13)	Calculated based on U/W NCF and annual debt constant of 7.767231% commencing year four.
(14)	Calculated based on U/W NCF and interest-only payments for the first three years based on an interest rate of 6.730% calculated on an Actual/360 day basis.

Gross Leasable Area (GLA) Overview
Store	Approximate Square Feet		As % of GLA	Ratings(1)	Lease Expiration
Anchors
JCPenney	201,872		21.6%	BBB-/BBB	11/30/2012(2)
Target	116,010		12.4	A+/A+	NAP(3)
Palais Royal	102,615	(4)	11.0	NR	1/31/2012(5)
Bed, Bath & Beyond	59,252		6.3	BBB/NR	1/31/2010(6)
Total Anchor Space	479,749		51.2%
Junior Anchors
24 Hour Fitness	36,498		3.9%	B/NR	5/31/2016(7)
Ross Dress For Less	33,853		3.6	BBB/NR	1/31/2014(8)
Stein Mart	33,733		3.6	NR	4/7/2010(9)
Circuit City	33,680		3.6	NR	1/31/2015(10)
Marshalls	29,900		3.2	A/NR	1/31/2010(11)
Borders	28,508		3.0	NR	1/31/2011(12)
Old Navy	27,633		3.0	BB+/BB+	5/31/2009(13)
Spirit Halloween	25,156		2.7	NR	11/16/2007(14)
Office Max	23,324		2.5	B+/NR	2/28/2010(15)
Total Junior Anchor Space	272,285		29.1%
In-line Mall Space	153,370		16.4
Outparcels	31,139	(16)	3.3
Total GLA	936,543	(17)	100.0%
(1)	Credit ratings are by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means not rated.
(2)	JCPenney’s lease provides for three, five-year extension options.
(3)	NAP means not applicable as Target owns its store and pad, neither of which are part of the collateral.
(4)	Palais Royal’s space includes 42,858 square feet that is used as office space and 22,453 square feet that is used as warehouse space.
(5)	Palais Royal’s lease provides for two, five-year extension options.
(6)	Bed, Bath & Beyond’s lease provides for three, five-year extension options.
(7)	24 Hour Fitness’ lease provides for two, five-year extension options.
(8)	Ross Dress For Less’ lease provides for four, five-year extension options.
(9)	Stein Mart’s lease provides for three, five-year extension options.
(10)	Circuit City’s lease provides for three, five-year extension options.
(11)	Marshalls’ lease provides for two, five-year extension options.
(12)	Borders’ lease provides for four, five-year extension options.
(13)	Old Navy’s lease provides for one, five-year extension option.
(14)	Spirit Halloween is a temporary tenant and rent attributed to its space has been excluded from underwritten net cash flow.
(15)	Office Max’s lease provides for three, five-year extension options.
(16)	Comprised of five outparcels. The 31,139 square feet of improvements on these outparcels are owned by the tenants. The outparcels, but not the tenant-owned improvements, are part of the collateral.
(17)	Excludes 27,390 square feet of second floor warehouse space.

Major In-Line Tenant Information
Tenant(1)	Approximate Square Feet	Lease Expiration
Talbots	11,790	1/31/2009
Pier 1 Imports	10,799	7/31/2015
Dress Barn	9,725	12/31/2009
Alfred Angelo Bridal	8,390	9/30/2011
Express	7,366	2/28/2012
Total	48,070
(1)	Ranked by approximate square feet.

Lease Expiration Information
Year	Approximate Expiring Junior Anchor and In-Line Square Feet	As % of Total Junior Anchor and In-Line Square Feet	Cumulative % of Total Junior Anchor and In- Line Square Feet	Approximate Expiring Junior Anchor and In-Line Base Revenues(1)	As % of Total Junior Anchor and In-Line Base Revenues(1)	Cumulative % of Total Junior Anchor and In- Line Base Revenues(1)
2007(2)	42,245	9.9%	9.9%	$269,196	4.0%	4.0%
2008	11,966	2.8	12.7%	350,385	5.2	9.2%
2009	68,436	16.1	28.8%	1,551,589	23.0	32.1%
2010	96,401	22.6	51.5%	1,201,038	17.8	49.9%
2011	40,947	9.6	61.1%	608,834	9.0	58.9%
2012	23,522	5.5	66.6%	683,308	10.1	69.1%
2013	10,605	2.5	69.1%	265,950	3.9	73.0%
2014	39,151	9.2	78.3%	599,023	8.9	81.9%
2015	46,732	11.0	89.3%	786,431	11.6	93.5%
2016	36,498	8.6	97.8%	437,976	6.5	100.0%
2017 and beyond	0	0.0	97.8%	0	0.0	100.0%
Vacant	9,152	2.2	100.0%	0	–
Total	425,655	100.0%		$6,753,731	100.0%
(1)	Based on underwritten base rental revenues applicable to junior anchors and in-line tenants only and excluding any base rental revenues attributed to vacant lease-up assumptions.
(2)	Includes any month-to-month tenants.

The Borrower and Sponsor.    The Meyerland Plaza Borrower is Meyerland Plaza (DE), LLC, a Delaware limited liability company, whose ultimate sponsor is Ronus, Inc., an Atlanta-based privately held real estate company that has been active in the U.S. market for the past 25 years and is the entity that holds the U.S. real estate assets for Ronald de Waal, a Belgian billionaire with extensive business holdings throughout Europe and the U.S. In 2001, Ronus, Inc. established an affiliated entity, Ronus Properties, LLC. Ronus Properties, LLC is an owner and developer of commercial real estate with full-service capabilities in development, asset management, property management, leasing and construction. Ronus Properties, LLC currently owns and manages a portfolio of approximately 4,000,000 square feet of shopping centers, office space and mixed-use developments primarily located in established metropolitan areas in the eastern U.S. Ronus Properties, LLC also provides pre-development and institutional equity and expertise for joint venture developments, including ground-up and redevelopment opportunities.

The Mortgage Loan.    The Meyerland Plaza Mortgage Loan was originated on September 20, 2007, and has a cut-off date principal balance of $92,700,000. The Meyerland Plaza Mortgage Loan is a ten-year loan with a stated maturity date of October 11, 2017. The Meyerland Plaza Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 6.730% per annum. On the eleventh day of each month through and including the payment date in October 2010, the Meyerland Plaza Borrower is required to make payments of interest only on the Meyerland Plaza Mortgage Loan. On the eleventh day of each month from and including November, 2010, up to but excluding the stated maturity date, the Meyerland Plaza Borrower is required to make constant monthly debt service payments aggregating $600,018.56 on the Meyerland Plaza Mortgage Loan (based on a conventional 30-year amortization schedule). The outstanding principal balance of the Meyerland Plaza Mortgage Loan, plus all accrued and unpaid interest thereon, are due and payable on such stated maturity date.

The Meyerland Plaza Borrower is prohibited from voluntarily prepaying the Meyerland Plaza Mortgage Loan, in whole or in part, prior to July 11, 2017. From and after July 11, 2017, the Meyerland Plaza Borrower may prepay the Meyerland Plaza Mortgage Loan, in whole only, without payment of any prepayment consideration.

The Meyerland Plaza Borrower may defease the Meyerland Plaza Mortgage Loan, in whole only, at any time after two years following the Issue Date, and by doing so obtain the release of the Meyerland Plaza Mortgaged Property. A defeasance will be effected by the Meyerland Plaza Borrower’s pledging substitute collateral that consists of direct non-callable fixed rate obligations of the United States of America or other obligations which are ‘‘government securities’’ within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that produce payments which replicate the payment obligations of the Meyerland Plaza Borrower under the Meyerland Plaza Mortgage Loan and are sufficient to pay off the Meyerland Plaza Mortgage Loan in its entirety on July 11, 2017. The Meyerland Plaza Borrower’s right to defease the entire Meyerland Plaza Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C7 certificates by such rating agency.

The Mortgaged Property.    The Meyerland Plaza Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Meyerland Plaza Borrower in the Meyerland Plaza Mortgaged Property, which is comprised of a portion of Meyerland Plaza, a regional shopping center located in Houston, Texas. Meyerland Plaza was built in 1957 as an open air mall and was redeveloped from 1993 to 1996 during which time 250,000 square feet of additional space was added. After the Meyerland Plaza Borrower purchased the Meyerland Plaza Mortgaged Property in 1998, it converted a movie theater at the southwest corner of the site into 60,000 square feet of additional retail space. Meyerland Plaza is anchored by four stores with an aggregate of 479,749 square feet comprised of JCPenney, Target, Palais Royal and Bed, Bath & Beyond. Junior anchors at Meyerland Plaza comprise 272,285 square feet and include 24 Hour Fitness, Ross Dress For Less, Stein Mart, Circuit City, Marshalls, Borders, Old Navy and Office Max. The Meyerland Plaza Mortgaged Property totals 789,394 square feet consisting of 201,872 square feet of JCPenney anchor space, 102,615 square feet of Palais Royal anchor space, 59,252 square feet of Bed, Bath & Beyond anchor space, 272,285 square feet of junior anchor space and 153,370 of in-line mall space. In addition, the Meyerland Plaza Mortgaged Property includes five outparcels with 31,139 square feet of tenant-owned improvements. The parcel and store occupied by Target at Meyerland Plaza (the ‘‘Meyerland Plaza Target Parcel’’) are not part of the collateral for the Meyerland Plaza Mortgage Loan. The Meyerland Plaza Mortgaged Property is subject to the Meyerland Plaza Operation and Easement Agreement (as defined under ‘‘—Partial Release’’ below). The in-line tenants reflect a diverse range of national retailers including Talbots, Pier 1 Imports, Dress Barn, Alfred Angelo Bridal and Express. As of September 19, 2007, based on square footage leased, in-line occupancy (including junior anchors) at Meyerland Plaza was 97.8% and overall mall occupancy (including any temporary tenants) was 99.0%.

Lockbox.    Under the terms of the Meyerland Plaza Mortgage Loan documents, the Meyerland Plaza Borrower and/or the property manager are required to cause tenants of the Meyerland Plaza Mortgaged Property to deposit all rents directly into a property account under the control of the lender under the Meyerland Plaza Mortgage Loan. After the occurrence of a ‘‘Meyerland Plaza Cash Trap Event,’’ which is defined in the Meyerland Plaza Mortgage Loan documents as (i) an event of default under the Meyerland Plaza Mortgage Loan, (ii) the debt service coverage ratio with respect to the Meyerland Plaza Mortgage Loan (as measured at the end of any calendar month based upon adjusted net cash flow for the 12-month period ended as of the end of such calendar month) is less than the minimum DSCR threshold of 1.10x, or (iii) the failure of the Meyerland Plaza Borrower, which failure remains uncured for three business days after the lender’s delivery of notice of such failure, to furnish to the lender, within 30 days after the end of each calendar month, the Meyerland Plaza Borrower’s calculation of the debt service coverage ratio for the 12-month period ending at the end of such calendar month, together with the Meyerland Plaza Borrower’s method of calculation and such detail and background information as the lender shall reasonably require, the holder of the Meyerland Plaza Mortgage Loan may require all amounts in the property account to be transferred, and any amounts thereafter so deposited to be periodically transferred, to a lockbox account under the control of such holder. After the occurrence of a Meyerland Plaza Cash Trap Event (other than an event of default under the Meyerland Plaza Mortgage Loan), all funds on deposit in such lockbox account shall be applied in the following order: (i) first, to fund the reserves established for taxes, charges or insurance premiums on the related Meyerland Plaza Mortgaged Property; (ii) second, to replenish the debt service account in order that such account contains funds sufficient to pay the monthly debt service due on the related Meyerland Plaza Mortgage Loan; (iii) third, to replenish the capital reserve account, (iv) fourth, to replenish the leasing reserve account, (v) fifth, to replenish the debt service account to pay any other amounts then due lender; (vi) sixth, to transfer an amount equal to the applicable monthly operating expenses provided in the approved operating budget (or such other amount as shall be approved by lender) to the operating expenses account; and (vii) seventh, to deposit the balance into the supplemental debt reserve account, which balance shall be held as additional collateral for the obligations secured by the Meyerland Plaza Mortgage Loan documents. Upon the occurrence and during the continuance of an event of default, all funds on deposit in the property account, the lockbox account and any other collateral accounts shall be disbursed to or as directed by the lender under the Meyerland Plaza Mortgage Loan.

Terrorism Insurance.    The Meyerland Plaza Borrower is required to maintain casualty and business interruption and rent loss insurance with respect to the Meyerland Plaza Mortgaged Property which contains coverage with respect to perils of terrorism and acts of terrorism.

Permitted Mezzanine Financing.    The Meyerland Plaza Mortgage Loan documents permit the pledge of direct or indirect interests in the Meyerland Plaza Borrower to obtain mezzanine financing, subject to the satisfaction of certain conditions, including, among other things (a) the principal amount of the mezzanine financing shall not result in a combined loan-to-value ratio of greater than 85% or a combined debt service coverage ratio of less than 1.15x, (b) the mezzanine financing shall not mature prior to the maturity date of the Meyerland Plaza Mortgage Loan and (c) the mezzanine lender shall enter into an intercreditor agreement in form and substance acceptable to the lender under the Meyerland Plaza Mortgage Loan and the applicable rating agencies.

Partial Release.    The Meyerland Plaza Mortgaged Property is subject to that certain Operation and Easement Agreement between Target Corporation and Ronus Meyerland Plaza, L.P., a predecessor-in-interest to the Meyerland Plaza Borrower (the ‘‘Meyerland Plaza Operation and Easement Agreement’’). Pursuant to the Meyerland Plaza Operation and Easement Agreement, the Meyerland Plaza Borrower is obligated to convey a portion of a roadway within the Meyerland Plaza shopping center to Target Corporation in the event that Target Corporation requires the conveyance of such right of way in order to plat the Meyerland Plaza Target Parcel as a separate subdivision lot. The Meyerland Plaza Mortgage Loan documents permit the partial release of such portion of roadway for no consideration in connection with a conveyance thereof to Target Corporation.

X. The Superstition Gateway Mortgage Loan

Mortgage Loan Information
Cut-off Date Balance:	$84,725,000
Loan per Square Foot:	$245.09(1)
% of Initial Mortgage Pool Balance:	2.7%
Shadow Rating (S&P/Fitch):	NAP(2)
Loan Purpose:	Refinance
Mortgage Interest Rate:	6.20% per annum
Interest Calculation:	Actual/360
First Payment Date:	December 1, 2007
Amortization Term:	30 years(3)
Anticipated Repayment Date:	NAP(2)
Hyperamortization:	NAP(2)
Maturity Date:	November 1, 2017
Maturity Balance:	$79,458,977
Borrower:	DTD-DEVCO 8E, LLC and DTD-DEVCO 8W, LLC
Sponsor:	Tim J. Dollander; Tim J. Dollander as Trustee of the TJD Separate Property Trust Dated September 1, 2005; Christopher P. Hinkson; Christopher P. Hinkson as Trustee of the Christopher P. Hinkson Revocable Living Trust Dated October 5, 2005; Walter L. Brown, Jr.; Walter L. Brown, Jr. as Trustee of the Walter L. Brown, Jr. Revocable Trust Dated July 29, 2005
Defeasance/Prepayment:	Defeasance permitted beginning two years and 15 days after Issue Date.
Up-Front Reserves:	Stabilization Reserve(4)
Ongoing Reserves:	Tax and Insurance Reserve(5) Replacement Reserve(6) Rollover Reserve(7)
Lockbox:	NAP(2)
Other Secured Debt:	Permitted Mezzanine Financing(8)

Mortgaged Property Information
Single Asset/Portfolio:	Single Asset
Property Type:	Anchored Retail
Location:	Mesa, Arizona
Year Built:	2006
Year Renovated:	NAP(2)
Gross Square Feet:	483,615(9)
Collateral Square Feet:	345,685(10)
Overall Occupancy:	98.4%
In-Line Occupancy:	94.0%
Occupancy Date:	October 3, 2007
Ownership Interest:	Fee
Property Management:	Platinum Management Company, LLC, an affiliate of the Borrower
In-Line Sales PSF:	NAV(11)
In-Line Cost of Occupancy:	NAV(11)
U/W NCF:	$7,180,995
U/W NCF DSCR:	1.15x(12)
Cut-off Date U/W NCF DSCR:	1.34x(13)
Appraised Value:	$115,050,000
Appraisal As of Date:	September 14, 2007
Cut-off Date LTV Ratio:	73.64%
Maturity LTV Ratio:	69.06%

(1)	Based on collateral square feet of the Superstition Gateway Mortgaged Property.
(2)	NAP means ‘‘not applicable.’’
(3)	Payments of interest only are required through and including the payment date in November 2012.
(4)	At closing, the Superstition Gateway Borrower deposited $1,577,291 into a reserve account related to tenants not yet in place and paying rent. So long as no event of default has occurred and is continuing, the lender is required to disburse no less than $300,000 of the funds on deposit in the reserve account to the Superstition Gateway Borrower upon receipt of, among other things, estoppels from certain threshold tenants stating that said tenants are in place, open for business and paying rent. So long as no event of default has occurred and is continuing, the lender is required to disburse the remainder of the funds on deposit in the reserve account to the Superstition Gateway Borrower upon receipt of, among other things, estoppels from the remainder of the tenants stating that said tenants are in place, open for business and paying rent.
(5)	The Superstition Gateway Borrower is required to make monthly deposits into a tax reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable, during the following 12 months and one-twelfth of an amount which would be sufficient to pay insurance premiums due relating to the renewal of insurance policies. Notwithstanding the foregoing, so long as the Superstition Gateway Borrower provides evidence of a blanket insurance policy covering the Superstition Gateway Mortgaged Property, as approved by the lender, the monthly insurance escrow payments will not be required.
(6)	Following the lender’s determination, in its reasonable discretion, from site inspections that the Superstition Gateway Mortgaged Property is not being properly maintained, the Superstition Gateway Borrower is required to make monthly escrow deposits in the amount of $2,880 into a replacement reserve account for the payment of certain costs of replacements and required repairs properly classified as capital expenditures.
(7)	Commencing on the payment date in December 2013, the Superstition Gateway Borrower is required to make monthly deposits in the amount of $16,667 into a rollover reserve account for tenant improvement and leasing commission obligations incurred with respect to leasing the property. Notwithstanding the foregoing, monthly rollover reserve deposits will not be required during such times that the balance of funds in the rollover reserve account exceeds $800,000.
(8)	See ‘‘—Permitted Mezzanine Financing’’ below.
(9)	Reflects gross leasable area of the entire center including 137,930 square feet of tenant-owned improvements which are not part of the collateral.
(10)	Collateral square feet comprising the Superstition Gateway Mortgaged Property consists of 87,280 square feet of anchor space, 128,706 square feet of junior anchor space and 129,699 of in-line space. In addition, the Superstition Gateway Mortgaged Property includes six pad sites but not the tenant-owned improvements on these pad sites.
(11)	NAV means ‘‘not available’’. Tenants’ sales are not available due to recent lease-up.
(12)	Based on the in-place U/W NCF and calculated based on the annual payments based on a 30 year amortization, which commence on the December 2012 payment date.
(13)	Based on the in-place U/W NCF and calculated based on the annual interest-only payments for the Superstition Gateway Mortgage loan.

Gross Leasable Area (GLA) Overview
Store	Approximate Square Feet		As % of GLA		Ratings(1)	Anchor Lease Expiration(2)
Major Tenants
Kohl’s	0	(3)	0.0	%(3)	BBB+/BBB+	1/31/2027
LA Fitness	45,000		9.3		NR	2/28/2022
Dickinson’s Theatres, Inc.	42,280		8.7		NR	10/4/2027
Babies R Us	0	(3)	0.0	(3)	B/B−	1/31/2017
Ross Dress for Less, Inc..	30,187		6.2		BBB/NR	1/31/2017
Best Buy	30,000		6.2		BBB/BBB+	1/31/2017
Bed Bath & Beyond.	28,042		5.8		BBB/NR	12/31/2016
Staples	20,390		4.2		BBB+/BBB+	11/30/2016
Petsmart	20,087		4.2		BB/NR	3/31/2017
Total Major Tenant Space	215,986		44.7
In-Line Space	129,699		26.8
Pad sites	137,930	(4)	28.5
Total GLA	483,615		100.0%
(1)	Credit ratings are by S&P and Fitch, respectively, and may reflect the parent company rating (even though the parent company may have no obligations under the related lease) if tenant is not rated. NR means ‘‘not rated’’.
(2)	Lease renewal options for major tenants are as follows: Kohl’s – eight 5-year options; LA Fitness – three 5-year options; Dickinson’s Theatres, Inc. – four 5-year options; Babies R Us – eight 5-year options; Ross Dress for Less, Inc. – four 5-year options; Best Buy – four 5-year options; Bed Bath & Beyond – four 5-year options; Staples – four 5-year options; Petsmart – four 5-year options.
(3)	Kohl’s and Babies R Us lease their pads and own their respective improvements. Their Square Feet and Percentage of GLA, respectively, are included in the Pad sites figures.
(4)	Comprised of six pad sites. The 137,930 square feet of improvements on these pad sites are owned by the tenants. The pad sites, but not the tenant-owned improvements, are part of the collateral.

Major In-Line Tenant Information
Tenant(1)	Approximate Square Feet	Ratings(2)	Lease Expiration Date
ULTA Beauty	10,880	NR	11/30/2016
Party City	10,880	NR	6/30/2012
Famous Footwear	7,000	NR	10/31/2011
Eastern Buffet	5,975	NR	11/30/2014
Mattress Firm	5,019	NR	1/31/2012
Total	39,754
(1)	Ranked by approximate square feet.
(2)	NR means ‘‘not rated.’’.

Lease Expiration Information
Year	Approximate Expiring Collateral Square Feet(1)	As % of Total Collateral Square Feet	Cumulative % of Total Collateral Square Feet	Approximate Expiring Collateral Base Revenues	As % of Total Collateral Base Revenues	Cumulative % of Total Collateral Base Revenues
2007	0	0.0%	0.0%	$0	0.0%	0.0%
2008	0	0.0	0.0%	0	0.0	0.0%
2009	0	0.0	0.0%	0	0.0	0.0%
2010	0	0.0	0.0%	0	0.0	0.0%
2011	8,200	2.4	2.4%	151,500	2.2	2.2%
2012	50,229	14.5	16.9%	1,513,905	22.0	24.2%
2013	3,016	0.9	17.8%	114,640	1.7	25.8%
2014	10,312	3.0	20.8%	309,727	4.5	30.3%
2015	0	0.0	20.8%	0	0.0	30.3%
2016	61,472	17.8	38.5%	886,523	12.9	43.2%
2017 and beyond	204,646	59.2	97.7%	3,916,800	56.8	100.0%
Vacant	7,810	2.3	100.0%	0	—
Total	345,685	100.0%		$6,893,095	100.0%
(1)	Excludes 137,930 square feet of tenant-owned improvements on pad sites.

The Borrower and Sponsor.    The Superstition Gateway Borrower is DTD-DEVCO 8E, LLC, an Arizona limited liability company, and DTD-DEVCO 8W, LLC, an Arizona limited liability company. DTD-DEVCO 8E, LLC owns the fee interest in the portion of the Superstition Gateway Mortgaged Property commonly known as Superstition Gateway East. DTD-DEVCO 8W, LLC owns the fee interest in the portion of the Superstition Gateway Mortgaged Property commonly known as Superstition Gateway West. Each of the Superstition Gateway Borrowers is a co-borrower. The indemnitors, Tim J. Dollander, Christopher P. Hinkson, and Walter L. Brown, Jr. are principals of Diversified Partners. Diversified Partners has leased, sold and developed 5,000 acres of commercial property and more than 11,500,000 square feet of retail properties nationally. Together, the Desert Troon Companies and Diversified Partners are the majority owners of the Superstition Gateway Borrower. Desert Troon Companies (‘‘DTC’’) has operated for over 20 years as an independent, entrepreneurial company with a long history in master-planned communities and mixed-use projects throughout the United States and Europe. The DTC portfolio currently includes over 2,000 acres of golf communities, and in excess of 1,000,000 square feet of commercial/retail developments.

The Mortgage Loan.    The Superstition Gateway Mortgage Loan was originated on October 5, 2007, and has a cut-off date principal balance of $84,725,000. The Superstition Gateway Mortgage Loan is a ten-year loan with a stated maturity date of November 1, 2017. The Superstition Gateway Mortgage Loan accrues interest on an Actual/360 Basis at a fixed interest rate, in the absence of default, of 6.20% per annum. On the first day of each month to and including November 1, 2012, the Superstition Gateway Borrower is required to make interest-only payments on the Superstition Gateway Mortgage Loan. On the first day of each month thereafter through the scheduled maturity date, the Superstition Gateway Borrower is required to make a debt service payment on the Superstition Gateway Mortgage Loan of $518,914.34. The remaining principal balance of the Superstition Gateway Loan, plus all accrued and unpaid interest thereon, will be due and payable on the stated maturity date.

The Superstition Gateway Borrower is prohibited from voluntarily prepaying the Superstition Gateway Mortgage Loan, in whole or in part, at any time prior to the date which is 90 days prior to the stated maturity date.

The Superstition Gateway Borrower may defease the Superstition Gateway Mortgage Loan, in whole only, at any time after the expiration of two years and fifteen days following the Issue Date, and by doing so obtain the release of the Superstition Gateway Mortgaged Property. A defeasance will be effected by the Superstition Gateway Borrower’s pledging substitute collateral that consists of direct non-callable obligations of the United States of America that produce payments which replicate the payment obligations of the Superstition Gateway Borrower under the Superstition Gateway Mortgage Loan and are sufficient to pay off the Superstition Gateway Mortgage Loan in its entirety on the stated maturity date. The Superstition Gateway Borrower’s right to defease the entire Superstition Gateway Mortgage Loan is subject to, among other things, the applicable rating agencies each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2007-C7 certificates by such rating agency.

The Mortgaged Property.    The Superstition Gateway Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Superstition Gateway Borrower in the Superstition Gateway Mortgaged Property, a Class A, anchored retail shopping center located in Mesa, Arizona. Superstition Gateway was built in 2006 and contains 345,685 square feet of collateral space. Superstition Gateway is anchored by two stores with an aggregate of 87,280 square feet comprised of Dickinson’s Theaters, Inc. and LA Fitness. Junior anchors at Superstition Gateway comprise 128,706 square feet and include Best Buy, Ross Dress for Less, Inc., Bed, Bath & Beyond, Staples, and Petsmart. The property also includes 129,699 square feet of in-line space and 137,903 square feet of tenant-owned improvements located on six pad sites. Pad tenants include Kohl’s, Babies R Us, Chili’s, KFC and A&W, JP Morgan Chase Bank, and In-N-Out Burgers. In addition, the Superstition Gateway Mortgaged Property is shadow anchored by a Wal-Mart supercenter, which is not part of the collateral for the Superstition Gateway Mortgage Loan. The in-line tenants reflect a diverse range of national retailers including ULTA Beauty, Famous Footwear, Mattress Firm, Verizon Wireless, Gamestop, Starbucks, Subway, T-Mobile, and H&R Block. As of October 3, 2007, the Superstition Gateway Mortgaged Property was 98.4% occupied.

Terrorism Insurance.    The Superstition Gateway Borrower is required to maintain insurance which does not contain exclusions for loss, cost, damage or liability caused by terrorism or terrorist acts.

Permitted Mezzanine Financing.    The Superstition Gateway Mortgage Loan documents permit the pledge of direct or indirect interests in the Superstition Gateway Borrower to obtain mezzanine financing, subject to the satisfaction of certain conditions, including, among other things (a) no event of default shall have occurred and is continuing under the Superstition Gateway Mortgage Loan, (b) the principal amount of the mezzanine financing shall not result in a combined loan-to-value ratio of greater than 85% or a combined debt service coverage ratio of less than 1.01x, (c) the term of the mezzanine financing (including any extension terms) shall be co-terminus with the term of the Superstition Gateway Mortgage Loan or shall expire prior to the maturity date of the Superstition Gateway Mortgage Loan, (d) the mezzanine lender shall enter into an intercreditor agreement in form and substance acceptable to the lender under the Superstition Gateway Mortgage Loan, and (e) the applicable rating agencies shall have confirmed in writing that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to the series 2007-C7 certificates.

Loan Combinations

General.    The mortgage pool will include two (2) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by one or more separate promissory notes. The aggregate debt represented by the entire Loan Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans constituting a particular Loan Combination are obligations of the same borrower(s) and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/ subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination. For example, as more specifically described below in this ‘‘—Loan Combinations’’ section and under ‘‘Servicing of the Loan Combinations’’ in this prospectus supplement, a particular noteholder or group of noteholders may be entitled, directly or through one or more designees and/or representatives, to exercise certain rights and powers that would affect the servicing of the subject Loan Combination (such noteholder(s), together with any such designee(s) or representative(s), being herein referred to as the ‘‘Loan Combination Controlling Party’’ for the subject Loan Combination). Further, each such co-lender agreement or other intercreditor arrangement will generally prohibit the transfer of the ownership of any mortgage loan that is part of a Loan Combination to any person or entity other than: (i) institutional lenders, institutional investors, investment funds or other substantially similar institutions that, in each such case, exceeds a minimum net worth, surplus or shareholder equity requirement and are regularly engaged in the business of making or owning mortgage loans similar to the underlying mortgage loans; (ii) affiliates of the foregoing; or (iii) a trustee of a rated securitization trust.

The table below identifies each underlying mortgage loan that is part of a Loan Combination.

Underlying Mortgage Loans That are Part of a Loan Combination			Related Pari Passu Non-Trust Loan(s)(1)		Related Subordinate Non-Trust Loan(s)(2)		U/W NCF DSCR and Original LTV of Entire Loan Combination
Mortgaged Property Name (as identified on Annex A-1 to this Prospectus Supplement)	Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Original Principal Balance	Non-Trust Loan Noteholder	Original Principal Balance	Non-Trust Loan Noteholder	U/W NCF DSCR	Original LTV Ratio
Innkeepers Portfolio	$412,701,271	13.0%	$412,701,271	Series 2007-C6 Securitization(3)	NAP	NAP	1.12x	70.3%
Sears Tower	$50,000,000	1.6%	(5)	Series 2007-C2 Securitization(4)	(5)	UBS Mortgage Loan Seller(6)	1.26x	63.9%
(1)	Reflects those Non-Trust Loans (the ‘‘Pari Passu Non-Trust Loans’’) that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the related underlying mortgage loan that is part of the same Loan Combination.
(2)	Reflects those Non-Trust Loans (the ‘‘Subordinate Non-Trust Loans’’) that are, in each case: (i) prior to the occurrence of certain material uncured events of default, entitled to monthly payments of principal and interest on a sequentially subordinate, but pro rata, basis relative to the related underlying mortgage loan and any related Pari-Passu Non-Trust Loan(s) in the subject Loan Combination; and (ii) following and during the continuance of certain material uncured events of default with respect to the subject Loan Combination, generally entitled to payments of principal and interest only following payment of all accrued interest (other than Default Interest) and the total outstanding principal balance of the related underlying mortgage loan, any related Pari-Passu Non-Trust Loan(s) in the subject Loan Combination.
(3)	The related Pari Passu Non-Trust Loan is included in the LB-UBS Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6 commercial mortgage securitization.
(4)	The Sears Tower Note A-1 Non-Trust Loan of $340,000,000 is included in the Series 2007-C2 Securitization.
(5)	The Sears Tower Loan Combination, totaling $780,000,000, is comprised of three pari passu A Notes — the Sears Tower Note A-1 Non-Trust Loan of $340,000,000, the Sears Tower Note A-2 Loan Combination of $66,670,000 and the Sears Tower Note A-3 Non-Trust Loan of $273,330,000 — and the Sears Tower Note B Non-Trust Loan of $100,000,000. The Sears Tower Note A-1 Non-Trust Loan was contributed to the Series 2007-C2 securitization, the Sears Tower Note A-3 Non-Trust Loan is not included in the LB-UBS series 2007-C7 commercial mortgage securitization, and the Sears Tower Note A-2 Loan Combination was bifurcated into a senior component of $50,000,000 (the Sears Tower Mortgage Loan) and a junior component of $16,670,000 (the Sears Tower Note A-2-B Non-Trust Loan). The Sears Tower Note A-1 Non-Trust Loan is generally pari passu in right of payment with the Sears Tower Note A-2 Loan Combination; the Sears Tower Note A-3 Non-Trust Loan is generally pari passu in right of payment with the Sears Tower Note A-2 Loan Combination; the Sears Tower Note A-2-B Non-Trust Loan is generally subordinate in right of payment to the Sears Tower Mortgage Loan; and the Sears Tower Note B Non-Trust Loan is generally subordinate in right of payment to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan.
(6)	The current Non-Trust Loan Noteholder may transfer the subject Subordinate Non-Trust Loan to a third party institutional noteholder or include it in a commercial mortgage securitization.

Set forth below is a brief description of the co-lender arrangement regarding the various Loan Combinations that are related to the series 2007-C7 securitization transaction.

The Innkeepers Portfolio Loan Combination.

General.     The Innkeepers Portfolio Mortgage Loan is part of a Loan Combination comprised of two (2) mortgage loans that are both secured by the Innkeepers Portfolio Mortgaged Properties. See ‘‘—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan’’ above for a more detailed description of the Innkeepers Portfolio Mortgage Loan. The Innkeepers Portfolio Loan Combination is: (a) subject to a Co-Lender Agreement, dated as of August 13, 2007 (the ‘‘Innkeepers Portfolio Co-Lender Agreement’’), between the two holders of the mortgage loans comprising the Innkeepers Portfolio Loan Combination; and (b) serviced under the series 2007-C6 pooling and servicing agreement, which is the governing document for the securitization of a pool of mortgage loans that includes the Innkeepers Portfolio Pari Passu Non-Trust Loan. See ‘‘Servicing of the Loan Combinations’’ in this prospectus supplement.

Loan Combination Controlling Party.     As of any date of determination, the Loan Combination Controlling Party for the Innkeepers Portfolio Loan Combination will be the holder of the Innkeepers Portfolio Mortgage Loan and the holder of the Innkeepers Portfolio Pari Passu Non-Trust Loan, acting jointly (directly or through representatives, which representative, in the case of the Innkeepers Portfolio Mortgage Loan will be, in accordance with the series 2007-C7 pooling and servicing agreement, the series 2007-C7 controlling class representative).

Consent Rights.     Subject to certain limitations, the related Loan Combination Controlling Party will have the ability to advise and direct the series 2007-C6 master servicer and/or the 2007-C6 special servicer with respect to certain specified servicing actions regarding the Innkeepers Portfolio Loan Combination, including those involving foreclosure or material modification of the Innkeepers Portfolio Loan Combination. However, if the holders of the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Pari Passu Non-Trust Loan have not, within the requisite time period, directly or through representatives, executed a consent with respect to any advice, consent or direction regarding a specified servicing action, then the series 2007-C6 special servicer or master servicer, as applicable, will implement such servicing action as it deems to be in accordance with the servicing standard set forth in the series 2007-C6 pooling and servicing agreement, and the decision of such series 2007-C6 special servicer or master servicer, as applicable, will be binding on all such parties.

Replacement of Special Servicer.      The majority holders or beneficial owners of the series 2007-C6 controlling class may terminate the series 2007-C6 special servicer, and the holder of the Innkeepers Portfolio Mortgage Loan or its designee (which designee will be, under the series 2007-C7 pooling and servicing agreement, the series 2007-C7 controlling class representative) may replace the series 2007-C6 special servicer with respect to the Innkeepers Portfolio Loan Combination only, subject to satisfaction of the conditions similar to those set forth under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this prospectus supplement.

Priority of Payments.     Pursuant to the Innkeepers Portfolio Co-Lender Agreement, all amounts received with respect to the Innkeepers Portfolio Loan Combination will generally be allocated between the two (2) mortgage loans comprising the Innkeepers Portfolio Loan Combination on a pro rata and pari passu basis.

The Sears Tower Loan Combination.

General.     The Sears Tower Mortgage Loan is part of the Sears Tower Loan Combination, which is comprised of multiple mortgage loans that are all secured by the Sears Tower Mortgaged Property. The Sears Tower Loan Combination is comprised of: (a) the Sears Tower Mortgage Loan; (b) one mortgage loan (the ‘‘Sears Tower Note A-1 Non-Trust Loan’’), which is generally pari passu in right of payment to the Sears Tower Mortgage Loan, with an original principal balance of $340,000,000; (c) one mortgage loan (the ‘‘Sears Tower Note A-3 Non-Trust Loan’’), which is generally pari passu in right of payment to the Sears Tower Mortgage Loan, with an original principal balance of $273,330,000, (d) one mortgage loan (the ‘‘Sears Tower Note A-2-B Non-Trust Loan’’, together with the Sears Tower Mortgage Loan, the ‘‘Sears Tower Note A-2 Loan Combination’’ or, together with the Sears Tower Note A-1 Non-Trust Loan, and the Sears Tower Note A-3 Non-Trust Loan, the ‘‘Sears Tower Note A Non-Trust Loan’’), which is generally pari passu in right of payment to the Sears Tower Note A-1 Non-Trust Loan and the Sears Tower Note A-3 Non-Trust Loan and subordinate in right of payment to the Sears Tower Mortgage Loan, with an original principal balance of $16,670,000 and (e) one or more mortgage loans (collectively, the ‘‘Sears Tower Note B Non-Trust Loan’’ and each, a ‘‘Sears Tower Note B Non-Trust Loan’’), which are generally subordinate in right of payment to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, with an aggregate original principal balance of $100,000,000. The Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2-B Non-Trust Loan, the Sears Tower Note A-3 Non-Trust Loan and the Sears Tower Note B Non-Trust Loan together constitute the Sears Tower Non-Trust Loans. The Sears Tower Mortgage Loan and the Sears Tower Non-Trust Loans are serviced under the series 2007-C2 pooling and servicing agreement, which is the governing document for the securitization of a pool of mortgage loans that includes the Sears Tower Note A-1 Non-Trust Loan and for the servicing of the entire Sears Tower Loan Combination. See ‘‘Servicing of the Loan Combinations’’ in this prospectus supplement for a more detailed description of certain rights of the Sears Tower Non-Trust Loan Noteholders. The holders of the mortgage loans comprising the Sears Tower Loan Combination are bound by the terms and provisions of the Sears Tower Co-Lender Agreement.

Loan Combination Controlling Party.    As of any date of determination, the Loan Combination Controlling Party for the Sears Tower Loan Combination will be (A) the most junior Sears Tower Note B Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the most junior Sears Tower Note B Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Sears Tower Loan Combination that is allocable to such most junior Sears Tower Note B Non-Trust Loan, is equal to or greater than 25.0% of the original principal balance of such most junior Sears Tower Note B Non-Trust Loan, (B) the next most junior Sears Tower Note B Non-Trust Loan Noteholder or its designee, if and for so long as the unpaid principal balance of the next most junior Sears Tower Note B Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Sears Tower Loan Combination that is allocable to such next most junior Sears Tower Note B Non-Trust Loan, is equal to or greater than 25.0% of the original principal balance of such next most junior Sears Tower Note B Non-Trust Loan, and (C) at such time as the unpaid principal balance of the most senior Sears Tower Note B Non-Trust Loan, net of that portion of any existing Appraisal Reduction Amount with respect to the Sears Tower Loan Combination that is allocable to such most senior Sears Tower Note B Non-Trust Loan, is less than 25.0% of the original principal balance of such most senior Sears Tower Note B Non-Trust Loan, the holders of the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, each of whom may act directly or through a representative (which representative, in the case of the Sears Tower Mortgage Loan, under the series 2007-C7 pooling and servicing agreement, will be the series 2007-C7 controlling class representative).

Consent Rights.     Subject to certain limitations, the Loan Combination Controlling Party for the Sears Tower Loan Combination will have the ability to advise and direct the 2007-C2 master servicer and/or the 2007-C2 special servicer with respect to certain specified servicing actions under the series 2007-C2 pooling and servicing agreement regarding the Sears Tower Loan Combination, including certain actions involving foreclosure or material modification of the Sears Tower Loan Combination, subject to certain conditions described in the Sears Tower Loan Combination Co-Lender Agreement. Notwithstanding the foregoing, if the holders of the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan constitute the related Loan Combination Controlling Party, but such holders have not, within the requisite time period provided for in the Sears Tower Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2007-C2 special servicer or series 2007-C2 master servicer, as applicable, will implement the servicing action that it deems to be in accordance with the servicing standards, and the decision of the series 2007-C2 special servicer or 2007-C2 master servicer, as applicable, will be binding on all such parties.

Purchase Option.     If and for so long as the Sears Tower Loan Combination is specially serviced and a scheduled payment on the Sears Tower Loan Combination is at least 60 days delinquent, the Sears Tower Note B Non-Trust Loan Noteholders each have the option to purchase the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the the Sears Tower Note A-3 Non-Trust Loan and any more senior Sears Tower Note B Non-Trust Loan (together only) at a price generally equal to the aggregate unpaid principal balance of the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the the Sears Tower Note A-3 Non-Trust Loan and any more senior Sears Tower Note B Non-Trust Loan, together with all accrued unpaid interest on those loans (other than Default Interest) to but not including the date of such purchase, and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the series 2007-C2 pooling and servicing agreement pursuant thereto (but exclusive of any prepayment consideration and late payment charges).

Cure Rights.     Each of the Sears Tower Note B Non-Trust Loan Noteholders has the assignable right, but not the obligation, to cure a monetary default or a default susceptible to cure by the payment of money that is not cured within the applicable grace period, within 10 business days of the later of (a) receipt of notice of the subject default and (b) the expiration of the applicable grace period for the subject default; provided that (i) no more than seven cure events in the aggregate are permitted during the term of the Sears Tower Loan Combination, (ii) no more than three consecutive cure events by any Sears Tower Note B Non-Trust Loan Noteholder are permitted and (iii) no more than four cure events by any Sears Tower Note B Non-Trust Loan Noteholder, whether or not consecutive, are permitted within any 12-month period. An individual ‘‘cure event’’ means the one-month period for which the holder of either promissory note for the applicable Sears Tower Note B Non-Trust Loan has exercised its cure rights under the Sears Tower Co-Lender Agreement.

Replacement of Special Servicer.     The related Loan Combination Controlling Party may replace the series 2007-C2 special servicer with respect to the Sears Tower Loan Combination only, subject to satisfaction of the conditions set forth in the Sears Tower Co-Lender Agreement.

Priority of Payments.     Pursuant to that certain co-lender agreement entered into with respect to the Sears Tower Loan Combination (the ‘‘Sears Tower Senior Co-Lender Agreement’’), following the allocation of payments to each mortgage loan in the Sears Tower Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination or the Sears Tower Note A-3 Non-Trust Loan for which a Sears Tower Note B Non-Trust Loan Noteholder has not exercised its cure rights as described under ‘‘—Loan Combinations—The Sears Tower Loan Combination—Cure Rights’’ above, or (b) certain non-monetary events of default with respect to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination or the Sears Tower Note A-3 Non-Trust Loan at a time when the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan are being specially serviced, collections on the Sears Tower Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•	first, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to (i) all scheduled principal payments attributable to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), (ii) all voluntary principal prepayments attributable to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination), and (iv) on the maturity date of the Sears Tower Loan Combination, all principal payments attributable to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination);

•	third, to each of the Sears Tower Note B Non-Trust Loans, in order of seniority, up to the amount of any unreimbursed cure payments paid or advanced by the related Sears Tower Note B Non-Trust Loan Noteholder with respect to the Sears Tower Loan Combination pursuant to the Sears Tower Senior Co-Lender Agreement or the applicable servicing agreement;

•	fourth, to each of the Sears Tower Note B Non-Trust Loans, in order of priority, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fifth, to each of the Sears Tower Note B Non-Trust Loans, in order of priority, in an amount equal to (i) all scheduled principal payments attributable to such Sears Tower Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), (ii) all voluntary principal prepayments attributable to such Sears Tower Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to such Sears Tower Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination), and (iv) on the maturity date of the Sears Tower Loan Combination, all principal payments attributable to such Sears Tower Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination);

•	sixth, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, on a pro rata and pari passu basis, any prepayment consideration attributable to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan in accordance with the related loan documents;

•	seventh, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	eighth, to each Sears Tower Note B Non-Trust Loan, in order of seniority, any prepayment consideration attributable to such Sears Tower Note B Non-Trust Loan in accordance with the related loan documents;

•	ninth, to each Sears Tower Note B Non-Trust Loan, in order of seniority, any late payment charges and Default Interest due in respect of such Sears Tower Note B Non-Trust Loan in accordance with the related loan documents (after application as provided in the applicable servicing agreement); and

•	tenth, for such remaining purposes as are provided in the Sears Tower Senior Co-Lender Agreement.

Pursuant to the Sears Tower Senior Co-Lender Agreement, during the continuance of: (a) certain monetary events of default with respect to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan for which a Sears Tower Note B Non-Trust Loan Noteholder has not exercised its cure rights as described under ‘‘—Loan Combinations—The Sears Tower Loan Combination—Cure Rights’’ above, or (b) certain non-monetary events of default with respect to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan at a time when the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan are being specially serviced, collections on the Sears Tower Loan Combination will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•	first, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	second, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, on a pro rata and pari passu basis, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	third, to each Sears Tower Note B Non-Trust Loan, in order of seniority, up to the amount of any unreimbursed cure payments paid or advanced by such Sears Tower Note B Non-Trust Loan Noteholder with respect to the Sears Tower Loan Combination pursuant to the Sears Tower Senior Co-Lender Agreement or the applicable servicing agreement;

•	fourth, to each Sears Tower Note B Non-Trust Loan, in order of seniority, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	fifth, to each Sears Tower Note B Non-Trust Loan, in order of seniority, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	sixth, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, on a pro rata and pari passu basis, any prepayment consideration attributable to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents;

•	seventh, to each Sears Tower Note B Non-Trust Loan, in order of seniority, any prepayment consideration attributable to such Sears Tower Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents;

•	eighth, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, on a pro rata and pari passu basis, any late payment charges and Default Interest due in respect of the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan (based on the principal balances of such mortgage loans relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	ninth, to each Sears Tower Note B Non-Trust Loan, in order of seniority, any late payment charges and Default Interest due in respect of such Sears Tower Note B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the entire Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	tenth, to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, on a pro rata and pari passu basis, any other amounts paid by the Sears Tower borrower and due in respect of the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan;

•	eleventh, to each Sears Tower Note B Non-Trust Loan, in order of seniority, any other amounts paid by The Sears Tower borrower and due in respect of such Sears Tower Note B Non-Trust Loan;

•	twelfth, to each Sears Tower Note B Non-Trust Loan, in order of seniority, up to the amount of any unreimbursed costs and expenses paid or advanced by the related Sears Tower Note B Non-Trust Loan Noteholder with respect to the Sears Tower Loan Combination pursuant to the Sears Tower Senior Co-Lender Agreement or the applicable servicing agreement; and

•	thirteenth, for such remaining purposes as are provided in the Sears Tower Senior Co-Lender Agreement.

In addition, pursuant to that certain sub-co-lender agreement entered into with respect to the Sears Tower Note A-2 Loan Combination (the ‘‘Sears Tower Sub-Co-Lender Agreement’’ and, together with the Sears Tower Senior Co-Lender Agreement, the ‘‘Sears Tower Co-Lender Agreement’’), following the allocation of payments to each mortgage loan in the Sears Tower Note A-2 Loan Combination in accordance with the related loan documents, unless there exist either (a) certain monetary events of default as to the Sears Tower Note A-2 Loan Combination for which a Sears Tower Note B Non-Trust Loan Noteholder has not exercised its cure rights as described under ‘‘—Loan Combinations—The Sears Tower Loan Combination—Cure Rights’’ above, or (b) certain non-monetary events of default with respect to the Sears Tower Note A-2 Loan Combination at a time when the Sears Tower Note A-2 Loan Combination is being specially serviced, amounts allocated to the Sears Tower Note A-2 Loan Combination pursuant to the Senior Co-Lender Agreement will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•	first, to the Sears Tower Mortgage Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	second, to the Sears Tower Mortgage Loan, in an amount equal to (i) all scheduled principal payments attributable to the Sears Tower Mortgage Loan (based on the principal balance of such mortgage loans relative to the principal balance of the Sears Tower Note A-2 Loan Combination), (ii) all voluntary principal prepayments attributable to the Sears Tower Mortgage Loan (based on the principal balances of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to the Sears Tower Mortgage Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination), and (iv) on the maturity date of the Sears Tower Note A-2 Loan Combination, all principal payments attributable to the Sears Tower Mortgage Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination);

•	third, to the Sears Tower Note A-2-B Non-Trust Loan, in an amount equal to all accrued and unpaid interest (other than Default Interest) on the unpaid principal balance thereof (net of related master servicing fees), until all such interest is paid in full;

•	fourth, to the Sears Tower Note A-2-B Non-Trust Loan, in an amount equal to (i) all scheduled principal payments attributable to the Sears Tower Note A-2-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination), (ii) all voluntary principal prepayments attributable to such Sears Tower Note A-2-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination), (iii) all unscheduled principal payments on account of the application of insurance or condemnation proceeds attributable to such Sears Tower Note A-2-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination), and (iv) on the maturity date of the Sears Tower Note A-2 Loan Combination, all principal payments attributable to the Sears Tower Note A-2-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination);

•	fifth, to the Sears Tower Mortgage Loan, any prepayment consideration attributable to the Sears Tower Mortgage Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination) in accordance with the related loan documents;

•	sixth, to the Sears Tower Mortgage Loan, any late payment charges and Default Interest due in respect of the Sears Tower Mortgage Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	seventh, to the Sears Tower Note A-2-B Non-Trust Loan, any prepayment consideration attributable to the Sears Tower Note A-2-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination) in accordance with the related loan documents;

•	eighth, to each Sears Tower Note A-2-B Non-Trust Loan, any late payment charges and Default Interest due in respect of such Sears Tower Note A-2-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement); and

•	ninth, for such remaining purposes as are provided in the Sears Tower Sub-Co-Lender Agreement.

Pursuant to the Sears Tower Sub-Co-Lender Agreement, during the continuance of: (a) certain monetary events of default with respect to the Sears Tower Note A-2 Loan Combination for which a Sears Tower Note B Non-Trust Loan Noteholder has not exercised its cure rights as described under ‘‘—Loan Combinations—The Sears Tower Loan Combination—Cure Rights’’ above, or (b) certain non-monetary events of default with respect to the Sears Tower Note A-2 Loan Combination at a time when the Sears Tower Note A-2 Loan Combination is being specially serviced, amounts allocated to the Sears Tower Note A-2 Loan Combination pursuant to the Senior Co-Lender Agreement will be allocated (after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

•	first, to the Sears Tower Mortgage Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	second, to the Sears Tower Mortgage Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	third, to the Sears Tower Note A-2-B Non-Trust Loan, in an amount equal to accrued and unpaid interest (excluding Default Interest) on the principal balance thereof (net of related master servicing fees);

•	fourth, to the Sears Tower Note A-2-B Non-Trust Loan, in an amount equal to the principal balance thereof, until such principal balance has been reduced to zero;

•	fifth, to the Sears Tower Mortgage Loan, any prepayment consideration attributable to the Sears Tower Mortgage Loan (based on the principal balances of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination) in accordance with the related loan documents;

•	sixth, to the Sears Tower Note A-2-B Non-Trust Loan, any prepayment consideration attributable to such Sears Tower Note A-2-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination) in accordance with the related loan documents;

•	seventh, to the Sears Tower Mortgage Loan, any late payment charges and Default Interest due in respect of the Sears Tower Mortgage Loan (based on the principal balances of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	eighth, to the Sears Tower Note A-2-B Non-Trust Loan, any late payment charges and Default Interest due in respect of the Sears Tower Note A-2-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination) in accordance with the related loan documents (after application as provided in the applicable servicing agreement);

•	ninth, to the Sears Tower Mortgage Loan, any other amounts paid by the Sears Tower Borrower and due in respect of the Sears Tower Mortgage Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination);

•	tenth, to the Sears Tower Note A-2-B Non-Trust Loan, any other amounts paid by the Sears Tower Borrower and due in respect of the Sears Tower Note A-2-B Non-Trust Loan (based on the principal balance of such mortgage loan relative to the principal balance of the Sears Tower Note A-2 Loan Combination); and

•	eleventh, for such remaining purposes as are provided in the Sears Tower Sub-Co-Lender Agreement.

Additional Loan and Property Information

Delinquency and Loss Information.    None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time since origination, 30 days or more delinquent with respect to any monthly debt service payment due thereunder. There has been no forgiveness of interest or principal with respect to the mortgage loans that we intend to include in the trust.

Tenant Matters.    Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust—

•	Certain tenants at the related mortgaged real properties have the right to terminate their lease(s) prior to the stated expiration dates of such leases, and the exercise of such termination rights may cause such leases to terminate prior to the maturity date of the related underlying mortgage loan.

•	With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Stirling Bay, which mortgage loan represents 0.3% of the Initial Mortgage Pool Balance and 3.5% of the Initial Loan Group 2 Balance, the related mortgaged real property participates in the Housing Assistance Payment (HAP) program.

•	Fifty-one (51) of the mortgaged real properties, securing 13.1% of the Initial Mortgage Pool Balance and 14.3% of the Initial Loan Group 1 Balance, respectively, are, in each case, a retail property, an office property or an industrial/warehouse property that has space leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property.

•	Twenty-three (23) of the mortgaged real properties, securing 4.9% of the Initial Mortgage Pool Balance and 5.3% of the Initial Loan Group 1 Balance, respectively, are entirely or substantially leased to a single tenant.

•	A number of companies are major tenants at more than one of the mortgaged real properties.

•	There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

•	Six (6) of the mortgaged real properties, securing mortgaged loans representing 1.4% of the Initial Mortgage Pool Balance, of which four (4) mortgage loans are in Loan Group 1, representing 0.8% of the Initial Loan Group 1 Balance, and two (2) mortgage loans are in Loan Group 2, representing 7.3% of the Initial Loan Group 2 Balance, respectively, each is a multifamily rental property that has a material tenant concentration of students. These mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

•	Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. For example, see ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans’’ and the footnotes to Annex A-1 to this prospectus supplement.

•	Several anchors at the retail properties do not have operating covenants or those covenants have lapsed.

•	There may be one or more cases in which the sole tenant or a significant tenant of a related mortgaged real property is an agency of the United States Federal Government or a state or local government. Typically the terms of such tenancies are prescribed by the Government Services Administration or the applicable state authority and may contain few or no limitations on the ability of such tenant to terminate the lease and/or vacate the premises and cease the payment of rent. In addition, leases with an agency of the United States Federal Government generally are silent as to tenant defaults and landlord remedies, and restrict landlord operation and maintenance of the building.

Leasehold Mortgages.    With respect to seven (7) of the mortgaged real properties, collectively securing 6.9% of the Initial Mortgage Pool Balance and 7.5% of the Initial Loan Group 1 Balance, as identified on Annex A-1 under the heading ‘‘Ownership Interest’’ as leaseholds, the related mortgage loans are secured by a mortgage lien on the related borrower’s leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real properties. In each of those cases, the related ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

Purchase Options.    With respect to the District at Tustin Legacy Mortgage Loan, which mortgage loan represents 6.5% of the Initial Mortgage Pool Balance and 7.1% of the Initial Loan Group 1 Balance, during the continuation of an event of default under a certain disposition and development agreement to which the related borrower is subject, the City of Tustin has the right to (x) purchase any or all of the District at Tustin Legacy Mortgaged Property, (y) acquire title thereto or (z) purchase the District at Tustin Legacy Mortgage Loan for a purchase price equal to all unpaid principal, interest, late fees and all other advances and amounts payable thereunder (exclusive of any defeasance or prepayment premium or default interest), in each case, subject to certain conditions set forth under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan—Disposition and Development—Remedies of the City of Tustin’’ in this prospectus supplement.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Crossroads Plaza, which mortgage loan represents 2.4% of the Initial Mortgage Pool Balance and 2.6% of the Initial Loan Group 1 Balance, the related borrower has granted a tenant at the related mortgaged real property

(Recreational Equipment, Inc. and its successors and assigns (‘‘REI’’)) the option to purchase its premises and the land (‘‘REI Option Parcel’’) for an amount equal to $1,700,000. The related borrower has represented in the related loan documents that REI gave notice, on February 7, 1997, of its intent to exercise such purchase option, however the sale of the REI Option Parcel has not yet been completed because all conditions precedent to such sale pursuant to the related lease have not yet been satisfied and there is no assurance as to whether or when such conditions will be satisfied.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Fairfield Shopping Center, which mortgage loan represents 0.9% of the Initial Mortgage Pool Balance and 1.0% of the Initial Loan Group 1 Balance, the City of Virginia Beach, Virginia has an option to purchase a specified portion of the related mortgaged real property, which is a currently unimproved parcel of land (lying within a four-foot right of way) and all improvements thereafter constructed, for a price equal to the fair market value of the release parcel exclusive of the improvements located thereon, which right is not subordinated to the mortgage.

Rights of First Refusal/Rights of First Offer.    With respect to certain of the mortgage loans that we intend to include in the trust, one or more of the leases between the related borrowers and tenants requires that, in the event the borrowers negotiate a sale of the mortgaged real property with a third party, the borrowers are required to provide the related tenant with an opportunity to purchase the mortgaged real property at such negotiated price. If such tenant does not accept an offer submitted to it by the borrower within the time period specified in the lease, such right of first refusal shall be considered waived as to that offer; provided, however, that the right of first refusal will be a continuing right as to any subsequent or modified purchase offer. With respect to certain other mortgage loans that we intend to include in the trust, one or more of the leases between the related borrowers and tenants require that, prior to negotiating a sale of the mortgaged real property with a third party, the borrowers are required to permit the related tenant to make the first offer as to the purchase price of the related mortgaged real property. Set forth below in this ‘‘—Rights of First Refusal/Rights of First Offer’’ section are some examples of the foregoing.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Giant Eagle, which mortgage loan represents 0.4% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group 1 Balance, Giant Eagle, Inc., a tenant at the mortgaged real property has a right of first refusal to purchase the mortgaged real property, but such right to purchase shall not apply to any mortgage granted with respect to the mortgaged real property or to any foreclosure of any such mortgage or deed-in-lieu thereof, but will apply to any subsequent transfers.

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Tractor Supply Shreveport, Tractor Supply Odessa and Tractor Supply DeRidder, which mortgage loans collectively represent 0.3% of the Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group 1 Balance, respectively, the lease between the sole tenant and the mortgagor grants to the tenant a right of first refusal to purchase the related mortgaged real property, or any portion thereof, if mortgagor receives a bona fide offer therefor which mortgagor desires to accept.

With respect to the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Walgreens Tryon, Walgreens Pueblo, Walgreens Amity and Walgreens Taylor, which mortgage loans collectively represent 0.3% of the Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group 1 Balance, respectively, the lease between the sole tenant and the mortgagor grants to the tenant a right of first offer to purchase the related mortgaged real property or any entity owning such property.

Other Financing.    In the case of the underlying mortgage loans described under ‘‘—Loan Combinations’’ above in this prospectus supplement, the mortgaged real property or properties that secure each such underlying mortgage loan also secure one or more related mortgage loans that are not included in the trust. See ‘‘Risk Factors—Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt and Some Borrowers Have Incurred, or are Permitted to Incur, Other Additional Debt Which, in Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real Property’’ in this prospectus supplement and ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan’’ and ‘‘—Loan Combinations’’ above.

In addition, with respect to each of the The Legends at Village West Mortgage Loan and the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Stoneridge III Office and Storage Outlet, which mortgage loans collectively represent 4.7% of the Initial Mortgage Pool Balance and 5.2% of the Initial Loan Group 1 Balance, the borrower is permitted to incur additional secured and/or unsecured debt subject to certain requirements specified in the related loan documents, including the achievement of specified loan to value and debt service coverage ratios and execution and delivery of a subordination and standstill agreement acceptable to the lender. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Legends at Village West Mortgage Loan—Permitted Subordinate Debt’’ above in the prospectus supplement.

Except as disclosed under this ‘‘—Other Financing’’ subsection, including as described in the second succeeding paragraph, we are not aware of any other mortgage loans that we intend to include in the trust, as to which there is any additional secured debt encumbering the related mortgaged real property. However, the direct or indirect equity interests in mortgage borrowers under some of the underlying mortgage loans have been or are permitted to be pledged to secure mezzanine or affiliate debt. ‘‘Mezzanine debt’’ is debt secured by the principal’s direct ownership interest in a related borrower, and the affiliate debt referred to in this ‘‘—Other Financing’’ section is secured by an entity’s indirect ownership interest in a related borrower.

With respect to the Carnegie Hall Tower Mortgage Loan, which mortgage loan represents 6.0% of the Initial Mortgage Pool Balance and 6.5% of the Initial Loan Group 1 Balance, there is an existing mezzanine loan, which matures on October 10, 2017, secured by a pledge of 100% of the equity interests in the related mortgage borrower in the amount of $135,000,000, as further described under ‘‘—Significant Underlying Mortgage Loans—The Carnegie Hall Tower Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

With respect to the Nashville Multifamily Portfolio Mortgage Loan, which mortgage loan represents 3.7% of the Initial Mortgage Pool Balance and 44.0% of the Initial Loan Group 2 Balance, the direct equity interests in the related mortgage borrower have been pledged to secure a related mezzanine loan in the amount of $32,130,373. See ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Nashville Multifamily Portfolio Mortgage Loan— Mezzanine Financing’’ in this prospectus supplement.

With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 21-25 West 20th Street, which mortgage loan represents 0.6% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group 1 Balance, the direct equity interests in the related mortgage borrower have been pledged to secure a mezzanine loan in the amount of $4,500,000. The related intercreditor agreement provides, among other things, that: (a) the mezzanine lender will have certain rights to cure defaults under the subject mortgage loan, (b) upon the occurrence of an event of default under the subject mortgage loan, no payments will be retained by the mezzanine lender on the mezzanine loan until all payments that are due or that will become due under the related mortgage loan are paid in full to the related mortgagee, (c) the mezzanine lender may amend or modify the mezzanine loan in certain respects without the consent of the related mortgagee, (d) the mezzanine lender is not permitted to transfer more than 49% of its beneficial interest in the mezzanine loan unless such transfer is to a transferee meeting certain requirements or unless a confirmation from each rating agency that such action will not result in a downgrade, qualification or withdrawal of any of the ratings assigned to the series 2007-C7 certificates has been received, and (e) upon a monetary event of default with respect to the related mortgage loan or if the related mortgage loan is accelerated or becomes a specially serviced mortgage loan or if the related mortgagee under the subject mortgage loan exercises any right or remedy under the related loan documents with respect to the related mortgagor or mortgaged real property, the mezzanine lender has the right to purchase the subject mortgage loan, in whole but not in part, for a price equal to the outstanding principal balance thereof, together with all accrued interest (other than Default Interest) thereon, and any advances made by the mortgagee or its servicer under the subject mortgage loan and any interest thereon.

The table below identifies, by property or portfolio name set forth on Annex A-1 to this prospectus supplement, those mortgage loans, collectively representing 73.6% of the Initial Mortgage Pool Balance, 79.6% of the Initial Loan Group 1 Balance and 7.3% of the Initial Loan Group 2 Balance, respectively, for which the owners of the related borrowers are permitted to pledge their ownership interests in the borrower as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions:

•	consent of the mortgage lender;

•	satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified amount; and/or

•	subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

Mortgaged Property Name	Mortgage Loan Cut-Off Date Balance	Maximum Combined LTV Ratio Permitted	Minimum Combined DSCR Permitted
Aventura Mall(1)	430,000,000	NAP	NAP
Innkeepers Portfolio(2)	412,701,271	80%	1.08x
One State Street Plaza(3)	295,000,000	60%	1.40x
District at Tustin Legacy(4)	206,000,000	90%	1.05x
Carnegie Hall Tower(5)	190,000,000	80%	1.20x
Miami Center(6)	170,000,000	80%	1.15x
The Legends at Village West(7)	137,000,000	85%	1.10x
Meyerland Plaza(8)	92,700,000	85%	1.15x
Superstition Gateway(9)	84,725,000	85%	1.01x
Crossroads Plaza	75,000,000	85%	1.15x
Interstate Corporate Center	38,200,000	85%	1.15x
Fairfield Shopping Center	30,000,000	85%	1.15x
Ithaca Multifamily Portfolio	23,500,000	75%	1.40x
Soundview Marketplace	21,524,949	90%	1.10x
Southgate Shopping Center	17,400,000	85%	1.15x
Bucks Town Corp Center	17,135,000	85%	1.07x
Duval Street	13,500,000	80%	1.15x
The Villas Apartments	12,000,000	90%	1.05x
Discovery Office	10,600,000	80%	1.20x
Rosenberg Shopping Center	10,100,000	85%	1.15x
Rosewood Village(10)	7,300,000	85%	1.15x
Kaplan Career Institute	6,095,630	75%	1.15x
Liberty Gray Plaza	5,970,000	85%	1.07x
Wachovia Bank Tower	5,800,000	85%	1.05x
Riley Place Shopping Center	5,100,000	85%	1.15x
Guadalupe Plaza	5,000,000	85%	1.15x
Batesville Shopping Center	4,150,000	85%	1.05x
River Plaza	3,400,000	80%	1.20x
Binghamton Retail Portfolio	3,109,281	80%	1.20x

(1)	Mezzanine financing is permitted without the satisfaction of DSCR and LTV tests. See ‘‘—Significant Underlying Mortgage Loans—The Aventura Mall Mortgage Loan—Permitted Mezzanine Financing’’ above in this prospectus supplement.
(2)	See ‘‘—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Permitted Mezzanine Financing’’ above in this prospectus supplement.
(3)	See ‘‘—Significant Underlying Mortgage Loans—The One State Street Plaza Mortgage Loan—Permitted Mezzanine Financing’’ above in this prospectus supplement.
(4)	See ‘‘—Significant Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan—Permitted Mezzanine Financing’’ above in this prospectus supplement.
(5)	See ‘‘—Significant Underlying Mortgage Loans—Carnegie Hall Tower Mortgage Loan—Permitted Mezzanine Financing’’ above in this prospectus supplement.
(6)	See ‘‘—Significant Underlying Mortgage Loans—Miami Center Mortgage Loan—Permitted Mezzanine Financing’’ above in this prospectus supplement.
(7)	See ‘‘—Significant Underlying Mortgage Loans—The Legends at Village West Mortgage Loan—Permitted Mezzanine Financing’’ above in this prospectus supplement.
(8)	See ‘‘—Significant Underlying Mortgage Loans—The Meyerland Plaza Mortgage Loan—Permitted Mezzanine Financing’’ above in this prospectus supplement.
(9)	See ‘‘—Significant Underlying Mortgage Loans—The Superstition Gateway Mortgage Loan—Permitted Mezzanine Financing’’ above in this prospectus supplement.
(10)	Pursuant to the related loan documents, the equity holders of the Rosewood Village borrower are permitted to transfer their interests in such borrower to a qualified entity, which may, notwithstanding the referenced Maximum Combined LTV Ratio and Minimum Combined DSCR set forth above, obtain mezzanine financing equal to the amount by which the purchase price paid for such membership interests exceeds the outstanding principal balance of the related mortgage loan.

While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See ‘‘Risk Factors—Risks Relating to the Mortgage Loans—A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which May Adversely Affect Payment

on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Real Property’’ in this prospectus supplement.

Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, lender may determine the debt service average ratio on the basis of a market-based constant reasonably determined by lender.

In addition, in the case of some of the other mortgage loans that we intend to include in the trust, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine or affiliate debt.

Except as disclosed under this ‘‘—Other Financing’’ subsection, we are not aware of any other mezzanine or affiliate debt affecting borrowers under the mortgage loans that we intend to include in the trust.

Most of the borrowers under the mortgage loans that we intend to include in the trust are permitted to customary trade debt and equipment financing. In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur (i) debt that is secured by some collateral other than the related mortgaged real property or interests in the related borrower or (ii) unsecured debt, including loans from members or partners, that is in addition to customary trade debt and equipment financing.

Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See ‘‘Risk Factors—Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights’’ in the accompanying base prospectus.

Zoning and Building Code Compliance.    In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator generally examined whether the use and occupancy of the mortgaged real property were in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator—

•	determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	determined that casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

•	determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator’s judgment constitute adequate security for the related mortgage loan; and/or

•	required law and ordinance insurance.

Outstanding building and/or fire code violations, in addition to other zoning violations, may exist with respect to some of the mortgaged real properties that secure the underlying mortgage loans. In some, but not all, of those circumstances, the borrower under the related mortgage loan has agreed to cure such violations within a set period of time from the date of the closing of such mortgage loan; however, there can be no assurance that the borrowers will comply with their obligations to cure any such violations with respect to the related mortgaged real properties. For example, there exist various fire code violations, zoning violations, housing and building code violations and/or environmental control board violations on such mortgaged real properties, as further described under ‘‘Risk Factors—Some of the Mortgaged Real Properties May Not Comply With All Applicable Zoning Laws and/or Local Building Codes or with the Americans With Disabilities Act of 1990’’ in this prospectus supplement.

In addition, certificates of occupancy or other evidence of compliance with zoning and building codes may not be available for all or for certain portions of some of the mortgaged real properties which secure mortgage loans included in the trust.

See ‘‘Risk Factors—Many of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures’’ and ‘‘—Some of the Mortgaged Real Properties May Not Comply With All Applicable Zoning Laws and/or Local Building Codes or with the Americans With Disabilities Act of 1990’’ in this prospectus supplement, and ‘‘Risk Factors— Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying base prospectus.

Further, some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if any of those contractual arrangements or agreements are breached or otherwise terminated, then the related mortgaged real property or properties may no longer be in compliance.

Lockboxes.    Sixty-nine (69) mortgage loans that we intend to include in the trust, representing approximately 90.6% of the Initial Mortgage Pool Balance, generally provide that rents and certain other income derived from the related mortgaged real properties will be paid, currently or upon the occurrence of a triggering event, into one of the following types of lockboxes:

Type of Lockbox	Number of Mortgage Loans	% of Initial Mortgage Pool Balance
Hard	14	44.8%
Hard/Hotel	1	13.0%
Springing Hard	15	20.5%
Soft	1	0.3%
Springing Soft	38	12.0%
•	Hard Lockbox. Tenants are directed to pay rents directly to a lockbox account controlled by the lender (or, with respect to multifamily rental properties and mobile home park properties, income is collected and deposited in the lockbox account by an unaffiliated property manager). In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay certain of the items described in clause (a) above, with the remainder disbursed to the borrower. In a few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required (without the requirement of a triggering event) to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.
•	Hard/Hotel Lockbox. With respect to hospitality properties only, cash or ‘‘over-the-counter’’ receipts may be deposited into the lockbox account by a property manager (which may be affiliated with the borrower) or, in certain cases, by the borrower, while credit card receivables are deposited directly into a lockbox account) controlled by the lender. In most of the cases described in the preceding sentence: (a) until the occurrence of a triggering event, funds deposited into the lockbox account are disbursed to or at the direction of the borrower on a daily or other periodic basis or the related borrower has withdrawal rights, and the borrower is obligated to pay, among other things, debt service payments, taxes and insurance, reserves and other amounts due under the related mortgage loan; and (b) following the occurrence of a triggering event and requisite notice to the depository, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay the items described in clause (a) above, with the remainder disbursed to the borrower. In very few of the cases described in the second preceding sentence, funds on deposit in the lockbox account are required to be disbursed by the lender in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, reserve account deposits and operating expenses, with the remainder disbursed to the borrower.
•	Springing Hard Lockbox. Either—
1.	income is collected by the borrower or the property manager (which may be an affiliate of the borrower) and paid into a lockbox account or tenants are directed to pay rents directly to a lockbox account that is, in each case, controlled by the borrower, or by both the borrower and the lender and, following the occurrence of a triggering event, that existing lockbox account or another lockbox account is established as a Hard Lockbox with lender cash management; or

2.	a lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender’s request, following the occurrence of certain triggering events, of a Hard Lockbox with lender cash management.
•	Soft Lockbox. Income is collected by the borrower or an affiliated property manager and paid into a lockbox account that otherwise satisfies the description for a Hard Lockbox.
•	Springing Soft Lockbox. A lockbox account is not in place on the closing date and the related mortgage loan documents provide for the establishment, in certain cases upon lender’s request, following the occurrence of certain triggering events, of a Soft Lockbox as described in the preceding bullet.

For the purposes of the foregoing lockbox definitions, examples of triggering events may include one or more of the following:

1.	a failure to pay the related mortgage loan in full on or before any related anticipated repayment date;
2.	a decline, by more than a specified amount, in the net operating income of the related mortgaged real property;
3.	a failure to meet a specified debt service coverage ratio;

4.	a discontinuation of operations, lease default, lease termination, lease non-renewal or similar event involving one or more major tenants; and/or

5.	an event of default under the mortgage loan.

Property, Liability and Other Insurance.    Although exceptions exist, such as in cases where tenants maintain insurance or are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage:

•	property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination), and

2.	the full insurable value or the full insurable replacement cost of the improvements located on the insured property;

•	if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of—

1.	the outstanding principal balance of the subject underlying mortgage loan (together with, in the case of an underlying mortgage loan that is part of a Loan Combination, the Non-Trust Loan(s) that are part of that Loan Combination),

2.	the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

3.	the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

4.	the full insurable replacement cost of the improvements located on the mortgaged real property;

•	comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

•	business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

However, not all mortgage loans require all such insurance.

With respect to most of the mortgage loans that we intend to include in the trust, the related loan documents generally provide for at least one of the following: (a) the related borrower is required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located); (b) the related borrower is required to provide such additional insurance coverage as the lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties (except that the related borrower may object to the reasonableness of having to maintain insurance against acts of terrorism); (c) a credit-rated tenant is obligated to restore the related mortgaged real property in the event of a casualty; or (d) a principal of the related borrower is responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies generally do not provide coverage for biological, chemical or nuclear events or domestic terrorism.

In the case of the Sears Tower Mortgage Loan, which mortgage loan represents 1.6% of the Initial Mortgage Pool Balance and 1.7% of the Initial Loan Group 1 Balance, the related borrower has the right, subject to the satisfaction of certain conditions, to provide all or a portion of the insurance it is required to maintain under the related loan documents through an insurance company that is wholly owned by an affiliate of such related borrower, which is known as a ‘‘captive insurer’’. The related borrower currently maintains all property insurance for the property through a captive insurer. Such insurance company has been established in the District of Columbia and therefore is subject to the supervision of the District of Columbia Commissioner of Insurance and the insurance laws and regulations of the District of Columbia, and has been capitalized with an initial contribution of $3,000,000. In particular, such captive insurance company is subject to restrictions upon its licensors and delinquency proceedings instituted by the D.C. Commissioner of Insurance, which may result in delays or failures to pay under its policy covering the related mortgaged property. In addition, the related borrower may not have access to state guaranty funds in such an event. The loan documents require that the captive insurer re-insure its risk for losses other than those covered by TRIA. To the extent that such captive insurance company buys third party reinsurance coverage and the third party reinsurers fail to pay, the captive insurance company may not have sufficient funds to pay claims under the policy issued to the related borrower. Because such captive insurance company is a wholly owned subsidiary of an affiliate of the related borrower, to the extent that such affiliate becomes subject to a bankruptcy proceeding and the independent corporate existence of such captive insurance company is not respected, the assets of such captive insurance company could be applied to satisfy the claims of the creditors of such affiliate rather than the related borrower.

The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports obtained in connection with the origination of the mortgage loan concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. There may be certain limitations on the foregoing obligation to obtain earthquake insurance. In addition, it should be noted that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Thirty-two (32) of the mortgaged real properties, securing 28.0% of the Initial Mortgage Pool Balance, 28.8% of the Initial Loan Group 1 Balance and 19.6% of the Initial Loan Group 2 Balance, respectively, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. The related mortgage loan documents with respect to most of those mortgaged real properties, together with the related mortgage loan documents with respect to a significant number of mortgaged real properties located in various other states, generally require the related borrower to maintain windstorm insurance, except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located. Such windstorm insurance usually requires higher than customary deductibles.

Various forms of insurance maintained with respect to any of the mortgaged real properties for the underlying mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See ‘‘Risk Factors—Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses’’ in the accompanying base prospectus.

The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions and/or exclusions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2007-C7 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers’ title to the subject mortgaged real property.

Assessments of Property Condition

Property Inspections.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

Appraisals.    Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within approximately 12 months of the origination of the related mortgage loan that we intend to include in the trust and generally have not been updated. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The dates of the subject appraisals, or appraisal updates, and the resulting appraised values are shown on Annex A-1 to this prospectus supplement, but neither we nor any of our affiliates makes any representations or warranties with respect to any such appraised values. Further, it is possible that the market values of the mortgaged real properties for any underlying mortgage loan have declined since the respective dates of those appraisals.

Environmental Assessments.    With respect to each of the mortgaged real properties securing the underlying mortgage loans, in connection with the origination of such loans, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or conducted a transaction screen, as described under ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this prospectus supplement.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, then this could result in a claim for damages by any party injured by the condition. In addition, in certain cases the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged real property. Further, in certain cases, the environmental assessments described above identified potential and, in some cases, serious environmental problems, at properties adjacent or otherwise near to the related mortgaged real properties. See ‘‘Risk Factors—Lending on Income-Producing Real Properties Entails Environmental Risks’’ in this prospectus supplement for a discussion of certain environmental conditions identified at some of the mortgaged real properties securing mortgage loans that we intend to include in our trust.

The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to above and has not been independently verified by us, the underwriters or any of our or its respective affiliates.

Environmental Insurance.    Certain mortgaged real properties securing the underlying mortgage loans may, in each case, be covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

1.	With respect to secured creditor impaired property policies which provide full loan balance coverage, if during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to 10% of the outstanding balance on the date of default. Under the policy, a ‘‘pollution condition’’ is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive. With respect to certain other secured creditor impaired property policies, policy terms may limit the coverage under such policies to the lesser of actual losses resulting from such pollution condition or the amount of the related mortgage loan.

2.	If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

3.	If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See ‘‘—Property, Liability and Other Insurance’’ above.

The premium for the secured creditor impaired property policies described above has been paid in full as of the Issue Date.

Engineering Assessments.    In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm’s estimated cost of the recommended repairs, corrections or replacements to assure their completion.

Assignment of the Underlying Mortgage Loans

On or before the Issue Date, we will acquire pursuant to one or more mortgage loan purchase agreements—

•	44 mortgage loans, with an aggregate cut-off date principal balance of $1,705,383,371, from the Lehman Mortgage Loan Seller;

•	37 mortgage loans, with an aggregate cut-off date principal balance of $1,120,456,370, from the UBS Mortgage Loan Seller; and

•	19 mortgage loans, with an aggregate cut-off date principal balance of $344,405,187, from the KeyBank Mortgage Loan Seller.

We will transfer to the trustee, for the benefit of the series 2007-C7 certificateholders, all of the mortgage loans that we so acquire from the Lehman Mortgage Loan Seller, the UBS Mortgage Loan Seller and the KeyBank Mortgage Loan Seller.

In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee. In connection with the foregoing transfers, we will be required to deliver to the trustee, with respect to each Lehman Mortgage Loan, and each of the UBS Mortgage Loan Seller and the KeyBank Mortgage Loan Seller will be required to deliver to the trustee, with respect to each mortgage loan contributed by it to the series 2007-C7 commercial mortgage securitization, the following documents, among others:

•	either—

1.	the original promissory note(s) evidencing that mortgage loan, or

2.	if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

•	the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

•	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

•	either—

1.	an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to a mortgage instrument that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording;

•	either—

1.	an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording; and

•	an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a ‘‘marked-up’’ commitment for title insurance or a pro forma policy.

provided that the Lehman Mortgage Loan Seller, in the case of the Innkeepers Portfolio Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of the Sears Tower Mortgage Loan, will only be obligated to deliver the original promissory note evidencing that mortgage loan, a copy of the related Co-Lender Agreement and a copy of the agreement governing the servicing of that mortgage loan.

The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series 2007-C7 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee’s review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

The above loan documents, among others, with respect to the Innkeepers Portfolio Mortgage Loan (with the exception of the original mortgage note evidencing the Innkeepers Portfolio Mortgage Loan) have been delivered to LaSalle Bank National Association, as trustee under the series 2007-C6 pooling and servicing agreement, which governs the securitization of a pool of commercial and multifamily mortgage loans that includes the Innkeepers Portfolio Pari Passu Non-Trust Loan.

The above loan documents, among others, with respect to the Sears Tower Mortgage Loan (with the exception of the original mortgage note evidencing the Sears Tower Mortgage Loan) have been delivered to LaSalle Bank National Association, as trustee under the series 2007-C2 pooling and servicing agreement, which governs the securitization of a pool of commercial and multifamily mortgage loans that includes the Sears Tower Note A Non-Trust Loan.

The trustee may appoint, at the trustee’s expense, one or more custodians to hold all or a portion of the mortgage files as agent for the trustee, which custodian may not be the depositor, any mortgage loan seller or any affiliate of any of them. Neither the master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series 2007-C7 pooling and servicing agreement. The trustee may enter into an agreement to appoint a custodian which is not the trustee, so long as that agreement: (a) is consistent with the series 2007-C7 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series 2007-C7 pooling and servicing agreement; (b) provides that if the trustee no longer acts in the capacity of trustee thereunder, the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under the subject agreement or, alternatively, may terminate that agreement without cause and without payment of any penalty or termination fee; and (c) may provide that the related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent that such indemnification would be permitted for any other agent of the trustee. See ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series 2007-C7 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The series 2007-C7 pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in therein. LaSalle itself will act as initial custodian on behalf of the trustee. See ‘‘Transaction Participants—The Trustees—The Initial Trustee’’ in this prospectus supplement for a discussion of the procedures to be employed by LaSalle in connection with the safekeeping and preservation of the documents with respect to the underlying mortgage loans.

If, as provided in the series 2007-C7 pooling and servicing agreement and/or the related mortgage loan purchase agreement—

•	any of the above-described documents required to be delivered to the trustee by us or the related mortgage loan seller, as applicable, is not delivered,

•	we or the related mortgage loan seller, as applicable, are notified of the missing document, and

•	either (a) we, in the case of a Lehman Mortgage Loan, or the related mortgage loan seller, in the case of any other underlying mortgage loan, agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such omission materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a document omission that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2007-C7 certificates, and (ii) with respect to any notice of a document omission that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice, then the omission will constitute a ‘‘Material Document Omission’’ as to which the trust will have the rights against us or the related mortgage loan seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Within a specified period following the later of—

•	the Issue Date, and

•	the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of us, in the case of each Lehman Mortgage Loan, or the related mortgage loan seller, in the case of each other underlying mortgage loan, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

In addition to the foregoing, we, with respect to each Lehman Mortgage Loan (other than an Outside Serviced Trust Mortgage Loan), and the related mortgage loan seller with respect to each other underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan), will be required to deliver to the master servicer, each within a specified period of time following the Issue Date, the documents required to be included in the related Servicing File pursuant to the series 2007-C7 pooling and servicing agreement for the subject underlying mortgage loan, but only to the extent such documents: (a) were delivered in connection with the origination of such underlying mortgage loan, (b) are reasonably necessary for the ongoing administration or servicing of such underlying mortgage loan by the master servicer or the special servicer in connection with its duties under the series 2007-C7 pooling and servicing agreement, and (c) are in our possession or under our control, or in the possession or under the control of the related mortgage loan seller, as applicable; provided that neither we nor the related mortgage loan seller will be required to deliver any draft documents, privileged or other communications or correspondence, credit underwriting or due diligence analyses or information, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations. With respect to each underlying mortgage loan, within a specified period of time following the Issue Date, the master servicer will be required to certify solely as to its receipt, but not the sufficiency or accuracy, of the documents constituting the Servicing File that are then in its possession. In addition, if any document required to be included in the related Servicing File and delivered to the master servicer with respect to any underlying mortgage loan, is not so delivered, and if a written request therefor is not made to us, in the case of a Lehman Mortgage Loan, or the related mortgage loan seller, in the case of any other underlying mortgage loan, within approximately 18 months of the date of the certification referred to in the preceding sentence, then neither we nor the related mortgage loan seller, as applicable, will have any further obligation to deliver such document with respect to the subject mortgage loan. The master servicer will not be under any duty or obligation to inspect, review or examine any of the documents constituting the Servicing File to determine whether they are valid, effective, enforceable or otherwise appropriate for the represented purpose and will not be obligated to pursue any remedies against us or the related mortgage loan seller, as the case may be, in the event those documents are not delivered.

Representations and Warranties

As of the Issue Date, and subject to certain exceptions (including, without limitation, any conflicting disclosure contained in this prospectus supplement), we will make, with respect to each Lehman Mortgage Loan, and the related mortgage loan seller will make, with respect to each other mortgage loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

•	The information pertaining to the mortgage loan set forth in the mortgage loan schedule attached to the series 2007-C7 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

•	To the actual knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

•	The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

•	The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related mortgaged real property; and there is no requirement for future advances thereunder.

•	The promissory note, each mortgage instrument and each assignment of leases and rents, if separate from the related mortgage instrument, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws affecting the enforcement of creditors’ rights generally and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) of this bullet, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the lender’s realization of the principal benefits and/or security provided by the subject agreement or instrument.

•	Subject to the exceptions and limitations on enforceability set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

•	The assignment of each related mortgage instrument in favor of the trustee (or, in the case of the Innkeepers Portfolio Mortgage Loan, the trustee under the series 2007-C6 pooling and servicing agreement or, in the case of the Sears Tower Mortgage Loan, the trustee under the series 2007-C2 pooling and servicing agreement) constitutes the legal, valid, binding and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘Representations and Warranties’’ section, enforceable assignment of that mortgage instrument to the trustee.

•	Each related mortgage instrument is a valid and, subject to the exceptions and limitations set forth in the fifth bullet under this ‘‘—Representations and Warranties’’ section, enforceable first lien on the related mortgaged real property, which mortgaged real property is free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances, and except that the mortgage instrument relating to each underlying mortgage loan that is part of a Loan Combination also secures one or more related Non-Trust Loans that will not be included in the trust. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the benefits of the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).

•	All taxes and governmental assessments which, in all such cases, were directly related to the subject mortgaged real property and could constitute liens on the subject mortgaged real property prior to the lien of the related mortgage, and that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

•	To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of any related mortgaged real property that materially affects its value, and such related mortgaged real property was free of material damage.

•	A nationally recognized title insurance company has issued an ALTA (or its equivalent) lender’s title insurance policy insuring that the mortgage is a valid first lien on the mortgaged real property subject only to Permitted Encumbrances.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, except where a tenant is permitted under a lease to insure or self-insure or is required to restore the premises or a related sponsor has agreed to be responsible for certain losses due to windstorm or certain acts of terrorism, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property; provided that the insurance for acts of terrorism and the amount thereof may be limited by the commercial availability of such coverage, whether the lender may reasonably require such insurance, cost limitations and/or whether such hazards are commonly insured against for similar properties.

•	Other than payments due but not yet 30 days or more delinquent, to the actual knowledge of the representing party, no material default, breach, violation or event of acceleration exists under the related mortgage loan documents, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration exists under any of such documents.

•	As of the Issue Date, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

•	Subject to certain identified exceptions, the related mortgage loan documents do not provide for or permit, without the prior written consent of the holder of the related mortgage note or the satisfaction of certain conditions in the related mortgage, any related mortgaged real property or any direct controlling interest in the borrower to secure any other promissory note or debt (other than another mortgage loan in the trust or a Non-Trust Loan which is part of a Loan Combination).

•	One or more environmental site assessments, or updates thereof were performed with respect to each mortgaged real property during the 12-month period preceding the cut-off date and none of the environmental reports reveal any circumstances or conditions that are in violation of any applicable environmental laws, or if such report does reveal such circumstances, then such report also identifies one or more factors mitigating such circumstances. Additionally, the borrower has represented and warranted generally to the effect that, to its knowledge, except as set forth in the environmental reports described above, it has not used, caused or permitted to exist, and will not use, cause or permit to exist, on the mortgaged real property, any hazardous materials in any manner which violates applicable environmental laws.

•	The related mortgage loans documents require the borrower to comply with applicable environmental laws.

•	To the actual knowledge of the representing party, as of the date of origination of the mortgage loan, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

•	The mortgage loan documents do not provide for any contingent interest in the cash flow of the related mortgaged real property.

•	Subject to certain identified exceptions, the related mortgage loan contains provisions for the acceleration thereof if, without the prior written consent of the lender, confirmation from the applicable rating agencies that the ratings assigned to the series 2007-C7 certificates will not be withdrawn, qualified or downgraded and/or the satisfaction of certain conditions, any related mortgaged real property, or any direct controlling interest in the borrower is directly encumbered in connection with subordinate financing. Subject to certain identified exceptions, the representing party has not consented to such subordinate financing. To the representing party’s knowledge, subject to certain identified exceptions, the related mortgaged real property is not encumbered in connection with subordinate financing and none of the direct controlling equity holders in the related borrower have incurred debt secured by such interest in the related borrower.

•	Subject to certain identified exceptions, and except with respect to transfers of certain non-controlling and/or minority interests in the related borrower as specified in the related mortgage loan documents or with respect to transfers of interests in the related borrower between affiliates, principals and/or immediate family members and with respect to transfers by devise, by descent or by operation of law or otherwise upon the death or incapacity of a person having an interest in the related borrower, the mortgage loan documents contain provisions for the acceleration of the mortgage loan if any related mortgaged real property or interest therein is directly or indirectly transferred or sold without the prior written consent of the lender, rating agency confirmation, or the satisfaction of certain conditions.

•	Subject to certain identified exceptions, none of the material terms of the mortgage loan documents have been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded by the mortgage lender, and no material portion of the mortgaged real property has been released from the lien of the related mortgage.

•	The related mortgage loan documents do not provide for the release from the lien of the mortgage of any material portion of the related mortgaged real property that is necessary to the operation of such mortgaged real property or was given material value in the underwriting of such mortgage loan at origination, without requiring payment of the loan in full, payment of a specified release price, or the delivery of defeasance collateral or acceptable substitute collateral.

•	The borrower has covenanted in the mortgage loan documents to maintain the mortgaged real property in compliance in all material respects with, to the extent it is not grandfathered under, all applicable laws, zoning ordinances, rules, covenants and restrictions affecting the construction, occupancy, use and operation of such mortgaged real property. The representing party has received no notice of any material violation of, to the extent is has not been grandfathered under, such laws, ordinances, rules, covenants and restrictions which is not affirmatively covered by the lender’s title insurance policy.

•	Generally the borrower is obligated by its organizational documents or the related mortgage loan documents or both to be, for the term of the mortgage loan, an entity that is formed or organized solely for the purpose of owning and operating one or more of the mortgaged properties securing such mortgage loan and is prohibited from engaging in any business unrelated to the mortgaged real property, does not have any material assets other than those related to its interest in and operation of the mortgaged real property and may not incur indebtedness other than as permitted by the mortgage loan documents.

•	To the actual knowledge of the representing party, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the borrower or any mortgaged real property the adverse determination of which would materially and adversely affect the value of the mortgaged real property or the ability of the borrower to pay principal, interest or any other amounts due under the mortgage loan.

•	To the actual knowledge of the representing party, the mortgaged real property is not collateral or security for any mortgage loan that is not in the trust, other than a related Non-Trust Loan.

•	None of improvements on the mortgaged real property are located in a flood hazard area as defined by the Federal Insurance Administration, or if any of such improvements are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards falling within zones A or V in the national flood insurance program, the borrower is required to maintain flood insurance.

•	One or more engineering assessments, or assessment updates, were performed with respect to the mortgaged real property during the 12-month period preceding the cut-off date and, to the extent the assessments revealed material deficiencies or deferred maintenance the related loan documents provide for reserves, escrows or other security and/or require the borrower to effect repairs.

•	The borrower has represented in the mortgage loan documents that all material licenses, permits and authorizations then required for use of the related mortgaged real property by such borrower, the related lessee, franchisor or operator were issued and were then valid and in full force and effect.

•	If the mortgage loan is secured in whole or in material part by the interest of the borrower as a lessee under a ground lease but not by the fee interest in that property, then, subject to certain identified exceptions: (a) the ground lease or a memorandum thereof has been recorded; (b) all lessor consents required for the operation of the leasehold mortgage have been or will be obtained; (c) upon a foreclosure of the leasehold mortgage, the ground lease can be assigned to the lender; (d) the ground lease cannot be modified without the lender’s consent; (e) the ground lease is in full force and effect; (f) to the actual knowledge of the representing party, there are no current material defaults under the ground lease; (g) the ground lease—or an estoppel or consent letter—requires notices of default to be delivered to the lender; (h) the lender can enter a new ground lease if the current ground lease is terminated, provided the lender cures any then-existing defaults; (i) the lender will have an opportunity to cure lessee defaults; and (j) the ground lease has a current term—including options—which exceeds the mortgage loan maturity date.

•	If the mortgage loan is secured by the interest of the related borrower under a ground lease and also by the fee interest in the same property, then the fee mortgage is a first lien on such fee interest, subject only to Permitted Encumbrances.

•	The mortgaged real property currently does, or, within a time period specified in the mortgage loan documents, constitutes, or will constitute one or more complete separate tax lots.

•	If the mortgage loan permits defeasance, the mortgage loan documents require the borrower to pay all reasonable costs associated with the defeasance thereof, and provide either that the lender consent in advance, the borrower comply with the requirements set forth therein for defeasance, or defeasance not occur prior to the second anniversary of the Issue Date and then with defeasance collateral consisting of Government Securities sufficient to make all scheduled payments under the mortgage note or, for a partial defeasance, to make all scheduled payments under the mortgage note equal to at least 100% of the allocated loan amount for the portion of the mortgaged real property being released.

•	As of origination, the mortgaged real property is free and clear of mechanics’ and materialmen’s liens that are not bonded, insured against or escrowed for, and no claims exist that under law could give rise to any such lien that would be prior or equal to the lien of the mortgage unless affirmatively covered by the lender’s title insurance policy in any jurisdiction where such coverage is available.

The foregoing representations and warranties are subject to certain exceptions, including, without limitation, any conflicting disclosure contained in this prospectus supplement.

If, as provided in the series 2007-C7 pooling and servicing agreement and/or the related mortgage loan purchase agreement—

•	there exists a breach of any of the above-described representations and warranties made by us or the related mortgage loan seller, as applicable,

•	we or the related mortgage loan seller, as applicable, are notified of the breach, and

•	either (a) we, in the case of a Lehman Mortgage Loan, or the related mortgage loan seller, in the case of any other mortgage loan that we include in the trust, agree that, or (b) an arbitration panel makes a binding determination that, in the case of (a) or (b), such breach materially and adversely affects the value of the subject underlying mortgage loan, such material and adverse effect to be determined (i) with respect to any notice of a breach that is delivered within the 24-month period following the Issue Date, as of the pricing date for the series 2007-C7 certificates, and (ii) with respect to any notice of a breach that is delivered subsequent to the 24-month period following the Issue Date, as of the date of such notice, then that breach will be a ‘‘Material Breach’’ as to which the trust will have the rights against us or the related mortgage loan seller, as applicable, that are described under ‘‘—Cures and Repurchases’’ below.

Cures and Repurchases

If there exists a Material Breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the related mortgage loan seller with respect to any other mortgage loans that we include in the trust, as discussed under ‘‘—Representations and Warranties’’ above, or if there exists a Material Document Omission with respect to any underlying mortgage loan, as discussed under ‘‘—Assignment of the Underlying Mortgage Loans’’ above, then we, in the case of a Lehman Mortgage Loan, and the related mortgage loan seller, in the case of any other underlying mortgage loan, will be required either:

•	to cure that Material Breach or Material Document Omission, as the case may be, in all material respects,

•	at our option (in the case of a Lehman Mortgage Loan) or at the option of the related mortgage loan seller (in the case of any other mortgage loan that we include in the trust), in the event that such party determines that such Material Breach or Material Document Omission cannot be cured, to pay an amount (which would be held in a reserve fund and applied to any losses on and expenses related to the subject underlying mortgage loan) equal to the loss of value directly attributed to such Material Breach or Material Document Omission, provided that there can be no assurance that any such loss of value payment will, in fact, cover the amount of actual losses and expenses incurred by the trust in connection with the subject underlying mortgage loan, including unpaid special servicing compensation and other related costs and expenses, and provided, further, that the foregoing loss of value payment option will not be available if 95% or more of the loss of value of the subject underlying mortgage loan was caused by the subject Material Breach or Material Document Omission, as applicable, and the subject Material Breach or Material Document Omission is not capable of being cured, or

•	to repurchase the affected mortgage loan at a price generally equal to the sum of—

1.	the unpaid principal balance of that mortgage loan at the time of purchase, plus

2.	all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

3.	all unreimbursed servicing advances made under the series 2007-C7 pooling and servicing agreement with respect to that mortgage loan, plus

4.	all unpaid interest accrued on advances made under the series 2007-C7 pooling and servicing agreement with respect to that mortgage loan, plus

5.	subject to certain limitations, to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan (including any liquidation fee, if payable under the series 2007-C7 pooling and servicing agreement).

The time period within which we or the related mortgage loan seller, as applicable, must complete that cure or repurchase will generally be limited to either (a) 30 days following the date on which we, in the case of a Lehman Mortgage Loan, or the related mortgage loan seller, in the case of any other mortgage loan that we include in the trust, as the case may be, agree that, or (b) 30 days after an arbitration panel makes a binding determination that, in the case of (a) or (b), as applicable, a Material Breach or a Material Document Omission, as the case may be, exists. However, if we or the related mortgage loan seller, as applicable, are diligently attempting to correct the problem, then, with limited exception, we or it, as the case may be, will be entitled to as much as an additional 90 days (in the case of clause (a) above in this paragraph) or 45 days (in the case of clause (b) above in this paragraph), or more in the case of a Material Document Omission resulting from the failure of the responsible party to have received the recorded documents, to complete that cure or repurchase.

If a Material Breach or a Material Document Omission exists with respect to any underlying mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series 2007-C7 controlling class representative so consents, then we or the related mortgage loan seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of—

•	determining whether the subject breach or document omission materially and adversely affects the value of that cross-collateralized group, and

•	the application of remedies.

The cure/payment/repurchase obligations of us and the related mortgage loan sellers described above will constitute the sole remedies available to the series 2007-C7 certificateholders in connection with a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust.

In connection with the enforcement of any cure/payment/repurchase obligations against us or the related mortgage loan seller, as applicable, relating to a Material Breach or a Material Document Omission with respect to any mortgage loan in the trust, the parties to the series 2007-C7 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement have agreed that any claims with respect thereto are to be resolved through non-binding mediation and, if an agreement with respect to the subject Material Breach or a Material Document Omission is not reached through non-binding mediation after a period of approximately 90 days following the commencement thereof, then through a binding arbitration proceeding conducted in accordance with the terms of the series 2007-C7 pooling and servicing agreement, the applicable mortgage loan purchase agreement and the American Arbitration Association Rules for Large Complex Disputes. We, each related mortgage loan seller, and the other parties to the series 2007-C7 pooling and servicing agreement have waived the right to resolve any claim related to the enforcement of any cure/payment/repurchase obligations against us or the related mortgage loan seller, as applicable, in connection with a Material Breach or a Material Document Omission through the judicial process.

Further, no other person will be obligated to cure, pay loss of value or repurchase any affected mortgage loan in connection with, or otherwise address, a Material Breach or a Material Document Omission, if we or the related mortgage loan seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the related mortgage loan seller will have sufficient assets to cure, pay the loss of value or repurchase a mortgage loan if required to do so.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the underlying mortgage loans on or before the cut-off date. Prior to the Issue Date, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the underlying mortgage loans described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

A copy of the series 2007-C7 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K. In addition, if and to the extent that any material terms of the series 2007-C7 pooling and servicing agreement or the exhibits thereto have not been disclosed in this prospectus supplement, then the series 2007-C7 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue Date. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See ‘‘Available Information’’ in the accompanying base prospectus.

TRANSACTION PARTICIPANTS

The Issuing Entity

The issuing entity with respect to the series 2007-C7 certificates will be the LB-UBS Commercial Mortgage Trust 2007-C7, a common law trust created under the laws of the State of New York pursuant to the series 2007-C7 pooling and servicing agreement. LB-UBS Commercial Mortgage Trust 2007-C7 is sometimes referred to in this prospectus supplement as the ‘‘trust’’ or the ‘‘trust fund.’’ We will transfer the underlying mortgage loans to the issuing entity in exchange for the series 2007-C7 certificates being issued to us or at our direction.

The trust’s activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement, and except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the trust will be created pursuant to the series 2007-C7 pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the series 2007-C7 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

The trust will not have any directors, officers or employees. The trustee, the master servicer and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the series 2007-C7 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a ‘‘business trust.’’

The Depositor

The depositor is Structured Asset Securities Corporation II, a Delaware corporation and a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. The depositor’s principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. The depositor is only engaged in the securitization of commercial and multifamily mortgage loans and has been since it was organized in October 2002. See ‘‘Transaction Participants—The Depositor’’ in the accompanying base prospectus.

The Sponsors

Lehman Brothers Holdings Inc.    Lehman Brothers Holdings Inc. will act as co-sponsor of the series 2007-C7 transaction. Lehman Brothers Holdings Inc., a Delaware corporation (‘‘LBHI’’), was founded in 1850 and its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A. LBHI is our affiliate and an affiliate of Lehman Brothers Inc., one of the underwriters.

LBHI, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. LBHI has been engaged in the securitization of assets since 1987 and in the securitization of multifamily and commercial mortgage loans since 1991. LBHI and its affiliates securitized approximately (a) $9.0 billion of multifamily and commercial mortgage loans during fiscal year 2003, (b) $9.7 billion of multifamily and commercial mortgage loans during fiscal year 2004, (c) $11.4 billion of multifamily and commercial mortgage loans during fiscal year 2005, (d) over $15.0 billion of multifamily and commercial mortgage loans during fiscal year 2006 and (e) over $10.5 billion of multifamily and commercial mortgage loans during fiscal year 2007 through the cut-off date.

LBHI and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad and have been engaged in the origination of commercial mortgage loans since 1994. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by LBHI and its affiliates have been originated, directly or through correspondents, by LBHI or an affiliate.

For further information about LBHI and its affiliates, the general character if its business, its securitization program and a general discussion of LBHI’s procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see ‘‘The Sponsor’’ in the accompanying base prospectus.

UBS Real Estate Securities Inc.    UBS Real Estate Securities Inc., a Delaware corporation (‘‘UBSRESI’’), is one of the sponsors and one of the mortgage loan sellers, and is an affiliate of UBS Securities LLC, one of the underwriters. UBSRESI is an indirect subsidiary of UBS AG, and its executive offices are located at 1285 Avenue of the Americas, 11th Floor, New York, New York 10019.

UBS AG provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSRESI has engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization and portfolio. Currently, UBSRESI engages in real estate acquisitions and finance, including mortgage-backed securitizations (of which the current securitization is the first with respect to commercial mortgage loans) and other structured financing arrangements. UBSRESI originates and purchases commercial and multifamily mortgage loans, some of which are originated or purchased primarily for securitization or resale. UBSRESI also acquires commercial real estate and originates fixed and floating rate mortgage loans and mezzanine loans to be held in a portfolio.

UBSRESI’s Securitization Program.    UBSRESI engages in mortgage securitizations and other structured financing arrangements. UBSRESI has been engaged in the securitization of a variety of assets since 1983, primarily relating to residential properties (generally, 1-4 family units). UBSRESI engaged in its first securitization of commercial mortgage loans in December 2006, in which it securitized $1,034,330,405.06 of financial assets, and securitized $4,890,927,965.66 of commercial mortgage loans in 2007 to date.

UBSRESI originates and acquires multifamily and commercial mortgage loans throughout the United States and abroad. The commercial mortgage loans originated or acquired and to be securitized by UBSRESI include both small balance and large balance fixed-rate and floating-rate loans. The commercial mortgage loans that will be sold by UBSRESI into a commercial loan securitization sponsored by UBSRESI will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBSRESI or an affiliate will generally transfer the mortgage assets to the depositor, who will then transfer those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Pursuant to a mortgage loan purchase agreement, UBSRESI will make certain representations and warranties, subject to certain exceptions set forth therein, to the depositor and will covenant to provide certain documents regarding the mortgage loans for which it acts as mortgage loan seller and, in connection with certain breaches thereof or certain defects with respect thereto, which breaches or defects are determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related mortgage loan purchase agreement, may have an obligation to repurchase such mortgage asset from the depositor, cure the subject defect or breach or substitute a qualified mortgage, as the case may be. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ in this prospectus supplement.

Neither UBSRESI nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBSRESI sells the right to be appointed servicer of its securitized loans to third-party servicers.

Underwriting Guidelines and Processes.    Set forth below is a discussion of certain general underwriting guidelines with respect to multifamily and commercial mortgage loans originated by UBSRESI or an affiliate from which UBSRESI acquires mortgage loans.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

A.    Loan Analysis.    Generally both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

B.    Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated must be approved by a loan committee which includes senior personnel from UBSRESI or its affiliates, as applicable. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C.    Debt Service Coverage Ratio and LTV Ratio.    The underwriting includes a calculation of the debt service coverage ratio (the ‘‘DSCR’’) and loan-to-value ratio (the ‘‘LTV’’) in connection with the origination of a loan.

The DSCR will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSRESI or its affiliates, as applicable and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the DSCR for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. LTV, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower DSCR and/or a higher LTV if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

D.    Additional Debt.    Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBSRESI or its affiliates may be the lender on that additional debt.

The DSCRs described above may be lower based on the inclusion of the payments related to such additional debt and the LTVs described above may be higher based on the inclusion of the amount of any such additional debt.

E.    Assessments of Property Condition.    As part of the underwriting process, the property assessments and reports described below will be obtained:

(1)	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meet the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(2)	Environmental Assessment. In most cases, a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSRESI or its affiliates, as applicable, or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, additional environmental testing may be required, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(3)	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(4)	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

F.    Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, it will generally be examined whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

G.    Escrow Requirements.    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, a borrower may be required under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSRESI or its affiliates. Furthermore, an alternative to a cash escrow or reserve from a borrower may be accepted, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—Underwriting Standards’’ section, we may purchase mortgage loans from UBSRESI for inclusion in the trust fund which vary from, or do not comply with, UBSRESI’s underwriting guidelines. In addition, in some cases, UBSRESI and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

KeyBank National Association.    KeyBank National Association (‘‘KeyBank’’) is a co-sponsor of the series 2007-C7 transaction and is one of the mortgage loan sellers. KeyBank is the seller of 19 of the underlying mortgage loans with an aggregate cut-off date principal balance of $344,405,187, which mortgage loans collectively represent 10.9% of the Initial Mortgage Pool Balance and all of which loans were underwritten and originated by KeyBank. KeyBank is a national banking association that is a wholly-owned subsidiary of KeyCorp (NYSE: KEY). KeyBank is the parent of KeyCorp Real Estate Capital Markets, Inc., a primary servicer. KeyBank maintains it primary offices at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank has approximately 950 banking centers located in 13 states. As of June 30, 2007, KeyBank had total assets of approximately $89.930 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $83.091 billion and approximately $6.839 billion in stockholder’s equity.

KeyBank provides financial services, including commercial real estate financing, throughout the United States. In 2006, KeyBank’s Real Estate Capital Group originated a total of $16.0 billion in construction, development, permanent and private equity loans from 32 offices nationwide. Of this total, $3.3 billion was originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, or sale to life insurance companies and pension funds.

KeyBank began selling commercial mortgage loans into CMBS transactions in 2000. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed rate and are secured primarily by retail, office, multifamily, industrial, self-storage, and hospitality properties. As of December 31, 2006, KeyBank had originated approximately $8.2 billion of commercial mortgage loans that have been securitized in 33 securitization transactions. The following table sets forth information for the past three years regarding the amount of commercial mortgage loans that KeyBank (i) originated for the purposes of securitization in CMBS transactions and (ii) actually securitized in CMBS transactions (which amounts include mortgage loans that were originated or purchased by KeyBank).

	Year (Amts in $ billions)
	2004	2005	2006
Originated by KeyBank	1.213	1.385	2.221
Total Commercial Mortgage Loans Securitized	1.099	1.323	1.905

Generally, KeyBank originates the commercial mortgage loans that it contributes to CMBS transactions. However, if KeyBank purchases mortgage loans from third-party originators (which mortgage loans may have been originated using underwriting guidelines not established by KeyBank), KeyBank re-underwrites those mortgage loans and performs other procedures to ascertain the quality of those mortgage loans, which procedures are subject to approval by a credit officer of KeyBank.

KeyBank originates commercial mortgage loans and, together with other sponsors or loan sellers, participates in a securitization by transferring the mortgage loans to an unaffiliated securitization depositor, which then transfers the mortgage loans to the issuing entity for the related securitization. KeyBank initially selects the mortgage loans that it will contribute to the securitization, but it has no input on the mortgage loans contributed by other sponsors or loan sellers. KeyBank generally participates in securitizations with multiple mortgage loan sellers and an unaffiliated depositor. KeyBank’s wholly-owned subsidiary, KeyCorp Real Estate Capital Markets, Inc., acts as the primary servicer of KeyBank’s commercial mortgage loans that are securitized (including those included in the series 2007-C7 commercial mortgage securitization transaction) and, in most cases, acts as a master servicer for securitizations in which KeyBank participates. Other than the securitization of commercial mortgage loans, KeyBank securitizes federal and private student loans that it originates or purchases from third parties.

KeyBank’s Underwriting Standards.

A.    General.    Set forth below is a general discussion of certain of KeyBank’s underwriting guidelines for originating commercial mortgage loans. KeyBank also generally applies these underwriting guidelines when it re-underwrites commercial mortgage loans acquired from third-party originators. KeyBank generally does not outsource to third parties any credit underwriting decisions or originating duties other than those services performed by providers of environmental, engineering and appraisal reports and other related consulting services.

The underwriting and origination procedures and credit analysis described below may vary from one commercial mortgage loan to another based on the unique circumstances of the related commercial property (including its type, current use, size, location, market conditions, tenants and leases, performance history and/or other factors), and KeyBank may, on a case-by-case basis, permit exceptions to its underwriting guidelines based upon other compensating factors. Consequently, there can be no assurance that the underwriting of any particular underlying mortgage loan sold into this transaction by KeyBank strictly conformed to the general guidelines described in this ‘‘—KeyBank’s Underwriting Standards’’ section.

B.    Loan Analysis.    KeyBank generally performs both a credit analysis and a collateral analysis for each commercial mortgage loan as well as a site inspection of the related real property collateral. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches as well as searches to determine OFAC and Patriot Act compliance. Generally, borrowers of loans greater than $4.0 million are required to be special-purpose entities, although exceptions are made on a case-by-case basis. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. KeyBank’s credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, property condition reports and seismic reports, if applicable.

C.    Loan Approval.    Prior to commitment, all commercial mortgage loans to be originated or purchased by KeyBank must be approved by a dedicated credit officer of KeyBank. The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

D.    Debt Service Coverage Ratio and Loan-to-Value Ratio.    KeyBank’s underwriting includes a calculation of the debt service coverage ratio in connection with the origination of a commercial mortgage loan. The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the subject property as determined by KeyBank and payments on the mortgage loan based on actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral, and there is no assurance that those assumptions or adjustments will, in fact, be consistent with actual property performance. KeyBank’s underwriting also generally includes a calculation of the loan-to-value ratio of a prospective commercial mortgage loan in connection with its origination. In general, the loan-to-value ratio of a commercial mortgage loan at any given time is the ratio, expressed as a percentage, of (i) the then outstanding principal balance of the mortgage loan, to (ii) the estimated value of the related real property collateral based on an appraisal. See also the definition of ‘‘Underwritten Net Cash Flow’’ in the ‘‘Glossary’’ to this prospectus supplement and ‘‘Exhibit A-1- Characteristics of the Underlying Mortgage Loans and the Mortgaged Real Properties’’ in this prospectus supplement.

E.    Property Assessments.    As part of its underwriting process, KeyBank will obtain the following property assessments.

F.    Appraisals.    KeyBank will require independent appraisals in connection with the origination of each commercial mortgage loan that meet the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as adopted by the Appraisal Standards Board of the Appraisal Foundation and the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

G.    Environmental Assessment.    KeyBank will require a Phase I environmental assessment with respect to the real property collateral for a prospective commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Depending on the findings of the initial environmental assessment, KeyBank may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy, an escrow of funds or a guaranty or indemnity with respect to environmental matters.

H.    Property Condition Assessment.    KeyBank will require that an engineering firm inspect the real property collateral for any prospective commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

I.    Seismic Report.    If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, KeyBank may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, KeyBank may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

J.    Zoning and Building Code Compliance.    KeyBank will generally examine whether the use and occupancy of the subject real property collateral securing a commercial mortgage loan is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering, appraisal or consulting reports; and/or representations by the related borrower.

K.    Escrow Requirements.    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, KeyBank may require a borrower under a commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, potential re-tenanting expenses and/or environmental remediation. KeyBank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by KeyBank. Furthermore, KeyBank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—KeyBank’s Underwriting Standards’’ section, the depositor may purchase underlying mortgage loans for transfer to the issuing entity that vary from, or do not comply with, KeyBank’s underwriting guidelines.

Mortgage Loan Sellers

LBHI and/or an affiliate thereof, UBSRESI and KeyBank will be the mortgage loan sellers for the series 2007-C7 securitization transaction. See ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans’’ for further information on our acquisition of the underlying mortgage loans.

The Servicers

General.    The parties primarily responsible for servicing the underlying mortgage loans include the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the series 2007-C7 pooling and servicing agreement, and are described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus. In addition, as permitted under the series 2007-C7 pooling and servicing agreement, the master servicer and/or special servicer may delegate their respective servicing obligations to one or more sub-servicers and/or agents. With respect to most of the underlying mortgage loans, the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions. However, with respect to certain underlying mortgage loans or groups of underlying mortgage loans, including all of the KeyBank Mortgage Loans, the master servicer has engaged or will engage a sub-servicer, and the master servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool. Except for KRECM, no such sub-servicer is expected to primary service mortgage loan representing more than 10% of the Initial Mortgage Pool Balance. See ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Sub-Servicers’’ in this prospectus supplement.

The Initial Master Servicer.    Wachovia Bank, National Association (‘‘Wachovia’’) will be the initial master servicer under the series 2007-C7 pooling and servicing agreement, the initial master servicer of the Innkeepers Portfolio Loan Combination under the series 2007-C6 pooling and servicing agreement and the initial master servicer of the Sears Tower Loan Combination under the series 2007-C2 pooling and servicing agreement. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia is an affiliate of Wachovia Capital Markets, LLC, one of the underwriters. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on McCracken Financial Solutions software. Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2004	As of 12/31/2005	As of 12/31/2006	As of 9/30/2007
By Approximate Number	15,531	17,641	20,725	24,157
By Approximate Aggregate Unpaid Principal Balance (in billions)	$141.3	$182.5	$262.1	$345.2

Within this portfolio, as of September 30, 2007, are approximately 20,582 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $285.0 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio as of September 30, 2007 were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico, and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Approximate Securitized Master Serviced Portfolio (UPB).*	Approximate Outstanding Advances (P&I and SA)*	Approximate Outstanding Advances as % of UPB
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%
December 31, 2006	$201,283,960,215	$162,396,491	0.1%

*    ‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘SA’’ means servicing advances.

Pursuant to an interim servicing agreement between Wachovia and the UBS Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBS Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the UBS Mortgage Loan Seller. There are currently no outstanding servicing advances made by Wachovia on those underlying mortgage loans being contributed by the UBS Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust. Pursuant to an interim servicing agreement between Wachovia and the Lehman Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Lehman Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller. There are currently no outstanding servicing advances made by Wachovia on those underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller that were serviced by Wachovia prior to their inclusion in the trust.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are ‘‘A-1+’’ by S&P, ‘‘P-1’’ by Moody’s and ‘‘F1+’’ by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

Wachovia may perform any of its obligations under the series 2007-C7 pooling and servicing agreement, or with respect to the Innkeepers Portfolio Loan Combination, under the series 2007-C6 pooling and servicing agreement, or with respect to the Sears Tower Loan Combination, under the series 2007-C2 pooling and servicing agreement, through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

•	provision of Strategy and Strategy CS software;

•	identification, classification, imaging and storage of documents;

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance;

•	entry of rent roll information and property performance data from operating statements;

•	tracking and reporting of flood zone changes;

•	tracking, maintenance and payment of rents due under ground leases;

•	abstracting of insurance requirements contained in loan documents;

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

•	maintenance and storage of letters of credit;

•	tracking of anticipated repayment dates for loans with such terms;

•	reconciliation of deal pricing, tapes and annexes prior to securitization;

•	entry of new loan data and document collection;

•	initiation of loan payoff process and provision of payoff quotes;

•	printing, imaging and mailing of statements to borrowers;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

•	review of financial spreads performed by sub-servicers;

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which requests are subsequently submitted to Wachovia for approval; and

•	performance of UCC searches and filing of UCCs.

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Accounts’’ in this prospectus supplement (or, in the case of an Outside Serviced Trust Mortgage Loan, to any comparable account established under the governing servicing agreement) within the time required by the series 2007-C7 pooling and servicing agreement (or, in the case of an Outside Serviced Trust Mortgage Loan, required by the applicable governing servicing agreement). On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the series 2007-C7 certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this section titled ‘‘Transaction Participants—The Servicers—The Initial Master Servicer’’ regarding Wachovia has been provided by it.

Wachovia will make no representations as to the validity or sufficiency of the series 2007-C2, series 2007-C6 or series 2007-C7 pooling and servicing agreement, the series 2007-C2, series 2007-C6 or series 2007-C7 certificates, the underlying mortgage loans or this prospectus supplement.

The Initial Outside Master Servicer.    Wachovia will also be: (a) the initial master servicer of the Innkeepers Portfolio Loan Combination under the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6; and (b) the initial master servicer of the Sears Tower Loan Combination under the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2.

The Initial Special Servicer.    LNR Partners, Inc. (‘‘LNR Partners’’), a Florida corporation and a subsidiary of LNR Property Holdings Ltd. (‘‘LNR’’), will initially be appointed as special servicer for the mortgage pool (other than with respect to the Innkeepers Portfolio Mortgage Loan). Pursuant to the series 2007-C2 pooling and servicing agreement, LNR Partners acts as special servicer for the Sears Tower Loan Combination. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR, through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

•	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

•	investing in high-yielding real estate loans, and

•	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities (‘‘CMBS’’).

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series 2007-C7 and the series 2007-C2 pooling and servicing agreements, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 14 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 207 as of September 30, 2007. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion and (g) 149 domestic CMBS pools as of September 30, 2007 with a then current face value in excess of $244 billion. Additionally, LNR Partners has resolved over $18.0 billion of U.S. commercial and multifamily loans over the past 14 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006 and $0.5 billion for the nine months ended September 30, 2007.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina, California and Colorado, and in Europe, in England and Germany. As of September 30, 2007, LNR Partners had approximately 200 employees responsible for the special servicing of commercial real estate assets. As of September 30, 2007, LNR Partners and its affiliates specially service a portfolio, which included over 28,000 assets in the 50 states, the District of Columbia, Europe, the Caribbean, Guam and Mexico with a then current face value of over $320 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2007-C7 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the applicable servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch, respectively.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the series 2007-C7 and series 2007-C2 pooling and servicing agreements for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2007-C7 or series 2007-C2 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2007-C7 certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the applicable servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in three commercial mortgage securitization transactions. Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2007-C7 certificateholders.

LNR Partners is not an affiliate of the depositor, the sponsors, the issuing entity, the master servicer, the trustee, Midland, KRECM or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the series 2007-C7 certificates. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the offered certificates.

The information set forth in this section titled ‘‘Transaction Participants—The Servicers—The Initial Special Servicer’’ regarding LNR Partners has been provided by it.

    The Initial Outside Special Servicers.

The Innkeepers Portfolio Loan Combination.    Midland Loan Services, Inc. (‘‘Midland’’) is the initial special servicer of the Innkeepers Portfolio Loan Combination pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6. Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade CMBS by S&P, Moody’s and Fitch. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and Fitch. S&P ranks Midland as ‘‘Strong’’ and Fitch ranks Midland as ‘‘1’’ for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed and available electronically within Midland’s Enterprise!® Loan Management System. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the series 2007-C6 pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of September 30, 2007, Midland was servicing approximately 25,506 commercial and multifamily mortgage loans with a principal balance of approximately $231 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 17,537 of such loans, with a total principal balance of approximately $156 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of September 30, 2007, Midland was named the special servicer in approximately 144 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $104 billion. With respect to such transactions as of such date, Midland was administering approximately 111 assets with an outstanding principal balance of approximately $407 million.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2004 to 2006.

Portfolio Growth – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2004	2005	2006
CMBS	$70	$104	$139
Other	$28	$32	$61
Total	$98	$136	$200

Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transaction from 2004 to 2006.

Portfolio Growth – MBS Special Servicing	Calendar Year End (Approximate amounts in billions)
	2004	2005	2006
Total	$49	$65	$89

Midland may enter into one or more arrangements with the holders or beneficial owners of a majority interest in the controlling class of the series 2007-C6 certificates to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s continued appointment as special servicer under the series 2007-C6 pooling and servicing agreement.

The information set forth in this section titled ‘‘Transaction Participants—The Servicers—The Initial Outside Special Servicers’’ regarding Midland has been provided by it.

The Sears Tower Loan Combination.    LNR Partners will also be the initial special servicer of the Sears Tower Loan Combination pursuant to the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2.

The Initial Primary Servicer of the KeyBank Mortgage Loans.    KeyCorp Real Estate Capital Markets, Inc. (‘‘KRECM’’) will be a primary servicer in respect of all of the KeyBank Mortgage Loans, which have an aggregate cut-off date principal balance of $344,405,187. KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers and a sponsor. KeyBank National Association is a wholly-owned subsidiary of KeyCorp (NYSE: KEY). KRECM maintains servicing offices at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main Street, Suite 1000, Dallas, Texas 75201.

KRECM has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2004	12/31/2005	12/31/2006
By Approximate Number:	5,345	11,218	11,322
By Approximate Aggregate Principal Balance (in billions):	$34.094	$73.692	$94.726

Within this servicing portfolio are, as of December 31, 2006, approximately 9,384 loans with a total principal balance of approximately $70.0 billion that are included in approximately 116 commercial mortgage-backed securitization transactions. KRECM’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2006, the Mortgage Bankers Association of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by S&P, Fitch and Moody’s.. Moody’s does not assign specific ratings to servicers. KRECM is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has assigned to KRECM the rating of STRONG as a master servicer, primary servicer and special servicer. Fitch has assigned to KRECM the ratings of CMS1 as a master servicer, CPS1 as a primary servicer and CSS2+ as a special servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

No securitization transaction involving commercial mortgage loans in which KRECM was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of KRECM as master servicer, including as a result of KRECM’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

KRECM’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the CMSA format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.Key.com\Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a primary servicer.

KRECM will not have primary responsibility for the custody of original documents evidencing the underlying mortgage loans. Rather, the trustee acts as custodian of the original documents evidencing the underlying mortgage loans. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent KRECM performs custodial functions as a primary servicer, original documents will be maintained in a manner consistent with the Servicing Standard.

KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association. The following table sets forth the ratings assigned to KeyBank National Association’s long-term deposits and short-term deposits:

	S&P	Fitch	Moody’s
Long-Term Deposits:	A	A	A-1
Short-Term Deposits:	A1	F1	P-1

KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties with respect to the KeyBank Mortgage Loans under the applicable sub-servicing agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the series 2007-C7 certificates. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the series 2007-C7 certificateholders.

KRECM has developed policies, procedures and controls for the performance of its primary servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, and (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer. KRECM’s servicing policies and procedures for the servicing functions it will perform under the applicable sub-servicing agreement for assets of the same type included in the series 2007-C7 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KRECM is, as a primary servicer, generally responsible for primary servicing functions with respect to the KeyBank Mortgage Loans. However, KRECM will be permitted to appoint one or more subservicers to perform all or any portion of its primary servicing functions with respect to the KeyBank Mortgage Loans. In addition, KRECM may from time to time perform some of its primary servicing obligations with respect to the KeyBank Mortgage Loans through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches or filing UCC financing statements and amendments.

KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the subservicers that it appoints and any third-party vendors retained by it to perform servicing functions.

KRECM is not an affiliate of the depositor, the sponsors (other than KeyBank), the issuing entity, the master servicer, the special servicer, Midland, the trustee, or any originator of any of the underlying mortgage loans identified in this prospectus supplement (other than KeyBank).

The information set forth in this prospectus supplement concerning KRECM has been provided by it. KRECM will make no representations as to the validity or sufficiency of the series 2007-C7 pooling and servicing agreement, the series 2007-C7 certificates, the underlying mortgage loans or this prospectus supplement.

We are not aware of any other sub-servicer that will primary service underlying mortgage loans representing 10% or more of the Initial Mortgage Pool Balance or that is affiliated with one of the sponsors.

The Trustees

The Initial Trustee.    LaSalle Bank National Association, a national banking association (‘‘LaSalle’’), will act as trustee under the series 2007-C7 pooling and servicing agreement, on behalf of the series 2007-C7 certificateholders. In addition,

LaSalle will act as custodian on behalf of the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603, Attention: Global Securities and Trust Services—LB-UBS Commercial Mortgage Trust 2007-C7 or at such other address as the trustee may designate from time to time.

Effective October 1, 2007, Bank of America Corporation, parent corporation of Bank of America, N.A. and Banc of America Securities LLC, acquired ABN AMRO North America Holding Company, parent company of LaSalle Bank Corporation and LaSalle, from ABN AMRO Bank N.V. The acquisition included all parts of the Global Securities and Trust Services Group within LaSalle engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 720 commercial mortgage-backed security transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of September 30, 2007, LaSalle served as trustee or paying agent on over 480 commercial mortgage-backed security transactions. The depositor and the servicers may maintain other banking relationships in the ordinary course of business with the trustee. The long-term unsecured debt of LaSalle is rated ‘‘AA+’’ by S&P, ‘‘AA’’ by Fitch and ‘‘Aaa’’ by Moody’s.

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the series 2007-C7 pooling and servicing agreement. LaSalle provides custodial services on over 1,100 residential, commercial and asset-backed securitization transactions and maintains almost 3.0 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

LaSalle and Lehman Brothers Bank, FSB (‘‘LBB’’), an affiliate of LBHI (LBB and LBHI, collectively, for purposes of this paragraph, ‘‘Lehman’’), are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Lehman for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by Lehman to us in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle and UBSRESI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to UBSRESI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by UBSRESI to us in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of series 2007-C7 certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to series 2007-C7 certificateholders and prepare a monthly statement to series 2007-C7 certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer. LaSalle regularly performs such obligations with respect to commercial mortgage-backed securities transactions for which it acts as trustee.

There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the series 2007-C7 certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

We, the master servicer, the special servicer and our and their respective affiliates, may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2007-C7 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

In addition to having express duties under the series 2007-C7 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2007-C7 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2007-C7 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the ‘‘prudent person’’ standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2007-C7 pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

    The Initial Outside Trustee.

LaSalle is also the trustee under: (a) the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6, and is in such capacity the mortgagee of record and the custodian of various loan documents for the Innkeepers Portfolio Loan Combination; and (b) the pooling and servicing agreement relating to the LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2, and is in such capacity the mortgagee of record and the custodian of various loan documents for the Sears Tower Loan Combination.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., one of the underwriters with respect to this offering. Lehman Brothers Inc. is a wholly owned, direct subsidiary of LBHI, a co-sponsor and one of the mortgage loan sellers. In general, one of our affiliates and an affiliate of LBHI is also the originator with respect to certain of the underlying mortgage loans contributed to the trust by the Lehman Mortgage Loan Seller. See also ‘‘Transaction Participants—The Sponsors,’’ ‘‘—The Mortgage Loan Sellers’’ and ‘‘Summary of Prospectus Supplement—Relevant Parties’’ in this prospectus supplement and ‘‘Transaction Participants—The Depositor,’’ ‘‘—The Sponsor’’ and ‘‘—The Originators’’ in the accompanying base prospectus.

UBSRESI, a co-sponsor and one of the mortgage loan sellers, is an affiliate of UBS Securities LLC, one of the underwriters with respect to the offered certificates. In addition, all of the mortgage loans contributed to the trust by the UBS Mortgage Loan Seller were originated or co-originated by UBSRESI or its affiliates, directly or through correspondents. See also ‘‘Transaction Participants—The Sponsors’’ and ‘‘—The Mortgage Loan Sellers’’ and ‘‘Summary of Prospectus Supplement—Relevant Parties’’ in this prospectus supplement.

All of the mortgage loans contributed to the trust by the KeyBank Mortgage Loan Seller were originated by the KeyBank Mortgage Loan Seller. KeyCorp Real Estate Capital Markets, Inc., a wholly owned subsidiary of the KeyBank Mortgage Loan Seller will act as the primary servicer of the mortgage loans contributed to the trust by the KeyBank Mortgage Loan Seller. See also ‘‘Transaction Participants—The Sponsors’’ and ‘‘—The Mortgage Loan Sellers,’’ ‘‘—The Servicers—The Initial Primary Servicer of the KeyBank Mortgage Loans’’ and ‘‘Summary of Prospectus Supplement—Relevant Parties’’ in this prospectus supplement.

Wachovia Bank, National Association, the initial master servicer, is an affiliate of Wachovia Capital Markets, LLC, one of the underwriters. See also ‘‘Transaction Participants—The Servicers—The Initial Master Servicer’’ in this prospectus supplement.

Pursuant to an interim servicing agreement between Wachovia and the UBS Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the UBS Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the UBS Mortgage Loan Seller. Pursuant to an interim servicing agreement between Wachovia and the Lehman Mortgage Loan Seller, Wachovia acts as primary servicer with respect to mortgage loans owned by the Lehman Mortgage Loan Seller from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by the Lehman Mortgage Loan Seller.

The trustee has entered into separate custodial agreements with each of UBSRESI and Lehman Brothers Bank, FSB, an affiliate of LBHI (Lehman Brothers Bank, FSB and LBHI, collectively, for purposes of this paragraph, ‘‘Lehman’’), whereby the trustee, for consideration, provides custodial services to each of UBSRESI and Lehman for certain commercial mortgage loans originated or purchased by UBSRESI or Lehman, as the case may be. Pursuant to these custodial agreements, the trustee is currently providing custodial services for most of the mortgage loans to be sold by each of UBSRESI and Lehman to the Depositor in connection with this securitization. See also ‘‘Transaction Participants—The Trustees—The Initial Trustee’’ in this prospectus supplement.

The master servicer may enter into agreements with certain firms, including without limitation, the transaction participants of the 2007-C7 securitization transaction, to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans, which may include, without limitation, the underlying mortgage loans. See also ‘‘Transaction Participants—The Servicers’’ in this prospectus supplement.

THE SERIES 2007-C7 POOLING AND SERVICING AGREEMENT

General

The parties to the series 2007-C7 pooling and servicing agreement will consist of us, the trustee, the master servicer and the special servicer. The series 2007-C7 pooling and servicing agreement will govern, among other things:

•	the issuance of the series 2007-C7 certificates;

•	the formation of the issuing entity;

•	the transfer of the initial trust assets to the issuing entity;

•	the retention of the trust assets on behalf of the series 2007-C7 certificateholders; and

•	the servicing and administration of the mortgage loans in the trust (other than the Outside Serviced Trust Mortgage Loans), as well as the servicing and administration of any related REO Properties acquired by the special servicer on behalf of the series 2007-C7 certificateholders as a result of foreclosure or other similar action.

Because the Innkeepers Portfolio Loan Combination and the Sears Tower Loan Combination are subject to servicing arrangements not governed by the series 2007-C7 pooling and servicing agreement, we have adopted the use of the following terms:

•	‘‘Outside Serviced Loan Combination’’ refers to a Loan Combination that is being serviced and administered under a servicing agreement other than the series 2007-C7 pooling and servicing agreement. The Innkeepers Portfolio Loan Combination and the Sears Tower Loan Combination are both Outside Serviced Loan Combinations.

•	‘‘Outside Serviced Trust Mortgage Loan’’ refers to an underlying mortgage loan that is part of an Outside Serviced Loan Combination. The Innkeepers Portfolio Mortgage Loan and the Sears Tower Mortgage Loan are both Outside Serviced Trust Mortgage Loans.

The following summaries describe some of the material provisions of the series 2007-C7 pooling and servicing agreement. In addition, see ‘‘Description of the Mortgage Pool—Assignment of the Underlying Mortgage Loans,’’ ‘‘—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ and ‘‘Description of the Offered Certificates’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ in the accompanying base prospectus.

Overview of Servicing

The series 2007-C7 pooling and servicing agreement will provide that the master servicer and the special servicer must each service and administer the mortgage loans (except to the extent provided in the series 2007-C7 pooling and servicing agreement and other than the Outside Serviced Trust Mortgage Loans) and any REO Properties in the trust for which it is responsible, directly or through sub-servicers, in accordance with:

•	any and all applicable laws;

•	the express terms of the series 2007-C7 pooling and servicing agreement;

•	the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements; and

•	to the extent consistent with the foregoing, the Servicing Standard.

In general, the master servicer will be responsible for the servicing and administration of each mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loans)—

•	as to which no Servicing Transfer Event has occurred, or

•	that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan in the trust (excluding, if applicable, the Outside Serviced Trust Mortgage Loans) as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. In addition, the special servicer will be responsible for the administration of any REO Properties acquired by the trust (other than those that relate to Outside Serviced Loan Combinations).

Despite the foregoing, the series 2007-C7 pooling and servicing agreement will require the master servicer to continue to receive information (which information, with respect to an Outside Serviced Trust Mortgage Loan, will be received from the master servicer under the governing servicing agreement for the related Outside Serviced Loan Combination) and prepare all reports to the trustee required to be received or prepared with respect to any specially serviced mortgage loans (other than, if applicable, an Outside Serviced Loan Combination) and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans (other than, if applicable, an Outside Serviced Loan Combination). In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Outside Serviced Trust Mortgage Loans) in the trust. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2007-C7 pooling and servicing agreement.

The master servicer will transfer servicing of a mortgage loan for which it is responsible under the series 2007-C7 pooling and servicing agreement to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of ‘‘Servicing Transfer Event’’ in the glossary to this prospectus supplement.

Notwithstanding the foregoing, the Outside Serviced Trust Mortgage Loans will not be serviced under the series 2007-C7 pooling and servicing agreement. Under the terms of the related Co-Lender Agreement—

•	for so long as the applicable Innkeepers Portfolio Pari Passu Non-Trust Loan is part of the Series 2007-C6 Securitization, the Innkeepers Portfolio Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series 2007-C6 Securitization (subject to replacement of each such party), in accordance with the series 2007-C6 pooling and servicing agreement (or any permitted successor servicing agreement), and

•	for so long as the applicable Sears Tower Non-Trust Loan is part of the Series 2007-C2 Securitization, the Sears Tower Loan Combination will be serviced and administered by the master servicer and a special servicer for the Series 2007-C2 Securitization (subject to replacement of each such party), in accordance with the series 2007-C2 pooling and servicing agreement (or any permitted successor servicing agreement).

The discussion below regarding servicing generally relates solely to the servicing of the mortgage loans in the trust (excluding the Outside Serviced Trust Mortgage Loans) under the series 2007-C7 pooling and servicing agreement. For a description of certain of the servicing arrangements for the Outside Serviced Loan Combinations, see ‘‘Servicing of the Loan Combinations’’ in this prospectus supplement.

Sub-Servicers

Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans pursuant to a sub-servicing agreement with the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

The series 2007-C7 pooling and servicing agreement will permit each of the master servicer and, with the consent of the series 2007-C7 controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series 2007-C7 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (a) is consistent with the series 2007-C7 pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the series 2007-C7 pooling and servicing agreement and, with limited exceptions, provides for events of default with respect to the subject sub-servicer substantially the same as those applicable to the master servicer or the special servicer, as the case may be, modified as necessary to apply to the subject sub-servicer’s obligations under that sub-servicing agreement; (b) provides that if the master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series 2007-C7 pooling and servicing agreement, including by reason of an event of default, the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the master servicer or the special servicer, as the case may be, under that sub-servicing agreement or may terminate that sub-servicing agreement without cause, except that any sub-servicing agreement in effect as of the Issue Date or within 90 days thereafter may only be terminated for cause; (c) provides that the trustee, for the benefit of the series 2007-C7 certificateholders, will be a third-party beneficiary under that sub-servicing agreement; (d) permits any purchaser of an underlying mortgage loan to terminate that sub-servicing agreement with respect to such purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to (subject to certain limited exceptions) material modifications, extensions, waivers or amendments of or otherwise take enforcement actions with respect to the subject mortgage loans on behalf of the master servicer or the special servicer, as the case may be, without the consent of the master servicer or special servicer, as the case may be; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series 2007-C7 pooling and servicing agreement, each sub-servicing agreement entered into by the master servicer must provide that such agreement will, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced mortgage loan (or, alternatively, be subject to the special servicer’s rights to service such underlying mortgage loan for so long as such underlying mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

References in the series 2007-C7 pooling and servicing agreement, and under this ‘‘The Series 2007-C7 Pooling and Servicing Agreement’’ section, to actions taken or to be taken by the master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the master servicer or the special servicer, as the case may be. In connection with the foregoing, all amounts advanced by any sub-servicer to satisfy the obligations of the master servicer or the special servicer under the series 2007-C7 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, those advances will be recoverable by that sub-servicer in the same manner and out of the same funds as if that sub-servicer were the master servicer or the special servicer, as the case may be. The series 2007-C7 pooling and servicing agreement will provide that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series 2007-C7 pooling and servicing agreement, with that interest to be allocable between the master servicer or the special servicer, as the case may be, and the subject sub-servicer as they may agree. For purposes of the series 2007-C7 pooling and servicing agreement, each of the master servicer and the special servicer will be deemed to have received any payment when a sub-servicer retained by it receives the payment.

The series 2007-C7 pooling and servicing agreement will require the master servicer and the special servicer, for the benefit of the trustee and the series 2007-C7 certificateholders, to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series 2007-C7 pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicer and the special servicer will remain obligated and liable to the trustee and the series 2007-C7 certificateholders for the performance of their respective obligations and duties under the series 2007-C7 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and the master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

Servicing Compensation and Payment of Expenses

Principal Master Servicing Compensation.    The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee will be earned under the series 2007-C7 pooling and servicing agreement with respect to each and every mortgage loan in the trust (including the Outside Serviced Trust Mortgage Loans), including each such mortgage loan—

•	that is being specially serviced;

•	as to which the corresponding mortgaged real property has become an REO Property; or

•	that has been defeased.

In the case of each mortgage loan in the trust, the master servicing fee will—

•	in the case of each KeyBank Mortgage Loan that accrues interest on an Actual/360 Basis, be calculated on an Actual/360 Basis, and, in the case of each other mortgage loan in the trust, be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at the related master servicing fee rate, which will vary on a loan-by-loan basis,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

Principal Special Servicing Compensation.    The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (other than the Outside Serviced Trust Mortgage Loans) will generally consist of—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

The Special Servicing Fee.    The special servicing fee will be earned with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan)—

•	that is being specially serviced, or

•	as to which the corresponding mortgaged real property has become an REO Property.

In the case of each underlying mortgage loan that satisfies the criteria described in the prior paragraph, the special servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at a special servicing fee rate of 0.25% per annum,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

The Workout Fee.    The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) that has been worked out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred. The workout fee will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of—

•	interest, other than Default Interest and Post-ARD Additional Interest,

•	principal, and

•	prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked out mortgage loan.

The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan is worked out with respect to that new Servicing Transfer Event.

If the special servicer is terminated or replaced—other than for cause—or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan serviced under the series 2007-C7 pooling and servicing agreement that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2007-C7 certificateholders.

The Liquidation Fee.    Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan (other than a mortgage loan that is part of an Outside Serviced Loan Combination) for which it obtains a full, partial or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property (other than a mortgage loan that is part of, or an REO Property that relates to, an Outside Serviced Loan Combination) as to which it receives any Liquidation Proceeds. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest.

Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

•	a specially serviced mortgage loan that becomes a worked-out mortgage loan (unless it again becomes a specially serviced mortgage loan);

•	the repurchase of any mortgage loan in the trust (or the applicable portion thereof) by us or the related mortgage loan seller, due to a breach of representation or warranty or for missing mortgage loan documentation, prior to the expiration of a specified period of time set forth in the series 2007-C7 pooling and servicing agreement, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement;

•	the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under ‘‘—Fair Value Option’’ below, unless (a) such purchase occurs more than 90 days after the purchase option arose, and (b) the purchase is by certain specified parties under the series 2007-C7 pooling and servicing agreement;

•	the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement, unless the liquidation fee is payable and is actually paid pursuant to such intercreditor agreement;

•	the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2007-C7 controlling class or the master servicer in connection with the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement; or

•	the receipt or application of loss of value payments, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement.

Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2007-C7 certificateholders.

Additional Servicing Compensation.    As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool (but, in the case of an Outside Serviced Trust Mortgage Loan, only to the extent passed through to the trust).

In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow accounts and/or reserve accounts maintained by the master servicer, in Permitted Investments. See ‘‘—Accounts—Custodial Account’’ below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any investment losses from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See ‘‘—Accounts—REO Account’’ below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer’s REO account.

All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2007-C7 pooling and servicing agreement. Similarly, any late payment charges and Default Interest actually collected (and, in the case of an Outside Serviced Trust Mortgage Loan, remitted to the trust) with respect to any underlying mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2007-C7 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable—

•	to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursable to that party, during that collection period, with respect to the subject mortgage loan or the related mortgaged real property,

•	to pay any other expenses (excluding, in the case of a non-specially serviced mortgage loan, but including in the case of any specially serviced mortgage loan, special servicing fees, liquidation fees and workout fees) that are then outstanding with respect to the subject mortgage loan or the related mortgaged real property, and that, if paid from collections on the mortgage pool other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

•	to reimburse the trust for any Additional Trust Fund Expenses (excluding, in the case of a non-specially serviced mortgage loan, but including in the case of any specially serviced mortgage loan, special servicing fees, liquidation fees and workout fees) that were previously paid with respect to the subject mortgage loan or the related mortgaged real property from collections on the mortgage pool—other than late payment charges and Default Interest collected with respect to the subject mortgage loan—and that were not previously reimbursed in accordance with this bullet.

Some or all of the items referred to in the prior paragraph (exclusive of Default Interest and late payment charges) that are collected in respect of an Outside Serviced Trust Mortgage Loan will likely be paid to, and allocated between, the applicable servicers as additional compensation, as provided under the governing servicing agreement for the subject Outside Serviced Loan Combination. However, Default Interest and late payment charges allocable to an Outside Serviced Trust Mortgage Loan may be applied, in accordance with the related governing servicing agreement, first, to offset interest on servicing advances made under such governing servicing agreement, and then, to the extent passed through to the trust, for the same purposes as Default Interest and late payment charges on the other underlying mortgage loans.

Prepayment Interest Shortfalls.    The series 2007-C7 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool (including, if applicable, the Outside Serviced Trust Mortgage Loans) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

•	the total amount of those Prepayment Interest Shortfalls, and

•	the sum of the following components of the master servicer’s total servicing compensation for that same collection period—

1.	all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

2.	with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2007-C7 certificates on that distribution date as described under ‘‘Description of the Offered Certificates—Payments’’ in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated to the respective interest-bearing classes of the series 2007-C7 certificates, in reduction of the interest payable thereon, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this prospectus supplement, and the master servicer will have no subsequent liability for such amounts.

Payment of Expenses.    Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2007-C7 pooling and servicing agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it in connection with performing its duties under the series 2007-C7 pooling and servicing agreement except as expressly provided therein.

The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer’s custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing an underlying mortgage loan serviced under the series 2007-C7 pooling and servicing agreement. In addition, the series 2007-C7 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer’s custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. See ‘‘—Advances’’ below. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2007-C7 certificateholders, as a collective whole.

Trustee Compensation

The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its collection account, the trustee fee. With respect to each calendar month, the trustee fee will equal one month’s interest accrued at 0.00049% per annum on the Stated Principal Balance outstanding immediately prior to the distribution date in that month of each and every mortgage loan in the trust. In the case of KeyBank Mortgage Loans that accrue interest on an Actual/360 Basis, the trustee fee will accrue on an Actual/360 Basis, and in the case of the remaining underlying mortgage loans, the trustee fee will accrue on a 30/360 Basis.

In addition, the trustee will be authorized to invest or direct the investment of funds held in its collection account and its interest reserve account in Permitted Investments. See ‘‘—Accounts—Collection Account’’ and ‘‘—Accounts—Interest Reserve Account’’ below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee’s collection account or interest reserve account.

Advances

Servicing Advances.    Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred or to be incurred, as the case may be, by the master servicer, the special servicer or the trustee in connection with the servicing of a mortgage loan under the series 2007-C7 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be required to make any servicing advances with respect to any Outside Serviced Trust Mortgage Loan or any related mortgaged real property under the series 2007-C7 pooling and servicing agreement. Those servicing advances will be made by the applicable master servicer, special servicer, trustee or fiscal agent, if any (and will be reimbursable together with interest thereon at a published prime rate) under the governing servicing agreement for the related Outside Serviced Loan Combination, on generally the same terms and conditions as are applicable under the series 2007-C7 pooling and servicing agreement. See ‘‘Servicing of the Loan Combinations’’ in this prospectus supplement.

The special servicer may request that the master servicer make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2007-C7 pooling and servicing agreement, in lieu of the special servicer’s making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2007-C7 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer’s receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests that the master servicer make, regardless of whether or not the master servicer actually makes that advance.

If the master servicer or the special servicer is required under the series 2007-C7 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

•	if it has actual knowledge of the failure, to give the master servicer or the special servicer, as applicable, notice of its failure; and

•	if the failure continues for three more business days, to make the servicing advance.

None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the party making the advance, or in the judgment of the special servicer with regard to advances by parties other than the special servicer, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by that party’s assumptions—consistent with the Servicing Standard—regarding the possibility and effects of future adverse change with respect to the related mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines—or, with regard to advances by parties other than the special servicer, that the special servicer subsequently determines—is not recoverable from expected collections on the related mortgage loan or REO Property, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances— Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. See also ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

Advances of Delinquent Monthly Debt Service Payments.    The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees (and, in the case of each Outside Serviced Trust Mortgage Loan, further net of any comparable fees payable pursuant to the governing servicing agreement for that mortgage loan), that—

•	were due or deemed due, as the case may be, with respect to the mortgage loans in the trust during the related collection period, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

Notwithstanding the foregoing, if the special servicer determines that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (or, with respect to an Outside Serviced Trust Mortgage Loan, if the master servicer has received notice from a servicer under the applicable governing servicing agreement of the existence of an Appraisal Reduction Amount with respect thereto upon which the master servicer may conclusively rely), then the master servicer will generally reduce the interest portion—but not the principal portion—of each P&I advance, if any, that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

•	the amount of the interest portion of that P&I advance that would otherwise be required to be made with respect to the subject mortgage loan for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

•	a fraction, the numerator of which is equal to the Stated Principal Balance of the subject mortgage loan, net of the Appraisal Reduction Amount (or, if applicable, the relevant portion thereof allocable to the subject mortgage loan), and the denominator of which is equal to the Stated Principal Balance of the subject mortgage loan.

Notwithstanding the foregoing, in the case of each underlying mortgage loan that is part of a Loan Combination, any reduction in the interest portion of P&I advances to be made with respect to that underlying mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any Appraisal Reduction Amount with respect to the subject Loan Combination that is allocable to that underlying mortgage loan.

Each of the series 2007-C6 pooling and servicing agreement, in the case of the Innkeepers Portfolio Mortgage Loan, and the series 2007-C2 pooling and servicing agreement, in the case of the Sears Tower Mortgage Loan, provides that such Loan

Combination will be treated as a single underlying mortgage loan for purposes of calculating an ‘‘appraisal reduction amount.’’ Any ‘‘appraisal reduction amount’’ with respect to a Loan Combination pursuant to the related pooling and servicing agreement will be allocated in accordance with the definition of ‘‘Appraisal Reduction Amount’’ set forth in the Glossary to this prospectus supplement.

With respect to any distribution date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2007-C7 pooling and servicing agreement, funds held in the master servicer’s custodial account that are not required to be paid on the series 2007-C7 certificates on that distribution date. The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make, including with respect to an Outside Serviced Trust Mortgage Loan.

The master servicer and the trustee will each be entitled to recover any P&I advance made by it out of its own funds from collections on the underlying mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any P&I advance for any underlying mortgage loan—including any specially serviced mortgage loan or any mortgage loan as to which the related mortgaged real property has become an REO Property—that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable out of collections on the related underlying mortgage loan. If the master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines will not be recoverable out of collections on the related underlying mortgage loan, then the party that made the advance may obtain reimbursement for it, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account from time to time. See, however, ‘‘—Advances—Special Considerations Regarding the Reimbursement of Nonrecoverable Advances’’ below. The master servicer and the trustee will be required to rely on the special servicer’s determination (and may rely on the determination of the servicer of the Outside Serviced Trust Mortgage Loan), and the trustee will be entitled to rely on the master servicer’s determination, that any P&I advance, if made, would not be ultimately recoverable from collections on the related underlying mortgage loan. In making such recoverability determination, the relevant party will be entitled: (a) to consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified; (b) to consider, among other things, the related mortgaged real property in its ‘‘as is’’ or then current condition and with its then current occupancy, as modified by such party’s assumptions—consistent with the Servicing Standard— regarding the possibility and effects of future adverse change with respect to such mortgaged real property; (c) to estimate and consider, among other things, future expenses; and (d) to estimate and consider, among other things, the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. See ‘‘Description of the Governing Documents—Advances’’ in the accompanying base prospectus and ‘‘—Accounts—Custodial Account’’ below.

A monthly debt service payment will be assumed to be due with respect to:

•	each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

•	each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if applicable) and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will generally equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for an ARD Loan do not include Post-ARD Additional Interest or accelerated amortization payments.

Neither the master servicer nor the trustee will be required to make any P&I advance with respect to a Non-Trust Loan.

Special Considerations Regarding the Reimbursement of Nonrecoverable Advances.    If the master servicer, the trustee or the special servicer reimburses itself out of general collections on the mortgage pool for any advance that has been determined not to be recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans that would otherwise constitute Available P&I Funds, with a corresponding reduction in the Total Principal Distribution Amount, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans that would otherwise constitute Available P&I Funds. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject mortgage loan as to which the advance was made, and then, out of payments or other collections of principal on the other loan group.

Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable out of collections on the related underlying mortgage loan, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, any of the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, elect to obtain reimbursement for such nonrecoverable advance over a period of time (not to exceed 12 months without the consent of the series 2007-C7 controlling class representative), with interest thereon at the prime rate described under ‘‘—Advances—Interest on Advances’’ below. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the master servicer, the trustee or the special servicer, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover over time an advance that is nonrecoverable on a loan-specific basis, or not to do so, benefits some classes of series 2007-C7 certificateholders to the detriment of other classes of series 2007-C7 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2007-C7 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2007-C7 certificateholders.

Interest on Advances.    Each of the master servicer, the special servicer and the trustee will be entitled to receive interest on any servicing advances and, except in the case of the special servicer, P&I advances made by it. The interest will accrue on the amount of each servicing advance and P&I advance, and compound annually, for so long as that advance is outstanding, at a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance or P&I advance will generally be payable—

•	first, out of Default Interest and late payment charges on deposit in the master servicer’s collection account that were collected on the related underlying mortgage loan during the collection period in which the advance is reimbursed, and

•	then, after or at the same time that advance is reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer’s custodial account.

Any delay between a sub-servicer’s receipt of a late collection of any monthly debt service or other payment as to which an advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the special servicer, as the case may be, on that advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on any outstanding advance will result in a reduction in amounts payable on one or more classes of the series 2007-C7 certificates.

The Series 2007-C7 Controlling Class Representative

Series 2007-C7 Controlling Class.    As of any date of determination, the controlling class of series 2007-C7 certificateholders will be the holders of the most subordinate class of series 2007-C7 principal balance certificates, then outstanding that has a total principal balance that is at least equal to 25% of that class’s original total principal balance. However, if no class of series 2007-C7 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2007-C7 certificateholders will be the holders of the most subordinate class of series 2007-C7 principal balance certificates, then outstanding that has a total principal balance greater than zero. For purposes of the foregoing, whether a class of series 2007-C7 principal balance certificates is more subordinate than another such class will be based on the payment priority described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement. The class A-1, A-2, A-AB, A-3 and A-1A certificates will be treated as one class for purposes of determining, and exercising the rights of, the controlling class of series 2007-C7 certificates. For clarification, the controlling class of series 2007-C7 certificateholders will in no event be the holders of the class X-CL, X-CP, X-W or V certificates or the holders of the series 2007-C7 REMIC residual certificates.

Selection of the Series 2007-C7 Controlling Class Representative.    The series 2007-C7 pooling and servicing agreement permits the holder or holders of series 2007-C7 certificates representing a majority of the voting rights allocated to the series 2007-C7 controlling class to select a representative with the rights and powers described below in this ‘‘—The Series 2007-C7 Controlling Class Representative’’ section and elsewhere in this prospectus supplement. In addition, if the series 2007-C7 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C7 controlling class will be entitled to directly select a controlling class representative. Notwithstanding the foregoing, until a series 2007-C7 controlling class representative is so selected in accordance with the preceding two sentences, or after receipt of a notice from the holders—or, if applicable, the beneficial owners—of series 2007-C7 certificates representing a majority of the voting rights allocated to the series 2007-C7 controlling class that a series 2007-C7 controlling class representative is no longer designated, any party identified to the trustee as beneficially owning more than 50% of the aggregate principal balance of the series 2007-C7 controlling class certificates will be the series 2007-C7 controlling class representative.

If the series 2007-C7 controlling class of certificates is held in book-entry form, then costs incurred in determining the identity of the series 2007-C7 controlling class representative may be an expense of the trust.

Rights and Powers of The Series 2007-C7 Controlling Class Representative.    Neither the special servicer nor the master servicer (to the extent the master servicer is otherwise permitted to take such action under the series 2007-C7 pooling and servicing agreement) will, in general, be permitted to take (or, in the case of the special servicer, if and when applicable, consent to the master servicer’s taking), among others, any of the following actions under the series 2007-C7 pooling and servicing agreement with respect to the mortgage pool (exclusive of each underlying mortgage loan that is part of a Loan Combination), as to which action the series 2007-C7 controlling class representative has objected in writing within ten business days (or, in the case of certain of those actions, five business days) of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action—

•	any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

•	any modification, extension, amendment or waiver of a monetary term (including the timing of payments, but excluding the waiver of Default Interest and late charges) (or, in the case of a non-specially serviced mortgage loan, a material monetary term) or any material non-monetary term (including any material term relating to insurance) of a mortgage loan in the trust;

•	any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement, for less than an amount approximately equal to the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest and Post-ARD Additional Interest) thereon, plus any related unreimbursed servicing advances thereon, plus such other items set forth in the series 2007-C7 pooling and servicing agreement;

•	any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

•	any determination to bring an REO Property, or the mortgaged real property securing a specially serviced mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

•	any release of collateral for specially serviced mortgage loans other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan or (c) occurs in connection with a defeasance;

•	any release of a parcel of land with respect to a non-specially serviced mortgage loan in the trust (other than parcels that were not given value in the calculation of loan-to-value ratio in connection with the underwriting of such mortgage loan), other than any release of collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender), (b) occurs upon satisfaction of such mortgage loan, (c) occurs in connection with a defeasance, or (d) may be approved by the master servicer in accordance with the series 2007-C7 pooling and servicing agreement;

•	any acceptance of substitute or additional collateral for a mortgage loan in the trust, other than any acceptance of substitute or additional collateral that (a) is required by the terms of such mortgage loan (with no material discretion by the lender) or (b) occurs in connection with a defeasance;

•	any acceptance of a change in the property management company or, if applicable, the hotel franchise for a mortgaged real property, in each case other than as required by the terms of the mortgage loan; provided that, in each case, there is no material discretion by the lender, and provided, further, that, with respect to a change in the property management company, the unpaid principal balance of such mortgage loan is greater than $5,000,000;

•	any waiver of a due-on-sale or due-on-encumbrance clause with respect to an underlying mortgage loan;

•	any determination by the special servicer not to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan;

•	any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan; and

•	any other actions, including with respect to particular underlying mortgage loans, as may be specified in the series 2007-C7 pooling and servicing agreement.

provided that, if the special servicer or the master servicer, as applicable, determines that failure to take such action would violate the Servicing Standard, then the special servicer or the master servicer, as applicable, may take (or, in the case of the special servicer, if and to the extent applicable, consent to the master servicer’s taking) any such action without waiting for the series 2007-C7 controlling class representative’s response.

In addition, the series 2007-C7 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of any specially serviced mortgage loans and REO Properties in the trust—other than any such mortgage loans that are part of, and any such REO Properties that relate to, a Loan Combination—that the series 2007-C7 controlling class representative may consider advisable or as to which provision is otherwise made in the series 2007-C7 pooling and servicing agreement.

Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2007-C7 controlling class representative, as contemplated by any of the foregoing paragraphs in this ‘‘—The Series 2007-C7 Controlling Class Representative—Rights and Powers of The Series 2007-C7 Controlling Class Representative’’ subsection, may (1) require or cause the special servicer or master servicer, as applicable, to violate (a) any other provision of the series 2007-C7 pooling and servicing agreement described in this prospectus supplement or the accompanying base prospectus, including the obligation of that servicer to act in accordance with the Servicing Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue Code or (2) subject the master servicer or special servicer, as applicable, to liability or materially expand the scope of its obligations under the series 2007-C7 pooling and servicing agreement; and that servicer is to ignore any such advice, direction or objection that would have such effect.

Furthermore, the special servicer will not be obligated to seek approval from the series 2007-C7 controlling class representative for any actions to be taken by the special servicer with respect to the workout or liquidation of any particular specially serviced mortgage loan in the trust that is being specially serviced under the series 2007-C7 pooling and servicing agreement if—

•	the special servicer has, as described above, notified the series 2007-C7 controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan, and

•	for 60 days following the first of those notices, the series 2007-C7 controlling class representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

Limitation on Liability of The Series 2007-C7 Controlling Class Representative.    The series 2007-C7 controlling class representative will not be liable to the trust or the series 2007-C7 certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; except that the series 2007-C7 controlling class representative will not be protected against any liability to a series 2007-C7 controlling class certificateholder which would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2007-C7 certificateholder acknowledges and agrees, by its acceptance of its series 2007-C7 certificates, that:

•	the series 2007-C7 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2007-C7 certificates;

•	the series 2007-C7 controlling class representative may act solely in the interests of the holders of the series 2007-C7 controlling class;

•	the series 2007-C7 controlling class representative does not have any duties or liability to the holders of any class of series 2007-C7 certificates other than the series 2007-C7 controlling class;

•	the series 2007-C7 controlling class representative may take actions that favor the interests of the holders of the series 2007-C7 controlling class over the interests of the holders of one or more other classes of series 2007-C7 certificates;

•	the series 2007-C7 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2007-C7 controlling class; and

•	the series 2007-C7 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2007-C7 controlling class, and no series 2007-C7 certificateholder may take any action whatsoever against the series 2007-C7 controlling class representative for having so acted.

Replacement of the Special Servicer

Subject to the discussion below in this ‘‘—Replacement of the Special Servicer’’ section, series 2007-C7 certificateholders entitled to a majority of the voting rights allocated to the series 2007-C7 controlling class may—

•	terminate an existing special servicer with or without cause, and

•	appoint a successor to any special servicer that has resigned or been terminated.

Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of—

1.	written confirmation from each of S&P and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any class of the series 2007-C7 certificates, and

2.	the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2007-C7 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2007-C7 pooling and servicing agreement against the proposed special servicer.

If the controlling class of series 2007-C7 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C7 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer’s responsibilities and rights under the series 2007-C7 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an REO account or should have been delivered to the master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series 2007-C7 pooling and servicing agreement and the series 2007-C7 certificateholders of any termination of the special servicer and appointment of a new special servicer.

Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2007-C7 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

Subject to the discussion under ‘‘—The Series 2007-C7 Controlling Class Representative’’ above, the special servicer or the master servicer, in accordance with the series 2007-C7 pooling and servicing agreement, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, subject to the related loan documents and applicable law, the special servicer or the master servicer may not waive its rights or grant its consent under any such due-on-sale or due-on-encumbrance clause, unless either (a) written confirmation has been received from each of S&P and Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of series 2007-C7 certificates, or (b) such confirmation of ratings is not necessary because of the satisfaction of such criteria, including the size of the subject mortgage loan being below any minimum threshold, as may be established by those rating agencies and set forth in the series 2007-C7 pooling and servicing agreement. Notwithstanding the foregoing, with respect to an Outside Serviced Trust Mortgage Loan, the master servicer and special servicer for the related Outside Serviced Loan Combination will be responsible for enforcing or waiving the mortgagee’s rights under any due on encumbrance or due on sale clause in a manner consistent with that described above.

Modifications, Waivers, Amendments and Consents

In general, except as described below and in certain other limited matters, the master servicer will not be permitted to agree to waive, modify or amend any term of any underlying mortgage loan. The special servicer, subject to the limitations described below in this ‘‘—Modifications, Waivers, Amendments and Consents’’ section, will generally be responsible for any material waivers, modifications or amendments of any mortgage loan documents for the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans).

The series 2007-C7 pooling and servicing agreement will generally provide that, with respect to any mortgage loan (other than an Outside Serviced Trust Mortgage Loan) in the trust that is not specially serviced, subject to the rights of the special servicer and the discussion under ‘‘—The Series 2007-C7 Controlling Class Representative’’ above, and further subject to obtaining any rating confirmations required under the series 2007-C7 pooling and servicing agreement, the master servicer will be responsible for any request by a borrower for lender consent to certain modifications, waivers or amendments, as specified in the series 2007-C7 pooling and servicing agreement, including, without limitation—

•	approving routine leasing activity, including any subordination, standstill and attornment agreements, with respect to any lease for less than the lesser of (a) 20,000 square feet and (b) 20% of the related mortgaged real property,

•	approving a change of the property manager at the request of the related borrower, provided that (A) the successor property manager is not affiliated with the related borrower and is a nationally or regionally recognized manager of similar properties and (B) the mortgage loan does not have an outstanding principal balance in excess of $5,000,000,

•	approving any waiver affecting the timing of receipt of financial statements from the related borrower, provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter,

•	approving annual budgets for the related mortgaged real property, provided that no such budget (A) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (B) provides for the payment of any material expenses to any affiliate of the related borrower other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the cut-off date,

•	subject to the restrictions set forth in the series 2007-C7 pooling and servicing agreement regarding principal prepayments, waiving any provision of the mortgage loan requiring a specified number of days notice prior to a principal prepayment,

•	approving modifications, consents or waivers (subject to certain limitations) in connection with a defeasance permitted by the terms of the mortgage loan if the master servicer receives an opinion of independent counsel generally to the effect that such modification, waiver or consent would not cause any REMIC created under the series 2007-C7 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in a tax on ‘‘prohibited transaction’’ being imposed on the trust assets, and

•	consent to subject the related mortgaged real property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the mortgage loan to such easement or right-of way provided the master servicer has determined in accordance with the Servicing Standard that such easement or right-of-way does not materially interfere with the then-current use of the related mortgaged real property, the security intended to be provided by the related mortgage instrument or the related borrower’s ability to repay the mortgage loan, or materially and adversely affect the value of the related mortgaged real property, or cause the mortgage loan to cease to be a ‘‘qualified mortgage’’ for REMIC purposes;

provided that—

1.	any such modification, waiver or amendment would not in any way affect a payment term (including, subject to certain exceptions, a waiver of the payment of assumption fees) of the mortgage loan, other than in the case of a waiver of the payment of late payment charges and/or Default Interest,

2.	agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard,

3.	agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of the series 2007-C7 pooling and servicing agreement, and

4.	any such modification, waiver or amendment does not materially violate the terms, conditions and limitations set forth in the series 2007-C7 pooling and servicing agreement relating to the enforcement of the mortgagee’s rights in connection with any transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the related borrower, if applicable.

Furthermore, neither the master servicer nor the special servicer may agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series 2007-C7 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in the imposition of any tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ after the startup day under the REMIC provisions of the Internal Revenue Code.

With respect to any action proposed to be taken by the master servicer under the second preceding paragraph where any thresholds in the bullets of the preceding paragraph are exceeded, or which cannot be taken by the master servicer by reason of any of provisos (1) to (4) set out in the second preceding paragraph, such action may only be taken by the special servicer, if and to the extent permitted by the series 2007-C7 pooling and servicing agreement. Without limiting the generality of the foregoing, (x) any request for disbursement or funding to a related borrower of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of any mortgage loan must be submitted to the special servicer for approval, and (y) in certain circumstances as set forth in the series 2007-C7 pooling and servicing agreement, any request for a property substitution permitted pursuant to the provisions of the loan documents (other than by defeasance) related to any mortgage loan included in the trust (other than the Outside Serviced Trust Mortgage Loans), must be submitted to the special servicer for review or approval.

Notwithstanding the foregoing, none of the trustee, the master servicer or the special servicer, as applicable, may give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager or, if the related mortgaged real property is a hospitality property, give any consent, approval or direction regarding the termination of the franchise or the designation of a new franchise, with respect to any mortgaged real property that secures a mortgage loan in the trust with an unpaid principal balance that is at least equal to the lesser of $20,000,000 and 2% of the then aggregate principal balance of the mortgage pool, unless: (1) the mortgagee is not given discretion under the terms of the related mortgage loan to withhold its consent; or (2) it has received prior written confirmation from each of S&P and Fitch that such action will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that rating agency to any class of the series 2007-C7 certificates.

The series 2007-C7 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any mortgage loan serviced thereunder (or consent to the master servicer taking such action) if that modification, extension, waiver or amendment:

•	is consistent with the Servicing Standard, and

•	except under the circumstances described below or as otherwise described under ‘‘—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions’’ above and/or ‘‘—Maintenance of Insurance’’ below, will not—

1.	affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and, with some limitations, other amounts constituting additional servicing compensation, payable under the mortgage loan,

2.	affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

3.	except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

4.	in the special servicer’s judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under ‘‘—The Series 2007-C7 Controlling Class Representative’’ above, the special servicer may, among other things—

•	reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest (including Post-ARD Additional Interest) and/or any prepayment premium or yield maintenance charge,

•	reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

•	forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

•	accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

•	subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that—

1.	the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

2.	in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2007-C7 certificateholders, as a collective whole, on a present value basis,

3.	that modification, extension, waiver or amendment does not result in a tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2007-C7 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

4.	the subject mortgage loan is not an Outside Serviced Trust Mortgage Loan.

In no event, however, will the special servicer be permitted to:

•	extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final distribution date;

•	extend the maturity date of a mortgage loan for more than five years beyond its original maturity date; or

•	if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

The master servicer will be permitted, with the special servicer’s consent, to waive any or all Post-ARD Additional Interest accrued on an ARD Loan, if—

•	that ARD Loan is not being specially serviced,

•	prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for all or a portion of that Post-ARD Additional Interest, and

•	the master servicer has determined that the waiver of all or a portion of Post-ARD Additional Interest would result in a greater recovery to the series 2007-C7 certificateholders, as a collective whole, on a present value basis, than not waiving it.

The master servicer will not have any liability to the trust, the series 2007-C7 certificateholders or any other person for the determination referred to in the third bullet of the preceding sentence if it is made in accordance with the Servicing Standard. The series 2007-C7 pooling and servicing agreement will also limit the master servicer’s and the special servicer’s ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

Notwithstanding the foregoing, the master servicer and special servicer under the series 2007-C7 pooling and servicing agreement will not be responsible for entering into any modifications or amendments or for granting any waivers or consents with respect to the Outside Serviced Loan Combinations. See ‘‘Description of the Mortgage Pool—Loan Combinations’’ and ‘‘Servicing of the Loan Combinations’’ in this prospectus supplement.

Certain Matters Relating to Claims and Litigation

The series 2007-C7 pooling and servicing agreement will provide that the special servicer will (1) direct, manage, prosecute and/or defend any action brought by a borrower against the trust and/or the special servicer and (2) represent the interests of the trust in any litigation relating to the rights and obligations of the borrower or mortgagee, or the enforcement of the obligations of a borrower, under the loan documents for any underlying mortgage loan (‘‘Trust-Related Litigation’’).

To the extent the master servicer is named in Trust-Related Litigation, and the trust or special servicer is not named, in order to effectuate the role of the special servicer as contemplated by the prior paragraph, the master servicer must (1) notify the special servicer of such Trust-Related Litigation within ten days of the master servicer receiving notice of such Trust-Related Litigation; (2) provide monthly status reports to the special servicer, regarding such Trust-Related Litigation; (3) seek to have the trust replace the master servicer as the appropriate party to the lawsuit; and (4) so long as the master servicer remains a party to the lawsuit, consult with and act at the direction of the special servicer with respect to decisions and resolutions related to the interests of the trust in such Trust-Related Litigation, including but not limited to the selection of counsel, provided however, if there are claims against the master servicer and the master servicer has not determined that separate counsel is required for such claims, such counsel shall be reasonably acceptable to the master servicer.

Notwithstanding the right of the special servicer to represent the interests of the trust in Trust-Related Litigation, and subject to the rights of the special servicer to direct the master servicer’s actions as described in the next paragraph, the master servicer will retain the right to make determinations relating to claims against the master servicer, including but not limited to the right to engage separate counsel in the master servicer’s reasonable discretion, the cost of which shall be subject to indemnification out of trust assets to the extent set forth in the series 2007-C7 pooling and servicing agreement. Further, the master servicer will not be required to take or fail to take any action which, in the master servicer’s good faith and reasonable judgment, may (1) result in an adverse REMIC event or adverse grantor trust event with respect to the trust or (2) subject the master servicer to liability or materially expand the scope of the master servicer’s obligations under the series 2007-C7 pooling and servicing agreement.

Notwithstanding any right of the master servicer to make determinations relating to claims against it, the special servicer will have the right at any time to (1) direct the master servicer to settle any claims brought against the trust, including claims asserted against the master servicer (whether or not the trust or the special servicer is named in any such claims or Trust-Related Litigation) and (2) otherwise reasonably direct the actions of the master servicer relating to claims against the master servicer (whether or not the trust or the special servicer is named in any such claims or Trust-Related Litigation), provided in either case that (a) such settlement or other direction does not require any admission, or is not likely to result in a finding, of liability or wrongdoing on the part of the master servicer, (b) the cost of such settlement or any resulting judgment is and will be paid by the trust, (c) the master servicer is and will be indemnified to the extent set forth in the series 2007-C7 pooling and servicing agreement out of trust assets for all costs and expenses of the master servicer incurred in defending and settling the Trust-Related Litigation and for any judgment, (d) any such action taken by the master servicer at the direction of the special servicer will be deemed, as to the master servicer, to be in compliance with the Servicing Standard and (e) the special servicer provides the master servicer with assurance reasonably satisfactory to the master servicer as to the items in clauses (a), (b) and (c).

In the event both the master servicer and the special servicer or trust are named in litigation, the master servicer and the special servicer must cooperate with each other to afford the master servicer and the special servicer the rights afforded to such party as described in this ‘‘—Certain Matters Relating to Claims and Litigation’’ section.

The discussion in this ‘‘—Certain Matters Relating to Claims and Litigation’’ section will not apply in the event the special servicer authorizes the master servicer, and the master servicer agrees (both authority and agreement to be in writing), to make certain decisions or control certain Trust-Related Litigation on behalf of the trust.

The foregoing rights of the special servicer to direct, manage, prosecute and/or defend any Trust Related Litigation may be, as and to the extent provided in the series 2007-C7 pooling and servicing agreement, subject to the consent and/or direction of the series 2007-C7 controlling class representative.

Notwithstanding the foregoing, (a) in the event that any action, suit, litigation or proceeding names the trustee in its individual capacity, or in the event that any judgment is rendered against the trustee in its individual capacity, the trustee, upon prior written notice to the master servicer or the special servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests; provided that the master servicer or special servicer, as applicable, will retain the right to manage and direct any such action, suit, litigation or proceeding; (b) in the event of any action, suit, litigation or proceeding other than an action, suit, litigation or proceeding, relating to the enforcement of the obligations of a borrower under the related loan documents, neither the master servicer nor the special servicer may, without the prior written consent of the trustee, (i) initiate any action, suit, litigation or proceeding in the name of the trustee, whether in such capacity or individually, (ii) engage counsel to represent the trustee, or (iii) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with intent to cause, and that actually causes, the trustee to be registered to do business in any state; and (c) in the event that any court finds that the trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from the series 2007-C7 pooling and servicing agreement or any mortgage loan, the trustee will have the right to retain counsel and appear in any such proceedings on its own behalf in order to protect and represent its interests, whether as trustee or individually; provided that the master servicer or the special servicer, as applicable, will retain the right to manage and direct any such action, suit, litigation or proceeding.

Required Appraisals

Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the underlying mortgage loans (other than an Outside Serviced Trust Mortgage Loan), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2007-C7 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan. See ‘‘—Advances—Advances of Delinquent Monthly Debt Service Payments’’ above. The Appraisal Reduction Amount for any mortgage loan serviced under the series 2007-C7 pooling and servicing agreement will be determined following either—

•	the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

•	the receipt of a new appraisal or estimate, if one is required and obtained,

and on a monthly basis thereafter until satisfaction of the conditions described in the bullets to the next paragraph.

If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when—

•	if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under ‘‘—General’’ above,

•	the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

•	no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the request of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), the series 2007-C7 controlling class representative, will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal reasonably satisfactory to the special servicer. Upon request of the series 2007-C7 controlling class representative, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

Subject to the Servicing Standard, the special servicer will be permitted, but not obligated, to adjust downward (but not upward) the value of any mortgaged real property as reflected in an appraisal obtained by it.

Maintenance of Insurance

The series 2007-C7 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property (other than a mortgaged real property with respect to an Outside Serviced Loan Combination) that is not an REO Property all insurance coverage as is required under the related underlying mortgage loan. In addition, the master servicer will generally be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain, but only to the extent that (a) the trust has an insurable interest and (b) the subject insurance is available at a commercially reasonable rate.

Notwithstanding the foregoing, neither the master servicer nor the special servicer, as applicable, will be required to maintain or cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related underlying mortgage loan, in the event that the special servicer determines, based on due inquiry in accordance with the Servicing Standard (subject to any required consent of the series 2007-C7 controlling class representative, if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate.

The series 2007-C7 controlling class representative may request that earthquake insurance be secured for one or more mortgaged real properties by the related borrower, to the extent that (a) insurance may be obtained at a commercially reasonable price and (b) the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee’s request.

The series 2007-C7 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than a REO Property relating to an Outside Serviced Loan Combination) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

If either the master servicer or the special servicer obtains and maintains a blanket policy or master force placed policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2007-C7 pooling and servicing agreement, then, to the extent such policy—

•	is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2007-C7 pooling and servicing agreement, and

•	provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy or master force placed policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this ‘‘—Maintenance of Insurance’’ section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer’s custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy or master force placed policy because of the deductible clause in the blanket policy or master force placed policy.

In the case of an Outside Serviced Loan Combination, the master servicer and/or the special servicer under the series 2007-C6 pooling and servicing agreement or the series 2007-C2 pooling and servicing agreement, as applicable, will be responsible for causing the related borrower to maintain insurance on the related mortgaged real property. See ‘‘Servicing of the Loan Combinations’’ in this prospectus supplement.

Fair Value Option

Any single certificateholder or group of certificateholders with a majority interest in the series 2007-C7 controlling class, the special servicer and any assignees thereof will have the option to purchase any specially serviced mortgage loan in the trust (including, if applicable, an Outside Serviced Trust Mortgage Loan) as to which a material default exists, at a price generally equal to the sum of—

•	the outstanding principal balance of that mortgage loan,

•	all accrued and unpaid interest on that mortgage loan, other than Default Interest and Post-ARD Additional Interest,

•	all unreimbursed servicing advances with respect to that mortgage loan,

•	all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, and

•	any other amounts payable under the series 2007-C7 pooling and servicing agreement.

The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan in the trust as to which a material default exists, as described above in this ‘‘—Fair Value Option’’ section, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph of this ‘‘—Fair Value Option’’ section, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal. Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the next to last paragraph of this ‘‘—Fair Value Option’’ section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

If the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, then the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten-business day period, the special servicer will be required, subject to the following sentence, to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, that holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of the acceptance.

If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer will be required, within 45 days, to recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee will be required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years’ experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than (a) another holder of the purchase option, (b) the related borrower, or (c) if such assignment would violate the terms of any related co-lender, intercreditor or similar agreement, any affiliate of the related borrower; and, upon such assignment, that third party will have all of the rights that had been granted to the assignor in respect of the purchase option. That assignment will only be effective after written notice, together with a copy of the executed assignment and assumption agreement, has been delivered to the trustee, the master servicer and the special servicer.

In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2007-C7 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling that mortgage loan to a holder of the purchase option.

Notwithstanding the foregoing, with respect to an Outside Serviced Trust Mortgage Loan, if it becomes a specially serviced mortgage loan under the terms of the applicable servicing agreement as to which a material default exists, the fair value price described above may be calculated based upon, among other things, appraisals and other information obtained from the applicable outside servicers, but only to the extent such information is so obtained. If the special servicer under the series 2007-C7 pooling and servicing agreement has received insufficient information from the applicable outside servicer with respect to such Outside Serviced Trust Mortgage Loan in order to establish a fair value price, it will base such determination only on information otherwise available or easily obtainable by it, at the expense of the trust. If the special servicer determines that a fair value price cannot be established for such Outside Serviced Trust Mortgage Loan based on the information available to it, then none of the purchase option holders will be permitted to exercise the purchase option at a fair value price.

The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a)

the special servicer has accepted a bid at the fair value price (although the purchase option will resume if the purchase is not completed within the requisite time period), (b) the subject specially serviced mortgage loan has ceased to be a specially serviced mortgage loan or is otherwise no longer in material default, (c) the related mortgaged real property has become an REO Property, (d) a final recovery determination has been made with respect to the subject specially serviced mortgage loan or (e) the subject specially serviced mortgage loan has been removed from the trust fund. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the series 2007-C7 pooling and servicing agreement and the Servicing Standard.

Notwithstanding the foregoing, any party exercising a fair value purchase option under the series 2007-C7 pooling and servicing agreement will be subject to any restrictions on transfer contained in any related co-lender or intercreditor agreement, in any related loan document or, in the case of the District at Tustin Legacy Mortgage Loan, in the DDA.

Realization Upon Defaulted Mortgage Loans

If a default on an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) has occurred, then, subject to the discussion under ‘‘—The Series 2007-C7 Controlling Class Representative’’ above and applicable law, the special servicer may, on behalf of the trust, take any of the following actions:

•	institute foreclosure proceedings;

•	exercise any power of sale contained in the related mortgage instrument;

•	obtain a deed in lieu of foreclosure; or

•	otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

Notwithstanding the foregoing, the special servicer may not, on behalf of the trust, obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2007-C7 certificateholders, could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

•	the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

•	in the event that the determination described in the preceding bullet cannot be made, the special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2007-C7 certificateholders, as a collective whole, on a present value basis, to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet.

See, however, ‘‘—The Series 2007-C7 Controlling Class Representative—Rights and Powers of the Series 2007-C7 Controlling Class Representative’’ above.

The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section will generally be payable directly out of the master servicer’s custodial account.

If neither of the conditions relating to environmental matters set forth in the two bullets of the second paragraph of this ‘‘—Realization Upon Defaulted Mortgage Loans’’ section has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2007-C7 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the subject mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust, but subject to the discussion under ‘‘—The Series 2007-C7 Controlling Class Representative—Rights and Powers of The Series 2007-C7 Controlling Class Representative’’ above, release all or a portion of the subject mortgaged real property from the lien of the related mortgage.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on that mortgage loan and reimbursable expenses incurred by the special servicer, the master servicer and/or any other applicable party in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of those Liquidation Proceeds to the series 2007-C7 certificateholders, for—

•	any and all amounts that represent unpaid servicing compensation with respect to the subject mortgage loan,

•	any unreimbursed servicing expenses incurred with respect to the subject mortgage loan, and

•	any unreimbursed advances of delinquent payments made with respect to the subject mortgage loan.

In addition, amounts otherwise payable on the series 2007-C7 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

The special servicer under the applicable governing servicing agreement for each Outside Serviced Loan Combination will be responsible for realizing against the related mortgaged real property following an event of default under the related Outside Serviced Loan Combination, and assuming no alternative arrangements can be made for the resolution of that event of default. See ‘‘Servicing of the Loan Combinations’’ in this prospectus supplement.

REO Properties

If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

•	the IRS grants an extension of time to sell the property, or

•	the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2007-C7 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the Servicing Standard and the terms and conditions of the series 2007-C7 pooling and servicing agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property; provided that the special servicer may not be obligated to accept the highest cash bid for the subject REO Property if, subject to the discussion under ‘‘—The Series 2007-C7 Controlling Class Representative’’ above, the special servicer determines, in accordance with the Servicing Standard, that acceptance of a lower cash bid would be in the best interests of the series 2007-C7 certificateholders, as a collective whole. Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

•	maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

•	would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer’s ability to sell the REO Property promptly at a fair price.

The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust’s federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

•	a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

•	a tax on prohibited transactions under section 860F of the Internal Revenue Code.

To the extent that income the trust receives from an REO Property is subject to—

•	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

•	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2007-C7 certificateholders. See ‘‘Federal Income Tax Consequences’’ in this prospectus supplement and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer’s custodial account.

Notwithstanding anything to the contrary described above, the special servicer will not have any obligations under the series 2007-C7 pooling and servicing agreement with respect to any REO Property relating to an Outside Serviced Loan Combination. If a mortgaged real property relating to an Outside Serviced Loan Combination is acquired as an REO property under the governing servicing agreement for that Loan Combination, then the special servicer under that governing servicing agreement will be required to operate, manage, lease, maintain and dispose of that property pursuant to the terms of the governing servicing agreement. See ‘‘Servicing of the Loan Combinations’’ in this prospectus supplement.

Inspections; Collection of Operating Information

The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property as soon as practicable after the related underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) becomes a specially serviced mortgage loan and annually thereafter for so long as the related underlying mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust and administered under the series 2007-C7 pooling and servicing agreement at least once per calendar year, provided that the cost of each of those inspections will be borne by the trust and payable through a reimbursable servicing advance or directly out of the master servicer’s custodial account. Beginning in 2008, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property securing a non-specially serviced mortgage loan—

•	at least once every two calendar years in the case of mortgaged real properties securing underlying mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

•	at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months. Notwithstanding the foregoing, however, neither the master servicer nor the special servicer will be obligated to inspect the mortgaged real property related to an Outside Serviced Loan Combination.

The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the subject mortgaged real property and, insofar as the master servicer or the special servicer is aware thereof, that specifies the existence of any sale, transfer or abandonment of the subject mortgaged real property or any material change in its condition or value.

With respect to each Outside Serviced Loan Combination, periodic inspections of the related mortgaged real property are to be performed by the master servicer and/or special servicer under the governing servicing agreement for that Loan Combination.

The special servicer, in the case of any specially serviced mortgage loans for which it is responsible, and the master servicer, in the case of all other mortgage loans serviced under the series 2007-C7 pooling and servicing agreement, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers required to deliver them the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties other than a mortgaged real property related to an Outside Serviced Loan Combination. The special servicer will also be required to obtain operating statements and rent rolls with respect to any REO Properties held by the trust and administered under the series 2007-C7 pooling and servicing agreement. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects, and the master servicer will, upon request, be required to deliver to the trustee and the special servicer copies of the operating statements and rent rolls it collects or receives. The master servicer or the special servicer, as applicable, will be required to prepare and, upon request, deliver to the trustee, an operating statement analysis report with respect to each mortgaged real property and REO Property (other than any mortgaged real property or REO Property related to an Outside Serviced Loan Combination) for the applicable period. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement. Each of the mortgage loans in the trust requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

With respect to an Outside Serviced Trust Mortgage Loan, a servicer under the governing servicing agreement for the related Loan Combination will be responsible for collecting financial information with respect to the related mortgaged real property and will be required to deliver such information to the master servicer under the series 2007-C7 pooling and servicing agreement. Such information will be made available to the series 2007-C7 certificateholders by the trustee as provided in this prospectus supplement.

Evidence as to Compliance

No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Securities Exchange Act of 1934, as amended, is required to be filed with the SEC with respect to the trust), beginning in 2008, each of the master servicer and the special servicer (and the trustee to the extent it constitutes a servicer for the purposes of Regulation AB but only in years in which the trust is required to file an annual report on Form 10-K under the Securities Exchange Act of 1934) must deliver or cause to be delivered, as applicable, to us and the trustee, among others:

•	a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of the master servicer, the special servicer or the trustee, as the case may be, which report shall contain (a) a statement by the master servicer, the special servicer or the trustee, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that the master servicer, the special servicer or the trustee, as the case may be, used the servicing criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the master servicer, the special servicer or the trustee, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the master servicer’s, the special servicer’s or the trustee’s, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

•	as to each annual assessment report delivered by the master servicer, the special servicer or the trustee, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm—made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board—that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

•	a statement of compliance signed by an officer of the master servicer, the special servicer or the trustee, as the case may be, to the effect that (i) a review of the activities of the master servicer, the special servicer or the trustee, as the case may be, during the preceding calendar year—or, in the case of the first such certification, during the period from the Issue Date to December 31, 2007, inclusive—and of its performance under the series 2007-C7 pooling and servicing agreement, has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the master servicer, special servicer or trustee, as the case may be, has fulfilled its obligations under the series 2007-C7 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2007-C7 certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicer, the special servicer and the trustee, as the case may be, will be made available to series 2007-C7 certificateholders, at their expense, upon written request to the trustee.

Accounts

General.    Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicer on behalf of the respective borrowers and the trust, for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series 2007-C7 pooling and servicing agreement will consist of:

•	the master servicer’s custodial account;

•	the trustee’s collection account;

•	the trustee’s interest reserve account;

•	the special servicer’s REO account; and

•	the special servicer’s loss of value reserve fund.

In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series 2007-C7 pooling and servicing agreement or other third party.

Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the trust therefrom, will be distributable to the applicable series 2007-C7 certificateholders on the distribution date relating to the collection period in which those collections were received.

There will be no independent verification of the above-referenced transaction accounts or account activity.

Custodial Account.

General.    The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. That custodial account will be maintained separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the master servicer.

The funds held in the master servicer’s custodial account may be held as cash or, at the master servicer’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the master servicer’s custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2007-C7 pooling and servicing agreement.

Deposits.    Under the series 2007-C7 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series 2007-C7 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

•	all payments on account of principal on the underlying mortgage loans, including principal prepayments;

•	all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

•	all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

•	all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the underlying mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer’s REO account;

•	all remittances to the trust under the series 2007-C6 pooling and servicing agreement and/or the Innkeepers Portfolio Co-Lender Agreement with respect to Innkeepers Portfolio Mortgage Loan;

•	all remittances to the trust under the series 2007-C2 pooling and servicing agreement and/or the Sears Tower Co-Lender Agreement with respect to the Sears Tower Mortgage Loan;

•	any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

•	all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master force placed insurance policy maintained by it as described under ‘‘—Maintenance of Insurance’’ above;

•	any amount required to be transferred from a loss of value reserve fund or the special servicer’s REO account;

•	any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans; and

•	insofar as they do not constitute escrow payments, any amount paid by a borrower with respect to an underlying mortgage loan specifically to cover items for which a servicing advance has been made.

Upon its receipt of any of the amounts described in the first four bullets and the last bullet of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, an Outside Serviced Trust Mortgage Loan), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer’s custodial account.

The obligation of the master servicer to deposit the amounts identified in this ‘‘—Custodial Account—Deposits’’ section with respect to any Outside Serviced Trust Mortgage Loan is dependent upon its receipt of such amounts from a party responsible for servicing or administering that Outside Serviced Trust Mortgage Loan.

Withdrawals.    The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

1.    to remit to the trustee for deposit in the trustee’s collection account described under ‘‘—Accounts—Collection Account’’ below, on the business day preceding each distribution date, an amount (the ‘‘Master Servicer Remittance Amount’’) equal to the aggregate of all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)    monthly debt service payments due on a due date subsequent to the end of the related collection period,

(b)    payments and other collections received after the end of the related collection period,

(c)    amounts that are payable or reimbursable from the custodial account to any person other than the series 2007-C7 certificateholders in accordance with any of clauses 3. through 21. below, and

(d)    amounts deposited in the custodial account in error;

2.    apply amounts held for future distribution on the series 2007-C7 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under ‘‘—Advances—Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement;

3.    to reimburse the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2007-C7 pooling and servicing agreement, which reimbursement is to be made out of collections on the underlying mortgage loan or REO Property as to which the advance was made;

4.    to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject underlying mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

5.    to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loans), that is either—

(a)    specially serviced mortgage loan, or

(b)    mortgage loan as to which the related mortgaged real property has become an REO Property;

6.    to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), which payment is to be made from the sources described under ‘‘—Servicing Compensation and Payment of Expenses’’ above;

7.    to reimburse the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2007-C7 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

8.    to pay the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2007-C7 pooling and servicing agreement, which payment is to be made out of any Default Interest and late payment charges on deposit in the custodial account that were received, during the collection period in which the advance is reimbursed, with respect to the underlying mortgage loan as to which that advance was made;

9.    to pay unpaid expenses—other than interest on advances which is covered by clauses 8. above and 10. below, and other than special servicing fees, workout fees and liquidation fees—that were incurred with respect to any underlying mortgage loan or related REO Property and that, if paid from collections on the mortgage pool other than the late payment charges and Default Interest received with respect to that mortgage loan, would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges on deposit in the custodial account that were received with respect to the underlying mortgage loan as to which the expense was incurred, to the extent such amounts have not been otherwise applied according to clause 8. above;

10.    in connection with the reimbursement of advances as described in clause 3. or 7. above or out of the trustee’s collection account, to pay the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

11.    to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

12.    to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Additional Servicing Compensation’’ above;

13.    to pay, out of general collections on deposit in the custodial account, certain servicing expenses that, if advanced, would not be recoverable under clause 3. above, as discussed under ‘‘—Servicing Compensation and Payment of Expenses—Payment of Expenses’’ above;

14.    to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

15.    to pay the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ and ‘‘—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus and ‘‘—Certain Matters Relating to Claims and Litigation’’ above;

16.    to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained pursuant to the series 2007-C7 pooling and servicing agreement, to the extent that such cost is not covered by a servicing advance;

17.    in the event the master servicer determines, in accordance with the Servicing Standard, that it has received insufficient information from the master servicer or special servicer under the governing servicing agreement for an Outside Serviced Trust Mortgage Loan to make a recoverability determination with respect to required P&I advances on that mortgage loan, to pay, out of general collections on deposit in the custodial account, for costs incurred in connection with obtaining an appraisal and/or other relevant information necessary to make such determination;

18.    to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the fees of an independent contractor retained to manage an REO Property, the cost of various opinions of counsel, the cost of recording the series 2007-C7 pooling and servicing agreement and the cost of the trustee’s transferring mortgage files to a successor after having been terminated by series 2007-C7 certificateholders without cause, all as set forth in the series 2007-C7 pooling and servicing agreement;

19.    with respect to each mortgage loan purchased out of the trust fund, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

20.    to make any required payments due under the related Co-Lender Agreement from the trust, as holder of an underlying mortgage loan that is part of a Loan Combination, to reimburse a servicer of an Outside Serviced Loan Combination for a servicing advance that is not recoverable out of collections on that Outside Serviced Loan Combination;

21.    to pay any other items described in this prospectus supplement as being payable from the custodial account;

22.    to withdraw amounts deposited in the custodial account in error;

23.    to invest amounts held in the custodial account in Permitted Investments; and

24.    to clear and terminate the custodial account upon the termination of the series 2007-C7 pooling and servicing agreement.

Only the master servicer and sub-servicers retained by it will have access to funds in the custodial account.

REO Account.    The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust and administered under the Series 2007-C7 pooling and servicing agreement, separate and apart from its own funds and general assets. If any such REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received by it with respect to each REO Property held by the trust and administered under the series 2007-C7 pooling and servicing agreement. The funds held in this REO account may be held as cash or, at the discretion of the special servicer, invested in Permitted Investments. Any interest or other income earned on funds in the special servicer’s REO account will be payable to the special servicer, subject to the limitations described in the series 2007-C7 pooling and servicing agreement.

The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust and administered under the series 2007-C7 pooling and servicing agreement, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer’s custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of—

•	any withdrawals made out of those amounts as described in the preceding sentence, and

•	any portion of those amounts that may be retained as reserves as described in the next paragraph.

The special servicer may, subject to the limitations described in the series 2007-C7 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Only the special servicer and sub-servicers retained by it will have access to funds in the special servicer’s REO account.

The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

If an REO Property relates to an Outside Serviced Loan Combination, then collections thereon will not be deposited in the special servicer’s REO account.

    Collection Account.

General.    The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2007-C7 certificates and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

The funds held in the trustee’s collection account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s collection account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2007-C7 pooling and servicing agreement.

Deposits.    On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

•	the applicable Master Servicer Remittance Amount;

•	any advances of delinquent monthly debt service payments made by the master servicer on the underlying mortgage loans with respect to that distribution date; and

•	any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

See ‘‘—Advances—Advances of Delinquent Monthly Debt Service Payments,’’ ‘‘—Accounts—Custodial Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ above.

With respect to each distribution date that occurs during March, commencing in 2008, the trustee will be required to transfer from its interest reserve account, which we describe under ‘‘—Accounts—Interest Reserve Account’’ below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis.

Withdrawals.    The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

•	to pay itself a monthly fee, which is described under ‘‘—Trustee Compensation’’ above, to invest funds held in the collection account in Permitted Investments and to pay itself investment earnings on Permitted Investments of funds in the collection account;

•	to indemnify itself and various related persons as described under ‘‘Description of the Governing Documents— Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus;

•	to pay for various opinions of counsel or the advice of counsel required to be obtained in connection with any amendments to the series 2007-C7 pooling and servicing agreement and the administration of the trust;

•	to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus and ‘‘—REO Properties’’ above;

•	to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

•	with respect to each distribution date during January of 2009 or any year thereafter that is not a leap year or during February of 2008 or any year thereafter, to transfer to the trustee’s interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis; and

•	to withdraw amounts deposited in the collection account in error.

On each distribution date, all amounts on deposit in the trustee’s collection account, exclusive of any portion of those amounts that may be withdrawn for the purposes contemplated in the foregoing paragraph or that was deposited in the collection account in error, will be withdrawn and applied to make payments on the series 2007-C7 certificates For any distribution date, the funds available to make payments on the series 2007-C7 certificates will consist of the following separate components—

•	the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be distributed as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement,

•	the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust during the related collection period, which will be distributed as described under ‘‘Description of the Offered Certificates—Payments—Payments of Post-ARD Additional Interest’’ in this prospectus supplement, and

•	the remaining portion of those funds, which—

1.	we refer to as the Available P&I Funds, and

2.	will be distributed as described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement.

Only the trustee will have access to funds in the collection account.

Interest Reserve Account.    The trustee must maintain an account in which it will hold the interest reserve amounts described in the second and third following paragraphs with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates.

The funds held in the trustee’s interest reserve account may be held as cash or, at the trustee’s discretion, invested in Permitted Investments. Any interest or other income earned on funds in the trustee’s interest reserve account will be paid to the trustee as additional compensation subject to the limitations set forth in the series 2007-C7 pooling and servicing agreement.

During January, except in a leap year, and February of each calendar year, beginning in February 2008, the trustee will, on or before the distribution date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will, in general, equal one day’s interest accrued at the related mortgage interest rate (or, (i) in the case of an Outside Serviced Trust Mortgage Loan, the related mortgage interest rate, minus the actual/360 equivalent of the per annum rate at which the master servicing fee under the series 2007-C6 or series 2007-C2, as applicable, pooling and servicing agreement accrues with respect to such Outside Serviced Trust Mortgage Loan on a 30/360 Basis, and (ii) in the case of a KeyBank Mortgage Loan that accrues interest on an Actual/360 Basis, the related mortgage interest rate, minus the related Administrative Cost Rate) on the Stated Principal Balance of that mortgage loan as of the end of the related collection period.

During March of each calendar year, beginning with March 2008, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the distribution date during the month of transfer.

Only the trustee will have access to funds in the interest reserve account.

Loss of Value Reserve Fund.    If we make, with respect to a Lehman Mortgage Loan, or the related mortgage loan seller makes, with respect to any other mortgage loan that we include in the trust, a loss of value payment in connection with a Material Breach or Material Document Defect, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement, then the special servicer will be required to establish a loss of value reserve fund in which to hold that payment pending application thereof. The loss of value reserve fund must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds in the loss of value reserve fund will be held uninvested.

The special servicer may make withdrawals from the loss of value reserve fund, out of any loss of value payment on deposit therein, in order to cover losses and Additional Trust Fund Expenses, as incurred, with respect to the underlying mortgage loan as to which that loss of value payment was made and, following a liquidation of that mortgage loan, to cover losses and Additional Trust Fund Expenses with respect to any other underlying mortgage loan.

Only the special servicer will have access to funds in the loss of value reserve fund.

Flow of Funds

Events of Default

Each of the following events, circumstances and conditions will be considered events of default with respect to the master servicer or the special servicer, as applicable, under the series 2007-C7 pooling and servicing agreement:

•	the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer’s custodial account or the special servicer’s REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

•	the master servicer fails to remit to the trustee for deposit in the trustee’s collection account any amount required to be so remitted, which failure is not remedied by 11:00 a.m., New York City time, on the applicable distribution date;

•	the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2007-C7 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the series 2007-C7 pooling and servicing agreement;

•	the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2007-C7 pooling and servicing agreement, and that failure continues unremedied for 30 days—or such shorter period as may be provided for in the series 2007-C7 pooling and servicing agreement for certain specified acts—or, if the responsible party is diligently attempting to remedy the failure, 60 days—or such shorter period as may be provided for in the series 2007-C7 pooling and servicing agreement for certain specified acts—after written notice of the failure (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2007-C7 pooling and servicing agreement or by series 2007-C7 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C7 certificates;

•	it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2007-C7 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2007-C7 certificateholders, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach (requiring it to be remedied) has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2007-C7 pooling and servicing agreement or by series 2007-C7 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C7 certificates;

•	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

•	the master servicer or the special servicer is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days, and the ratings assigned by S&P to one or more classes of the series 2007-C7 certificates are qualified, downgraded or withdrawn in connection therewith;

•	a servicing officer of the master servicer or the special servicer, as the case may be, obtains actual knowledge that one or more ratings assigned by Fitch to one or more classes of the series 2007-C7 certificates have been qualified, downgraded or withdrawn, or otherwise made the subject of a ‘‘negative’’ credit watch that remains in effect for at least 60 days, which action Fitch has determined is solely or in material part a result of the master servicer or special servicer, as the case may be, acting in that capacity; and

•	the master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch and, in either case, that rating is not restored within 60 days after the subject downgrade or withdrawal.

If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to the master servicer or the special servicer, then—within ten (10) days after such officer’s receipt of that notice—the trustee will transmit by mail to us, all the series 2007-C7 certificateholders, S&P and Fitch notice of that occurrence, unless the default has been cured.

Rights Upon Event of Default

If an event of default described above under ‘‘—Events of Default’’ occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the written direction of the series 2007-C7 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C7 certificates, the trustee will be required, to terminate all of the future rights and obligations of the defaulting party under the series 2007-C7 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2007-C7 certificateholder.

Upon receipt by a defaulting party of written notice of termination for which that defaulting party may be terminated under the series 2007-C7 pooling and servicing agreement, all authority and power of the defaulting party under the series 2007-C7 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series 2007-C7 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the mortgage loans included in the trust and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series 2007-C7 pooling and servicing agreement in connection with an event of default on the part of the master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund; provided that the defaulting party will not be relieved of its liability for those costs and expenses.

Upon any termination of the master servicer or special servicer as a result of an event of default, the trustee must either:

•	succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2007-C7 pooling and servicing agreement; or

•	appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2007-C7 pooling and servicing agreement.

The holders of series 2007-C7 certificates entitled to a majority of the voting rights for the series 2007-C7 Certificates may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series 2007-C7 pooling and servicing agreement, rather than have the trustee act as that successor.

Notwithstanding the foregoing discussion in this ‘‘—Rights Upon Event of Default’’ section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under ‘‘—Events of Default’’ above, the master servicer will have the right for a period of approximately 60 days—during which time the master servicer will continue to master service the mortgage loans—to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment S&P and Fitch have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2007-C7 certificates. The terminated master servicer is responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the underlying mortgage loans, to the extent such expenses are not reimbursed by the replacement servicer.

In general, series 2007-C7 certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2007-C7 certificates affected by any event of default may waive the event of default. However, some events of default may only be waived by all of the holders of the affected classes of the series 2007-C7 certificates. In addition, any waiver of an event of default under the second bullet of the ‘‘—Events of Default’’ section above in this prospectus supplement requires the written consent of the trustee; and, in limited circumstances, a waiver of certain events of default under the fourth bullet of the ‘‘—Events of Default’’ section above requires our consent. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2007-C7 pooling and servicing agreement.

In general, with respect to each Outside Serviced Trust Mortgage Loan, the trustee may waive any event of default on the part of the related master servicer and/or special servicer under the governing servicing agreement only if so directed by series 2007-C7 certificateholders entitled to waive a comparable event of default under the series 2007-C7 pooling and servicing agreement. In the event of any such event of default that is not waived or cured and that materially and adversely affects the trust as holder of the subject Outside Serviced Trust Mortgage Loan, the trustee may (and, at the direction of the series 2007-C7 controlling class representative or the holders of series 2007-C7 certificates entitled to 25% of the series 2007-C7 voting rights, will be required to) pursue such rights, if any, as the holder of the subject Outside Serviced Trust Mortgage Loan may have pursuant to the applicable servicing agreement.

No series 2007-C7 certificateholder will have the right under the series 2007-C7 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless—

•	that holder previously has given to the trustee written notice of default,

•	except in the case of a default by the trustee, series 2007-C7 certificateholders entitled to not less than 25% of the series 2007-C7 voting rights have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2007-C7 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

•	except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

See ‘‘Description of the Governing Documents—Rights, Protection, Indemnities and Immunities of the Trustee’’ for a description of certain limitations regarding the trustee’s duties with respect to the foregoing matters.

Administration of the Outside Serviced Trust Mortgage Loans

The Outside Serviced Trust Mortgage Loans and any related REO Property will be serviced and administered in accordance with the governing servicing agreement for the related Loan Combination. If the trustee is requested to take any action in its capacity as holder of an Outside Serviced Trust Mortgage Loan, pursuant to that governing servicing agreement, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that governing servicing agreement, then (subject to any more specific discussion within this prospectus supplement, including under ‘‘—Rights Upon Event of Default’’ above, with respect to the matter in question) the trustee will notify, and act in accordance with the instructions of, the series 2007-C7 controlling class representative.

Third-Party Beneficiaries

The mortgage loan sellers will be third-party beneficiaries of the series 2007-C7 pooling and servicing agreement to the extent set forth therein. Accordingly, the series 2007-C7 pooling and servicing agreement cannot be modified in any manner that is material and adverse to any of those parties without its consent.

SERVICING OF THE LOAN COMBINATIONS

The series 2007-C6 pooling and servicing agreement initially governs the servicing and administration of the Innkeepers Portfolio Loan Combination and any related REO Property. The series 2007-C6 pooling and servicing agreement is the governing document for the Series 2007-C6 Securitization, which closed prior to the Issue Date. Under the series 2007-C6 pooling and servicing agreement, the master servicer is Wachovia Bank, National Association, the trustee is LaSalle Bank National Association and the initial special servicer is Midland Loan Services, Inc. The series 2007-C2 pooling and servicing agreement initially governs the servicing and administration of the Sears Tower Loan Combination and any related REO Property. The series 2007-C2 pooling and servicing agreement is the governing document for the Series 2007-C2 Securitization, which closed prior to the Issue Date. Under the series 2007-C2 pooling and servicing agreement, the master servicer is Wachovia Bank, National Association, the trustee is LaSalle Bank National Association and the initial special servicer is LNR Partners, Inc. The master servicer, special servicer and trustee under the series 2007-C7 pooling and servicing agreement will not have any obligation or authority to supervise the series 2007-C6 master servicer, the series 2007-C6 special servicer, the series 2007-C6 trustee, the series 2007-C2 master servicer, the series 2007-C2 special servicer or the series 2007-C2 trustee or to make servicing advances with respect to either the Innkeepers Portfolio Loan Combination or the Sears Tower Loan Combination. Each of the series 2007-C6 pooling and servicing agreement and the series 2007-C2 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series 2007-C7 securitization and the servicing arrangements under each of the series 2007-C6 pooling and servicing agreement and the series 2007-C2 pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series 2007-C7 pooling and servicing agreement. In that regard:

•	One or more parties to each of the series 2007-C6 pooling and servicing agreement and the series 2007-C2 pooling and servicing agreement will be responsible for making servicing advances with respect to the subject Loan

Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the subject Loan Combination, and none of the parties to that agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the related underlying mortgage loan included in the series 2007-C7 securitization transaction.

•	The mortgage loans that form the subject Loan Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical) to the Servicing Standard under the series 2007-C7 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the related Loan Combination Controlling Party or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the subject Loan Combination).

•	The mortgage loans that form the subject Loan Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing Transfer Events under the Series 2007-C7 pooling and servicing agreement, in which case the party serving as the special servicer under the series 2007-C6 pooling and servicing agreement or the series 2007-C2 pooling and servicing agreement, as applicable, will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the related underlying mortgage loan included in the series 2007-C7 securitization transaction that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2007-C7 pooling and servicing agreement with respect to other underlying mortgage loans; provided that (a) the special servicing fee rate for the Innkeepers Portfolio Mortgage Loan will equal (i) 0.25% per annum when the loan balance is less than $25,000,000 and (ii) 0.15% per annum when the loan balance is greater than or equal to $25,000,000, and (b) the workout fee rate and the liquidation fee rate for the Innkeepers Portfolio Mortgage Loan will each equal (i) 1.0% when the loan balance is less than $25,000,000 and (ii) 0.75% when the loan balance is greater than or equal to $25,000,000.

•	In general, under each of the series 2007-C6 pooling and servicing agreement and the series 2007-C2 pooling and servicing agreement, the occurrence of a Servicing Transfer Event with respect to any mortgage loan in a Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other mortgage loan(s) in that Loan Combination. However, if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, any Sears Tower Note B Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Sears Tower Note B Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, or the transfer to special servicing of the applicable Loan Combination, unless a separate Servicing Transfer Event may occur with respect thereto.

•	The master servicer and special servicer for the Series 2007-C2 Securitization, in the case of the Sears Tower Loan Combination, or for the Series 2007-C6 Securitization, in the case of the Innkeepers Portfolio Loan Combination, will be responsible for entering into any modifications or amendments and for granting any waivers or consents with respect to that Loan Combination under terms and conditions similar to those described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Modifications, Waivers, Amendments and Consents’’ and ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement, except that, as specified in each of the series 2007-C2 pooling and servicing agreement and the series 2007-C6 pooling and servicing agreement, the master servicer thereunder will be primarily responsible for approving certain modifications, consents, waivers or amendments, including without limitation—

(a)	consenting to subordination of the lien of the subject Loan Combination to an easement, right-of-way or similar agreement for utilities, access, parking, public improvements or another purpose, provided that such master servicer has determined in accordance with the applicable servicing standard that such easement, right-of-way or similar agreement will not materially interfere with the then-current use of the related mortgaged real property, the security intended to be provided by the related mortgage instrument or the related borrower’s ability to repay the subject Loan Combination, or materially or adversely affect the value of the related mortgaged real property;

(b)	granting waivers of minor covenant defaults (other than financial covenants), including delivery of late financial statements;

(c)	granting releases of non-material parcels of the related mortgaged real property, releases of the related mortgaged real property in connection with a defeasance or a pending or threatened condemnation and, if the related loan documents expressly require the mortgagee thereunder to grant a release upon the satisfaction of certain conditions, releases of the related mortgaged real property as required by the related loan documents;

(d)	approving routine leasing activity (including any subordination, standstill and attornment agreement) with respect to leases for less than the lesser of (a) 20,000 square feet and (b) 20% of the related mortgaged real property;

(e)	subject to certain related conditions, approving annual budgets for the related mortgaged property;

(f)	disbursements of any earnout or holdback amounts in accordance with the related loan documents;

(g)	waiving provisions of the subject Loan Combination requiring the receipt of a rating confirmation if the balance such mortgage loan does not exceed certain levels and the related provision of the mortgage loan does not relate to a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(h)	subject to certain other restrictions regarding principal prepayments, waiving any provision of the subject Loan Combination requiring a specified number of days notice prior to a principal prepayment;

(i)	consenting to changing the property manager with respect to the related mortgaged real property; and

(j)	granting other similar non-material waivers, consents, modifications or amendments;

provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan (other than, in the case of a non-specially serviced mortgage loan, a waiver of payment of Default Interest or a late payment charge) and (2) agreeing to such modification, waiver or amendment would be consistent with the applicable servicing standard.

•	In addition, the management, prosecution, defense and/or settlement of claims and litigation relating to any mortgage loan brought against the series 2007-C2 or series 2007-C6 trust fund or any party to the series 2007-C2 or series 2007-C6 pooling and servicing agreement will generally be handled by the related master servicer and/or special servicer, as more specifically provided for in the series 2007-C2 or series 2007-C6, as applicable, pooling and servicing agreement. In connection with handling such matters, the related master servicer and/or special servicer may be required to seek the consent of the series 2007-C2 or series 2007-C6, as applicable, controlling class representative with respect to material decisions and settlement proposals. In addition, the related master servicer or special servicer, as applicable, may be entitled to reasonable compensation for directing, managing, prosecuting and/or defending any such claims, as set forth in the series 2007-C2 or series 2007-C6, as applicable, pooling and servicing agreement.

•	Any modification, extension, waiver or amendment of the payment terms of the subject Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related Co-Lender Agreement, such that neither the trust as holder of the related underlying mortgage loan nor any holder of a related Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Co-Lender Agreement.

•	Subject to the discussion in the following bullets, neither the special servicer nor the master servicer under the series 2007-C6 pooling and servicing agreement or series 2007-C2 pooling and servicing agreement, as applicable, will be permitted to take (or, in case of that special servicer, if and when appropriate, to consent to that master servicer’s taking) any of the following actions (or, subject to the related Co-Lender Agreement, some subset of the following actions) under the applicable pooling and servicing agreement with respect to the applicable Loan Combination, as to which action the related Loan Combination Controlling Party has objected within such time period provided for in the related Co-Lender Agreement (which is not more than 30 days) of having been notified thereof in writing and having been provided with all reasonably requested information with respect thereto:

(a)	any proposed foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the related mortgaged real property and the other collateral securing the subject Loan Combination if it comes into and continues in default;

(b)	any modification, extension, amendment or waiver of a monetary term (including the timing of payments or the maturity date and any acceleration of the loan unless such acceleration is by its terms automatic under the related loan documents) or any material non-monetary term (including a material term relating to insurance) of a mortgage loan that is part of the subject Loan Combination;

(c)	any proposed sale of a related REO Property or any proposed sale of the loan other than in connection with the exercise of a fair value purchase option pursuant to the applicable pooling and servicing agreement;

(d)	any acceptance of a discounted payoff or the forgiveness of any interest or principal payments of a mortgage loan that is part of the subject Loan Combination;

(e)	any determination to bring the related mortgaged real property (including if it is an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged real property;

(f)	any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if lender’s approval is required by the related loan documents;

(g)	any adoption or approval of a plan in bankruptcy of the related borrower or similar event in a bankruptcy or similar proceeding;

(h)	any release of collateral for the subject Loan Combination (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the subject Loan Combination;

(i)	any acceptance of substitute or additional collateral for the subject Loan Combination or any release of the borrower or any guarantor, other than in accordance with the terms thereof;

(j)	any waiver of or determination to enforce or not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to the subject Loan Combination;

(k)	any acceptance of an assumption agreement releasing the related borrower from liability under the subject Loan Combination;

(l)	any approval of annual budgets, business plans, major leases, modifications to or terminations of major leases or a material capital expenditure, if lender’s approval is required by the related loan documents;

(m)	any release of the related borrower or any guarantor from liability with respect to the subject Loan Combination or any material modification to, waiver of any material provision of, or material release of, any guaranty or indemnity agreement unless required under the loan agreement;

(n)	any replacement of the property manager or any proposed termination or material modification of the property management agreement, if lender’s approval is required by the related loan documents;

(o)	any approval of the transfer of the related mortgaged real property or interests in the related borrower or the incurrence of additional indebtedness secured by the related mortgaged real property or any mezzanine financing by any beneficial owner of the borrower, if lender’s approval is required by the related loan documents;

(p)	any modification to a ground lease or certain designated space leases;

(q)	any determination to apply casualty proceeds or condemnation awards toward repayment of a mortgage loan that is part of the subject Loan Combination rather than toward restoration of the related mortgaged real property;

(r)	any release, waiver or reduction of the amounts of escrows or reserves not expressly required by the terms of the related loan documents or under applicable law;

(s)	the subordination of any lien created pursuant to the terms of the related loan documents;

(t)	any material alteration to the related mortgaged real property, to the extent the lender has approval rights with respect to such item in the related loan documents;

(u)	any proposed amendment to any single purpose entity provision of the related loan documents;

(v)	any determination by the master servicer that a Servicing Transfer Event that is based on imminent default has occurred with respect to a mortgage loan that is part of the subject Loan Combination; and

(w)	any proposed sale of the related mortgaged real property for less than the unpaid principal amount of the underlying mortgage loan that is part of the subject Loan Combination, accrued and unpaid interest thereon, all amounts required to be paid or reimbursed to the master servicer, special servicer and trustee under the the series 2007-C6 pooling and servicing agreement or series 2007-C2 pooling and servicing agreement, as applicable, and any unreimbursed realized losses allocated to the underlying mortgage loan that is part of the subject Loan Combination;

provided that, if the special servicer or the master servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the mortgage loans in the subject Loan Combination, as a collective whole, then the applicable special servicer or master servicer (to the extent the master servicer is otherwise permitted to take such action under the controlling pooling and servicing agreement), as applicable, may take (or, in the case of the applicable special servicer, if and to the extent applicable, consent to the applicable master servicer’s taking) any such action without waiting for the related Loan Combination Controlling Party’s response.

•	In addition, subject to the discussion in the following bullets, the related Loan Combination Controlling Party may generally direct the special servicer and/or master servicer under the series 2007-C6 pooling and servicing agreement or series 2007-C2 pooling and servicing agreement, as applicable, to take, or refrain from taking, any actions with respect to a Loan Combination that the related Loan Combination Controlling Party may consider consistent with the related Co-Lender Agreement or as to which provision is otherwise made in the related Co-Lender Agreement.

•	Notwithstanding the foregoing, in the case of the Innkeepers Portfolio Loan Combination, if the holders of the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Pari Passu Non-Trust Loan (or their respective representatives) as the related Loan Combination Controlling Party have not, within the requisite time period provided for in the related Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the special servicer or master servicer, as applicable, under the series 2007-C6 pooling and servicing agreement will implement the servicing action that it deems to be in accordance with the applicable servicing standard, and the decision of the such special servicer or such master servicer, as applicable, will be binding on all such parties. Likewise, if the holders of the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan or their respective representatives constitute the related Loan Combination Controlling Party, and if they have not, within the requisite time period provided for in the Sears Tower Co-Lender Agreement, executed a mutual consent with respect to any advice, consent or direction regarding a specified servicing action, the series 2007-C2 special servicer or master servicer, as applicable, will implement the servicing action that it deems to be in accordance with the servicing standards, and the decision of the series 2007-C2 special servicer or master servicer, as applicable, will be binding on all such parties, subject to certain conditions set forth in the series 2007-C2 pooling and servicing agreement.

•	Further notwithstanding the foregoing, no advice, direction or objection given or made by the Loan Combination Controlling Party for any Loan Combination, as contemplated by any of the foregoing bullets in this ‘‘Servicing of the Loan Combinations’’ section, may (1) require or cause the applicable special servicer or master servicer, as applicable, to violate (a) any other provision of the series 2007-C6 pooling and servicing agreement or series 2007-C2 pooling and servicing agreement, as applicable, including the obligation of that servicer to act in accordance with the Servicing Standard, (b) the related mortgage loan documents, including any applicable co-lender and/or intercreditor agreements, or (c) applicable law, including the REMIC provisions of the Internal Revenue Code or (2) subject that servicer to liability or materially expand the scope of its obligations under the respective pooling and servicing agreement; and that servicer is to ignore any such advice, direction or objection that would have such effect. Furthermore, neither the series 2007-C6 special servicer nor the series 2007-C2 special servicer will be obligated to seek approval from the related Loan Combination Controlling Party under the related pooling and servicing agreement for any actions to be taken by such special servicer with respect to the workout or liquidation of the subject Loan Combination if—

(a)	the applicable special servicer has, as described above, notified the applicable Loan Combination Controlling Party in writing of various actions that such special servicer proposes to take with respect to the workout or liquidation of that Loan Combination and

(b)	for 60 days following the first of those notices, the applicable Loan Combination Controlling Party has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

•	The holders or beneficial owners of a majority interest in each of the series 2007-C6 controlling class and the series 2007-C2 controlling class will have the right to replace the special servicer under the series 2007-C6 pooling and servicing agreement and series 2007-C2 pooling and servicing agreement, respectively, and the series 2007-C7 controlling class representative will have the right to replace the special servicer under the series 2007-C6 pooling and servicing agreement solely with respect to the Innkeepers Portfolio Mortgage Loan, and the related Loan Combination Controlling Party will have the right to replace the special servicer under the series 2007-C2 pooling and servicing agreement solely with respect to the Sears Tower Loan Combination, in each case on terms and conditions that are similar to those applicable to the replacement of the special servicer under the series 2007-C7 pooling and servicing agreement by the holders or beneficial owners of a majority interest in the series 2007-C7 controlling class, as described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this prospectus supplement.

•	In general, the respective parties to each of the series 2007-C6 pooling and servicing agreement and the series 2007-C2 pooling and servicing agreement will have substantially the same limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2007-C7 pooling and servicing agreement.

•	If the related Non-Trust Loan is ever no longer part of the trust fund created pursuant to the series 2007-C6 pooling and servicing agreement or the series 2007-C2 pooling and servicing agreement, as applicable, then the subject Loan Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer and, if applicable, the special servicer under the related pooling and servicing agreement, on terms substantially similar to those in the related pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the subject Loan Combination otherwise agree. No such other servicing agreement may be entered into on behalf of the trust as the holder of the related underlying mortgage loan unless the holders of all mortgage loans comprising the subject Loan Combination collectively agree to grant consent to such other servicing agreement, and entry into any successor servicing agreement will be conditioned upon receipt from S&P and Fitch of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series 2007-C7 certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The series 2007-C7 certificates will be issued, on or about November 30, 2007, under the series 2007-C7 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

•	the underlying mortgage loans;

•	any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

•	the loan documents for the underlying mortgage loans;

•	our rights under our mortgage loan purchase agreement with the UBS Mortgage Loan Seller;

•	our rights under our mortgage loan purchase agreement with the KeyBank Mortgage Loan Seller;

•	any REO Properties acquired by the special servicer on behalf of the trust with respect to defaulted mortgage loans;

•	the trust’s interest in any REO Property relating to an Outside Serviced Trust Mortgage Loan; and

•	those funds or assets as from time to time are deposited in the various transaction accounts described under ‘‘Description of the Series 2007-C7 Pooling and Servicing Agreement—Accounts’’ in this prospectus supplement.

The series 2007-C7 certificates will include the following classes:

•	the A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, X-CP and X-W classes, which are the classes of series 2007-C7 certificates that are offered by this prospectus supplement, and

•	the X-CL, G, H, J, K, L, M, N, P, Q, S, T and V classes and the series 2007-C7 REMIC residual certificates, which are the classes of series 2007-C7 certificates that—

1.	will be retained by us or sold in transactions that do not require registration under the Securities Act of 1933 as amended, and

2.	are not offered by this prospectus supplement.

The class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates are the series 2007-C7 certificates that will have principal balances and are sometimes referred to as the series 2007-C7 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to that certificate on that distribution date. See ‘‘—Payments’’ below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below. However, in limited circumstances, if and to the extent that the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2007-C7 principal balance certificates immediately following the distributions to be made with respect to those certificates on any distribution date, the total principal balance of a class of series 2007-C7 principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

The class X-CL, X-CP and X-W certificates will not have principal balances and are sometimes referred to as the series 2007-C7 interest only certificates. For purposes of calculating the amount of accrued interest, each class of series 2007-C7 interest only certificates will have a total notional amount.

The total notional amount of the class X-CL certificates will equal 50% (the ‘‘Class X-CL Percentage’’) of the total principal balance of the series 2007-C7 principal balance certificates outstanding from time to time.

The total notional amount of the class X-W certificates will equal 50% (the ‘‘Class X-W Percentage’’) of the total principal balance of the total principal balance of the series 2007-C7 principal balance certificates outstanding from time to time.

The total notional amount of the class X-CP certificates will equal:

•	during the period from the Issue Date through and including the distribution date in May 2008, 50% of the sum of (a) the lesser of $18,354,000 and the total principal balance of the class A-1 certificates outstanding from time to time, and (b) the total principal balance of the class A-2, A-AB, A-3, A-1A, A-M, A-J, B, C and D certificates outstanding from time to time;

•	during the period following the distribution date in May 2008 through and including the distribution date in November 2008, 50% of the sum of (a) the lesser of $17,563,000 and the total principal balance of the class A-1 certificates outstanding from time to time, and (b) the total principal balance of the class A-2, A-AB, A-3, A-1A, A-M, A-J, B, C and D certificates outstanding from time to time;

•	during the period following the distribution date in November 2008 through and including the distribution date in May 2009, 50% of the sum of (a) the lesser of $162,264,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $260,732,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-AB, A-3, A-M, A-J, B, C and D certificates outstanding from time to time;

•	during the period following the distribution date in May 2009 through and including the distribution date in November 2009, 50% of the sum of (a) the lesser of $104,913,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $255,542,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-AB, A-3, A-M, A-J, B, C and D certificates outstanding from time to time;

•	during the period following the distribution date in November 2009 through and including the distribution date in May 2010, 50% of the sum of (a) the lesser of $48,903,000 and the total principal balance of the class A-2 certificates outstanding from time to time, (b) the lesser of $250,347,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-AB, A-3, A-M, A-J, B, C and D certificates outstanding from time to time;

•	during the period following the distribution date in May 2010 through and including the distribution date in November 2010, 50% of the sum of (a) the lesser of $60,632,000 and the total principal balance of the class A-AB certificates outstanding from time to time, (b) the lesser of $245,275,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-3, A-M, A-J, B, C and D certificates outstanding from time to time;

•	during the period following the distribution date in November 2010 through and including the distribution date in May 2011, 50% of the sum of (a) the lesser of $6,334,000 and the total principal balance of the class A-AB certificates outstanding from time to time, (b) the lesser of $240,234,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-3, A-M, A-J, B, C and D certificates outstanding from time to time;

•	during the period following the distribution date in May 2011 through and including the distribution date in November 2011, 50% of the sum of (a) the lesser of $1,620,617,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $235,321,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-M, A-J, B, C and D certificates outstanding from time to time;

•	during the period following the distribution date in November 2011 through and including the distribution date in May 2012, 50% of the sum of (a) the lesser of $1,558,829,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $230,536,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-M, A-J, B, C and D certificates outstanding from time to time;

•	during the period following the distribution date in May 2012 through and including the distribution date in November 2012, 50% of the sum of (a) the lesser of $1,371,906,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $116,112,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-M, A-J, B, C and D certificates outstanding from time to time;

•	during the period following the distribution date in November 2012 through and including the distribution date in May 2013, 50% of the sum of (a) the lesser of $1,323,680,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $113,729,000 and the total principal balance of the class A-1A certificates outstanding from time to time, and (c) the total principal balance of the class A-M, A-J, B, C and D certificates outstanding from time to time;

•	during the period following the distribution date in May 2013 through and including the distribution date in November 2013, 50% of the sum of (a) the lesser of $1,276,983,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $111,428,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the lesser of $1,861,000 and the total principal balance of the class D certificates outstanding from time to time, and (d) the total principal balance of the class A-M, A-J, B and C certificates outstanding from time to time;

•	during the period following the distribution date in November 2013 through and including the distribution date in May 2014, 50% of the sum of (a) the lesser of $1,231,502,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $100,134,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the lesser of $15,833,000 and the total principal balance of the class C certificates outstanding from time to time, and (d) the total principal balance of the class A-M, A-J and B certificates outstanding from time to time;

•	during the period following the distribution date in May 2014 through and including the distribution date in November 2014, 50% of the sum of (a) the lesser of $1,187,464,000 and the total principal balance of the class A-3 certificates outstanding from time to time, (b) the lesser of $98,062,000 and the total principal balance of the class A-1A certificates outstanding from time to time, (c) the lesser of $42,435,000 and the total principal balance of the class B certificates outstanding from time to time, and (d) the total principal balance of the class A-M and A-J certificates outstanding from time to time; and

•	following the distribution date in November 2014, $0.

The class V certificates and the series 2007-C7 REMIC residual certificates will not have principal balances or notional amounts.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount, as applicable, of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount, as applicable, of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee’s distribution date statement.

Registration and Denominations

General.    The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance—or, solely in the case of the class X-CP and X-W certificates, $250,000 initial notional amount—and in any additional whole dollar denominations.

Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under ‘‘Description of the Certificates—Book-Entry Registration.’’ For so long as any class of offered certificates is held in book-entry form—

•	all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

•	all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC’s procedures.

The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

DTC, Euroclear and Clearstream.    You will hold your certificates through DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see ‘‘Description of the Certificates—Book-Entry Registration—DTC, Euroclear and Clearstream’’ in the accompanying base prospectus.

Transfers between participants in DTC will occur in accordance with DTC’s rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See ‘‘Description of the Certificates— Book-Entry Registration—Holding and Transferring Book-Entry Certificates’’ in the accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G hereto.

Payments

General.    For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2007-C7 certificates will be divided into Loan Group 1 and Loan Group 2. See ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

On each distribution date, the trustee will, subject to the available funds, make all payments required to be made on the series 2007-C7 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

In order for a series 2007-C7 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business on the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date). Otherwise, that certificateholder will receive its payments by check mailed to it.

Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See ‘‘—Registration and Denominations’’ above.

Payments of Interest.    All of the classes of the series 2007-C7 certificates (except for the series 2007-C7 REMIC residual certificates) will bear interest.

With respect to each interest-bearing class of the series 2007-C7 certificates that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for that particular class of series 2007-C7 certificates for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of that particular class of series 2007-C7 certificates outstanding immediately prior to the related distribution date, and

•	the assumption that each year consists of twelve 30-day months.

However, no interest will accrue with respect to the class X-CP certificates following the interest accrual period that ends in November 2014.

On each distribution date, subject to the Available P&I Funds for that date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the total amount of interest distributable with respect to each interest-bearing class of the series 2007-C7 certificates will equal—

•	the total amount of interest accrued during the related interest accrual period with respect to that class of series 2007-C7 certificates, reduced by

•	the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2007-C7 certificates.

If the full amount of interest distributable with respect to any interest-bearing class of the series 2007-C7 certificates is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable with respect to that class of series 2007-C7 certificates on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the priorities of payment described under ‘‘—Payments—Priority of Payments’’ below. However, no interest will accrue on any of that unpaid interest.

The Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocated among the respective interest-bearing classes of series 2007-C7 certificates on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series 2007-C7 certificates for the related interest accrual period.

Calculation of Pass-Through Rates.    The table on page S-7 of this prospectus supplement provides the initial pass-through rate for each interest-bearing class of the series 2007-C7 certificates, provided that as and when indicated thereon that initial pass-through rate is approximate. Set forth below is a description of how the pass-through rate will be calculated with respect to each interest-bearing class of the series 2007-C7 certificates.

The pass-through rates for the class A-1, A-2, A-AB, L, M, N, P, Q, S and T certificates will be fixed at the rate per annum identified in the table on page S-7 of this prospectus supplement as the initial pass-through rate for that class.

The pass-through rates for the class A-3 and A-1A certificates will, in the case of each of those classes, generally be fixed at the rate per annum identified in the table on page S-7 of this prospectus supplement as the initial pass-through rate for the subject class. However, with respect to any interest accrual period, if the applicable Weighted Average Pool Pass-Through Rate is below the identified initial pass-through rate for the class A-3 or A-1A certificates, as the case may be, then the pass-through rate that will be in effect for the subject class of series 2007-C7 certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

The pass-through rate for the class A-M certificates will, for any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period, minus a class margin equal to 0.086%.

The pass-through rates for the class A-J, B, C, D, E, F, G, H, J and K certificates will, in the case of each of those classes, for any interest accrual period, equal the Weighted Average Pool Pass-Through Rate for that interest accrual period.

The pass-through rate for the class X-CP certificates, for each interest accrual period from and including the initial interest accrual period through and including the interest accrual period that ends in November 2014, will equal the weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues during the subject interest accrual period on the respective components (each, a ‘‘Class X-CP Component’’) of the total notional amount of the class X-CP certificates outstanding immediately prior to the related distribution date, with the relative weighting to be done based upon the relative sizes of the Class X-CP Components. Each Class X-CP Component will be comprised of a designated portion of the total principal balance of a specified class of series 2007-C7 principal balance certificates as described under ‘‘—General’’ above. If any portion of the total principal balance of any class of series 2007-C7 principal balance certificates is identified under ‘‘—General’’ above as being part of the total notional amount of the class X-CP certificates outstanding immediately prior to any distribution date, then such portion of the total principal balance of that particular class of series 2007-C7 principal balance certificates will represent a separate Class X-CP Component for purposes of calculating the accrual of interest during the related interest accrual period.

For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in November 2014, on any particular Class X-CP Component in effect immediately prior to the related distribution date, the applicable class X-CP strip rate will equal the excess, if any, of:

(1)	the lesser of (a) the reference rate specified on Annex E to this prospectus supplement for that interest accrual period and (b) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over

(2)	the pass-through rate in effect during that interest accrual period for the class of series 2007-C7 principal balance certificates that relates to the subject Class X-CP Component.

Following the interest accrual period that ends in November 2014, the class X-CP certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest accrual period beginning in November 2014 and for each interest accrual period thereafter. The class X-CP certificates will also have a 0% pass-through rate for the interest accrual period during which the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A and A-M certificates is reduced to zero and for each interest accrual period thereafter.

The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues during that interest accrual period on the respective components (each, a ‘‘Class X-CL Component’’) of the total notional amount of the class X-CL certificates outstanding immediately prior to the related distribution date, with the relative weighting to be done based upon the relative sizes of those components. Each Class X-CL Component will be comprised of a designated portion of the total principal balance of one of the classes of series 2007-C7 principal balance certificates. With respect to any distribution date and any class of series 2007-C7 principal balance certificates: (1) if there is, as described under ‘‘—General’’ above, a Class X-CP Component that relates to such class of series 2007-C7 principal balance certificates immediately prior to such distribution date, and such Class X-CP Component is less than 50% of the total principal balance of such class of series 2007-C7 principal balance certificates, then, for purposes of calculating the accrual of interest during the related interest accrual period, there will be two separate Class X-CL Components that relate to such class of series 2007-C7 principal balance certificates—a first Class X-CL Component that will equal such Class X-CP Component identified above in this clause (1), and a second Class X-CL Component that will equal the excess, if any, of (x) 50% of the total principal balance of such class, over (y) the amount of such first Class X-CL Component; and (2) in all other cases, for purposes of calculating the accrual of interest during the related interest accrual period, 50% of the total principal balance of such class of series 2007-C7 principal balance certificates will constitute a sole, separate Class X-CL Component for such class of series 2007-C7 principal balance certificates.

For purposes of accruing interest during any interest accrual period, from and including the initial interest accrual period through and including the interest accrual period that ends in November 2014, on any particular Class X-CL Component in effect immediately prior to the related distribution date, the applicable class X-CL strip rate will be calculated as follows:

(1)	if the subject Class X-CL Component consists of a designated portion of the total principal balance of a class of series 2007-C7 principal balance certificates, which designated portion also constitutes a Class X-CP Component immediately prior to the related distribution date, then the applicable class X-CL strip rate for the subject Class X-CL Component will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for that interest accrual period and (ii) the pass-through rate in effect during that interest accrual period for that class of series 2007-C7 principal balance certificates; and

(2)	if the subject Class X-CL Component consists of a designated portion of the total principal balance of a class of series 2007-C7 principal balance certificates, which designated portion does not also constitute a Class X-CP Component immediately prior to the related distribution date, then the applicable class X-CL strip rate for the subject Class X-CL Component will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for that interest accrual period, over (b) the pass-through rate in effect during that interest accrual period for that class of series 2007-C7 principal balance certificates.

Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the interest accrual period that ends in November 2014, 50% of the total principal balance of each class of series 2007-C7 principal balance certificates will constitute a single separate Class X-CL Component, and the applicable class X-CL strip rate with respect to such Class X-CL Component for each of those interest accrual periods will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for such class of series 2007-C7 principal balance certificates.

The pass-through rate for the class X-W certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-W strip rates, at which interest accrues during that interest accrual period on the respective components (each, a ‘‘Class X-W Component’’) of the total notional amount of the class X-W certificates outstanding immediately prior to the related distribution date, with the relative weighting to be done based upon the relative sizes of those Class X-W Components. Each of those Class X-W Components will be comprised of 50% of the total principal balance of one of the classes of series 2007-C7 principal balance certificates.

For purposes of accruing interest on the class X-W certificates during any interest accrual period, the applicable class X-W strip rate with respect to each Class X-W Component in effect immediately prior to the related distribution date will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the subject interest accrual period, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series 2007-C7 principal balance certificates that relates to that Class X-W Component.

The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

The class V certificates and the series 2007-C7 REMIC residual certificates will not be interest-bearing and, therefore, will not have pass-through rates.

Payments of Principal.    Subject to the Available P&I Funds for each distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of each class of series 2007-C7 principal balance certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series 2007-C7 principal balance certificates on any distribution date will generally equal the Total Principal Distribution Amount for that distribution date.

The ‘‘Total Principal Distribution Amount’’ for any distribution date will be an amount equal to the total, without duplication, of the following:

•	payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the underlying mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

•	all monthly payments of principal received by or on behalf of the trust on the underlying mortgage loans prior to, but that are due during, the related collection period;

•	all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the underlying mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject underlying mortgage loan or, in the case of an REO Property, of the related underlying mortgage loan, in each case exclusive of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior distribution date; and

•	all advances of principal made with respect to the underlying mortgage loans for that distribution date.

Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan (together with accrued interest thereon), then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans that would otherwise constitute Available P&I Funds (with a corresponding reduction in the applicable Total Principal Distribution Amount), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans that would otherwise constitute Available P&I Funds. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool as described in the preceding paragraph, and if there is a subsequent recovery of that item, the amount of that recovered item (a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that recovered item was received. In addition, if and to the extent that any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on such advance is paid out of general principal collections on the mortgage pool, and if interest on such advance is subsequently reimbursed to the trust out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which such advance was made, then an amount equal to that portion of such Default Interest, late payment charge or other amount that was applied to reimburse the trust for interest on such advance (also, a ‘‘Recovered Amount’’) would generally be included as part of the Total Principal Distribution Amount for the distribution date following the collection period in which that Default Interest, late payment charge or other amount was received. For purposes of determining the respective portions of the Total Principal Distribution Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

In general, as described under ‘‘—Payments—Priority of Payments’’ below, the trustee is required to make payments of principal to the holders of the various classes of the series 2007-C7 principal balance certificates, in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in Loan Group 1 or underlying mortgage loans in Loan Group 2.

Notwithstanding the foregoing, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date in connection with the termination of the trust, assuming that any two or more of the A-1, A-2, A-AB, A-3 and A-1A classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2, A-AB, A-3 and A-1A certificates will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series 2007-C7 certificates then outstanding.

Also notwithstanding the foregoing, on the final distribution date in connection with a termination of the trust, subject to the Available P&I Funds for that final distribution date and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of each class of series 2007-C7 principal balance certificates will be entitled to receive payments of principal up to the total principal balance of that class of series 2007-C7 principal balance certificates outstanding immediately prior to that final distribution date and without regard to the Total Principal Distribution Amount for such final distribution date.

The class X-CP, X-CL, X-W and V certificates and the series 2007-C7 REMIC residual certificates do not have principal balances and do not entitle their respective holders to payments of principal.

Reimbursement Amounts.    As discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below, the total principal balance of any class of series 2007-C7 principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of series 2007-C7 principal balance certificates, then, subject to the Available P&I Funds and the priority of payments described under ‘‘—Payments—Priority of Payments’’ below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the ‘‘loss reimbursement amount’’ under ‘‘—Payments—Priority of Payments’’ below and elsewhere in this prospectus supplement mean, in the case of any class of series 2007-C7 principal balance certificates for any distribution date, the total amount payable with respect to that class of series 2007-C7 principal balance certificates as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class of series 2007-C7 principal balance certificates on all prior distribution dates as discussed under ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

In limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2007-C7 principal balance certificates immediately following the distributions to be made with respect thereto on any distribution date, then the total principal balance of a class of series 2007-C7 principal balance certificates, which total principal balance was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with past due interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2007-C7 principal balance certificates. See ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ below.

Priority of Payments.    On each distribution date, the trustee will apply the Available P&I Funds for that date for the following purposes and in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)	concurrently, (a) from the portion of the Available P&I Funds attributable to Loan Group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payable with respect to such class on the subject distribution date, (b) from the portion of the Available P&I Funds attributable to Loan Group 1, to pay interest to the holders of the class A-1, A-2, A-AB and A-3 certificates pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to each such class on the subject distribution date, and (c) from any and all Available P&I Funds, to pay interest to the holders of the class X-CL, X-CP and X-W certificates, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payable with respect to such class on the subject distribution date; provided, however, that if the Available P&I Funds for the subject distribution date, or the applicable portion of those Available P&I Funds attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, then the Available P&I Funds will be allocated among all those classes pro rata in proportion to the respective amounts of interest then payable thereon, without regard to loan group;

(2)	to pay principal to the holders of the class A-1A certificates, until the total principal balance of the class A-1A certificates has been reduced to zero, in an amount up to the portion of the Total Principal Distribution Amount for the subject distribution date that is attributable to Loan Group 2;

(3)	to pay principal to the holders of the class A-AB certificates, in an amount up to the lesser of (a) the Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A certificates on the subject distribution date as described in the immediately preceding clause (2), and (b) the excess, if any, of (i) the total principal balance of the class A-AB certificates outstanding immediately prior to the subject distribution date, over (ii) the Class A-AB Planned Principal Balance for the subject distribution date;

(4)	to pay principal, to the holders of the class A-1, A-2, A-AB, A-3 and A-1A certificates, sequentially among those classes in that order, in each case until the total principal balance of the subject class of series 2007-C7 certificates has been reduced to zero, in an aggregate amount up to the Total Principal Distribution Amount for the subject distribution date, exclusive of any payments of principal made with respect to the class A-1A and/or A-AB certificates on the subject distribution date as described in the immediately preceding clauses (2) and (3); and

(5)	to make payments to the holders of the class A-1, A-2, A-AB, A-3 and A-1A certificates in an amount up to, and on a pro rata basis in accordance with, the respective loss reimbursement amounts with respect to those classes for the subject distribution date;

provided that, on each distribution date coinciding with or following the Class A Senior Principal Payment Cross-Over Date, and in any event on the final distribution date, the allocations and order of principal payments described in clauses (2), (3) and (4) above will be ignored and payments of principal on the A-1, A-2, A-AB, A-3 and A-1A classes will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes then outstanding.

On each distribution date, following the payments to be made with respect to the class A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP and X-W certificates as described above, the trustee will apply any remaining Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

(1)    payments to the holders of the class A-M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class A-M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class A-M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3 and A-1A certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class A-M certificates;

(2)    payments to the holders of the class A-J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class A-J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class A-J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A and A-M certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class A-J certificates;

(3)    payments to the holders of the class B certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class B certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class B certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M and A-J certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class B certificates;

(4)    payments to the holders of the class C certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class C certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class C certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J and B certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class C certificates;

(5)    payments to the holders of the class D certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class D certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class D certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B and C certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class D certificates;

(6)    payments to the holders of the class E certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class E certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class E certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C and D certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class E certificates;

(7)    payments to the holders of the class F certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class F certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class F certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D and E certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class F certificates;

(8)    payments to the holders of the class G certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class G certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class G certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E and F certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class G certificates;

(9)    payments to the holders of the class H certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class H certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class H certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F and G certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class H certificates;

(10)    payments to the holders of the class J certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class J certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class J certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G and H certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class J certificates;

(11)    payments to the holders of the class K certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class K certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class K certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H and J certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class K certificates;

(12)    payments to the holders of the class L certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class L certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class L certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class L certificates;

(13)    payments to the holders of the class M certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class M certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class M certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K and L certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class M certificates;

(14)    payments to the holders of the class N certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class N certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class N certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L and M certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class N certificates;

(15)    payments to the holders of the class P certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class P certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class P certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M and N certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class P certificates;

(16)    payments to the holders of the class Q certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class Q certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class Q certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N and P certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class Q certificates;

(17)    payments to the holders of the class S certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class S certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class S certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class S certificates;

(18)    payments to the holders of the class T certificates—

first, in respect of interest, up to the total amount of interest payable with respect to the class T certificates on the subject distribution date,

second, in respect of principal, until the total principal balance of the class T certificates is reduced to zero, up to an amount equal to the excess, if any, of the Total Principal Distribution Amount for the subject distribution date, over the total principal balance of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q and S certificates outstanding immediately prior to the subject distribution date, and third, as a reimbursement, up to the then loss reimbursement amount for the class T certificates; and

(19)	payments to the holders of the series 2007-C7 REMIC residual certificates, up to the amount of any remaining Available P&I Funds;

provided that, on the final distribution date, subject to the Available P&I Funds for such distribution date and the priority of payments described above in this paragraph, each class of series 2007-C7 principal balance certificates referred to above in this paragraph will represent the right to receive payments of principal sufficient to retire those certificates, without regard to the Total Principal Distribution Amount for the final distribution date.

Payments of Prepayment Premiums and Yield Maintenance Charges.    If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F, G, H, J or K certificates that are then entitled to payments of principal on such distribution date from the loan group (i.e., Loan Group 1 or Loan Group 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those series 2007-C7 certificates, the product of—

•	the amount of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

•	a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2007-C7 principal balance certificates for the related interest accrual period, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant Discount Rate, and further multiplied by

•	a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2007-C7 principal balance certificates, on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total Principal Distribution Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

•	The trustee will thereafter pay any remaining portion of that prepayment consideration, net of workout fees and/or liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class X-CL, X-CP and/or X-W certificates, allocable between such classes as follows:

•	on any distribution date up to and including the distribution date in May 2011—

1.	44% thereof to the holders of the class X-CL certificates; and

2.	6% thereof to the holders of the class X-CP certificates; and

3.	50% thereof to the holders of the class X-W certificates; and

•	on any distribution date subsequent to the distribution date in May 2011—

1.	50% thereof to the holders of the class X-CL certificates; and

2.	50% thereof to the holders of the class X-W certificates.

Neither we nor the underwriters make any representation as to—

•	the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

•	the collectability of any prepayment premium or yield maintenance charge.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Underlying Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

Payments of Post-ARD Additional Interest.    The holders of the class V certificates will be entitled to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD Loans in the trust.

Treatment of REO Properties

Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	payments on the series 2007-C7 certificates,

•	allocations of Realized Losses and Additional Trust Fund Expenses to the series 2007-C7 certificates, and

•	the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2007-C7 pooling and servicing agreement.

In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds derived from an REO Property administered under the series 2007-C7 pooling and servicing agreement will be applied—

•	first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

To the extent described under ‘‘Description of the Series 2007-C7 Pooling and Servicing Agreement—Advances— Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2007-C7 principal balance certificates. If this occurs following the payments made to the series 2007-C7 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2007-C7 principal balance certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	T
2nd	S
3rd	Q
4th	P
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-J
18th	A-M
19th	A-1, A-2, A-AB, A-3 and A-1A, pro rata based on total outstanding principal balances

The reductions in the total principal balances of the respective classes of series 2007-C7 principal balance certificates, as described above, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between (a) the underlying mortgage loans and (b) those classes of series 2007-C7 principal balance certificates.

The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, will generally equal the excess, if any, of:

•	the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest), over

•	the total amount of Liquidation Proceeds, if any, recovered in connection with the subject liquidation that are available to pay principal of, and interest (other than Default Interest and Post-ARD Additional Interest) on, that mortgage loan.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven (other than Default Interest and Post-ARD Additional Interest) also will be treated as a Realized Loss.

Realized Losses will include advances that are determined to be non-recoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the mortgage pool.

Additional Trust Fund Expenses may include:

•	any special servicing fees, workout fees and liquidation fees paid to the special servicer;

•	any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment, in any particular case, is not covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the underlying mortgage loans and the administration of the other trust assets that, in any particular case, is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan;

•	any unanticipated, non-mortgage loan specific expense of the trust, including—

1.	any reimbursements and indemnifications to the trustee and various related persons described under ‘‘Description of the Governing Documents—Rights, Protections, Indemnities and Immunities of the Trustee’’ in the accompanying base prospectus,

2.	any reimbursements and indemnification to the master servicer, the special servicer, us and various related persons described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ in the accompanying base prospectus, and

3.	any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—REO Properties’’ in this prospectus supplement and/or ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus;

•	rating agency fees, other than on-going surveillance fees, that, in any particular case, cannot be recovered from the related borrower and are not otherwise covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan; and

•	any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement, and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the related underlying mortgage loan.

Any expenses under the governing servicing agreement for an Outside Serviced Loan Combination that are similar to the Additional Trust Fund Expenses described above and that relate to such Outside Serviced Loan Combination, are to be paid out of collections on that Loan Combination, could adversely affect amounts available for payments on the series 2007-C7 certificates and, to the extent paid out of amounts otherwise distributable to the trust with respect to the Outside Serviced Trust Mortgage Loan, should be considered Additional Trust Fund Expenses.

The Total Principal Distribution Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool may exceed the total principal balance of the series 2007-C7 principal balance certificates. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2007-C7 principal balance certificates, the total principal balance(s) of one or more classes of series 2007-C7 principal balance certificates that had previously been reduced as described above in this ‘‘—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ section, may be increased (in each case, up to the amount of any such prior reduction). Any such increases would be made among the respective classes of series 2007-C7 principal balance certificates in the reverse order that such reductions had been made (i.e., such increases would be made first with respect to the most senior class of series 2007-C7 principal balance certificates with a loss reimbursement amount and thereafter in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2007-C7 principal balance certificates being in excess of the total Stated Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest on the various interest-bearing classes of the series 2007-C7 certificates that would otherwise have accrued if the reinstated principal amounts had never been written off.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to each underlying mortgage loan, an interest strip accrued at the related annual master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on that mortgage loan. The master servicing fee for each underlying mortgage loan (other than each KeyBank Mortgage Loan that accrues interest on an Actual/360 Basis) will be calculated on a 30/360 Basis. The master servicing fee for each KeyBank Mortgage Loan that accrues interest on an Actual/360 Basis will be calculated on an Actual/360 Basis.(3)	Compensation	First, out of recoveries of interest with respect to that mortgage loan and then, if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account.	Monthly
Additional Master Servicing Compensation / Master Servicer	Prepayment interest excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after their due date in any collection period.	Compensation	Interest payments made by the related mortgagor intended to cover interest accrued on the subject principal prepayment with respect to the subject mortgage loan during the period from and after the related due date	Time to time
	All interest and investment income earned on amounts on deposit in the master servicer’s pool custodial account.	Compensation	Interest and investment income related to the subject account (net of investment losses)	Monthly
	All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account maintained by the master servicer, to the extent not otherwise payable to the borrowers.	Compensation	Interest and investment income related to the subject accounts (net of investment losses).	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	Late payment charges and Default Interest actually collected with respect to any underlying mortgage loan in the trust fund during any collection period (and, in the case of an Outside Serviced Trust Mortgage Loan, passed through to the trust), but only to the extent that such late payment charges and Default Interest accrued while it was a non-specially serviced mortgage loan and are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (excluding, in the case of a non-specially serviced mortgage loan, but including in the case of any specially serviced mortgage loan, special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real property from collections on the mortgage pool and not previously reimbursed.	Compensation	Payments of late payment charges and Default Interest made by mortgagors with respect to the underlying mortgage loans.	Time to time
Outside Master Servicing Fee / Master Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan, an interest strip accrued at the related outside master servicing fee rate on the same principal amount on which interest accrues or is deemed to accrue from time to time on the subject underlying mortgage loan. The outside master servicing fee for each Outside Serviced Trust Mortgage Loan will be calculated on a 30/360 Basis. (4)	Compensation	Out of payments of interest with respect to the subject Outside Serviced Trust Mortgage Loan.	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Special Servicing Fee / Special Servicer	With respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) that is being specially serviced or as to which the related mortgaged real property has become an REO Property, an amount that, for any one-month period, is equal to one-twelfth of the product of (a) the annual special servicing fee rate, multiplied by (b) the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan.(5)	Compensation	Out of general collections on all the mortgage loans and any REO Properties in the trust.	Time to time
Outside Special Servicing Fee / Special Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan, an interest strip that accrues at the related outside special servicing fee rate on the principal amount on which interest accrues or is deemed to accrue from time to time on such mortgage loan.(4)	Compensation	Out of payments and other collections on the related Outside Serviced Loan Combination, as applicable.	Time to time
Workout Fee / Special Servicer	With respect to each underlying mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) that has been and continues to be worked-out, an amount that will equal a workout fee rate of 1.0%, multiplied by each collection of interest (other than Default Interest and Post-ARD Additional Interest), principal and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.	Compensation	Out of each collection of interest (other than Default Interest and Post-ARD Additional Interest), principal and prepayment consideration received on the subject mortgage loan.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Liquidation Fee / Special Servicer	With respect to any specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan (other than, if applicable, an Outside Serviced Trust Mortgage Loan) or related REO Property for which the special servicer receives any Liquidation Proceeds, an amount equal to the product of (i) a liquidation fee rate of 1.0%, multiplied by (ii) the amount of the related payment or proceeds (exclusive of Default Interest and Post-ARD Additional Interest). (6)	Compensation	Out of the full, partial or discounted payoff obtained from the related borrower and/or Liquidation Proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest) in respect of the related specially serviced mortgage loan or related REO Property, as the case may be.	Time to time
Outside Serviced Trust Mortgage Loan Workout Fee and Liquidation Fee / Special Servicer of an Outside Serviced Trust Mortgage Loan	With respect to each Outside Serviced Trust Mortgage Loan, the related liquidation fee and workout fee due and owing under the applicable outside servicing agreement, which fees are calculated in substantially the same manner as the comparable fees under the series 2007-C7 pooling and servicing agreement, except that, in the case of the Innkeepers Portfolio Mortgage Loan, the workout fee rate and liquidation fee rate will each equal (i) 1.0% when the loan balance is less than $25,000,000 and (ii) 0.75% when the loan balance is greater than or equal to $25,000,000.	Compensation	Out of payments and other collections on the related Outside Serviced Loan Combination.	Time to time
Additional Special Servicing Compensation / Special Servicer	All interest and investment income earned on amounts on deposit in the special servicer’s REO Account.	Compensation	Interest and investment income related to the subject accounts (net of investment losses).	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
	Late payment charges and Default Interest actually collected with respect to any mortgage loan (and in the case of an Outside Serviced Trust Mortgage Loan, passed through to the trust), but only to the extent such late payment charges and Default Interest (a) accrued with respect to that mortgage loan while it was specially serviced or after the related mortgaged real property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (excluding, in the case of a non-specially serviced mortgage loan, but including in the case of any specially serviced mortgage loan, special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged real property from collections on the mortgage pool and not previously reimbursed.	Compensation	Late payment charges and Default Interest actually collected in respect of the underlying mortgage loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer (7)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees, defeasance fees and similar fees actually collected on the underlying mortgage loans (other than the Outside Serviced Trust Mortgage Loans).	Compensation	Related payments made by mortgagors with respect to the subject mortgage loans.	Time to time
Trustee Fee / Trustee	With respect to each distribution date, an amount generally equal to one month’s interest at the annual trustee fee rate accrued on the Stated Principal Balance outstanding immediately prior to such distribution date of each and every underlying mortgage loan. (8)	Compensation	General collections on the mortgage pool on deposit in the trustee’s collection account.	Monthly

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Additional Trustee Compensation / Trustee	All interest and investment income earned on amounts on deposit in the trustee’s collection account and interest reserve account.	Compensation	Interest and investment income realized on funds deposited in the trustee’s collection account and interest reserve account (net of investment losses).	Monthly
Expenses
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	Reimbursement of expenses	Amounts on deposit in the custodial account or servicing accounts that represent (a) payments made by the related mortgagor to cover the item for which such servicing advance was made or (b) Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the particular mortgage loan or related REO Property, provided that if the master servicer, special servicer or trustee determines that a servicing advance is not recoverable out of collections on the related underlying mortgage, then such reimbursements shall be paid out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the custodial account.	Time to time
Interest on servicing advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding servicing advance.	Payment of Interest on servicing advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances.	Reimbursement of P&I advances made with respect to the mortgage pool	Late collections of interest and principal (net of related master servicing, workout and liquidation fees) received in respect of the related underlying mortgage loan or REO Property as to which such P&I advance was made, provided that if the master servicer or trustee determines that a P&I advance is not recoverable out of collections on the related underlying mortgage, then out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer’s custodial account	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding P&I advance.	Payment of interest on P&I advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account.	Time to time
Unpaid expenses (other than interest on servicing advances or P&I advances, special servicing fees, workout fees and liquidation fees)	To the extent of funds available, the amount of any outstanding expenses.	Reimbursement of expenses	Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent not applied to the payment of interest on outstanding servicing or P&I advances.	Time to time
Reimbursement of costs and expenses for the remediation of adverse environmental conditions at any mortgaged real property / Special Servicer	To the extent of funds available, the costs and expenses in connection with the remediation of adverse environmental condition at any mortgaged real property that secures a defaulted mortgage loan in the trust (such costs and expenses will be incurred only if the Special Servicer has determined to acquire title or possession of the related mortgaged real property).	Reimbursement of expenses	General collections on deposit in the master servicer’s custodial account.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Cost of an independent appraiser or other expert in real estate matters	To the extent of funds available, the cost of such independent appraiser or other expert in real estate matters.	Payment of expenses	General collections on deposit in the master servicer’s custodial account.	Time to time
Fees of an independent contractor retained to manage an REO Property	To the extent of funds available, the amount of the fees of such independent contractor.	Payment of expenses	General collections on deposit in the master servicer’s custodial account.	Time to time
Servicing expenses, that would, if advanced by the master servicer or special servicer, constitute nonrecoverable servicing advances	To the extent of funds available, the amount of such servicing expense.	Payment of servicing expenses	General collections on deposit in the master servicer’s custodial account.	Time to time
Amounts payable or reimbursable to a Non-Trust Noteholder or a servicer of an Outside Serviced Trust Mortgage Loan	Amounts (other than normal monthly payments) specifically payable or reimbursable to such party by the trust in its capacity as holder of the related underlying mortgage loan that is part of the relevant Loan Combination, pursuant to the terms of the related Co-Lender Agreement.	Payment or reimbursement or amounts payable by the trust	General collections on deposit in the master servicer’s custodial account.	Time to time
Reimbursement of nonrecoverable advances and interest thereon / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any P&I advance or servicing advance, and interest thereon, that the advancing party has determined to be not recoverable out of collections on the related underlying mortgage loan.	Reimbursement of expenses	First, out of amounts on deposit in the custodial account that represent payments or collections of principal on the mortgage pool, and second, out of any other payments and/or collections on the mortgage pool.	Time to time
Indemnification of expenses in connection with the termination and removal of the master servicer or the special servicer as a result of an Event of Default / the applicable party to the pooling and servicing agreement	Any cost or expenses in connection with any actions taken by any party to the pooling and servicing agreement with respect to the termination and removal of the master servicer or special servicer following an Event of Default (if not paid by the defaulting party within 90 days after notice of such costs and expenses).	Indemnification	General collections on deposit in the master servicer’s custodial account.	Time to time
Cost of transferring mortgage files and related documents to a successor trustee / trustee	The cost of transferring mortgage files and related documents to a successor trustee.	Payment of expenses	General collections on deposit in the master servicer’s custodial account.	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Cost of opinions or advice of counsel / Party incurring such expense	To the extent of funds available, the cost of such opinions of counsel or advice of counsel.	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s collection account or the master servicer’s custodial account.	Time to time
Payment of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust / Party payment such expense and related expenses	The amount of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses.	Payment of taxes and related expenses	General collections on the mortgage pool on deposit in the trustee’s collection account.	Time to time
Indemnification Expenses / Tax Administrator	The amount of any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities.	Indemnification	General collections on the mortgage pool on deposit in the trustee’s collection account.	Time to time
Funds necessary for the proper operation, management, leasing, maintenance and disposition of any administered REO Property / Special Servicer	To the extent of funds available, the amount of the expenses for the proper operation, management, leasing, maintenance and disposition of such REO Property.	Payment of expenses	Amounts on deposit in the account established by the special servicer for the retention of revenues and other proceeds derived from such REO Property.	Time to time
The cost or expenses incurred in connection with determining the identity of the series 2007-C7 controlling class representative	The amount of such cost or expenses.	Indemnification of expenses	Out of the trust funds (in any event, out of amounts otherwise payable with respect to the series 2007-C7 controlling class certificates).	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Indemnification Expenses / Trustee and any director, officer, employee or agent of the Trustee	Any loss, liability or reasonable ‘‘out-of-pocket’’ expense arising out of, or incurred in connection with the series 2007-C7 pooling and servicing agreement, the series 2007-C7 certificates (provided that such loss, liability or expense constitutes an ‘‘unanticipated expense’’ within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii)).(9)	Indemnification	Amounts on deposit on the master servicer’s custodial account and the trustee’s collection account.	Time to time
Indemnification Expenses / Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of Depositor, Master Servicer or Special Servicer	Any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to the series 2007-C7 pooling and servicing agreement or the series 2007-C7 certificates. (9)	Indemnification	Amounts on deposit on the master servicer’s custodial account.	Time to time
Servicing Advances Interest on Servicing Advances, Servicing Expenses and Indemnification Expenses / Master Servicer or Special Servicer of an Outside Serviced Trust Mortgage Loan	Substantially the same as corresponding items under the series 2007-C7 pooling and servicing agreement.	Fees, Expenses and Indemnification	Payable out of collections on the related Outside Serviced Loan Combination.	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the series 2007-C7 pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.
(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or trustee in the case of amounts owed to either of them) prior to distributions on the series 2007-C7 certificates.
(3)	The master servicing fee rate payable with respect to each Outside Serviced Trust Mortgage Loan under the series 2007-C7 pooling and servicing agreement will equal 0.01% per annum. The master servicing fee rate payable with respect to the other underlying mortgage loans will range, on a loan-by-loan basis, from 0.04% per annum to 0.12% per annum. See ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expense—The Principal Master Servicing Compensation’’ in this prospectus supplement.
(4)	The outside master servicing fee rate for the Innkeepers Portfolio Mortgage Loan will equal 0.01% per annum, and the outside special servicing fee rate for the Innkeepers Portfolio Mortgage Loan will equal (i) 0.25% per annum when the loan balance is less than $25,000,000 and (ii) 0.15% per annum when the loan balance is greater than or equal to $25,000,000. The outside master servicing fee rate for the Sears Tower Mortgage Loan will equal 0.01% per annum, and the outside special servicing fee rate for the Sears Tower Mortgage Loan will equal 0.25% per annum.
(5)	The special servicing fee rate for each mortgage loan serviced under the series 2007-C7 pooling and servicing agreement will equal 0.25% per annum. See ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—The Special Servicing Fee’’ in this prospectus supplement.
(6)	Circumstances as to when a liquidation fee is not payable are set forth under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee’’ in this prospectus supplement.
(7)	Allocable between the master servicer and the special servicer as provided in the series 2007-C7 pooling and servicing agreement.
(8)	The trustee fee rate will equal 0.00049% per annum. See ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Trustee Compensation’’ in this prospectus supplement. In the case of the KeyBank Mortgage Loans that accrue on an Actual/360 Basis, the trustee fee will be calculated on an Actual/360 Basis, and, in the case of each other underlying mortgage loan, the trustee fee will be calculated on a 30/360 Basis.
(9)	In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series 2007-C7 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the series 2007-C7 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series 2007-C7 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the series 2007-C7 pooling and servicing agreement, or allocable overhead.

Reports to Certificateholders; Available Information

Certificateholder Reports.    Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available, as and under the circumstances described under ‘‘—Information Available Electronically’’

below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

•	A distribution date statement containing substantially the information contained in Annex D to this prospectus supplement.

•	A CMSA bond level file, together with a CMSA collateral summary file setting forth information with respect to the underlying mortgage loans and the corresponding mortgaged real properties, respectively.

•	A mortgage pool data update report, which is to contain substantially the categories of information regarding the underlying mortgage loans set forth on Annexes A-1 through A-4 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the distribution date statement.

The master servicer or the special servicer, as specified in the series 2007-C7 pooling and servicing agreement, is required to deliver to the trustee (or, in the case of the special servicer, to the master servicer for delivery, directly or as part of other reports, to the trustee) monthly, and the trustee is required to make available, as and under the circumstances described below under ‘‘—Information Available Electronically,’’ a copy of each of the following reports, among others, with respect to the underlying mortgage loans (except as provided in the fourth succeeding paragraph below with respect to the Outside Serviced Trust Mortgage Loans) and the corresponding mortgaged real properties:

•	a CMSA delinquent loan status report;

•	a CMSA historical loan modification and corrected mortgage loan report;

•	a CMSA REO status report;

•	a CMSA servicer watch list;

•	a loan payoff notification report;

•	a CMSA comparative financial status report;

•	a CMSA loan level reserve/LOC report;

•	a CMSA loan periodic update file;

•	a CMSA loan setup file;

•	a CMSA advance recovery report;

•	a CMSA property file;

•	a CMSA special servicer loan file;

•	a CMSA total loan report; and

•	a CMSA financial file.

In addition, upon the request of any holder or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

•	with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

•	with respect to any mortgaged real property or REO Property, a CMSA NOI adjustment worksheet.

The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA’s internet website, located at www.cmbs.org.

Recipients of the reports described above in this ‘‘—Reports to Certificateholders; Available Information’’ section will be deemed to have agreed to keep the information therein confidential in accordance with applicable securities laws and may be required to execute a confidentiality and indemnification agreement. Notwithstanding the foregoing, any information made available by or duplicated in filings made pursuant to the Exchange Act is required to be and will be made available to anyone.

With respect to each of the Outside Serviced Trust Mortgage Loans, the reports required to be delivered to the holder of those mortgage loans by the applicable master servicer, pursuant to the governing servicing agreement, are substantially similar, but not identical, to those required to be delivered to the trustee by the master servicer under the series 2007-C7 pooling and servicing agreement. To the extent any such information with respect to an Outside Serviced Trust Mortgage Loan or the related mortgaged real property is received from the master servicer under the related governing servicing agreement, the series 2007-C7 master servicer is required to aggregate that information with the CMSA reports the series 2007-C7 master servicer is required to prepare with respect to the underlying mortgage loans, and the trustee is then required to make those reports available as described below under ‘‘—Information Available Electronically.’’ The obligation of the series 2007-C7 master servicer and/or the trustee to remit any reports or information identified in this ‘‘—Reports to Certificateholders; Available Information’’ section with respect to an Outside Serviced Trust Mortgage Loan is dependent upon its receipt of the corresponding information from a party responsible for servicing that mortgage loan, upon which information the master servicer and the trustee may conclusively rely.

Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2007-C7 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly distribution date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller, a servicer of an Outside Serviced Trust Mortgage Loan or any other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Book-Entry Certificates.    If you hold your offered certificates in book-entry form through DTC, you may, at your expense, obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee’s internet website.

Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2007-C7 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2007-C7 certificates are registered on the books and records of the certificate registrar.

Information Available Electronically.    The trustee will make available each month, for the relevant reporting periods, to the series 2007-C7 certificateholders and beneficial owners of series 2007-C7 certificates identified to the reasonable satisfaction of the trustee, the distribution date statement, any mortgage pool data update report, any loan payoff notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee’s internet website. All the foregoing reports will be accessible on a restricted basis after receipt by the trustee of a certification in the form attached to the series 2007-C7 pooling and servicing agreement from the person(s) seeking access. The trustee’s internet website will initially be located at www.etrustee.net.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See ‘‘Description of the Certificates—Incorporation of Certain Documents by Reference; Reports Filed with the SEC’’ in the accompanying base prospectus.

The trustee will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Requests for this information should be made to the trustee at LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Kristen Packwood, telephone number (312) 904-4207.

The trustee may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made in accordance with the series 2007-C7 pooling and servicing agreement.

Upon notice from the underwriters that the non-offered classes of series 2007-C7 certificates have been sold by them, the trustee will be required to make available electronically, on each distribution date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and/or any other similar third party information provider, a copy of the reports made available to the series 2007-C7 certificateholders.

None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source. Notwithstanding the foregoing, the party signing reports required under the Exchange Act on our behalf is responsible for the information contained in those reports.

Other Information.    The series 2007-C7 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

•	the final prospectus supplement, the accompanying base prospectus and any other disclosure documents relating to the non-offered classes of the series 2007-C7 certificates, in the form most recently provided by us or on our behalf to the trustee;

•	the series 2007-C7 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the Issue Date, and any amendments to those agreements;

•	all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2007-C7 certificateholders since the Issue Date;

•	all statements of compliance delivered to the trustee annually by the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this prospectus supplement;

•	all assessment reports and attestation reports delivered to the trustee annually with respect to the master servicer and/or the special servicer since the Issue Date, as described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Evidence as to Compliance’’ in this prospectus supplement;

•	the most recent appraisal, if any, with respect to each mortgaged real property for an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

•	the mortgage files for the underlying mortgage loans, including all documents, such as modifications, waivers and amendments of those underlying mortgage loans, that are to be added to the mortgage files from time to time, to the extent held by the trustee;

•	upon request, the most recent inspection report with respect to each mortgaged real property with respect to an underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan) prepared by or on behalf of the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2007-C7 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this prospectus supplement;

•	upon request, except in the case of an Outside Serviced Trust Mortgage Loan, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under ‘‘Description of the Series 2007-C7 Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this prospectus supplement; and

•	with respect to each Outside Serviced Trust Mortgage Loan, the governing servicing agreement and any reports and other information delivered under that agreement to the master servicer on behalf of the trust as holder of the Outside Serviced Trust Mortgage Loan.

Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above, the trustee (or the master servicer, if applicable) may require:

•	in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2007-C7 pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential, together with a related indemnity; and

•	in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2007-C7 pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential, together with a related indemnity.

Voting Rights

The voting rights for the series 2007-C7 certificates will be allocated among the respective classes of those certificates as follows:

•	99% of the voting rights will be allocated among the holders of the various classes of series 2007-C7 certificates that have principal balances, pro rata in accordance with those principal balances;

•	1% of the voting rights will be allocated among the holders of the class X-CL, X-CP and X-W certificates, pro rata in accordance with their respective notional amounts; and

•	0% of the voting rights will be allocated among the holders of the series 2007-C7 REMIC residual certificates.

Voting rights allocated to a class of series 2007-C7 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

Termination

The obligations created by the series 2007-C7 pooling and servicing agreement will terminate following the earliest of—

1.	the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

2.	the purchase of all of the mortgage loans and REO Properties remaining in the trust by any single certificateholder or group of certificateholders of the series 2007-C7 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc., in that order of preference.

Written notice of termination of the series 2007-C7 pooling and servicing agreement will be given to each series 2007-C7 certificateholder. The final payment with respect to each series 2007-C7 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2007-C7 certificate registrar or at any other location specified in the notice of termination.

Any purchase by any single holder or group of holders of the controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price generally equal to:

•	the sum of—

1.	the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

2.	the appraised value of all REO Properties then included in the trust,

minus

•	solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2007-C7 pooling and servicing agreement.

The purchase will result in early retirement of the outstanding series 2007-C7 certificates. However, the rights of any single holder or group of holders of the series 2007-C7 controlling class, the special servicer, the master servicer, us or Lehman Brothers Inc. to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial total principal balance of the series 2007-C7 principal balance certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2007-C7 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2007-C7 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

In addition, following the date on which the total principal balances of the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, E, F and G certificates are reduced to zero, the trust fund may also be terminated, with the consent of 100% of the remaining 2007-C7 certificateholders and the master servicer and subject to such additional conditions as may be set forth in the series 2007-C7 pooling and servicing agreement, in connection with an exchange of all the remaining series 2007-C7 certificates for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.    The yield on any offered certificate will depend on:

•	price at which the certificate is purchased by an investor, and

•	the rate, timing and amount of payments on the certificate.

The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

•	the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

•	the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

•	the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate, and

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments’’ below.

Pass-Through Rates.    If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments’’ below.

Rate and Timing of Principal Payments.    The yield to maturity of the class X-CP and X-W certificates will be extremely sensitive to, and the yield to maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2007-C7 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amounts of the class X-CP and X-W certificates are reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2007-C7 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances. In addition, the ability of the related borrower to repay an ARD Loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class X-CP or X-W certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

The yield to investors on the class X-CP and X-W certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the underlying mortgage loans. A payment of principal on the underlying mortgage loans that is, in turn, applied in reduction of the total principal balance of any class of series 2007-C7 principal balance certificates will result in a reduction of the total notional amount of the class X-W certificates and may result in a reduction of the total notional amount of the class X-CP certificates. If you are considering the purchase of class X-CP and/or X-W certificates, you should consider the risk that an extremely rapid rate of payments and other collections of principal on or with respect to the underlying mortgage loans could result in your failure to fully recover your initial investment.

In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the respective pass-through rates for, and yields on, the class X-CP and X-W certificates will vary with changes in the relative sizes of the Class X-CP Components and Class X-W Components, respectively.

Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

Delinquencies and Defaults on the Mortgage Loans.    The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

If—

•	you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

Any reduction of the total principal balance of a class of series 2007-C7 principal balance certificates caused by a Realized Loss with respect to the underlying mortgage loans or an Additional Trust Fund Expense will result in a reduction in the total notional amount of the class X-W certificates and may result in a reduction in the total notional amount of the class X-CP certificates.

Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans that would otherwise constitute part of the Available P&I Funds, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans that would otherwise constitute part of the Available P&I Funds. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto.

The Effect of Loan Groups.    The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2, A-AB and A-3 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 2. In addition, the holders of the class A-1A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 2 and, prior to the retirement of the class A-1, A-2, A-AB and A-3 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

Relevant Factors.    The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

•	prevailing interest rates;

•	the terms of the mortgage loans, including—

1.	provisions that require the payment of prepayment premiums and yield maintenance charges,

2.	provisions that impose prepayment lock-out periods, and

3.	amortization terms that require balloon payments;

•	the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;

•	the quality of management of the mortgaged real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

See ‘‘Risk Factors,’’ ‘‘Description of the Mortgage Pool,’’ ‘‘The Series 2007-C7 Pooling and Servicing Agreement’’ and ‘‘Servicing of the Loan Combinations’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the accompanying base prospectus.

The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

We make no representation or warranty regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

•	the relative importance of those factors;

•	the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the underlying mortgage loans.

Unpaid Interest.    If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Available P&I Funds on those subsequent distribution dates and the priority of payments described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

Delay in Payments.    Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

Yield Sensitivity

The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent yield to maturity and modified duration with respect to each class of offered certificates, as well as the weighted average life and the first and final distribution dates on which principal is to be paid with respect to each class of offered certificates with principal balances. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance or notional amount, as applicable, of each class of offered certificates. For example, 99-24 means 99 24/32%.

We calculated the yields set forth in the tables on Annex C-1 by—

•	determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the first day of the initial interest accrual period to but excluding the assumed settlement date specified as part of the Modeling Assumptions, and

•	converting those monthly rates to semi-annual corporate bond equivalent rates.

That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the ‘‘PSA Standard Formulas.’’ The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest (or, in the case of the class X-CP and X-W certificates, just payments of interest), and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of an offered certificate and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular underlying mortgage loan will prepay at any constant rate, and it is unlikely that the underlying mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that—

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will prepay at any particular rate,

•	the underlying mortgage loans (or any particular group of underlying mortgage loans) will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

•	any ARD Loan in the trust will be paid in full on its anticipated repayment date,

•	the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

•	the total purchase prices of the offered certificates will be as assumed.

You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.

Weighted Average Lives

The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate with a principal balance is determined as follows:

•	multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

•	sum the results; and

•	divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate. The weighted average life of any offered certificate with a principal balance may also be affected to the extent that additional payments of principal are in turn applied in reduction of the principal balance of that certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the subject mortgage loan had prepaid in full, except that no prepayment fee is collectable on the subject mortgage loans.

Payments of principal will be made with respect to the various classes of series 2007-C7 principal balance certificates in the order described under ‘‘Description of the Offered Certificates—Payments— Payments of Principal’’ and ‘‘—Payments—Priority of Payments’’ in this prospectus supplement. Because of the order in which those payments of principal are made, the weighted average lives of some classes of offered certificates with principal balances will be shorter, and the weighted average lives of the other classes of offered certificates with principal balances will be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2007-C7 principal balance certificates.

The tables set forth in Annex C-2 show with respect to each class of offered certificates (exclusive of the class X-CP and X-W certificates)—

•	the weighted average life of that class, and

•	the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Modeling Assumptions.

The actual characteristics and performance of the underlying mortgage loans will differ from the assumptions used in calculating the tables on Annex C-2. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex C-2 and the actual characteristics and performance of the underlying mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the underlying mortgage loans will prepay in accordance with the Modeling Assumptions at any of the specified CPRs until maturity or that all the underlying mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the underlying mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the underlying mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

We make no representation that—

•	the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

•	all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

•	mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

USE OF PROCEEDS

Substantially all of the proceeds from the sale of the offered certificates will be used by us to—

•	purchase the mortgage loans that we will include in the trust, and

•	pay expenses incurred in connection with the issuance of the series 2007-C7 certificates.

FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, as counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with the series 2007-C7 pooling and servicing agreement and the governing servicing agreement for each Outside Serviced Trust Mortgage Loan, and subject to any other assumptions set forth in the opinion, each REMIC created in compliance with the terms of the series 2007-C7 pooling and servicing agreement will qualify as a REMIC under Section 860A through 860G the Internal Revenue Code.

In addition, in the opinion of Thacher Proffitt & Wood LLP, the portion of the trust consisting of the Post-ARD Additional Interest collected on any ARD Loan will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of chapter 1 of the Internal Revenue Code, and the class V certificates will evidence beneficial ownership interests in that grantor trust.

For federal income tax purposes,

•	the class A-1, A-2, A-AB, A-3, A-1A, X-CL, X-CP, X-W, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will evidence regular interests in, and will generally be treated as debt obligations of, a REMIC,

•	the class V certificates will represent undivided beneficial ownership interests in a grantor trust consisting of any Post-ARD Additional Interest collected on any ARD Loan, and

•	each class of the series 2007-C7 REMIC residual certificates will evidence the sole class of residual interests in a REMIC.

For federal income tax purposes, the class X-CL, X-CP and X-W certificates will evidence multiple regular interests in a REMIC.

Discount and Premium; Prepayment Consideration

For federal income tax reporting purposes, the class B, class C, class D, class E, class F, class X-CP and class X-W certificates will be issued with more than a de minimis amount of original issue discount, the class A-J certificates will be issued with a de minimis amount of original issue discount and the other classes of offered certificates will be issued without any original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class X-CP or X-W certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class X-CP or X-W certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

Some of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying base prospectus.

When determining the rate of accrual of market discount and premium, if any, with respect to the series 2007-C7 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	any ARD Loan in the trust will be paid in full on its anticipated repayment date;

•	no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Characterization of Investments in Offered Certificates

Except to the extent noted below, the offered certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a ‘‘domestic building and loan association’’ under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)	the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a ‘‘loan secured by an interest in real property’’ or a ‘‘real estate asset’’ and interest on that loan would not constitute ‘‘interest on obligations secured by real property’’ for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates’’ in the accompanying base prospectus.

Constructive Sales of Class X-CP and X-W Certificates

Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class X-CP and X-W certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

Prohibited Transactions Tax and Other Taxes

In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels, and income from the REO Property would be apportioned and classified as ‘‘service’’ or ‘‘non-service’’ income. The ‘‘service’’ portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2007-C7 certificateholders.

See ‘‘The Series 2007-C7 Pooling and Servicing Agreement—REO Properties’’ in this prospectus supplement and ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying base prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Federal Income Tax Consequences—REMICs’’ in the accompanying base prospectus.

ERISA CONSIDERATIONS

If you are—

•	a fiduciary of a Plan, or

•	any other person investing ‘‘plan assets’’ of any Plan,

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a ‘‘prohibited transaction’’ or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See ‘‘ERISA Considerations’’ in the accompanying base prospectus.

If a Plan acquires a series 2007-C7 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See ‘‘ERISA Considerations—Plan Asset

Regulations’’ in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered ‘‘plan assets’’ if less than 25% of the value of each class of equity interests is held by ‘‘benefit plan investors,’’ which include Plans, as well as entities holding ‘‘plan assets,’’ but this exception will be tested immediately after each acquisition of a series 2007-C7 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2007-C7 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2007-C7 certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust’s underlying assets. However, if the trust or any of the Exemption-Favored Parties is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14, as amended by Prohibited Transaction Exemptions 2000-58, 2002-41 and 2007-05. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—

•	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

•	the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

•	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch, Moody’s, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.);

•	third, the trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

•	fourth, the following must be true—

1.	the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the series 2007-C7 pooling and servicing agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of S&P and Fitch. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

The Underwriter Exemption also requires that the trust meet the following requirements:

•	the trust assets must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch, Moody’s, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) (each, an ‘‘Exemption Rating Agency’’) for at least one year prior to the Plan’s acquisition of an offered certificate; and

•	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an offered certificate.

We believe that these requirements have been satisfied as of the date of this prospectus supplement.

Under the Underwriter Exemption, the loan-to-value ratio or combined loan-to-value ratio of any loan held in the trust may not exceed 100% as of the Issue Date based on the outstanding principal balance of the loan and the fair market value of the mortgaged property as of the Issue Date. It is possible that, if the fair market value of any of the mortgage loans has declined since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans and for loans for which an appraisal has not recently been obtained, as indicated by the appraisal date as specified on Annex A-1 than it is for the other mortgage loans.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with—

•	the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, any party responsible for servicing an Outside Serviced Trust Mortgage Loan, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

•	the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

•	the continued holding of an offered certificate by a Plan.

However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•	the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of securities between the issuing entity or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the issuing entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not an Excluded Plan; (b) each Plan’s investment in each class of series 2007-C7 certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the offered certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the issuing entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of series 2007-C7 certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group;

•	the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan or with Plan assets provided that the conditions in (2)(a), (c) and (d) above are met; and

•	the continued holding of offered certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

There can be no assurance that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for CMBS, there is an increased likelihood that (i) 50% or more of one or more classes of series 2007-C7 certificates will be sold in the initial issuance to members of the Restricted Group and (ii) 50% or more of the aggregate interest in the issuing entity will be acquired by members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower have investment discretion are advised to consult with counsel before acquiring any offered certificates.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of—

•	providing services to the Plan, or

•	having a specified relationship to this person,

solely as a result of the Plan’s ownership of offered certificates.

Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

•	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

•	the investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

Upon initial issuance, the class A-1, A-2, A-AB, A-3, A-1A, A-M, A-J, B, C, D, X-CP and X-W certificates will be, and the class E and F certificates will not be, mortgage related securities for purposes of SMMEA. Otherwise, neither we nor any of the underwriters makes any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates—

•	are legal investments for them, or

•	are subject to investment, capital or other restrictions.

See ‘‘Legal Investment’’ in the accompanying base prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments, in each case if any, of the offered certificates. Not every underwriter will have an obligation to acquire the offered certificates as set forth on the table below. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $3,023,000,000, plus accrued interest on all offered certificates from November 11, 2007. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about November 30, 2007, against payment for them in immediately available funds.

Underwriter	Class A-1	Class A-2	Class A-AB	Class A-3	Class A-1A
Lehman Brothers Inc	$11,476,000	$117,176,000	$44,696,000	$1,006,899,000	$160,132,000
UBS Securities LLC	$7,524,000	$76,824,000	$29,304,000	$660,153,000	$104,987,000
Wachovia Capital Markets, LLC	0	0	0	0	0
Total	$19,000,000	$194,000,000	$74,000,000	$1,667,052,000	$265,119,000

Underwriter	Class A-M	Class A-J	Class B	Class C	Class D
Lehman Brothers Inc	$191,482,000	$162,760,000	$28,723,000	$21,542,000	$14,361,000
UBS Securities LLC	$125,542,000	$106,711,000	$18,831,000	$14,123,000	$9,416,000
Wachovia Capital Markets, LLC	0	0	0	0	0
Total	$317,024,000	$269,471,000	$47,554,000	$35,665,000	$23,777,000

Underwriter	Class E	Class F	Class X-CP	Class X-W
Lehman Brothers Inc	$16,755,000	$9,574,000	$879,429,000	$957,414,000
UBS Securities LLC	$10,985,000	$6,277,000	$576,579,000	$627,708,463
Wachovia Capital Markets, LLC	0	0	0	0
Total	$27,740,000	$15,851,000	$1,456,008,000	$1,585,122,463

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

•	the receipt of various legal opinions; and

•	the satisfaction of various conditions, including that—

1.	no stop order suspending the effectiveness of our registration statement is in effect, and

2.	no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

Certain of the underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The underwriting agreement provides that we must indemnify the underwriters, and that under limited circumstances the underwriters must indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in various free writing prospectuses and the prospectus supplement relating to the offered certificates, this prospectus supplement, the accompanying base prospectus or our registration statement.

We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See ‘‘Risk Factors—Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates’’ in the accompanying base prospectus.

With respect to this offering, Lehman Brothers Inc., one of our affiliates, and UBS Securities LLC are acting as co-lead managers and co-bookrunners in the following manner: Lehman Brothers Inc. is acting as sole bookrunning manager with respect to 60.4% of each class of offered certificates; and UBS Securities LLC is acting as sole bookrunning manager with respect to the remaining portion of each class of offered certificates. Wachovia Capital Markets, LLC is acting as co-manager.

Each underwriter has represented to and agreed with us that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), each underwriter has represented to and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the ‘‘Relevant Implementation Date’’) it has not made and will not make an offer of series 2007-C7 certificates to the public in that Relevant Member State other than:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has (1) an average of at least 250 employees during the last financial year and (2) a total balance sheet of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining our prior consent; or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the certificates shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of the foregoing, the expression an ‘‘offer of series 2007-C7 certificates to the public’’ in relation to any series 2007-C7 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series 2007-C7 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series 2007-C7 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

LEGAL MATTERS

Particular legal matters relating to the offered certificates will be passed upon for us by Thacher Proffitt & Wood LLP, New York, New York and for all of the underwriters by Thacher Proffitt & Wood LLP, New York, New York and for UBS Securities LLC by Cadwalader, Wickersham & Taft LLP, New York, New York.

RATINGS

It is a condition to their issuance that the respective classes of offered certificates be rated as set forth in the table on page S-7 of this prospectus supplement.

The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the class X-CP and X-W certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

The ratings on the respective classes of offered certificates do not represent any assessment of—

•	the tax attributes of the offered certificates or of the trust,

•	whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

•	the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

•	whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

•	whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

•	the yield to maturity that investors may experience.

Also, a security rating does not represent any assessment of the possibility that the holders of the class X-CP and/or X-W certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

In general, ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class X-CP and X-W certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class X-CP and X-W certificates receive only a single month’s interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class X-CP and X-W certificates. The ratings of the class X-CP and X-W certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to time.

There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

See ‘‘Rating’’ in the accompanying base prospectus.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this prospectus supplement.

‘‘30/360 Basis’’ means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

‘‘A/B Loan Combination’’ means a Loan Combination consisting solely of an underlying mortgage loan and one or more Subordinate Non-Trust Loans.

‘‘Actual/360 Basis’’ means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

‘‘Additional Trust Fund Expense’’ means an expense of the trust that—

•	arises out of a default on a mortgage loan or an otherwise unanticipated event,

•	is not required to be paid by any party to the series 2007-C7 pooling and servicing agreement,

•	is not included in the calculation of a Realized Loss in respect of any particular underlying mortgage loan,

•	is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the related mortgage loan or by amounts otherwise payable to the holder of any related Non-Trust Loan, and

•	causes a shortfall in the payments of interest (other than Post-ARD Additional Interest) or principal on any class of series 2007-C7 certificates.

We provide some examples of Additional Trust Fund Expenses under ‘‘Description of the Offered Certificates— Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

‘‘Administrative Cost Rate’’ means, with respect to each mortgage loan in the trust, the sum of—

•	the per annum rate at which the related master servicing fee (including any related primary servicing fee payable by the master servicer to any related sub-servicer who has entered into a sub-servicing agreement with the master servicer) is calculated under the series 2007-C7 pooling and servicing agreement, and

•	the per annum rate at which the monthly trustee fee is calculated under the series 2007-C7 pooling and servicing agreement, and

•	solely with respect to an Outside Serviced Trust Mortgage Loan, the per annum rate at which the applicable servicing fee for the subject Outside Serviced Trust Mortgage Loan is calculated (on a 30/360 Basis) under the applicable pooling and servicing agreement.

‘‘ADR’’ means average daily rate.

‘‘Appraisal Reduction Amount’’ means, for any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of ‘‘x’’ over ‘‘y’’ where—

•	‘‘x’’ is equal to the sum of:

1.	the Stated Principal Balance of the mortgage loan;

2.	to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

3.	all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

4.	all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances as permitted under the series 2007-C7 pooling and servicing agreement;

5.	any other unpaid items that could become Additional Trust Fund Expenses in respect of the mortgage loan; and

6.	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer that cover any such item; and

•	‘‘y’’ is equal to the sum of:

1.	the excess, if any, of—

(a)	90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property (which value may be subject to reduction by the special servicer, acting in accordance with the Servicing Standard, based on its review of the related appraisal and other relevant information), over

(b)	the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

2.	the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that—

(a)	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

(b)	are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the 12-month period following the date of determination, and

(c)	may be used to reduce the principal balance of the mortgage loan; and

3.	the amount of any letter of credit that constitutes additional security for the mortgage loan that may be drawn upon for purposes of paying down the principal balance of the mortgage loan.

If, however, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan)—

•	an Appraisal Trigger Event occurs,

•	no appraisal or other valuation estimate, as described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Required Appraisals,’’ is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

•	either—

1.	no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

2.	there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that would, in the special servicer’s judgment, materially affect the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

Each Appraisal Reduction Amount for a mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan) will be reduced to zero as of the date the related mortgage loan becomes a corrected mortgage loan, it has remained current for at least three consecutive monthly payments and no other Appraisal Trigger Event has occurred during the preceding three-month period; and no Appraisal Reduction Amount will exist as to any such mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

In the case of an Outside Serviced Trust Mortgage Loan, an Appraisal Reduction Amount will be calculated with respect to the entire related Loan Combination in accordance with the series 2007-C6 pooling and servicing agreement, in the case of the Innkeepers Portfolio Loan Combination, or in accordance with the series 2007-C2 pooling and servicing agreement, in the case of the Sears Tower Loan Combination, in a manner generally the same as that described above, but treating the subject Loan Combination as a single underlying mortgage loan for purposes of such calculation.

Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated under the series 2007-C6 pooling and servicing agreement or the series 2007-C2 pooling and servicing agreement, as applicable, among the mortgage loans in that Loan Combination as follows—

•	with respect to the Innkeepers Portfolio Loan Combination, any resulting Appraisal Reduction Amount will be allocated, on a pro rata basis by balance, between the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Pari Passu Non-Trust Loan; and

•	with respect to the Sears Tower Loan Combination, any resulting Appraisal Reduction Amount will be allocated, first, to the related Sears Tower Note B Non-Trust Loan, up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than Default Interest) on, the Sears Tower Note B Non-Trust Loan, and then, on a pro rata basis by balance, between the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, with the portion thereof allocable to the Sears Tower Note A-2 Loan Combination to be allocated, first, to the Sears Tower Note A-2-B Non-Trust Loan, and then to the Sears Tower Mortgage Loan.

‘‘Appraisal Trigger Event’’ means, with respect to any mortgage loan in the trust (other than an Outside Serviced Trust Mortgage Loan), any of the following events:

•	the mortgage loan has been modified by the special servicer in a manner that—

1.	affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

2.	except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

3.	in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due on the mortgage loan;

•	the mortgage loan is delinquent—

1.	except in the case of a balloon payment, for 60 days beyond the date the subject payment was due, or

2.	solely in the case of a balloon payment, if any, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur);

•	a receiver or similar official is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

•	the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings, or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•	the mortgaged real property securing the mortgage loan becomes an REO Property; or

•	the mortgage loan remains outstanding five years after any extension of its maturity.

Appraisal Trigger Events with respect to the Innkeepers Portfolio Mortgage Loan will be as set forth in, and appraisals of the Innkeepers Portfolio Mortgaged Properties will be conducted under, the pooling and servicing agreement for the Series 2007-C6 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events will be similar, but may not be identical, to those described above.

Appraisal Trigger Events with respect to the Sears Tower Mortgage Loan will be as set forth in, and appraisals of the Sears Tower Mortgaged Property will be conducted under, the pooling and servicing agreement for the Series 2007-C2 Securitization (or other successor servicing agreement). Those Appraisal Trigger Events will be similar, but may not be identical, to those described above.

‘‘ARD Balance’’ means, with respect to an ARD Loan, the expected balance as of the anticipated repayment date, assuming no prepayments or defaults.

‘‘ARD Loan’’ means any mortgage loan in the trust that provides for various material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date, referred to as its anticipated repayment date, but as to which the failure to repay such mortgage loan by such anticipated prepayment date would not by itself be a default.

‘‘Available P&I Funds’’ means the total amount available to make payments of interest and principal on the series 2007-C7 certificates on each distribution date. The Available P&I Funds are more particularly described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Accounts—Collection Account—Withdrawals’’ in this prospectus supplement.

‘‘Aventura Mall Borrower’’ means the borrower under the Aventura Mall Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Aventura Mall Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Aventura Mall Mortgage Loan’’ means the underlying mortgage loan secured by the Aventura Mall Mortgaged Property.

‘‘Aventura Mall Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Aventura Mall.

‘‘Balloon Balance’’ has the same meaning as ‘‘Maturity Balance.’’

‘‘Balloon Loan’’ means any mortgage loan in the trust that by its original terms or by virtue of any modification entered into as of the Issue Date provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

‘‘Capital Imp. Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

‘‘Carnegie Hall Tower Borrower’’ means the borrower under the Carnegie Hall Tower Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Carnegie Hall Tower Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Carnegie Hall Tower Mortgage Loan’’ means the underlying mortgage loan secured by the Carnegie Hall Tower Mortgaged Property.

‘‘Carnegie Hall Tower Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Carnegie Hall Tower.

‘‘CBE’’ means corporate bond equivalent.

‘‘CERCLA’’ means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

‘‘Class A-AB Planned Principal Balance’’ means, for any distribution date, the scheduled principal balance for the class A-AB certificates specified for that distribution date on Annex F to this prospectus supplement. However, there can be no assurance that the total principal balance of the class A-AB certificates on any distribution date will be equal to — and, furthermore, following retirement of the class A-1 and A-2 certificates, there can be no assurance that the total principal balance of the class A-AB certificates will not be less than—the scheduled principal balance that is specified for such distribution date on Annex F to this prospectus supplement.

‘‘Class A Senior Principal Payment Cross-Over Date’’ means the first distribution date as of the commencement of business on which—

•	the class A-1, A-2, A-AB, A-3, and A-1A certificates, or any two or more of those classes, remain outstanding, and

•	the total principal balance of the class A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates have previously been reduced to zero as described under ‘‘Description of the Offered Certificates— Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

‘‘Class X-CL Component’’ has the meaning assigned thereto under ‘‘Description of the Certificates—Payments— Calculation of Pass-Through Rates’’ in this prospectus supplement.

‘‘Class X-CL Percentage’’ has the meaning assigned thereto under ‘‘Description of the Certificates—General’’ in this prospectus supplement.

‘‘Class X-CP Component’’ has the meaning assigned thereto under ‘‘Description of the Certificates—Payments— Calculation of Pass-Through Rates’’ in this prospectus supplement.

‘‘Class X-W Component’’ has the meaning assigned thereto under ‘‘Description of the Certificates—Payments— Calculation of Pass-Through Rates’’ in this prospectus supplement.

‘‘Class X-W Percentage’’ has the meaning assigned thereto under ‘‘Description of the Certificates—General’’ in this prospectus supplement.

‘‘Clearstream’’ means Clearstream Banking Luxembourg.

‘‘CMBS’’ means commercial and multifamily mortgaged-backed securities.

‘‘CMSA’’ means the Commercial Mortgage Securities Association.

‘‘Co-Lender Agreement’’ means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the promissory notes that evidence the subject Loan Combination, and that is described under ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement.

‘‘Condemnation Proceeds’’ means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘CPI’’ means consumer price index.

‘‘CPR’’ means an assumed constant prepayment rate each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

‘‘Cut-off Date Loan-to-Value Ratio,’’ ‘‘Cut-off Date LTV Ratio’’ and ‘‘Cut-off Date LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loans), the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject underlying mortgage loan, as shown on Annex A-1 to this prospectus supplement, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

•	with respect to the Innkeepers Portfolio Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the Innkeepers Portfolio Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, together with the cut-off date principal balance of the Innkeepers Portfolio Pari Passu Non-Trust Loan, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement; and

•	with respect to the Sears Tower Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the Sears Tower Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, together with an amount equal to the Sears Tower Senior Percentage of the total cut-off date principal balance of the Sears Tower Note A-1 Non-Trust Loan and the Sears Tower Note A-3 Non-Trust Loan, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement.

‘‘Cut-off Date U/W NCF DSCR’’ means, with respect to any mortgage loan in the trust, the U/W NCF DSCR, except that for any underlying mortgage loan that provides for payments of interest only for a specified period ending prior to the maturity date, Cut-off Date U/W NCF DSCR is equal to the Underwritten Net Cash Flow for the related mortgaged real property, divided by the sum of the actual interest-only payments (calculated in accordance with the related loan documents) that would accrue in respect of that underlying mortgage loan (or, in the case of an underlying mortgage loan that is part of a Loan Combination that contains one or more related Pari Passu Non-Trust Loans, that would accrue in respect of that underlying mortgage loan and the related Pari Passu Non-Trust Loan(s)) during the 12-month period following the cut-off date based on the related cut-off date principal balance and mortgage interest rate.

‘‘D(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

‘‘DDA’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan—Disposition and Development’’ in this prospectus supplement.

‘‘Default Interest’’ means any interest that—

•	accrues on a defaulted mortgage loan solely by reason of the subject default, and

•	is in excess of (a) all interest accrued on the subject mortgage loan at the related mortgage interest rate and (b) any Post-ARD Additional Interest accrued on the subject mortgage loan.

‘‘Discount Rate’’ means, with respect to any prepaid mortgage loan in the trust, a rate which, when compounded monthly, is equivalent to the ‘‘Yield Maintenance Treasury Rate’’ when compounded semi-annually. The ‘‘Yield Maintenance Treasury Rate’’ means the yield calculated by the master servicer by linear interpolation of the yields, as such yields are reported in Federal Reserve Statistical Release H.15-Selected Interest Rates (519), under the heading U.S. Government Securities/Treasury Constant Maturities, with respect to the maturity dates set forth thereunder, one longer and one shorter, most nearly approximating the maturity date (or, in the case of an ARD Loan, the anticipated repayment date) of the relevant prepaid mortgage loan. If Federal Reserve Statistical Release H.15 is no longer published or does not indicate the information set forth above, then the master servicer will select a comparable publication or source for the purposes of determining the Yield Maintenance Treasury Rate.

‘‘District at Tustin Legacy Borrower’’ means the borrower under the District at Tustin Legacy Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘ District at Tustin Legacy Mortgage Loan’’ means the underlying mortgage loan secured by the District at Tustin Legacy Mortgaged Property.

‘‘District at Tustin Legacy Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as District at Tustin Legacy.

‘‘District at Tustin Legacy Shopping Center’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The District at Tustin Legacy Mortgage Loan—The Mortgaged Property’’ in this prospectus supplement.

‘‘DSCR’’ means debt service coverage ratio.

‘‘Effective Gross Income,’’ ‘‘EGI’’ and ‘‘U/W EGI’’ each means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	allowances for vacancies, concessions and credit losses.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were generally determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of EGI.

In determining the ‘‘revenue’’ component of EGI for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of EGI for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. If they are not consistent, actual annual effective gross income for a mortgaged property may be less than the EGI presented with respect to that property in this prospectus supplement.

For more detailed information regarding the EGI with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘Euroclear’’ means The Euroclear System.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Excluded Plan’’ means any Plan with respect to which any member of the Restricted Group is a ‘‘plan sponsor’’ within the meaning of section 3(16)(B) of ERISA.

‘‘Exemption-Favored Party’’ means any of—

•	Lehman Brothers Inc.,

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

•	any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

‘‘Expansion Space’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Aventura Mall Mortgage Loan—The Mortgaged Property’’ in this prospectus supplement.

‘‘Final Certificate of Compliance’’ means a final certificate of compliance with respect to the District at Tustin Legacy Shopping Center.

‘‘FF&E’’ means furniture, fixtures and equipment.

‘‘Fitch’’ means Fitch, Inc.

‘‘FSMA’’ means the Financial Services and Markets Act 2000.

‘‘GAAP’’ means generally accepted accounting principles in the United States of America.

‘‘GLA’’ means gross leasable area.

‘‘Government Securities’’ means government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

‘‘Initial Loan Group 1 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group 1, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Loan Group 2 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group 2, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Mortgage Pool Balance’’ means the aggregate principal balance, as of the cut-off date, of the mortgage loans that are included in the trust, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Innkeepers Cash Management Event’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—Lockbox’’ in this prospectus supplement.

‘‘Innkeepers Portfolio Borrowers’’ means the borrowers under the Innkeepers Portfolio Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Innkeepers Portfolio Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Innkeepers Portfolio Co-Lender Agreement’’ means the Co-Lender Agreement for the Innkeepers Portfolio Loan Combination.

‘‘Innkeepers Portfolio Loan Combination’’ means, collectively, the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Pari Passu Non-Trust Loan.

‘‘Innkeepers Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Innkeepers Portfolio Mortgaged Properties.

‘‘Innkeepers Portfolio Mortgaged Properties’’ means the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as Innkeepers Portfolio.

‘‘Innkeepers Portfolio Pari Passu Non-Trust Loan’’ and ‘‘Innkeepers Portfolio Non-Trust Loan’’ each means the Non-Trust Loan secured by the Innkeepers Portfolio Mortgaged Property, which Non-Trust Loan is, at all times, pari passu in right of payment with the Innkeepers Portfolio Mortgage Loan.

‘‘Innkeepers Portfolio Pari Passu Non-Trust Loan Noteholder’’ and ‘‘Innkeepers Portfolio Non-Trust Loan Noteholder’’ each means the holder of the promissory note for the Innkeepers Portfolio Pari Passu Non-Trust Loan.

‘‘Insurance Proceeds’’ means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related underlying mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Issue Date’’ means the date of initial issuance for the series 2007-C7 certificates, which will be on or about November 30, 2007.

‘‘Key,’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means KeyBank or any affiliate of KeyBank.

‘‘KeyBank’’ means KeyBank National Association.

‘‘KeyBank Mortgage Loan’’ means a mortgage loan that was, directly or indirectly, acquired by us from the KeyBank Mortgage Loan Seller for inclusion in the trust.

‘‘KeyBank Mortgage Loan Seller’’ means KeyBank.

‘‘LaSalle’’ means LaSalle Bank National Association.

‘‘LBHI’’ means Lehman Brothers Holdings Inc.

‘‘Lease Termination Payments’’ means any fees or payments received from any tenant under a lease affecting a mortgaged real property in connection with termination cancellation, surrender, sale or other disposition of such lease.

‘‘Lehman,’’ as referred to under the ‘‘Loan Seller’’ column on Annex A-1 hereto, means LBHI or any affiliate of LBHI.

‘‘Lehman Mortgage Loan’’ means each mortgage loan that was, directly or indirectly, acquired by us from the Lehman Mortgage Loan Seller for inclusion in the trust.

‘‘Lehman Mortgage Loan Seller’’ means, individually and collectively, LBHI and each of our other affiliates, if any, that transferred mortgage loans to us for inclusion in the trust.

‘‘Liquidation Proceeds’’ means, in general, all cash proceeds received and retained by the trust in connection with—

•	the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

•	the repurchase of any mortgage loan or any portion thereof by us or the applicable mortgage loan seller, as described under ‘‘Description of the Mortgage Pool — Cures and Repurchases’’ in this prospectus supplement;

•	the purchase of any specially serviced mortgage loan as to which a material default exists, by any holder of a purchase option, as described under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Fair Value Option’’ in this prospectus supplement;

•	the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2007-C7 controlling class or the master servicer, as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement;

•	the purchase of an underlying mortgage loan that is part of a Loan Combination by a related Non-Trust Loan Noteholder in accordance with the related Co-Lender Agreement;

•	the purchase of the District at Tustin Legacy Mortgage Loan by the City of Tustin in accordance with the DDA;

•	the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

•	the sale of an REO Property.

‘‘LNR’’ means LNR Property Holdings Ltd.

‘‘LNR Partners’’ means LNR Partners, Inc.

‘‘Loan Combination’’ means each of the ‘‘Loan Combinations’’ described, and identified in the chart, under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement.

‘‘Loan Combination Controlling Party’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement.

‘‘Loan Group 1’’ means the group of mortgage loans designated as such and described under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

‘‘Loan Group 2’’ means the group of mortgage loans designated as such and described under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

‘‘Loan per Bed’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a healthcare property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this prospectus supplement, divided by the number of beds at or in the related mortgaged real property.

‘‘Loan per SF,’’ ‘‘Loan per Sq. Ft.’’ and ‘‘Loan per Square Foot’’ each means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse, self-storage or office property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this prospectus supplement (or, in the case of the Sears Tower Mortgage Loan, the sum of the cut-off date principal balance of that mortgage loan and the Sears Tower Senior Percentage of the total cut-off date principal balance of the Sears Tower Note A-1 Non-Trust Loan and the Sears Tower Note A-3 Non-Trust Loan), divided by the net rentable square foot area of the related mortgaged real property.

‘‘Loan per Unit’’ means, with respect to each underlying mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park property or a hospitality property, the cut-off date principal balance of that mortgage loan as shown on Annex A-1 to this prospectus supplement (or, in the case of Innkeepers Portfolio Mortgage Loan, the total cut-off date principal balance of the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Pari Passu Non-Trust Loan), divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property.

‘‘LOC’’ means letter of credit.

‘‘LTV’’ and ‘‘LTV Ratio’’ each means loan-to-value ratio.

‘‘L(x)’’ means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

‘‘Master Servicer Remittance Amount’’ has the meaning assigned to that term under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—Accounts—Custodial Account—Withdrawals’’ in this prospectus supplement.

‘‘Material Breach’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Representations and Warranties’’ in this prospectus supplement.

‘‘Material Document Omission’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool— Assignment of the Underlying Mortgage Loans’’ in this prospectus supplement.

‘‘Maturity Balance’’ means, with respect to any mortgage loan in the trust, the expected balance of the subject mortgage loan on its maturity date or, in the case of an ARD Loan, its anticipated repayment date, calculated based on the assumption that there are no prepayments of principal or defaults, and otherwise based on the Modeling Assumptions.

‘‘Maturity Date Loan-to-Value Ratio,’’ ‘‘Maturity Date LTV,’’ ‘‘Maturity LTV Ratio’’ and ‘‘Scheduled Maturity LTV’’ each means:

•	with respect to any mortgage loan in the trust (other than the Outside Serviced Trust Mortgage Loans), the ratio, expressed as a percentage, of—

1.	the Maturity Balance of the subject underlying mortgage loan, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement (but without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan);

•	with respect to the Innkeepers Portfolio Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the expected total balance of the Innkeepers Portfolio Mortgage Loan and the Innkeepers Portfolio Pari Passu Non-Trust Loan on their stated maturity date, assuming no prepayments of principal or defaults, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement; and

•	with respect to the Sears Tower Mortgage Loan, the ratio, expressed as a percentage, of—

1.	the expected principal balance of the Sears Tower Mortgage Loan on its stated maturity date, together with an amount equal to the Sears Tower Senior Percentage of the expected total principal balance of the Sears Tower Note A-1 Non-Trust Loan and the Sears Tower Note A-3 Non-Trust Loan on their stated maturity date, assuming no prepayments of principal or defaults, to

2.	the appraised value of the related mortgaged real property or properties, as shown on Annex A-1 to this prospectus supplement.

‘‘Meyerland Plaza Borrower’’ means the borrower under the Meyerland Plaza Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Meyerland Plaza Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Meyerland Plaza Mortgage Loan’’ means the underlying mortgage loan secured by the Meyerland Plaza Mortgaged Property.

‘‘Meyerland Plaza Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Meyerland Plaza.

‘‘Meyerland Plaza Target Parcel’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The Meyerland Plaza Mortgage Loan—The Mortgaged Property’’ in this prospectus supplement.

‘‘Meyerland Plaza Operation and Easement Agreement’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Meyerland Plaza Mortgage Loan—Partial Release’’ in this prospectus supplement.

‘‘Miami Center Borrower’’ means the borrower under the Miami Center Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Miami Center Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Miami Center Cash Sweep Event’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool— Significant Underlying Mortgage Loans—The Miami Center Mortgage Loan—Lockbox’’ in this prospectus supplement.

‘‘Miami Center Mortgage Loan’’ means the underlying mortgage loan secured by the Miami Center Mortgaged Property.

‘‘Miami Center Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Miami Center.

‘‘Midland’’ means Midland Loan Services, Inc.

‘‘Modeling Assumptions’’ means, collectively, the following assumptions regarding the series 2007-C7 certificates and the mortgage loans in the trust:

•	the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance, the Initial Loan Group 1 Balance and the Initial Loan Group 2 Balance are as set forth under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement;

•	the initial total principal balance or notional amount, as the case may be, of each class of series 2007-C7 certificates is as described in this prospectus supplement;

•	there are no delinquencies or losses with respect to the mortgage loans;

•	there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

•	there are no Appraisal Reduction Amounts with respect to the mortgage loans;

•	there are no casualties or condemnations affecting the corresponding mortgaged real properties;

•	each of the mortgage loans provides for monthly payments which are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360 Basis, as applicable;

•	all prepayments on the mortgage loans are assumed to be accompanied by a full month’s interest;

•	there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller or the KeyBank Mortgage Loan Seller regarding the mortgage loans;

•	no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan’s prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

•	each ARD Loan is paid in full on its anticipated repayment date.

•	except as otherwise expressly assumed in any of the other bullets in this definition, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

•	no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under ‘‘Description of the Offered Certificates—Termination;’’

•	there are no Material Breaches or Material Document Omissions with respect to the underlying mortgage loans;

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

•	there are no Additional Trust Fund Expenses;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sears Tower, where on each monthly payment date from and after March 11, 2011, solely to the extent available from excess cash flow, the related borrower is required to make a principal payment in an amount equal to (x) a constant payment amount (assuming no default, equal to $308,493.00 from March 11, 2011 through and including February 11, 2014 and $316,112.39 from March 11, 2014 to the maturity date), less (y) the monthly interest payment actually paid with respect to such underlying mortgage loan in such calendar month, it is assumed that the related borrower does, in fact, make such additional monthly amortization payments;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 101 West Avenue, the related borrower is required to make additional monthly amortization payments of $15,349.87, solely to the extent available from excess cash flow, on and after the payment date in June 2012;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Riverstone Apartments, the related borrower is required to make additional monthly amortization payments of $13,061.88, solely to the extent available from excess cash flow, on and after the payment date in July 2012;

•	with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Discovery Office, the related borrower is required to make additional monthly amortization payments of $10,732.54, solely to the extent available from excess cash flow, on and after the payment date in May 2012;

•	payments on the offered certificates are made on the 15th day of each month, commencing in December 2007; and

•	the offered certificates are settled on November 30, 2007.

For purposes of the Modeling Assumptions, a ‘‘prepayment consideration period’’ is any period during which a mortgage loan provides that voluntary prepayments be accompanied by prepayment consideration in the form of (a) a yield maintenance charge, (b) a prepayment premium calculated as a percentage—which may decline over time—of the principal amount prepaid or (c) some combination of (a) and (b).

‘‘Moody’s’’ means Moody’s Investors Service, Inc.

‘‘N/A’’ and ‘‘NAP’’ mean that, with respect to a particular category of data, the data is not applicable.

‘‘Nashville Multifamily Portfolio Borrowers’’ means the borrowers under the Nashville Multifamily Portfolio Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Nashville Multifamily Portfolio Mortgage Loan—The Borrowers and Sponsor’’ in this prospectus supplement.

‘‘Nashville Multifamily Portfolio Mezzanine Borrower’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Nashville Multifamily Portfolio Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

‘‘Nashville Multifamily Portfolio Mezzanine Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Nashville Multifamily Portfolio Mortgage Loan—Mezzanine Financing’’ in this prospectus supplement.

‘‘Nashville Multifamily Portfolio Mortgage Loan’’ means the underlying mortgage loan secured by the Nashville Multifamily Portfolio Mortgaged Properties.

‘‘Nashville Multifamily Portfolio Mortgaged Properties’’ means the portfolio of mortgaged real properties identified on Annex A-1 to this prospectus supplement as Nashville Multifamily Portfolio.

‘‘NAV’’ means that, with respect to a particular category of data, the data is not available.

‘‘Net Aggregate Prepayment Interest Shortfall’’ means, with respect to any distribution date, the excess, if any, of—

•	the total Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

•	the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

‘‘Net Mortgage Pass-Through Rate’’ means:

•	in the case of each underlying mortgage loan that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to—

1.	the mortgage interest rate in effect for that mortgage loan as of the Issue Date,

minus

2.	the related Administrative Cost Rate;

•	in the case of each underlying mortgage loan that accrues interest on an Actual/360 Basis (other than an Outside Serviced Trust Mortgage Loan and/or a KeyBank Mortgage Loan), for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and its mortgage interest rate in effect as of the Issue Date, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the related Administrative Cost Rate;

•	in the case of each Outside Serviced Trust Mortgage Loan (which accrues interest on an Actual/360 Basis), for any distribution date, an annual rate generally equal to—

1.	the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) 0.0100% (which is the related annual servicing fee rate on a 30/360 Basis under each of the series 2007-C2 pooling and servicing agreement and the series 2007-C6 pooling and servicing agreement), adjusted to an actual/360 equivalent, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date, minus

2.	the sum of the related master servicing fee rate and the trustee fee rate under the series 2007-C7 pooling and servicing agreement; and

•	in the case of each KeyBank Mortgage Loan that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate generally equal to the product of (a) 12, times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding the subject distribution date and an annual rate equal to (i) its mortgage interest rate in effect as of the Issue Date, minus (ii) the related Administrative Cost Rate, and the denominator of which is the Stated Principal Balance of that mortgage loan immediately prior to the subject distribution date.

Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second and third bullets, and clause (b) of the fourth bullet, of this definition, will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee’s collection account to the trustee’s interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of each of the second and third bullets, and clause (b) of the fourth bullet, of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan that are transferred from the trustee’s interest reserve account to the trustee’s collection account during that month.

‘‘Non-Trust Loan’’ means any mortgage loan that is part of a Loan Combination but is not included in the trust.

‘‘Non-Trust Loan Noteholder’’ means the holder of a promissory note for a Non-Trust Loan.

‘‘Non-Trust Loan Securities’’ means any securities backed by a Non-Trust Loan.

‘‘NR’’ means not rated.

‘‘O(z)’’ means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

‘‘Occupancy Percentage’’ or ‘‘ Occupancy Rate’’ means:

•	in the case of multifamily rental properties and mobile home park properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

•	in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain underlying mortgage loans, one or more of the additional lease-up assumptions described in the following paragraph);

•	in the case of healthcare properties, the percentage of available beds occupied as of the date of determination; and

•	in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and

•	in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.

In the case of some of the underlying mortgage loans, the calculation of Occupancy Percentage or Occupancy Rate for the related mortgaged real property or properties was based on assumptions regarding projected occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property; and

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance.

For more detailed information regarding Occupancy Percentages and Occupancy Rates with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘OFAC’’ means the U.S. Treasury Office of Foreign Assets Control.

‘‘One State Street Plaza Borrower’’ means the borrower under the One State Street Plaza Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The One State Street Plaza Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘One State Street Plaza Mortgage Loan’’ means the underlying mortgage loan secured by the One State Street Plaza Mortgaged Property.

‘‘One State Street Plaza Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as One State Street Plaza.

‘‘Original Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

‘‘Original Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the related origination date during which scheduled payments of interest only are required.

‘‘Original Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

‘‘Other Secured Debt’’ means debt that is secured by the related mortgaged real property or by direct or indirect interests in the borrower of the related underlying mortgage loan.

‘‘Outside Serviced Loan Combination’’ has the meaning assigned to that term under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—General’’ in this prospectus supplement.

‘‘Outside Serviced Trust Mortgage Loan’’ has the meaning assigned to that term under ‘‘The Series 2007-C7 Pooling and Servicing Agreement—General’’ in this prospectus supplement.

‘‘P&I’’ means principal and/or interest.

‘‘Pari Passu Loan Combination’’ means a Loan Combination that consists solely of an underlying mortgage loan and one or more Pari Passu Non-Trust Loans. The Innkeepers Portfolio Loan Combination is a Pari Passu Loan Combination.

‘‘Pari Passu Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement. The Innkeepers Portfolio Pari Passu Non-Trust Loan is a Pari Passu Non-Trust Loan.

‘‘Partial Certificate of Compliance’’ means a partial certificate of compliance with respect to individual parcels within the District at Tustin Legacy Mortgaged Property.

‘‘Party in Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of the Internal Revenue Code.

‘‘Patriot Act’’ means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

‘‘Permitted Encumbrances’’ means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

•	liens for real estate taxes, water charges, sewer rents and assessments not yet due and payable,

•	covenants, conditions and restrictions, rights of way, easements and other matters that are of public record or that are omitted as exceptions in the related lender’s title insurance policy (or, if not yet issued, omitted as exceptions in a fully binding pro forma title policy or title policy commitment),

•	the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property,

•	condominium declarations of record and identified in the related lender’s title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment),

•	if the subject loan is a cross-collateralized mortgage loan, the lien of the mortgage instrument for any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized, and

•	in the case of the District at Tustin Legacy Mortgage Loan, the related DDA.

‘‘Permitted Investments’’ means U.S. government securities and other investment grade obligations specified in the series 2007-C7 pooling and servicing agreement.

‘‘Plan’’ means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA, as modified by Section 3(42) of ERISA.

‘‘Post-ARD Additional Interest’’ means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

‘‘Prepayment Interest Excess’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date (or, if later, the end of the loan-level interest accrual period applicable to that due date) to the date of prepayment, less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) payable from that interest collection, and exclusive of any Default Interest or Post-ARD Additional Interest included in that interest collection.

‘‘Prepayment Interest Shortfall’’ means, with respect to any full or partial prepayment of an underlying mortgage loan made by the related borrower or otherwise received in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment from the date of prepayment to but not including that due date (or, if later, the end of the loan-level interest accrual period applicable to that due date), less the amount of related master servicing fees (and, in the case of an Outside Serviced Trust Mortgage Loan, comparable servicing fees under the governing servicing agreement) that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD Additional Interest.

‘‘Prepayment Provisions’’ means, with respect to any underlying mortgage loan, the type and duration of any indicated prepayment provision. The number in any parenthetical reflects the number of calendar months in the applicable period during which the subject prepayment provision is in effect, with any partial calendar month being calculated as a full calendar month, commencing with the calendar month in which the origination date occurred and ending in the calendar month in which the prepayment period terminates. For example, an underlying mortgage loan that was originated on December 17, 2007 and is in a lockout period through December 16, 2008 has a total lockout period consisting of 13 months.

‘‘PTCE’’ means prohibited transaction class exemption.

‘‘PTE’’ means prohibited transaction exemption.

‘‘Realized Losses’’ mean losses on or with respect to the underlying mortgage loans arising from the inability to collect all amounts due and owing under those mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

‘‘Recovered Amount’’ has the meaning assigned to that term under ‘‘Description of the Offered Certificates— Payments—Payments of Principal’’ in this prospectus supplement.

‘‘Relevant Implementation Date’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this prospectus supplement.

‘‘Relevant Member State’’ has the meaning assigned to that term under ‘‘Method of Distribution’’ in this prospectus supplement.

‘‘Remaining Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

‘‘Remaining Interest-Only Period’’ means, with respect to any mortgage loan in the trust, the period, if any, following the cut-off date during which scheduled payments of interest only are required.

‘‘Remaining Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of an ARD Loan, to the anticipated repayment date.

‘‘REMIC’’ means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

‘‘REO Property’’ means any mortgaged real property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

‘‘Replacement Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

‘‘Restricted Group’’ means, collectively—

1.	the trustee,

2.	the Exemption-Favored Parties,

3.	us,

4.	the master servicer,

5.	the special servicer,

6.	any sub-servicers,

7.	any party having servicing responsibilities with respect to an Outside Serviced Trust Mortgage Loan or any related REO Property;

8.	a mortgage loan seller,

9.	each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the Issue Date, and

10.	any and all affiliates of any of the aforementioned persons.

‘‘RevPAR’’ means, with respect to any hospitality property, revenues per available room.

‘‘S&P’’ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘Sears Tower Co-Lender Agreement’’ means, collectively, the Sears Tower Senior Co-Lender Agreement and the Sears Tower Sub-Co-Lender Agreement.

‘‘Sears Tower Loan Combination’’ means, together, the Sears Tower Mortgage Loan and the Sears Tower Non-Trust Loans.

‘‘Sears Tower Mortgage Loan’’ means the underlying mortgage loan secured by the Sears Tower Mortgaged Property, which mortgage loan is evidenced by a promissory note designated as note A-2.

‘‘Sears Tower Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Sears Tower.

‘‘Sears Tower Non-Trust Loan’’ means the Sears Tower Note A Non-Trust Loan or the Sears Tower Note B Non-Trust Loan, as applicable.

‘‘Sears Tower Non-Trust Loan Noteholder’’ means the holder of the promissory note for a Sears Tower Non-Trust Loan.

‘‘Sears Tower Note A Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—The Sears Tower Loan Combination’’ in this prospectus supplement.

‘‘Sears Tower Note A-1 Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combination—The Sears Tower Loan Combination’’ in this prospectus supplement.

‘‘Sears Tower Note A-2 Loan Combination’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combination—The Sears Tower Loan Combination’’ in this prospectus supplement.

‘‘Sears Tower Note A-2-B Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combination—The Sears Tower Loan Combination’’ in this prospectus supplement.

‘‘Sears Tower Note A-3 Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combination—The Sears Tower Loan Combination’’ in this prospectus supplement.

‘‘Sears Tower Note B Non-Trust Loan’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—The Sears Tower Loan Combination’’ in this prospectus supplement.

‘‘Sears Tower Note B Non-Trust Loan Noteholder’’ means the holder of the promissory note evidencing a Sears Tower Note B Non-Trust Loan.

‘‘Sears Tower Senior Co-Lender Agreement’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—The Sears Tower Loan Combination’’ in this prospectus supplement.

‘‘Sears Tower Senior Percentage’’ means a fraction, the numerator of which is the cut-off date principal balance of the Sears Tower Mortgage Loan, and the denominator of which is the cut-off date principal balance of the Sears Tower Note A-2 Loan Combination.

‘‘Sears Tower Sub-Co-Lender Agreement’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—Loan Combinations—The Sears Tower Loan Combination’’ in this prospectus supplement.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended.

‘‘Senior/Subordinate Loan Combination’’ means a Loan Combination that consists of an underlying mortgage loan and one or more Subordinate Non-Trust Loans and may include one or more Pari Passu Non-Trust Loans.

‘‘Series 2007-C2 Securitization’’ means the securitization that includes the Sears Tower Note A Non-Trust Loan, and in connection with which the LB-UBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2, were issued.

‘‘Series 2007-C6 Securitization’’ means the securitization that includes the Innkeepers Portfolio Pari Passu Non-Trust Loan, and in connection with which the LB-UBS Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6, were issued.

‘‘Servicing File’’ means, in general, with respect to each underlying mortgage loan (other than an Outside Serviced Trust Mortgage Loan), to the extent obtained in connection with such underlying mortgage loan, the following documents: copies of any final appraisal, final survey, final engineering report, final environmental report, opinion letters of counsel to a related borrower delivered in connection with the closing of that mortgage loan, escrow agreements, reserve agreements, organizational documentation for the related borrower, the related guarantor or the related indemnitor (if the related guarantor or indemnitor is an entity), insurance certificates or insurance review reports, leases for tenants representing 10% or more of the annual income with respect to the related mortgaged real property, final seismic report and property management agreements, rent roll, property operating statement and financial statements for the related guarantor or indemnitor, cash management or lockbox agreement and zoning letters or zoning reports.

‘‘Servicing Standard’’ means, with respect to either the master servicer or the special servicer, to service and administer, for the benefit of the series 2007-C7 certificateholders, those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 2007-C7 pooling and servicing agreement:

•	in accordance with the higher of the following standards of care—

1.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable foreclosure properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and foreclosure properties, and

2.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans and foreclosure properties owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2007-C7 pooling and servicing agreement and the terms of the respective subject mortgage loans and any applicable co-lender, intercreditor and/or similar agreements;

•	with a view to—

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

2.	in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan as to which the related mortgaged real property has become an REO Property, the maximization of recovery on that mortgage loan to the series 2007-C7 certificateholders (as a collective whole) of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

1.	any relationship, including as lender on any other debt (including mezzanine debt), that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2007-C7 pooling and servicing agreement,

2.	the ownership by the master servicer or the special servicer, as the case may be, or any affiliate thereof of any series 2007-C7 certificate or any interest in a Non-Trust Loan,

3.	the obligation of the master servicer or the special servicer, as the case may be, to make advances,

4.	the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2007-C7 pooling and servicing agreement generally or with respect to any particular transaction, and

5.	the ownership, servicing or management for others of any mortgage loan or real property not subject to the series 2007-C7 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

With respect to each Outside Serviced Trust Mortgage Loan, the governing servicing agreement provides for a servicing standard which is substantially similar to the foregoing; provided that the master servicer and special servicer under the series 2007-C6 pooling and servicing agreement, in the case of the Innkeepers Portfolio Loan Combination, or the series 2007-C2 pooling and servicing agreement, in the case of the Sears Tower Loan Combination, will be required to service and administer the subject Loan Combination taking into account the interests of the related Non-Trust Loan Noteholder(s) and, in the event the subject Loan Combination becomes specially serviced or the related mortgaged real property becomes an REO Property, the applicable special servicer will be obligated to service and administer the subject Loan Combination with a view to maximizing the recovery on such Loan Combination to the related Non-Trust Loan Noteholder(s) as well as the series 2007-C7 certificateholders.

‘‘Servicing Transfer Event’’ means, with respect to any mortgage loan being serviced under the series 2007-C7 pooling and servicing agreement, any of the following events:

1.	the related borrower (or any related guarantor) fails to make when due any scheduled debt service payment, including a balloon payment, and the failure actually continues, or the master servicer determines that it will continue, or the special servicer (with the consent of the series 2007-C7 controlling class representative) determines that it will continue, unremedied (without regard to any grace period)—

(a)	except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

(b)	solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment prior to the related maturity date, for 30 days beyond the date on which that balloon payment was due (or for such shorter period ending on the date on which it is determined that the refinancing could not reasonably be expected to occur)

2.	a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined (subject to any required consent of the series 2007-C7 controlling class representative, if and as applicable) that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (b) is not available at any rate) occurs under the mortgage loan that the master servicer or the special servicer has determined, in accordance with the Servicing Standard, materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2007-C7 certificateholders, and the default continues unremedied for either (i) one business day (but only if the subject default gives rise to immediate acceleration without application of a cure period under the terms of the mortgage loan) or (ii) otherwise, the greater of (A) the applicable cure period under the terms of the mortgage loan and (B) 30 days; provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the series 2007-C7 certificateholders;

3.	the master servicer determines, or the special servicer (with the consent of the series 2007-C7 controlling class representative) determines, in each case in accordance with the Servicing Standard, that (a) a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition or (b) a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism provided that the special servicer has determined that such insurance (i) is not available at commercially reasonable rates and such hazards are not commonly insured against at the time for properties similar to the subject mortgaged real property and located in and around the region in which the subject mortgaged real property is located or (ii) is not available at any rate) is likely to occur under the mortgage loan that will materially impair the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2007-C7 certificateholders and the default is likely to remain unremedied for at least the applicable period contemplated in clause 2. of this definition;

4.	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

5.	the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

A Servicing Transfer Event will cease to exist, if and when:

•	with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

•	with respect to the circumstances described in clause 2. of this definition, the default is cured in the judgment of the special servicer;

•	with respect to the circumstances described in clauses 3. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding; and

•	with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

The Outside Serviced Loan Combinations are not being serviced under the series 2007-C7 pooling and servicing agreement, and the Servicing Transfer Events with respect thereto under the series 2007-C6 pooling and servicing agreement (which governs the servicing of the Innkeepers Portfolio Loan Combination) or the series 2007-C2 pooling and servicing agreement (which governs the servicing of the Sears Tower Loan Combination), as applicable, will be similar, but may not be identical, to the foregoing; provided that if a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Combination, it will also be considered to exist for the other mortgage loans in that Loan Combination; and provided, further, that, if a Sears Tower Note B Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Sears Tower Note B Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the Sears Tower Note A-1 Non-Trust Loan, the Sears Tower Note A-2 Loan Combination and the Sears Tower Note A-3 Non-Trust Loan, or the transfer to special servicing of the Sears Tower Loan Combination, unless a separate Servicing Transfer Event has occurred with respect thereto.

‘‘SF’’ means square feet.

‘‘Shadow’’ means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

‘‘Shadow Rating’’ means that it has been confirmed to us by S&P and Fitch that the subject underlying mortgage loan has, in the context of its inclusion in the trust, credit characteristics consistent with the specified ratings.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘Stated Principal Balance’’ means, for each mortgage loan in the trust, an amount that:

•	will initially equal its cut-off date principal balance; and

•	will be permanently reduced on each distribution date, to not less than zero, by—

1.	that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan (without regard to any reduction in, or addition to, that Total Principal Distribution Amount as a result of the reimbursement of nonrecoverable advances or the collection of Recovered Amounts as described under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ in this prospectus supplement),

2.	the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period in connection with a final liquidation or a forgiveness of debt.

However, the ‘‘Stated Principal Balance’’ of an underlying mortgage loan will, in all cases, be zero as of the first distribution date following the end of the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

‘‘Subordinate Non-Trust Loan’’ has the meaning assigned to such term under ‘‘Description of the Mortgage Pool—Loan Combinations—General’’ in this prospectus supplement.

‘‘Subordinate Non-Trust Loan Noteholder’’ means the holder of the promissory note evidencing a Subordinate Non-Trust Loan.

‘‘Superstition Gateway Borrower’’ means the borrower under the Superstition Gateway Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Superstition Gateway Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘Superstition Gateway Mortgage Loan’’ means the underlying mortgage loan secured by the Superstition Gateway Mortgaged Property.

‘‘Superstition Gateway Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Superstition Gateway.

‘‘The Legends at Village West Borrower’’ means the borrower under The Legends at Village West Mortgage Loan, as identified under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans—The Legends at Village West Mortgage Loan—The Borrower and Sponsor’’ in this prospectus supplement.

‘‘The Legends at Village West Mortgage Loan’’ means the underlying mortgage loan secured by the Legends at Village West Mortgaged Property.

‘‘The Legends at Village West Mortgaged Property’’ means the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Legends at Village West.

‘‘TI/LC’’ means tenant improvements and leasing commissions.

‘‘TI/LC Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to an Outside Serviced Trust Mortgage Loan, the foregoing reserves are collected and held by a servicer under the applicable governing servicing agreement.

‘‘Total Expenses’’ and ‘‘U/W Total Expenses’’ each means, for any mortgaged real property securing a mortgage loan in the trust, all operating expenses associated with that property, including utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and ground lease payments.

In determining ‘‘Total Expenses’’ for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used; and

•	property management fees were generally assumed to be 1.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact be consistent with actual property performance. Actual annual total expenses for a mortgaged property may be more than the Total Expenses presented with respect to that property in this prospectus supplement.

For more detailed information regarding the Total Expenses with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Total Principal Distribution Amount’’ has the meaning assigned to that term under ‘‘Description of the Offered Certificates—Payments—Payments of Principal’’ in this prospectus supplement.

‘‘TRIA’’ means the Terrorism Risk Insurance Extension Act of 2005, signed into law by President Bush on December 22, 2005.

‘‘UBS Mortgage Loan’’ means each mortgage loan that was acquired by us from the UBS Mortgage Loan Seller for inclusion in the trust.

‘‘UBS Mortgage Loan Seller’’ and ‘‘UBSRESI’’ each means UBS Real Estate Securities Inc.

‘‘Underwriter Exemption’’ means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58, Prohibited Transaction Exemption 2002-41 and Prohibited Transaction Exemption 2007-05, as described under ‘‘ERISA Considerations’’ in this prospectus supplement.

‘‘Underwriting Reserves’’ means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Underwritten Net Cash Flow.

‘‘Underwritten Debt Service Coverage Ratio’’ and ‘‘U/W NCF DSCR’’ each means, with respect to any mortgage loan in the trust (except as otherwise described below), the ratio of—

•	the Underwritten Net Cash Flow for the related mortgaged real property or properties (without regard to any mortgaged real property or properties that are collateral for the subject underlying mortgage loan solely by reason of cross-collateralization with another mortgage loan), to

•	twelve times the amount of monthly debt service that will be payable under the subject mortgage loan commencing on the first due date after the cut-off date or, if the subject mortgage loan is currently in an initial interest-only period, on the first due date after the commencement of the scheduled amortization.

Notwithstanding the foregoing, the calculation of Underwritten Debt Service Coverage Ratio for the following mortgage loans that we intend to include in the trust will take into account the adjustments described below:

•	with respect to the Innkeepers Portfolio Mortgage Loan, the amount described in the second bullet of the preceding paragraph is based on monthly debt service payments for that mortgage loan and the Innkeepers Portfolio Pari Passu Non-Trust Loan (see ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement);

•	with respect to the Sears Tower Mortgage Loan, the amount described in the second bullet of the preceding paragraph is based on monthly debt service payments for that mortgage loan, together with the Sears Tower Senior Percentage of the monthly debt service payments on the Sears Tower Note A-1 Non-Trust Loan and the Sears Tower Note A-3 Non-Trust Loan (see ‘‘Description of the Mortgage Pool—Loan Combinations’’ in this prospectus supplement);

•	in the case of any underlying mortgage loan that provides for payments of interest only until the related stated maturity date or anticipated repayment date, the amount described in the second bullet of the preceding paragraph is based upon the actual interest-only payments (calculated in accordance with the related loan documents) due with respect to the subject mortgage loan during the 12-month period following the cut-off date; and

•	in the case of each underlying mortgage loan that requires the related borrower to make additional monthly amortization payments solely to the extent available from excess cash flow after a certain date, the calculation of underwritten debt service coverage ratio is based upon interest only payments (calculated in accordance with the related loan documents) that will be due in respect of the subject mortgage loan during the 12-month period following the cut-off date.

In the case of some of the underlying mortgage loans, the calculation of Underwritten Debt Service Coverage Ratio and U/W NCF DSCR for the related mortgaged real property or properties was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance and, in such event, actual annual net cash flow for a mortgaged property may be less than the underwritten annual net cash flow presented with respect to that property in this prospectus supplement.

For more detailed information regarding the Underwritten Debt Service Coverage Ratio and U/W NCF DSCR with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1— Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

‘‘Underwritten Net Cash Flow’’ means for any mortgaged real property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	the total of the following items—

(a)	allowances for vacancies and credit losses,

(b)	operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

(c)	fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

(d)	replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

Underwritten Net Cash Flow can also be expressed as (a) Effective Gross Income minus (b) Total Expenses and underwritten replacement reserves and tenant improvements and leasing commissions.

Underwritten Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

In determining the Underwritten Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

•	rolling 12-month operating statements;

•	applicable year-to-date financial statements, if available;

•	full year budgeted financial statements, if available;

•	except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls that were current as of a date not earlier than five (5) months prior to the respective date of origination; and

•	in the case of single tenant properties, the payments due under the related lease.

In the case of the underlying mortgage loans described under ‘‘Description of the Mortgage Pool—Significant Underlying Mortgage Loans’’ in this prospectus supplement and a few other underlying mortgage loans, some of the above described items were reviewed by an accountant under a set of agreed upon procedures. Except as described in the prior sentence, however, these items were not audited or otherwise confirmed by an independent party.

In determining rental revenue for multifamily rental properties, self-storage properties and mobile home park properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation of Underwritten Net Cash Flow.

In determining the ‘‘revenue’’ component of Underwritten Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower (subject to the discussion in the following paragraph). In some cases, where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator’s underwriting standards. For mortgaged real properties (other than hospitality properties), the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the applicable vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of some of the underlying mortgage loans, the calculation of Underwritten Net Cash Flow for the related mortgaged real property or properties (which is, in turn, used in the calculation of underwritten debt service coverage ratios) was based on assumptions regarding projected rental income, annual net cash flow and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged real property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged real property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of the currently vacant and unleased space at the subject mortgaged real property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged real property;

•	certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement; and

•	certain other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any subject underlying mortgage loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a mortgaged property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus supplement.

In determining the ‘‘expense’’ component of Underwritten Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used;

•	property management fees were generally assumed to be 1.0% to 6.0% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts), except that, in some cases, property management fees were assumed to be capped at $1,000,000; and

•	in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures.

Annual replacement reserves are—

(a)	in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area and may be zero;

(b)	in the case of multifamily rental apartments, generally not less than $200 or not more than approximately $300 per residential unit per year, depending on the condition of the property any may be zero;

(c)	in the case of mobile home park properties, generally $50 per pad per year; and

(d)	in the case of hospitality properties, generally 4%, inclusive of gross revenues.

In some instances, the related originator (where it deemed appropriate) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing ‘‘Underwritten Net Cash Flow.’’

For more detailed information regarding the Underwritten Net Cash Flow with respect to specific underlying mortgage loans and/or the related mortgaged real properties, you should review Annex A-1—Certain Characteristics of Individual Underlying Mortgage Loans and the footnotes thereto.

Underwritten Net Cash Flow will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘Underwritten Net Operating Income’’ means, for any mortgaged real property securing a mortgage loan in the trust, an amount generally equal to:

•    the Underwritten Net Cash Flow for that mortgaged real property;

plus

•	underwritten replacement reserves and tenant improvements and leasing commissions.

Underwritten Net Operating Income can also be expressed as Effective Gross Income minus Total Expenses.

Underwritten Net Operating Income will be calculated either with respect to a particular 12-month period or otherwise on an annualized basis.

‘‘United States Person’’ means—

•	a citizen or resident of the United States,

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

‘‘U/W EGI’’ has the same meaning as Effective Gross Income.

‘‘U/W NCF’’ has the same meaning as Underwritten Net Cash Flow.

‘‘U/W NCF DSCR’’ has the same meaning as Underwritten Debt Service Coverage Ratio.

‘‘U/W Net Cash Flow’’ has the same meaning as Underwritten Net Cash Flow.

‘‘U/W Net Operating Income’’ has the same meaning as Underwritten Net Operating Income.

‘‘U/W NOI’’ has the same meaning as Underwritten Net Operating Income.

‘‘U/W Total Expenses’’ has the same meaning as Total Expenses.

‘‘Wachovia’’ means Wachovia Bank, National Association.

‘‘Weighted Average Pool Pass-Through Rate’’ means, for each interest accrual period, the weighted average of the respective Net Mortgage Pass-Through Rates for all of the underlying mortgage loans for the related distribution date, weighted on the basis of those mortgage loans’ respective Stated Principal Balances immediately prior to the related distribution date.

‘‘Year Built’’ means the year that a mortgaged real property was originally constructed. With respect to any mortgaged real property that was constructed in phases, ‘‘Year Built’’ refers to the year that the first phase was originally constructed.

‘‘Year Renovated’’ means the year that a mortgaged real property was most recently renovated in a substantial manner.

‘‘YM(y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

‘‘YM(x) % (y)’’ means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

ANNEX A-1

CERTAIN CHARACTERISTICS OF INDIVIDUAL UNDERLYING MORTGAGE LOANS

A-1-1

LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7

ITALICS Indicate Loans Secured by Multiple Properties

Capitalized terms used on this Annex A-1 have the same meanings assigned thereto in the Glossary to the accompanying Offering Prospectus

CONTROL  FOOTNOTE  GROUP
  NO.       NO.     NO.   LOAN SELLER              PROPERTY NAME               ADDRESS
----------------------------------------------------------------------------------------------------------------------------------

   1        (1)      1         LB      Aventura Mall                           19501 Biscayne Boulevard
   2        (2)      1         LB      Innkeepers Portfolio                    Various
  2A1                1         LB      Residence Inn Silicon Valley II         1080 Stewart Drive
  2A2                1         LB      Residence Inn Silicon Valley I          750 Lakeway Drive
  2A3                1         LB      Residence Inn Saddle River              7 Boroline Road
  2A4                1         LB      Residence Inn Ohare Rosemont            7101 Chestnut Street
  2A5                1         LB      Residence Inn Gaithersburg              9721 Washingtonian Boulevard
  2A6                1         LB      Residence Inn San Mateo                 2000 Winward Way
  2A7                1         LB      Summerfield Suites El Segundo           810 South Douglas Street
  2A8                1         LB      Residence Inn Bellevue                  14455 Northeast 29th Place
  2A9                1         LB      Residence Inn San Jose South            6111 San Ignacio Avenue
 2A10                1         LB      Residence Inn Mountain View             1854 El Camino Real West
 2A11                1         LB      Summerfield Suites Belmont              400 Concourse Drive
 2A12                1         LB      Residence Inn Tukwila                   16201 West Valley Highway
 2A13                1         LB      Hampton Inn Willow Grove                1500 Easton Road
 2A14                1         LB      Residence Inn Addison                   14975 Quorum Drive
 2A15                1         LB      Residence Inn Lynnwood                  18200 Alderwood Mall Parkway
 2A16                1         LB      Courtyard Fort Lauderdale               3440 West Cypress Creek Road
 2A17                1         LB      Residence Inn Denver Downtown           2777 Zuni Street
 2A18                1         LB      Residence Inn Atlanta Downtown          134 Peachtree Street NW
 2A19                1         LB      Summerfield Suites Las Colinas          59901 N. MacArthur Boulevard
 2A20                1         LB      Residence Inn Altamonte Springs         270 Douglas Avenue
 2A21                1         LB      Residence Inn Bothell                   11920 Northeast 195th Street
 2A22                1         LB      Residence Inn Arlington                 1050 Brookhollow Plaza Drive
 2A23                1         LB      Hampton Inn Germantown                  20260 Goldenrod Lane
 2A24                1         LB      Residence Inn Denver South              6565 South Yosemite
 2A25                1         LB      Summerfield Suites Mount Laurel         3000 Crawford Place
 2A26                1         LB      Residence Inn Richmond NW               3940 Westerre Parkway
 2A27                1         LB      Hampton Inn Islandia                    1600 Veterans Memorial Highway
 2A28                1         LB      Residence Inn Cherry Hill               1821 Old Cuthbert Road
 2A29                1         LB      Residence Inn Peachtree Corners         5500 Triangle Drive
 2A30                1         LB      Hampton Inn Lombard                     222 East 22nd Street
 2A31                1         LB      Residence Inn Richmond                  2121 Dickens Road
 2A32                1         LB      Hampton Inn Westchester                 2222 Enterprise Drive
 2A33                1         LB      Residence Inn San Jose                  2761 South Bascom Avenue
 2A34                1         LB      Residence Inn Louisville                120 North Hurstbourne Parkway
 2A35                1         LB      Residence Inn Lexington North           1080 Newtown Pike
 2A36                1         LB      Hampton Inn Schaumburg                  1300 E. Higgins Road
 2A37                1         LB      Residence Inn Livonia                   17250 Fox Drive
 2A38                1         LB      Residence Inn Shelton                   1001 Bridgeport Avenue
 2A39                1         LB      Residence Inn Binghamton                4610 Vestal Parkway East
 2A40                1         LB      Towneplace Suites Horsham               198 Precision Drive
 2A41                1         LB      Hampton Inn Naples                      3210 Tamiami Trail North
 2A42                1         LB      Residence Inn Portland                  800 Roundwood Drive
 2A43                1         LB      Residence Inn Windsor                   100 Dunfey Lane
 2A44                1         LB      Hampton Inn Columbia                    8880 Columbia 100 Parkway
 2A45                1         LB      Residence Inn Fremont                   5400 Farwell Place
   3        (3)      1        UBS      One State Street Plaza                  One State Street
   4        (4)      1         LB      District at Tustin Legacy               2201 to 2895 Park Avenue
   5        (5)      1        UBS      Carnegie Hall Tower                     152 West 57th Street
   6        (6)      1        UBS      Miami Center                            201 South Biscayne Boulevard
   7        (7)      1      KeyBank    The Legends at Village West             Southeast Corner of Village West Parkway & Parallel
                                                                               Parkway
   8        (8)      2         LB      Nashville Multifamily Portfolio         Various
  8A1                2         LB      Cherry Creek Apartments                 1100 Crystal Springs Lane
  8A2                2         LB      Arbors of Brentwood Apartments          100 Brentwood Place
  8A3                2         LB      Cambridge at Hickory Hollow Apartments  660 Bell Road
  8A4                2         LB      Preakness Apartments                    630 Bell Road
   9        (9)      1         LB      Meyerland Plaza                         420 Meyerland Plaza
  10       (10)      1      KeyBank    Superstition Gateway                    SWC of US 60 and Signal Butte Road
  11       (11)      1         LB      Crossroads Plaza                        213 Crossroads Boulevard
  12       (12)      1         LB      Ritz Carlton Bachelor Gulch             0130 Daybreak Ridge
  13       (13)      1        UBS      Ballston Tower                          671 North Glebe Road
  14                 1        UBS      Chateau Marmont                         8221 West Sunset Boulevard
  15       (14)      1        UBS      Sears Tower                             233 South Wacker Drive
  16       (15)      1        UBS      Leeds Park                              4500 Leeds Avenue
  17       (16)      1         LB      Interstate Corporate Center             Intersection of I-64 and I-264
  18                 1         LB      Fairfield Shopping Center               5100-5399 Fairfield Shopping Center; 837, 849, 853
                                                                               Kempsville Road; 5224, 5232, 5256 Providence Road
  19       (17)      1        UBS      Ithaca Multifamily Portfolio            Various
 19A1                1        UBS      Eddygate Park Apartments                110 Dryden Road
 19A2                1        UBS      Center Ithaca                           171 East State Street
 19A3                1        UBS      Lakeland Apartments                     319 Highland Avenue
 19A4                1        UBS      Cayuga Apartments                       100 West Buffalo Street
  20       (18)      1        UBS      Soundview Marketplace                   10 Shore Road
  21                 1        UBS      Hamilton Business Center                Various
  22                 1        UBS      21-25 West 20th Street                  19-25 West 20th Street
  23                 1         LB      Southgate Shopping Center               571 Hebron Road
  24       (19)      1        UBS      Bucks Town Corp Center                  800 Town Center Drive, et al
  25                 2         LB      Waters Edge Apartments                  800 Broward Road
  26       (20)      1        UBS      Banco Popular Portfolio                 Various
 26A1                1        UBS      162-164 East 116th Street               162-164 East 116th Street
 26A2                1        UBS      1046 Southern Boulevard                 1046 -1050 Southern Boulevard
 26A3                1        UBS      1619 Sheepshead Bay Road                1619 Sheepshead Bay Road
 26A4                1        UBS      918 Seneca Avenue                       918 Seneca Avenue
  27       (21)      1        UBS      101 West Avenue                         101 West Avenue
  28       (22)      2        UBS      519-525 Hudson Street                   519-525 Hudson Street
  29                 1         LB      400 Woodland Prime                      N74W12501 Leatherwood Court
  30                 2      KeyBank    Carlyle Apartments                      2031 Locust Street
  31                 1        UBS      Duval Street                            400 Duval Street
  32                 2         LB      Somerset Place & Woodridge Apartments   Various
 32A1                2         LB      Woodridge Apartments                    1533 Raymond Road
 32A2                2         LB      Somerset Place                          1523 East County Line Road
  33       (23)      2        UBS      Riverstone Apartments                   25740 Shiawassee Road
  34                 2         LB      The Villas Apartments                   1709, 1710 and 1718 South Jentilly Lane
  35                 1         LB      Spanish Springs Shopping Center         1200-1390 Disc Drive
  36                 1      KeyBank    Giant Eagle                             5461 New Albany Road
  37                 1      KeyBank    Geist Pavilion                          11501 Geist Pavilion Drive
  38                 1         LB      Publix at FishHawk Shopping Center      5642 FishHawk Crossing Boulevard
  39       (24)      1        UBS      Discovery Office                        920, 1002 and 1014 East Algonquin Road
  40                 1         LB      Publix at Palm Coast                    800 Belle Terre Parkway
  41                 1         LB      Rosenberg Shopping Center               5101 Avenue H
  42                 1      KeyBank    Northrop Grumman Industrial Building    2410-2420 Santa Fe Avenue
  43                 1         LB      Abingdon Towne Center                   360 Towne Center Drive
  44                 1         LB      Hotel Vintage Court                     650 Bush Street
  45                 1      KeyBank    Mount Vernon Village Center             3809-3825 Mount Vernon Avenue
  46                 1      KeyBank    Stoneridge III Office                   40900 Woodward Avenue
  47       (25)      2         LB      Stirling Bay                            576 Lawrence Street
  48                 2      KeyBank    Highland Grande Apartments              6726 Tara Boulevard
  49                 2         LB      San Joaquin MHP                         336 East Alluvial Avenue
  50                 1      KeyBank    945 Goethals Drive                      945 Goethals Drive
  51                 2         LB      Cedars of San Marcos                    1101 Leah Avenue
  52       (26)      2         LB      Rosewood Village                        601 West Rochelle Road
  53                 2         LB      Pleasant Run Apartments                 2525 West Pleasant Run Road
  54                 1        UBS      Comfort Inn & Country Inn Portfolio     Various
 54A1                1        UBS      Comfort Inn                             199 Pleasant Street
 54A2                1        UBS      Country Inn                             936 Stillwater Avenue
  55                 1      KeyBank    Underwood Gartland 9                    24309 Woodinville-Snohomish Road NE
  56                 1      KeyBank    Century Park III                        10025 Investment Drive
  57                 1         LB      Kohl's Branson                          1001 Branson Hills Parkway
  58       (27)      1      KeyBank    Marin Self Storage & Wine Vaults        55 Golden Gate Drive
  59                 1        UBS      Gateway Plaza                           401 East State Street
  60                 1        UBS      Kaplan Career Institute                 750 Envious Lane
  61                 1        UBS      Liberty Gray Plaza                      6225 - 6255 Lake Gray Boulevard
  62                 1         LB      Wachovia Bank Tower                     104 North Main Street
  63                 2        UBS      The Villas                              6156 South Loop East
  64                 2         LB      Summit on the Ridge                     9500 Summit Drive
  65                 2      KeyBank    Ashley Oaks Apartments                  3770 Ashley Oaks Drive
  66       (28)      1        UBS      Northstar Shopping Center               1400-1564 West Buckingham Road
  67                 1         LB      Riley Place Shopping Center             4208 U.S. Highway 90
  68                 1        UBS      Quality Inn - Laurel                    One  2nd Street
  69                 1         LB      Guadalupe Plaza                         6211 Fourth Street, NW
  70       (29)      1         LB      The Shoppes at Orange Grove             3805 West River Road
  71                 1         LB      Hillcrest Shopping Center               91-129 Kelley Boulevard
  72                 1        UBS      Noah's Ark Storage                      8150 Kitty Hawk Road
  73                 1         LB      Batesville Shopping Center              Highway 6 West
  74                 1      KeyBank    Storage Outlet                          150 County Road
  75                 1      KeyBank    9 West Jackson                          9 West Jackson Avenue
  76                 1         LB      River Plaza                             815-859 South Tillotson Avenue
  77                 1         LB      La Vergne Food Lion                     5185 Murfreesboro Road
  78                 1        UBS      Binghamton Retail Portfolio             Various
 78A1                1        UBS      904 Upper Front Street                  904 Upper Front Street
 78A2                1        UBS      Chuck E Cheese                          3901 Vestal Parkway East
 78A3                1        UBS      Applebee's-Dickinson                    842-850 Upper Front Street
  79                 1        UBS      Tractor Supply Shreveport               SWC Highway 171 & Ardis Taylor Drive
  80                 1      KeyBank    Burma Commerce Park                     9000-9002 Burma Road
  81                 1        UBS      Tractor Supply Odessa                   7800 East Highway 191
  82       (30)      1         LB      21609 North 12th Avenue                 21609 North 12th Avenue
  83                 1      KeyBank    West Winds Business Park                7575 NE West Winds Boulevard
  84                 1         LB      Meyerland Commons                       4946-4990 Beechnut Street
  85                 2         LB      Cedar Bluff Apartments                  5930 Red Bluff Road
  86                 1        UBS      Tractor Supply DeRidder                 1050 North Pine Street
  87       (31)      1        UBS      Walgreens Tryon                         8538 N Tyron Street
  88       (32)      1        UBS      Walgreens Pueblo                        2900 W Northern Avenue
  89                 1      KeyBank    Janita Plaza                            3620-3654 East Flamingo Road
  90                 1         LB      5600 East 7th Street                    5600 East 7th Street
  91                 1         LB      CVS Pharmacy - Rocky Hill               2427 Main Street
  92                 1         LB      Starbucks Center                        13411 Euclid Street
  93       (33)      1        UBS      Walgreens Amity                         3080 Milton Road
  94       (34)      1        UBS      Walgreens Taylor                        20090 Goddard Road
  95                 1         LB      1350 South King Street                  1350 South King Street
  96                 1        UBS      Barksdale Storage                       2205 Barksdale Boulevard
  97       (35)      1         LB      Wadel Connally Office Building          112 East Line Street
  98       (36)      1        UBS      Crossroads Shopping Center              754 San Souci Parkway
  99                 1        UBS      Arvada Office Max                       5275 Wadsworth Bypass
  100                1         LB      University Shoppes IV                   1111 Brown Street

                                                                CROSS         ORIGINAL   CUT-OFF DATE  % OF AGGREGATE
CONTROL                                           LOAN      COLLATERALIZED    BALANCE       BALANCE     CUT-OFF DATE
  NO.           CITY          STATE   ZIP        PURPOSE        GROUPS          ($)           ($)          BALANCE
---------------------------------------------------------------------------------------------------------------------

   1     Aventura               FL      33180  Refinance         No         430,000,000   430,000,000       13.6%
   2     Various             Various  Various  Acquisition       No         412,701,271   412,701,271       13.0%
  2A1    Sunnyvale              CA      94086                Yes (LB-A)
  2A2    Sunnyvale              CA      94085                Yes (LB-A)
  2A3    Saddle River           NJ      07458                Yes (LB-A)
  2A4    Rosemont               IL      60018                Yes (LB-A)
  2A5    Gaithersburg           MD      20878                Yes (LB-A)
  2A6    San Mateo              CA      94404                Yes (LB-A)
  2A7    El Segundo             CA      90245                Yes (LB-A)
  2A8    Bellevue               WA      98007                Yes (LB-A)
  2A9    San Jose               CA      95119                Yes (LB-A)
 2A10    Mountain View          CA      94040                Yes (LB-A)
 2A11    Belmont                CA      94002                Yes (LB-A)
 2A12    Tukwila                WA      98188                Yes (LB-A)
 2A13    Willow Grove           PA      19090                Yes (LB-A)
 2A14    Dallas                 TX      75240                Yes (LB-A)
 2A15    Lynnwood               WA      98037                Yes (LB-A)
 2A16    Fort Lauderdale        FL      33309                Yes (LB-A)
 2A17    Denver                 CO      80211                Yes (LB-A)
 2A18    Atlanta                GA      30303                Yes (LB-A)
 2A19    Irving                 TX      75039                Yes (LB-A)
 2A20    Alamonte Springs       FL      32714                Yes (LB-A)
 2A21    Bothell                WA      98011                Yes (LB-A)
 2A22    Arlington              TX      76006                Yes (LB-A)
 2A23    Germantown             MD      20876                Yes (LB-A)
 2A24    Englewood              CO      80111                Yes (LB-A)
 2A25    Mount Laurel           NJ      08054                Yes (LB-A)
 2A26    Richmond               VA      23233                Yes (LB-A)
 2A27    Islandia               NY      11722                Yes (LB-A)
 2A28    Cherry Hill            NJ      08034                Yes (LB-A)
 2A29    Norcross               GA      30092                Yes (LB-A)
 2A30    Lombard                IL      60148                Yes (LB-A)
 2A31    Richmond               VA      23230                Yes (LB-A)
 2A32    Westchester            IL      60154                Yes (LB-A)
 2A33    Campbell               CA      95008                Yes (LB-A)
 2A34    Louisville             KY      40222                Yes (LB-A)
 2A35    Lexington              KY      40511                Yes (LB-A)
 2A36    Schaumburg             IL      60173                Yes (LB-A)
 2A37    Livonia                MI      48152                Yes (LB-A)
 2A38    Shelton                CT      06484                Yes (LB-A)
 2A39    Vestal                 NY      13850                Yes (LB-A)
 2A40    Horsham                PA      19044                Yes (LB-A)
 2A41    Naples                 FL      34103                Yes (LB-A)
 2A42    Scarborough            ME      04074                Yes (LB-A)
 2A43    Windsor                CT      06095                Yes (LB-A)
 2A44    Columbia               MD      21045                Yes (LB-A)
 2A45    Fremont                CA      94536                Yes (LB-A)
   3     New York               NY      10004  Refinance         No         295,000,000   295,000,000       9.3%
   4     Tustin                 CA      92782  Refinance         No         206,000,000   206,000,000       6.5%
   5     New York               NY      10019  Refinance         No         190,000,000   190,000,000       6.0%
   6     Miami                  FL      33131  Refinance         No         170,000,000   170,000,000       5.4%
   7     Kansas City            KS      66111  Refinance         No         137,000,000   137,000,000       4.3%
   8     Various                TN    Various  Acquisition       No         116,769,627   116,769,627       3.7%
  8A1    Hermitage              TN      37076                Yes (LB-B)
  8A2    Nashville              TN      37211                Yes (LB-B)
  8A3    Antioch                TN      37013                Yes (LB-B)
  8A4    Antioch                TN      37013                Yes (LB-B)
   9     Houston                TX      77096  Refinance         No          92,700,000    92,700,000       2.9%
  10     Mesa                   AZ      85209  Refinance         No          84,725,000    84,725,000       2.7%
  11     Cary                   NC      27518  Refinance         No          75,000,000    75,000,000       2.4%
  12     Avon                   CO      81620  Refinance         No          61,000,000    61,000,000       1.9%
  13     Arlington              VA      22203  Refinance         No          60,000,000    60,000,000       1.9%
  14     Los Angeles            CA      90046  Refinance         No          55,000,000    55,000,000       1.7%
  15     Chicago                IL      60606  Refinance         No          50,000,000    50,000,000       1.6%
  16     North Charleston       SC      29419  Acquisition       No          45,875,000    45,875,000       1.4%
  17     Norfolk                VA      23502  Refinance         No          38,200,000    38,200,000       1.2%
  18     Virginia Beach         VA      23464  Refinance         No          30,000,000    30,000,000       0.9%
  19     Ithaca                 NY      14850  Refinance         No          23,500,000    23,500,000       0.7%
 19A1    Ithaca                 NY      14850               Yes (UBS-B)
 19A2    Ithaca                 NY      14850               Yes (UBS-B)
 19A3    Ithaca                 NY      14850               Yes (UBS-B)
 19A4    Ithaca                 NY      14850               Yes (UBS-B)
  20     Port Washington        NY      11050  Acquisition       No          21,800,000    21,524,949       0.7%
  21     Hamilton Township      NJ      08691  Acquisition       No          20,500,000    20,500,000       0.6%
  22     New York               NY      10011  Acquisition       No          18,500,000    18,500,000       0.6%
  23     Heath                  OH      43056  Refinance         No          17,400,000    17,400,000       0.5%
  24     Langhorne              PA      19047  Acquisition       No          17,135,000    17,135,000       0.5%
  25     Jacksonville           FL      32218  Refinance         No          16,000,000    16,000,000       0.5%
  26     Various                NY    Various  Acquisition       No          15,840,000    15,840,000       0.5%
 26A1    New York               NY      10029               Yes (UBS-A)
 26A2    Bronx                  NY      10459               Yes (UBS-A)
 26A3    Brooklyn               NY      11235               Yes (UBS-A)
 26A4    Ridgewood              NY      11385               Yes (UBS-A)
  27     Jenkintown             PA      19046  Acquisition       No          14,960,000    14,960,000       0.5%
  28     New York               NY      10014  Refinance         No          14,800,000    14,800,000       0.5%
  29     Menomonee Falls        WI      53051  Refinance         No          14,250,000    14,250,000       0.4%
  30     Philadelphia           PA      19103  Refinance         No          13,600,000    13,600,000       0.4%
  31     Key West               FL      33040  Acquisition       No          13,500,000    13,500,000       0.4%
  32     Jackson                MS    Various  Acquisition       No          12,800,000    12,800,000       0.4%
 32A1    Jackson                MS      39204                Yes (LB-D)
 32A2    Jackson                MS      39211                Yes (LB-D)
  33     Southfield             MI      48034  Refinance         No          12,000,000    12,000,000       0.4%
  34     Tempe                  AZ      85281  Acquisition       No          12,000,000    12,000,000       0.4%
  35     Sparks                 NV      89436  Refinance         No          12,000,000    11,862,974       0.4%
  36     New Albany             OH      43054  Refinance         No          11,700,000    11,700,000       0.4%
  37     Fishers                IN      46037  Refinance         No          11,125,000    11,125,000       0.4%
  38     Lithia                 FL      33547  Refinance         No          10,800,000    10,717,385       0.3%
  39     Schaumburg             IL      60173  Refinance         No          10,600,000    10,600,000       0.3%
  40     Palm Coast             FL      32164  Refinance         No          10,500,000    10,470,859       0.3%
  41     Rosenberg              TX      77471  Refinance     Yes (LB-1)      10,100,000    10,100,000       0.3%
  42     Redondo Beach          CA      90278  Refinance         No          10,000,000    10,000,000       0.3%
  43     Abingdon               VA      24210  Refinance         No          10,000,000     9,993,047       0.3%
  44     San Francisco          CA      94108  Refinance         No           9,500,000     9,500,000       0.3%
  45     Alexandria             VA      22305  Refinance         No           9,350,000     9,350,000       0.3%
  46     Bloomfield Hills       MI      48304  Refinance         No           9,300,000     9,300,000       0.3%
  47     Lowell                 MA      08152  Acquisition       No           9,300,000     9,300,000       0.3%
  48     Jonesboro              GA      30236  Refinance         No           8,600,000     8,600,000       0.3%
  49     Fresno                 CA      93720  Refinance         No           7,800,000     7,800,000       0.2%
  50     Richland               WA      99352  Refinance         No           7,600,000     7,591,187       0.2%
  51     San Marcos             TX      78666  Refinance         No           7,400,000     7,400,000       0.2%
  52     Irving                 TX      75062  Acquisition       No           7,300,000     7,300,000       0.2%
  53     Lancaster              TX      75146  Acquisition       No           7,100,000     7,100,000       0.2%
  54     Various                ME    Various  Refinance         No           7,000,000     7,000,000       0.2%
 54A1    Brunswick              ME      04011               Yes (UBS-D)
 54A2    Bangor                 ME      04401               Yes (UBS-D)
  55     Woodinville            WA      98072  Refinance         No           7,000,000     7,000,000       0.2%
  56     Knoxville              TN      37932  Refinance         No           7,000,000     7,000,000       0.2%
  57     Branson                MO      65616  Refinance         No           6,700,000     6,700,000       0.2%
  58     San Rafael             CA      94901  Acquisition       No           6,330,000     6,330,000       0.2%
  59     Ithaca                 NY      14850  Refinance         No           6,150,000     6,150,000       0.2%
  60     Nashville              TN      37217  Refinance         No           6,100,000     6,095,630       0.2%
  61     Jacksonville           FL      32244  Acquisition       No           5,970,000     5,970,000       0.2%
  62     Gainesville            FL      32601  Acquisition       No           5,800,000     5,800,000       0.2%
  63     Houston                TX      77087  Refinance         No           5,750,000     5,750,000       0.2%
  64     Benbrook               TX      76126  Refinance         No           5,700,000     5,700,000       0.2%
  65     Lafayette              IN      47905  Refinance         No           5,600,000     5,600,000       0.2%
  66     Garland                TX      75042  Refinance         No           5,500,000     5,490,768       0.2%
  67     Pace                   FL      32571  Acquisition       No           5,100,000     5,100,000       0.2%
  68     Laurel                 MD      20707  Acquisition       No           5,075,000     5,055,734       0.2%
  69     Albuquerque            NM      87107  Refinance     Yes (LB-1)       5,000,000     5,000,000       0.2%
  70     Marana                 AZ      85741  Refinance         No           5,000,000     5,000,000       0.2%
  71     Millbrook              AL      36054  Refinance         No           4,700,000     4,700,000       0.1%
  72     Converse               TX      78109  Acquisition       No           4,250,000     4,250,000       0.1%
  73     Batesville             MS      38606  Acquisition       No           4,150,000     4,150,000       0.1%
  74     Pomona                 CA      91766  Refinance         No           3,784,000     3,784,000       0.1%
  75     Naperville             IL      60540  Refinance         No           3,500,000     3,500,000       0.1%
  76     Muncie                 IN      47304  Acquisition       No           3,400,000     3,400,000       0.1%
  77     La Vergne              TN      37086  Acquisition       No           3,300,000     3,300,000       0.1%
  78     Various                NY    Various  Refinance         No           3,117,000     3,109,281       0.1%
 78A1    Dickinson              NY      13905               Yes (UBS-E)
 78A2    Vestal                 NY      13850               Yes (UBS-E)
 78A3    Dickinson              NY      13905               Yes (UBS-E)
  79     Shreveport             LA      71103  Acquisition  Yes (UBS-F)       3,078,000     3,078,000       0.1%
  80     Palm Beach Gardens     FL      33403  Refinance         No           2,900,000     2,900,000       0.1%
  81     Odessa                 TX      79762  Acquisition  Yes (UBS-F)       2,871,000     2,871,000       0.1%
  82     Phoenix                AZ      85027  Refinance         No           2,850,000     2,850,000       0.1%
  83     Concord                NC      28027  Refinance         No           2,800,000     2,800,000       0.1%
  84     Houston                TX      77096  Refinance         No           2,800,000     2,800,000       0.1%
  85     Pasadena               TX      77505  Refinance         No           2,600,000     2,600,000       0.1%
  86     DeRidder               LA      70634  Acquisition  Yes (UBS-F)       2,580,000     2,580,000       0.1%
  87     Charlotte              NC      28262  Refinance         No           2,575,000     2,575,000       0.1%
  88     Pueblo                 CO      81005  Refinance         No           2,575,000     2,575,000       0.1%
  89     Las Vegas              NV      89121  Refinance         No           2,500,000     2,500,000       0.1%
  90     Long Beach             CA      90804  Refinance         No           2,450,000     2,450,000       0.1%
  91     Rocky Hill             CT      06067  Refinance         No           2,250,000     2,250,000       0.1%
  92     Garden Grove           CA      92843  Refinance         No           2,240,000     2,240,000       0.1%
  93     Charlotte              NC      28215  Refinance         No           2,200,000     2,200,000       0.1%
  94     Taylor                 MI      48180  Refinance         No           2,175,000     2,171,457       0.1%
  95     Honolulu               HI      96814  Acquisition       No           2,100,000     2,100,000       0.1%
  96     Bossier City           LA      71112  Refinance         No           1,970,000     1,970,000       0.1%
  97     Tyler                  TX      75701  Acquisition       No           1,800,000     1,800,000       0.1%
  98     Hanover                PA      18706  Acquisition       No           1,459,000     1,456,810       0.0%
  99     Arvada                 CO      80002  Refinance         No           1,375,000     1,372,739       0.0%
  100    Dayton                 OH      45409  Refinance         No           1,080,000     1,078,208       0.0%

          CUMULATIVE %              ADMINISTRATIVE   INTEREST                                       ORIGINAL       REMAINING
CONTROL  OF INITIAL POOL  MORTGAGE       COST         ACCRUAL                AMORTIZATION         INTEREST-ONLY  INTEREST-ONLY
  NO.        BALANCE      RATE (%)     RATE (%)        BASIS                     TYPE             PERIOD (MOS.)  PERIOD (MOS.)
------------------------------------------------------------------------------------------------------------------------------

   1          13.6%        5.9050         0.10049   Actual/360  Interest Only                          121            121
   2          26.6%        6.7125         0.06049   Actual/360  Interest Only - Balloon                60             56
  2A1
  2A2
  2A3
  2A4
  2A5
  2A6
  2A7
  2A8
  2A9
 2A10
 2A11
 2A12
 2A13
 2A14
 2A15
 2A16
 2A17
 2A18
 2A19
 2A20
 2A21
 2A22
 2A23
 2A24
 2A25
 2A26
 2A27
 2A28
 2A29
 2A30
 2A31
 2A32
 2A33
 2A34
 2A35
 2A36
 2A37
 2A38
 2A39
 2A40
 2A41
 2A42
 2A43
 2A44
 2A45
   3          35.9%        6.4800         0.04049   Actual/360  Interest Only                          120            120
   4          42.4%        6.9000         0.10049   Actual/360  Interest Only                          120            120
   5          48.4%        5.9570         0.04049   Actual/360  Interest Only                          120            119
   6          53.7%        6.2500         0.04049   Actual/360  Interest Only                          60             58
   7          58.1%        5.7450         0.05049   Actual/360  Interest Only, HyperAm                 120            117
   8          61.7%        5.6500         0.10049   Actual/360  Interest Only                          60             57
  8A1
  8A2
  8A3
  8A4
   9          64.7%        6.7300         0.10049   Actual/360  Interest Only - Balloon                36             35
  10          67.3%        6.2000         0.05049   Actual/360  Interest Only - Balloon                60             60
  11          69.7%        6.7250         0.10049   Actual/360  Interest Only - Balloon                36             34
  12          71.6%        6.9000         0.10049   Actual/360  Interest Only - Balloon                36             35
  13          73.5%        6.4500         0.04049   Actual/360  Interest Only - Balloon                60             59
  14          75.3%        5.7280         0.04049   Actual/360  Interest Only                          120            116
  15          76.8%        6.2695         0.03049   Actual/360  Interest Only                          120            111
  16          78.3%        6.7130         0.04049   Actual/360  Interest Only - Balloon                24             24
  17          79.5%        6.7000         0.12049   Actual/360  Interest Only - Balloon                36             35
  18          80.4%        6.5600         0.10049   Actual/360  Interest Only - Balloon                24             23
  19          81.2%        6.0300         0.04049   Actual/360  Interest Only - Balloon                60             60
 19A1
 19A2
 19A3
 19A4
  20          81.9%        5.7300         0.04049   Actual/360  Balloon                                 0              0
  21          82.5%        6.3100         0.04049   Actual/360  Interest Only - Balloon                60             58
  22          83.1%        6.3670         0.04049   Actual/360  Interest Only - Balloon                60             58
  23          83.6%        6.3400         0.10049   Actual/360  Interest Only - Balloon                60             57
  24          84.2%        6.3830         0.04049   Actual/360  Interest Only - Balloon                36             35
  25          84.7%        6.4300         0.10049   Actual/360  Interest Only - Balloon                24             20
  26          85.2%        6.4475         0.04049   Actual/360  Interest Only - Balloon                60             60
 26A1
 26A2
 26A3
 26A4
  27          85.7%        6.2400         0.04049   Actual/360  Interest Only                          120            114
  28          86.1%        6.1340         0.04049   Actual/360  Interest Only                          120            117
  29          86.6%        6.6500         0.10049   Actual/360  Interest Only - Balloon                24             24
  30          87.0%        5.8800         0.05049   Actual/360  Interest Only - Balloon                36             34
  31          87.4%        6.7650         0.04049   Actual/360  Interest Only                          60             57
  32          87.8%        6.4100         0.10049   Actual/360  Interest Only - Balloon                60             57
 32A1
 32A2
  33          88.2%        5.9400         0.04049   Actual/360  Interest Only                          120            115
  34          88.6%        6.1300         0.10049   Actual/360  Interest Only - Balloon                48             43
  35          89.0%        5.9100         0.10049     30/360    Balloon                                 0              0
  36          89.3%        5.9300         0.05049   Actual/360  Interest Only - Balloon                60             58
  37          89.7%        5.7800         0.05049   Actual/360  Interest Only - Balloon                60             50
  38          90.0%        5.6800         0.10049     30/360    Balloon                                 0              0
  39          90.3%        6.3100         0.04049   Actual/360  Interest Only                          120            113
  40          90.7%        6.2700         0.10049     30/360    Balloon                                 0              0
  41          91.0%        6.3400         0.10049   Actual/360  Interest Only - Balloon                60             57
  42          91.3%        6.0400         0.08049   Actual/360  Interest Only                          120            118
  43          91.6%        6.6400         0.12049   Actual/360  Balloon                                 0              0
  44          91.9%        6.5900         0.10049   Actual/360  Interest Only - Balloon                60             60
  45          92.2%        6.5300         0.05049   Actual/360  Interest Only                          60             58
  46          92.5%        6.1500         0.05049   Actual/360  Interest Only - Balloon                36             34
  47          92.8%        6.9300         0.10049   Actual/360  Interest Only - Balloon                36             23
  48          93.1%        6.2500         0.05049   Actual/360  Interest Only - Balloon                36             20
  49          93.3%        6.3200         0.10049     30/360    Interest Only                          120            117
  50          93.6%        6.4800         0.05049   Actual/360  Balloon                                 0              0
  51          93.8%        6.7000         0.10049   Actual/360  Interest Only - Balloon                36             34
  52          94.0%        6.8400         0.10049   Actual/360  Interest Only - Balloon                24             22
  53          94.3%        6.9700         0.12049   Actual/360  Interest Only - Balloon                24             23
  54          94.5%        6.9050         0.04049   Actual/360  Balloon                                 0              0
 54A1
 54A2
  55          94.7%        6.3100         0.05049   Actual/360  Interest Only - Balloon, HyperAm       60             58
  56          94.9%        5.5400         0.05049   Actual/360  Interest Only - Balloon                60             58
  57          95.1%        5.9500         0.10049   Actual/360  Interest Only - Balloon                60             60
  58          95.3%        6.2900         0.05049   Actual/360  Interest Only - Balloon                60             58
  59          95.5%        6.4900         0.04049   Actual/360  Interest Only - Balloon                36             35
  60          95.7%        6.5350         0.04049   Actual/360  Balloon                                 0              0
  61          95.9%        6.3830         0.04049   Actual/360  Interest Only - Balloon                36             35
  62          96.1%        6.8100         0.10049   Actual/360  Interest Only - Balloon                37             37
  63          96.3%        5.7500         0.04049   Actual/360  Interest Only - Balloon                60             54
  64          96.4%        6.6200         0.10049   Actual/360  Interest Only - Balloon                36             35
  65          96.6%        5.6100         0.05049   Actual/360  Interest Only - Balloon                36             30
  66          96.8%        6.3800         0.04049   Actual/360  Balloon                                 0              0
  67          97.0%        5.9600         0.10049   Actual/360  Interest Only - Balloon                36             30
  68          97.1%        6.7400         0.04049   Actual/360  Balloon                                 0              0
  69          97.3%        6.3400         0.10049   Actual/360  Interest Only - Balloon                60             57
  70          97.4%        6.4200         0.10049   Actual/360  Interest Only - Balloon                24             14
  71          97.6%        6.1500         0.10049   Actual/360  Interest Only - Balloon                36             34
  72          97.7%        6.6380         0.04049   Actual/360  Interest Only - Balloon                36             34
  73          97.8%        6.5300         0.10049   Actual/360  Interest Only - Balloon                36             33
  74          98.0%        6.9400         0.10049   Actual/360  Interest Only - Balloon                60             58
  75          98.1%        6.0300         0.05049   Actual/360  Interest Only, HyperAm                 120            118
  76          98.2%        6.9900         0.10049   Actual/360  Interest Only - Balloon                72             72
  77          98.3%        6.8400         0.10049   Actual/360  Interest Only - Balloon                36             35
  78          98.4%        6.3100         0.04049   Actual/360  Balloon                                 0              0
 78A1
 78A2
 78A3
  79          98.5%        5.8000         0.04049   Actual/360  Interest Only                          120            117
  80          98.6%        6.4900         0.10049   Actual/360  Interest Only - Balloon                36             35
  81          98.7%        5.8900         0.04049   Actual/360  Interest Only                          120            117
  82          98.8%        6.4500         0.10049   Actual/360  Interest Only - Balloon                60             60
  83          98.8%        6.2700         0.05049   Actual/360  Interest Only - Balloon                12             10
  84          98.9%        6.7300         0.10049   Actual/360  Interest Only - Balloon                36             35
  85          99.0%        5.8000         0.10049   Actual/360  Interest Only - Balloon                24             18
  86          99.1%        5.8100         0.04049   Actual/360  Interest Only                          120            118
  87          99.2%        6.4690         0.04049   Actual/360  Interest Only - Balloon                60             58
  88          99.3%        6.4690         0.04049   Actual/360  Interest Only - Balloon                60             58
  89          99.3%        5.9500         0.05049   Actual/360  Interest Only - Balloon                60             57
  90          99.4%        6.4500         0.10049   Actual/360  Interest Only - Balloon                36             36
  91          99.5%        6.6200         0.10049   Actual/360  Interest Only - Balloon                36             34
  92          99.6%        6.4800         0.10049   Actual/360  Interest Only - Balloon                36             35
  93          99.6%        6.4690         0.04049   Actual/360  Interest Only - Balloon                60             58
  94          99.7%        6.5100         0.04049   Actual/360  Balloon                                 0              0
  95          99.8%        6.7600         0.10049   Actual/360  Fully Amortizing                        0              0
  96          99.8%        6.5900         0.04049   Actual/360  Interest Only - Balloon                24             20
  97          99.9%        6.6000         0.10049   Actual/360  Interest Only - Balloon                24             23
  98          99.9%        6.8560         0.04049   Actual/360  Balloon                                 0              0
  99         100.0%        6.4690         0.04049   Actual/360  Balloon                                 0              0
  100        100.0%        6.4300         0.10049   Actual/360  Balloon                                 0              0

             ORIGINAL        REMAINING       ORIGINAL      REMAINING                 MATURITY OR
CONTROL      TERM TO          TERM TO      AMORTIZATION  AMORTIZATION  ORIGINATION   ANTICIPATED      BALLOON
  NO.    MATURITY (MOS.)  MATURITY (MOS.)   TERM (MOS.)   TERM (MOS.)      DATE     REPAYMENT DATE  BALANCE ($)
---------------------------------------------------------------------------------------------------------------

   1           121              121              0             0        11/15/2007    12/11/2017    430,000,000
   2           120              116             360           360        6/29/2007      7/9/2017    389,593,207
  2A1
  2A2
  2A3
  2A4
  2A5
  2A6
  2A7
  2A8
  2A9
 2A10
 2A11
 2A12
 2A13
 2A14
 2A15
 2A16
 2A17
 2A18
 2A19
 2A20
 2A21
 2A22
 2A23
 2A24
 2A25
 2A26
 2A27
 2A28
 2A29
 2A30
 2A31
 2A32
 2A33
 2A34
 2A35
 2A36
 2A37
 2A38
 2A39
 2A40
 2A41
 2A42
 2A43
 2A44
 2A45
   3           120              120              0             0         11/1/2007    11/11/2017    295,000,000
   4           120              120              0             0         11/9/2007    11/11/2017    206,000,000
   5           120              119              0             0         9/25/2007    10/10/2017    190,000,000
   6            60               58              0             0          9/4/2007     9/11/2012    170,000,000
   7           120              117              0             0         7/31/2007      8/1/2037    137,000,000
   8            60               57              0             0          8/9/2007     8/11/2012    116,769,627
  8A1
  8A2
  8A3
  8A4
   9           120              119             360           360        9/20/2007    10/11/2017     84,920,390
  10           120              120             360           360        10/5/2007     11/1/2017     79,458,977
  11           120              118             360           360         9/5/2007     9/11/2017     68,695,443
  12           120              119             360           360        10/1/2007    10/11/2017     56,048,326
  13           120              119             360           360       10/11/2007     10/9/2017     56,453,367
  14           120              116              0             0         6/14/2007      7/9/2017     55,000,000
  15           120              111              0             0         1/31/2007     2/11/2017     50,000,000
  16           120              120             360           360        11/1/2007     11/9/2017     41,286,856
  17           120              119             360           360        9/13/2007    10/11/2017     34,975,449
  18           120              119             360           360        10/3/2007    10/11/2017     26,915,441
  19           120              120             360           360        11/8/2007     11/9/2017     21,990,271
 19A1
 19A2
 19A3
 19A4
  20           120              110             324           314       12/14/2006     1/11/2017     17,457,343
  21           120              118             360           360        8/27/2007      9/9/2017     19,253,322
  22           120              118             360           360        8/20/2007      9/9/2017     17,387,580
  23           120              117             360           360        7/20/2007     8/11/2017     16,348,869
  24           120              119             360           360        9/17/2007     10/9/2017     15,598,299
  25            60               56             360           360        6/29/2007     7/11/2012     15,469,289
  26           120              120             360           360        11/5/2007     11/9/2017     14,902,504
 26A1
 26A2
 26A3
 26A4
  27           120              114              0             0          5/9/2007     5/11/2017     14,960,000
  28           120              117              0             0         7/25/2007      8/9/2017     14,800,000
  29           120              120             360           360       10/19/2007    11/11/2017     12,807,933
  30            84               82             360           360         8/1/2007      9/1/2014     12,903,425
  31            60               57              0             0         8/10/2007      8/9/2012     13,500,000
  32           120              117             360           360        7/13/2007     8/11/2017     12,037,451
 32A1
 32A2
  33           120              115              0             0         5/30/2007     6/11/2017     12,000,000
  34           120              115             360           360        5/31/2007     6/11/2017     11,065,626
  35           120              109             360           349       11/15/2006    12/11/2016     10,018,043
  36           120              118             360           360        8/29/2007      9/1/2017     10,933,851
  37           120              110             360           360        12/8/2006      1/1/2017     10,377,397
  38           120              115             300           295        5/16/2007     6/11/2017      8,163,798
  39           120              113              0             0         3/28/2007     4/11/2017     10,600,000
  40           120              118             300           298        8/30/2007     9/11/2017      8,083,177
  41           120              117             360           360        7/25/2007     8/11/2017      9,489,860
  42           120              118              0             0         8/30/2007      9/1/2017     10,000,000
  43           120              119             360           359        10/4/2007    10/11/2017      8,638,479
  44           120              120             360           360       10/30/2007    11/11/2017      8,953,609
  45            60               58              0             0          8/7/2007      9/1/2012      9,350,000
  46           120              118             360           360        8/21/2007      9/1/2017      8,428,470
  47           120              107             360           360        10/5/2006    10/11/2016      8,549,180
  48           120              104             360           360         6/2/2006      7/1/2016      7,809,671
  49           120              117              0             0          8/1/2007     8/11/2017      7,800,000
  50           120              119             300           299        9/21/2007     10/1/2017      5,980,870
  51           120              118             360           360         9/5/2007     9/11/2017      6,774,932
  52            60               58             360           360        8/16/2007     9/11/2012      7,077,952
  53           120              119             360           360       10/10/2007    10/11/2017      6,424,323
  54           120              120             300           300        11/7/2007     11/9/2017      5,583,198
 54A1
 54A2
  55           120              118             300           300        8/23/2007      9/1/2032      6,358,351
  56           120              118             360           360         8/8/2007      9/1/2017      6,506,562
  57           120              120             360           360        11/7/2007    11/11/2017      6,262,883
  58           120              118             360           360        8/15/2007      9/1/2017      5,943,527
  59           120              119             360           360       10/11/2007     10/9/2017      5,609,512
  60           120              119             360           359        9/26/2007     10/9/2017      5,254,154
  61           120              119             360           360        9/17/2007     10/9/2017      5,434,598
  62           121              121             360           360       11/19/2007    12/11/2017      5,320,690
  63           120              114             360           360        4/30/2007     5/11/2017      5,360,810
  64           120              119             360           360        9/21/2007    10/11/2017      5,211,361
  65           120              114             360           360        4/30/2007      5/1/2017      5,022,154
  66           120              118             360           358        9/11/2007      9/9/2017      4,716,305
  67           120              114             360           360        4/12/2007     5/11/2017      4,605,804
  68           120              115             360           355        6/11/2007     6/11/2017      4,396,308
  69           120              117             360           360        7/25/2007     8/11/2017      4,697,951
  70           120              110             360           360       12/29/2006     1/11/2017      4,471,841
  71           120              118             360           360        8/13/2007     9/11/2017      4,259,550
  72           120              118             360           360        8/27/2007      9/9/2017      3,886,689
  73           120              117             360           360        7/13/2007     8/11/2017      3,788,111
  74           120              118             360           360        8/21/2007      9/1/2017      3,581,490
  75           120              118              0             0         8/29/2007      9/1/2037      3,500,000
  76           180              180             360           360        11/1/2007    11/11/2022      3,022,494
  77           120              119             360           360        9/20/2007    10/11/2017      3,028,941
  78           120              117             360           357        7/26/2007      8/9/2017      2,667,862
 78A1
 78A2
 78A3
  79           120              117              0             0          8/8/2007      8/9/2017      3,078,000
  80           120              119             360           360        9/13/2007     10/1/2017      2,645,137
  81           120              117              0             0         7/31/2007      8/9/2017      2,871,000
  82           120              120             360           360        11/8/2007    11/11/2017      2,681,406
  83           120              118             360           360        8/16/2007      9/1/2017      2,466,097
  84           120              119             360           360        9/20/2007    10/11/2017      2,565,017
  85           120              114             360           360         5/8/2007     5/11/2017      2,293,940
  86           120              118              0             0         9/13/2007      9/9/2017      2,580,000
  87           120              118             360           360        8/16/2007     9/10/2017      2,423,280
  88           120              118             360           360        8/16/2007     9/10/2017      2,423,280
  89           120              117             360           360         8/1/2007      8/1/2017      2,337,018
  90           120              120             360           360       10/30/2007    11/11/2017      2,232,879
  91           120              118             360           360        8/29/2007     9/11/2017      2,056,992
  92           120              119             360           360        9/28/2007    10/11/2017      2,042,765
  93           120              118             360           360        8/16/2007     9/10/2017      2,070,375
  94           120              118             360           358        8/21/2007     9/10/2017      1,871,914
  95           167              167             167           167       10/22/2007    10/11/2021         31,299
  96           120              116             360           360        7/11/2007      7/9/2017      1,768,771
  97           120              119             360           360        9/21/2007    10/11/2017      1,616,294
  98           120              118             360           358        8/31/2007      9/9/2017      1,267,659
  99           120              118             360           358        8/16/2007     9/10/2017      1,182,037
  100          120              118             360           358        9/10/2007     9/11/2017        927,420

                                      PROPERTY
CONTROL         PROPERTY                TYPE                 PREPAYMENT
  NO.             TYPE                SPECIFIC               PROVISIONS
--------------------------------------------------------------------------------

   1     Retail                Regional Mall           L(25),D(93),O(3)
   2     Hotel                 Various                 L(29),D(88),O(3)
  2A1    Hotel                 Limited Service
  2A2    Hotel                 Limited Service
  2A3    Hotel                 Limited Service
  2A4    Hotel                 Limited Service
  2A5    Hotel                 Limited Service
  2A6    Hotel                 Limited Service
  2A7    Hotel                 Limited Service
  2A8    Hotel                 Limited Service
  2A9    Hotel                 Limited Service
 2A10    Hotel                 Limited Service
 2A11    Hotel                 Limited Service
 2A12    Hotel                 Limited Service
 2A13    Hotel                 Limited Service
 2A14    Hotel                 Limited Service
 2A15    Hotel                 Limited Service
 2A16    Hotel                 Full Service
 2A17    Hotel                 Limited Service
 2A18    Hotel                 Limited Service
 2A19    Hotel                 Limited Service
 2A20    Hotel                 Limited Service
 2A21    Hotel                 Limited Service
 2A22    Hotel                 Limited Service
 2A23    Hotel                 Limited Service
 2A24    Hotel                 Limited Service
 2A25    Hotel                 Limited Service
 2A26    Hotel                 Limited Service
 2A27    Hotel                 Limited Service
 2A28    Hotel                 Limited Service
 2A29    Hotel                 Limited Service
 2A30    Hotel                 Limited Service
 2A31    Hotel                 Limited Service
 2A32    Hotel                 Limited Service
 2A33    Hotel                 Limited Service
 2A34    Hotel                 Limited Service
 2A35    Hotel                 Limited Service
 2A36    Hotel                 Limited Service
 2A37    Hotel                 Limited Service
 2A38    Hotel                 Limited Service
 2A39    Hotel                 Limited Service
 2A40    Hotel                 Limited Service
 2A41    Hotel                 Limited Service
 2A42    Hotel                 Limited Service
 2A43    Hotel                 Limited Service
 2A44    Hotel                 Limited Service
 2A45    Hotel                 Limited Service
   3     Office                CBD                     L(25),D(92),O(3)
   4     Retail                Anchored                L(25),D(91),O(4)
   5     Office                CBD                     L(26),D(88),O(6)
   6     Office                CBD                     L(36),DorYM1%(21),O(3)
   7     Retail                Anchored                L(28),D(86),O(6)
   8     Multifamily           Garden                  L(28),D(29),O(3)
  8A1    Multifamily           Garden
  8A2    Multifamily           Garden
  8A3    Multifamily           Garden
  8A4    Multifamily           Garden
   9     Retail                Regional Mall           L(26),D(91),O(3)
  10     Retail                Anchored                L(25),D(93),O(2)
  11     Retail                Anchored                L(27),D(90),O(3)
  12     Hotel                 Full Service            L(26),D(94)
  13     Office                Urban                   L(26),D(91),O(3)
  14     Hotel                 Full Service            L(29),D(88),O(3)
  15     Office                CBD                     L(34),D(83),O(3)
  16     Industrial/Warehouse  Warehouse/Distribution  L(25),D(92),O(3)
  17     Office                N/A                     L(48),D(66),O(6)
  18     Retail                Anchored                L(48),D(70),O(2)
  19     Multifamily           Mid/High Rise           L(26),YM3%(94)
 19A1    Multifamily           Mid/High Rise
 19A2    Multifamily           Mid/High Rise
 19A3    Multifamily           Garden
 19A4    Multifamily           Mid/High Rise
  20     Retail                Anchored                L(35),D(82),O(3)
  21     Industrial/Warehouse  Flex                    L(27),D(90),O(3)
  22     Parking Garage        N/A                     L(27),D(90),O(3)
  23     Retail                Anchored                L(28),D(86),O(6)
  24     Office                Suburban                L(26),D(91),O(3)
  25     Multifamily           Garden                  L(24),YM1%(34),O(2)
  26     Retail                Single Tenant           L(25),D(92),O(3)
 26A1    Retail                Single Tenant
 26A2    Retail                Single Tenant
 26A3    Retail                Single Tenant
 26A4    Retail                Single Tenant
  27     Office                Suburban                L(31),D(88),O(1)
  28     Multifamily           Mid/High Rise           L(50),D(67),O(3)
  29     Office                N/A                     L(48),D(72)
  30     Multifamily           High-rise               L(27),D(9),YM1%(42),O(6)
  31     Retail                Unanchored              L(14),YM1%(40),O(6)
  32     Multifamily           Garden                  L(28),D(92)
 32A1    Multifamily           Garden
 32A2    Multifamily           Garden
  33     Multifamily           Garden                  L(30),D(87),O(3)
  34     Multifamily           Garden                  L(24),YM1%(96)
  35     Retail                Anchored                L(60),YM1%(57),O(3)
  36     Retail                Single Tenant           L(27),D(91),O(2)
  37     Retail                Unanchored              L(35),D(82),O(3)
  38     Retail                Anchored                L(36),YM1%(81),O(3)
  39     Office                Suburban                L(32),D(85),O(3)
  40     Retail                Anchored                L(48),YM1%(69),O(3)
  41     Retail                Anchored                L(28),D(86),O(6)
  42     Industrial/Warehouse  R&D                     YM1%(114),O(6)
  43     Retail                Anchored                L(26),D(91),O(3)
  44     Hotel                 Full Service            L(48),D(72)
  45     Retail                Anchored                YM1%(36),O(24)
  46     Office                Suburban                YM0.5%(117),O(3)
  47     Multifamily           Garden                  L(48),D(72)
  48     Multifamily           Garden                  L(41),D(77),O(2)
  49     Mobile Home Park      Mobile Home Park        L(48),YM1%(69),O(3)
  50     Office                Medical                 L(26),D(92),O(2)
  51     Multifamily           Garden                  L(27),D(92),O(1)
  52     Multifamily           Garden                  L(27),D(33)
  53     Multifamily           Garden                  L(26),D(93),O(1)
  54     Hotel                 Limited Service         L(25),D(93),O(2)
 54A1    Hotel                 Limited Service
 54A2    Hotel                 Limited Service
  55     Industrial/Warehouse  Office/Warehouse        L(27),D(90),O(3)
  56     Office                Suburban                YM1%(117),O(3)
  57     Retail                Single Tenant           L(48),D(72)
  58     Self-Storage          Self Storage            L(27),D(91),O(2)
  59     Office                Suburban                L(26),D(94)
  60     Office                Suburban                L(26),D(88),O(6)
  61     Industrial/Warehouse  Flex                    L(26),D(91),O(3)
  62     Office                N/A                     L(25),D(93),O(3)
  63     Multifamily           Garden                  L(31),D(86),O(3)
  64     Multifamily           Garden                  L(26),D(91),O(3)
  65     Multifamily           Garden                  YM1%(117),O(3)
  66     Retail                Anchored                L(27),DorYM1%(90),O(3)
  67     Retail                Anchored                L(48),D(72)
  68     Hotel                 Limited Service         L(30),D(88),O(2)
  69     Retail                Shadow Anchored         L(28),D(86),O(6)
  70     Retail                Unanchored              L(48),D(72)
  71     Retail                Shadow Anchored         L(48),D(69),O(3)
  72     Self-Storage          N/A                     L(25),YM1%(94),O(1)
  73     Retail                Anchored                L(28),D(92)
  74     Self-Storage          Self Storage            L(27),D(33),O(60)
  75     Retail                Unanchored              L(27),D(91),O(2)
  76     Retail                Shadow Anchored         L(25),YM1%(143),O(12)
  77     Retail                Anchored                L(48),D(72)
  78     Retail                Various                 L(28),YM1%(89),O(3)
 78A1    Retail                Unanchored
 78A2    Retail                Single Tenant
 78A3    Retail                Single Tenant
  79     Retail                Single Tenant           YM1%(28),DorYM1%(89),O(3)
  80     Mixed-Use             Office/Industrial       L(26),D(92),O(2)
  81     Retail                Single Tenant           YM1%(28),DorYM1%(89),O(3)
  82     Industrial/Warehouse  N/A                     L(25),D(95)
  83     Industrial/Warehouse  Office/Warehouse        L(27),D(91),O(2)
  84     Retail                Unanchored              L(26),D(91),O(3)
  85     Multifamily           Garden                  L(48),D(72)
  86     Retail                Single Tenant           YM1%(27),DorYM1%(90),O(3)
  87     Retail                Single Tenant           L(25),YM1%(92),O(3)
  88     Retail                Single Tenant           L(25),YM1%(92),O(3)
  89     Retail                Unanchored              L(28),D(90),O(2)
  90     Retail                Unanchored              L(25),D(95)
  91     Retail                Single Tenant           L(48),D(69),O(3)
  92     Retail                Unanchored              L(26),D(94)
  93     Retail                Single Tenant           L(25),YM1%(92),O(3)
  94     Retail                Single Tenant           L(25),YM1%(92),O(3)
  95     Office                N/A                     L(25),D(142)
  96     Self-Storage          N/A                     L(29),YM1%(90),O(1)
  97     Office                N/A                     L(26),D(94)
  98     Retail                Unanchored              L(27),D(92),O(1)
  99     Retail                Single Tenant           L(25),YM1%(92),O(3)
  100    Retail                Unanchored              L(48),D(72)

           MONTHLY       GROSS        TOTAL       U/W NET     U/W NET
CONTROL     DEBT        INCOME      EXPENSES     OPERATING     CASH             MOST RECENT         MOST RECENT
  NO.    SERVICE ($)      ($)          ($)      INCOME ($)   FLOW ($)             PERIOD                NOI
---------------------------------------------------------------------------------------------------------------

   1       2,145,347   71,330,434   21,248,698  50,081,736  49,100,050             2006              39,439,159
   2       2,666,493  190,628,132  109,916,119  80,712,013  71,639,678       T-12 (7/31/2007)        79,825,410
  2A1                                                                              N/A                      N/A
  2A2                                                                              N/A                      N/A
  2A3                                                                              N/A                      N/A
  2A4                                                                              N/A                      N/A
  2A5                                                                              N/A                      N/A
  2A6                                                                              N/A                      N/A
  2A7                                                                              N/A                      N/A
  2A8                                                                              N/A                      N/A
  2A9                                                                              N/A                      N/A
 2A10                                                                              N/A                      N/A
 2A11                                                                              N/A                      N/A
 2A12                                                                              N/A                      N/A
 2A13                                                                              N/A                      N/A
 2A14                                                                              N/A                      N/A
 2A15                                                                              N/A                      N/A
 2A16                                                                              N/A                      N/A
 2A17                                                                              N/A                      N/A
 2A18                                                                              N/A                      N/A
 2A19                                                                              N/A                      N/A
 2A20                                                                              N/A                      N/A
 2A21                                                                              N/A                      N/A
 2A22                                                                              N/A                      N/A
 2A23                                                                              N/A                      N/A
 2A24                                                                              N/A                      N/A
 2A25                                                                              N/A                      N/A
 2A26                                                                              N/A                      N/A
 2A27                                                                              N/A                      N/A
 2A28                                                                              N/A                      N/A
 2A29                                                                              N/A                      N/A
 2A30                                                                              N/A                      N/A
 2A31                                                                              N/A                      N/A
 2A32                                                                              N/A                      N/A
 2A33                                                                              N/A                      N/A
 2A34                                                                              N/A                      N/A
 2A35                                                                              N/A                      N/A
 2A36                                                                              N/A                      N/A
 2A37                                                                              N/A                      N/A
 2A38                                                                              N/A                      N/A
 2A39                                                                              N/A                      N/A
 2A40                                                                              N/A                      N/A
 2A41                                                                              N/A                      N/A
 2A42                                                                              N/A                      N/A
 2A43                                                                              N/A                      N/A
 2A44                                                                              N/A                      N/A
 2A45                                                                              N/A                      N/A
   3       1,615,125   46,966,052   16,419,131  30,546,921  29,918,009             2006              22,698,181
   4       1,200,951   25,814,018    8,245,055  17,568,963  17,231,904             N/A                      N/A
   5         956,292   41,160,267   18,021,567  23,138,700  22,648,606             2006              20,530,491
   6         897,714   28,264,593   11,612,746  16,651,847  15,910,826       T-12 (7/31/2007)        12,981,973
   7         666,819   17,955,341    6,436,576  11,518,765  11,087,207    Annualized (8/31/2007)      7,406,174
   8         557,426   14,912,129    6,126,139   8,785,990   8,387,740  T-12 (7/1/2006-6/30/2007)     8,894,208
  8A1                                                                              N/A                      N/A
  8A2                                                                              N/A                      N/A
  8A3                                                                              N/A                      N/A
  8A4                                                                              N/A                      N/A
   9         600,019   12,150,733    4,261,031   7,889,702   7,651,221  T-12 (8/1/2006-7//31/2007)    8,946,035
  10         518,914    9,750,303    2,365,120   7,385,183   7,180,995             N/A                      N/A
  11         485,203    8,099,225    1,714,163   6,385,061   6,127,795  T-12 (6/1/2006-5/31/2007)     5,913,265
  12         401,746   44,376,451   36,889,188   7,487,263   6,032,298             2007               9,961,727
  13         377,270    7,358,045    1,896,425   5,461,620   5,190,652       T-12 (7/31/2007)         5,751,946
  14         266,180   17,811,876   12,364,859   5,447,018   4,734,542       T-12 (8/31/2007)         5,339,681
  15         264,857  131,646,425   65,735,997  65,910,428  62,425,952       T-12 (6/30/2007)        50,342,160
  16         296,417    8,530,044    4,598,251   3,931,794   3,767,058             2006               3,350,346
  17         246,496    6,048,819    2,291,367   3,757,452   3,284,386    Annualized (6/30/2007)      3,581,415
  18         190,806    3,189,581      583,234   2,606,347   2,515,868  T-12 (8/1/2006-7/31/2007)     2,412,339
  19         141,348    4,177,772    1,867,716   2,310,056   2,210,330       T-12 (9/30/2007)         1,807,401
 19A1                                                                              N/A                      N/A
 19A2                                                                              N/A                      N/A
 19A3                                                                              N/A                      N/A
 19A4                                                                              N/A                      N/A
  20         132,377    4,855,080    2,593,344   2,261,736   2,106,822    Annualized (9/30/2007)      2,083,706
  21         127,023    2,780,923      905,934   1,874,989   1,793,206             N/A                      N/A
  22         115,319    1,542,000       15,420   1,526,580   1,522,940             N/A                      N/A
  23         108,155    2,022,425      399,953   1,622,472   1,529,592  T-12 (6/1/2006-5/31/2007)     1,566,408
  24         106,990    2,375,018      750,426   1,624,591   1,541,595             2006               1,588,197
  25         100,395    2,788,431    1,384,244   1,404,187   1,298,743  T-12 (7/1/2006-6/31/2007)     1,226,286
  26          99,573    1,377,384       19,254   1,358,130   1,354,841             N/A                      N/A
 26A1                                                                              N/A                      N/A
 26A2                                                                              N/A                      N/A
 26A3                                                                              N/A                      N/A
 26A4                                                                              N/A                      N/A
  27          78,872    2,051,448      781,317   1,270,131   1,190,240             2006               1,350,484
  28          76,703    1,904,658      775,042   1,129,615   1,109,615             2006                 910,037
  29          91,480    2,157,380      821,095   1,336,285   1,301,941  T-12 (6/1/2006-5/31/2007)       724,457
  30          80,493    2,018,704      844,700   1,174,003   1,147,189    Annualized (8/31/2007)      1,245,621
  31          77,163    1,444,619      309,581   1,135,038   1,117,345             2006               1,075,693
  32          80,149    2,512,832    1,222,132   1,290,700   1,223,500             2006               1,192,071
 32A1                                                                              N/A                      N/A
 32A2                                                                              N/A                      N/A
  33          60,225    2,664,560    1,664,100   1,000,460     911,460       T-12 (8/31/2007)           924,982
  34          72,952    1,483,987      505,851     978,136     943,886    Annualized (3/31/2007)      1,017,527
  35          71,253    2,115,401      569,219   1,546,182   1,499,051  T-12 (9/1/2006-8/31/2007)     1,339,988
  36          69,622      999,018       29,971     969,048     962,098             N/A                      N/A
  37          65,135    1,236,222      263,594     972,628     935,529             N/A                      N/A
  38          67,487    1,325,502      418,329     907,173     882,176    Annualized (8/31/2007)        940,660
  39          56,512    1,965,367      836,076   1,129,291   1,006,024             2006                 620,932
  40          69,395    1,470,960      371,218   1,099,742   1,073,878             N/A                      N/A
  41          62,780    1,285,981      368,205     917,776     873,989             2006                 745,697
  42          51,172    1,258,864      285,883     972,981     916,397    Annualized (7/31/2007)      1,311,034
  43          64,130    1,259,398      229,394   1,030,004     922,795       Annualized 2007          1,010,230
  44          60,610    5,524,154    4,336,915   1,187,239     966,272  T-12 (7/1/2006-6/30/2007)     1,312,348
  45          51,728    1,214,094      265,935     948,159     886,934    Annualized (7/31/2007)        995,251
  46          56,658    1,512,623      598,170     914,453     829,165    Annualized (7/31/2007)      1,027,511
  47          61,437    1,498,701      659,132     839,569     809,834             T-12                 844,337
  48          52,952    2,218,253    1,219,804     998,449     912,562  T-12 (9/01/2006-8/31/2007)    1,026,853
  49          41,080    1,334,888      637,731     697,157     690,689  T-12 (9/1/2006-8/31/2007)       735,924
  50          51,221    1,675,579      686,467     989,112     876,579    Annualized (8/31/2007)      1,075,954
  51          47,751    1,358,500      642,809     715,691     673,666             T-12                 676,069
  52          47,785    1,590,071      870,522     719,549     669,149  T-12 (6/1/2006-5/31/2007)       672,514
  53          47,094    1,453,662      745,021     708,641     648,783  T-12 (8/1/2006-7/31/2007)       621,033
  54          49,051    3,025,563    2,088,724     936,839     815,816       T-12 (8/31/2007)           932,113
 54A1                                                                              N/A                      N/A
 54A2                                                                              N/A                      N/A
  55          46,437      956,971      231,451     725,520     677,133             N/A                      N/A
  56          39,921      906,416      251,779     654,637     597,669             N/A                      N/A
  57          39,955      690,695      141,013     549,682     546,237             N/A                      N/A
  58          39,140      876,633      306,295     570,338     566,099  T-12 (7/01/2006-6/30/2007)      559,560
  59          38,832      905,046      294,222     610,824     570,519       T-12 (8/31/2007)           618,755
  60          38,697      543,123            0     543,123     532,593             N/A                      N/A
  61          37,276      852,804      283,157     569,647     536,816             2006                 402,032

  62          37,850      967,029      422,857     552,758     505,106             2006                 372,845
  63          33,555      997,332      495,496     531,836     482,836       T-12 (8/31/2007)           561,299
  64          36,479    1,083,898      549,464     534,434     501,634  T-12 (7/1/2006-6/30/2007)       469,099
  65          32,184      974,234      466,098     508,135     471,015    Annualized (8/31/2007)        469,025
  66          34,331      942,566      353,420     589,145     521,712       T-12 (6/30/2007)           312,186
  67          30,446      686,628      198,585     488,043     461,637     5/31/2007-8/31/2007          139,191
  68          32,883    1,692,080    1,115,428     576,652     508,969       T-12 (3/31/2007)           534,243
  69          31,079      709,251      250,049     459,202     423,413             2006                 448,511
  70          31,341      564,429      102,387     462,042     440,648    Annualized (9/30/2007)        303,208
  71          28,634      473,260       76,246     397,014     373,261       Annualized 2007            212,216
  72          27,250      639,211      229,097     410,114     398,631       T-12 (6/30/2007)           400,434
  73          26,313      635,620      169,459     466,161     402,685             2006                 467,352
  74          25,023      938,224      549,783     388,440     375,427    Annualized (6/30/2007)        361,136
  75          17,881      588,227      188,577     399,651     380,118    Annualized (8/31/2007)        374,642
  76          22,597      473,162      141,742     331,420     314,406  T-12 (7/1/2006-6/31/2007)       346,380
  77          21,602      455,877      104,584     351,293     320,746    Annualized (6/30/2007)        140,591
  78          19,314      477,854      185,796     292,058     277,733             2006                 271,477
 78A1                                                                              N/A                      N/A
 78A2                                                                              N/A                      N/A
 78A3                                                                              N/A                      N/A
  79          15,084      252,290        7,569     244,722     231,083             N/A                      N/A
  80          18,311      454,912      174,643     280,269     267,133    Annualized (7/31/2007)        122,121
  81          14,288      241,520        7,246     234,274     219,632             N/A                      N/A
  82          17,920      356,889       94,556     262,333     237,670             2006                 253,824
  83          17,277      352,640       64,726     287,914     260,090    Annualized (8/31/2007)         96,029
  84          18,124      354,321      110,202     244,119     233,693             2006                 182,243
  85          15,256      687,316      433,549     253,767     227,517    Annualized (8/31/2007)        225,936
  86          12,665      211,692        6,351     205,341     192,787             N/A                      N/A
  87          16,223      411,212       24,673     386,539     386,539             N/A                      N/A
  88          16,223      416,811       25,009     391,802     391,802             N/A                      N/A
  89          14,908      397,609      123,845     273,764     242,693    Annualized (5/31/2007)        328,609
  90          15,405      262,606       55,457     207,149     203,225             N/A                      N/A
  91          14,400      283,480       94,427     189,053     188,041  T-12 (5/1/2006-4/30/2007)       192,674
  92          14,129      378,601      180,891     197,710     188,062             N/A                      N/A
  93          13,861      364,702       21,882     342,820     342,820             N/A                      N/A
  94          13,762      368,483       22,109     346,374     346,374             N/A                      N/A
  95          19,437    1,146,857      707,015     439,842     387,669    Annualized (10/31/2007        449,065
  96          12,569      303,053      110,153     192,900     184,171       T-12 (5/31/2007)           169,562
  97          11,496      362,605      159,960     202,645     178,652    Annualized (6/30/2007)        205,448
  98           9,566      208,611       54,266     154,344     137,584             2006                 131,963
  99           8,663      344,455      127,985     216,470     192,970             N/A                      N/A
  100          6,777      178,626       60,872     117,754     112,474             N/A                      N/A

                                                                                      CUT-OFF DATE
                   2ND                   2ND          3RD          3RD         U/W        U/W
CONTROL        MOST RECENT           MOST RECENT  MOST RECENT  MOST RECENT     NCF        NCF         APPRAISED    APPRAISAL
  NO.              YEAR                  NOI          YEAR         NOI      DSCR (X)    DSCR (X)      VALUE ($)       DATE
----------------------------------------------------------------------------------------------------------------------------

   1                2005              39,523,246      N/A              N/A    1.91        1.91        910,000,000  9/25/2007
   2                2006              75,398,334      2005      66,521,046    1.12        1.28      1,173,900,000    Various
  2A1               N/A                      N/A      N/A              N/A                             77,700,000   5/1/2007
  2A2               N/A                      N/A      N/A              N/A                             74,300,000   5/1/2007
  2A3               N/A                      N/A      N/A              N/A                             52,000,000   5/1/2007
  2A4               N/A                      N/A      N/A              N/A                             41,000,000  4/25/2007
  2A5               N/A                      N/A      N/A              N/A                             37,300,000   5/1/2007
  2A6               N/A                      N/A      N/A              N/A                             37,300,000   5/3/2007
  2A7               N/A                      N/A      N/A              N/A                             34,500,000  4/27/2007
  2A8               N/A                      N/A      N/A              N/A                             34,400,000  4/26/2007
  2A9               N/A                      N/A      N/A              N/A                             33,600,000   5/2/2007
 2A10               N/A                      N/A      N/A              N/A                             33,500,000   5/2/2007
 2A11               N/A                      N/A      N/A              N/A                             33,000,000   5/4/2007
 2A12               N/A                      N/A      N/A              N/A                             32,400,000   5/1/2007
 2A13               N/A                      N/A      N/A              N/A                             31,100,000  4/23/2007
 2A14               N/A                      N/A      N/A              N/A                             30,900,000  4/25/2007
 2A15               N/A                      N/A      N/A              N/A                             29,500,000  4/30/2007
 2A16               N/A                      N/A      N/A              N/A                             28,600,000  4/25/2007
 2A17               N/A                      N/A      N/A              N/A                             28,200,000  4/26/2007
 2A18               N/A                      N/A      N/A              N/A                             28,000,000   5/1/2007
 2A19               N/A                      N/A      N/A              N/A                             27,400,000  4/26/2007
 2A20               N/A                      N/A      N/A              N/A                             27,000,000  4/27/2007
 2A21               N/A                      N/A      N/A              N/A                             25,500,000  4/27/2007
 2A22               N/A                      N/A      N/A              N/A                             24,800,000  4/26/2007
 2A23               N/A                      N/A      N/A              N/A                             23,800,000   5/2/2007
 2A24               N/A                      N/A      N/A              N/A                             23,000,000  4/26/2007
 2A25               N/A                      N/A      N/A              N/A                             20,800,000  4/24/2007
 2A26               N/A                      N/A      N/A              N/A                             19,800,000  4/30/2007
 2A27               N/A                      N/A      N/A              N/A                             19,200,000   5/4/2007
 2A28               N/A                      N/A      N/A              N/A                             18,200,000  4/24/2007
 2A29               N/A                      N/A      N/A              N/A                             18,200,000  4/30/2007
 2A30               N/A                      N/A      N/A              N/A                             16,400,000  4/27/2007
 2A31               N/A                      N/A      N/A              N/A                             16,300,000  4/30/2007
 2A32               N/A                      N/A      N/A              N/A                             16,300,000  4/26/2007
 2A33               N/A                      N/A      N/A              N/A                             16,200,000   5/3/2007
 2A34               N/A                      N/A      N/A              N/A                             16,000,000   5/2/2007
 2A35               N/A                      N/A      N/A              N/A                             15,500,000   5/4/2007
 2A36               N/A                      N/A      N/A              N/A                             15,400,000  4/24/2007
 2A37               N/A                      N/A      N/A              N/A                             14,500,000  4/30/2007
 2A38               N/A                      N/A      N/A              N/A                             14,300,000  4/30/2007
 2A39               N/A                      N/A      N/A              N/A                             14,100,000   5/2/2007
 2A40               N/A                      N/A      N/A              N/A                             13,100,000  4/23/2007
 2A41               N/A                      N/A      N/A              N/A                             13,000,000  4/26/2007
 2A42               N/A                      N/A      N/A              N/A                             12,800,000  4/30/2007
 2A43               N/A                      N/A      N/A              N/A                             12,800,000   5/1/2007
 2A44               N/A                      N/A      N/A              N/A                             11,500,000   5/1/2007
 2A45               N/A                      N/A      N/A              N/A                             10,700,000   5/2/2007
   3                2005              22,674,726      N/A              N/A    1.54        1.54        500,000,000  10/1/2007
   4                N/A                      N/A      N/A              N/A    1.20        1.20        280,000,000  9/13/2007
   5                2005              21,366,342      2004      18,931,304    1.97        1.97        615,000,000  7/16/2007
   6                2006              12,827,863      2005      13,342,448    1.48        1.48        317,000,000  8/17/2007
   7                2006               3,084,507      N/A              N/A    1.39        1.39        176,000,000   4/1/2007
   8                2006               8,612,751      2005       8,394,090    1.25        1.25        145,200,000  7/12/2007
  8A1               N/A                      N/A      N/A              N/A                             67,550,000  7/12/2007
  8A2               N/A                      N/A      N/A              N/A                             31,000,000  7/12/2007
  8A3               N/A                      N/A      N/A              N/A                             30,250,000  7/12/2007
  8A4               N/A                      N/A      N/A              N/A                             16,400,000  7/12/2007
   9                2006               7,946,154      2005       7,057,693    1.06        1.21        136,550,000  8/21/2007
  10                N/A                      N/A      N/A              N/A    1.15        1.34        115,050,000  9/14/2007
  11                2006               5,838,196      2005       5,976,661    1.05        1.20        104,000,000  7/24/2007
  12                2006               7,876,837      2005       5,938,625    1.25        1.41         82,800,000   9/1/2007
  13                2006               5,615,456      2005       5,549,585    1.15        1.32         92,500,000  9/14/2007
  14                2006               5,183,102      2005       4,127,381    1.48        1.48         80,600,000  5/10/2007
  15                2006              52,696,945      2005      61,687,140    1.93        1.93      1,220,000,000  3/21/2007
  16                2005               2,859,556      N/A              N/A    1.06        1.21         57,500,000  9/19/2007
  17                2006               3,721,273      2005       3,324,569    1.11        1.27         51,500,000  7/26/2007
  18                2006               2,118,644      2005       1,893,547    1.10        1.26         38,700,000  7/31/2007
  19                2006               1,799,152      2005       1,760,313    1.30        1.54         35,100,000  7/10/2007
 19A1               N/A                      N/A      N/A              N/A                             18,300,000  7/10/2007
 19A2               N/A                      N/A      N/A              N/A                             10,300,000  7/10/2007
 19A3               N/A                      N/A      N/A              N/A                              4,200,000  7/10/2007
 19A4               N/A                      N/A      N/A              N/A                              2,300,000  7/10/2007
  20          T-12 (9/30/2006)         1,966,722      2005       1,945,585    1.33        1.33         29,500,000  9/20/2007
  21                N/A                      N/A      N/A              N/A    1.18        1.37         27,200,000  6/27/2007
  22                N/A                      N/A      N/A              N/A    1.10        1.28         30,800,000  7/26/2007
  23                2006               1,631,479      2005       1,593,996    1.18        1.37         22,500,000  6/26/2007
  24                2005               1,418,338      N/A              N/A    1.20        1.39         22,800,000  7/13/2007
  25                2006               1,365,575      2005       1,075,040    1.08        1.25         22,000,000  3/14/2007
  26                N/A                      N/A      N/A              N/A    1.13        1.31         19,800,000  9/17/2007
 26A1               N/A                      N/A      N/A              N/A                              8,400,000  9/17/2007
 26A2               N/A                      N/A      N/A              N/A                              5,800,000  9/17/2007
 26A3               N/A                      N/A      N/A              N/A                              3,500,000  9/17/2007
 26A4               N/A                      N/A      N/A              N/A                              2,100,000  9/17/2007
  27                2005               1,206,740      2004       1,155,159    1.26        1.26         18,700,000  1/15/2007
  28                N/A                      N/A      N/A              N/A    1.21        1.21         25,100,000   7/2/2007
  29                2006               1,141,118      2005       1,106,412    1.19        1.36         21,500,000  10/1/2007
  30     T-12 (9/01/2006-8/31/2007)    1,261,864      2006       1,312,364    1.19        1.41         19,400,000   6/8/2007
  31                2005                 862,909      2004         721,130    1.21        1.21         19,000,000   6/8/2007
  32                2005               1,311,919      N/A              N/A    1.27        1.47         16,600,000  6/14/2007
 32A1               N/A                      N/A      N/A              N/A                             10,600,000  6/14/2007
 32A2               N/A                      N/A      N/A              N/A                              6,000,000  6/14/2007
  33                2006                 979,502      2005       1,019,404    1.26        1.26         15,000,000   4/4/2007
  34                2006                 887,725      N/A              N/A    1.08        1.27         15,150,000  4/10/2007
  35                2006               1,235,666      2005       1,210,190    1.75        1.75         24,300,000  9/27/2006
  36                N/A                      N/A      N/A              N/A    1.15        1.36         14,700,000  7/27/2007
  37                N/A                      N/A      N/A              N/A    1.20        1.43         13,900,000   7/1/2007
  38                N/A                      N/A      N/A              N/A    1.09        1.09         18,000,000   4/2/2007
  39                2005                 476,193      N/A              N/A    1.48        1.48         12,700,000  1/10/2007
  40                N/A                      N/A      N/A              N/A    1.29        1.29         18,700,000  6/15/2007
  41                N/A                      N/A      N/A              N/A    1.16        1.35         13,100,000  6/26/2007
  42                2006               1,317,347      2005       1,277,143    1.49        1.49         17,100,000  6/28/2007
  43                2006               1,075,795      2005       1,014,895    1.20        1.20         12,800,000  8/20/2007
  44                2006               1,257,236      2005         884,808    1.33        1.52         17,200,000  7/20/2007
  45                2006                 806,618      2005         735,420    1.43        1.43         14,200,000  4/24/2007
  46                2006                 936,337      2005       1,041,021    1.22        1.43         11,700,000   7/3/2007
  47             Annualized              819,878      2005         732,582    1.10        1.24         14,200,000   7/9/2007
  48                2006                 981,151      2005       1,021,411    1.44        1.67         17,000,000  8/10/2007
  49                2006                 766,126      2005         658,463    1.40        1.40         12,690,000  6/13/2007
  50                2006               1,025,492      2005       1,029,607    1.43        1.43         13,000,000   8/8/2007
  51                N/A                      N/A      N/A              N/A    1.18        1.34         10,400,000  7/16/2007
  52                2006                 597,939      2005         472,300    1.17        1.32          9,150,000   1/1/2008
  53                2006                 635,605      2005         627,977    1.15        1.29          9,000,000  8/24/2007
  54                2006                 830,128      2005         709,876    1.39        1.39         10,600,000    Various
 54A1               N/A                      N/A      N/A              N/A                              5,600,000  5/19/2007
 54A2               N/A                      N/A      N/A              N/A                              5,000,000   5/1/2007
  55                N/A                      N/A      N/A              N/A    1.22        1.51         11,250,000   7/1/2007
  56                N/A                      N/A      N/A              N/A    1.25        1.52          8,800,000   8/1/2007
  57                N/A                      N/A      N/A              N/A    1.14        1.35          8,530,000  9/14/2007
  58                2006                 500,321      2005         435,953    1.21        1.40          8,800,000  6/29/2007
  59                2006                 577,858      2005         609,523    1.22        1.41          8,600,000   6/8/2007
  60                N/A                      N/A      N/A              N/A    1.15        1.15          8,450,000   8/1/2007
  61                2005                 627,724      N/A              N/A    1.20        1.39          8,120,000  7/19/2007

  62                2005                 340,455      2004         486,751    1.11        1.26          7,500,000  5/21/2007
  63                2006                 528,608      2005         412,041    1.20        1.44          7,200,000  3/15/2007
  64                2006                 427,154      2006         332,392    1.15        1.31          7,635,000   7/3/2007
  65     T-12 (9/01/2006-8/31/2007)      493,158      2006         425,572    1.22        1.47          7,000,000   4/3/2007
  66                2006                 309,823      2005         395,022    1.27        1.27          7,750,000  7/20/2007
  67                2006                 363,135      2005         450,857    1.26        1.50          6,400,000  2/22/2007
  68                2006                 442,778      2005         488,022    1.29        1.29          7,000,000  3/15/2007
  69                2005                 334,646      2004         373,169    1.14        1.32          7,500,000  6/15/2007
  70     T-12 (7/1/2006-6/30/2007)       207,688      2006          76,408    1.17        1.35          6,375,000  10/3/2007
  71                N/A                      N/A      N/A              N/A    1.09        1.27          6,000,000  5/30/2007
  72                2006                 376,313      2005         324,014    1.22        1.39          5,380,000  7/25/2007
  73                2005                 442,472      2004         397,042    1.28        1.47          5,200,000  5/14/2007
  74     T-12 (5/01/2006-4/30/2007)      366,903      2006         314,184    1.25        1.41          5,100,000  4/25/2007
  75     T-12 (5/01/2006-4/30/2007)      499,181      2006         465,955    1.77        1.77          6,200,000   6/1/2007
  76                2006                 355,128      2005         310,002    1.16        1.30          4,320,000  9/12/2007
  77                2006                 361,356      2005         375,872    1.24        1.40          4,600,000  5/31/2007
  78                N/A                      N/A      N/A              N/A    1.20        1.20          4,440,000  5/11/2007
 78A1               N/A                      N/A      N/A              N/A                              1,840,000  5/11/2007
 78A2               N/A                      N/A      N/A              N/A                              1,540,000  5/11/2007
 78A3               N/A                      N/A      N/A              N/A                              1,060,000  5/11/2007
  79                N/A                      N/A      N/A              N/A    1.28        1.28          3,860,000   5/3/2007
  80                2006                 322,416      2005         256,596    1.22        1.40          4,100,000   7/2/2007
  81                N/A                      N/A      N/A              N/A    1.28        1.28          3,635,000  5/21/2007
  82                N/A                      N/A      N/A              N/A    1.11        1.28          4,025,000   8/3/2007
  83                2006                  47,152      N/A              N/A    1.25        1.46          3,610,000  6/12/2007
  84                N/A                      N/A      N/A              N/A    1.07        1.22          4,130,000  8/21/2007
  85                2006                 259,391      2005         133,956    1.24        1.49          3,400,000  2/20/2007
  86                N/A                      N/A      N/A              N/A    1.27        1.27          3,230,000   8/3/2007
  87                N/A                      N/A      N/A              N/A    1.99        2.29          6,575,000   7/1/2007
  88                N/A                      N/A      N/A              N/A    2.01        2.32          6,580,000  6/23/2007
  89                2006                 255,015      2005         262,624    1.36        1.60          4,280,000  4/21/2007
  90                N/A                      N/A      N/A              N/A    1.10        1.27          3,200,000   9/5/2007
  91                2006                 186,765      2005         197,191    1.09        1.25          2,950,000  7/31/2007
  92                N/A                      N/A      N/A              N/A    1.11        1.28          3,400,000   6/5/2007
  93                N/A                      N/A      N/A              N/A    2.06        2.38          5,600,000   7/1/2007
  94                N/A                      N/A      N/A              N/A    2.10        2.10          5,200,000  6/20/2007
  95                2006                 277,544      2005         279,382    1.66        1.66          3,500,000  7/12/2007
  96                2006                 179,058      2005         148,385    1.22        1.40          2,475,000  6/26/2007
  97                2006                 158,653      2005         117,545    1.30        1.48          2,500,000  7/31/2007
  98                2005                 126,165      N/A              N/A    1.20        1.20          2,050,000   6/1/2007
  99                N/A                      N/A      N/A              N/A    1.86        1.86          3,920,000  6/23/2007
  100               N/A                      N/A      N/A              N/A    1.38        1.38          1,600,000   5/1/2007

         CUT-OFF  SCHEDULED    HOSPITALITY                                             SQ FEET,        UNIT          LOAN
CONTROL    DATE   MATURITY/      AVERAGE          YEAR                YEAR           PADS, ROOMS        OF           PER
  NO.    LTV (%)   LTV (%)   DAILY RATE ($)      BUILT             RENOVATED        UNITS OR ACRE     MEASURE        UNIT
--------------------------------------------------------------------------------------------------------------------------

   1       47.3      47.3           N/A                1983       1997-1998 & 2007      2,070,241     Sq Feet          423
   2       70.3      66.4         117.29            Various                    N/A          5,683       Rooms      145,241
  2A1                             134.41               1985              2003/2006            247       Rooms
  2A2                             138.94               1983                   2003            231       Rooms
  2A3                             141.13               2002                    N/A            174       Rooms
  2A4                             116.07               1998                    N/A            192       Rooms
  2A5                             150.77               1998              2006-2007            132       Rooms
  2A6                             126.23               1985              2003/2005            160       Rooms
  2A7                             129.92               1995                   2003            122       Rooms
  2A8                             157.48               1984                   2006            120       Rooms
  2A9                             120.55               1998         2004/2006/2007            150       Rooms
 2A10                             155.80               1985                   2003            112       Rooms
 2A11                             123.51               1995                   2004            132       Rooms
 2A12                             122.63               1985                   2006            144       Rooms
 2A13                             120.11               1991              2003-2004            150       Rooms
 2A14                             100.10               1996         2003/2004/2005            150       Rooms
 2A15                             126.25               1987              2005/2007            120       Rooms
 2A16                             115.20               1988              2005-2006            136       Rooms
 2A17                             118.17               1982                   2002            156       Rooms
 2A18                             127.80               1996              2003/2006            160       Rooms
 2A19                             102.24               1996                    N/A            148       Rooms
 2A20                             103.17               1985                   2006            128       Rooms
 2A21                             129.11               1991         2003/2004/2006            120       Rooms
 2A22                             100.83               1995              2006-2007            114       Rooms
 2A23                             104.89               1986              2005/2007            178       Rooms
 2A24                              97.47               1981              2005-2006            128       Rooms
 2A25                             101.74               1996              2002/2005            116       Rooms
 2A26                             100.87               1998                   2007            104       Rooms
 2A27                             114.91               1988                   2006            120       Rooms
 2A28                             113.33               1989              2005/2007             96       Rooms
 2A29                              88.93               1998                   2006            120       Rooms
 2A30                              97.28               1987         2004/2005/2006            128       Rooms
 2A31                             111.73               1985                   2006             80       Rooms
 2A32                             102.38               1988         2004/2006/2007            112       Rooms
 2A33                             128.70               1986              2004-2005             80       Rooms
 2A34                              92.64               1984              2001/2006             96       Rooms
 2A35                              99.41               1985              2002/2006             80       Rooms
 2A36                              97.99               1986         2004/2006/2007            128       Rooms
 2A37                              98.69               1998                    N/A            112       Rooms
 2A38                             115.56               1988              2005-2006             96       Rooms
 2A39                             123.06               1987         2004/2006/2007             72       Rooms
 2A40                              91.33               1999              2005-2006             95       Rooms
 2A41                             103.01               1990                   2006            107       Rooms
 2A42                             111.77               1996              2002/2006             78       Rooms
 2A43                             111.30               1986                   2006             96       Rooms
 2A44                             126.78               2001                   2006             83       Rooms
 2A45                             104.02               1985              2005/2007             80       Rooms
   3       59.0      59.0           N/A                1972                    N/A        909,699     Sq Feet          324
   4       73.6      73.6           N/A           2006-2007                    N/A        985,684     Sq Feet          395
   5       30.9      30.9           N/A                1989                    N/A        546,522     Sq Feet          348
   6       53.6      53.6           N/A                1982                   1991        784,040     Sq Feet          217
   7       77.8      77.8           N/A                2006                    N/A        658,453     Sq Feet          208
   8       80.4      80.4           N/A             Various                   2007          1,593       Units       73,302
  8A1                               N/A      1985/1996/1999                   2007            627       Units
  8A2                               N/A                1986                   2007            346       Units
  8A3                               N/A                1997                   2007            360       Units
  8A4                               N/A                1985                   2007            260       Units
   9       67.9      62.2           N/A                1957  1993-1996 & 2005-2006        936,543     Sq Feet          117
  10       73.6      69.1           N/A                2006                    N/A        483,615     Sq Feet          175
  11       72.1      66.1           N/A           1991-2007                    N/A        670,884     Sq Feet          153
  12       73.7      67.7         449.37               2002                   2007            117       Rooms      521,368
  13       64.9      61.0           N/A                2000                    N/A        220,435     Sq Feet          272
  14       68.2      68.2         518.94               1928                   2007             63       Rooms      873,016
  15       41.8      41.8           N/A                1973                   1993      3,787,238     Sq Feet          135
  16       79.8      71.8           N/A                1966                   2001        886,902     Sq Feet           52
  17       74.2      67.9           N/A         1968 & 1977                   2007        381,759     Sq Feet          100
  18       77.5      69.5          0.00                1977                    N/A        240,471     Sq Feet          125
  19       67.0      62.7           N/A             Various                Various            190       Units      123,684
 19A1                               N/A                1987                   2003             58       Units
 19A2                               N/A                1981                    N/A             62       Units
 19A3                               N/A                1941                   2003             43       Units
 19A4                               N/A                1933                   1999             27       Units
  20       73.0      59.2           N/A                1962                   1992        183,979     Sq Feet          117
  21       75.4      70.8           N/A             Various                Various        285,058     Sq Feet           72
  22       60.1      56.5           N/A                1927                    N/A            292  Parking Spaces   63,356
  23       77.3      72.7           N/A                1960                   2006        214,321     Sq Feet           81
  24       75.2      68.4           N/A                1989                    N/A        141,714     Sq Feet          121
  25       72.7      70.3           N/A         1971 & 1977                    N/A            404       Units       39,604
  26       80.0      75.3           N/A             Various                    N/A         21,922     Sq Feet          723
 26A1                               N/A                1920                    N/A          7,372     Sq Feet
 26A2                               N/A                1921                    N/A          5,590     Sq Feet
 26A3                               N/A                1921                    N/A          5,935     Sq Feet
 26A4                               N/A                1930                    N/A          3,025     Sq Feet
  27       80.0      80.0           N/A                1989                    N/A         84,184     Sq Feet          178
  28       59.0      59.0           N/A                1880                   1992             78       Units      189,744
  29       66.3      59.6           N/A                1998                    N/A         99,290     Sq Feet          144
  30       70.1      66.5           N/A                1925                   1995             87       Units      156,322
  31       71.1      71.1           N/A                1928                   2004         32,157     Sq Feet          420
  32       77.1      72.5           N/A             Various                    N/A            336       Units       38,095
 32A1                               N/A                1987                    N/A            192       Units
 32A2                               N/A                1981                    N/A            144       Units
  33       80.0      80.0           N/A                1970                   1996            355       Units       33,803
  34       79.2      73.0           N/A                1968                   2006            137       Units       87,591
  35       48.8      41.2           N/A                1995                    N/A        108,539     Sq Feet          109
  36       79.6      74.4           N/A                2007                    N/A         69,495     Sq Feet          168
  37       80.0      74.7           N/A                2005                    N/A         63,949     Sq Feet          174
  38       59.5      45.4           N/A                2006                    N/A         67,300     Sq Feet          159
  39       83.5      83.5           N/A                1980                    N/A        135,000     Sq Feet           79
  40       56.0      43.2           N/A                2006                    N/A         67,650     Sq Feet          155
  41       77.1      72.4           N/A                1986                    N/A        113,628     Sq Feet           89
  42       58.5      58.5           N/A                1977                   1997        112,000     Sq Feet           89
  43       78.1      67.5           N/A                1988                    N/A        166,450     Sq Feet           60
  44       55.2      52.1         111.46               1912                   1983            107       Rooms       88,785
  45       65.8      65.8           N/A                1946                   2002         51,466     Sq Feet          182
  46       79.5      72.0           N/A                1986                    N/A         61,334     Sq Feet          152
  47       65.5      60.2           N/A                1870                   1982            118       Units       78,814
  48       50.6      45.9           N/A                1972                   2004            328       Units       26,220
  49       61.5      61.5           N/A                1972                    N/A            196        Pads       39,796
  50       58.4      46.0           N/A                2001                    N/A         57,967     Sq Feet          131
  51       71.2      65.1           N/A                1984                    N/A            168       Units       44,048
  52       79.8      77.4           N/A                1972                   1999            224       Units       32,589
  53       78.9      71.4           N/A                1983                    N/A            240       Units       29,583
  54       66.0      52.7          83.49               1989                    N/A            173       Rooms       40,462
 54A1                              86.48               1989                   2006             77       Rooms
 54A2                              81.10               1989                   2006             96       Rooms
  55       62.2      56.5           N/A                2007                    N/A         96,760     Sq Feet           72
  56       79.5      73.9           N/A                2006                    N/A         51,963     Sq Feet          135
  57       78.5      73.4           N/A                2007                    N/A         68,890     Sq Feet           97
  58       71.9      67.5           N/A                2000                    N/A         28,444     Sq Feet          223
  59       71.5      65.2           N/A                1995                   2002         68,384     Sq Feet           90
  60       72.1      62.2           N/A                2007                    N/A         26,600     Sq Feet          229
  61       73.5      66.9           N/A                1988                    N/A         94,999     Sq Feet           63

  62       77.3      70.9           N/A                1973                   1992         42,928     Sq Feet          135
  63       79.9      74.5           N/A                1971                   1999            196       Units       29,337
  64       74.7      68.3           N/A                1986                    N/A            164       Units       34,756
  65       80.0      71.7           N/A                1987                   2002            128       Units       43,750
  66       70.8      60.9           N/A                1969                    N/A         89,475     Sq Feet           61
  67       79.7      72.0           N/A                1990                    N/A         65,650     Sq Feet           78
  68       72.2      62.8          82.16               1965                   2006             96       Rooms       52,664
  69       66.7      62.6           N/A                1985                    N/A         86,929     Sq Feet           58
  70       78.4      70.1           N/A                2006                    N/A         21,161     Sq Feet          236
  71       78.3      71.0           N/A                2007                    N/A         32,540     Sq Feet          144
  72       79.0      72.2           N/A                2000                   2003         76,550     Sq Feet           56
  73       79.8      72.8           N/A                1992                    N/A        126,456     Sq Feet           33
  74       74.2      70.2           N/A                2003                    N/A         87,890     Sq Feet           43
  75       56.5      56.5           N/A                1965                   1999         19,421     Sq Feet          180
  76       78.7      70.0           N/A                1997                    N/A         25,892     Sq Feet          131
  77       71.7      65.8           N/A                1996                    N/A         47,037     Sq Feet           70
  78       70.0      60.1           N/A             Various                    N/A         20,824     Sq Feet          149
 78A1                               N/A                2006                    N/A          4,650     Sq Feet
 78A2                               N/A                2000                    N/A         11,316     Sq Feet
 78A3                               N/A                2005                    N/A          4,858     Sq Feet
  79       79.7      79.7           N/A                2007                    N/A         19,097     Sq Feet          161
  80       70.7      64.5           N/A                2001                    N/A         22,700     Sq Feet          128
  81       79.0      79.0           N/A                2007                    N/A         22,670     Sq Feet          127
  82       70.8      66.6           N/A                1981                    N/A         44,388     Sq Feet           64
  83       77.6      68.3           N/A                2004                    N/A         40,167     Sq Feet           70
  84       67.8      62.1           N/A                1998                    N/A         12,532     Sq Feet          223
  85       76.5      67.5           N/A                1971                    N/A            105       Units       24,762
  86       79.9      79.9           N/A                2007                    N/A         19,097     Sq Feet          135
  87       39.2      36.9           N/A                1998                    N/A         13,905     Sq Feet          185
  88       39.1      36.8           N/A                1998                    N/A         15,120     Sq Feet          170
  89       58.4      54.6           N/A                1986                   2006         25,185     Sq Feet           99
  90       76.6      69.8           N/A                2007                    N/A          3,725     Sq Feet          658
  91       76.3      69.7           N/A                2000                    N/A         10,125     Sq Feet          222
  92       65.9      60.1           N/A                2007                    N/A          7,107     Sq Feet          315
  93       39.3      37.0           N/A                1998                    N/A         13,905     Sq Feet          158
  94       41.8      36.0           N/A                1998                    N/A         13,905     Sq Feet          156
  95       60.0       0.9           N/A                1962                   1975         41,675     Sq Feet           50
  96       79.6      71.5           N/A                1984                    N/A         58,090     Sq Feet           34
  97       72.0      64.7           N/A                1909                   2000         29,713     Sq Feet           61
  98       71.1      61.8           N/A                1969                   1987         27,119     Sq Feet           54
  99       35.0      30.2           N/A                1999                    N/A         23,500     Sq Feet           58
  100      67.4      58.0           N/A                2007                    N/A          4,800     Sq Feet          225

                             RENT                          LARGEST
CONTROL    OCCUPANCY         ROLL    OWNERSHIP             TENANT
  NO.    PERCENTAGE (%)      DATE    INTEREST              NAME
----------------------------------------------------------------------------------------------------------------------------------

   1        99.7           9/1/2007  Fee Simple            Macy's
   2        76.2          7/31/2007  Fee Simple            N/A
  2A1       80.4          7/31/2007  Fee Simple            N/A
  2A2       75.7          7/31/2007  Fee Simple            N/A
  2A3       79.5          7/31/2007  Fee Simple            N/A
  2A4       75.3          7/31/2007  Fee Simple            N/A
  2A5       71.6          7/31/2007  Fee Simple            N/A
  2A6       82.3          7/31/2007  Fee Simple            N/A
  2A7       87.8          7/31/2007  Fee Simple            N/A
  2A8       76.9          7/31/2007  Fee Simple            N/A
  2A9       74.7          7/31/2007  Fee Simple            N/A
 2A10       83.2          7/31/2007  Fee Simple            N/A
 2A11       83.2          7/31/2007  Fee Simple            N/A
 2A12       78.7          7/31/2007  Fee Simple            N/A
 2A13       68.3          7/31/2007  Fee Simple            N/A
 2A14       83.2          7/31/2007  Fee Simple            N/A
 2A15       84.3          7/31/2007  Fee Simple            N/A
 2A16       73.4          7/31/2007  Leasehold             N/A
 2A17       72.9          7/31/2007  Fee Simple            N/A
 2A18       70.4          7/31/2007  Fee Simple            N/A
 2A19       78.6          7/31/2007  Fee Simple            N/A
 2A20       73.6          7/31/2007  Fee Simple            N/A
 2A21       74.9          7/31/2007  Fee Simple            N/A
 2A22       78.6          7/31/2007  Fee Simple            N/A
 2A23       61.1          7/31/2007  Fee Simple            N/A
 2A24       76.5          7/31/2007  Fee Simple            N/A
 2A25       85.8          7/31/2007  Fee Simple            N/A
 2A26       82.5          7/31/2007  Fee Simple            N/A
 2A27       73.2          7/31/2007  Fee Simple            N/A
 2A28       87.5          7/31/2007  Fee Simple            N/A
 2A29       73.3          7/31/2007  Fee Simple            N/A
 2A30       64.3          7/31/2007  Fee Simple            N/A
 2A31       79.7          7/31/2007  Fee Simple            N/A
 2A32       72.0          7/31/2007  Fee Simple            N/A
 2A33       81.6          7/31/2007  Fee Simple            N/A
 2A34       71.4          7/31/2007  Fee Simple            N/A
 2A35       86.8          7/31/2007  Fee Simple            N/A
 2A36       67.0          7/31/2007  Fee Simple            N/A
 2A37       73.6          7/31/2007  Fee Simple            N/A
 2A38       77.2          7/31/2007  Fee Simple            N/A
 2A39       83.7          7/31/2007  Fee Simple            N/A
 2A40       79.1          7/31/2007  Fee Simple            N/A
 2A41       63.3          7/31/2007  Fee Simple            N/A
 2A42       74.6          7/31/2007  Fee Simple            N/A
 2A43       77.4          7/31/2007  Fee Simple            N/A
 2A44       69.4          7/31/2007  Fee Simple            N/A
 2A45       75.9          7/31/2007  Fee Simple            N/A
   3        85.7          9/19/2007  Fee Simple            Fitch Investors Services, Inc.
   4        99.2          11/6/2007  Fee Simple            Target (Ground Lease)
   5        92.3          9/12/2007  Leasehold             Stone Tower Operating LP
   6        93.9          8/15/2007  Fee Simple            Citicorp North America, Inc.
   7        94.7          10/3/2007  Fee Simple            Dave & Busters
   8        95.0           8/2/2007  Fee Simple            N/A
  8A1       96.3           8/2/2007  Fee Simple            N/A
  8A2       94.5           8/2/2007  Fee Simple            N/A
  8A3       93.6           8/2/2007  Fee Simple            N/A
  8A4       94.2           8/2/2007  Fee Simple            N/A
   9        99.0          9/19/2007  Fee Simple            JCPenney
  10        98.4          10/3/2007  Fee Simple            Kohl's
  11        96.7          8/16/2007  Fee Simple            Best Buy
  12        64.4         12/31/2006  Fee Simple            N/A
  13       100.0          10/4/2007  Fee Simple            E*Trade Financial Corporation
  14        88.4          8/31/2007  Fee Simple            N/A
  15        79.5          6/30/2007  Fee Simple            Ernst & Young, LLP
  16        96.2          9/18/2007  Fee Simple            Behr America, Inc.
  17        88.0          10/1/2007  Fee Simple            Comm. of VA, Dept. of General Services
  18        92.3          9/26/2007  Fee Simple            Food Lion
  19        98.4         10/17/2007  Fee Simple            N/A
 19A1      100.0         10/17/2007  Fee Simple            N/A
 19A2       98.4         10/17/2007  Fee Simple            N/A
 19A3       97.7         10/17/2007  Fee Simple            N/A
 19A4       96.3         10/17/2007  Fee Simple            N/A
  20        94.5          11/1/2007  Fee Simple/Leasehold  King Kullen Grocery Co., Inc.
  21        92.5           7/1/2007  Fee Simple            Energy Photovoltaics, Inc.
  22      100.0          11/1/2007   Fee Simple            Flatiron 20 Parking LLC
  23        99.6          8/24/2007  Fee Simple            Giant Eagle
  24       100.0          7/18/2007  Fee Simple            ICT Group, Inc.
  25        77.2         10/18/2007  Fee Simple            N/A
  26        91.9          11/1/2007  Fee Simple            N/A
 26A1       76.0          11/1/2007  Fee Simple            Banco Popular - Manhattan
 26A2      100.0          11/1/2007  Fee Simple            Banco Popular - Bronx 2
 26A3      100.0          11/1/2007  Fee Simple            Banco Popular - Brooklyn
 26A4      100.0          11/1/2007  Fee Simple            Banco Popular - Queens
  27        94.8          1/11/2007  Fee Simple            Goldenberg Rosenthal
  28       100.0          10/1/2007  Fee Simple            N/A
  29       100.0         10/18/2007  Fee Simple            Froedtert & Community Health
  30       100.0          8/31/2007  Fee Simple            N/A
  31       100.0           8/7/2007  Fee Simple            Y&C Malls, Inc.
  32        93.8            Various  Fee Simple            N/A
 32A1       97.4          9/29/2007  Fee Simple            N/A
 32A2       88.9          10/1/2007  Fee Simple            N/A
  33        90.7          10/2/2007  Fee Simple            N/A
  34        94.2           9/1/2007  Fee Simple            N/A
  35        98.6          10/1/2007  Fee Simple            Scolari's Warehouse Markets
  36       100.0          8/23/2007  Fee Simple            Giant Eagle, Inc.
  37        94.6          8/31/2007  Fee Simple            GAH Corporation (dba Ace Hardware)
  38        93.2          9/30/2007  Fee Simple            Publix
  39        93.6          7/24/2007  Fee Simple            NSERV Corporation
  40       100.0          8/28/2007  Fee Simple            Publix
  41        93.4          7/16/2007  Fee Simple            Kroger
  42       100.0           8/1/2007  Fee Simple            Northrop Grumman
  43        98.4              39352  Fee Simple            Kmart
  44        71.7          6/30/2007  Fee Simple            N/A
  45        94.1          7/31/2007  Fee Simple            My Organic Market, LLC
  46        96.0          8/21/2007  Fee Simple            Solomon Friedman Advertising
  47       100.0           9/4/2007  Fee Simple            N/A
  48        94.5          8/26/2007  Fee Simple            N/A
  49       100.0          9/25/2007  Fee Simple            N/A
  50       100.0          8/17/2007  Leasehold             Associated Physicians' Properties, LLC
  51        88.1          8/31/2007  Fee Simple            N/A
  52        96.9          8/13/2007  Fee Simple            N/A
  53        90.4          10/8/2007  Fee Simple            N/A
  54        62.0          5/31/2007  Fee Simple            N/A
 54A1       54.9          5/31/2007  Fee Simple            N/A
 54A2       67.6          5/31/2007  Fee Simple            N/A
  55       100.0          7/19/2007  Fee Simple            Precor, Inc.
  56        72.3          7/10/2007  Fee Simple            TDS Communications Corp.
  57       100.0          11/7/2007  Fee Simple            Kohl's
  58        92.6          7/27/2007  Fee Simple            N/A
  59       100.0          10/1/2007  Fee Simple            BSU, Inc.
  60       100.0          8/15/2007  Fee Simple            Denver Acquisition Corp - d/b/a Southeastern Career College - Nashville
  61       100.0           8/1/2007  Fee Simple            North East District, Florida Annual Conference,
                                                           United Methodist Church, Inc. d/b/a Oakleaf Christian Fellowship
  62        96.6         10/10/2007  Fee Simple            Wachovia Corporation
  63        83.2          9/25/2007  Fee Simple            N/A
  64        92.1          9/14/2007  Fee Simple            N/A
  65        94.5          9/14/2007  Fee Simple            N/A
  66        92.6           7/1/2007  Fee Simple            Salvation Army
  67        96.3          9/20/2007  Fee Simple            Winn Dixie Montgomery
  68        57.2          5/31/2007  Fee Simple            N/A
  69        94.7          7/16/2007  Fee Simple            Gold's Gym
  70       100.0          10/4/2007  Fee Simple            Sherwin-Williams
  71        90.2           8/1/2007  Fee Simple            Dollar Tree
  72        94.2           8/2/2007  Fee Simple            N/A
  73        97.6         10/19/2007  Fee Simple            Krogers
  74        80.9          7/30/2007  Leasehold             N/A
  75       100.0          10/2/2007  Fee Simple            Williams-Sonoma Stores, Inc.
  76       100.0          11/1/2007  Fee Simple            Blockbuster
  77       100.0          9/20/2007  Fee Simple            Food Lion
  78       100.0            Various  Fee Simple            N/A
 78A1      100.0          11/5/2007  Fee Simple            Starbucks Corporation
 78A2      100.0          6/21/2007  Fee Simple            CEC Entertainment, Inc. dba Check E Cheese
 78A3      100.0          6/21/2007  Fee Simple            TLC Central, LLC (Applebees)
  79       100.0          7/16/2007  Fee Simple            Tractor Supply Company
  80       100.0           9/5/2007  Fee Simple            Sabatello Construction
  81       100.0          7/17/2007  Fee Simple            Tractor Supply Co. of Texas, LP
  82        88.7          11/7/2007  Fee Simple            CAS Corp. (National Mallfront)
  83        80.7          8/31/2007  Fee Simple            Dirt Motorsports, Inc.
  84       100.0          8/23/2007  Fee Simple            Men's Warehouse
  85        92.4          9/20/2007  Fee Simple            N/A
  86       100.0          9/11/2007  Fee Simple            Tractor Supply Company
  87       100.0          7/30/2007  Fee Simple            Walgreen Co.
  88       100.0          7/30/2007  Fee Simple            Walgreen Co.
  89        87.3           9/1/2007  Fee Simple            Key Realty
  90       100.0         10/30/2007  Fee Simple            The Vitamin Shoppe
  91       100.0          7/10/2007  Leasehold             CVS
  92       100.0          9/25/2007  Leasehold             Starbucks
  93       100.0          7/30/2007  Fee Simple            Walgreen Co.
  94       100.0          7/30/2007  Fee Simple            Walgreen Co.
  95        99.0         10/18/2007  Leasehold             State of Hawaii Dept of Health
  96        93.9          6/19/2007  Fee Simple            N/A
  97        99.4          9/13/2007  Fee Simple            Harris Computer Systems
  98        91.1           7/3/2007  Fee Simple            Movie Gallery US, LLC
  99       100.0          8/31/2007  Fee Simple            Officemax, Inc.
  100      100.0          8/13/2007  Fee Simple            Moe's Southwest Grill

              LARGEST        LARGEST     2ND LARGEST                                               2ND LARGEST     2ND LARGEST
CONTROL     TENANT AREA    TENANT LEASE  TENANT                                                    TENANT AREA    TENANT LEASE
  NO.    LEASED (SQ. FT.)   EXP. DATE    NAME                                                   LEASED (SQ. FT.)    EXP. DATE
------------------------------------------------------------------------------------------------------------------------------

   1              254,539     7/31/2019  Bloomingdales                                                   251,831     1/29/2033
   2                  N/A           N/A  N/A                                                                 N/A           N/A
  2A1                 N/A           N/A  N/A                                                                 N/A           N/A
  2A2                 N/A           N/A  N/A                                                                 N/A           N/A
  2A3                 N/A           N/A  N/A                                                                 N/A           N/A
  2A4                 N/A           N/A  N/A                                                                 N/A           N/A
  2A5                 N/A           N/A  N/A                                                                 N/A           N/A
  2A6                 N/A           N/A  N/A                                                                 N/A           N/A
  2A7                 N/A           N/A  N/A                                                                 N/A           N/A
  2A8                 N/A           N/A  N/A                                                                 N/A           N/A
  2A9                 N/A           N/A  N/A                                                                 N/A           N/A
 2A10                 N/A           N/A  N/A                                                                 N/A           N/A
 2A11                 N/A           N/A  N/A                                                                 N/A           N/A
 2A12                 N/A           N/A  N/A                                                                 N/A           N/A
 2A13                 N/A           N/A  N/A                                                                 N/A           N/A
 2A14                 N/A           N/A  N/A                                                                 N/A           N/A
 2A15                 N/A           N/A  N/A                                                                 N/A           N/A
 2A16                 N/A           N/A  N/A                                                                 N/A           N/A
 2A17                 N/A           N/A  N/A                                                                 N/A           N/A
 2A18                 N/A           N/A  N/A                                                                 N/A           N/A
 2A19                 N/A           N/A  N/A                                                                 N/A           N/A
 2A20                 N/A           N/A  N/A                                                                 N/A           N/A
 2A21                 N/A           N/A  N/A                                                                 N/A           N/A
 2A22                 N/A           N/A  N/A                                                                 N/A           N/A
 2A23                 N/A           N/A  N/A                                                                 N/A           N/A
 2A24                 N/A           N/A  N/A                                                                 N/A           N/A
 2A25                 N/A           N/A  N/A                                                                 N/A           N/A
 2A26                 N/A           N/A  N/A                                                                 N/A           N/A
 2A27                 N/A           N/A  N/A                                                                 N/A           N/A
 2A28                 N/A           N/A  N/A                                                                 N/A           N/A
 2A29                 N/A           N/A  N/A                                                                 N/A           N/A
 2A30                 N/A           N/A  N/A                                                                 N/A           N/A
 2A31                 N/A           N/A  N/A                                                                 N/A           N/A
 2A32                 N/A           N/A  N/A                                                                 N/A           N/A
 2A33                 N/A           N/A  N/A                                                                 N/A           N/A
 2A34                 N/A           N/A  N/A                                                                 N/A           N/A
 2A35                 N/A           N/A  N/A                                                                 N/A           N/A
 2A36                 N/A           N/A  N/A                                                                 N/A           N/A
 2A37                 N/A           N/A  N/A                                                                 N/A           N/A
 2A38                 N/A           N/A  N/A                                                                 N/A           N/A
 2A39                 N/A           N/A  N/A                                                                 N/A           N/A
 2A40                 N/A           N/A  N/A                                                                 N/A           N/A
 2A41                 N/A           N/A  N/A                                                                 N/A           N/A
 2A42                 N/A           N/A  N/A                                                                 N/A           N/A
 2A43                 N/A           N/A  N/A                                                                 N/A           N/A
 2A44                 N/A           N/A  N/A                                                                 N/A           N/A
 2A45                 N/A           N/A  N/A                                                                 N/A           N/A
   3              171,081    12/31/2014  Ambac Indemnity Corporation                                     155,226     9/30/2019
   4              134,639     1/31/2033  AMC Theatres                                                     68,159     6/30/2027
   5               30,300     6/30/2017  Kingdon Capital Management Corp.                                 29,655     4/30/2011
   6              176,667     1/31/2020  Stanford Group Holdings, Inc.                                    93,477     6/30/2016
   7               46,953    11/30/2015  TJ Maxx                                                          30,271    10/31/2015
   8                  N/A           N/A  N/A                                                                 N/A           N/A
  8A1                 N/A           N/A  N/A                                                                 N/A           N/A
  8A2                 N/A           N/A  N/A                                                                 N/A           N/A
  8A3                 N/A           N/A  N/A                                                                 N/A           N/A
  8A4                 N/A           N/A  N/A                                                                 N/A           N/A
   9              201,872    11/30/2012  Target                                                          116,010           N/A
  10               88,904     1/31/2027  LA Fitness                                                       45,000     2/28/2022
  11               51,259    10/31/2011  Stein Mart                                                       36,000    10/31/2011
  12                  N/A           N/A  N/A                                                                 N/A           N/A
  13              220,435     2/28/2013  N/A                                                                 N/A           N/A
  14                  N/A           N/A  N/A                                                                 N/A           N/A
  15              387,360     5/31/2012  Goldman Sachs & Co., Inc.                                       243,311     2/28/2011
  16              363,040     4/30/2011  Cummins Inc.                                                    281,115     9/30/2017
  17               31,072    10/31/2016  Sev Amp                                                          18,011     3/31/2008
  18               38,538    11/30/2012  TJ Maxx                                                          25,800     1/31/2011
  19                  N/A           N/A  N/A                                                                 N/A           N/A
 19A1                 N/A           N/A  N/A                                                                 N/A           N/A
 19A2                 N/A           N/A  N/A                                                                 N/A           N/A
 19A3                 N/A           N/A  N/A                                                                 N/A           N/A
 19A4                 N/A           N/A  N/A                                                                 N/A           N/A
  20               48,100     9/26/2012  RKO Century Warner Theatres, Inc. (Clearview Cinemas)            25,400     5/31/2010
  21               63,500     7/31/2017  Power Tech Services, Inc.                                        20,065     2/28/2010
  22                  292     8/31/2032  N/A                                                                 N/A           N/A
  23               69,000    12/31/2011  Big Lots                                                         30,000     7/31/2011
  24               64,710     4/30/2009  PS America, Inc.                                                 15,688     3/31/2011
  25                  N/A           N/A  N/A                                                                 N/A           N/A
  26                  N/A           N/A  N/A                                                                 N/A           N/A
 26A1               5,600    10/31/2017  N/A                                                                 N/A           N/A
 26A2               5,590    10/31/2027  N/A                                                                 N/A           N/A
 26A3               5,935    10/31/2027  N/A                                                                 N/A           N/A
 26A4               3,025    10/31/2027  N/A                                                                 N/A           N/A
  27               39,119    11/30/2013  Lincoln Investment Planning, Inc.                                16,650     4/30/2014
  28                  N/A           N/A  N/A                                                                 N/A           N/A
  29               99,290     6/30/2020  N/A                                                                 N/A           N/A
  30                  N/A           N/A  N/A                                                                 N/A           N/A
  31                8,557    12/31/2015  Key West Film Society, Inc.                                       7,724    12/31/2007
  32                  N/A           N/A  N/A                                                                 N/A           N/A
 32A1                 N/A           N/A  N/A                                                                 N/A           N/A
 32A2                 N/A           N/A  N/A                                                                 N/A           N/A
  33                  N/A           N/A  N/A                                                                 N/A           N/A
  34                  N/A           N/A  N/A                                                                 N/A           N/A
  35               50,528    12/15/2026  24 Hour Fitness                                                  11,580    11/30/2016
  36               69,495     8/31/2027  N/A                                                                 N/A           N/A
  37               14,625     5/31/2017  Party Tree Superstore, Inc.                                      13,330     2/28/2011
  38               45,600     9/30/2026  Dental Health Group                                               2,800     1/31/2017
  39               45,000    11/30/2013  ACS Commercial Solutions, Inc.                                   26,738     1/25/2009
  40               45,600    12/31/2027  Bamboo Creek Asian Bistro                                         2,800     4/30/2012
  41               56,164     2/28/2012  Star Cinema Grill- Pioneer Cinemas, Inc.                         17,836     2/28/2017
  42              112,000      1/2/2013  N/A                                                                 N/A           N/A
  43               86,478    11/30/2013  Food City                                                        43,445     7/31/2016
  44                  N/A           N/A  N/A                                                                 N/A           N/A
  45               11,638    10/31/2012  CVS Pharmacy #1422-01                                            11,342     8/31/2014
  46               14,596     5/31/2011  Auto Club Insurance Assoc.                                        9,695    12/31/2011
  47                  N/A           N/A  N/A                                                                 N/A           N/A
  48                  N/A           N/A  N/A                                                                 N/A           N/A
  49                  N/A           N/A  N/A                                                                 N/A           N/A
  50               21,620     7/31/2022  Kadlec Medical Center                                            21,606     7/31/2022
  51                  N/A           N/A  N/A                                                                 N/A           N/A
  52                  N/A           N/A  N/A                                                                 N/A           N/A
  53                  N/A           N/A  N/A                                                                 N/A           N/A
  54                  N/A           N/A  N/A                                                                 N/A           N/A
 54A1                 N/A           N/A  N/A                                                                 N/A           N/A
 54A2                 N/A           N/A  N/A                                                                 N/A           N/A
  55               96,760     6/18/2019  N/A                                                                 N/A           N/A
  56               18,757    12/31/2016  Wells Fargo Insurance Services of Tennessee, Inc.                 6,476     6/30/2012
  57               68,890     1/31/2028  N/A                                                                 N/A           N/A
  58                  N/A           N/A  N/A                                                                 N/A           N/A
  59               17,000    10/31/2011  The History Center                                                9,000    12/31/2018
  60               26,600     2/28/2020  N/A                                                                 N/A           N/A
  61               24,070    12/31/2010  Communication Service for the Deaf, Inc.                         23,930     8/31/2010

  62               12,355     8/15/2010  Univ of Florida Pediatric Oncology                                7,845     6/30/2012
  63                  N/A           N/A  N/A                                                                 N/A           N/A
  64                  N/A           N/A  N/A                                                                 N/A           N/A
  65                  N/A           N/A  N/A                                                                 N/A           N/A
  66               10,400     6/30/2017  Dollar General                                                   10,100     3/31/2010
  67               45,500     4/23/2017  Best Buy Paint and Floor Center                                   8,450    11/14/2009
  68                  N/A           N/A  N/A                                                                 N/A           N/A
  69               16,238     8/30/2013  Burke's Outlet                                                   12,405     4/30/2011
  70                4,866     9/30/2017  Chriswell Classic Leather                                         4,368     3/31/2011
  71               10,000     6/30/2012  Shoe Department                                                   4,700      7/1/2012
  72                  N/A           N/A  N/A                                                                 N/A           N/A
  73               43,094     8/31/2014  Tri Lakes                                                        20,882     3/31/2017
  74                  N/A           N/A  N/A                                                                 N/A           N/A
  75               19,421     1/31/2012  N/A                                                                 N/A           N/A
  76                6,400     4/30/2009  Hallmark                                                          5,685     2/28/2009
  77               29,000     7/31/2016  Dollar Tree Stores                                                8,437      4/1/2008
  78                  N/A           N/A  N/A                                                                 N/A           N/A
 78A1               1,650     3/31/2016  Traymel LLC dba Quiznos Sub                                       1,500    10/31/2015
 78A2              11,316     2/28/2016  N/A                                                                 N/A           N/A
 78A3               4,858     1/31/2020  N/A                                                                 N/A           N/A
  79               19,097      7/3/2022  N/A                                                                 N/A           N/A
  80               12,705     9/30/2019  Brinks Home Security                                              3,874    11/15/2009
  81               22,670     6/26/2022  N/A                                                                 N/A           N/A
  82               15,625     7/19/2009  Shadow Industries                                                10,000     3/31/2008
  83               16,000     6/30/2012  Cardinia                                                          8,251    12/31/2010
  84                5,266     2/28/2009  Jack's Carpet                                                     3,100    11/27/2011
  85                  N/A           N/A  N/A                                                                 N/A           N/A
  86               19,097     8/21/2022  N/A                                                                 N/A           N/A
  87               13,905     1/31/2059  N/A                                                                 N/A           N/A
  88               15,120    11/30/2058  N/A                                                                 N/A           N/A
  89                6,613     8/31/2010  Ken & Ruth Browder                                                3,021     7/31/2009
  90                3,725     9/30/2017  N/A                                                                 N/A           N/A
  91               10,125     11/9/2019  N/A                                                                 N/A           N/A
  92                1,600     3/31/2017  GameStop                                                          1,220     6/30/2012
  93               13,905     7/31/2058  N/A                                                                 N/A           N/A
  94               13,905    10/31/2058  N/A                                                                 N/A           N/A
  95                9,872    10/31/2008  Title Guaranty Escrow Services                                    5,490    12/31/2007
  96                  N/A           N/A  N/A                                                                 N/A           N/A
  97                7,005     9/30/2009  Dobbs & Tittle                                                    6,186     4/30/2010
  98                5,753    12/31/2008  Michael Mootz Candies, Inc.                                       5,600     6/30/2009
  99               23,500    10/21/2013  N/A                                                                 N/A           N/A
  100               2,400     5/31/2017  Dairy Queen                                                       1,200    11/30/2017

         3RD LARGEST                                          3RD LARGEST     3RD LARGEST
CONTROL  TENANT                                               TENANT AREA    TENANT LEASE
  NO.    NAME                                              LEASED (SQ. FT.)    EXP. DATE
-----------------------------------------------------------------------------------------

   1     Macy's Men's and Home                                      225,000     7/31/2035
   2     N/A                                                            N/A           N/A
  2A1    N/A                                                            N/A           N/A
  2A2    N/A                                                            N/A           N/A
  2A3    N/A                                                            N/A           N/A
  2A4    N/A                                                            N/A           N/A
  2A5    N/A                                                            N/A           N/A
  2A6    N/A                                                            N/A           N/A
  2A7    N/A                                                            N/A           N/A
  2A8    N/A                                                            N/A           N/A
  2A9    N/A                                                            N/A           N/A
 2A10    N/A                                                            N/A           N/A
 2A11    N/A                                                            N/A           N/A
 2A12    N/A                                                            N/A           N/A
 2A13    N/A                                                            N/A           N/A
 2A14    N/A                                                            N/A           N/A
 2A15    N/A                                                            N/A           N/A
 2A16    N/A                                                            N/A           N/A
 2A17    N/A                                                            N/A           N/A
 2A18    N/A                                                            N/A           N/A
 2A19    N/A                                                            N/A           N/A
 2A20    N/A                                                            N/A           N/A
 2A21    N/A                                                            N/A           N/A
 2A22    N/A                                                            N/A           N/A
 2A23    N/A                                                            N/A           N/A
 2A24    N/A                                                            N/A           N/A
 2A25    N/A                                                            N/A           N/A
 2A26    N/A                                                            N/A           N/A
 2A27    N/A                                                            N/A           N/A
 2A28    N/A                                                            N/A           N/A
 2A29    N/A                                                            N/A           N/A
 2A30    N/A                                                            N/A           N/A
 2A31    N/A                                                            N/A           N/A
 2A32    N/A                                                            N/A           N/A
 2A33    N/A                                                            N/A           N/A
 2A34    N/A                                                            N/A           N/A
 2A35    N/A                                                            N/A           N/A
 2A36    N/A                                                            N/A           N/A
 2A37    N/A                                                            N/A           N/A
 2A38    N/A                                                            N/A           N/A
 2A39    N/A                                                            N/A           N/A
 2A40    N/A                                                            N/A           N/A
 2A41    N/A                                                            N/A           N/A
 2A42    N/A                                                            N/A           N/A
 2A43    N/A                                                            N/A           N/A
 2A44    N/A                                                            N/A           N/A
 2A45    N/A                                                            N/A           N/A
   3     Mizuho Corporate Bank (USA)                                150,160     3/31/2022
   4     Whole Foods                                                 60,550     8/31/2027
   5     Greystone & Co., Inc.                                       28,005    12/31/2013
   6     Shutts & Bowen LLP                                          80,265    10/31/2015
   7     Linens N Things                                             28,017     1/31/2016
   8     N/A                                                            N/A           N/A
  8A1    N/A                                                            N/A           N/A
  8A2    N/A                                                            N/A           N/A
  8A3    N/A                                                            N/A           N/A
  8A4    N/A                                                            N/A           N/A
   9     Palais Royal                                               102,615     1/31/2012
  10     Dickinson's Theatres, Inc.                                  42,280     10/4/2027
  11     Office Max and Copy Max                                     27,891     1/31/2012
  12     N/A                                                            N/A           N/A
  13     N/A                                                            N/A           N/A
  14     N/A                                                            N/A           N/A
  15     Schiff Hardin LLP                                          218,410    10/31/2021
  16     Getrag Percision Gear                                      125,470     6/30/2009
  17     Urology of Virginia, Inc.                                   16,750     9/30/2013
  18     Unfinished Furniture Mart                                   18,700     6/30/2009
  19     N/A                                                            N/A           N/A
 19A1    N/A                                                            N/A           N/A
 19A2    N/A                                                            N/A           N/A
 19A3    N/A                                                            N/A           N/A
 19A4    N/A                                                            N/A           N/A
  20     RMI Consulting, Inc.                                        15,826     2/28/2013
  21     Carpenter Emergency Lighting, Inc.                          17,300    12/31/2010
  22     N/A                                                            N/A           N/A
  23     Dunham's Athleisure Corporation                             14,220     1/31/2012
  24     Tetra Tech, Inc.                                            15,324     9/30/2010
  25     N/A                                                            N/A           N/A
  26     N/A                                                            N/A           N/A
 26A1    N/A                                                            N/A           N/A
 26A2    N/A                                                            N/A           N/A
 26A3    N/A                                                            N/A           N/A
 26A4    N/A                                                            N/A           N/A
  27     Zelenkofske Axelrod Consulting, L.L.C.                      16,579     6/30/2013
  28     N/A                                                            N/A           N/A
  29     N/A                                                            N/A           N/A
  30     N/A                                                            N/A           N/A
  31     Earthbound Mining Company                                    4,898     2/28/2010
  32     N/A                                                            N/A           N/A
 32A1    N/A                                                            N/A           N/A
 32A2    N/A                                                            N/A           N/A
  33     N/A                                                            N/A           N/A
  34     N/A                                                            N/A           N/A
  35     Vista Grille                                                 5,100    12/31/2013
  36     N/A                                                            N/A           N/A
  37     Cardinal Fitness At Geist, LLC                               8,686     6/30/2013
  38     Bella Garden                                                 2,100     8/31/2012
  39     PayCycle, Inc.                                              15,000     3/31/2011
  40     Star Liquors                                                 2,625     2/28/2012
  41     Dollar General                                               9,300    12/31/2017
  42     N/A                                                            N/A           N/A
  43     Heritage Hallmark                                            4,550     2/28/2009
  44     N/A                                                            N/A           N/A
  45     My Bakery & Cafe, Inc.                                       6,203     8/31/2015
  46     Resnick & Moss, PC                                           7,290     9/30/2011
  47     N/A                                                            N/A           N/A
  48     N/A                                                            N/A           N/A
  49     N/A                                                            N/A           N/A
  50     Three Rivers Medical Properties, LLC                        12,151     7/31/2022
  51     N/A                                                            N/A           N/A
  52     N/A                                                            N/A           N/A
  53     N/A                                                            N/A           N/A
  54     N/A                                                            N/A           N/A
 54A1    N/A                                                            N/A           N/A
 54A2    N/A                                                            N/A           N/A
  55     N/A                                                            N/A           N/A
  56     Nationwide Mutual Insurance                                  6,122     3/31/2012
  57     N/A                                                            N/A           N/A
  58     N/A                                                            N/A           N/A
  59     Ciaschi Dietershagen Little Mickelson, LLP CPA's             8,529    10/31/2012
  60     N/A                                                            N/A           N/A
  61     Batesville Casket Company, Inc.                             12,000    11/30/2011

  62     Merrill Lynch                                                5,964    11/30/2008
  63     N/A                                                            N/A           N/A
  64     N/A                                                            N/A           N/A
  65     N/A                                                            N/A           N/A
  66     China King Buffet                                            9,000     7/31/2016
  67     Harvesters Federal Credit Union                              2,400     1/31/2010
  68     N/A                                                            N/A           N/A
  69     Family Dollar                                               10,507    12/31/2011
  70     Aztec Floors                                                 3,600    11/30/2011
  71     Cato                                                         4,240     1/31/2013
  72     N/A                                                            N/A           N/A
  73     Burke's Outlet                                              20,641     6/30/2010
  74     N/A                                                            N/A           N/A
  75     N/A                                                            N/A           N/A
  76     Radio Shack                                                  2,100     6/30/2012
  77     Movie Gallery                                                4,800     8/31/2010
  78     N/A                                                            N/A           N/A
 78A1    Cold Stone Creamery, Inc.                                    1,500     5/31/2016
 78A2    N/A                                                            N/A           N/A
 78A3    N/A                                                            N/A           N/A
  79     N/A                                                            N/A           N/A
  80     Anesthetix Management, LLC                                   2,450    10/14/2009
  81     N/A                                                            N/A           N/A
  82     A&H Cabinets (Accent Interiors)                              8,763     1/31/2010
  83     TAC Americas, Inc.                                           8,167     3/31/2012
  84     Collina's Italian Cafe                                       2,966    11/14/2008
  85     N/A                                                            N/A           N/A
  86     N/A                                                            N/A           N/A
  87     N/A                                                            N/A           N/A
  88     N/A                                                            N/A           N/A
  89     Ostolaza - Chiropractor                                      2,014           MTM
  90     N/A                                                            N/A           N/A
  91     N/A                                                            N/A           N/A
  92     T-Mobile                                                     1,160     3/31/2012
  93     N/A                                                            N/A           N/A
  94     N/A                                                            N/A           N/A
  95     Planned Parenthood                                           4,503    12/31/2011
  96     N/A                                                            N/A           N/A
  97     Odyssey Health Care                                          4,889     4/14/2011
  98     Humford Equities                                             2,936      7/1/2008
  99     N/A                                                            N/A           N/A
  100    Subway                                                       1,200    10/31/2016

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Annex A-1 Footnotes

All Mortgage Loans	With regard to multi-property mortgage loans or cross-collateralized mortgage loans, each such mortgage loan or related mortgaged real property with a particular letter/number designation in the ‘‘Cross-Collateralized Groups’’ column is either part of a multi-property loan or crossed-collateralized with each of the other mortgage loans or mortgaged properties with the same letter/number designation.

With regard to Prepayment Provisions, the number in any parenthetical reflects the number of months in the applicable period during which the subject prepayment is in effect.

With regard to the ‘‘% of Aggregate Cut-off Date Balance’’ column, 0.0 means the percentage by total cut-off date principal balance is less than 0.05%.

The weighted average occupancy for multi-property loans is based on allocated unit of measure.

(1) Aventura Mall	Square feet reflects the gross leasable area of the entire mall including any anchors which may not be part of the collateral, including the not yet completed 167,000 square foot Nordstrom anchor store, and 160,870 square feet of expansion in-line mall space. The total existing gross leasable square footage (excluding Nordstrom anchor store and expansion in-line mall space) is 1,742,371 square feet. Collateral square feet comprising the Aventura Mall Mortgaged Property consists of 193,759 square feet of anchor space, 744,565 square feet of in-line mall space (including 160,870 square feet of expansion in-line mall space), and a 78,738 square foot movie theater. In addition, the Aventura Mall Mortgaged Property includes four anchor pad sites (including the not yet completed Nordstrom pad) but not the 898,370 square feet of tenant-owned anchor improvements on those pad sites.

Loan Per Unit is based on collateral square feet of the Aventura Mall Mortgaged Property.

Occupancy Percentage reflects overall occupancy of existing store space including leases out-for-signature on existing space. Overall occupancy and in-line occupancy including expansion space and leases out-for-signature are 99.7% and 99.2%, respectively.

U/W NOI and U/W NCF reflect in-place U/W NOI and U/W NCF including rents related to out-for-signature leases on existing space and executed leases on expansion space and excluding rents related to unexecuted leases on expansion space. U/W NCF is projected to be $59,284,027 based on assumed completion and opening of the expansion space in early 2008, execution of out-for-signature leases for expansion space and rents related to these out-for-signature leases, and certain other lease-up assumptions.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR are based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and the Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $59,284,027 are each 2.30x.

Appraised Value reflects appraised as-is market value for the Aventura Mall Mortgaged Property. The appraised prospective market value at completion of the expansion for the Aventura Mall Mortgaged Property as of February 1, 2008 is $990,000,000. The appraised prospective market value at stabilization for the Aventura Mall Mortgaged Property as of May 1, 2008 is $1,020,000,000.

1

Annex A-1 Footnotes — continued

Cut-off Date LTV and the Maturity LTV are based on the appraised as-is market value for the Aventura Mall Mortgaged Property. The Cut-off Date LTV and the Maturity LTV based on the appraised prospective market value at completion of the expansion are each 43.4%. The Cut-off Date LTV and the Maturity LTV based on the appraised prospective market value at stabilization are each 42.2%.

Largest Tenant Macy’s pad lease provides for six, 10-year extension options.

2nd Largest Tenant Bloomingdales’ pad lease provides for four, 10-year extension options.

3rd Largest Tenant Macy’s Men’s and Home’s pad lease provides for four, 10-year extension options.

(2) Innkeepers Portfolio	The Innkeepers Mortgage Loan is part of the Innkeepers Portfolio Loan Combination that also includes the Innkeepers Portfolio Pari Passu Non-Trust Loan in the principal amount of $412,701,271. The entire Innkeepers Portfolio Loan Combination is in the principal amount of $825,402,542.

U/W Net Operating Income and U/W Net Cash Flow reflect aggregate in-place U/W Net Cash Flow of the 45 Innkeepers Portfolio Mortgaged Properties. The aggregate U/W NOI and U/W Net Cash Flow of the Innkeepers Portfolio Mortgaged Properties is projected to be $93,267,722 and $83,262,215, respectively, based on assumed increase in occupancy, ADR and RevPAR in conjunction with completion of planned renovations.

U/W NCF DSCR based on aggregate in-place U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in August 2012 and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The U/W NCF DSCR based on the projected U/W NCF of $83,262,215 and calculated based on the annualized constant monthly debt service payment commencing with the payment date in August 2012 and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination is 1.30x.

Cut-off Date U/W NCF DSCR based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $83,262,215 and calculated based on the annual interest-only payments and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination is 1.48x.

Appraised Value is the aggregate of the as-is appraised market values for the 45 Innkeepers Portfolio Mortgaged Properties. As-is appraised market values assume completion of planned renovations.

The Cut-off Date LTV and the Scheduled Maturity/LTV are based on the entire Innkeepers Portfolio Loan Combination.

Hospitality Average Daily Rate is the overall average daily rate of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending July 31, 2007.

Loan Per Unit is based on a loan amount comprised of the entire Innkeepers Portfolio Loan Combination.

2

Annex A-1 Footnotes — continued

Occupancy is the overall average occupancy of the 45 Innkeepers Portfolio Mortgaged Properties for the trailing 12 months ending July 31, 2007.

(3) One State Street Plaza	The One State Street Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest in the office building, as well as the leasehold interest in certain air rights granted pursuant to an air rights lease entered into with the adjacent parcel owner. No value or underwritten revenue was attributed to the air rights lease.

Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date DSCR were calculated including 14,941 square feet of space under a recently executed lease with IPC Network Services, Inc., which tenant has not yet taken occupancy, as well as 150,160 square feet of dark space leased to Mizuho Corporate Bank (USA). Mizuho Corporate Bank (USA) leases a total of 276,300 square feet under multiple leases with expiration dates of March 31, 2022 (251,072 square feet) and November 30, 2012 (25,228 square feet). In December 2001, Mizuho Corporate Bank (USA) and the related borrower entered into a surrender agreement with respect to 126,140 square feet of space under a lease expiring on March 31, 2022, permitting People of the State of New York to lease such space directly from the related borrower through November 30, 2012, with Mizuho Corporate Bank (USA) responsible for any shortfall in rent during the surrender period. Upon expiration of the lease with People of the State of New York, Mizuho Corporate Bank (USA) is required, per the surrender agreement, to resume leasing the space through March 31, 2022.

The current Occupancy Percentage calculated excluding the space leased by IPC Network Services, Inc. and the dark Mizuho Corporate Bank (USA) space is 67.6%. As of the closing of the mortgage loan, the related borrower deposited $1,485,384 into the IPC Reserve, which represents one year of rent due under the IPC Network Services, Inc. lease, five months of free rent, and the remaining tenant improvement obligations with respect to the leased space. Occupancy Percentage also includes 25,871 square feet leased to the Telx Group, which tenant is currently in occupancy of temporary space while the leased premises are built-out. U/W NCF and U/W NCF Cut-off Date DSCR also includes full rent associated with 79,296 square feet leased by Source Media, Inc., which has a free rent period from September 1, 2009 through February 28, 2010. The amount of $1,412,460 was escrowed at closing representing the six months of free rent.

U/W NCF, U/W NCF DSCR and U/W NCF Cut-off Date DSCR includes base rent for Fitch Investors Services, Inc., Ambac Indemnity Corporation and Mizuho Corporate Bank (USA) calculated by averaging base rental payments over the lesser of the remaining lease term or the remaining term of the mortgage loan.

(4) District at Tustin Legacy	Appraised Value reflects the as-is appraised market value. The prospective stabilized appraised market value as of October 1, 2008 is $299,000,000, based upon completion of the remaining improvements and lease-up of property to optimum long-term occupancy level. Based on this stabilized value, the Cut-off Date LTV and the Maturity LTV are each 68.9%.

Square feet reflects gross leasable area of the entire center including any major tenants or outparcels which may not be part of the collateral. Collateral square feet comprising the District at Tustin Legacy Mortgaged Property totals 521,694

3

Annex A-1 Footnotes — continued

square feet consisting of 369,512 square feet of major tenants and other significant tenants stores space, 127,141 square feet of small shops space and 25,041 square feet of outparcel improvements and the five related outparcel pads on which those improvements are situated. Collateral also consists of the Target anchor pad but not the Target store, and five outparcel pads but not the 30,800 square feet of improvements on those outparcel pads. Collateral does not include the other major tenants, Costco and Lowe’s, both of which own their stores and pads.

Loan Per Unit is based on collateral square feet of the District at Tustin Legacy Mortgaged Property.

Occupancy Percentage as of November 6, 2007 for the District at Tustin Legacy Shopping Center was 99.2% leased with 88.3% of the tenants in occupancy and open for business. The District at Tustin Legacy Shopping Center is expected to be 92.3% opened for business by November 16, 2007 with the remaining tenants opening by mid-2008. Small shops occupancy as of November 6, 2007 was 93.5% leased.

Largest Tenant Target owns its store and leases its pad from the District at Tustin Legacy Borrower. The pad, but not the store, is part of the collateral.

(5) Carnegie Hall Tower	Occupancy Percentage, U/W NCF, U/W NCF DSCR and U/W NCF Cut-off Date DSCR were calculated including 18,400 square feet of space under a lease executed by Alson Capital Partners, LLC, which has not yet taken occupancy. Actual in-place occupancy excluding such space is 88.9%. U/W NCF DSCR excluding the space leased to Alson Capital Partners, LLC is 1.77x.

(6) Miami Center	U/W NCF, U/W NCF DSCR and U/W NCF Cut-off Date DSCR includes base rent for Citicorp North America, Inc. by averaging base rental payments over the lesser of the remaining lease term or the remaining term of the mortgage loan.

Citicorp North America, Inc. executed an extension of its lease with such extension, commencing on February 1, 2009 and expiring on January 31, 2020. Commencing on April 1, 2008, Citicorp is entitled to 12 months of free rent associated with suite 2000 (22,788 square feet). Commencing on February 1, 2009, Citicorp is entitled to 16 months of free rent, consisting of a 12 month rent abatement and four months for the performance of tenant improvements for their remaining space(153,879 square feet). At the closing of the mortgage loan, the related borrower entered into a guarantee agreement by which, commencing on February 11, 2009, the sponsors of the related borrower shall guarantee the monthly debt service payments in an amount no greater than $6,183,000 (the ‘‘Cap’’). The Cap shall be reduced by $386,437.50 on each monthly payment date if on such payment date and on the monthly payment date for each of the succeeding fifteen (15) months provided that the monthly debt service amount is paid in full by the related borrower. The guaranty shall terminate upon Citicorp North America, Inc. commencing payment of full, unabated rent.

Citicorp North America, Inc. has a one-time right to terminate the lease on the entire portion of its premises located on any single floor of the building on January 31, 2016, with 12 months notice.

Shutts & Bowen LLP occupies 80,265 square feet, with 68,727 square feet expiring on October 31, 2015, 8,761 square feet expiring on October 31, 2008 and

4

Annex A-1 Footnotes — continued

2,777 square feet expiring on June 30, 2008. The tenant occupies the 2,777 square foot space free of rent. No rental revenues were underwritten for such space. Shutts & Bowen LLP has the right to terminate the lease with respect to its 8,761 square foot space at any time on or after June 30, 2007, with 150 days notice.

Stanford Group Holdings, Inc. has a one-time right to terminate the lease on the entire portion of its premises or decrease a portion of its space on the 12th floor (22,783 square feet) on June 30, 2013, with 12 months notice.

(7) The Legends at Village West	‘‘As Stabilized’’ Appraised Value, Cutoff LTV (%), and Maturity LTV (%) as of 04/01/2009 will be $204,500,000.00, 67.0%, and 67.0% respectively.

Size figure of 658,453 square feet and Cutoff Balance/Unit of $208 both reflect the gross leasable area of the entire center including seven out parcels totaling 66,040 square feet of tenant-owned improvements that are ground leased from the Borrower. The out parcels, but not the improvements on such parcels, are part of the collateral. The gross square footage includes future construction of 6,000 square feet of in-line space (the ‘‘In-Line Space’’) and 40,000 square feet for two out parcels (the ‘‘OutParcels’’).

Occupancy of 94.7% includes 24,647 square feet of tenants with executed leases, paying rent, but not yet in occupancy and 60,927 square feet of tenants with executed leases, but not yet paying rent, nor in occupancy.

Loan balance can be partially prepaid down to an LTV of 50% with applicable prepayment consideration.

(8)	Nashville Multifamily Portfolio	Year Renovated reflects planned capital expenditure program for the Nashville Multifamily Portfolio Mortgaged Properties begun in 2007.

U/W NOI and U/W NCF reflect aggregate in-place U/W Net Operating Income and U/W NCF of the Nashville Multifamily Portfolio Mortgaged Properties. The aggregate U/W NOI and U/W NCF are projected to be $10,745,496 and $10,347,246, respectively, based on assumed increased rental rates per unit following planned renovations and certain other lease-up assumptions.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments for the Nashville Multifamily Portfolio Mortgage Loan. The U/W NCF DSCR and the Cut-off Date U/W NCF DSCR based on the aggregate projected U/W NCF of $10,347,246 are each 1.55x.

Appraised Value is the aggregate of the as-is appraised values of the four Nashville Multifamily Portfolio Mortgaged Properties. The aggregate as- renovated and stabilized appraised value of the Nashville Multifamily Portfolio Mortgaged Properties as of July 12, 2009 is $169,950,000.

Cut-off Date LTV and the Maturity LTV based on the aggregate as-renovated and stabilized appraised value of $169,950,000 are each 68.7%.

(9) Meyerland Plaza	U/W NCF DSCR calculated based on U/W NCF and annual debt constant of 7.767231% commencing year four.

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Annex A-1 Footnotes — continued

Cut-off Date U/W NCF DSCR calculated based on U/W NCF and interest-only payments for the first three years based on an interest rate of 6.730% calculated on an Actual/360 day basis.

Square feet reflects the gross leasable area of the entire mall (adjusted to exclude certain second floor warehouse space) including any anchors or outparcels which may not be part of the collateral. Collateral square feet comprising the Meyerland Plaza Mortgaged Property consists of 363,739 square feet of anchor space, 272,285 square feet of junior anchor space and 153,370 square feet of in-line mall space. In addition, the Meyerland Plaza Mortgaged Property includes five outparcels but not the tenant-owned improvements on these outparcels.

Loan Per Unit is based on collateral square feet of the Meyerland Plaza Mortgaged Property.

Occupancy Percentage reflects overall mall occupancy. In-line occupancy including junior anchors was 97.8% at Rent Roll Date.

Largest Tenant JCPenney’s lease provides for three, five-year extension options.

2nd Largest Tenant Target owns its store and pad, neither of which is part of the collateral.

3rd Largest Tenant Palais Royal’s space includes 42,858 square feet that is used as office space and 22,453 square feet that is used as warehouse space. Palais Royal’s lease provides for two, five-year extension options.

(10) Superstition Gateway	‘‘As Stabilized’’ Appraised Value, Cutoff LTV (%), and Maturity LTV (%) as of 01/01/2008 will be $115,740,000, 73.2%, and 68.7% respectively.

Size figure of 483,615 square feet and Cutoff Balance/Unit of $175 both reflect the gross leasable area of the entire center including 137,930 square feet of tenant-owned improvements which are not part of the collateral.

(11) Crossroads Plaza	U/W NCF DSCR calculated based on the annualized constant monthly debt service payment commencing with the payment date in October 2010.

Cut-off Date U/W NCF DSCR calculated based on annual interest-only payments.

Square feet reflects the gross leasable area of the entire center including any other major stores and outparcels which may not be part of the collateral. Collateral square feet comprising the related mortgaged real property consists of 235,944 square feet of major store space, and 252,756 square feet of in-line space.

Loan Per Unit is based on collateral square feet of the related mortgaged real property.

Occupancy Percentage reflects overall shopping center occupancy. In-line occupancy was 91.2% at Rent Roll Date.

Largest Tenant Best Buy’s lease provides for four, five-year extension options.

3rd Largest Tenant Office Max/Copy Max’s lease provides for one, five-year extension option.

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Annex A-1 Footnotes — continued

(12) Ritz Carlton Bachelor Gulch	Appraised Value reflects the As-Is Appraised Value. The prospective stabilized Appraised Value as of September 1, 2009 is $87,800,000, representing an LTV of 69.5%.

(13) Ballston Tower	The mortgage loan is secured by the fee interest in air rights and an office tower, but not the land and shopping mall on which the office tower stands. The related borrower has entered into a recorded agreement with the fee owner of the land and shopping mall, which contains irrevocable easements and access covenants

In the event E*Trade Financial Corporation does not provide notice of renewal on or before December 28, 2011 (approximately 14 months prior to lease expiration), all excess cash flow will be swept into a cash management account. The swept funds are required to be released to the related borrower upon, among other things, (A) E*Trade Financial Corporation renewing its lease or (B) an acceptable replacement tenant (or tenants) taking occupancy of not less than 80% of the space previously occupied by E*Trade Financial Corporation for rent that is not less than the rent previously paid under the E*Trade Financial Corporate lease, and such replacement tenant(s) is open for business, and paying full, unabated rent for not less than three months.

(14) Sears Tower	The Sears Tower Loan Combination, totaling $780,000,000, is comprised of three pari passu A Notes: the Sears Tower Note A-1 Non-Trust Loan of $340,000,000, the Sears Tower Note A-2 Loan Combination of $66,670,000, the Sears Tower Note A-3 Non-Trust Loan of $273,330,000 and one or more subordinate B Note(s) totaling $100,000,000. The $340,000,000 pari passu Note A-1 Non-Trust Loan was contributed to the LB-UBS 2007-C2 Trust, the $273,330,000 pari passu Note A-3 Non-Trust Loan is not included in the LB-UBS 2007-C7 Trust, and the $66,670,000 pari passu Note A-2 Non-Trust was bifurcated into a senior component of $50,000,000 (the Sears Tower Mortgage Loan) and a junior component of $16,670,000 (the ‘‘Sears Tower Note A-2-B Non-Trust Loan’’). U/W NCF DSCR and U/W NCF DSCR Cut-off Date DSCR, Original LTV, Cut-Off Date LTV and Maturity Date LTV are calculated based on $510,000,000 of the Sears Tower pari passu A-Notes. The $510,000,000 is comprised of the Sears Tower Mortgage Loan and the proportionate share of each of the Sears Tower Note A-1 Non-Trust Loan ($255,000,000) and the Sears Tower Note A-3 Non-Trust Loan ($205,000,000).

Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the Sears Tower Mortgage Loan, a pari passu $255,000,000 portion of the Sears Tower Note A-1 and a $205,000,000 portion of the Sears Tower Note A-3, totaling $510,000,000. The Original LTV and Cut-Off Date LTV of the Sears Tower Loan Combination is approximately 63.9%.

U/W NCF DSCR and U/W NCF DSCR Cut-off Date DSCR are based on the initial principal balance of the Sears Tower Mortgage Loan, a pari passu $255,000,000 portion of the Sears Tower Note A-1 and a $205,000,000 portion of the Sears Tower Note A-3, totaling $510,000,000 and an interest rate of 6.2695%, calculated on an actual/360 basis. The DSCR of the Sears Tower Loan Combination is 1.26x, calculated based on an interest rate of 6.2695% and an actual/360 basis.

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Annex A-1 Footnotes — continued

The scheduled debt service was calculated by applying the 6.2695% coupon to the Sears Tower Mortgage Loan, a pari passu $255,000,000 portion of the Sears Tower Note A-1 and a $205,000,000 portion of the Sears Tower Note A-3, totaling $510,000,000.

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the March 2011 payment date and continuing until maturity. From and after March 11, 2011 and on each Monthly Payment Date thereafter throughout the term, solely to the extent of ‘‘Available Cash’’, as defined in the loan agreement, borrower is required to make a payment in an amount equal to the ‘‘Applicable Monthly Constant Payment’’ less the monthly interest payment actually paid in such calendar month. ‘‘Applicable Monthly Constant Payment’’ shall mean (a) from March 11, 2011 through and including February 11, 2014, a constant monthly payment, assuming no default, allocable to the Sears Tower Mortgage Loan, of $308,493 and (b) from and after March 11, 2014 until the stated maturity date, a constant monthly payment, assuming no default, allocable to the Sears Tower Mortgage Loan, of $316,112. Such amounts will accrue if not paid. The calculation of Maturity Balance, U/W NCF DSCR, Cut-Off Date U/W NCF DSCR, and Maturity LTV Ratio are based on interest-only payments.

The Maturity Balance of the Sears Tower Mortgage Loan calculated, based on each Scheduled Amortization Payment being made in full when due, is $312,117,978. Based on each Scheduled Amortization Payment being made in full when due, the Maturity LTV for the entire Sears Tower Loan Combination is expected to be 58.7%.

Ernst & Young U.S. LLP is subleasing a total of 150,026 square feet. 99,440 square feet is subleased to SPSS Inc. and 50,856 square feet is subleased to Sonnenschein Nath & Rosenthal.

The Goldman Sachs Group, Inc. space is currently dark, with the tenant subleasing a total of 93,105 square feet. 19,764 square feet is subleased to Guiliani Capital Advisors, LLC, 15,874 square feet is subleased to Bridge Finance Group, 17,404 square feet is subleased to Global Futures & Forex, Ltd, 5,814 square feet is subleased to Backstop Solutions Group, LLC, 5,923 square feet is subleased to Bridge Net Solutions, 10,400 square feet is subleased to TradeStation Securities, Inc. and 17,926 square feet is subleased to Williams Lea, Inc.

Schiff Hardin LLP may terminate its lease in October 2009 with 12 months written notice and payment of a termination fee, pursuant to the lease. The lease also offers the tenant a right to reduce the premises by up to one full floor, which may be exercised by the tenant to be effective in one (1) or two (2) parts effective as of October 31, 2010 or October 31, 2013.

(15) Leeds Park	Square footage, Loan Per Unit and Occupancy Percentage reflects the net rentable space of the mortgage property at the closing of the mortgage loan. The related borrower plans to construct an additional warehouse building totaling approximately 103,000 square feet. The amount of $4,500,000 was escrowed at closing of the mortgage loan, representing the estimated construction cost of the additional warehouse building. In order to commence construction of the proposed building and draw upon the $4,500,000 escrow, certain requirements must be met, including, but not limited to at least 60% of the additional space

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Annex A-1 Footnotes — continued

being leased at the greater of (a) $5.00 per square foot or (b) market rental rates. Additionally, in order to commence construction, the related borrower must provide a Completion Guaranty, plans and specs, all approvals required to complete the building, and the construction budget. In the event the related borrower fails to meet all of the conditions required per the mortgage loan documents and does not commence construction of the additional warehouse building within two years of the closing date, the $4,500,000 escrow is required to be used to partially prepay the mortgage loan by $3,375,000. The remaining $1,125,000 is required to be used to pay any costs associated with such partial prepayment and a prepayment fee equal to the greater of the yield maintenance premium or 1% of the amount prepaid, with the balance being released to the related borrower. At such time as the additional building is completed and the $4,500,000 escrow is released, the stabilized underwritten net cash flow is expected to provide a DSCR of 1.21x based on annual debt service payments calculated on a 30-year amortization schedule.

Occupancy Percentage, U/W NCF, U/W NCF DSCR and U/W NCF Cut-off Date DSCR were calculated including 16,429 square feet of space leased to Cummins, Inc., which has not yet taken occupancy. The Occupancy Percentage calculated excluding such space is 94.3%. At the closing of the mortgage loan, the related borrower deposited $644,561.00 for tenant improvement work and $457,000.00 for capital improvement work, each related to the buildout for space leased to Cummins, Inc. The related borrower may draw on each reserve subject to, among other things, the following conditions being satisfied: (i) no event of default beyond applicable notice and cure periods; (ii) lender shall have received 10 days prior written notice of the date that such payment for the applicable work is to be paid; (iii) lender shall have received a certification from the related borrower stating the work that was performed and (iv) such other evidence as lender may reasonably request.

All excess cash flow is required to be swept into a subaccount of the rollover reserve account upon, among other things, the earlier to occur of: (i) the date that is 12 months prior to the expiration of the Cummins, Inc. lease that expires in 2017, (ii) the date that the Cummins, Inc. lease terminates or (iii) the date that Cummins, Inc. provides notice that it will terminate its lease. Excess Cash Flow will be distributed to the related borrower to pay tenant improvements and leasing commission’s costs for the Cummins, Inc. space.

(16) Interstate Corporate Center	The related borrower is permitted to transfer one or more of the 15 individual parcels encumbered by the existing related blanket mortgage to a third party transferee or transferees and have such parcel or parcels released from the existing related blanket mortgage simultaneously and then encumbered by a separate standalone mortgage (no longer cross-collateralized) securing a separate note in the amount equal to the amount of the loan allocated to such parcel or parcels, which separate note, mortgage and loan documents related to such parcel or parcels shall be assumed by such third party transferee upon satisfaction of certain conditions, which include, among other things, the achievement of specified DSCR and LTV tests.

(17) Ithaca Multifamily Portfolio	Occupancy Percentage and total number of units for the Eddygate Park Apartments mortgage property excludes 10 commercial units, including 2 antenna leases, totaling 6,358 square feet (6,358 square feet occupied).

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Annex A-1 Footnotes — continued

Occupancy Percentage and total number of units for the Center Ithaca mortgage property excludes 34 commercial units totaling 54,856 square feet (53,619 square feet occupied) and 66 self storage units totaling 6,629 square feet (4,105 square feet occupied).

(18) Soundview Marketplace	Square Footage represents net rentable space as of the rent roll dated November 1, 2007. The related borrower plans to reposition several tenants and expand the mortgage property by 1,717 square feet to total 185,696 net rentable square feet. The related borrower has an executed LOI with one tenant and an LOI out for signature with another tenant for a portion of the expansion space. Both tenants are included in the appraised value. The appraised value is based on the mortgage property totaling 185,696 square feet, including an executed LOI and an LOI out-for-signature for the related expansion space. No rental revenue associated with such expansion space or LOI’s was underwritten.

Occupancy Percentage, U/W NCF, U/W NCF DSCR and U/W NCF Cut-off Date DSCR were calculated including 14,970 square feet of space under a lease executed October 11, 2007 by Staples The Office Superstore East, Inc. (‘‘Staples’’), which tenant has not yet taken occupancy. Per the lease, the space is expected to be delivered to the tenant on July 31, 2008. In the event the space is not delivered to the tenant by July 31, 2008, the tenant shall be given one day of free rent for each day the space is not delivered after such date. In the event the space is not delivered by September 15, 2008, Staples has the option to terminate the lease. Excluding such space, the mortgage property is 86.3% occupied.

(19) Bucks Town Corp Center	ICT Group, Inc. leases multiple spaces at the mortgage property, with expiration dates as follows: 27,613 square feet on April 30, 2009; 21,641 square feet on March 31, 2010; 14,060 square feet on September 30, 2012; and 1,396 square feet on June 30, 2012.

Tetra Tech, Inc. has the option to terminate its lease on the last day of the 36th month of the lease term (September 2008). The tenant must give notice of termination by the 27th month of the lease term (December 2007). At closing of the mortgage loan, the related borrower deposited $131,000 into the Tetra Tech, Inc. Reserve, representing approximately nine months of base rent,which is required to be released to the related borrower if the tenant does not exercise its lease termination option.

Occupancy Percentage is calculated including 7,275 square feet leased to Pain Management Centers of America, LLC (‘‘Pain Management’’), which tenant has not yet taken occupancy. The related borrower escrowed $181,875, representing the remaining tenant improvement obligations due to Pain Management.

(20) Banco Popular Portfolio	Commencing on the date that is 24-months prior to the lease expiration of the Banco Popular North America (‘‘Banco Popular’’) at the 162-164 East 116th Street mortgage property, all excess cash flow will be swept into a cash management acccount. The swept funds are required to be released to the related borrower upon, among other things, the renewal of the Banco Popular lease.

(21) 101 West Avenue	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the June 2012 payment date and continuing until maturity, in the approximate amount of

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Annex A-1 Footnotes — continued

$15,349.87 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $1,102,541.89 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in June 2012 through the maturity date, would result in a Balloon Balance of $14,039,007.80 and a Balloon LTV of 75.1%.

(22) 519-525 Hudson Street	Occupancy Percentage and total number of units excludes 5 commercial units totaling 4,600 square feet (4,600 square feet occupied).

(23) Riverstone Apartments	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the July 2012 payment date and continuing until maturity, in the approximate amount of $13,061.88 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $856,620.91 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in July 2012 through the maturity date, would result in a Balloon Balance of $11,216,287.20 and a Balloon LTV of 74.8%.

(24) Discovery Office	A subsidiary of NSERV Corporation, Automotive Professionals, Inc., filed for bankruptcy in April 2007.

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the May 2012 payment date and continuing until maturity, in the approximate amount of $10,732.54 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $787,049.27 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in May 2012 through the maturity date, would result in a Balloon Balance of $9,956,047.60 and a Balloon LTV of 77.5%.

(25) Stirling Bay	The related borrower received an initial advance of $8,500,000 on October 5, 2006 and an earnout advance of $800,000 on October 24, 2007 resulting in an outstanding balance of $9,300,000. The Mortgage Rate as of the date of the initial advance was 6.495%. As of the date of the earn-out advance pursuant to the earn-out agreement the Mortage Rate was changed to 6.930% and the Monthly Debt Service was recalculated.

(26) Rosewood Village	Appraised Value reflects the prospective Appraised Value. The as is Appraised Value as of July 3, 2007 is $8,650,000, representing an LTV of 84.4%.

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Annex A-1 Footnotes — continued

(27)	Marin Self Storage & Wine Vaults	Per the Stabilization Escrow and Security Agreement, if the borrower has not met certain income and occupancy targets by August 15,2009 the $526,000 LOC referenced in Other Reserve Description may be drawn on and used to pay down the principal balance of the loan.

(28) Northstar Shopping Center	Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR is calculated including a master lease of 4,500 square feet at a base rental rate of $5.57 per square foot for the period from November 9, 2007 to September 2009, and $6.59 per square foot after September 2009. The term of the master lease is the earlier of December 1, 2012 or the date on which (i) the 4,500 square foot space has been leased to a third party at, among other things, a lease term through at least December 1, 2012 at rents not less than the rent due under the master lease and (ii) the aggregate rental revenues of the mortgaged property are sufficient to achieve a 1.30x debt service coverage ratio.

(29)	The Shoppes at Orange Grove	The related borrower received an initial advance of $3,400,000 on December 29, 2006 and an earn-out advance of $1,600,000 on October 29, 2007 resulting in an outstanding balance of $5,000,000. The Mortgage Rate as of the date of the initial advance was 5.590%. As of the date of the earn-out advance pursuant to the earn-out agreement the Mortage Rate was changed to 6.420% and the Monthly Debt Service was recalculated.

(30) 21609 North 12th Avenue	The borrower has entered into a springing master lease for the CAS Corp. (National Mallfront) space for $140,625 base rent that commences upon the tenant’s lease expiration and terminates with an acceptable lease of at least 3 years in place with aggregatge annual rents exceeding $140,625. There is also an upfront reserve of $50,000 in place which shall be released upon the satisfaction of the Master Lease Termination Conditions.

(31) Walgreens Tryon	Walgreen Co. has the option to terminate its lease on the last day of the 240th month of the lease term (December 2018), and every five years thereafter, pursuant to the lease.

(32) Walgreens Pueblo	Walgreen Co. has the option to terminate its lease on the last day of the 240th month of the lease term (October 2018), and every five years thereafter, pursuant to the lease.

(33) Walgreens Amity	Walgreen Co. has the option to terminate its lease on the last day of the 240th month of the lease term (October 2018), and every five years thereafter, pursuant to the lease.

(34) Walgreens Taylor	Walgreen Co. has the option to terminate its lease on the last day of the 240th month of the lease term (September 2018), and every five years thereafter, pursuant to the lease.

(35)	Wadel Connally Office Building	1,551 square feet, representing 5.3% of the total square footage, is currently master leased by the related borrower. Occupancy Rate, U/W NCF and U/W NCF DSCR are calculated including the master leased space.

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Annex A-1 Footnotes — continued

(36) Crossroads Shopping Center	A tenant, Movie Gallery US, LLC, filed for bankruptcy in October 2007. The related borrower deposited $50,000 at closing into the Movie Gallery Reserve, representing 1-year of base rent for such tenant, which lease expires on December 31, 2008.

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ANNEX A-2

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

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Amortization Types
(Mortgage Pool)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Interest Only Balloon	19	$1,614,308,627	50.9%	$84,963,612	$430,000,000	56.0%	1.61	x	94.3%	6.188%
Amortizing Balloon(2)	77	1,406,336,301	44.4	18,264,108	412,701,271	71.1	1.16		95.9	6.530
Interest Only ARD	2	140,500,000	4.4	70,250,000	137,000,000	77.3	1.40		94.8	5.752
Amortizing ARD(3)	1	7,000,000	0.2	7,000,000	7,000,000	62.2	1.22		100.0	6.310
Fully Amortizing	1	2,100,000	0.1	2,100,000	2,100,000	60.0	1.66		99.0	6.760
Total/Avg/Max/Wtd Avg:	100	$3,170,244,927	100.0%	$31,702,449	$430,000,000	63.7%	1.40	x	94.9%	6.321%

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.
(2)	Includes mortgage loans, representing 41.0% of the initial mortgage pool balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 40.3% of these loans, by balance, have three years or less of interest-only payments.
(3)	Provides for payments of interest-only for 60 periods followed by payments of principal and interest up to the anticipated repayment date.

Annex A-2-1

Cut-Off Date Loan-to-Value Ratios
(Mortgage Pool)

Range of Cut-off Date Loan-to-Value Ratios(%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
30.1 - 35.0	2	$191,372,739	6.0%	$95,686,370	$190,000,000	30.9%	1.97	x	92.4%	5.961%
35.1 - 40.0	3	7,350,000	0.2	2,450,000	2,575,000	39.2	2.02		100.0	6.469
40.1 - 45.0	2	52,171,457	1.6	26,085,729	50,000,000	41.8	1.94		80.4	6.280
45.1 - 50.0	2	441,862,974	13.9	220,931,487	430,000,000	47.3	1.91		99.7	5.905
50.1 - 55.0	2	178,600,000	5.6	89,300,000	170,000,000	53.5	1.48		93.9	6.250
55.1 - 60.0	10	366,179,431	11.6	36,617,943	295,000,000	58.8	1.50		87.9	6.421
60.1 - 65.0	4	93,300,000	2.9	23,325,000	60,000,000	63.5	1.17		100.0	6.412
65.1 - 70.0	12	225,327,489	7.1	18,777,291	92,700,000	67.5	1.23		98.7	6.394
70.1 - 75.0	24	1,006,534,163	31.7	41,938,923	412,701,271	72.0	1.15		96.5	6.674
75.1 - 80.0	37	480,177,047	15.1	12,977,758	137,000,000	78.3	1.23		94.7	6.171
80.1 >=	2	127,369,627	4.0	63,684,813	116,769,627	80.7	1.27		94.9	5.705
Total/Avg/Max/Wtd Avg:	100	$3,170,244,927	100.0%	$31,702,449	$430,000,000	63.7%	1.40	x	94.9%	6.321%
Weighted Average Cut-off Date LTV Ratio: 63.7%

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-2

Original Term to Maturity(1)
(Mortgage Pool)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	6	$332,919,627	10.5%	$55,486,604	$170,000,000	65.5%	1.36	x	93.8%	6.090%	60
73 - 84	1	13,600,000	0.4	13,600,000	13,600,000	70.1	1.19		100.0	5.880	84
109 - 120	89	2,382,425,301	75.1	26,768,824	412,701,271	66.3	1.32		93.9	6.428	120
121 - 144	2	435,800,000	13.7	217,900,000	430,000,000	47.7	1.90		99.7	5.917	121
157 - 168	1	2,100,000	0.1	2,100,000	2,100,000	60.0	1.66		99.0	6.760	167
169 - 180	1	3,400,000	0.1	3,400,000	3,400,000	78.7	1.16		100.0	6.990	180
Total/Avg/Max/Wtd Avg:	100	$3,170,244,927	100.0%	$31,702,449	$430,000,000	63.7%	1.40	x	94.9%	6.321%	114
Weighted Average Original Term to Maturity: 114 months

(1)	ARD Loans are assumed to mature on anticipated repayment dates.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-3

Remaining Term to Maturity(1)
(Mortgage Pool)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	6	$332,919,627	10.5%	$55,486,604	$170,000,000	65.5%	1.36	x	93.8%	6.090%	58
73 - 84	1	13,600,000	0.4	13,600,000	13,600,000	70.1	1.19		100.0	5.880	82
85 - 108	2	17,900,000	0.6	8,950,000	9,300,000	58.3	1.26		97.4	6.603	106
109 - 120	87	2,364,525,301	74.6	27,178,452	412,701,271	66.3	1.32		93.9	6.427	118
121 - 144	2	435,800,000	13.7	217,900,000	430,000,000	47.7	1.90		99.7	5.917	121
157 - 168	1	2,100,000	0.1	2,100,000	2,100,000	60.0	1.66		99.0	6.760	167
169 - 180	1	3,400,000	0.1	3,400,000	3,400,000	78.7	1.16		100.0	6.990	180
Total/Avg/Max/Wtd Avg:	100	$3,170,244,927	100.0%	$31,702,449	$430,000,000	63.7%	1.40	x	94.9%	6.321%	112
Weighted Average Remaining Term to Maturity: 112 months

(1)	ARD Loans are assumed to mature on anticipated repayment dates.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-4

Mortgaged Properties by Property Type(1)
(Mortgage Pool)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Retail	50	$1,292,657,478	40.8%	$25,853,150	$430,000,000	64.3%	1.45	x	98.1%	6.247%
Office	18	905,981,817	28.6	50,332,323	295,000,000	53.9	1.57		90.5	6.311
Hotel	51	550,257,005	17.4	10,789,353	61,000,000	70.2	1.18		—	6.635
Multifamily	24	280,819,627	8.9	11,700,818	54,328,075	75.1	1.22		94.2	6.006
Industrial/Warehouse	7	94,995,000	3.0	13,570,714	45,875,000	74.6	1.16		95.6	6.484
Parking Garage	1	18,500,000	0.6	18,500,000	18,500,000	60.1	1.10		—	6.367
Self Storage	4	16,334,000	0.5	4,083,500	6,330,000	75.2	1.22		90.5	6.567
Mobile Home Park	1	7,800,000	0.2	7,800,000	7,800,000	61.5	1.40		100.0	6.320
Mixed Use	1	2,900,000	0.1	2,900,000	2,900,000	70.7	1.22		100.0	6.490
Total/Avg/Max/Wtd Avg:	157	$3,170,244,927	100.0%	$20,192,643	$430,000,000	63.7%	1.40	x	94.9%	6.321%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated amounts.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-5

Cut-Off Date Principal Balances
(Mortgage Pool)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
1 - 2,000,000	5	$7,677,757	0.2%	$1,535,551	$1,970,000	66.5%	1.37	x	96.6%	6.599%
2,000,001 - 4,000,000	22	60,633,738	1.9	2,756,079	3,784,000	66.8	1.38		96.5	6.395
4,000,001 - 6,000,000	13	67,566,503	2.1	5,197,423	5,970,000	76.1	1.20		94.3	6.325
6,000,001 - 8,000,000	12	83,466,817	2.6	6,955,568	7,800,000	70.8	1.25		94.5	6.448
8,000,001 - 10,000,000	7	66,043,047	2.1	9,434,721	10,000,000	64.9	1.32		97.2	6.447
10,000,001 - 15,000,000	15	184,486,217	5.8	12,299,081	14,960,000	71.1	1.25		96.6	6.170
15,000,001 - 20,000,000	5	84,875,000	2.7	16,975,000	18,500,000	72.8	1.14		92.5	6.392
20,000,001 - 25,000,000	3	65,524,949	2.1	21,841,650	23,500,000	71.6	1.27		95.3	6.019
25,000,001 - 50,000,000	4	164,075,000	5.2	41,018,750	50,000,000	66.5	1.34		88.5	6.547
50,000,001 - 75,000,000	4	251,000,000	7.9	62,750,000	75,000,000	69.9	1.22		98.2	6.483
75,000,001 - 100,000,000	2	177,425,000	5.6	88,712,500	92,700,000	70.6	1.10		98.7	6.477
100,000,001 - 125,000,000	1	116,769,627	3.7	116,769,627	116,769,627	80.4	1.25		95.0	5.650
125,000,001 - 150,000,000	1	137,000,000	4.3	137,000,000	137,000,000	77.8	1.39		94.7	5.745
150,000,001 >=	6	1,703,701,271	53.7	283,950,212	430,000,000	56.9	1.53		94.6	6.361
Total/Avg/Max/Wtd Avg:	100	$3,170,244,927	100.0%	$31,702,449	$430,000,000	63.7%	1.40	x	94.9%	6.321%
Average Cut-off Date Principal Balance: $31,702,449

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-6

U/W NCF DSCR
(Mortgage Pool)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	36	$1,085,894,286	34.3%	$30,163,730	$412,701,271	71.5%	1.11	x	96.1%	6.581%
1.20 - 1.29	36	608,149,127	19.2	16,893,031	206,000,000	75.1	1.23		96.7	6.423
1.30 - 1.39	8	203,903,157	6.4	25,487,895	137,000,000	74.2	1.37		95.1	5.869
1.40 - 1.49	8	278,941,187	8.8	34,867,648	170,000,000	58.5	1.47		94.6	6.159
1.50 - 1.59	1	295,000,000	9.3	295,000,000	295,000,000	59.0	1.54		85.7	6.480
1.60 - 1.69	1	2,100,000	0.1	2,100,000	2,100,000	60.0	1.66		99.0	6.760
1.70 - 1.79	2	15,362,974	0.5	7,681,487	11,862,974	50.6	1.75		98.9	5.937
1.80 - 1.89	1	1,372,739	0.0	1,372,739	1,372,739	35.0	1.86		100.0	6.469
1.90 - 1.99	4	672,575,000	21.2	168,143,750	430,000,000	42.2	1.93		96.1	5.949
2.00 >=	3	6,946,457	0.2	2,315,486	2,575,000	40.0	2.05		100.0	6.482
Total/Avg/Max/Wtd Avg:	100	$3,170,244,927	100.0%	$31,702,449	$430,000,000	63.7%	1.40	x	94.9%	6.321%
Weighted Average U/W NCF DSCR:    1.40x

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-7

Occupancy Rates(1)(2)
(Mortgage Pool)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
70.1 - 75.0	1	$7,000,000	0.2%	$7,000,000	$7,000,000	79.5%	1.25	x	72.3%	5.540%
75.1 - 80.0	3	72,720,000	2.3	24,240,000	50,000,000	52.1	1.67		78.7	6.321
80.1 - 85.0	3	12,334,000	0.4	4,111,333	5,750,000	77.6	1.23		81.9	6.233
85.1 - 90.0	6	350,750,000	11.1	58,458,333	295,000,000	61.3	1.48		86.1	6.504
90.1 - 95.0	29	781,116,463	24.6	26,935,050	190,000,000	60.5	1.49		93.5	6.034
95.1 >=	63	1,377,567,458	43.5	21,866,150	430,000,000	63.9	1.41		99.0	6.316
Total/Avg/Max/Wtd Avg:	105	$2,601,487,922	82.1%	$24,776,075	$430,000,000	62.3%	1.45	x	94.9%	6.254%

Weighted Average Occupancy Rate:    94.9%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated amounts.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-8

Remaining Amortization Terms
(Mortgage Pool)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term
Interest Only(2)	21	$1,754,808,627	55.4%	$83,562,316	$430,000,000	57.7%	1.60	x	94.3%	6.153%	—
157 - 168	1	2,100,000	0.1	2,100,000	2,100,000	60.0	1.66		99.0	6.760	167
289 - 300	5	42,779,431	1.3	8,555,886	10,717,385	60.0	1.27		98.0	6.270	298
313 - 324	1	21,524,949	0.7	21,524,949	21,524,949	73.0	1.33		94.5	5.730	314
349 - 360	72	1,349,031,921	42.6	18,736,554	412,701,271	71.4	1.15		95.9	6.550	360
Total/Avg/Max/Wtd Avg:	100	$3,170,244,927	100.0%	$31,702,449	$430,000,000	63.7%	1.40	x	94.9%	6.321%	357

Weighted Average Remaining Amortization Term:    357 months(4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date or anticipated repayment date, as applicable, but exclude mortgage loans that provide for payments of interest only up to the maturity date or anticipated repayment date, as applicable.
(2)	Interest-only up to maturity date.
(3)	Excludes mortgage loans secured by hospitality and parking garage properties
(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date or anticipated repayment date, as applicable, but excludes mortgage loans that provide for payments of interest only up to maturity date or anticipated repayment date, as applicable.

Annex A-2-9

Mortgage Rates
(Mortgage Pool)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.501 - 5.750	8	$359,361,960	11.3%	$44,920,245	$137,000,000	76.4%	1.34	x	94.0%	5.703%
5.751 - 6.000	14	705,716,974	22.3	50,408,355	430,000,000	46.0	1.85		97.4	5.917
6.001 - 6.250	11	356,085,000	11.2	32,371,364	170,000,000	62.5	1.35		95.8	6.202
6.251 - 6.500	33	636,828,042	20.1	19,297,819	295,000,000	62.4	1.42		89.8	6.422
6.501 - 6.750	21	781,212,141	24.6	37,200,578	412,701,271	71.1	1.12		95.9	6.699
6.751 - 7.000	13	331,040,810	10.4	25,464,678	206,000,000	73.4	1.21		98.6	6.894
Total/Avg/Max/Wtd Avg:	100	$3,170,244,927	100.0%	$31,702,449	$430,000,000	63.7%	1.40	x	94.9%	6.321%

Weighted Average Mortgage Rate:    6.321%

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-2-10

Maturity Date Loan-to-Value Ratios(1)
(Mortgage Pool)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Fully Amortizing	1	$2,100,000	0.1%	$2,100,000	$2,100,000	0.9%	1.66	x	99.0%	6.760%
30.1 - 35.0	2	191,372,739	6.0	95,686,370	190,000,000	30.9	1.97		92.4	5.961
35.1 - 40.0	4	9,521,457	0.3	2,380,364	2,575,000	36.7	2.04		100.0	6.478
40.1 - 45.0	3	72,333,833	2.3	24,111,278	50,000,000	41.9	1.81		85.6	6.211
45.1 - 50.0	4	456,908,572	14.4	114,227,143	430,000,000	47.2	1.87		99.5	5.916
50.1 - 55.0	4	189,000,000	6.0	47,250,000	170,000,000	53.5	1.47		93.8	6.287
55.1 - 60.0	9	385,653,157	12.2	42,850,351	295,000,000	58.8	1.48		88.2	6.407
60.1 - 65.0	15	229,248,224	7.2	15,283,215	92,700,000	61.8	1.14		99.1	6.546
65.1 - 70.0	23	857,904,318	27.1	37,300,188	412,701,271	67.1	1.16		95.7	6.572
70.1 - 75.0	25	453,204,000	14.3	18,128,160	206,000,000	72.8	1.18		96.1	6.601
75.1 - 80.0	8	195,629,000	6.2	24,453,625	137,000,000	78.0	1.34		94.5	5.896
80.1 - 85.0	2	127,369,627	4.0	63,684,813	116,769,627	80.7	1.27		94.9	5.705
Total/Avg/Max/Wtd Avg:	100	$3,170,244,927	100.0%	$31,702,449	$430,000,000	61.2%	1.40	x	94.9%	6.321%

Weighted Average Maturity Date LTV Ratio:    61.2%(3)

(1)	ARD Loans are assumed to mature on anticipated repayment dates.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.
(3)	Weighted Average Maturity Date LTV Ratio excludes fully amortizing mortgage loans.

Annex A-2-11

Properties by State(1)
(Mortgage Pool)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
FL	13	$694,575,550	21.9%
NY	19	600,131,319	18.9
CA	18	426,432,739	13.5
TX	16	185,076,758	5.8
VA	7	160,234,516	5.1
KS	1	137,000,000	4.3
TN	7	133,165,257	4.2
AZ	4	104,575,000	3.3
IL	7	95,424,374	3.0
CO	5	82,947,829	2.6
NC	4	82,575,000	2.6
PA	6	62,690,949	2.0
WA	6	57,411,713	1.8
NJ	4	52,492,347	1.7
SC	1	45,875,000	1.4
MD	4	30,579,299	1.0
OH	3	30,178,208	1.0
MI	4	28,569,139	0.9
GA	3	24,842,269	0.8
IN	3	20,125,000	0.6
MS	3	16,950,000	0.5
NV	2	14,362,974	0.5
WI	1	14,250,000	0.4
CT	3	11,777,391	0.4
ME	3	11,500,023	0.4
KY	2	11,074,274	0.3
MA	1	9,300,000	0.3
LA	3	7,628,000	0.2
MO	1	6,700,000	0.2
NM	1	5,000,000	0.2
AL	1	4,700,000	0.1
HI	1	2,100,000	0.1
Total:	157	$3,170,244,927	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated amounts.

Annex A-2-12

ANNEX A-3

CERTAIN CHARACTERISTICS OF LOAN GROUP 1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Amortization Types
(Loan Group No. 1)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
Interest Only Balloon	15	$1,462,939,000	50.4%	$97,529,267	$430,000,000	53.8%	1.65	x	94.1%	6.232%
Amortizing Balloon(2)	64	1,292,586,301	44.5	20,196,661	412,701,271	71.0	1.16		96.5	6.546
Interest Only ARD	2	140,500,000	4.8	70,250,000	137,000,000	77.3	1.40		94.8	5.752
Amortizing ARD(3)	1	7,000,000	0.2	7,000,000	7,000,000	62.2	1.22		100.0	6.310
Fully Amortizing	1	2,100,000	0.1	2,100,000	2,100,000	60.0	1.66		99.0	6.760
Total/Avg/Max/Wtd Avg:	83	$2,905,125,301	100.0%	$35,001,510	$430,000,000	62.6%	1.42	x	95.0%	6.349%

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.
(2)	Includes mortgage loans, representing 40.9% of the initial Loan Group No. 1 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 37.2% of these loans, by balance, have three years or less of interest-only payments.
(3)	Provides for payments of interest-only for 60 periods followed by payments of principal and interest up to the anticipated repayment date.

Annex A-3-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 1)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
30.1 - 35.0	2	$191,372,739	6.6%	$95,686,370	$190,000,000	30.9%	1.97	x	92.4%	5.961%
35.1 - 40.0	3	7,350,000	0.3	2,450,000	2,575,000	39.2	2.02		100.0	6.469
40.1 - 45.0	2	52,171,457	1.8	26,085,729	50,000,000	41.8	1.94		80.4	6.280
45.1 - 50.0	2	441,862,974	15.2	220,931,487	430,000,000	47.3	1.91		99.7	5.905
50.1 - 55.0	1	170,000,000	5.9	170,000,000	170,000,000	53.6	1.48		93.9	6.250
55.1 - 60.0	9	351,379,431	12.1	39,042,159	295,000,000	58.8	1.51		87.3	6.433
60.1 - 65.0	3	85,500,000	2.9	28,500,000	60,000,000	63.6	1.14		100.0	6.421
65.1 - 70.0	11	216,027,489	7.4	19,638,863	92,700,000	67.6	1.23		98.6	6.371
70.1 - 75.0	20	963,834,163	33.2	48,191,708	412,701,271	72.0	1.15		97.3	6.689
75.1 - 80.0	29	415,027,047	14.3	14,311,277	137,000,000	78.2	1.23		95.0	6.162
80.1 >=	1	10,600,000	0.4	10,600,000	10,600,000	83.5	1.48		93.6	6.310
Total/Avg/Max/Wtd Avg:	83	$2,905,125,301	100.0%	$35,001,510	$430,000,000	62.6%	1.42	x	95.0%	6.349%
Weighted Average Cut-off Date LTV Ratio: 62.6%

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-3-2

Original Term to Maturity(1)
(Loan Group No. 1)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	3	$192,850,000	6.6%	$64,283,333	$170,000,000	55.4%	1.46	x	94.3%	6.300%	60
109 - 120	76	2,270,975,301	78.2	29,881,254	412,701,271	66.0	1.32		93.9	6.435	120
121 - 144	2	435,800,000	15.0	217,900,000	430,000,000	47.7	1.90		99.7	5.917	121
157 - 168	1	2,100,000	0.1	2,100,000	2,100,000	60.0	1.66		99.0	6.760	167
169 - 180	1	3,400,000	0.1	3,400,000	3,400,000	78.7	1.16		100.0	6.990	180
Total/Avg/Max/Wtd Avg:	83	$2,905,125,301	100.0%	$35,001,510	$430,000,000	62.6%	1.42	x	95.0%	6.349%	116
Weighted Average Original Term to Maturity: 116 months

(1)	ARD Loans are assumed to mature on anticipated repayment dates.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-3-3

Remaining Term to Maturity(1)
(Loan Group No. 1)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	3	$192,850,000	6.6%	$64,283,333	$170,000,000	55.4%	1.46	x	94.3%	6.300%	58
109 - 120	76	2,270,975,301	78.2	29,881,254	412,701,271	66.0	1.32		93.9	6.435	118
121 - 144	2	435,800,000	15.0	217,900,000	430,000,000	47.7	1.90		99.7	5.917	121
157 - 168	1	2,100,000	0.1	2,100,000	2,100,000	60.0	1.66		99.0	6.760	167
169 - 180	1	3,400,000	0.1	3,400,000	3,400,000	78.7	1.16		100.0	6.990	180
Total/Avg/Max/Wtd Avg:	83	$2,905,125,301	100.0%	$35,001,510	$430,000,000	62.6%	1.42	x	95.0%	6.349%	115
Weighted Average Remaining Term to Maturity: 115 months

(1)	ARD Loans are assumed to mature on anticipated repayment dates.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-3-4

Mortgaged Properties by Property Type(1)
(Loan Group No. 1)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Retail	50	$1,292,657,478	44.5%	$25,853,150	$430,000,000	64.3%	1.45	x	98.1%	6.247%
Office	18	905,981,817	31.2	50,332,323	295,000,000	53.9	1.57		90.5	6.311
Hotel	51	550,257,005	18.9	10,789,353	61,000,000	70.2	1.18		—	6.635
Industrial/Warehouse	7	94,995,000	3.3	13,570,714	45,875,000	74.6	1.16		95.6	6.484
Multifamily	4	23,500,000	0.8	5,875,000	12,260,000	67.0	1.30		99.0	6.030
Parking Garage	1	18,500,000	0.6	18,500,000	18,500,000	60.1	1.10		—	6.367
Self Storage	4	16,334,000	0.6	4,083,500	6,330,000	75.2	1.22		90.5	6.567
Mixed Use	1	2,900,000	0.1	2,900,000	2,900,000	70.7	1.22		100.0	6.490
Total/Avg/Max/Wtd Avg:	136	$2,905,125,301	100.0%	$21,361,215	$430,000,000	62.6%	1.42	x	95.0%	6.349%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated amounts.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-3-5

Cut-Off Date Principal Balances
(Loan Group No. 1)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
1 - 2,000,000	5	$7,677,757	0.3%	$1,535,551	$1,970,000	66.5%	1.37	x	96.6%	6.599%
2,000,001 - 4,000,000	21	58,033,738	2.0	2,763,511	3,784,000	66.3	1.39		96.7	6.421
4,000,001 - 6,000,000	10	50,516,503	1.7	5,051,650	5,970,000	75.4	1.20		95.9	6.436
6,000,001 - 8,000,000	8	53,866,817	1.9	6,733,352	7,591,187	69.8	1.26		94.9	6.310
8,000,001 - 10,000,000	5	48,143,047	1.7	9,628,609	10,000,000	67.4	1.33		97.2	6.389
10,000,001 - 15,000,000	10	119,286,217	4.1	11,928,622	14,960,000	70.3	1.28		97.0	6.209
15,000,001 - 20,000,000	4	68,875,000	2.4	17,218,750	18,500,000	72.8	1.15		97.3	6.383
20,000,001 - 25,000,000	3	65,524,949	2.3	21,841,650	23,500,000	71.6	1.27		95.3	6.019
25,000,001 - 50,000,000	4	164,075,000	5.6	41,018,750	50,000,000	66.5	1.34		88.5	6.547
50,000,001 - 75,000,000	4	251,000,000	8.6	62,750,000	75,000,000	69.9	1.22		98.2	6.483
75,000,001 - 100,000,000	2	177,425,000	6.1	88,712,500	92,700,000	70.6	1.10		98.7	6.477
125,000,001 - 150,000,000	1	137,000,000	4.7	137,000,000	137,000,000	77.8	1.39		94.7	5.745
150,000,001 >=	6	1,703,701,271	58.6	283,950,212	430,000,000	56.9	1.53		94.6	6.361
Total/Avg/Max/Wtd Avg:	83	$2,905,125,301	100.0%	$35,001,510	$430,000,000	62.6%	1.42	x	95.0%	6.349%
Average Cut-off Date Principal Balance: $35,001,510

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-3-6

U/W NCF DSCR
(Loan Group No. 1)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
<= 1.19	28	$1,007,494,286	34.7%	$35,981,939	$412,701,271	71.4%	1.11	x	96.7%	6.589%
1.20 - 1.29	29	437,829,500	15.1	15,097,569	206,000,000	73.9	1.22		97.7	6.676
1.30 - 1.39	8	203,903,157	7.0	25,487,895	137,000,000	74.2	1.37		95.1	5.869
1.40 - 1.49	6	262,541,187	9.0	43,756,865	170,000,000	58.6	1.48		94.4	6.152
1.50 - 1.59	1	295,000,000	10.2	295,000,000	295,000,000	59.0	1.54		85.7	6.480
1.60 - 1.69	1	2,100,000	0.1	2,100,000	2,100,000	60.0	1.66		99.0	6.760
1.70 - 1.79	2	15,362,974	0.5	7,681,487	11,862,974	50.6	1.75		98.9	5.937
1.80 - 1.89	1	1,372,739	0.0	1,372,739	1,372,739	35.0	1.86		100.0	6.469
1.90 - 1.99	4	672,575,000	23.2	168,143,750	430,000,000	42.2	1.93		96.1	5.949
2.00 >=	3	6,946,457	0.2	2,315,486	2,575,000	40.0	2.05		100.0	6.482
Total/Avg/Max/Wtd Avg:	83	$2,905,125,301	100.0%	$35,001,510	$430,000,000	62.6%	1.42	x	95.0%	6.349%
Weighted Average U/W NCF DSCR: 1.42x

(1)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-3-7

Occupancy Rates(1)(2)
(Loan Group No. 1)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
70.1 - 75.0	1	$7,000,000	0.2%	$7,000,000	$7,000,000	79.5%	1.25	x	72.3%	5.540%
75.1 - 80.0	2	56,720,000	2.0	28,360,000	50,000,000	46.3	1.84		79.1	6.291
80.1 - 85.0	2	6,584,000	0.2	3,292,000	3,784,000	75.6	1.25		80.8	6.655
85.1 - 90.0	4	338,550,000	11.7	84,637,500	295,000,000	60.8	1.49		86.0	6.501
90.1 - 95.0	19	665,074,912	22.9	35,003,943	190,000,000	57.5	1.54		93.5	6.056
95.1 >=	56	1,262,439,383	43.5	22,543,560	430,000,000	63.0	1.43		99.1	6.343
Total/Avg/Max/Wtd Avg:	84	$2,336,368,295	80.4%	$27,813,908	$430,000,000	60.8%	1.48	x	95.0%	6.282%
Weighted Average Occupancy Rate: 95.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated amounts.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-3-8

Remaining Amortization Terms
(Loan Group No. 1)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(3)	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term
Interest Only (2)	17	$1,603,439,000	55.2%	$94,319,941	$430,000,000	55.8%	1.63	x	94.2%	6.190%	—
157 - 168	1	2,100,000	0.1	2,100,000	2,100,000	60.0	1.66		99.0	6.760	167
289 - 300	5	42,779,431	1.5	8,555,886	10,717,385	60.0	1.27		98.0	6.270	298
313 - 324	1	21,524,949	0.7	21,524,949	21,524,949	73.0	1.33		94.5	5.730	314
349 - 360	59	1,235,281,921	42.5	20,936,982	412,701,271	71.3	1.15		96.6	6.568	360
Total/Avg/Max/Wtd Avg:	83	$2,905,125,301	100.0%	$35,001,510	$430,000,000	62.6%	1.42	x	95.0%	6.349%	357
Weighted Average Remaining Amortization Term: 357 months(4)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date or anticipated repayment date, as applicable, but exclude mortgage loans that provide for payments of interest only up to the maturity date or anticipated repayment date, as applicable.
(2)	Interest-only up to maturity date.
(3)	Excludes mortgage loans secured by hospitality and parking garage properties.
(4)	Includes mortgage loans that have an interest-only period ending prior to maturity date or anticipated repayment date, as applicable, but excludes mortgage loans that provide for payments of interest only up to maturity date or anticipated repayment date, as applicable.

Annex A-3-9

Mortgage Rates
(Loan Group No. 1)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
5.501 - 5.750	5	$231,242,334	8.0%	$46,248,467	$137,000,000	74.3%	1.39	x	93.7%	5.730%
5.751 - 6.000	11	677,516,974	23.3	61,592,452	430,000,000	44.8	1.88		97.5	5.918
6.001 - 6.250	8	320,685,000	11.0	40,085,625	170,000,000	62.4	1.36		95.7	6.207
6.251 - 6.500	30	600,228,042	20.7	20,007,601	295,000,000	61.8	1.44		89.9	6.424
6.501 - 6.750	19	768,112,141	26.4	40,426,955	412,701,271	71.1	1.12		96.1	6.699
6.751 - 7.000	10	307,340,810	10.6	30,734,081	206,000,000	73.3	1.22		98.9	6.892
Total/Avg/Max/Wtd Avg:	83	$2,905,125,301	100.0%	$35,001,510	$430,000,000	62.6%	1.42	x	95.0%	6.349%
Weighted Average Mortgage Rate: 6.349%

(1) Excludes mortgage loans secured by hospitality and parking garage properties.

Annex A-3-10

Maturity Date Loan-to-Value Ratios(1)
(Loan Group No. 1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(2)	Wtd. Avg. Mortgage Rate
Fully Amortizing	1	$2,100,000	0.1%	$2,100,000	$2,100,000	0.9%	1.66	x	99.0%	6.760%
30.1 - 35.0	2	191,372,739	6.6	95,686,370	190,000,000	30.9	1.97		92.4	5.961
35.1 - 40.0	4	9,521,457	0.3	2,380,364	2,575,000	36.7	2.04		100.0	6.478
40.1 - 45.0	3	72,333,833	2.5	24,111,278	50,000,000	41.9	1.81		85.6	6.211
45.1 - 50.0	3	448,308,572	15.4	149,436,191	430,000,000	47.2	1.88		99.5	5.909
50.1 - 55.0	4	189,000,000	6.5	47,250,000	170,000,000	53.5	1.47		93.8	6.287
55.1 - 60.0	8	370,853,157	12.8	46,356,645	295,000,000	58.8	1.49		87.7	6.418
60.1 - 65.0	13	212,148,224	7.3	16,319,094	92,700,000	61.9	1.14		99.0	6.537
65.1 - 70.0	19	828,604,318	28.5	43,610,754	412,701,271	67.1	1.16		95.7	6.585
70.1 - 75.0	19	393,954,000	13.6	20,734,421	206,000,000	72.9	1.18		97.3	6.649
75.1 - 80.0	6	176,329,000	6.1	29,388,167	137,000,000	77.8	1.35		94.7	5.854
80.1 - 85.0	1	10,600,000	0.4	10,600,000	10,600,000	83.5	1.48		93.6	6.310
Total/Avg/Max/Wtd Avg:	83	$2,905,125,301	100.0%	$35,001,510	$430,000,000	60.1%	1.42	x	95.0%	6.349%
Weighted Average Maturity Date LTV Ratio: 60.1%(3)

(1)	ARD Loans are assumed to mature on anticipated repayment dates.
(2)	Excludes mortgage loans secured by hospitality and parking garage properties.
(3)	Weighted Average Maturity Date LTV Ratio excludes fully amortizing mortgage loans.

Annex A-3-11

Properties by State(1)
(Loan Group No. 1)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
FL	12	$678,575,550	23.4%
NY	18	585,331,319	20.1
CA	17	418,632,739	14.4
VA	7	160,234,516	5.5
TX	10	149,226,758	5.1
KS	1	137,000,000	4.7
IL	7	95,424,374	3.3
AZ	3	92,575,000	3.2
CO	5	82,947,829	2.9
NC	4	82,575,000	2.8
WA	6	57,411,713	2.0
NJ	4	52,492,347	1.8
PA	5	49,090,949	1.7
SC	1	45,875,000	1.6
MD	4	30,579,299	1.1
OH	3	30,178,208	1.0
MI	3	16,569,139	0.6
TN	3	16,395,630	0.6
GA	2	16,242,269	0.6
IN	2	14,525,000	0.5
NV	2	14,362,974	0.5
WI	1	14,250,000	0.5
CT	3	11,777,391	0.4
ME	3	11,500,023	0.4
KY	2	11,074,274	0.4
LA	3	7,628,000	0.3
MO	1	6,700,000	0.2
NM	1	5,000,000	0.2
AL	1	4,700,000	0.2
MS	1	4,150,000	0.1
HI	1	2,100,000	0.1
Total:	136	$2,905,125,301	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated amounts.

Annex A-3-12

ANNEX A-4

CERTAIN CHARACTERISTICS OF LOAN GROUP 2

[THIS PAGE INTENTIONALLY LEFT BLANK]

Amortization Types
(Loan Group No. 2)

Amortization Types	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Interest Only Balloon	4	$151,369,627	57.1%	$37,842,407	$116,769,627	77.3%	1.25	x	95.4%	5.755%
Amortizing Balloon(1)	13	113,750,000	42.9	8,750,000	16,000,000	73.0	1.18		91.8	6.356
Total/Avg/Max/Wtd Avg:	17	$265,119,627	100.0%	$15,595,272	$116,769,627	75.4%	1.22	x	93.9%	6.013%

(1)	Includes mortgage loans, representing 42.9% of the initial Loan Group No. 2 balance, that provide for payments of interest-only for a specified number of periods, followed by payments of principal and interest up to the maturity date. 73.1% of these loans, by balance, have three years or less of interest-only payments.

Annex A-4-1

Cut-Off Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
50.1 - 55.0	1	$8,600,000	3.2%	$8,600,000	$8,600,000	50.6%	1.44	x	94.5%	6.250%
55.1 - 60.0	1	14,800,000	5.6	14,800,000	14,800,000	59.0	1.21		100.0	6.134
60.1 - 65.0	1	7,800,000	2.9	7,800,000	7,800,000	61.5	1.40		100.0	6.320
65.1 - 70.0	1	9,300,000	3.5	9,300,000	9,300,000	65.5	1.10		100.0	6.930
70.1 - 75.0	4	42,700,000	16.1	10,675,000	16,000,000	71.9	1.14		88.3	6.327
75.1 - 80.0	8	65,150,000	24.6	8,143,750	12,800,000	79.0	1.20		92.3	6.230
80.1 >=	1	116,769,627	44.0	116,769,627	116,769,627	80.4	1.25		95.0	5.650
Total/Avg/Max/Wtd Avg:	17	$265,119,627	100.0%	$15,595,272	$116,769,627	75.4%	1.22	x	93.9%	6.013%
Weighted Average Cut-off Date LTV Ratio: 75.4%

Annex A-4-2

Original Term to Maturity
(Loan Group No. 2)

Range of Original Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Original Term
49 - 60	3	$140,069,627	52.8%	$46,689,876	$116,769,627	79.5%	1.23	x	93.1%	5.801%	60
73 - 84	1	13,600,000	5.1	13,600,000	13,600,000	70.1	1.19		100.0	5.880	84
109 - 120	13	111,450,000	42.0	8,573,077	14,800,000	71.0	1.22		94.1	6.295	120
Total/Avg/Max/Wtd Avg:	17	$265,119,627	100.0%	$15,595,272	$116,769,627	75.4%	1.22	x	93.9%	6.013%	86
Weighted Average Original Term to Maturity: 86 months

Annex A-4-3

Remaining Term to Maturity
(Loan Group No. 2)

Range of Remaining Terms to Maturity (Months)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Term
49 - 60	3	$140,069,627	52.8%	$46,689,876	$116,769,627	79.5%	1.23	x	93.1%	5.801%	57
73 - 84	1	13,600,000	5.1	13,600,000	13,600,000	70.1	1.19		100.0	5.880	82
85 - 108	2	17,900,000	6.8	8,950,000	9,300,000	58.3	1.26		97.4	6.603	106
109 - 120	11	93,550,000	35.3	8,504,545	14,800,000	73.4	1.21		93.5	6.235	116
Total/Avg/Max/Wtd Avg:	17	$265,119,627	100.0%	$15,595,272	$116,769,627	75.4%	1.22	x	93.9%	6.013%	82
Weighted Average Remaining Term to Maturity: 82 months

Annex A-4-4

Mortgaged Properties by Property Type(1)
(Loan Group No. 2)

Property Type	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
Multifamily	20	$257,319,627	97.1%	$12,865,981	$54,328,075	75.9%	1.22	x	93.7%	6.003%
Mobile Home Park	1	7,800,000	2.9	7,800,000	7,800,000	61.5	1.40		100.0	6.320
Total/Avg/Max/Wtd Avg:	21	$265,119,627	100.0%	$12,624,744	$54,328,075	75.4%	1.22	x	93.9%	6.013%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated amounts.

Annex A-4-5

Cut-Off Date Principal Balances
(Loan Group No. 2)

Range of Cut-off Date Principal Balances ($)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate(1)	Wtd. Avg. Mortgage Rate
2,000,001 - 4,000,000	1	$2,600,000	1.0%	$2,600,000	$2,600,000	76.5%	1.24	x	92.4%	5.800%
4,000,001 - 6,000,000	3	17,050,000	6.4	5,683,333	5,750,000	78.2	1.19		89.9	5.995
6,000,001 - 8,000,000	4	29,600,000	11.2	7,400,000	7,800,000	72.6	1.23		94.0	6.699
8,000,001 - 10,000,000	2	17,900,000	6.8	8,950,000	9,300,000	58.3	1.26		97.4	6.603
10,000,001 - 15,000,000	5	65,200,000	24.6	13,040,000	14,800,000	72.5	1.20		96.0	6.099
15,000,001 - 20,000,000	1	16,000,000	6.0	16,000,000	16,000,000	72.7	1.08		77.2	6.430
100,000,001 - 125,000,000	1	116,769,627	44.0	116,769,627	116,769,627	80.4	1.25		95.0	5.650
Total/Avg/Max/Wtd Avg:	17	$265,119,627	100.0%	$15,595,272	$116,769,627	75.4%	1.22	x	93.9%	6.013%
Average Cut-off Date Principal Balance: $ 15,595,272

Annex A-4-6

U/W NCF DSCR
(Loan Group No. 2)

Range of U/W NCF DSCR (x)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
<= 1.19	8	$78,400,000	29.6%	$9,800,000	$16,000,000	73.6%	1.13	x	91.6%	6.474%
1.20 - 1.29	7	170,319,627	64.2	24,331,375	116,769,627	78.2	1.25		94.6	5.774
1.40 - 1.49	2	16,400,000	6.2	8,200,000	8,600,000	55.8	1.42		97.1	6.283
Total/Avg/Max/Wtd Avg:	17	$265,119,627	100.0%	$15,595,272	$116,769,627	75.4%	1.22	x	93.9%	6.013%
Weighted Average U/W NCF DSCR: 1.22x

Annex A-4-7

Occupancy Rates(1)
(Loan Group No. 2)

Range of Occupancy Rates (%)	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
75.1 - 80.0	1	$16,000,000	6.0%	$16,000,000	$16,000,000	72.7%	1.08	x	77.2%	6.430%
80.1 - 85.0	1	5,750,000	2.2	5,750,000	5,750,000	79.9	1.20		83.2	5.750
85.1 - 90.0	2	12,200,000	4.6	6,100,000	7,400,000	73.5	1.22		88.4	6.586
90.1 - 95.0	10	116,041,551	43.8	11,604,155	24,924,275	77.5	1.23		93.4	5.904
95.1 >=	7	115,128,075	43.4	16,446,868	54,328,075	73.7	1.23		97.9	6.016
Total/Avg/Max/Wtd Avg:	21	$265,119,627	100.0%	$12,624,744	$54,328,075	75.4%	1.22	x	93.9%	6.013%
Weighted Average Occupancy Rate: 93.9%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated amounts.

Annex A-4-8

Remaining Amortization Terms
(Loan Group No. 2)

Range of Remaining Amortization Terms (Months)(1)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate	Wtd. Avg. Remaining Amortization Term
Interest Only (2)	4	$151,369,627	57.1%	$37,842,407	$116,769,627	77.3%	1.25	x	95.4%	5.755%	—
349 - 360	13	113,750,000	42.9	8,750,000	16,000,000	73.0	1.18		91.8	6.356	360
Total/Avg/Max/Wtd Avg:	17	$265,119,627	100.0%	$15,595,272	$116,769,627	75.4%	1.22	x	93.9%	6.013%	360
Weighted Average Remaining Amortization Term: 360 months(3)

(1)	Ranges of Remaining Amortization Terms (other than Interest Only) may include mortgage loans that have an interest-only period ending prior to maturity date but exclude mortgage loans that provide for payments of interest only up to the maturity date.
(2)	Interest-only up to maturity date.
(3)	Includes mortgage loans that have an interest-only period ending prior to maturity date, but excludes mortgage loans that provide for payments of interest only up to maturity date.

Annex A-4-9

Mortgage Rates
(Loan Group No. 2)

Range of Mortgage Rates (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
5.501 - 5.750	3	$128,119,627	48.3%	$42,706,542	$116,769,627	80.4%	1.25	x	94.4%	5.653%
5.751 - 6.000	3	28,200,000	10.6	9,400,000	13,600,000	74.9	1.22		95.3	5.898
6.001 - 6.250	3	35,400,000	13.4	11,800,000	14,800,000	63.8	1.22		96.7	6.161
6.251 - 6.500	3	36,600,000	13.8	12,200,000	16,000,000	71.9	1.21		87.9	6.400
6.501 - 6.750	2	13,100,000	4.9	6,550,000	7,400,000	72.7	1.17		89.8	6.665
6.751 - 7.000	3	23,700,000	8.9	7,900,000	9,300,000	73.9	1.14		96.2	6.914
Total/Avg/Max/Wtd Avg:	17	$265,119,627	100.0%	$15,595,272	$116,769,627	75.4%	1.22	x	93.9%	6.013%
Weighted Average Mortgage Rate: 6.013%

Annex A-4-10

Maturity Date Loan-to-Value Ratios
(Loan Group No. 2)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Loans	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance	Average Cut-off Date Principal Balance	Maximum Cut-off Date Principal Balance	Wtd. Avg. Maturity Date LTV	Wtd. Avg. U/W NCF DSCR		Wtd. Avg. Occupancy Rate	Wtd. Avg. Mortgage Rate
45.1 - 50.0	1	$8,600,000	3.2%	$8,600,000	$8,600,000	45.9%	1.44	x	94.5%	6.250%
55.1 - 60.0	1	14,800,000	5.6	14,800,000	14,800,000	59.0	1.21		100.0	6.134
60.1 - 65.0	2	17,100,000	6.4	8,550,000	9,300,000	60.8	1.24		100.0	6.652
65.1 - 70.0	4	29,300,000	11.1	7,325,000	13,600,000	66.6	1.18		94.8	6.224
70.1 - 75.0	6	59,250,000	22.3	9,875,000	16,000,000	72.0	1.15		88.0	6.286
75.1 - 80.0	2	19,300,000	7.3	9,650,000	12,000,000	79.0	1.23		93.0	6.280
80.1 - 85.0	1	116,769,627	44.0	116,769,627	116,769,627	80.4	1.25		95.0	5.650
Total/Avg/Max/Wtd Avg:	17	$265,119,627	100.0%	$15,595,272	$116,769,627	73.3%	1.22	x	93.9%	6.013%
Weighted Average Maturity Date LTV Ratio: 73.3%

Annex A-4-11

Properties by State(1)
(Loan Group No. 2)

State	Number of Properties	Total Cut-off Date Principal Balance	% by Total Cut-off Date Principal Balance
TN	4	$116,769,627	44.0%
TX	6	35,850,000	13.5
FL	1	16,000,000	6.0
NY	1	14,800,000	5.6
PA	1	13,600,000	5.1
MS	2	12,800,000	4.8
AZ	1	12,000,000	4.5
MI	1	12,000,000	4.5
MA	1	9,300,000	3.5
GA	1	8,600,000	3.2
CA	1	7,800,000	2.9
IN	1	5,600,000	2.1
Total:	21	$265,119,627	100.0%

(1)	Calculations are based on a per property basis and, where multiple properties secure a single underlying mortgage loan, allocated amounts.

Annex A-4-12

ANNEX A-5

CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK]

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7

                                                             ORIGINAL      REMAINING
CONTROL  FOOTNOTE                                         INTEREST-ONLY  INTEREST-ONLY           AMORTIZATION
  NO.       NO.              PROPERTY NAME                PERIOD (MOS.)  PERIOD (MOS.)               TYPE
------------------------------------------------------------------------------------------------------------------------

   1        (1)    Aventura Mall                                    121            121  Interest Only
   2        (2)    Innkeepers Portfolio                              60             56  Interest Only - Balloon
   3        (3)    One State Street Plaza                           120            120  Interest Only
   4        (4)    District at Tustin Legacy                        120            120  Interest Only
   5        (5)    Carnegie Hall Tower                              120            119  Interest Only
   6        (6)    Miami Center                                      60             58  Interest Only
   7        (7)    The Legends at Village West                      120            117  Interest Only, HyperAm
   8        (8)    Nashville Multifamily Portfolio                   60             57  Interest Only
   9        (9)    Meyerland Plaza                                   36             35  Interest Only - Balloon
  10       (10)    Superstition Gateway                              60             60  Interest Only - Balloon
  11       (11)    Crossroads Plaza                                  36             34  Interest Only - Balloon
  12       (12)    Ritz Carlton Bachelor Gulch                       36             35  Interest Only - Balloon
  13               Ballston Tower                                    60             59  Interest Only - Balloon
  14               Chateau Marmont                                  120            116  Interest Only
  15       (13)    Sears Tower                                      120            111  Interest Only
  16       (14)    Leeds Park                                        24             24  Interest Only - Balloon
  17               Interstate Corporate Center                       36             35  Interest Only - Balloon
  18               Fairfield Shopping Center                         24             23  Interest Only - Balloon
  19               Ithaca Multifamily Portfolio                      60             60  Interest Only - Balloon
  20       (15)    Soundview Marketplace                              0              0  Balloon
  21               Hamilton Business Center                          60             58  Interest Only - Balloon
  22               21-25 West 20th Street                            60             58  Interest Only - Balloon
  23               Southgate Shopping Center                         60             57  Interest Only - Balloon
  24               Bucks Town Corp Center                            36             35  Interest Only - Balloon
  25               Waters Edge Apartments                            24             20  Interest Only - Balloon
  26               Banco Popular Portfolio                           60             60  Interest Only - Balloon
  27       (16)    101 West Avenue                                  120            114  Interest Only
  28               519-525 Hudson Street                            120            117  Interest Only
  29               400 Woodland Prime                                24             24  Interest Only - Balloon
  30               Carlyle Apartments                                36             34  Interest Only - Balloon
  31               Duval Street                                      60             57  Interest Only
  32               Somerset Place & Woodridge Apartments             60             57  Interest Only - Balloon
  33       (17)    Riverstone Apartments                            120            115  Interest Only
  34               The Villas Apartments                             48             43  Interest Only - Balloon
  35               Spanish Springs Shopping Center                    0              0  Balloon
  36               Giant Eagle                                       60             58  Interest Only - Balloon
  37               Geist Pavilion                                    60             50  Interest Only - Balloon
  38               Publix at FishHawk Shopping Center                 0              0  Balloon
  39       (18)    Discovery Office                                 120            113  Interest Only
  40               Publix at Palm Coast                               0              0  Balloon
  41               Rosenberg Shopping Center                         60             57  Interest Only - Balloon
  42               Northrop Grumman Industrial Building             120            118  Interest Only
  43               Abingdon Towne Center                              0              0  Balloon
  44               Hotel Vintage Court                               60             60  Interest Only - Balloon
  45               Mount Vernon Village Center                       60             58  Interest Only
  46               Stoneridge III Office                             36             34  Interest Only - Balloon
  47       (19)    Stirling Bay                                      36             23  Interest Only - Balloon
  48               Highland Grande Apartments                        36             20  Interest Only - Balloon
  49               San Joaquin MHP                                  120            117  Interest Only
  50               945 Goethals Drive                                 0              0  Balloon
  51               Cedars of San Marcos                              36             34  Interest Only - Balloon
  52       (20)    Rosewood Village                                  24             22  Interest Only - Balloon
  53               Pleasant Run Apartments                           24             23  Interest Only - Balloon
  54               Comfort Inn & Country Inn Portfolio                0              0  Balloon
  55               Underwood Gartland 9                              60             58  Interest Only - Balloon, HyperAm
  56               Century Park III                                  60             58  Interest Only - Balloon
  57               Kohl's Branson                                    60             60  Interest Only - Balloon
  58       (21)    Marin Self Storage & Wine Vaults                  60             58  Interest Only - Balloon
  59               Gateway Plaza                                     36             35  Interest Only - Balloon
  60               Kaplan Career Institute                            0              0  Balloon
  61               Liberty Gray Plaza                                36             35  Interest Only - Balloon
  62               Wachovia Bank Tower                               37             37  Interest Only - Balloon
  63               The Villas                                        60             54  Interest Only - Balloon
  64               Summit on the Ridge                               36             35  Interest Only - Balloon
  65               Ashley Oaks Apartments                            36             30  Interest Only - Balloon
  66       (22)    Northstar Shopping Center                          0              0  Balloon
  67               Riley Place Shopping Center                       36             30  Interest Only - Balloon
  68               Quality Inn - Laurel                               0              0  Balloon
  69               Guadalupe Plaza                                   60             57  Interest Only - Balloon
  70       (23)    The Shoppes at Orange Grove                       24             14  Interest Only - Balloon
  71               Hillcrest Shopping Center                         36             34  Interest Only - Balloon
  72               Noah's Ark Storage                                36             34  Interest Only - Balloon
  73               Batesville Shopping Center                        36             33  Interest Only - Balloon
  74               Storage Outlet                                    60             58  Interest Only - Balloon
  75               9 West Jackson                                   120            118  Interest Only, HyperAm
  76               River Plaza                                       72             72  Interest Only - Balloon
  77               La Vergne Food Lion                               36             35  Interest Only - Balloon
  78               Binghamton Retail Portfolio                        0              0  Balloon
  79               Tractor Supply Shreveport                        120            117  Interest Only
  80               Burma Commerce Park                               36             35  Interest Only - Balloon
  81               Tractor Supply Odessa                            120            117  Interest Only
  82       (24)    21609 North 12th Avenue                           60             60  Interest Only - Balloon
  83               West Winds Business Park                          12             10  Interest Only - Balloon
  84               Meyerland Commons                                 36             35  Interest Only - Balloon
  85               Cedar Bluff Apartments                            24             18  Interest Only - Balloon
  86               Tractor Supply DeRidder                          120            118  Interest Only
  87               Walgreens Tryon                                   60             58  Interest Only - Balloon
  88               Walgreens Pueblo                                  60             58  Interest Only - Balloon
  89               Janita Plaza                                      60             57  Interest Only - Balloon
  90               5600 East 7th Street                              36             36  Interest Only - Balloon
  91               CVS Pharmacy - Rocky Hill                         36             34  Interest Only - Balloon
  92               Starbucks Center                                  36             35  Interest Only - Balloon
  93               Walgreens Amity                                   60             58  Interest Only - Balloon
  94               Walgreens Taylor                                   0              0  Balloon
  95               1350 South King Street                             0              0  Fully Amortizing
  96               Barksdale Storage                                 24             20  Interest Only - Balloon
  97       (25)    Wadel Connally Office Building                    24             23  Interest Only - Balloon
  98               Crossroads Shopping Center                         0              0  Balloon
  99               Arvada Office Max                                  0              0  Balloon
 100               University Shoppes IV                              0              0  Balloon

                                                              ORIGINAL     REMAINING         REMAINING         U/W       CUT-OFF
CONTROL   ANTICIPATED     MATURITY   MORTGAGE  AMORTIZATION  SEASONING      TERM TO      LOCKOUT/DEFEASANCE    NCF         DATE
  NO.    REPAYMENT DATE    DATE       RATE(%)   TERM (MOS.)    (MOS.)   MATURITY (MOS.)     PERIOD (MOS.)    DSCR (X)  NCF DSCR (X)
-----------------------------------------------------------------------------------------------------------------------------------

   1                N/A  12/11/2017   5.90500             0          0              121                 118      1.91          1.91
   2                N/A    7/9/2017   6.71250           360          4              116                 113      1.12          1.28
   3                N/A  11/11/2017   6.48000             0          0              120                 117      1.54          1.54
   4                N/A  11/11/2017   6.90000             0          0              120                 116      1.20          1.20
   5                N/A  10/10/2017   5.95700             0          1              119                 113      1.97          1.97
   6                N/A   9/11/2012   6.25000             0          2               58                  34      1.48          1.48
   7           8/1/2017    8/1/2037   5.74500             0          3              117                 111      1.39          1.39
   8                N/A   8/11/2012   5.65000             0          3               57                  54      1.25          1.25
   9                N/A  10/11/2017   6.73000           360          1              119                 116      1.06          1.21
  10                N/A   11/1/2017   6.20000           360          0              120                 118      1.15          1.34
  11                N/A   9/11/2017   6.72500           360          2              118                 115      1.05          1.20
  12                N/A  10/11/2017   6.90000           360          1              119                 119      1.25          1.41
  13                N/A   10/9/2017   6.45000           360          1              119                 116      1.15          1.32
  14                N/A    7/9/2017   5.72800             0          4              116                 113      1.48          1.48
  15                N/A   2/11/2017   6.26950             0          9              111                 108      1.93          1.93
  16                N/A   11/9/2017   6.71300           360          0              120                 117      1.06          1.21
  17                N/A  10/11/2017   6.70000           360          1              119                 113      1.11          1.27
  18                N/A  10/11/2017   6.56000           360          1              119                 117      1.10          1.26
  19                N/A   11/9/2017   6.03000           360          0              120                  26      1.30          1.54
  20                N/A   1/11/2017   5.73000           324         10              110                 107      1.33          1.33
  21                N/A    9/9/2017   6.31000           360          2              118                 115      1.18          1.37
  22                N/A    9/9/2017   6.36700           360          2              118                 115      1.10          1.28
  23                N/A   8/11/2017   6.34000           360          3              117                 111      1.18          1.37
  24                N/A   10/9/2017   6.38300           360          1              119                 116      1.20          1.39
  25                N/A   7/11/2012   6.43000           360          4               56                  20      1.08          1.25
  26                N/A   11/9/2017   6.44750           360          0              120                 117      1.13          1.31
  27                N/A   5/11/2017   6.24000             0          6              114                 113      1.26          1.26
  28                N/A    8/9/2017   6.13400             0          3              117                 114      1.21          1.21
  29                N/A  11/11/2017   6.65000           360          0              120                 120      1.19          1.36
  30                N/A    9/1/2014   5.88000           360          2               82                  34      1.19          1.41
  31                N/A    8/9/2012   6.76500             0          3               57                  11      1.21          1.21
  32                N/A   8/11/2017   6.41000           360          3              117                 117      1.27          1.47
  33                N/A   6/11/2017   5.94000             0          5              115                 112      1.26          1.26
  34                N/A   6/11/2017   6.13000           360          5              115                  19      1.08          1.27
  35                N/A  12/11/2016   5.91000           360         11              109                  49      1.75          1.75
  36                N/A    9/1/2017   5.93000           360          2              118                 116      1.15          1.36
  37                N/A    1/1/2017   5.78000           360         10              110                 107      1.20          1.43
  38                N/A   6/11/2017   5.68000           300          5              115                  31      1.09          1.09
  39                N/A   4/11/2017   6.31000             0          7              113                 110      1.48          1.48
  40                N/A   9/11/2017   6.27000           300          2              118                  46      1.29          1.29
  41                N/A   8/11/2017   6.34000           360          3              117                 111      1.16          1.35
  42                N/A    9/1/2017   6.04000             0          2              118                   0      1.49          1.49
  43                N/A  10/11/2017   6.64000           360          1              119                 116      1.20          1.20
  44                N/A  11/11/2017   6.59000           360          0              120                 120      1.33          1.52
  45                N/A    9/1/2012   6.53000             0          2               58                   0      1.43          1.43
  46                N/A    9/1/2017   6.15000           360          2              118                   0      1.22          1.43
  47                N/A  10/11/2016   6.93000           360         13              107                 107      1.10          1.24
  48                N/A    7/1/2016   6.25000           360         16              104                 102      1.44          1.67
  49                N/A   8/11/2017   6.32000             0          3              117                  45      1.40          1.40
  50                N/A   10/1/2017   6.48000           300          1              119                 117      1.43          1.43
  51                N/A   9/11/2017   6.70000           360          2              118                 117      1.18          1.34
  52                N/A   9/11/2012   6.84000           360          2               58                  58      1.17          1.32
  53                N/A  10/11/2017   6.97000           360          1              119                 118      1.15          1.29
  54                N/A   11/9/2017   6.90500           300          0              120                 118      1.39          1.39
  55           9/1/2017    9/1/2032   6.31000           300          2              118                 115      1.22          1.51
  56                N/A    9/1/2017   5.54000           360          2              118                   0      1.25          1.52
  57                N/A  11/11/2017   5.95000           360          0              120                 120      1.14          1.35
  58                N/A    9/1/2017   6.29000           360          2              118                 116      1.21          1.40
  59                N/A   10/9/2017   6.49000           360          1              119                 119      1.22          1.41
  60                N/A   10/9/2017   6.53500           360          1              119                 113      1.15          1.15
  61                N/A   10/9/2017   6.38300           360          1              119                 116      1.20          1.39
  62                N/A  12/11/2017   6.81000           360          0              121                 118      1.11          1.26
  63                N/A   5/11/2017   5.75000           360          6              114                 111      1.20          1.44
  64                N/A  10/11/2017   6.62000           360          1              119                 116      1.15          1.31
  65                N/A    5/1/2017   5.61000           360          6              114                   0      1.22          1.47
  66                N/A    9/9/2017   6.38000           360          2              118                  25      1.27          1.27
  67                N/A   5/11/2017   5.96000           360          6              114                 114      1.26          1.50
  68                N/A   6/11/2017   6.74000           360          5              115                 113      1.29          1.29
  69                N/A   8/11/2017   6.34000           360          3              117                 111      1.14          1.32
  70                N/A   1/11/2017   6.42000           360         10              110                 110      1.17          1.35
  71                N/A   9/11/2017   6.15000           360          2              118                 115      1.09          1.27
  72                N/A    9/9/2017   6.63800           360          2              118                  23      1.22          1.39
  73                N/A   8/11/2017   6.53000           360          3              117                 117      1.28          1.47
  74                N/A    9/1/2017   6.94000           360          2              118                  58      1.25          1.41
  75           9/1/2017    9/1/2037   6.03000             0          2              118                 116      1.77          1.77
  76                N/A  11/11/2022   6.99000           360          0              180                  25      1.16          1.30
  77                N/A  10/11/2017   6.84000           360          1              119                 119      1.24          1.40
  78                N/A    8/9/2017   6.31000           360          3              117                  25      1.20          1.20
  79                N/A    8/9/2017   5.80000             0          3              117                   0      1.28          1.28
  80                N/A   10/1/2017   6.49000           360          1              119                 117      1.22          1.40
  81                N/A    8/9/2017   5.89000             0          3              117                   0      1.28          1.28
  82                N/A  11/11/2017   6.45000           360          0              120                 120      1.11          1.28
  83                N/A    9/1/2017   6.27000           360          2              118                 116      1.25          1.46
  84                N/A  10/11/2017   6.73000           360          1              119                 116      1.07          1.22
  85                N/A   5/11/2017   5.80000           360          6              114                 114      1.24          1.49
  86                N/A    9/9/2017   5.81000             0          2              118                   0      1.27          1.27
  87                N/A   9/10/2017   6.46900           360          2              118                  23      1.99          2.29
  88                N/A   9/10/2017   6.46900           360          2              118                  23      2.01          2.32
  89                N/A    8/1/2017   5.95000           360          3              117                 115      1.36          1.60
  90                N/A  11/11/2017   6.45000           360          0              120                 120      1.10          1.27
  91                N/A   9/11/2017   6.62000           360          2              118                 115      1.09          1.25
  92                N/A  10/11/2017   6.48000           360          1              119                 119      1.11          1.28
  93                N/A   9/10/2017   6.46900           360          2              118                  23      2.06          2.38
  94                N/A   9/10/2017   6.51000           360          2              118                  23      2.10          2.10
  95                N/A  10/11/2021   6.76000           167          0              167                 167      1.66          1.66
  96                N/A    7/9/2017   6.59000           360          4              116                  25      1.22          1.40
  97                N/A  10/11/2017   6.60000           360          1              119                 119      1.30          1.48
  98                N/A    9/9/2017   6.85600           360          2              118                 117      1.20          1.20
  99                N/A   9/10/2017   6.46900           360          2              118                  23      1.86          1.86
 100                N/A   9/11/2017   6.43000           360          2              118                 118      1.38          1.38

         CUT-OFF   SCHEDULED
CONTROL    DATE    MATURITY/
  NO.    LTV (%)  ARD LTV (%)
-----------------------------

   1        47.3         47.3
   2        70.3         66.4
   3        59.0         59.0
   4        73.6         73.6
   5        30.9         30.9
   6        53.6         53.6
   7        77.8         77.8
   8        80.4         80.4
   9        67.9         62.2
  10        73.6         69.1
  11        72.1         66.1
  12        73.7         67.7
  13        64.9         61.0
  14        68.2         68.2
  15        41.8         41.8
  16        79.8         71.8
  17        74.2         67.9
  18        77.5         69.5
  19        67.0         62.7
  20        73.0         59.2
  21        75.4         70.8
  22        60.1         56.5
  23        77.3         72.7
  24        75.2         68.4
  25        72.7         70.3
  26        80.0         75.3
  27        80.0         80.0
  28        59.0         59.0
  29        66.3         59.6
  30        70.1         66.5
  31        71.1         71.1
  32        77.1         72.5
  33        80.0         80.0
  34        79.2         73.0
  35        48.8         41.2
  36        79.6         74.4
  37        80.0         74.7
  38        59.5         45.4
  39        83.5         83.5
  40        56.0         43.2
  41        77.1         72.4
  42        58.5         58.5
  43        78.1         67.5
  44        55.2         52.1
  45        65.8         65.8
  46        79.5         72.0
  47        65.5         60.2
  48        50.6         45.9
  49        61.5         61.5
  50        58.4         46.0
  51        71.2         65.1
  52        79.8         77.4
  53        78.9         71.4
  54        66.0         52.7
  55        62.2         56.5
  56        79.5         73.9
  57        78.5         73.4
  58        71.9         67.5
  59        71.5         65.2
  60        72.1         62.2
  61        73.5         66.9
  62        77.3         70.9
  63        79.9         74.5
  64        74.7         68.3
  65        80.0         71.7
  66        70.8         60.9
  67        79.7         72.0
  68        72.2         62.8
  69        66.7         62.6
  70        78.4         70.1
  71        78.3         71.0
  72        79.0         72.2
  73        79.8         72.8
  74        74.2         70.2
  75        56.5         56.5
  76        78.7         70.0
  77        71.7         65.8
  78        70.0         60.1
  79        79.7         79.7
  80        70.7         64.5
  81        79.0         79.0
  82        70.8         66.6
  83        77.6         68.3
  84        67.8         62.1
  85        76.5         67.5
  86        79.9         79.9
  87        39.2         36.9
  88        39.1         36.8
  89        58.4         54.6
  90        76.6         69.8
  91        76.3         69.7
  92        65.9         60.1
  93        39.3         37.0
  94        41.8         36.0
  95        60.0          0.9
  96        79.6         71.5
  97        72.0         64.7
  98        71.1         61.8
  99        35.0         30.2
 100        67.4         58.0

Annex A-5 Footnotes

(1) Aventura Mall	U/W NOI and U/W NCF reflect in-place U/W NOI and U/W NCF including rents related to out-for-signature leases on existing space and executed leases on expansion space and excluding rents related to unexecuted leases on expansion space. U/W NCF is projected to be $59,284,027 based on assumed completion and opening of the expansion space in early 2008, execution of out-for-signature leases for expansion space and rents related to these out-for-signature leases, and certain other lease-up assumptions.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR are based on in-place U/W NCF and calculated based on the annual interest-only payments. The U/W NCF DSCR and the Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $59,284,027 are each 2.30x.

Appraised Value reflects appraised as-is market value for the Aventura Mall Mortgaged Property. The appraised prospective market value at completion of the expansion for the Aventura Mall Mortgaged Property as of February 1, 2008 is $990,000,000. The appraised prospective market value at stabilization for the Aventura Mall Mortgaged Property as of May 1, 2008 is $1,020,000,000.

Cut-off Date LTV and the Maturity LTV are based on the appraised as-is market value for the Aventura Mall Mortgaged Property. The Cut-off Date LTV and the Maturity LTV based on the appraised prospective market value at completion of the expansion are each 43.4%. The Cut-off Date LTV and the Maturity LTV based on the appraised prospective market value at stabilization are each 42.2%.

(2) Innkeepers Portfolio	The Innkeepers Mortgage Loan is part of the Innkeepers Portfolio Loan Combination that also includes the Innkeepers Portfolio Pari Passu Non-Trust Loan in the principal amount of $412,701,271. The entire Innkeepers Portfolio Loan Combination is in the principal amount of $825,402,542.

U/W Net Operating Income and U/W Net Cash Flow reflect aggregate in-place U/W Net Cash Flow of the 45 Innkeepers Portfolio Mortgaged Properties. The aggregate U/W NOI and U/W Net Cash Flow of the Innkeepers Portfolio Mortgaged Properties is projected to be $93,267,722 and $83,262,215, respectively, based on assumed increase in occupancy, ADR and RevPAR in conjunction with completion of planned renovations.

U/W NCF DSCR based on aggregate in-place U/W NCF and calculated based on the annualized constant monthly debt service payment commencing with the payment date in August 2012 and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The U/W NCF DSCR based on the projected U/W NCF of $83,262,215 and calculated based on the annualized constant monthly debt service payment commencing with the payment date in August 2012 and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination is 1.30x.

Cut-off Date U/W NCF DSCR based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination. The Cut-off Date U/W NCF DSCR based on the projected U/W NCF of $83,262,215 and calculated based on the annual interest-only payments and a loan amount comprised of the entire Innkeepers Portfolio Loan Combination is 1.48x.

Appraised Value is the aggregate of the as-is appraised market values for the 45 Innkeepers Portfolio Mortgaged Properties. As-is appraised market values assume completion of planned renovations.

1

Annex A-5 Footnotes — continued

The Cut-off Date LTV and the Scheduled Maturity LTV are based on the entire Innkeepers Portfolio Loan Combination.

(3) One State Street Plaza	Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR were calculated including 14,941 square feet of space under a recently executed lease with IPC Network Services, Inc., which tenant has not yet taken occupancy, as well as 150,160 square feet of dark space leased to Mizuho Corporate Bank (USA). Mizuho Corporate Bank (USA) leases a total of 276,300 square feet under multiple leases with expiration dates of March 31, 2022 (251,072 square feet) and November 30, 2012 (25,228 square feet). In December 2001, Mizuho Corporate Bank (USA) and the related borrower entered into a surrender agreement with respect to 126,140 square feet of space under a lease expiring on March 31, 2022, permitting People of the State of New York to lease such space directly from the related borrower through November 30, 2012, with Mizuho Corporate Bank (USA) responsible for any shortfall in rent during the surrender period. Upon expiration of the lease with People of the State of New York, Mizuho Corporate Bank (USA) is required, per the surrender agreement, to resume leasing the space through March 31, 2022.

The current Occupancy Percentage calculated excluding the space leased by IPC Network Services, Inc. and the dark Mizuho Corporate Bank (USA) space is 67.6%. As of the closing of the mortgage loan, the related borrower deposited $1,485,384 into the IPC Reserve, which represents one year of rent due under the IPC Network Services, Inc. lease, five months of free rent, and the remaining tenant improvement obligations with respect to the leased space. Occupancy Percentage also includes 25,871 square feet leased to the Telx Group, although the tenant is currently in occupancy of temporary space while the leased premises are built-out. U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR also includes full rent associated with 79,296 square feet leased by Source Media, Inc., which has a free rent period from September 1, 2009 through February 28, 2010. The amount of $1,412,460 was escrowed at closing representing the six months of free rent.

U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR also includes base rent for Fitch Investors Services, Inc., Ambac Indemnity Corporation and Mizuho Corporate Bank (USA) calculated by averaging base rental payments over the lesser of the remaining lease term or the remaining term of the mortgage loan.

(4) District at Tustin Legacy	Appraised Value reflects the as-is appraised market value. The prospective stabilized appraised market value as of October 1, 2008 is $299,000,000, based upon completion of the remaining improvements and lease-up of property to optimum long-term occupancy level. Based on this stabilized value, the Cut-off Date LTV and the Maturity LTV are each 68.9%.

(5) Carnegie Hall Tower	Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR were calculated including 18,400 square feet of space under a lease executed by Alson Capital Partners, LLC, which has not yet taken occupancy. Actual in-place occupancy excluding such space is 88.9%. U/W NCF DSCR excluding the space leased to Alson Capital Partners, LLC is 1.77x.

2

Annex A-5 Footnotes — continued

(6) Miami Center	Citicorp North America, Inc. recently executed an extension of its lease with such extension, commencing on February 1, 2009 and expiring on January 31, 2020. Commencing on April 1, 2008, Citicorp is entitled to 12 months of free rent associated with suite 2000 (22,788 square feet). Commencing on February 1, 2009, Citicorp is entitled to 16 months of free rent, consisting of a 12 month rent abatement and four months for the performance of tenant improvements for their remaining space(153,879 square feet). At the closing of the mortgage loan, the related borrower entered into a guarantee agreement by which, commencing on February 11, 2009, the sponsors of the related borrower shall guarantee the monthly debt service payments in an amount no greater than $6,183,000 (the ‘‘Cap’’). The Cap shall be reduced by $386,437.50 on each monthly payment date if on such payment date and on the monthly payment date for each of the succeeding fifteen (15) months provided that the monthly debt service amount is paid in full by the related borrower. The guaranty shall terminate upon Citicorp North America, Inc. commencing payment of full, unabated rent.

U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR includes base rent for Citicorp North America, Inc. by averaging base rental payments over the lesser of the remaining lease term or the remaining term of the mortgage loan.

(7) The Legends at Village West	‘‘As Stabilized’’ Appraised Value, Cutoff LTV (%), and Maturity LTV (%) as of 04/01/2009 will be $204,500,000.00, 67.0%, and 67.0% respectively.

Loan balance can be partially prepaid down to an LTV of 50% with applicable prepayment consideration.

(8) Nashville Multifamily Portfolio	U/W NOI and U/W NCF reflect aggregate in-place U/W Net Operating Income and U/W NCF of the Nashville Multifamily Portfolio Mortgaged Properties. The aggregate U/W NOI and U/W NCF are projected to be $10,745,496 and $10,347,246, respectively, based on assumed increased rental rates per unit following planned renovations and certain other lease-up assumptions.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR based on aggregate in-place U/W NCF and calculated based on the annual interest-only payments for the Nashville Multifamily Portfolio Mortgage Loan. The U/W NCF DSCR and the Cut-off Date U/W NCF DSCR based on the aggregate projected U/W NCF of $10,347,246 are each 1.55x.

Appraised Value is the aggregate of the as-is appraised values of the four Nashville Multifamily Portfolio Mortgaged Properties. The aggregate as- renovated and stabilized appraised value of the Nashville Multifamily Portfolio Mortgaged Properties as of July 12, 2009 is $169,950,000.

Cut-off Date LTV and the Maturity LTV based on the aggregate as-renovated and stabilized appraised value of $169,950,000 are each 68.7%.

(9) Meyerland Plaza	U/W NCF DSCR calculated based on U/W NCF and annual debt constant of 7.767231% commencing year four.

Cut-off Date U/W NCF DSCR calculated based on U/W NCF and interest only payments for the first three years based on an interest rate of 6.730% calculated on an Actual/360 day basis.

3

Annex A-5 Footnotes — continued

(10) Superstition Gateway	‘‘As Stabilized’’ Appraised Value, Cutoff LTV (%), and Maturity LTV (%) as of 1/01/2008 will be $115,740,000, 73.2%, and 68.7% respectively.

(11) Crossroads Plaza	U/W NCF DSCR calculated based on the annualized constant monthly debt service payment commencing with the payment date in October 2010.

Cut-off Date U/W NCF DSCR calculated based on annual interest-only payments.

(12) Ritz Carlton Bachelor Gulch	Appraised Value reflects the As-Is Appraised Value. The prospective stabilized Appraised Value as of September 1, 2009 is $87,800,000, representing an LTV of 69.5%.

(13) Sears Tower	The Sears Tower Loan Combination, totaling $780,000,000, is comprised of three pari passu A Notes: the Sears Tower Note A-1 Non-Trust Loan of $340,000,000, the Sears Tower Note A-2 Loan Combination of $66,670,000, the Sears Tower Note A-3 Non-Trust Loan of $273,330,000 and one or more subordinate B Note(s) totaling $100,000,000. The $340,000,000 pari passu Note A-1 Non-Trust Loan was contributed to the LB-UBS 2007-C2 Trust, the $273,330,000 pari passu Note A-3 Non-Trust Loan is not included in the LB-UBS 2007-C7 Trust, and the $66,670,000 pari passu Note A-2 Non-Trust was bifurcated into a senior component of $50,000,000 (the Sears Tower Mortgage Loan) and a junior component of $16,670,000 (the ‘‘Sears Tower Note A-2-B Non-Trust Loan’’). U/W NCF DSCR, Cut-off Date U/W NCF DSCR, Original LTV, Cut-Off Date LTV and Maturity Date LTV are calculated based on $510,000,000 of the Sears Tower pari passu A-Notes. The $510,000,000 is comprised of the Sears Tower Mortgage Loan and the proportionate share of each of the Sears Tower Note A-1 Non-Trust Loan ($255,000,000) and the Sears Tower Note A-3 Non-Trust Loan ($205,000,000).

Original LTV, Cut-Off Date LTV and Maturity Date LTV are based on the Sears Tower Mortgage Loan, a pari passu $255,000,000 portion of the Sears Tower Note A-1 and a $205,000,000 portion of the Sears Tower Note A-3, totaling $510,000,000. The Original LTV and Cut-Off Date LTV of the Sears Tower Loan Combination is approximately 63.9%.

U/W NCF DSCR and Cut-off Date U/W NCF DSCR is based on the initial principal balance of the Sears Tower Mortgage Loan, a pari passu $255,000,000 portion of the Sears Tower Note A-1 and a $205,000,000 portion of the Sears Tower Note A-3, totaling $510,000,000 and an interest rate of 6.2695%, calculated on an actual/360 basis. The DSCR of the Sears Tower Loan Combination is 1.26x, calculated based on an interest rate of 6.2695% and an actual/360 basis.

The scheduled debt service was calculated by applying the 6.2695% coupon to the Sears Tower Mortgage Loan, a pari passu $255,000,000 portion of the Sears Tower Note A-1 and a $205,000,000 portion of the Sears Tower Note A-3, totaling $510,000,000.

The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the March 2011 payment date and continuing until maturity. From and after March 11, 2011 and on each Monthly Payment Date thereafter throughout the term, solely to the extent of ‘‘Available Cash’’, as defined in the loan agreement, borrower is required to make a payment in an amount equal to the ‘‘Applicable

4

Annex A-5 Footnotes — continued

Monthly Constant Payment’’ less the monthly interest payment actually paid in such calendar month. ‘‘Applicable Monthly Constant Payment’’ shall mean (a) from March 11, 2011 through and including February 11, 2014, a constant monthly payment, assuming no default, allocable to the Sears Tower Mortgage Loan, of $308,493 and (b) from and after March 11, 2014 until the stated maturity date, a constant monthly payment, assuming no default, allocable to the Sears Tower Mortgage Loan, of $316,112. Such amounts will accrue if not paid. The calculation of Maturity Balance, U/W NCF DSCR, Cut-Off Date U/W NCF DSCR, and Maturity LTV Ratio are based on interest only payments,

The Maturity Balance of the Sears Tower Mortgage Loan calculated, based on each Scheduled Amortization Payment being made in full when due, is $312,117,978. Based on each Scheduled Amortization Payment being made in full when due, the Maturity LTV for the entire Sears Tower Loan Combination is expected to be 58.7%.

(14) Leeds Park	Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR were calculated including 16,429 square feet of space leased to Cummins, Inc., which has not yet taken occupancy. The Occupancy Percentage calculated excluding such space is 94.3%.

(15) Soundview Marketplace	Square Footage represents net rentable space as of the rent roll dated November 1, 2007. The related borrower plans to reposition several tenants and expand the mortgage property by 1,717 square feet to total 185,696 net rentable square feet. The related borrower has an executed LOI with one tenant and an LOI out for signature with another tenant for a portion of the expansion space. Both tenants are included in the appraised value. The appraised value is based on the mortgage property totaling 185,696 square feet, including an executed LOI and an LOI out-for-signature for the related expansion space. No rental revenue associated with such expansion space or LOI’s was underwritten.

Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR were calculated including 14,970 square feet of space under a lease executed October 11, 2007 by Staples The Office Superstore East, Inc. (‘‘Staples’’), which tenant has not yet taken occupancy. Per the lease, the space is expected to be delivered to the tenant on July 31, 2008. In the event the space is not delivered to the tenant by July 31, 2008, the tenant shall be given one day of free rent for each day the space is not delivered after such date. In the event the space is not delivered by September 15, 2008, Staples has the option to terminate the lease. Excluding such space, the mortgage property is 86.3% occupied.

(16) 101 West Avenue	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the June 2012 payment date and continuing until maturity, in the approximate amount of $15,349.87 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $1,102,541.89 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in June 2012 through the maturity date, would result in a Balloon Balance of $14,039,007.80 and a Balloon LTV of 75.1%.

5

Annex A-5 Footnotes — continued

(17) Riverstone Apartments	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the July 2012 payment date and continuing until maturity, in the approximate amount of $13,061.88 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $856,620.91 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in July 2012 through the maturity date, would result in a Balloon Balance of $11,216,287.20 and a Balloon LTV of 74.8%.

(18) Discovery Office	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the May 2012 payment date and continuing until maturity, in the approximate amount of $10,732.54 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $787,049.26 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in May 2012 through the maturity date, would result in a Balloon Balance of $9,956,047.60 and a Balloon LTV of 77.5%.

(19) Stirling Bay	The related borrower received an initial advance of $8,500,000 on October 5, 2006 and an earnout advance of $800,000 on October 24, 2007 resulting in an outstanding balance of $9,300,000. The Mortgage Rate as of the date of the initial advance was 6.495%. As of the date of the earn-out advance pursuant to the earn-out agreement the Mortage Rate was changed to 6.930% and the Monthly Debt Service was recalculated.

(20) Rosewood Village	Appraised Value reflects the prospective Appraised Value. The as-is Appraised Value as of July 3, 2007 is $8,650,000 representing an LTV of 84.4%.

(21) Marin Self Storage & Wine Vaults	Per the Stabilization Escrow and Security Agreement, if the borrower has not met certain income and occupancy targets by August 15,2009 the $526,000 LOC referenced in Other Reserve Description may be drawn on and used to pay down the principal balance of the loan.

(22) Northstar Shopping Center	Occupancy Percentage, U/W NCF, U/W NCF DSCR and Cut-off Date U/W NCF DSCR is calculated including a master lease of 4,500 square feet at a base rental rate of $5.57 per square foot for the period from November 9, 2007 to September 2009, and $6.59 per square foot after September 2009. The term of the master lease is the earlier of December 1, 2012 or the date on which (i) the 4,500 square foot space has been leased to a third party at, among other things, a lease term through at least December 1, 2012 at rents not less than the rent due under the master lease and (ii) the aggregate rental revenues of the mortgaged property are sufficient to achieve a 1.30x debt service coverage ratio.

6

Annex A-5 Footnotes — continued

(23) The Shoppes at Orange Grove	The related borrower received an initial advance of $3,400,000 on December 29, 2006 and an earn-out advance of $1,600,000 on October 29, 2007 resulting in an outstanding balance of $5,000,000. The Mortgage Rate as of the date of the initial advance was 5.590%. As of the date of the earn-out advance pursuant to the earn-out agreement the Mortage Rate was changed to 6.420% and the Monthly Debt Service was recalculated.

(24) 21609 North 12th Avenue	The borrower has entered into a springing master lease for the CAS Corp. (National Mallfront) space for $140,625 base rent that commences upon the tenant’s lease expiration and terminates with an acceptable lease of at least 3 years in place with aggregatge annual rents exceeding $140,625. There is also an upfront reserve of $50,000 in place which shall be released upon the satisfaction of the Master Lease Termination Conditions.

(25) Wadel Connally Office Building	1,551 square feet, representing 5.3% of the total square footage, is currently master leased by the related borrower. Occupancy Rate, U/W NCF and U/W NCF DSCR are calculated including the master leased space.

7

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ANNEX A-6

CERTAIN INFORMATION REGARDING RESERVES

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                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7

                                                                                INITIAL DEPOSIT    ANNUAL DEPOSIT    REPLACEMENT
                                                                                TO THE DEFERRED  TO THE REPLACEMENT    RESERVE
CONTROL  FOOTNOTE                                               PROPERTY          MAINTENANCE         RESERVE          ACCOUNT
  NO.       NO.                PROPERTY NAME                      TYPE            ACCOUNT ($)       ACCOUNT ($)        CAP ($)
--------------------------------------------------------------------------------------------------------------------------------

   1       (1)     Aventura Mall                                 Retail                       0                   0            0
   2       (2)     Innkeepers Portfolio                           Hotel               1,495,411                   0            0
   3       (3)     One State Street Plaza                        Office                       0             227,425            0
   4       (4)     District at Tustin Legacy                     Retail                       0                   0            0
   5               Carnegie Hall Tower                           Office                       0                   0            0
   6       (5)     Miami Center                                  Office                       0                   0            0
   7               The Legends at Village West                   Retail                       0                   0            0
   8       (6)     Nashville Multifamily Portfolio             Multifamily              451,200             401,280            0
   9       (7)     Meyerland Plaza                               Retail                       0              78,939      157,878
   10      (8)     Superstition Gateway                          Retail                       0                   0            0
   11      (9)     Crossroads Plaza                              Retail                  32,688              48,870       97,740
   12              Ritz Carlton Bachelor Gulch                    Hotel                       0                   0            0
   13      (10)    Ballston Tower                                Office                       0              45,000       90,000
   14              Chateau Marmont                                Hotel                       0             680,476            0
   15      (11)    Sears Tower                                   Office                       0           1,000,000            0
   16      (12)    Leeds Park                             Industrial/Warehouse                0              98,990            0
   17              Interstate Corporate Center                   Office                 371,223              72,534      145,068
   18              Fairfield Shopping Center                     Retail                   8,050              36,071            0
   19              Ithaca Multifamily Portfolio                Multifamily               24,200              63,358            0
   20              Soundview Marketplace                         Retail                  31,250              27,629            0
   21              Hamilton Business Center               Industrial/Warehouse                0              28,515       57,030
   22              21-25 West 20th Street                    Parking Garage              31,250               7,500            0
   23              Southgate Shopping Center                     Retail                  12,500              32,148       96,444
   24              Bucks Town Corp Center                        Office                  94,481              21,257       42,514
   25              Waters Edge Apartments                      Multifamily              148,645             105,444      316,332
   26      (13)    Banco Popular Portfolio                       Retail                       0                   0            0
   27              101 West Avenue                               Office                  23,375              19,362            0
   28              519-525 Hudson Street                       Multifamily                    0              16,000       32,000
   29      (14)    400 Woodland Prime                            Office                       0               9,929       19,858
   30              Carlyle Apartments                          Multifamily                    0              26,808       54,000
   31              Duval Street                                  Retail                  13,750               4,826            0
   32              Somerset Place & Woodridge Apartments       Multifamily                    0              67,200      100,800
   33              Riverstone Apartments                       Multifamily              100,000              89,000            0
   34              The Villas Apartments                       Multifamily                    0              34,250            0
   35              Spanish Springs Shopping Center               Retail                       0                   0            0
   36              Giant Eagle                                   Retail                       0                   0            0
   37      (15)    Geist Pavilion                                Retail                       0                   0            0
   38              Publix at FishHawk Shopping Center            Retail                       0                   0            0
   39              Discovery Office                              Office                       0              27,000            0
   40              Publix at Palm Coast                          Retail                       0                   0            0
   41              Rosenberg Shopping Center                     Retail                       0              17,044       51,133
   42              Northrop Grumman Industrial Building   Industrial/Warehouse                0                   0            0
   43      (16)    Abingdon Towne Center                         Retail                       0              56,592      113,186
   44      (17)    Hotel Vintage Court                            Hotel                       0             220,966      750,000
   45              Mount Vernon Village Center                   Retail                       0                   0            0
   46              Stoneridge III Office                         Office                       0              12,984       38,955
   47              Stirling Bay                                Multifamily                7,813              50,256       91,686
   48              Highland Grande Apartments                  Multifamily                    0              85,608            0
   49              San Joaquin MHP                          Mobile Home Park              4,375                   0            0
   50              945 Goethals Drive                            Office                       0                   0            0
   51              Cedars of San Marcos                        Multifamily                    0              42,025            0
   52      (18)    Rosewood Village                            Multifamily              509,000                   0            0
   53              Pleasant Run Apartments                     Multifamily               24,750              59,760            0
   54      (19)    Comfort Inn & Country Inn Portfolio            Hotel                       0             121,023            0
   55      (20)    Underwood Gartland 9                   Industrial/Warehouse                0                   0            0
   56              Century Park III                              Office                       0                   0            0
   57              Kohl's Branson                                Retail                       0                   0            0
   58              Marin Self Storage & Wine Vaults           Self Storage                    0               5,760       17,000
   59              Gateway Plaza                                 Office                       0              10,258            0
   60      (21)    Kaplan Career Institute                       Office                       0               3,990        7,980
   61              Liberty Gray Plaza                     Industrial/Warehouse          148,438              14,250       28,500
   62      (22)    Wachovia Bank Tower                           Office                 135,000               5,000        5,000
   63              The Villas                                  Multifamily               27,500              49,000            0
   64              Summit on the Ridge                         Multifamily                5,775              32,800            0
   65              Ashley Oaks Apartments                      Multifamily                    0              37,099      111,297
   66              Northstar Shopping Center                     Retail                       0              13,421            0
   67              Riley Place Shopping Center                   Retail                       0               9,999            0
   68              Quality Inn - Laurel                           Hotel                       0              67,683            0
   69              Guadalupe Plaza                               Retail                       0              13,039       39,118
   70      (23)    The Shoppes at Orange Grove                   Retail                       0               3,174        6,348
   71              Hillcrest Shopping Center                     Retail                       0               3,254        3,254
   72              Noah's Ark Storage                         Self Storage                    0              11,483       34,449
   73              Batesville Shopping Center                    Retail                       0              25,291       25,291
   74              Storage Outlet                             Self Storage                    0              13,152       39,456
   75              9 West Jackson                                Retail                       0               2,913            0
   76              River Plaza                                   Retail                       0               2,589        7,768
   77              La Vergne Food Lion                           Retail                       0               7,056       21,167
   78              Binghamton Retail Portfolio                   Retail                       0               3,124            0
   79              Tractor Supply Shreveport                     Retail                       0               1,910            0
   80              Burma Commerce Park                          Mixed Use                     0               4,540       13,620
   81              Tractor Supply Odessa                         Retail                       0               2,267            0
   82              21609 North 12th Avenue                Industrial/Warehouse           58,125               6,658            0
   83              West Winds Business Park               Industrial/Warehouse                0                   0            0
   84              Meyerland Commons                             Retail                       0               1,277        2,555
   85      (24)    Cedar Bluff Apartments                      Multifamily              150,000              26,250            0
   86              Tractor Supply DeRidder                       Retail                       0               1,910            0
   87              Walgreens Tryon                               Retail                       0                   0            0
   88              Walgreens Pueblo                              Retail                       0                   0            0
   89              Janita Plaza                                  Retail                  50,181                   0            0
   90              5600 East 7th Street                          Retail                       0                 372            0
   91              CVS Pharmacy - Rocky Hill                     Retail                       0                   0            0
   92      (25)    Starbucks Center                              Retail                       0                 711            0
   93              Walgreens Amity                               Retail                       0                   0            0
   94              Walgreens Taylor                              Retail                       0                   0            0
   95              1350 South King Street                        Office                  13,125              12,503            0
   96              Barksdale Storage                          Self Storage                    0                   0       26,187
   97              Wadel Connally Office Building                Office                   6,419               4,430        8,860
   98              Crossroads Shopping Center                    Retail                       0               4,068            0
   99              Arvada Office Max                             Retail                       0                   0            0
  100      (26)    University Shoppes IV                         Retail                       0                 480            0

                           CURRENT
             ANNUAL         BALANCE    TI & LC     AS OF
         DEPOSIT TO THE     OF THE     RESERVE    DATE OF
CONTROL     TI & LC         TI & LC    ACCOUNT    RESERVE
  NO.     ACCOUNT ($)    ACCOUNT ($)   CAP ($)    ACCOUNT
-----------------------------------------------------------

   1                  0   10,696,321          0  11/11/2007
   2                  0            0          0  11/11/2007
   3                  0    3,000,000          0  11/11/2007
   4                  0            0          0  11/11/2007
   5                  0            0          0  11/11/2007
   6                  0            0          0  11/11/2007
   7                  0            0          0  11/11/2007
   8                  0            0          0  11/11/2007
   9            300,000       25,000  1,000,000  11/11/2007
   10                 0            0          0  11/11/2007
   11           200,000       33,333    600,000  11/11/2007
   12                 0            0          0  11/11/2007
   13                 0            0          0  11/11/2007
   14                 0            0          0  11/11/2007
   15         3,333,333   28,880,932          0  11/11/2007
   16                 0      500,000    500,000  11/11/2007
   17           200,000       16,667    400,000  11/11/2007
   18            58,000        9,667    290,000  11/11/2007
   19                 0            0          0  11/11/2007
   20           108,332       90,404          0  11/11/2007
   21                 0            0          0  11/11/2007
   22                 0            0          0  11/11/2007
   23            75,012       25,013    235,753  11/11/2007
   24            61,740      305,145    500,000  11/11/2007
   25                 0            0          0  11/11/2007
   26                 0            0          0  11/11/2007
   27            59,000       19,667          0  11/11/2007
   28                 0            0          0  11/11/2007
   29                 0            0          0  11/11/2007
   30                 0            0          0  11/11/2007
   31                 0            0          0  11/11/2007
   32                 0            0          0  11/11/2007
   33                 0            0          0  11/11/2007
   34                 0            0          0  11/11/2007
   35                 0            0          0  11/11/2007
   36                 0            0          0  11/11/2007
   37            36,852       33,781    110,565  11/11/2007
   38                 0            0          0  11/11/2007
   39            97,688       20,205    750,000  11/11/2007
   40                 0            0          0  11/11/2007
   41            45,451       15,156    124,991  11/11/2007
   42                 0            0          0  11/11/2007
   43            60,000        5,000          0  11/11/2007
   44                 0            0          0  11/11/2007
   45                 0            0          0  11/11/2007
   46            75,000       18,770    225,000  11/11/2007
   47                 0            0          0  11/11/2007
   48                 0            0          0  11/11/2007
   49                 0            0          0  11/11/2007
   50                 0            0          0  11/11/2007
   51                 0            0          0  11/11/2007
   52                 0            0          0  11/11/2007
   53                 0            0          0  11/11/2007
   54                 0            0          0  11/11/2007
   55                 0            0          0  11/11/2007
   56            37,260        9,320    111,780  11/11/2007
   57                 0            0          0  11/11/2007
   58                 0            0          0  11/11/2007
   59            34,192       52,849    150,000  11/11/2007
   60                 0            0          0  11/11/2007
   61            18,581        1,548    100,000  11/11/2007
   62            25,000      200,000    300,000  11/11/2007
   63                 0            0          0  11/11/2007
   64                 0            0          0  11/11/2007
   65                 0            0          0  11/11/2007
   66            35,790        5,965          0  11/11/2007
   67            13,130       23,723          0  11/11/2007
   68                 0            0          0  11/11/2007
   69            35,641       11,884     95,622  11/11/2007
   70            17,282      129,323    125,000  11/11/2007
   71            16,270        2,712     48,810  11/11/2007
   72                 0            0          0  11/11/2007
   73            56,905      125,000    125,000  11/11/2007
   74                 0            0          0  11/11/2007
   75                 0            0          0  11/11/2007
   76            20,000            0     30,000  11/11/2007
   77            25,870        2,156          0  11/11/2007
   78            11,201        2,801          0  11/11/2007
   79                 0            0          0  11/11/2007
   80            15,000        2,501     45,000  11/11/2007
   81                 0            0          0  11/11/2007
   82             9,321            0     18,250  11/11/2007
   83             6,000        1,501          0  11/11/2007
   84            10,000          833     30,000  11/11/2007
   85                 0            0          0  11/11/2007
   86                 0            0          0  11/11/2007
   87                 0            0          0  11/11/2007
   88                 0            0          0  11/11/2007
   89                 0            0          0  11/11/2007
   90             3,539            0          0  11/11/2007
   91             1,013          169      3,060  11/11/2007
   92             8,955          746          0  11/11/2007
   93                 0            0          0  11/11/2007
   94                 0            0          0  11/11/2007
   95            39,591            0          0  11/11/2007
   96                 0            0          0  11/11/2007
   97            22,149       51,859    100,000  11/11/2007
   98            12,693        2,116          0  11/11/2007
   99            19,975        4,995    117,500  11/11/2007
  100             4,800          800          0  11/11/2007

[THIS PAGE INTENTIONALLY LEFT BLANK]

Annex A6 Footnotes

(1) Aventura Mall	At origination, the Aventura Mall Borrower deposited $10,696,321 into a tenant improvement and leasing commission reserve account to pay for costs related to tenant allowances and leasing commissions due in connection with the tenanting of the Expansion Space.

(2) Innkeepers Portfolio	At origination, the Innkeepers Portfolio Borrowers deposited $1,495,411 into a required repairs reserve account for costs of certain required repairs at certain of the Innkeepers Portfolio Mortgaged Properties.

At origination, the Innkeepers Portfolio Borrowers deposited $42,637,605 in a required capital improvements reserve account for costs of immediate property improvement plan work performed at the Innkeepers Portfolio Mortgaged Properties within two years of the loan closing date.

At origination, the Innkeepers Portfolio Borrowers deposited $200,000 into a litigation reserve account for payment of certain costs relating to final disposition of pending Americans With Disabilities Act-related litigation with respect to the mortgaged property known as Residence Inn Mountain View located in Mountain View, California.

During the continuance of an Innkeepers Cash Management Period, the Innkeepers Portfolio Borrowers are required to make monthly deposits into a tax and insurance reserve account in the amount of one-twelfth of the taxes payable during the next ensuing 12 months and, if the insurance policy maintained by the Innkeepers Portfolio Borrowers is not an approved blanket or umbrella insurance policy, one-twelfth of the insurance premiums lender estimates will be payable for the renewal of insurance policy. An ‘‘Innkeepers Cash Management Period’’ occurs upon (i) the maturity date, (ii) an event of default, or (iii) if the net operating income of the Innkeepers Portfolio Mortgaged Properties, as of any calendar quarter, is less than the net operating income (as adjusted to omit the net operating income of any properties released from the lien of the related mortgage) of the Innkeepers Portfolio Mortgaged Properties as of the loan origination date.

The Innkeepers Portfolio Borrowers are required to make ongoing deposits to the FF&E reserve account during the continuance of an ‘‘Innkeepers Cash Management Period’’ in an amount equal to 4% of gross income from the mortgaged property (or such greater amount if required by the related management or franchise agreements) (the ‘‘Required FF&E Reserve Amount’’). At all other times, the Innkeepers Portfolio Borrowers will only be required to make ongoing deposits to the FF&E reserve account in an amount equal to the excess, if any, of the Required FF&E Reserve Amount over the amount of FF&E expenditures actually made by the Innkeepers Portfolio Borrowers in the prior 12-month period.

During the continuance of an Innkeepers Cash Management Period, the Innkeepers Portfolio Borrowers are required to make monthly deposits into a ground lease account in an amount as estimated by the lender to pay ground rent due under the ground leases.

During the continuance of an Innkeepers Cash Management Period, the Innkeepers Portfolio Borrowers are required to deposit to the Marriott termination payments reserve account an amount equal to one-twelfth of the termination fees that lender estimates to be due and payable to Marriott International, Inc., or its affiliates, during the upcoming calendar year with respect to 14 of the Innkeepers Portfolio Mortgaged Properties.

1

Annex A6 Footnotes — continued

Commencing with the payment on January 9, 2013 through and including April 9, 2015, the Innkeepers Portfolio Borrowers are required to make monthly deposits in the amount of $100,000 into the Germantown property improvements reserve account to pay for certain anticipated costs and expenses relating to work required under any property improvement plan for the property known as Hampton Inn, Germantown, Maryland, as a result of the re-flagging of such property or the extension of the term of the franchise agreement relating thereto. In lieu of making the monthly deposits into the reserve account, the respective Innkeepers Portfolio Borrower may deliver either a letter of credit or a guaranty of completion from the sponsor in the amount of $2,700,000.

(3) One State Street Plaza	At the closing of the mortgage loan, the related borrower deposited $3,000,000 into a VOS Rollover Reserve Account, which will be used for tenant improvements or leasing commissions for any of the vacant office space at the mortgaged property, exclusive of the 171,081 square feet of space leased to Fitch Investors Services, Inc. (the ‘‘Fitch Space’’). In the event the vacant office space located on the 23rd and 24th floor of the Mortgaged Property or any two floors excluding the Fitch Space are fully leased up and lender shall have received, among other things, an estoppel certificate confirming that all work required for any leased space is complete and all applicable tenants have accepted possession of their space and are paying full unabated rent, the remaining funds in the VOS Rollover Reserve Account will be deposited into the Fitch Rollover Reserve Account. Subject to the terms of the Fitch Rollover Reserve, the funds deposited into the Fitch Rollover Reserve in excess of $7,000,000 will be released to the related borrower in accordance with the term of the related loan documents.

The related borrower is permitted to transfer, upon request, the funds in the VOS Rollover Reserve Account to the Fitch Rollover Reserve Account.

Commencing on June 30, 2013, unless the related borrower has deposited a letter of credit acceptable to lender in accordance with the terms of the related loan documents, in an amount equal to $7,000,000. On each monthly payment date, all excess cash flow shall be deposited into the Fitch Rollover Reserve Account until the balance is $7,000,000. In the event that Fitch Investors Services, Inc. (‘‘Fitch’’) renews or extends its lease beyond December 31, 2014 (the ‘‘Fitch Lease Expiration Date’’) or the Fitch space is leased to third party tenants for a term beyond the Fitch Lease Expiration Date and lender shall have received, among other things, an estoppel certificate confirming that all work required for the Fitch Space for Fitch and/or any new tenant is complete and Fitch and/or such new tenants have accepted possession of their space and are paying full unabated rent, the remaining funds in the Fitch Rollover Reserve

Account shall be deposited into the VOS Rollover Reserve Account; provided, however, in the event the vacant office space on the 23rd and 24th floors (or any two other floors excluding the Fitch space) are, among other requirements, fully leased and lender shall have received, among other things, an estoppel certificate confirming that all work required for the space on the 23rd floor or 24th floor (or such other two floors not constituting the Fitch Space) is complete and all applicable tenants have accepted possession of their space and are paying full, unabated rent, then the funds remaining on deposit in the Fitch Rollover Funds shall be released to the related borrower in accordance with the terms of the related loan documents.

2

Annex A6 Footnotes — continued

At closing of the mortgage loan, the related borrower deposited $905,485 into the Telx Reserve, representing outstanding tenant improvement obligations owed to Telx Group.

(4) District at Tustin Legacy	At origination, the District at Tustin Legacy Borrower deposited $539,830 into an occupancy/net cash flow reserve account to be released to the District at Tustin Legacy Borrower as certain specified tenants accept possession of their leased premises and confirm that their rental obligation will commence within 90 days after the date of disbursement. Each disbursement is to equal 12 months of the related tenant’s monthly base rent.

The District at Tustin Legacy Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes. Notwithstanding the foregoing, so long as the District at Tustin Legacy Borrower provides evidence of a blanket insurance policy covering the District at Tustin Legacy Mortgaged Property, as approved by the lender, the monthly insurance escrow payments will not be required.

(5) Miami Center	All excess cash flow is required to be deposited into a Major Tenant Rollover Reserve upon a Major Tenant Trigger Event which includes, among other things (i) the date that is 12 months prior to the end of the lease term (including renewal terms) of Citicorp North America, Inc. or Stanford Group Holdings, Inc., (ii) the required notice date for renewal options pursuant to the leases of Citicorp North America, Inc. or Stanford Group Holdings, Inc., or (iii) 20% or more of the space occupied under the Citicorp North America, Inc. or Stanford Group Holdings, Inc. leases is surrendered, vacated or terminated. Such excess cash flow sweep is required to terminate upon (i) the Major Tenant Rollover Reserve having an aggregate balance of approximately $50.00 per square foot of applicable space (or such amount has been provided in the form of a Letter of Credit), (ii) the applicable tenant exercises its renewal or extension option for at least 80% of such space, or (iii) at least 80% of applicable space has been leased to one or more acceptable replacement tenants.

Ongoing reserves for capital expenditures will be collected upon the occurrence of a Cash Sweep Event, which includes, among other things, (i) the DSCR falls below 1.10x during the trailing twelve month period, or (ii) Citicorp North America, Inc. or Stanford Group Holdings, Inc. does not exercise its renewal option twelve months prior to such tenant’s lease expirations. During the occurrence of a Cash Sweep Event, monthly reserves for capital expenditures are required to be collected at an annual rate of $19,555. In lieu of ongoing reserve deposits, the related borrower may post a letter of credit in accordance with the provisions of the related loan documents.

(6) Nashville Multifamily Portfolio	At origination, the Nashville Multifamily Portfolio Borrowers deposited $451,200 into a required repairs reserve account to pay for costs related to immediate required repairs at the Nashville Multifamily Portfolio Mortgaged Properties.

At origination, the Nashville Multifamily Portfolio Borrowers deposited $12,563,124 into a replacement reserve account to pay for budgeted capital expenditures at the Nashville Multifamily Portfolio Mortgaged Properties.

The Nashville Multifamily Portfolio Borrowers are required to make monthly deposits into tax and insurance reserve accounts in an amount equal to

3

Annex A6 Footnotes — continued

one-twelfth of the estimated annual real estate taxes and insurance premiums payable during the following 12 months with respect to the Nashville Multifamily Portfolio Mortgaged Properties, provided, however, no insurance reserve deposits are required if the Nashville Multifamily Portfolio Borrowers maintain a blanket or umbrella insurance policy approved by lender and if lender does not require the Nashville Multifamily Portfolio Borrowers to obtain a separate insurance policy.

The Nashville Multifamily Portfolio Borrowers are required to make monthly deposits in the amount of $33,440 into a replacement reserve account to pay for replacements and repairs to be made during the calendar year to the Nashville Multifamily Portfolio Mortgaged Properties.

(7) Meyerland Plaza	The Meyerland Plaza Borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable with respect to the Meyerland Plaza Mortgaged Property during the following 12 months and one-twelfth of the amount which would be sufficient to pay insurance premiums due relating to the renewal of insurance policies.

The Meyerland Plaza Borrower is required to make monthly escrow deposits in the amount of $6,578 into a capital expenditure reserve account for the payment of certain costs of capital expenditures at the Meyerland Plaza Mortgaged Property. Notwithstanding the foregoing, monthly capital expenditure reserve deposits will not be required during such times that the balance of funds in the capital expenditure reserve account exceeds $157,878.

The Meyerland Plaza Borrower is required to make monthly escrow deposits in the amount of $25,000 into a leasing reserve account for tenant improvements and leasing commission costs. Notwithstanding the foregoing, monthly leasing reserve deposits will not be required during such times the balance of funds in the leasing reserve account exceeds $1,000,000.

(8) Superstition Gateway	Per the TI/LC Escrow and Security Agreement, commencing on December 1, 2013, borrower shall deposit $16,667.00 into the escrow account and continuing each following month until the aggregate amount equals or exceeds $800,000.00.

(9) Crossroads Plaza	At origination, the related borrower deposited $32,688 into a required repairs reserve account for costs of certain required repairs at the related mortgaged real property.

The related borrower is required to make monthly deposits into a tax and insurance reserve account in an amount equal to one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by the lender to be payable with respect to the related mortgaged real property during the following 12 months and one-twelfth of the amount which would be sufficient to pay insurance premiums due relating to the renewal of insurance policies.

The related borrower is required to make monthly escrow deposits in the amount of $4,073 into a capital expenditure reserve account for the payment of certain costs of capital expenditures at the related mortgaged real property. Notwithstanding the foregoing, monthly capital expenditure reserve deposits will not be required during such times that the balance of funds in the capital expenditure reserve account exceeds $97,740.

4

Annex A6 Footnotes — continued

The related borrower is required to make monthly escrow deposits in the amount of $16,667 into a leasing reserve account for tenant improvements and leasing commission costs. Notwithstanding the foregoing, monthly leasing reserve deposits shall not be required during such times the balance of funds in the leasing reserve account exceeds $600,000.

In the event that the tenant of the REI Option Parcel exercises its purchase option with respect to the REI Option Parcel and the related borrower does not defease the portion of the payments of the underlying related mortgage loan allocable to the REI Option Parcel, the related borrower is obligated to deposit $1,700,000 into the Option Proceeds Reserve as additional collateral for the underlying related mortgage loan.

(10) Ballston Tower	In the event E*Trade Financial Corporation does not provide notice of renewal on or before December 28, 2011 (approximately 14 months prior to lease expiration), all excess cash flow will be swept into a cash management account. The swept funds are required to be released to the related borrower upon, among other things, (A) E*Trade Financial Corporation renewing its lease or (B) an acceptable replacement tenant (or tenants) taking occupancy of not less than 80% of the space previously occupied by E*Trade Financial Corporation for rent that is not less than the rent previously paid under the E*Trade Financial Corporate lease, and such replacement tenant(s) is open for business, and paying full, unabated rent for not less than three months.

(11) Sears Tower	At the closing of the mortgage loan the related borrower deposited the amount of $30,000,000 for tenant improvements and leasing commissions. An additional $10,000,000 has been guaranteed by key principals, which will be collected over the first three years of the loan in equal payments of approximately $3,333,333 per annum which shall reduce the guaranty obligations dollar for dollar.

(12) Leeds Park	Square footage, Loan Per Unit and Occupancy Percentage reflects the net rentable space of the mortgage property at the closing of the mortgage loan. The related borrower plans to construct an additional warehouse building totaling approximately 103,000 square feet. The amount of $4,500,000 was held back at closing of the mortgage loan, representing the estimated construction cost of the additional warehouse building. In order to commence construction of the proposed building and draw upon the $4,500,000 escrow, certain requirements must be met, including, but not limited to at least 60% of the additional space being leased at the greater of (a) $5.00 per square foot or (b) market rental rates. Additionally, in order to commence construction, the related borrower must provide a Completion Guaranty, plans and specs, all approvals required to complete the building, and the construction budget. In the event the related borrower fails to meet all of the conditions required per the mortgage loan documents and does not commence construction of the additional warehouse building within two years of the closing date, the $4,500,000 escrow is required to be used to partially defease the mortgage loan by $3,375,000. The remaining $1,125,000 is required to be used to pay any costs associated with such partial defeasance, with the balance being released to the related borrower. At such time as the additional building is completed and the $4,500,000 escrow is released, the stabilized underwritten net cash flow is expected to provide a DSCR of 1.21x based on annual debt service payments calculated on a 30-year amortization schedule.

5

Annex A6 Footnotes — continued

At the closing of the mortgage loan, the related borrower deposited $644,561.00 for tenant improvement work and $457,000.00 for capital improvement work, each related to the buildout for space leased to Cummins, Inc. The related borrower may draw on each reserve subject to, among other things, the following conditions being satisfied: (i) no event of default beyond applicable notice and cure periods; (ii) lender shall have received 10 days prior written notice of the date that such payment for the applicable work is to be paid; (iii) lender shall have received a certification from the related borrower stating the work that was performed and (iv) such other evidence as lender may reasonably request.

At the closing of the mortgage loan, the amount of $500,000 was escrowed and deposited into a rollover reserve account. In the event the balance in the rollover reserve account falls below $250,000, the related borrower is required to commence monthly escrows on the next payment due date, in an amount equal to an annual rate of $18,477, until the amount on deposit reaches $500,000.

All excess cash flow is required to be swept into a subaccount of the rollover reserve account upon the earlier to occur of: (i) the date that is 12 months prior to the expiration of the Cummins, Inc. lease that expires in 2017, (ii) the date that the Cummins, Inc. lease terminates or (iii) the date that Cummins, Inc. provides notice that it will terminate its lease. Excess Cash Flow will be distributed to the related borrower to pay tenant improvements and leasing commission’s costs for the Cummins, Inc. space.

(13) Banco Popular Portfolio	Commencing on the date that is 24-months prior to the lease expiration of the Banco Popular North America (‘‘Banco Popular’’) at the 162-164 East 116th Street mortgage property, all excess cash flow will be swept into a cash management acccount. The swept funds are required to be released to the related borrower upon, among other things, the renewal of the Banco Popular lease.

(14) 400 Woodland Prime	At closing, the borrower deposited $147,708.63 into an escrow account which funds will be released given confirmation that Froedtert & Community Health, Inc. has taken full occupancy, commenced normal business operations at its entire leased premises including its 7,000 square feet of expansion space and is paying full rent for its entire space.

(15) Geist Pavilion	Letter of Credit in the amount of $1,632,000 will be provided by KeyBank at the time the loan is sold to the Trust.

(16) Abingdon Towne Center	In the event that Kmart (or a replacement tenant acceptable to lender) renews its lease at market terms for a period of five (5) years or more and no event of default has occurred and is continuing, all monies in the TI & LC Account greater than $250,000 will be released to the borrower.

(17) Hotel Vintage Court	The monthly replacement reserve deposit is $18,413.83, however, the monthly replacement reserve deposit shall equal zero under the following conditions: (i) the Debt Service Coverage Ratio exceeds 1.40x, and (ii) the balance in the Replacement Account exceeds $750,000.

(18) Rosewood Village	Commencing on September 11, 2008, the borrower will be required to make monthly deposits to the Replacement Reserve Account in the amount of $4,200.

6

Annex A6 Footnotes — continued

(19) Comfort Inn & Country Inn Portfolio	At the closing of the mortgage loan, the related borrower deposited $170,000 into the Seasonality Reserve. Beginning on July 9, 2008, and on the 9th day of each month thereafter for the months of July through December during each year of the morgage loan term, the related borrower shall deposit $28,333.33 into the Seasonality Reserve.

(20) Underwood Gartland 9	Per the Replacement Reserve Escrow and Security Agreement, commencing on October 1, 2010, borrower shall deposit $1,079.00 into the escrow account and continuing each following month until the aggregate amount equals or exceeds $38,844.00.

(21) Kaplan Career Institute	Ongoing monthly TI/LC escrows will be collected in the amount of $13,300 per annum in the event Kaplan is no longer owned by a company with an investment grade rating.

(22) Wachovia Bank Tower	At closing, the related borrower deposited $200,000 into a leasing condition account and is also required to make a monthly deposit of $2,083.33 subject to a cap of $300,000. From and after December 31, 2012, the cap will be reduced to $250,000 upon satisfaction of the following conditions (i) Wachovia will renew its lease for an additional term of at least five years and (ii) lender approved tenants covering at least 90% of the gross leasable space at the mortgaged property will be in occupancy, paying the full base rent required under their leases and conducting their normal business operations in the entire premises covered by their leases.

(23) The Shoppes at Orange Grove	The related borrower is required to make monthly deposits of $1,440.17 subject to a cap of $125,000. On October 29, 2007, the related borrower deposited $125,000 upfront into the leasing account. The cap will subsequently be reduced to $75,000 upon evidence of the second largest tenant, Chriswell Classic Leather, renewing or extending its lease for an additional three years or upon the related borrower leasing the entire space to a new tenant for at least three years.

(24) Cedar Bluff Apartments	At the assumption of the mortgage loan on November 19, 2007, the related borrower made a one-time deposit of $150,000 into the capital expenditure account.

At the assumption of the mortgage loan on November 19, 2007, the related borrower deposited $91,533.48 into an interest reserve account which funds shall be released at such time as the debt service coverage ratio for the underlying mortgaged real property is maintained at 1.30x or higher during any period of six (6) consecutive months from and after December 1, 2008.

(25) Starbucks Center	At closing, the borrower deposited $67,700 into a tenant improvement condition account which funds shall be released given evidence of payment of various allowances or delivery of a current estoppels that are satisfactory to lender in regard to the spaces leased by Starbucks Corporation and Gamestop, Inc.

At closing, the borrower deposited $11,530 into a leasing condition account which funds shall be released given confirmation that Boardwalk Enterprises, Inc. has taken occupancy, commenced normal business operations at its entire leased premises and is paying full rent for its entire space.

7

Annex A6 Footnotes — continued

(26) University Shoppes IV	At closing, the borrower deposited $100,000 into a leasing condition account which funds shall be released given confirmation that Hilgeford & Sons LLC d/b/a Dairy Queen has taken occupancy, commenced normal business operations at its entire leased premises and is paying full rent for its entire space.

8

ANNEX B

CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7

ITALICS Indicate Loans Secured by Multiple Properties

Capitalized terms used on this Annex B have the meanings assigned thereto in the
Glossary to the accompanying Offering Prospectus.

CONTROL  FOOTNOTE                 PROPERTY                              CUT-OFF DATE  UTILITIES PAID        UTILITIES PAID
 NO.       NO.                      NAME                     COUNTY      BALANCE ($)    BY TENANT              BY TENANT
----------------------------------------------------------------------------------------------------------------------------------

  8                Nashville Multifamily Portfolio         Davidson      116,769,627       Yes         Various
 8A1               Cherry Creek Apartments                 Davidson                        Yes         Electric, Gas, Sewer, Water
 8A2               Arbors of Brentwood Apartments          Davidson                        Yes         Electric, Water, Sewer
 8A3               Cambridge at Hickory Hollow Apartments  Davidson                        Yes         Electric, Water, Sewer
 8A4               Preakness Apartments                    Davidson                        Yes         Electric, Water, Sewer
  25               Waters Edge Apartments                  Duval          16,000,000       Yes         Electric, Sewer, Water
  28       (1)     519-525 Hudson Street                   New York       14,800,000       Yes         Electric
  30               Carlyle Apartments                      Philadelphia   13,600,000       Yes         Electric
  32               Somerset Place & Woodridge Apartments   Hinds          12,800,000       Yes         Electric
 32A1              Woodridge Apartments                    Hinds                           Yes         Electric
 32A2              Somerset Place                          Hinds                           Yes         Electric
  33       (2)     Riverstone Apartments                   Oakland        12,000,000       Yes         Electric
  34               The Villas Apartments                   Maricopa       12,000,000       Yes         Electric, Gas, Sewer, Water
  47               Stirling Bay                            Middlesex       9,300,000       Yes         Electric
  48               Highland Grande Apartments              Clayton         8,600,000       Yes         Electric, Water, Sewer
  49               San Joaquin MHP                         Fresno          7,800,000       Yes         Electric, Gas, Sewer, Water
  51               Cedars of San Marcos                    Hays            7,400,000       Yes         Electric, Sewer, Water
  52               Rosewood Village                        Dallas          7,300,000       Yes         Electric, Sewer, Water
  53               Pleasant Run Apartments                 Dallas          7,100,000       Yes         Electric
  63               The Villas                              Harris          5,750,000       Yes         Electric, Gas, Water, Sewer
  64               Summit on the Ridge                     Tarrant         5,700,000       Yes         Electric
  65               Ashley Oaks Apartments                  Tippecanoe      5,600,000       Yes         Electric
  85               Cedar Bluff Apartments                  Harris          2,600,000       Yes         Electric, Sewer, Water

CONTROL  # OF  AVG. RENT  MAX. RENT   # OF     AVG. RENT    MAX. RENT    # OF 1      AVG. RENT      MAX. RENT      # OF 2
 NO.     PADS   PADS ($)  PADS ($)   STUDIOS  STUDIOS ($)  STUDIOS ($)  BEDROOMS  1 BEDROOMS ($)  1 BEDROOMS ($)  BEDROOMS
----------------------------------------------------------------------------------------------------------------------------

  8         0          0          0        0            0            0       801             680           1,104        664
 8A1        0          0          0        0            0            0       246             738           1,104        333
 8A2        0          0          0        0            0            0       225             725           1,040         77
 8A3        0          0          0        0            0            0       150             646             915        174
 8A4        0          0          0        0            0            0       180             573             801         80
  25        0          0          0        0            0            0       160             571           1,158        196
  28        0          0          0        0            0            0        65           1,443           2,695         13
  30        0          0          0        0            0            0        27           1,381           1,860         48
  32        0          0          0        0            0            0       144             539             580        192
 32A1       0          0          0        0            0            0        88             541             580        104
 32A2       0          0          0        0            0            0        56             534             569         88
  33        0          0          0        0            0            0       183             695             705        171
  34        0          0          0        0            0            0        13             715             775         82
  47        0          0          0        0            0            0        98             268             611         20
  48        0          0          0        0            0            0        64             459             529        212
  49      196        430        495        0            0            0         0               0               0          0
  51        0          0          0        0            0            0        48             617             630        112
  52        0          0          0        0            0            0       136             528             620         80
  53        0          0          0        0            0            0       144             486             565         96
  63        0          0          0       50          390          399        88             502             555         48
  64        0          0          0        0            0            0        72             548             675         48
  65        0          0          0        0            0            0        18             585             629        110
  85        0          0          0        0            0            0        16             467             605         83

CONTROL       AVG. RENT        MAX. RENT      # OF 3      AVG. RENT        MAX. RENT        # OF 4     AVG. RENT         MAX. RENT
 NO.       2 BEDROOMS ($)   2 BEDROOMS ($)   BEDROOMS   3 BEDROOMS ($)   3 BEDROOMS ($)   BEDROOMS   4 BEDROOMS ($)   4 BEDROOMS ($)
------------------------------------------------------------------------------------------------------------------------------------

  8                   852            1,360        128            1,057            1,530          0                0                0
 8A1                  907            1,360         48            1,163            1,530          0                0                0
 8A2                  871            1,133         44            1,010            1,440          0                0                0
 8A3                  794            1,194         36              958            1,306          0                0                0
 8A4                  723            1,062          0                0                0          0                0                0
  25                  707            1,588         48              784            1,640          0                0                0
  28                1,296            2,495          0                0                0          0                0                0
  30                2,111            2,775          3            3,458            4,750          4            3,519            3,577
  32                  640              760          0                0                0          0                0                0
 32A1                 652              760          0                0                0          0                0                0
 32A2                 625              669          0                0                0          0                0                0
  33                  796              850          1              870              870          0                0                0
  34                  957            1,840         42            1,145            2,360          0                0                0
  47                  552            1,428          0                0                0          0                0                0
  48                  573              725         52              704              825          0                0                0
  49                    0                0          0                0                0          0                0                0
  51                  648            1,140          8              978              995          0                0                0
  52                  724              804          8              838              869          0                0                0
  53                  623              705          0                0                0          0                0                0
  63                  627              665         10              725              725          0                0                0
  64                  641              810         44              682              855          0                0                0
  65                  636              715          0                0                0          0                0                0
  85                  566              735          6              646              825          0                0                0

CONTROL   # OF COMMERCIAL           AVG. RENT          MAX. RENT                       TOTAL
 NO.         UNITS          COMMERCIAL UNITS ($)   COMMERCIAL UNITS ($)   ELEVATOR     UNITS
--------------------------------------------------------------------------------------------

  8                     0                      0                      0      No        1,593
 8A1                    0                      0                      0      No          627
 8A2                    0                      0                      0      No          346
 8A3                    0                      0                      0      No          360
 8A4                    0                      0                      0      No          260
  25                    0                      0                      0      No          404
  28                    5                  7,423                 16,681      Yes          78
  30                    5                  1,301                  1,925      Yes          87
  32                    0                      0                      0      No          336
 32A1                   0                      0                      0      No          192
 32A2                   0                      0                      0      No          144
  33                    0                      0                      0      No          355
  34                    0                      0                      0      No          137
  47                    0                      0                      0      Yes         118
  48                    0                      0                      0      No          328
  49                    0                      0                      0      No          196
  51                    0                      0                      0      No          168
  52                    0                      0                      0      No          224
  53                    0                      0                      0      No          240
  63                    0                      0                      0      No          196
  64                    0                      0                      0      No          164
  65                    0                      0                      0      No          128
  85                    0                      0                      0      No          105

Annex B Footnotes

(1) 519-525 Hudson Street	Occupancy Percentage and total number of units excludes 5 commercial units totaling 4,600 square feet (4,600 square feet occupied).

(2) Riverstone Apartments	The related borrower is required to make additional monthly amortization payments, to the extent available from excess cash flow, beginning with the July 2012 payment date and continuing until maturity, in the approximate amount of $13,061.88 which payments will accrue if not made. The failure to make such additional monthly amortization payments will not be an event of default if excess cash flow is not sufficient to make such additional monthly amortization payments. If all additional monthly amortization payments are made in full and as scheduled, then annual debt service payments of $856,620.91 calculated based on the average of the sum of such required monthly amortization payments and the related interest payments that would be made from the payment date in July 2012 through the maturity date, would result in a Balloon Balance of $11,216,287.20 and a Balloon LTV of 74.8%.

ANNEX C-1

PRICE/YIELD TABLES

[THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                     Annex C-1-1

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1 CERTIFICATES

                         0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                --------------------------------------------------------------------------------------------
PRICE (32NDS)        0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
-------------   ----------------   ----------------   ----------------   ----------------   ----------------
                 CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified
                Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration
                 (%)    (Years)     (%)     (Years)    (%)     (Years)    (%)     (Years)    (%)     (Years)
                -----   --------   -----   --------   -----   --------   -----   --------   -----   --------

     99-12      5.56%     2.81     5.57%     2.66     5.58%     2.56     5.58%     2.47     5.60%     2.28
     99-16      5.51%     2.81     5.52%     2.66     5.53%     2.56     5.53%     2.47     5.55%     2.28
     99-20      5.47%     2.81     5.47%     2.66     5.48%     2.56     5.48%     2.47     5.49%     2.28
     99-24      5.42%     2.81     5.43%     2.66     5.43%     2.56     5.43%     2.47     5.44%     2.28
     99-28      5.38%     2.81     5.38%     2.66     5.38%     2.56     5.38%     2.47     5.38%     2.28
    100-00      5.33%     2.81     5.33%     2.66     5.33%     2.56     5.33%     2.47     5.33%     2.28
    100-04      5.29%     2.82     5.29%     2.66     5.28%     2.56     5.28%     2.47     5.27%     2.28
    100-08      5.25%     2.82     5.24%     2.67     5.24%     2.56     5.23%     2.48     5.22%     2.28
    100-12      5.20%     2.82     5.19%     2.67     5.19%     2.56     5.18%     2.48     5.17%     2.29
    100-16      5.16%     2.82     5.15%     2.67     5.14%     2.57     5.13%     2.48     5.11%     2.29
    100-20      5.11%     2.82     5.10%     2.67     5.09%     2.57     5.08%     2.48     5.06%     2.29
WEIGHTED AVERAGE
LIFE (YRS.)           3.17               2.98               2.86               2.75               2.52
FIRST PRINCIPAL
PAYMENT DATE       12/15/2007         12/15/2007         12/15/2007         12/15/2007         12/15/2007
LAST PRINCIPAL
PAYMENT DATE        8/15/2012          3/15/2012         12/15/2011          9/15/2011          5/15/2011

                                                                     Annex C-1-2

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-2 CERTIFICATES

                         0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                --------------------------------------------------------------------------------------------
PRICE (32NDS)        0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
-------------   ----------------   ----------------   ----------------   ----------------   ----------------
                 CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified
                Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration
                 (%)    (Years)     (%)     (Years)    (%)    (Years)     (%)     (Years)    (%)     (Years)
                -----   --------   -----   --------   -----   --------   -----   --------   -----   --------

     99-12      5.79%     4.08     5.79%     4.07     5.79%     4.05     5.79%     4.02     5.80%     3.87
     99-16      5.76%     4.08     5.76%     4.07     5.76%     4.05     5.76%     4.02     5.77%     3.87
     99-20      5.73%     4.08     5.73%     4.07     5.73%     4.05     5.73%     4.02     5.73%     3.87
     99-24      5.70%     4.08     5.70%     4.07     5.70%     4.05     5.70%     4.02     5.70%     3.87
     99-28      5.67%     4.08     5.67%     4.07     5.67%     4.05     5.67%     4.02     5.67%     3.87
    100-00      5.64%     4.09     5.64%     4.07     5.64%     4.05     5.64%     4.03     5.64%     3.87
    100-04      5.61%     4.09     5.61%     4.07     5.61%     4.05     5.61%     4.03     5.61%     3.87
    100-08      5.58%     4.09     5.58%     4.07     5.58%     4.05     5.58%     4.03     5.57%     3.87
    100-12      5.55%     4.09     5.55%     4.07     5.55%     4.06     5.55%     4.03     5.54%     3.87
    100-16      5.52%     4.09     5.52%     4.08     5.52%     4.06     5.52%     4.03     5.51%     3.87
    100-20      5.49%     4.09     5.49%     4.08     5.49%     4.06     5.48%     4.03     5.48%     3.88
WEIGHTED AVERAGE
LIFE (YRS.)           4.79              4.77                4.74               4.71               4.50
FIRST PRINCIPAL
PAYMENT DATE        8/15/2012         3/15/2012          12/15/2011          9/15/2011          5/15/2011
LAST PRINCIPAL
PAYMENT DATE        9/15/2012         9/15/2012           9/15/2012          9/15/2012          9/15/2012

                                                                     Annex C-1-3

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-AB CERTIFICATES

                         0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                --------------------------------------------------------------------------------------------
PRICE (32NDS)        0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
-------------   ----------------   ----------------   ----------------   ----------------   ----------------
                 CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified
                Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration
                 (%)    (Years)     (%)     (Years)    (%)    (Years)     (%)     (Years)    (%)     (Years)
                -----   --------   -----   --------   -----   --------   -----   --------   -----   --------

     99-12      5.88%     5.60     5.88%     5.54     5.88%     5.51     5.88%     5.49     5.88%     5.46
     99-16      5.86%     5.60     5.86%     5.54     5.86%     5.51     5.86%     5.49     5.86%     5.46
     99-20      5.84%     5.60     5.84%     5.55     5.84%     5.51     5.84%     5.49     5.84%     5.46
     99-24      5.82%     5.60     5.82%     5.55     5.82%     5.51     5.82%     5.49     5.82%     5.47
     99-28      5.79%     5.61     5.79%     5.55     5.79%     5.51     5.79%     5.49     5.79%     5.47
    100-00      5.77%     5.61     5.77%     5.55     5.77%     5.52     5.77%     5.49     5.77%     5.47
    100-04      5.75%     5.61     5.75%     5.55     5.75%     5.52     5.75%     5.50     5.75%     5.47
    100-08      5.73%     5.61     5.73%     5.55     5.73%     5.52     5.73%     5.50     5.72%     5.47
    100-12      5.70%     5.61     5.70%     5.56     5.70%     5.52     5.70%     5.50     5.70%     5.47
    100-16      5.68%     5.61     5.68%     5.56     5.68%     5.52     5.68%     5.50     5.68%     5.48
    100-20      5.66%     5.62     5.66%     5.56     5.66%     5.52     5.66%     5.50     5.66%     5.48
WEIGHTED AVERAGE
LIFE (YRS.)           7.04               6.95               6.89               6.86               6.83
FIRST PRINCIPAL
PAYMENT DATE        9/15/2012          9/15/2012          9/15/2012          9/15/2012          9/15/2012
LAST PRINCIPAL
PAYMENT DATE       12/15/2016         10/15/2016         10/15/2016          9/15/2016          9/15/2016

                                                                     Annex C-1-4

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-3 CERTIFICATES

                          0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                --------------------------------------------------------------------------------------------
PRICE (32NDS)        0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
-------------   ----------------   ----------------   ----------------   ----------------   ----------------
                 CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified
                Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration
                 (%)     (Years)    (%)     (Years)    (%)     (Years)    (%)     (Years)    (%)     (Years)
                -----   --------   -----   --------   -----   --------   -----   --------   -----   --------

     99-12      6.02%     7.20     6.02%     7.18     6.02%     7.17     6.02%     7.15     6.02%     7.03
     99-16      6.00%     7.20     6.00%     7.19     6.00%     7.17     6.00%     7.15     6.00%     7.03
     99-20      5.98%     7.20     5.98%     7.19     5.98%     7.17     5.98%     7.15     5.98%     7.03
     99-24      5.96%     7.20     5.96%     7.19     5.96%     7.17     5.96%     7.15     5.96%     7.03
     99-28      5.95%     7.21     5.95%     7.19     5.95%     7.18     5.95%     7.16     5.95%     7.04
    100-00      5.93%     7.21     5.93%     7.20     5.93%     7.18     5.93%     7.16     5.93%     7.04
    100-04      5.91%     7.21     5.91%     7.20     5.91%     7.18     5.91%     7.16     5.91%     7.04
    100-08      5.90%     7.21     5.90%     7.20     5.89%     7.18     5.89%     7.16     5.89%     7.04
    100-12      5.88%     7.22     5.88%     7.20     5.88%     7.19     5.88%     7.16     5.88%     7.04
    100-16      5.86%     7.22     5.86%     7.21     5.86%     7.19     5.86%     7.17     5.86%     7.05
    100-20      5.84%     7.22     5.84%     7.21     5.84%     7.19     5.84%     7.17     5.84%     7.05

WEIGHTED AVERAGE
LIFE (YRS.)           9.74              9.71                9.68               9.64              9.43
FIRST PRINCIPAL
PAYMENT DATE       12/15/2016        10/15/2016          10/15/2016          9/15/2016         9/15/2016
LAST PRINCIPAL
PAYMENT DATE       11/15/2017        11/15/2017          11/15/2017         10/15/2017         8/15/2017

                                                                     Annex C-1-5

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-1A CERTIFICATES

                          0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                --------------------------------------------------------------------------------------------
PRICE (32NDS)        0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
-------------   ----------------   ----------------   ----------------   ----------------   ----------------
                 CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified
                Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration
                 (%)     (Years)    (%)     (Years)    (%)     (Years)    (%)     (Years)    (%)     (Years)
                -----   --------   -----   --------   -----   --------   -----   --------   -----   --------

     99-12      5.86%     5.34     5.86%     5.33     5.86%     5.32     5.86%     5.31     5.86%     5.20
     99-16      5.83%     5.34     5.83%     5.33     5.83%     5.32     5.83%     5.31     5.83%     5.20
     99-20      5.81%     5.34     5.81%     5.33     5.81%     5.33     5.81%     5.31     5.81%     5.20
     99-24      5.79%     5.34     5.79%     5.34     5.79%     5.33     5.79%     5.31     5.79%     5.20
     99-28      5.76%     5.35     5.76%     5.34     5.76%     5.33     5.76%     5.32     5.76%     5.21
    100-00      5.74%     5.35     5.74%     5.34     5.74%     5.33     5.74%     5.32     5.74%     5.21
    100-04      5.72%     5.35     5.72%     5.34     5.71%     5.33     5.71%     5.32     5.71%     5.21
    100-08      5.69%     5.35     5.69%     5.35     5.69%     5.34     5.69%     5.32     5.69%     5.21
    100-12      5.67%     5.35     5.67%     5.35     5.67%     5.34     5.67%     5.33     5.67%     5.22
    100-16      5.65%     5.36     5.65%     5.35     5.65%     5.34     5.64%     5.33     5.64%     5.22
    100-20      5.62%     5.36     5.62%     5.35     5.62%     5.34     5.62%     5.33     5.62%     5.22

WEIGHTED AVERAGE
LIFE (YRS.)           6.74              6.73                6.72               6.70              6.54
FIRST PRINCIPAL
PAYMENT DATE       6/15/2009          6/15/2009          6/15/2009           6/15/2009         6/15/2009
LAST PRINCIPAL
PAYMENT DATE       10/15/2017        10/15/2017          10/15/2017         10/15/2017         8/15/2017

                                                                     Annex C-1-6

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-M CERTIFICATES

                          0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                --------------------------------------------------------------------------------------------
PRICE (32NDS)        0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
-------------   ----------------   ----------------   ----------------   ----------------   ----------------
                 CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified
                Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration
                 (%)     (Years)    (%)     (Years)    (%)     (Years)    (%)     (Years)    (%)     (Years)
                -----   --------   -----   --------   -----   --------   -----   --------   -----   --------

     99-12      6.43%     7.18     6.43%     7.18     6.43%     7.18     6.43%     7.16     6.43%     7.05
     99-16      6.41%     7.18     6.41%     7.18     6.41%     7.18     6.41%     7.17     6.41%     7.05
     99-20      6.39%     7.18     6.39%     7.18     6.39%     7.18     6.39%     7.17     6.40%     7.05
     99-24      6.38%     7.18     6.38%     7.18     6.38%     7.18     6.38%     7.17     6.38%     7.06
     99-28      6.36%     7.19     6.36%     7.19     6.36%     7.19     6.36%     7.17     6.36%     7.06
    100-00      6.34%     7.19     6.34%     7.19     6.34%     7.19     6.34%     7.18     6.34%     7.06
    100-04      6.33%     7.19     6.33%     7.19     6.33%     7.19     6.33%     7.18     6.33%     7.06
    100-08      6.31%     7.19     6.31%     7.19     6.31%     7.19     6.31%     7.18     6.31%     7.07
    100-12      6.29%     7.20     6.29%     7.20     6.29%     7.20     6.29%     7.18     6.29%     7.07
    100-16      6.27%     7.20     6.27%     7.20     6.27%     7.20     6.27%     7.18     6.27%     7.07
    100-20      6.26%     7.20     6.26%     7.20     6.26%     7.20     6.26%     7.19     6.25%     7.07

WEIGHTED AVERAGE
LIFE (YRS.)           9.96              9.96                9.96               9.93              9.71
FIRST PRINCIPAL
PAYMENT DATE       11/15/2017        11/15/2017          11/15/2017         10/15/2017         8/15/2017
LAST PRINCIPAL
PAYMENT DATE       11/15/2017        11/15/2017          11/15/2017         11/15/2017         9/15/2017

                                                                     Annex C-1-7

  WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS A-J CERTIFICATES

                          0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                --------------------------------------------------------------------------------------------
PRICE (32NDS)        0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
-------------   ----------------   ----------------   ----------------   ----------------   ----------------
                 CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified
                Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration
                 (%)    (Years)     (%)     (Years)    (%)     (Years)    (%)    (Years)     (%)     (Years)
                -----   --------   -----   --------   -----   --------   -----   --------   -----   --------

    97-28       6.73%     7.13     6.73%     7.12     6.73%     7.12     6.73%     7.12     6.73%     7.03
    98-00       6.71%     7.13     6.71%     7.13     6.71%     7.12     6.71%     7.12     6.72%     7.03
    98-04       6.69%     7.13     6.69%     7.13     6.69%     7.12     6.69%     7.12     6.70%     7.04
    98-08       6.68%     7.14     6.68%     7.13     6.68%     7.12     6.68%     7.12     6.68%     7.04
    98-12       6.66%     7.14     6.66%     7.13     6.66%     7.13     6.66%     7.13     6.66%     7.04
    98-16       6.64%     7.14     6.64%     7.14     6.64%     7.13     6.64%     7.13     6.64%     7.04
    98-20       6.62%     7.14     6.62%     7.14     6.62%     7.13     6.62%     7.13     6.63%     7.05
    98-24       6.60%     7.15     6.61%     7.14     6.61%     7.13     6.61%     7.13     6.61%     7.05
    98-28       6.59%     7.15     6.59%     7.14     6.59%     7.14     6.59%     7.14     6.59%     7.05
    99-00       6.57%     7.15     6.57%     7.15     6.57%     7.14     6.57%     7.14     6.57%     7.05
    99-04       6.55%     7.15     6.55%     7.15     6.55%     7.14     6.55%     7.14     6.55%     7.05

WEIGHTED AVERAGE
LIFE (YRS.)           9.98               9.97               9.96               9.96              9.79
FIRST PRINCIPAL
PAYMENT DATE       11/15/2017         11/15/2017         11/15/2017         11/15/2017         9/15/2017
LAST PRINCIPAL
PAYMENT DATE       12/15/2017         12/15/2017         12/15/2017         11/15/2017         9/15/2017

                                                                     Annex C-1-8

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
  DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS B CERTIFICATES

                          0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                --------------------------------------------------------------------------------------------
PRICE (32NDS)        0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
-------------   ----------------   ----------------   ----------------   ----------------   ----------------
                 CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified
                Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration
                 (%)    (Years)     (%)     (Years)    (%)     (Years)    (%)    (Years)     (%)     (Years)
                -----   --------   -----   --------   -----   --------   -----   --------   -----   --------

    96-12       6.94%     7.13     6.94%     7.13     6.94%     7.13     6.95%     7.09     6.95%     7.00
    96-16       6.92%     7.13     6.92%     7.13     6.92%     7.13     6.93%     7.09     6.93%     7.00
    96-20       6.90%     7.13     6.90%     7.13     6.90%     7.13     6.91%     7.09     6.92%     7.01
    96-24       6.89%     7.14     6.89%     7.14     6.89%     7.14     6.89%     7.09     6.90%     7.01
    96-28       6.87%     7.14     6.87%     7.14     6.87%     7.14     6.87%     7.10     6.88%     7.01
    97-00       6.85%     7.14     6.85%     7.14     6.85%     7.14     6.86%     7.10     6.86%     7.01
    97-04       6.83%     7.14     6.83%     7.14     6.83%     7.14     6.84%     7.10     6.84%     7.02
    97-08       6.81%     7.15     6.81%     7.15     6.81%     7.15     6.82%     7.10     6.82%     7.02
    97-12       6.80%     7.15     6.80%     7.15     6.80%     7.15     6.80%     7.11     6.81%     7.02
    97-16       6.78%     7.15     6.78%     7.15     6.78%     7.15     6.78%     7.11     6.79%     7.02
    97-20       6.76%     7.15     6.76%     7.15     6.76%     7.15     6.77%     7.11     6.77%     7.03

WEIGHTED AVERAGE
LIFE (YRS.)          10.04               10.04              10.04              9.96              9.79
FIRST PRINCIPAL
PAYMENT DATE       12/15/2017         12/15/2017         12/15/2017         11/15/2017         9/15/2017
LAST PRINCIPAL
PAYMENT DATE       12/15/2017         12/15/2017         12/15/2017         11/15/2017         9/15/2017

                                                                     Annex C-1-9

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
  DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS C CERTIFICATES

                          0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                --------------------------------------------------------------------------------------------
PRICE (32NDS)        0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
-------------   ----------------   ----------------   ----------------   ----------------   ----------------
                 CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified
                Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration
                 (%)    (Years)     (%)     (Years)    (%)     (Years)    (%)    (Years)     (%)     (Years)
                -----   --------   -----   --------   -----   --------   -----   --------   -----   --------

    94-12       7.24%     7.09     7.24%     7.09     7.24%     7.09     7.24%     7.08     7.25%     6.96
    94-16       7.22%     7.09     7.22%     7.09     7.22%     7.09     7.22%     7.08     7.23%     6.96
    94-20       7.20%     7.09     7.20%     7.09     7.20%     7.09     7.20%     7.08     7.21%     6.96
    94-24       7.18%     7.09     7.18%     7.09     7.18%     7.09     7.18%     7.09     7.20%     6.97
    94-28       7.16%     7.10     7.16%     7.10     7.16%     7.10     7.16%     7.09     7.18%     6.97
    95-00       7.14%     7.10     7.14%     7.10     7.14%     7.10     7.14%     7.09     7.16%     6.97
    95-04       7.12%     7.10     7.12%     7.10     7.12%     7.10     7.13%     7.10     7.14%     6.97
    95-08       7.11%     7.10     7.11%     7.10     7.11%     7.10     7.11%     7.10     7.12%     6.98
    95-12       7.09%     7.11     7.09%     7.11     7.09%     7.11     7.09%     7.10     7.10%     6.98
    95-16       7.07%     7.11     7.07%     7.11     7.07%     7.11     7.07%     7.10     7.08%     6.98
    95-20       7.05%     7.11     7.05%     7.11     7.05%     7.11     7.05%     7.11     7.06%     6.99

WEIGHTED AVERAGE
LIFE (YRS.)          10.04              10.04             10.04               10.03              9.79
FIRST PRINCIPAL
PAYMENT DATE       12/15/2017        12/15/2017         12/15/2017         11/15/2017          9/15/2017
LAST PRINCIPAL
PAYMENT DATE       12/15/2017        12/15/2017         12/15/2017         12/15/2017          9/15/2017

                                                                    Annex C-1-10

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
  DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS D CERTIFICATES

                          0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                --------------------------------------------------------------------------------------------
PRICE (32NDS)        0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
-------------   ----------------   ----------------   ----------------   ----------------   ----------------
                 CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified
                Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration
                 (%)     (Years)    (%)     (Years)    (%)     (Years)    (%)     (Years)    (%)     (Years)
                -----   --------   -----   --------   -----   --------   -----   --------   -----   --------

    93-12       7.39%     7.06     7.39%     7.06     7.39%     7.06     7.39%     7.06     7.41%     6.94
    93-16       7.37%     7.07     7.37%     7.07     7.37%     7.07     7.37%     7.07     7.39%     6.94
    93-20       7.35%     7.07     7.35%     7.07     7.35%     7.07     7.35%     7.07     7.37%     6.94
    93-24       7.33%     7.07     7.33%     7.07     7.33%     7.07     7.33%     7.07     7.35%     6.95
    93-28       7.31%     7.07     7.31%     7.07     7.31%     7.07     7.31%     7.07     7.33%     6.95
    94-00       7.29%     7.08     7.29%     7.08     7.29%     7.08     7.29%     7.08     7.31%     6.95
    94-04       7.27%     7.08     7.27%     7.08     7.27%     7.08     7.27%     7.08     7.29%     6.95
    94-08       7.25%     7.08     7.25%     7.08     7.25%     7.08     7.25%     7.08     7.27%     6.96
    94-12       7.24%     7.09     7.24%     7.09     7.24%     7.09     7.24%     7.09     7.25%     6.96
    94-16       7.22%     7.09     7.22%     7.09     7.22%     7.09     7.22%     7.09     7.23%     6.96
    94-20       7.20%     7.09     7.20%     7.09     7.20%     7.09     7.20%     7.09     7.21%     6.96

WEIGHTED AVERAGE
LIFE (YRS.)          10.04               10.04             10.04               10.04              9.79
FIRST PRINCIPAL
PAYMENT DATE       12/15/2017         12/15/2017         12/15/2017         12/15/2017          9/15/2017
LAST PRINCIPAL
PAYMENT DATE       12/15/2017         12/15/2017         12/15/2017         12/15/2017          9/15/2017

                                                                    Annex C-1-11

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
  DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS E CERTIFICATES

                          0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                --------------------------------------------------------------------------------------------
PRICE (32NDS)        0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
-------------   ----------------   ----------------   ----------------   ----------------   ----------------
                 CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified
                Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration
                 (%)    (Years)     (%)     (Years)    (%)    (Years)     (%)     (Years)    (%)     (Years)
                -----   --------   -----   --------   -----   --------   -----   --------   -----   --------

    89-12       8.01%     6.97     8.01%    6.97      8.01%     6.97     8.01%     6.97     8.04%     6.85
    89-16       7.99%     6.98     7.99%    6.98      7.99%     6.98     7.99%     6.98     8.02%     6.85
    89-20       7.97%     6.98     7.97%    6.98      7.97%     6.98     7.97%     6.98     8.00%     6.86
    89-24       7.95%     6.98     7.95%    6.98      7.95%     6.98     7.95%     6.98     7.98%     6.86
    89-28       7.93%     6.99     7.93%    6.99      7.93%     6.99     7.93%     6.99     7.96%     6.86
    90-00       7.91%     6.99     7.91%    6.99      7.91%     6.99     7.91%     6.99     7.94%     6.87
    90-04       7.89%     6.99     7.89%    6.99      7.89%     6.99     7.89%     6.99     7.92%     6.87
    90-08       7.87%     6.99     7.87%    6.99      7.87%     6.99     7.87%     6.99     7.90%     6.87
    90-12       7.85%     7.00     7.85%    7.00      7.85%     7.00     7.85%     7.00     7.88%     6.87
    90-16       7.83%     7.00     7.83%    7.00      7.83%     7.00     7.83%     7.00     7.86%     6.88
    90-20       7.81%     7.00     7.81%    7.00      7.81%     7.00     7.81%     7.00     7.84%     6.88

WEIGHTED AVERAGE
LIFE (YRS.)          10.04               10.04             10.04               10.04              9.79
FIRST PRINCIPAL
PAYMENT DATE       12/15/2017         12/15/2017         12/15/2017         12/15/2017          9/15/2017
LAST PRINCIPAL
PAYMENT DATE       12/15/2017         12/15/2017         12/15/2017         12/15/2017          9/15/2017

                                                                    Annex C-1-12

   WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT DATE, LAST PRINCIPAL PAYMENT
  DATE, PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS F CERTIFICATES

                          0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                --------------------------------------------------------------------------------------------
PRICE (32NDS)        0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
-------------   ----------------   ----------------   ----------------   ----------------   ----------------
                 CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified    CBE    Modified
                Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration   Yield   Duration
                 (%)    (Years)     (%)     (Years)    (%)    (Years)     (%)     (Years)    (%)     (Years)
                -----   --------   -----   --------   -----   --------   -----   --------   -----   --------

    87-12       8.33%     6.93     8.33%     6.93     8.33%     6.93     8.33%     6.93     8.37%     6.81
    87-16       8.31%     6.93     8.31%     6.93     8.31%     6.93     8.31%     6.93     8.35%     6.81
    87-20       8.29%     6.93     8.29%     6.93     8.29%     6.93     8.29%     6.93     8.33%     6.81
    87-24       8.27%     6.94     8.27%     6.94     8.27%     6.94     8.27%     6.94     8.31%     6.81
    87-28       8.25%     6.94     8.25%     6.94     8.25%     6.94     8.25%     6.94     8.28%     6.82
    88-00       8.23%     6.94     8.23%     6.94     8.23%     6.94     8.23%     6.94     8.26%     6.82
    88-04       8.21%     6.94     8.21%     6.94     8.21%     6.94     8.21%     6.94     8.24%     6.82
    88-08       8.19%     6.95     8.19%     6.95     8.19%     6.95     8.19%     6.95     8.22%     6.83
    88-12       8.17%     6.95     8.17%     6.95     8.17%     6.95     8.17%     6.95     8.20%     6.83
    88-16       8.15%     6.95     8.15%     6.95     8.15%     6.95     8.15%     6.95     8.18%     6.83
    88-20       8.13%     6.96     8.13%     6.96     8.13%     6.96     8.13%     6.96     8.16%     6.83

WEIGHTED AVERAGE
LIFE (YRS.)          10.04               10.04             10.04               10.04              9.79
FIRST PRINCIPAL
PAYMENT DATE       12/15/2017         12/15/2017         12/15/2017         12/15/2017          9/15/2017
LAST PRINCIPAL
PAYMENT DATE       12/15/2017         12/15/2017         12/15/2017         12/15/2017          9/15/2017

                                                                    Annex C-1-13

    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS XCP CERTIFICATES

                         0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                --------------------------------------------------------------------------------------------
PRICE (32NDS)        0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
-------------   ----------------   ----------------   ----------------   ----------------   ----------------
                 CBE    Modified      CBE  Modified    CBE    Modified    CBE    Modified    CBE    Modified
                Yield   Duration     Yield Duration   Yield   Duration   Yield   Duration   Yield   Duration
                 (%)    (Years)       (%)   (Years)    (%)    (Years)     (%)     (Years)    (%)     (Years)
                -----   --------   ------- --------   -----   --------   -----   --------   -----   --------

     1-21       8.44%     2.70       8.44%   2.70     8.44%     2.70     8.44%     2.70     8.43%     2.70
     1-22       7.76%     2.73       7.76%   2.73     7.76%     2.73     7.76%     2.73     7.75%     2.73
     1-23       7.10%     2.76       7.10%   2.76     7.10%     2.76     7.10%     2.76     7.09%     2.76
     1-24       6.46%     2.79       6.46%   2.79     6.46%     2.79     6.46%     2.79     6.45%     2.79
     1-25       5.83%     2.83       5.83%   2.83     5.83%     2.83     5.83%     2.83     5.83%     2.83
     1-26       5.23%     2.86       5.23%   2.86     5.23%     2.86     5.23%     2.86     5.22%     2.86
     1-27       4.64%     2.89       4.64%   2.89     4.64%     2.89     4.64%     2.89     4.63%     2.89
     1-28       4.06%     2.91       4.06%   2.92     4.06%     2.92     4.06%     2.92     4.05%     2.91
     1-29       3.50%     2.94       3.50%   2.94     3.50%     2.94     3.50%     2.94     3.50%     2.94
     1-30       2.96%     2.97       2.96%   2.97     2.96%     2.97     2.96%     2.97     2.95%     2.97
     1-31       2.43%     3.00       2.43%   3.00     2.43%     3.00     2.43%     3.00     2.42%     3.00

                                                                    Annex C-1-14

    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF CLASS XW CERTIFICATES

                         0% CPR DURING LOP, YMP, OR DECLINING PREMIUM - OTHERWISE AT INDICATED CPR
                --------------------------------------------------------------------------------------------
PRICE (32NDS)        0% CPR             25% CPR            50% CPR            75% CPR           100% CPR
-------------   ----------------   ----------------   ----------------   ----------------   ----------------
                 CBE    Modified      CBE  Modified    CBE    Modified    CBE    Modified    CBE    Modified
                Yield   Duration     Yield Duration   Yield   Duration   Yield   Duration   Yield   Duration
                 (%)    (Years)       (%)   (Years)    (%)    (Years)     (%)     (Years)    (%)     (Years)
                -----   --------   ------- --------   -----   --------   -----   --------   -----   --------

     2-18       10.05%    3.74     9.99%     3.74     9.94%     3.74     9.87%     3.74     9.49%     3.71
     2-19       9.73%     3.77     9.67%     3.77     9.62%     3.77     9.55%     3.76     9.17%     3.74
     2-20       9.41%     3.80     9.36%     3.80     9.30%     3.79     9.23%     3.79     8.85%     3.76
     2-21       9.11%     3.83     9.05%     3.82     8.99%     3.82     8.93%     3.82     8.54%     3.79
     2-22       8.80%     3.85     8.75%     3.85     8.69%     3.85     8.62%     3.84     8.24%     3.81
     2-23       8.51%     3.88     8.45%     3.88     8.39%     3.87     8.33%     3.87     7.94%     3.84
     2-24       8.22%     3.90     8.16%     3.90     8.10%     3.90     8.03%     3.89     7.64%     3.87
     2-25       7.93%     3.93     7.87%     3.93     7.81%     3.92     7.75%     3.92     7.35%     3.89
     2-26       7.65%     3.96     7.59%     3.95     7.53%     3.95     7.46%     3.95     7.07%     3.91
     2-27       7.37%     3.98     7.31%     3.98     7.26%     3.97     7.19%     3.97     6.79%     3.94
     2-28       7.10%     4.01     7.04%     4.00     6.98%     4.00     6.91%     3.99     6.52%     3.96

ANNEX C-2

DECREMENT TABLES

[THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                     Annex C-2-1

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                        0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                  OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................     100%      100%      100%      100%       100%
November 2008.......................      92        92        92        92         92
November 2009.......................      82        82        82        82         82
November 2010.......................      66        62        58        51         17
November 2011.......................      30        15         1         0          0
November 2012 and thereafter........       0         0         0

Weighted Average Life (in years)....    3.17      2.98      2.86      2.75       2.52

                                                                     Annex C-2-2

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                        0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                  OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................     100%      100%      100%      100%       100%
November 2008.......................     100       100       100       100        100
November 2009.......................     100       100       100       100        100
November 2010.......................     100       100       100       100        100
November 2011.......................     100       100       100        99         98
November 2012 and thereafter........       0         0         0         0          0

Weighted Average Life (in years)....    4.79      4.77      4.74      4.71       4.50

                                                                     Annex C-2-3

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-AB CERTIFICATES

                                        0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                  OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................     100%      100%      100%      100%       100%
November 2008.......................     100       100       100       100        100
November 2009.......................     100       100       100       100        100
November 2010.......................     100       100       100       100        100
November 2011.......................     100       100       100       100        100
November 2012.......................      97        97        96        95         92
November 2013.......................      75        74        72        71         70
November 2014.......................      52        50        48        47         47
November 2015.......................      27        24        23        22         22
November 2016.......................       1         0         0         0          0
November 2017 and thereafter........       0         0         0         0          0

Weighted Average Life (in years)....    7.04      6.95      6.89      6.86       6.83

                                                                     Annex C-2-4

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                        0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                  OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................     100%      100%      100%      100%       100%
November 2008.......................     100       100       100       100        100
November 2009.......................     100       100       100       100        100
November 2010.......................     100       100       100       100        100
November 2011.......................     100       100       100       100        100
November 2012.......................     100       100       100       100        100
November 2013.......................     100       100       100       100        100
November 2014.......................     100       100       100       100        100
November 2015.......................     100       100       100       100        100
November 2016.......................     100       100        99        99         95
November 2017 and thereafter........       0         0         0         0          0

Weighted Average Life (in years)....    9.74      9.71      9.68      9.64       9.43

                                                                     Annex C-2-5

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1A CERTIFICATES

                                        0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                  OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................     100%      100%      100%      100%       100%
November 2008.......................     100       100       100       100        100
November 2009.......................     100       100       100       100        100
November 2010.......................     100       100       100       100        100
November 2011.......................      99        99        99        99         99
November 2012.......................      46        46        46        46         46
November 2013.......................      46        46        46        46         46
November 2014.......................      41        41        41        41         41
November 2015.......................      40        40        40        40         40
November 2016.......................      33        33        33        33         33
November 2017 and thereafter........       0         0         0         0          0

Weighted Average Life (in years)....    6.74      6.73      6.72      6.70       6.54

                                                                     Annex C-2-6

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-M CERTIFICATES

                                        0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                  OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................     100%      100%      100%      100%       100%
November 2008.......................     100       100       100       100        100
November 2009.......................     100       100       100       100        100
November 2010.......................     100       100       100       100        100
November 2011.......................     100       100       100       100        100
November 2012.......................     100       100       100       100        100
November 2013.......................     100       100       100       100        100
November 2014.......................     100       100       100       100        100
November 2015.......................     100       100       100       100        100
November 2016.......................     100       100       100       100        100
November 2017 and thereafter........       0         0         0         0          0

Weighted Average Life (in years)....    9.96      9.96      9.96      9.93       9.71

                                                                     Annex C-2-7

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-J CERTIFICATES

                                        0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                  OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................     100%      100%      100%      100%       100%
November 2008.......................     100       100       100       100        100
November 2009.......................     100       100       100       100        100
November 2010.......................     100       100       100       100        100
November 2011.......................     100       100       100       100        100
November 2012.......................     100       100       100       100        100
November 2013.......................     100       100       100       100        100
November 2014.......................     100       100       100       100        100
November 2015.......................     100       100       100       100        100
November 2016.......................     100       100       100       100        100
November 2017.......................      28        17         2         0          0
November 2018 and thereafter........       0         0         0         0          0

Weighted Average Life (in years)....    9.98      9.97      9.96      9.96       9.79

                                                                     Annex C-2-8

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                        0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                  OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................     100%      100%      100%      100%       100%
November 2008.......................     100       100       100       100        100
November 2009.......................     100       100       100       100        100
November 2010.......................     100       100       100       100        100
November 2011.......................     100       100       100       100        100
November 2012.......................     100       100       100       100        100
November 2013.......................     100       100       100       100        100
November 2014.......................     100       100       100       100        100
November 2015.......................     100       100       100       100        100
November 2016.......................     100       100       100       100        100
November 2017.......................     100       100       100         0          0
November 2018 and thereafter........       0         0         0         0          0

Weighted Average Life (in years)....   10.04     10.04     10.04      9.96       9.79

                                                                     Annex C-2-9

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                        0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                  OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   -------  -------   -------   -------   --------

Initial Percentage..................     100%      100%      100%      100%       100%
November 2008.......................     100       100       100       100        100
November 2009.......................     100       100       100       100        100
November 2010.......................     100       100       100       100        100
November 2011.......................     100       100       100       100        100
November 2012.......................     100       100       100       100        100
November 2013.......................     100       100       100       100        100
November 2014.......................     100       100       100       100        100
November 2015.......................     100       100       100       100        100
November 2016.......................     100       100       100       100        100
November 2017.......................     100       100       100        86          0
November 2018 and thereafter........       0         0         0         0          0

Weighted Average Life (in years)....   10.04     10.04     10.04     10.03       9.79

                                                                    Annex C-2-10

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                        0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................     100%      100%      100%      100%       100%
November 2008.......................     100       100       100       100        100
November 2009.......................     100       100       100       100        100
November 2010.......................     100       100       100       100        100
November 2011.......................     100       100       100       100        100
November 2012.......................     100       100       100       100        100
November 2013.......................     100       100       100       100        100
November 2014.......................     100       100       100       100        100
November 2015.......................     100       100       100       100        100
November 2016.......................     100       100       100       100        100
November 2017.......................     100       100       100       100          0
November 2018 and thereafter........       0         0         0         0          0

Weighted Average Life (in years)....   10.04     10.04     10.04     10.04       9.79

                                                                    Annex C-2-11

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                        0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                  OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................     100%      100%      100%      100%       100%
November 2008.......................     100       100       100       100        100
November 2009.......................     100       100       100       100        100
November 2010.......................     100       100       100       100        100
November 2011.......................     100       100       100       100        100
November 2012.......................     100       100       100       100        100
November 2013.......................     100       100       100       100        100
November 2014.......................     100       100       100       100        100
November 2015.......................     100       100       100       100        100
November 2016.......................     100       100       100       100        100
November 2017.......................     100       100       100       100          0
November 2018 and thereafter........       0         0         0         0          0

Weighted Average Life (in years)....   10.04     10.04     10.04     10.04       9.79

                                                                    Annex C-2-12

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                        0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                 OTHERWISE AT INDICATED CPR
                                       -----------------------------------------------
DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------------   ------   -------   -------   -------   --------

Initial Percentage..................     100%      100%      100%      100%       100%
November 2008.......................     100       100       100       100        100
November 2009.......................     100       100       100       100        100
November 2010.......................     100       100       100       100        100
November 2011.......................     100       100       100       100        100
November 2012.......................     100       100       100       100        100
November 2013.......................     100       100       100       100        100
November 2014.......................     100       100       100       100        100
November 2015.......................     100       100       100       100        100
November 2016.......................     100       100       100       100        100
November 2017.......................     100       100       100       100          0
November 2018 and thereafter........       0         0         0         0          0

Weighted Average Life (in years)....   10.04     10.04     10.04     10.04       9.79

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
135 S. LaSalle Street, Suite 1625                                                                      Next Payment:
Chicago, IL 60603                                                                                      Record Date:
USA

                                                          ABN AMRO Acct:
Administrator:                                                                                          Analyst:
Kristen Packwood 312.904.1487                     REPORTING PACKAGE TABLE OF CONTENTS                   Patrick Gong 714.259.6253
kristen.packwood@abnamro.com                                                                            patrick.gong@abnamro.com

------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------   ------------------------------------------------------------  ----------------------------

                                                                                             Page(s)
                                                                                             -------
Issue Id:                                 Statements to Certificateholders                   Page 2     Closing Date:
                                          Cash Recon                                         Page 3
Monthly Data File                         Bond Interest Reconciliation                       Page 4
Name:                                     Bond Interest Reconciliation                       Page 5     First Payment Date:
---------------------------------------   Shortfall Summary Report                           Page 6
                                          Asset-Backed Facts ~ 15 Month Loan                            Rated Final Payment Date:
                                            Status Summary                                   Page 7
                                          Asset-Backed Facts ~ 15 Month Loan
                                            Payoff/Loss Summary                              Page 8     Determination Date:
                                          Mortgage Loan Characteristics                      Page 9-11
                                          Delinquent Loan Detail                             Page 12    ----------------------------
                                          Loan Level Detail                                  Page 13      Trust Collection Period
                                          Realized Loss Detail                               Page 14    ----------------------------
                                          Collateral Realized Loss                           Page 15
                                          Appraisal Reduction Detail                         Page 16    ----------------------------
                                          Material Breaches Detail                           Page 17
                                          Historical Collateral Prepayment                   Page 18
                                          Specially Serviced (Part I) - Loan Detail          Page 19
                                          Specially Serviced (Part II) - Servicer Comments   Page 20
                                          Summary of Loan Maturity Extensions                Page 21
                                          Rating Information                                 Page 22
                                          Other Realated Information                         Page 23
                                          Other Realated Information                         Page 24

                                          ------------------------------------------------------------

      -------------------------------------------------------------------------------------------------------------------------
                                                     PARTIES TO THE TRANSACTION
      -------------------------------------------------------------------------------------------------------------------------
                          Depositor:   Structured Asset Securities Corporation II
                    Master Servicer:   Wachovia Bank, N.A.
                      Rating Agency:   Fitch, Inc./Standard & Poor's Rating Services
                   Special Servicer:   LNR Partners, Inc.
                        Underwriter:   Credit Suisse Securities (USA) LLC/KeyBanc Capital Markets, Inc./Lehman Brothers Inc./UBS
                                       Securities LLC
      -------------------------------------------------------------------------------------------------------------------------

                          ---------------------------------------------------------------------------------
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                          ---------------------------------------------------------------------------------
                            LaSalle Web Site                                           www.etrustee.net

                            Servicer Web Site                                          www.wachovia.com

                            LaSalle Factor Line                                            800.246.5761
                          ---------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 1 OF 24

[LOGO] LASALLE BANK                         L B-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

------------------------------------------------------------------------------------------------------------------------------------
                ORIGINAL      OPENING   PRINCIPAL    PRINCIPAL       NEGATIVE     CLOSING    INTEREST      INTEREST    PASS-THROUGH
     CLASS   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE

   CUSIP                                                                                                               Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------
                                                                 --------------------------------
                                                                   Total P&I Payment
                                                                 --------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred
Interest equals Interest Payment (3) Estimated. * Denotes Controlling Class

                                                                                                                        PAGE 2 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                     CASH RECONCILIATION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------  -------------------------------------  --------------------------------------------
               INTEREST SUMMARY                            PRINCIPAL SUMMARY                      SERVICING FEE SUMMARY
-----------------------------------------------  -------------------------------------  --------------------------------------------

Current Scheduled Interest                 0.00  SCHEDULED PRINCIPAL:                   Current Servicing Fees                  0.00
Less Deferred Interest                     0.00  Current Scheduled Principal      0.00  Plus Fees Advanced for PPIS             0.00
Less PPIS Reducing Scheduled Int           0.00  Advanced Scheduled Principal     0.00  Less Reduction for PPIS                 0.00
Plus Gross Advance Interest                0.00  -------------------------------------  Plus Delinquent Servicing Fees          0.00
Less ASER Interest Adv Reduction           0.00  Scheduled Principal              0.00  --------------------------------------------
Less Other Interest Not Advanced           0.00  -------------------------------------  Total Servicing Fees                    0.00
Less Other Adjustment                      0.00  UNSCHEDULED PRINCIPAL:                 --------------------------------------------
-----------------------------------------------  Curtailments                     0.00
Total                                      0.00  Prepayments in Full              0.00  --------------------------------------------
-----------------------------------------------  Liquidation Proceeds             0.00              CAP LEASE ACCRETION
UNSCHEDULED INTEREST:                            Repurchase Proceeds              0.00  --------------------------------------------
-----------------------------------------------  Other Principal Proceeds         0.00  Accretion Amt                           0.00
Prepayment Penalties                       0.00  -------------------------------------  Distributable Interest                  0.00
Yield Maintenance Penalties                0.00  Total Unscheduled Principal      0.00  Distributable Principal                 0.00
Other Interest Proceeds                    0.00  -------------------------------------  --------------------------------------------
-----------------------------------------------  Remittance Principal             0.00
Total                                      0.00  -------------------------------------
-----------------------------------------------
                                                 -------------------------------------
-----------------------------------------------  Remittance P&I Due Trust         0.00
Less Fee Paid To Servicer                  0.00  -------------------------------------
Less Fee Strips Paid by Servicer           0.00
-----------------------------------------------  -------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER         Remittance P&I Due Certs         0.00
-----------------------------------------------  -------------------------------------
Special Servicing Fees                     0.00
Workout Fees                               0.00  -------------------------------------  ------------------------------------------
Liquidation Fees                           0.00           POOL BALANCE SUMMARY                         PPIS SUMMARY
Interest Due Serv on Advances              0.00  -------------------------------------  ------------------------------------------
Non Recoverable Advances                   0.00                        Balance   Count  Gross PPIS                            0.00
Misc. Fees & Expenses                      0.00  -------------------------------------  Reduced by PPIE                       0.00
-----------------------------------------------  Beginning Pool           0.00       0  Reduced by Shortfalls in Fees         0.00
                                                 Scheduled Principal      0.00       0  Reduced by Other Amounts              0.00
-----------------------------------------------  Unscheduled Principal    0.00       0  ------------------------------------------
Total Unscheduled Fees & Expenses          0.00  Deferred Interest        0.00          PPIS Reducing Scheduled Interest      0.00
-----------------------------------------------  Liquidations             0.00       0  ------------------------------------------
                                                 Repurchases              0.00       0  PPIS Reducing Servicing Fee           0.00
-----------------------------------------------  -------------------------------------  ------------------------------------------
Total Interest Due Trust                   0.00  Ending Pool              0.00       0  PPIS Due Certificate                  0.00
-----------------------------------------------  -------------------------------------  ------------------------------------------

-----------------------------------------------  -------------------------------------  ------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST                  Servicing Advance Summary        ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
-----------------------------------------------  -------------------------------------  ------------------------------------------
Trustee Fee                                0.00                               Amount                          Principal   Interest
Fee Strips                                 0.00  -------------------------------------  ------------------------------------------
Misc. Fees                                 0.00  Prior Outstanding                      Prior Outstanding          0.00       0.00
Interest Reserve Withholding               0.00  Plus Current Period                    Plus Current Period        0.00       0.00
Plus Interest Reserve Deposit              0.00  Less Recovered                         Less Recovered             0.00       0.00
-----------------------------------------------  Less Non Recovered                     Less Non Recovered         0.00       0.00
Total                                      0.00  Ending Outstanding                     Ending Outstanding         0.00       0.00
-----------------------------------------------  -------------------------------------  ------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 3 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                 BOND INTEREST RECONCILIATION DETAIL

--------------------------------------------------------------------------------------------------------------------------
                                                                                                     Current    Remaining
         Accrual               Pass-     Accrued      Total      Total     Distributable  Interest   Period    Outstanding
       ------------  Opening  Through  Certificate  Interest    Interest    Certificate   Payment   Shortfall   Interest
Class  Method  Days  Balance   Rate     Interest    Additions  Deductions    Interest      Amount   Recovery    Shorfalls
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

                                       -----------------------------------------------------------------------------------

---------------------------
              Credit
             Support
       --------------------
Class  Original  Current(1)
---------------------------

---------------------------

(1) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
    (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                                                                        PAGE 4 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                 BOND INTEREST RECONCILIATION DETAIL

--------------------------------------------------------------------------------------
                                                    Additions
                           -----------------------------------------------------------
                             Prior    Interest
        Prior    Current   Interest    Accrual                               Other
       Interest  Interest  Shortfall  on Prior   Prepayment     Yield       Interest
Class  Due Date  Due Date     Due     Shortfall   Premiums   Maintenance  Proceeds (1)
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

                           -----------------------------------------------------------

-------------------------------------------------------------------
                   Deductions
       -----------------------------------
                  Deferred &                Distributable  Interest
       Allocable  Accretion     Interest     Certificate   Payment
Class    PPIS      Interest   Loss Expense    Interest      Amount
-------------------------------------------------------------------

-------------------------------------------------------------------

       ------------------------------------------------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Bondholder's Distributable Interest.

                                                                                                                        PAGE 5 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                    INTEREST ADJUSTMENTS SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

 ---------------------------------------------------------------   ---------------------------------------------------------------
 SHORTFALL ALLOCATED TO THE BONDS:                                 EXCESS ALLOCATED TO THE BONDS:
 ------------------------------------------------------            ------------------------------------------------------

 Net Prepayment Int. Shortfalls Allocated to the Bonds      0.00   Other Interest Proceeds Due the Bonds                      0.00

 Special Servicing Fees                                     0.00   Prepayment Interest Excess Due the Bonds                   0.00

 Workout Fees                                               0.00   Interest Income                                            0.00

 Liquidation Fees                                           0.00   Yield Maintenance Penalties Due the Bonds                  0.00

 Legal Fees                                                 0.00   Prepayment Penalties Due the Bonds                         0.00

 Misc. Fees & Expenses Paid by/to Servicer                  0.00   Recovered ASER Interest Due the Bonds                      0.00

 Interest Paid to Servicer on Outstanding Advances          0.00   Recovered Interest Due the Bonds                           0.00

 ASER Interest Advance Reduction                            0.00   ARD Excess Interest                                        0.00
                                                                                                                          --------
 Interest Not Advanced (Current Period)                     0.00   Total Excess Allocated to the Bonds                        0.00
                                                                                                                          ========
 Recoup of Prior Advances by Servicer                       0.00

 Servicing Fees Paid Servicer on Loans Not Advanced         0.00

 Misc. Fees & Expenses Paid by Trust                        0.00

 Shortfall Due to Rate Modification                         0.00

 Other Interest Loss                                        0.00
                                                        --------
 Total Shortfall Allocated to the Bonds                     0.00
                                                        ========
 ---------------------------------------------------------------   ---------------------------------------------------------------

                                        AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
                                --------------------------------------------------------------------

                                Total Excess Allocated to the Bonds                             0.00

                                Less Total Shortfall Allocated to the Bonds                     0.00
                                                                                           ---------
                                Total Interest Adjustment to the Bonds                          0.00
                                                                                           =========

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 6 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

------------    ------------------------------------------------------------------------------------------
                                               Delinquency Aging Categories
                ------------------------------------------------------------------------------------------
Distribution    Delinq 1 Month    Delinq 2 Months    Delinq 3+ Months     Foreclosure            REO
   Date         #      Balance    #       Balance    #        Balance    #      Balance    #       Balance
------------    ------------------------------------------------------------------------------------------

------------    ------------------------------------------------------------------------------------------

------------    -----------------------------------------------------------
                               Special Event Categories (1)
                -----------------------------------------------------------
Distribution      Modifications      Specially Serviced       Bankruptcy
   Date         #         Balance    #           Balance    #       Balance
------------    -----------------------------------------------------------

------------    -----------------------------------------------------------

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                                                                                                                        PAGE 7 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------   -----------------------------------------------------------------------------------------------------------------
Distribution   Ending Pool (1)     Payoffs (2)      Penalties     Appraisal Reduct. (2)   Liquidations (2)   Realized Losses (2)
   Date        #       Balance   #      Balance   #      Amount     #         Balance      #       Balance    #        Amount
------------   -----------------------------------------------------------------------------------------------------------------

------------   -----------------------------------------------------------------------------------------------------------------

------------   -----------------------------------
Distribution   Remaining Term   Curr Weighted Avg.
   Date         Life             Coupon     Remit
------------   -----------------------------------

------------   -----------------------------------

                                                                                                                        PAGE 8 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

               DISTRIBUTION OF PRINCIPAL BALANCES                               DISTRIBUTION OF MORTGAGE INTEREST RATES
----------------------------------------------------------------    ----------------------------------------------------------------
                                                                       Current
   Current                                   Weighted Average         Mortgage                                  Weighted Average
  Scheduled   # of   Scheduled   % of     ----------------------      Interest   # of   Scheduled   % of     -----------------------
   Balance    Loans   Balance   Balance   Term  Coupon  PFY DSCR        Rate     Loans   Balance   Balance   Term   Coupon  PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                    ----------------------------------------------------------------
                                                                                     0          0     0.00%
                                                                    ----------------------------------------------------------------

                                                                    Minimum Mortgage Interest Rate

                                                                    Maximum Mortgage Interest Rate

                                                                                DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                                    ----------------------------------------------------------------
                                                                      Balloon                                   Weighted Average
----------------------------------------------------------------     Mortgage    # of   Scheduled   % of     -----------------------
                  0          0     0.00%                               Loans     Loans   Balance   Balance   Term   Coupon  PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

Average Schedule Balance     0

Maximum Schedule Balance

Minimum Schedule Balance

       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

----------------------------------------------------------------
   Fully
Amortizing                                   Weighted Average
 Mortgage     # of   Scheduled   % of     ----------------------
   Loans      Loans   Balance   Balance   Term  Coupon  PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
                  0          0     0.00%                                             0          0     0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                                                                        PAGE 9 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

                   DISTRIBUTION OF DSCR (PFY)                                           GEOGRAPHIC DISTRIBUTION
----------------------------------------------------------------    ----------------------------------------------------------------
Debt Service
 Coverage     # of   Scheduled   % of                               Geographic    # of   Scheduled   % of
  Ratio       Loans   Balance   Balance  WAMM   WAC    PFY DSCR      Location     Loans   Balance   Balance  WAMM   WAC    PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------
                 0          0     0.00%
----------------------------------------------------------------

Maximum DSCR     0.000

Minimum DSCR     0.000

                 DISTRIBUTION OF DSCR (CUTOFF)

----------------------------------------------------------------
Debt Service
 Coverage     # of   Scheduled   % of
  Ratio       Loans   Balance   Balance  WAMM   WAC    PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
                 0          0     0.00%                                              0          0     0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

Maximum DSCR     0.000

Minimum DSCR     0.000

                                                                                                                       PAGE 10 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                  MORTGAGE LOAN CHARACTERISTICS

                DISTRIBUTION OF PROPERTY TYPES                                      DISTRIBUTION OF LOAN SEASONING
---------------------------------------------------------------    -----------------------------------------------------------------
                 # of   Scheduled   % of                                              # of   Scheduled   % of
Property Types   Loans   Balance   Balance  WAMM  WAC  PFY DSCR    Number of Months   Loans   Balance   Balance  WAMM  WAC  PFY DSCR
---------------------------------------------------------------    -----------------------------------------------------------------

---------------------------------------------------------------    -----------------------------------------------------------------
                     0          0     0.00%                                               0          0     0.00%
---------------------------------------------------------------    -----------------------------------------------------------------

               DISTRIBUTION OF AMORTIZATION TYPE                                  DISTRIBUTION OF YEAR LOANS MATURING
---------------------------------------------------------------    -----------------------------------------------------------------
 Amortization    # of   Scheduled   % of                                              # of   Scheduled   % of                  PFY
     Type        Loans   Balance   Balance  WAMM  WAC  PFY DSCR    Year               Loans   Balance   Balance  WAMM   WAC    DSCR
---------------------------------------------------------------    -----------------------------------------------------------------

                                                                       2007               0          0     0.00%   0   0.00%   0.00
                                                                       2008               0          0     0.00%   0   0.00%   0.00
                                                                       2009               0          0     0.00%   0   0.00%   0.00
                                                                       2010               0          0     0.00%   0   0.00%   0.00
                                                                       2011               0          0     0.00%   0   0.00%   0.00
                                                                       2012               0          0     0.00%   0   0.00%   0.00
                                                                       2013               0          0     0.00%   0   0.00%   0.00
                                                                       2014               0          0     0.00%   0   0.00%   0.00
                                                                       2015               0          0     0.00%   0   0.00%   0.00
                                                                       2016               0          0     0.00%   0   0.00%   0.00
                                                                       2017               0          0     0.00%   0   0.00%   0.00
                                                                   2018 & Greater         0          0     0.00%   0   0.00%   0.00
---------------------------------------------------------------    -----------------------------------------------------------------
                     0          0     0.00%                                               0          0     0.00%
---------------------------------------------------------------    -----------------------------------------------------------------

                                                                                                                       PAGE 11 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                       DELINQUENT LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
              Paid                   Outstanding    Out. Property                     Special
Disclosure    Thru    Current P&I        P&I         Protection      Loan Status     Servicer       Foreclosure    Bankruptcy   REO
Control #     Date      Advance      Advances**       Advances        Code (1)     Transfer Date       Date           Date      Date
------------------------------------------------------------------------------------------------------------------------------------

   TOTAL
------------------------------------------------------------------------------------------------------------------------------------
(1): LEGEND:  A. IN GRACE PERIOD       1. DELINQ. 1 MONTH   3. DELINQUENT 3 + MONTHS       5. NON PERFORMING MATURED BALLOON  9. REO

              B. LATE PAYMENT BUT < 1  2. DELINQ. 2 MONTHS  4. PERFORMING MATURED BALLOON  7. FORECLOSURE
                 MONTH DELINQ.
------------------------------------------------------------------------------------------------------------------------------------

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                                                                       PAGE 12 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                          LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                 Operating             Ending                                                 Loan
Disclosure          Property   Maturity   PFY    Statement    Geo.    Principal  Note  Scheduled   Prepayment  Prepayment    Status
Control #    Group    Type       Date     DSCR     Date     Location   Balance   Rate     P&I        Amount       Date      Code (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. In Grace Period          1. Delinquent 1 month      3. Delinquent 3+ months      5. Non Performing        9. REO
                                                                                                     Matured Ballon

              B. Late Payment but < 1     2. Delinquent 2 months     4. Performing Matured        7. Foreclosure
                 month delinq                                           Balloon
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 13 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                        REALIZED LOSS DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                          Beginning            Gross Proceeds  Aggregate         Net        Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled   Gross      as a % of     Liquidation   Liquidation     as a % of      Realized
Period  Control #     Date       Value     Balance   Proceeds  Sched. Balance  Expenses *     Proceeds     Sched. Balance     Loss
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
------------------------------------------------------------------------------------------------------------------------------------

    * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                                                                       PAGE 14 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                            BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                                                       Interest
                              Beginning                                                                              (Shortages)/
                           Balance of the         Aggregate       Prior Realized        Amounts Covered by         Excesses applied
Prospectus                     Loan at          Realized Loss     Loss Applied to      Overcollateralization          to Realized
    ID        Period         Liquidation          on Loans         Certificates          and other Credit               Losses

                                                                         A                      B                          C
------------------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                              Additional                                                            (Recoveries)/
                   Modification              (Recoveries)/        Current Realized Loss      Recoveries of          Realized Loss
Prospectus     Adjustments/Appraisal      Expenses applied to          Applied to           Realized Losses          Applied to
    ID         Reduction Adjustment         Realized Losses           Certificates*          paid as Cash       Certificate Interest

                        D                          E
------------------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description of Fields
---------------------

          A                    Prior Realized Loss Applied to Certificates

          B                    Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

          C                    Amounts classified by the Master as interest adjustments from general collections on a loan with a
                               Realized Loss

          D                    Adjustments that are based on principal haircut or future interest foregone due to modification

          E                    Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                                                                                                                       PAGE 15 of 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                     APPRAISAL REDUCTION DETAIL

---------------------------  -----------------------------------------------------------------------------
Disclosure        Appraisal        Scheduled          AR          Current P&I
 Control#         Red. Date         Balance         Amount          Advance                 ASER
---------------------------  -----------------------------------------------------------------------------

                 ----------  -----------------------------------------------------------------------------

---------------------------  -----------------------------------------------------------------------------

-----------------------------------------  ------------------------------  --------  ---------------------
                        Remaining Term                                                     Appraisal
Note    Maturity    ---------------------      Property        Geographic            ---------------------
Rate      Date       Life                        Type           Location     DSCR      Value         Date
-----------------------------------------  ------------------------------  --------  ---------------------

-----------------------------------------  ------------------------------  --------  ---------------------

                                                                                                                       PAGE 16 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                        MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

---------------------------------   ------------------------------------------------------------------------------------------------
              Ending     Material
Disclosure   Principal    Breach                              Material Breach and Material Document Defect
 Control #    Balance      Date                                               Description
---------------------------------   ------------------------------------------------------------------------------------------------

---------------------------------   ------------------------------------------------------------------------------------------------

                       Material breaches of pool asset representation or warranties or transaction covenants.          PAGE 17 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

----------------------   ----------------------------------------------------   ---------------------   ----------------------------
Disclosure    Payoff     Initial                             Payoff   Penalty   Prepayment   Maturity      Property       Geographic
 Control #    Period     Balance            Type             Amount   Amount       Date        Date          Type          Location
----------------------   ----------------------------------------------------   ---------------------   ----------------------------

----------------------   ----------------------------------------------------   ---------------------   ----------------------------

                                                        ---------------------
                                     CURRENT

                                     CUMULATIVE
                                                        ---------------------

                                                                                                                       PAGE 18 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                      SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

----------------------   -------   -----------------------   -------------------------------------   -------------------------------
                          Loan             Balance                                    Remaining
Disclosure   Servicing   Status    -----------------------    Note     Maturity    ---------------         Property           Geo.
Control #    Xfer Date   Code(1)    Schedule      Actual      Rate       Date      Life                      Type           Location
----------------------   -------   -----------------------   -------------------------------------   -------------------------------

             ---------             -----------------------

----------------------   -------   -----------------------   -------------------------------------   -------------------------------

-----------------------------------
                             NOI
   NOI         DSCR         Date
-----------------------------------

-----------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:     A. P&I Adv - in Grace     1. P&I Adv - delinquent     3. P&I Adv - delinquent   5. Non Performing Mat.   9. REO
                             Period                    1 month                     3+ months       Balloon

                B. P&I Adv - < one        2. P&I Adv - delinquent     4. Mat. Balloon/Assumed   7. Foreclosure
                             month                     2 months                     P&I
                             delinq
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 19 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                            SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

-----------------------------------------------------   ----------------------------------------------------------------------------
    Disclosure                  Resolution
    Control #                    Strategy                                                 Comments
-----------------------------------------------------   ----------------------------------------------------------------------------

-----------------------------------------------------   ----------------------------------------------------------------------------

                                                                                                                       PAGE 20 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                     MATURITY EXTENSION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

              LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
                 Number of Loans:                                                                        0
                 Stated Principal Balance outstanding:                                                0.00
                 Weighted Average Extension Period:                                                      0

              LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
                 Number of Loans:                                                                        0
                 Stated Principal Balance outstanding:                                                0.00
                 Weighted Average Extension Period:                                                      0

              LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
                 Number of Loans:                                                                        0
                 Cutoff Principal Balance:                                                            0.00
                 Weighted Average Extension Period:                                                      0

              LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
                 Number of Loans:                                                                        0
                 Cutoff Principal Balance:                                                            0.00
                 Weighted Average Extension Period:                                                      0

              LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
                 Number of Loans:                                                                        0
                 Cutoff Principal Balance:                                                            0.00

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 21 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                         RATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

    --------------------       ------------------------------------------       ------------------------------------------------
                                            ORIGINAL RATINGS                              RATING CHANGE/CHANGE DATE(1)

       CLASS     CUSIP           FITCH         MOODY'S              S&P          FITCH                MOODY'S               S&P
    --------------------       ------------------------------------------       ------------------------------------------------

    --------------------       ------------------------------------------       ------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 22 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           ABN AMRO ACCT:

                                                               LEGEND

------------------------------------------------------------------------------------------------------------------------------------

Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities
Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 23 OF 24

[LOGO] LASALLE BANK                          LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C7                  Statement Date:
       ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,              Payment Date:
                                                         SERIES 2007-C7                                Prior Payment:
                                                                                                       Next Payment:
                                                                                                       Record Date:

                                                           NOTICE TO INVESTORS

Effective October 1, 2007, Bank of America Corporation, parent corporation of Bank of America, N.A. ("Bank of America") and Banc of
America Securities LLC ("BAS"), has acquired ABN AMRO North America Holding Company, parent company of LaSalle Bank Corporation and
LaSalle Bank National Association ("LaSalle"), from ABN AMRO Bank N.V. (the "Acquisition").

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 24 OF 24

ANNEX E

REFERENCE RATE SCHEDULE

                                    ANNEX E
                            REFERENCE RATE SCHEDULE

  MONTHS          INTEREST ACCRUAL PERIOD *           REFERENCE RATE (%)
  ------          -------------------------           ------------------
     1                          November-07                6.22197
     2                          December-07                6.42990
     3                           January-08                6.22203
     4                          February-08                6.22194
     5                             March-08                6.42993
     6                             April-08                6.22200
     7                               May-08                6.42995
     8                              June-08                6.22201
     9                              July-08                6.42996
    10                            August-08                6.42997
    11                         September-08                6.22203
    12                           October-08                6.42999
    13                          November-08                6.22204
    14                          December-08                6.22209
    15                           January-09                6.22210
    16                          February-09                6.22198
    17                             March-09                6.43003
    18                             April-09                6.22207
    19                               May-09                6.43005
    20                              June-09                6.22208
    21                              July-09                6.43007
    22                            August-09                6.43008
    23                         September-09                6.22210
    24                           October-09                6.43010
    25                          November-09                6.22210
    26                          December-09                6.22215
    27                           January-10                6.22214
    28                          February-10                6.22204
    29                             March-10                6.43009
    30                             April-10                6.22208
    31                               May-10                6.43008
    32                              June-10                6.22207
    33                              July-10                6.43008
    34                            August-10                6.43009
    35                         September-10                6.22139
    36                           October-10                6.42938
    37                          November-10                6.22135
    38                          December-10                6.22136
    39                           January-11                6.22134
    40                          February-11                6.22126
    41                             March-11                6.42922
    42                             April-11                6.22118

* Reflects calender month in which subject interest accrual period begins.

                                       E-1

                                    ANNEX E
                            REFERENCE RATE SCHEDULE

  MONTHS          INTEREST ACCRUAL PERIOD *       REFERENCE RATE (%)
  ------          -------------------------       ------------------
    43                           May-11                6.42916
    44                          June-11                6.22111
    45                          July-11                6.42909
    46                        August-11                6.42907
    47                     September-11                6.22102
    48                       October-11                6.42901
    49                      November-11                6.22095
    50                      December-11                6.42894
    51                       January-12                6.22094
    52                      February-12                6.21978
    53                         March-12                6.42673
    54                         April-12                6.21874
    55                           May-12                6.42949
    56                          June-12                6.22140
    57                          July-12                6.42901
    58                        August-12                6.45479
    59                     September-12                6.24743
    60                       October-12                6.45600
    61                      November-12                6.24730
    62                      December-12                6.24728
    63                       January-13                6.24722
    64                      February-13                6.24728
    65                         March-13                6.45566
    66                         April-13                6.24695
    67                           May-13                6.45553
    68                          June-13                6.24682
    69                          July-13                6.45540
    70                        August-13                6.45534
    71                     September-13                6.24662
    72                       October-13                6.45520
    73                      November-13                6.24649
    74                      December-13                6.24646
    75                       January-14                6.24640
    76                      February-14                6.24648
    77                         March-14                6.45561
    78                         April-14                6.24686
    79                           May-14                6.45547
    80                          June-14                6.24671
    81                          July-14                6.45532
    82                        August-14                6.45526
    83                     September-14                6.24783
    84                       October-14                6.45648

* Reflects calender month in which subject interest accrual period begins.

                                       E-2

ANNEX F

CLASS A-AB TARGETED PRINCIPAL BALANCE

                                     ANNEX F

                      CLASS A-AB TARGETED PRINCIPAL BALANCE

            DISTRIBUTION DATE                 BALANCE
            -----------------                 -------
                  December-07              74,000,000.00
                   January-08              74,000,000.00
                  February-08              74,000,000.00
                     March-08              74,000,000.00
                     April-08              74,000,000.00
                       May-08              74,000,000.00
                      June-08              74,000,000.00
                      July-08              74,000,000.00
                    August-08              74,000,000.00
                 September-08              74,000,000.00
                   October-08              74,000,000.00
                  November-08              74,000,000.00
                  December-08              74,000,000.00
                   January-09              74,000,000.00
                  February-09              74,000,000.00
                     March-09              74,000,000.00
                     April-09              74,000,000.00
                       May-09              74,000,000.00
                      June-09              74,000,000.00
                      July-09              74,000,000.00
                    August-09              74,000,000.00
                 September-09              74,000,000.00
                   October-09              74,000,000.00
                  November-09              74,000,000.00
                  December-09              74,000,000.00
                   January-10              74,000,000.00
                  February-10              74,000,000.00
                     March-10              74,000,000.00
                     April-10              74,000,000.00
                       May-10              74,000,000.00
                      June-10              74,000,000.00
                      July-10              74,000,000.00
                    August-10              74,000,000.00
                 September-10              74,000,000.00
                   October-10              74,000,000.00
                  November-10              74,000,000.00
                  December-10              74,000,000.00
                   January-11              74,000,000.00
                  February-11              74,000,000.00
                     March-11              74,000,000.00
                     April-11              74,000,000.00
                       May-11              74,000,000.00
                      June-11              74,000,000.00
                      July-11              74,000,000.00
                    August-11              74,000,000.00
                 September-11              74,000,000.00
                   October-11              74,000,000.00
                  November-11              74,000,000.00
                  December-11              74,000,000.00
                   January-12              74,000,000.00
                  February-12              74,000,000.00
                     March-12              74,000,000.00
                     April-12              74,000,000.00

                                       F-1

                       May-12              74,000,000.00
                      June-12              74,000,000.00
                      July-12              74,000,000.00
                    August-12              74,000,000.00
                 September-12              73,985,021.52
                   October-12              72,796,000.00
                  November-12              71,758,000.00
                  December-12              70,366,000.00
                   January-13              69,203,000.00
                  February-13              68,033,000.00
                     March-13              66,151,000.00
                     April-13              64,965,000.00
                       May-13              63,537,000.00
                      June-13              62,336,000.00
                      July-13              60,894,000.00
                    August-13              59,679,000.00
                 September-13              58,457,000.00
                   October-13              56,995,000.00
                  November-13              55,758,000.00
                  December-13              54,278,000.00
                   January-14              53,025,000.00
                  February-14              51,764,000.00
                     March-14              49,790,000.00
                     April-14              48,504,000.00
                       May-14              46,978,000.00
                      June-14              45,676,000.00
                      July-14              44,136,000.00
                    August-14              42,819,000.00
                 September-14              41,494,000.00
                   October-14              39,931,000.00
                  November-14              38,591,000.00
                  December-14              37,013,000.00
                   January-15              35,656,000.00
                  February-15              34,293,000.00
                     March-15              32,231,000.00
                     April-15              30,849,000.00
                       May-15              29,229,000.00
                      June-15              27,830,000.00
                      July-15              26,195,000.00
                    August-15              24,779,000.00
                 September-15              23,355,000.00
                   October-15              21,696,000.00
                  November-15              20,255,000.00
                  December-15              18,579,000.00
                   January-16              17,122,000.00
                  February-16              15,656,000.00
                     March-16              13,729,000.00
                     April-16              12,244,000.00
                       May-16              10,526,000.00
                      June-16               9,024,000.00
                      July-16               7,288,000.00
                    August-16               5,768,000.00
                 September-16               4,240,000.00
                   October-16               2,479,000.00
                  November-16                 932,000.00
                  December-16                          -

                                       F-2

ANNEX G

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered LB-UBS Commercial Mortgage Trust 2007-C7, Commercial Mortgage Pass-Through Certificates, Series 2007-C7, Class X-CP, Class X-W, Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F, will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under ‘‘U.S. Federal Income Tax Documentation Requirements’’ below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no ‘‘lock up’’ or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.    Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.    Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.    When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including November 11, 2007) to and excluding the settlement date, calculated on a 30/360 Basis. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including November 11, 2007) to and excluding the settlement date, calculated on a 30/360 Basis. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a ‘‘United States person’’ (a ‘‘U.S. person’’) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a ‘‘non-U.S. holder’’) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a ‘‘U.S. withholding agent’’) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.	from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)	if the intermediary is a ‘‘qualified intermediary’’ within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a ‘‘qualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a ‘‘nonqualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)	certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)	providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.	from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust is encouraged to consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an ‘‘exempt recipient’’ within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

Structured Asset Securities Corporation II,

the Depositor

Mortgage Pass-Through Certificates,
Issuable in Series

We are Structured Asset Securities Corporation II, the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See ‘‘Method of Distribution.’’

The Offered Certificates:	The Trust Assets:
The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will—

•    have its own series designation, and

•    consist of one or more classes with various payment characteristics.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. The offered certificates will represent interests only in the issuing entity. They will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.	The assets of each issuing entity will include—

•    mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

•    mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

•    some combination of those types of mortgage loans and mortgage-backed securities.

Trust assets may also include cash, permitted
investments, letters of credit, surety bonds,
insurance policies, guarantees, reserve funds,
guaranteed investment contracts, interest rate
exchange agreements, interest rate cap or floor
agreements and/or currency exchange agreements.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters’ compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, excess cash flow and/or the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

You should carefully consider the risk factors beginning on page 18 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 12, 2007.

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS	6
AVAILABLE INFORMATION	6
SUMMARY OF PROSPECTUS	7
RISK FACTORS	18
The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable	18
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	20
The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks	26
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	44
Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	46
Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	46
Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss	47
Changes in Pool Composition Will Change the Nature of Your Investment	47
The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery	47
Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates	48
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	49
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	50
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property	51
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	52
Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	53
Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights	53
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable	54
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	54
World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates	55
Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses	55
Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property	56

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results	56
Compliance with the Americans with Disabilities Act of 1990 May Be Expensive	56
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	57
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	57
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	58
Potential Conflicts of Interest Can Affect a Person’s Performance	59
Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties	59
With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests	59
Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans	60
Limited Information Causes Uncertainty	60
The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets	60
Problems with Book-Entry Registration	61
Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	61
The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally	61
Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series	62
Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates	62
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	63
The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series	63
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	63
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets	64
CAPITALIZED TERMS USED IN THIS PROSPECTUS	64
THE TRUST FUND	65
Description of the Trust Assets	65
Mortgage Loans	65
Mortgage-Backed Securities	69
Substitution, Acquisition and Removal of Mortgage Assets	69
Cash, Accounts and Permitted Investments	71
Credit Support	71
Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection	72

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED
IN THIS PROSPECTUS

When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-141638. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

SUMMARY OF PROSPECTUS

This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

The Depositor	We are Structured Asset Securities Corporation II, the depositor with respect to each series of offered certificates. We are a special purpose Delaware corporation. Our principal offices are located at 745 Seventh Avenue, New York, New York 10019. Our main telephone number is 212-526-7000. We will acquire the mortgage assets that are to back each series of offered certificates and transfer them to the issuing entity. See ‘‘Transaction Participants—The Depositor.’’

The Sponsor	Lehman Brothers Holdings Inc., which is our affiliate, will be a sponsor with respect to each securitization transaction involving the issuance of a series of offered certificates, unless otherwise specified in the prospectus supplement. If and to the extent there are other sponsors with respect to any securitization transaction involving the issuance of a series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. With respect to any securitization transaction involving the issuance of a series of offered certificates, a sponsor will be a person or entity that organizes and initiates that securitization transaction by selling or transferring assets, either directly or indirectly, including through an affiliate, to the issuing entity. See ‘‘Transaction Participants—The Sponsor.’’

The Issuing Entity	The issuing entity with respect to each series of offered certificates will be a statutory trust or common law trust created at our direction. Each such trust will own and hold the related mortgage assets and be the entity in whose name the subject offered certificates are issued. See ‘‘Transaction Participants—The Issuing Entity.’’

The Originators	Some or all of the mortgage loans backing a series of offered certificates may be originated by Lehman Brothers Holdings Inc. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. See ‘‘Transaction Participants —The Originators’’ and ‘‘Transaction Participants—The Sponsor.’’ We will identify in the prospectus supplement for each series of offered certificates any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

The Securities Being Offered	The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. We will identify in the related prospectus supplement, with respect to each class of offered certificates, each applicable rating agency and the minimum rating to be assigned. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See ‘‘Rating.’’

Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates May Be Issued with Other Certificates	We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under ‘‘—The Securities Being Offered’’ above.

The Governing Documents	In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things—

•	the issuance of each series of offered certificates,

•	the creation of and transfer of assets to the issuing entity, and

•	the servicing and administration of those assets.

The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the issuing entity for each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to each issuing entity. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

If the trust assets for a series of offered certificates include mortgage loans, the parties to the applicable governing document(s) will also include—

•	one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

•	one or more special servicers that will generally be responsible for servicing and administering (a) those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect, including the performance of work-outs and foreclosures with respect to those mortgage loans, and (b) real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

The same person or entity, or affiliated entities, may act as both master servicer and special servicer for one of our trusts.

If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the applicable governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

Compensation arrangements for a trustee, master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction. In general, that compensation will be payable out of the related trust assets.

In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties and compensation in further detail. See ‘‘Description of the Governing Documents.’’

Any servicer, master servicer or special servicer for one of our trusts may perform any or all of its servicing duties under the applicable governing document(s) through one or more sub-servicers. In the related prospectus supplement, we will identify any such sub-servicer that, at the time of initial issuance of the subject offered certificates, is (a) affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or (b) services 10% or more of the related mortgage assets, by balance.

Characteristics of the Mortgage Assets	The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the fee, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

•	rental or cooperatively-owned buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

•	office buildings;

•	hospitality properties;

•	casino properties;

•	health care-related facilities;

•	industrial facilities;

•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and/or

•	unimproved land.

The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans—

•	may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	may provide for no accrual of interest;

•	may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

•	may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance;

•	may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.

The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage participation, mortgage pass-through certificate, collateralized mortgage obligation or other mortgage-backed security among the trust assets with respect to any series of offered certificates unless—

•	the security has been registered under the Securities Act of 1933, as amended, or

•	we would be free to publicly resell the security without registration.

In addition to the asset classes described above in this ‘‘—Characteristics of the Mortgage Assets’’ subsection, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

The trust assets with respect to a series of offered certificates will also include cash, including in the form of initial deposits and collections on the related mortgage assets and other related trust assets, bank accounts, permitted investments and, following foreclosure, acceptance of a deed in lieu of foreclosure or any other enforcement action, real property and other collateral for defaulted mortgage loans.

See ‘‘The Trust Fund.’’

Substitution, Acquisition and Removal of Mortgage Assets	We will generally acquire the mortgage assets to be included in our trusts from Lehman Brothers Holdings Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days—or such other period as may be specified in the related prospectus supplement—following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

•	If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

•	cash that would be applied to pay down the principal balances of certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified under circumstances described in the related prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

Characteristics of the Offered Certificates	As more particularly described under ‘‘Description of the Certificates—General’’ and ‘‘—Payments on the Certificates,’’ an offered certificate may entitle the holder to receive:

•	payments of interest;

•	payments of principal;

•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or any other specific items or amounts received on the related mortgage assets; and/or

•	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement, including payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series, and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds.

See ‘‘Description of the Certificates.’’

Credit Support and Reinvestment, Interest Rate and Currency Related Protection for the Offered Certificates	Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets by overcollateralization and/or excess cash flow or through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

The trust assets with respect to any series of offered certificates may also include any of the following agreements:

•	guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

•	interest rate exchange agreements, interest rate cap agreements and interest rate floor agreements; and

•	currency exchange agreements.

We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates and, if applicable, we will identify the provider of that protection, in the related prospectus supplement.

See ‘‘Risk Factors,’’ ‘‘The Trust Fund’’ and ‘‘Description of Credit Support.’’

Advances with Respect to the Mortgage Assets	If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

•	delinquent scheduled payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See ‘‘Description of the Governing Documents—Advances.’’

If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional or Mandatory Redemption or Termination	We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell—

•	all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

•	that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

•	See ‘‘Description of the Certificates—Termination and Redemption.’’

Federal Income Tax Consequences	Any class of offered certificates will constitute or evidence ownership of:

•	regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

•	interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986.

•	See ‘‘Federal Income Tax Consequences.’’

ERISA Considerations	If you are a fiduciary or any other person investing assets of an employee benefit plan or other retirement plan or arrangement, you are encouraged to review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986. See ‘‘ERISA Considerations.’’

Legal Investment	If your investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You are encouraged to consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See ‘‘Legal Investment.’’

RISK FACTORS

You should consider the following factors, as well as the factors set forth under ‘‘Risk Factors’’ in the related prospectus supplement, in deciding whether to purchase offered certificates.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates.    Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

•	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

•	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

•	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

•	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.    Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

•	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

•	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.    If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable.    The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ below.

There Is an Increased Risk of Default Associated with Balloon Payments.    Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

•	the fair market value and condition of the underlying real property;

•	the level of interest rates;

•	the borrower’s equity in the underlying real property;

•	the borrower’s financial condition;

•	occupancy levels at or near the time of refinancing;

•	the operating history of the underlying real property;

•	changes in zoning and tax laws;

•	changes in competition in the relevant geographic area;

•	changes in rental rates in the relevant area;

•	changes in governmental regulation and fiscal policy;

•	prevailing general and regional economic conditions;

•	the state of the fixed income and mortgage markets; and

•	the availability of credit for multifamily rental or commercial properties.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.    You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. If the income generated by a real property were to decline as a result of the poor economic performance of that property, and as a result the property could not support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

•	the sufficiency of the net operating income of the applicable real property;

•	the market value of the applicable real property at or prior to maturity; and

•	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

•	the successful operation and value of the related mortgaged property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.    The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

•	the location, age, functionality, design and construction quality of the subject property;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	the characteristics of the neighborhood where the property is located;

•	the degree to which the subject property competes with other properties in the area;

•	the proximity and attractiveness of competing properties;

•	the existence and construction of competing properties;

•	the adequacy of the property’s management and maintenance;

•	tenant mix and concentration;

•	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

•	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

•	demographic factors;

•	customer confidence, tastes and preferences;

•	retroactive changes in building codes and other applicable laws;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

•	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

•	an increase in interest rates, real estate taxes and other operating expenses;

•	an increase in the capital expenditures needed to maintain the property or make improvements;

•	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

•	an increase in vacancy rates;

•	a decline in rental rates as leases are renewed or replaced;

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

•	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	the rental rates at which leases are renewed or replaced;

•	the percentage of total property expenses in relation to revenue;

•	the ratio of fixed operating expenses to those that vary with revenues; and

•	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.    Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

•	to pay for maintenance and other operating expenses associated with the property;

•	to fund repairs, replacements and capital improvements at the property; and

•	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

•	a general inability to lease space;

•	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

•	an increase in tenant payment defaults or any other inability to collect rental payments;

•	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

•	an increase in the capital expenditures needed to maintain the property or to make improvements;

•	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

•	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.    In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

•	the business operated by the tenants;

•	the creditworthiness of the tenants; and

•	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.    The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

•	the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

•	an amount, not to exceed three years’ rent, equal to the greater of one year’s rent and 15% of the remaining reserved rent.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.    The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, could be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.    Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

•	changes in interest rates;

•	the availability of refinancing sources;

•	changes in governmental regulations, licensing or fiscal policy;

•	changes in zoning or tax laws; and

•	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.    The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

•	operating the property and providing building services;

•	managing operating expenses; and

•	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

•	maintain or improve occupancy rates, business and cash flow,

•	reduce operating and repair costs, and

•	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property and such errors and the effects thereof may be more significant in properties which generally require more intensive management, such as hospitality or self-storage properties. In addition, the performance of some mortgaged real properties which have retained a management company may depend in part on the continued existence, reputation and financial strength of the management company, the public perception of the management and the duration of the management agreement..

Maintaining a Property in Good Condition Is Expensive.    The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.    Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

•	rental rates;

•	location;

•	type of business or services and amenities offered; and

•	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

•	offers lower rents;

•	has lower operating costs;

•	offers a more favorable location; or

•	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Mortgaged Properties May be Adversely Affected by Government Regulation. Owners and managers of commercial and multifamily properties may be subject to various laws and regulations including, among others, laws and regulations governing or relating to the relationship with employees, including minimum wage requirements, overtime, working conditions and work permit requirements, taxes, environmental matters, the preparation and sale of certain items (including food and beverages), accessibility for disabled persons and general building and zoning requirements in the various jurisdictions in which they own or manage hotels and resorts. Compliance with these laws can affect the revenues and profits of such properties or could materially and adversely affect the business, results of operations and financial condition of such properties.

The Prospective Performance of the Multifamily and Commercial Mortgage Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our Other Trusts.    Notwithstanding that there are many common factors affecting the profitability and value of income producing properties in general, those factors do not apply equally to all income producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income producing property. See, for example, ‘‘—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ below. Each income producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks

General.    The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There is No Assurance’’ above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. For example, because of unique construction requirements of movie theaters, any vacant movie theater space would not be easily converted to other uses. This will adversely affect their liquidation value. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

Multifamily Rental Properties.    Factors affecting the value and operation of a multifamily rental property include:

•	the physical attributes of the property, such as its age, appearance, amenities and construction quality in relation to competing buildings;

•	the types of services or amenities offered at the property;

•	the location of the property;

•	distance from employment centers and shopping areas;

•	the characteristics of the surrounding neighborhood, which may change over time;

•	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

•	the ability of management to provide adequate maintenance and insurance;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

•	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

•	the ability of management to respond to competition;

•	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

•	in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

•	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

•	local factory or other large employer closings;

•	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

•	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

•	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

•	the extent to which increases in operating costs may be passed through to tenants; and

•	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may—

•	require written leases;

•	require good cause for eviction;

•	require disclosure of fees;

•	prohibit unreasonable rules;

•	prohibit retaliatory evictions;

•	prohibit restrictions on a resident’s choice of unit vendors;

•	limit the bases on which a landlord may increase rent; or

•	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Cooperatively-Owned Apartment Buildings.    Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

•	mortgage loan payments,

•	real property taxes,

•	maintenance expenses, and

•	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

•	maintenance payments from the tenant/shareholders, and

•	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include—

•	the failure of the corporation to qualify for favorable tax treatment as a ‘‘cooperative housing corporation’’ each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

•	the possibility that, upon foreclosure, if the cooperatively owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation’s board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

Retail Properties.    The term ‘‘retail property’’ encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

•	shopping centers,

•	factory outlet centers,

•	malls,

•	automotive sales and service centers,

•	consumer oriented businesses,

•	department stores,

•	grocery stores,

•	convenience stores,

•	specialty shops,

•	gas stations,

•	movie theaters,

•	fitness centers,

•	bowling alleys,

•	salons, and

•	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

•	the strength, stability, number and quality of the tenants;

•	tenants’ sales;

•	tenant mix;

•	whether the property is in a desirable location;

•	the physical condition and amenities of the building in relation to competing buildings;

•	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

•	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

•	lower rents,

•	grant a potential tenant a free rent or reduced rent period,

•	improve the condition of the property generally, or

•	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

•	competition from other retail properties;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	perceptions regarding the safety of the surrounding area;

•	demographics of the surrounding area;

•	the strength and stability of the local, regional and national economies;

•	traffic patterns and access to major thoroughfares;

•	the visibility of the property;

•	availability of parking;

•	the particular mixture of the goods and services offered at the property;

•	customer tastes, preferences and spending patterns; and

•	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

•	an anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s lease;

•	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

•	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

•	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	home shopping networks and programs;

•	internet web sites and electronic media shopping; and

•	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties.    Factors affecting the value and operation of an office property include:

•	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

•	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

•	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

•	the location of the property with respect to the central business district or population centers;

•	demographic trends within the metropolitan area to move away from or towards the central business district;

•	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

•	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

•	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

•	the quality and philosophy of building management;

•	access to mass transportation;

•	accessibility from surrounding highways/streets;

•	changes in zoning laws; and

•	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

•	rental rates;

•	the building’s age, condition and design, including floor sizes and layout;

•	access to public transportation and availability of parking; and

•	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

•	the cost and quality of labor;

•	tax incentives; and

•	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties.    Hospitality properties may involve different types of hotels and motels, including:

•	full service hotels;

•	resort hotels with many amenities;

•	limited service hotels;

•	hotels and motels associated with national or regional franchise chains;

•	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

•	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

•	the location of the property and its proximity to major population centers or attractions;

•	the seasonal nature of business at the property;

•	the level of room rates relative to those charged by competitors;

•	quality and perception of the franchise affiliation;

•	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

•	the existence or construction of competing hospitality properties;

•	nature and quality of the services and facilities;

•	financial strength and managerial capabilities of the owner and operator of the hotel;

•	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

•	changes in wages, benefits, prices paid for goods and services, costs of construction and maintenance, insurance and other operating costs that may result from inflation or otherwise, and which may not be offset by increased room rates;

•	the property’s dependence on business and commercial travelers and tourism;

•	government regulations;

•	changes in taxes and interest rates;

•	currency fluctuations;

•	the relative illiquidity of hotel investments, which limits the ability of owners and property managers to respond to changes in economic or other conditions;

•	natural disasters and extreme weather conditions;

•	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or airports or other factors; and

•	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by war, civil unrest, terrorist acts, foreign conflict and political instability, as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement and/or the franchise license. There can be no assurance that a replacement franchise could be obtained in the event of termination of the franchise agreement. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor’s brand standards. It is also possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements, substantial renovations or upgrades to the subject hotel, or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may terminate the franchise license or elect to allow the franchise license to lapse if it determines that such requirements cause undue hardship.. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. Furthermore, the loss of a franchise license may also be an event of default under the applicable loan documents.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise service mark or hotel chain; and

•	the duration of the franchise licensing or management agreement.

[In the case of certain hotel or hospitality properties, the related franchise agreement may provide that either party may terminate the agreement without cause and without payment of a termination fee upon a specified number of days notice. Further, the related management agreement may be with an affiliated management company and such agreements often provide that any termination of or default under the management agreement will result in the cessation of the subject hotel’s ability to use the name and identity of the related hotel chain. Any such loss or cessation could have a material adverse effect upon the operations or value of the subject hospitality property and further result in the loss of associated name recognition, local or national exposure, marketing support and centralized reservation systems provided by the subject hotel. Management agreements with unaffiliated management companies may also contain provisions restricting the subject hotel’s ability to use the name and identity of the related hotel chain.]

The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Further, management agreements and franchise agreements may prohibit owners from selling their hotels unless the transferee is not a competitor of the manager or franchisor and the transferee assumes the related management agreements or franchise agreements and meets specified other conditions. The ability to sell a hospitality property following foreclosure or otherwise may also require the related property manager’s consent or may be subject to other transfer restrictions under franchise agreements. If, in these circumstances, the manager or licensor does not consent, the lender may be precluded from taking certain actions that would be in its best interest without triggering a breach of the applicable management agreement and/or franchise agreement. Conversely, the lender may be unable to remove a franchisor or hotel management company that it desires to replace following a foreclosure or deed-in-lieu of foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

Further, the liquor, operating or other associated licenses for most of the hotel properties may be held by affiliates of the owners, unaffiliated property managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure on a hospitality property that holds an associated liquor, operating or other license, the lender or other purchaser of the hospitality property in a foreclosure sale may not be entitled to the rights under such licenses. That party would be required to apply in its own right for new operating, liquor and other licenses, which may be granted only after a significant delay and/or cost.. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor, operating or other associated license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

The revenues of hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions. Because of this seasonal fluctuation, hotels typically have lower revenues, operating profits and cash flow, and higher operating losses, during certain months of each calendar year than others. Further, although any particular quarter of a given calendar year may, historically, be the strongest quarter for such hotel-type and location, this seasonality may be impacted by unpredicted national or local economic, environmental or global events, or the difficult economic environment and continued geopolitical instability in the years following any such event.

[The hospitality industry is particularly subject to intense competition for guests. Competition arises primarily from chain hotels, individual hotels, timeshares and resorts, and is based on, among other things, brand name recognition, location, room rates and quality of service and accommodations. To remain competitive in the hospitality industry and maintain economic values, hotels generally require more frequent expenditures for improvements and renovations than for other types of commercial properties. If competing hotel properties are built in the area where a hotel is located or other hotels in the vicinity are substantially updated or refurbished, the value and net operating income of such hotel could be reduced.]

Casino Properties.    Factors affecting the economic performance of a casino property include:

•	location, including proximity to or easy access from major population centers;

•	appearance;

•	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

•	the existence or construction of competing casinos;

•	dependence on tourism; and

•	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

•	providing alternate forms of entertainment, such as performers and sporting events, and

•	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties.    Health care-related properties include:

•	hospitals;

•	medical offices;

•	skilled nursing facilities;

•	nursing homes;

•	congregate care facilities; and

•	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

•	statutory and regulatory changes;

•	retroactive rate adjustments;

•	administrative rulings;

•	policy interpretations;

•	delays by fiscal intermediaries; and

•	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are also subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

•	federal and state licensing requirements;

•	facility inspections;

•	rate setting;

•	disruptions in payments;

•	reimbursement policies;

•	audits, which may result in recoupment of payments made or withholding of payments due;

•	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

•	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or ‘‘granny cams’’, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

•	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider agreements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

The Deficit Reduction Act of 2006 (‘‘DRA’’) is expected to increase government anti-fraud efforts. Among other things, the DRA requires organizations, such as nursing facilities and assisted living facilities, that receive $5 million or more in Medicaid payments to train their work forces on the federal false claims act and its whistle blower provisions by January 1, 2007. The statute also encourages states to pass their own false claims laws by giving states a larger share of the money recovered from false claims cases. The effect of the DRA may be to create more whistle blowers and give rise to more false claims act prosecutions. There can be no assurance that government officials responsible for false claims act enforcement will not assert that one or more of a borrower’s arrangements, practices, nursing facilities, or assisted living facilities are in violation of such laws.

Each state also has a Medicaid Fraud Control Unit (‘‘MFCU’’), which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are MFCU and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Industrial Properties.    Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

•	location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

•	building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

•	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Warehouse, Mini-Warehouse and Self-Storage Facilities.    Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

•	building design,

•	location and visibility,

•	tenant privacy,

•	efficient access to the property,

•	proximity to potential users, including apartment complexes or commercial users,

•	services provided at the property, such as security,

•	age and appearance of the improvements, and

•	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors.

Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

Restaurants and Taverns.    Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

•	competition from facilities having businesses similar to a particular restaurant or tavern;

•	perceptions by prospective customers of safety, convenience, services and attractiveness;

•	the cost, quality and availability of food and beverage products;

•	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

•	changes in demographics, consumer habits and traffic patterns;

•	the ability to provide or contract for capable management; and

•	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

•	market segment,

•	product,

•	price,

•	value,

•	quality,

•	service,

•	convenience,

•	location, and

•	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

•	lower operating costs,

•	more favorable locations,

•	more effective marketing,

•	more efficient operations, or

•	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

•	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

•	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

•	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks.    Manufactured housing communities and mobile home parks consist of land that is divided into ‘‘spaces’’ or ‘‘home sites’’ that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the number of comparable competing properties in the local market;

•	the age, appearance, condition and reputation of the property;

•	the quality of management; and

•	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

•	multifamily rental properties,

•	cooperatively-owned apartment buildings,

•	condominium complexes, and

•	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Recreational and Resort Properties.    Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

•	the location and appearance of the property;

•	the appeal of the recreational activities offered;

•	the existence or construction of competing properties, whether or not they offer the same activities;

•	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

•	geographic location and dependence on tourism;

•	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

•	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

•	sensitivity to weather and climate changes; and

•	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Arenas and Stadiums.    The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

•	sporting events;

•	musical events;

•	theatrical events;

•	animal shows; and/or

•	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

•	the appeal of the particular event;

•	the cost of admission;

•	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

•	perceptions by prospective patrons of the safety of the surrounding area; and

•	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

Churches and Other Religious Facilities.    Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Parking Lots and Garages.    The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land.    The value of unimproved land is largely a function of its potential use. This may depend on—

•	its location,

•	its size,

•	the surrounding neighborhood, and

•	local zoning laws.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

•	the successful operation of the property, and

•	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

•	make the loan payments on the related mortgage loan,

•	cover operating expenses, and

•	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

•	some health care-related facilities,

•	hotels and motels,

•	recreational vehicle parks, and

•	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

•	warehouses,

•	retail stores,

•	office buildings, and

•	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

•	increases in energy costs and labor costs;

•	increases in interest rates and real estate tax rates; and

•	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

•	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

•	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

•	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

•	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

•	the income capitalization method, which takes into account the property’s projected net cash flow; or

•	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

•	it is often difficult to find truly comparable properties that have recently been sold;

•	the replacement cost of a property may have little to do with its current market value; and

•	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ above.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

•	the operation of all of the related real properties, and

•	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

•	any adverse economic developments that occur in the locale, state or region where the properties are located;

•	changes in the real estate market where the properties are located;

•	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

•	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Borrower’s Form of Entity May Cause Special Risks and/or Hinder Recovery

Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own or have previously owned other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

•	individuals that have personal liabilities unrelated to the property.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See ‘‘—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ below and ‘‘Legal Aspects of Mortgage Loans— Bankruptcy Laws.’’

The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower’s assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

•	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

•	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

•	that the results of the environmental testing were accurately evaluated in all cases;

•	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

•	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

•	tenants at the property, such as gasoline stations or dry cleaners, or

•	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an ‘‘owner’’ or ‘‘operator’’ of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

•	agents or employees of the lender are deemed to have participated in the management of the borrower, or

•	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

•	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

•	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the offered certificates will be secured by—

•	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

•	the related voting rights in the owners’ association for the subject building, development or project.

Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any. Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower’s interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant’s lender may not be able to succeed to the tenant’s position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant’s obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App. LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recuperate the full value of the leasehold interest in bankruptcy court.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.    It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

•	the bankrupt party—

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

•	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges.    Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

Due-on-Sale and Debt Acceleration Clauses.    Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

•	the related real property, or

•	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

•	the default is deemed to be immaterial,

•	the exercise of those remedies would be inequitable or unjust, or

•	the circumstances would render the acceleration unconscionable.

Assignments of Leases.    Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. See ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

Defeasance.    A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions With One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which ‘‘one action,’’ ‘‘security first’’ and/or ‘‘anti-deficiency’’ rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional—and perhaps significant additional—delay and expense in foreclosing on the underlying real properties located in states affected by ‘‘one action,’’ ‘‘security first’’ or ‘‘anti-deficiency’’ rules. See ‘‘Legal Aspects of Mortgage Loans—Foreclosure—One Action and Security First Rules’’ and ‘‘—Foreclosure—Anti-Deficiency Legislation’’.

Additional Secured Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender, Intercreditor and Similar Agreements May Limit a Mortgage Lender’s Rights

With respect to one or more of the mortgage loans included in one of our trusts, the related borrower may have encumbered, or be permitted to encumber, the related real property collateral with additional secured debt. In addition, one or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans —not included in the related trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’

Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring additional secured debt.

The existence of any additional secured indebtedness may adversely affect the related borrower’s financial viability and/or the subject trust’s security interest in the related real property collateral. For example, the existence of additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan’s maturity. In addition, the related borrower may have difficulty repaying multiple loans. The existence of other debt, secured or otherwise, may also increase the likelihood of a borrower bankruptcy. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See ‘‘Legal Aspects of Mortgage Loans—Subordinate Financing.’’

In addition, if any mortgage loan underlying a series of offered certificates is secured by a mortgaged real property encumbered by other mortgage debt, and if that other mortgage debt is not part of the related trust, then the related trust may be subject to a co-lender, intercreditor or similar agreement with the other affected mortgage lenders that, among other things:

•	grants any such other mortgage lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of the payment terms of the subject underlying mortgage loan; and/or

•	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

See also ‘‘—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests’’ below.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May be Unenforceable

One or more mortgage loans included in one of our trusts may be part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust—directly or through an applicable servicer—will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Real Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in one of our trusts, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan underlying a series of offered certificates, equity interests in the related borrower have been pledged to secure mezzanine debt, then the related trust may be subject to an intercreditor or similar agreement that, among other things:

•	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of payment terms of the subject underlying mortgage loan; and/or

•	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged real property and therefore may reduce its incentive to invest cash in order to support that mortgaged real property.

World Events and Natural Disasters Could Have an Adverse Impact on the Real Properties Securing the Mortgage Loans Underlying Your Offered Certificates and Consequently Could Reduce the Cash Flow Available to Make Payments on the Offered Certificates

The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the applicable trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the affected certificates. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

•	war,

•	riot, strike and civil commotion,

•	terrorism,

•	nuclear, biological or chemical materials,

•	revolution,

•	governmental actions,

•	floods and other water-related causes,

•	earth movement, including earthquakes, landslides and mudflows,

•	wet or dry rot,

•	mold,

•	vermin, and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

Redevelopment and Renovation at the Mortgaged Properties May Have Uncertain and Adverse Results

Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that legal proceedings may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

•	breach of contract involving a tenant, a supplier or other party;

•	negligence resulting in a personal injury, or

•	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

•	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

•	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

In addition, in connection with the trust’s acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received.    If you own a certificate that evidences a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See ‘‘Federal Income Tax Consequences —REMICs.’’

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986.    A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

•	generally will not be reduced by losses from other activities,

•	for a tax-exempt holder, will be treated as unrelated business taxable income, and

•	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates.    The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

•	individuals,

•	estates,

•	trusts beneficially owned by any individual or estate, and

•	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to—

•	a foreign person under the Internal Revenue Code of 1986, or

•	a U.S. person that is classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. persons, or

•	a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this ‘‘—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences’’ section.

See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.’’

Potential Conflicts of Interest Can Affect a Person’s Performance

A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates—or, in the case of a sub-servicer, a consistent sub-servicing agreement—and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties

In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

•	the real properties may be managed by property managers that are affiliated with the related borrowers;

•	the property managers also may manage additional properties, including properties that may compete with those real properties; or

•	affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests

One or more mortgage loans underlying a series of offered certificates may each be part of a loan combination or split loan structure that includes one or more additional mortgage loans—not included in the related trust—that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject underlying mortgage loan. See ‘‘The Trust

Fund—Mortgage Loans—Loan Combinations.’’ Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in our trust, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer—without cause—with respect to that loan combination. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in a loan combination—or, if applicable, any representative, designee or assignee thereof with respect to the particular right—that includes a mortgage loan in our trust will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

In addition, if any mortgage loan included in one of our trusts is part of a loan combination, then that mortgage loan may be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates would have limited ability to control the servicing of that loan combination and the parties with control over the servicing of that loan combination may have interests that conflict with your interests. See ‘‘Description of the Governing Documents—Servicing Mortgage Loans That Are Part of a Loan Combination.’’

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders Than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Limited Information Causes Uncertainty

Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

The Risk of Terrorism in the United States and Military Action May Adversely Affect the Value of the Offered Certificates and Payments on the Mortgage Assets

It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

Problems with Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result—

•	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

•	you may have only limited access to information regarding your offered certificates;

•	you may suffer delays in the receipt of payments on your offered certificates; and

•	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates.’’

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

•	legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

•	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

Certain Classes of the Offered Certificates are Subordinate to, and are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series

If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the certificates of the same series,

•	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the related trust.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related trust. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the related trust assets. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The Amount of Credit Support Will Be Limited.    The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See ‘‘Description of the Certificates—Allocation of Losses and Shortfalls’’ and ‘‘Description of Credit Support.’’ If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses.    The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others.    If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

The Interests of Certain Certificateholders With Rights and Powers Over Certain Servicing Actions and to Cure and Purchase Certain Mortgage Loans May Be in Conflict with the Interests of the Offered Certificateholders of the Same Series

The holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of any series that includes offered certificates may be entitled to: (a) direct and advise the related master servicer and/or special servicer with respect to various actions, and subject to various conditions, that will be described in the related prospectus supplement, which actions may include specified servicing actions with respect to all or any one or more particular mortgage loans and/or foreclosure properties in the related trust;(b) replace the special servicer with respect to one or more mortgage loans and/or foreclosure properties in the related trust, subject to satisfaction of the conditions described in the related prospectus supplement; and (c) exercise cure rights and/or purchase options with respect to mortgage loans, or one or more particular mortgage loans, in the related trust as to which specified defaults have occurred or are reasonably foreseeable. Some of the foregoing rights and powers may be assignable or may be exercisable through a representative.

The certificateholders and/or certificate owners possessing—directly or through representatives—the rights and powers described above will generally be, at least initially, the holders or beneficial owners of non-offered certificates. Those certificateholders and/or certificate owners are therefore likely to have interests that conflict with those of the holders of the offered certificates of the same series. You should expect that those certificateholders and/or certificate owners—directly or through representatives—will exercise their rights and powers solely in their own best interests and will not be liable to the holders or beneficial owners of any other class of certificates of the subject series for so doing.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Assets

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the ‘‘Glossary’’ attached to this prospectus.

THE TRUST FUND

Description of the Trust Assets

The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

•	various types of multifamily and/or commercial mortgage loans;

•	mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

•	a combination of mortgage loans and mortgage-backed securities of the types described above.

In addition to the asset classes described above in this ‘‘Description of the Trust Assets’’ section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate do not exceed 10% by principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

Neither we nor any of our affiliates will guarantee payment on any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment on any of those mortgage assets.

Mortgage Loans

General.    Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

•	rental or cooperatively-owned buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

•	retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

•	office properties;

•	hospitality properties, such as hotels, motels and other lodging facilities;

•	casino properties;

•	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

•	industrial properties;

•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and

•	unimproved land.

The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth above under ‘‘Risk Factors—The Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks’’ is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include—

•	a fee interest or estate, which consists of ownership of the property for an indefinite period,

•	an estate for years, which consists of ownership of the property for a specified period of years,

•	a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

•	shares in a cooperative corporation which owns the property, or

•	any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

Junior Mortgage Loans.    If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied—

•	first, to the payment of court costs and fees in connection with the foreclosure,

•	second, to the payment of real estate taxes, and

•	third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

Delinquent Mortgage Loans.    If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement—

•	the period of the delinquency,

•	any forbearance arrangement then in effect,

•	the condition of the related real property, and

•	the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

Payment Provisions of the Mortgage Loans.    Each of the mortgage loans included in one of our trusts will have the following features:

•	an original term to maturity of not more than approximately 40 years; and

•	scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

A mortgage loan included in one of our trusts may also include terms that:

•	provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	provide for no accrual of interest;

•	provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

•	be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	permit the negative amortization or deferral of accrued interest;

•	permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

•	prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Mortgage Loan Information in Prospectus Supplements.    We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

•	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

•	the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

•	if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

•	information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

•	debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

•	the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, to the extent such information is not otherwise required to be included in the related prospectus supplement pursuant to the Securities Act, we will provide—

•	more general information in the related prospectus supplement, and

•	specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Loan Combinations.    Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. ‘‘Risk Factors— With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.’’

Real Property and Other Collateral.    Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

Mortgage-Backed Securities

The mortgage-backed securities underlying a series of offered certificates may include:

•	mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

•	certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

Each mortgage-backed security included in one of our trusts—

•	will have been registered under the Securities Act, or

•	will be exempt from the registration requirements of that Act, or

•	will have been held for at least the holding period specified in Rule 144(k) under that Act, or

•	may otherwise be resold by us publicly without registration under that Act.

We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

•	the initial and outstanding principal amount(s) and type of the securities;

•	the original and remaining term(s) to stated maturity of the securities;

•	the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

•	the payment characteristics of the securities;

•	the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

•	a description of the related credit support, if any;

•	the type of mortgage loans underlying the securities;

•	the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

•	the terms and conditions for substituting mortgage loans backing the securities; and

•	the characteristics of any agreements or instruments providing interest rate protection to the securities.

With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Substitution, Acquisition and Removal of Mortgage Assets

We will generally acquire the mortgage assets to be included in our trusts from Lehman Brothers Holdings Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, and if the subject securitization transaction contemplates a prefunding period, then we will deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days—or such other period as may be specified in the related prospectus supplement—following the date of initial issuance of that series of certificates, which 90-day or other period will be the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

•	the term or duration of the prefunding period;

•	the amount of proceeds to be deposited in the related prefunding account and the percentage of the mortgage asset pool represented by those proceeds; and

•	any limitation on the ability to add pool assets.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

•	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower, (b) a purchase option on the part of the holder(s) or beneficial owner(s) of all or a specified portion of particular certificates, or a particular group or class of certificates, of the subject series and/or (c) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement. In some cases, those purchase options may be assignable or exercisable by a specified designee.

In addition, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates.

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller and/or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. Upon the discovery of a material breach of any such representation or warranty or a material defect with respect to those documents, in each case that is material and adverse in accordance with a standard set forth in the related prospectus supplement, we or such other party may be required, at our or its option, to either repurchase the affected mortgage asset(s) out of the related trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

See also ‘‘Description of the Certificates—Termination and Redemption.’’

Cash, Accounts and Permitted Investments

The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage assets and other related trust assets.

The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the mortgage assets and other trust assets and other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in permitted investments. In the related prospectus supplement, we will provide a summary description of those permitted investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

Credit Support

The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

•	overcollateralization and/or excess cash flow;

•	the subordination of one or more other classes of certificates of the same series;

•	a letter of credit;

•	a surety bond;

•	an insurance policy;

•	a guarantee; and/or

•	a reserve fund.

In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support. In addition, we will summarize in the related prospectus supplement how losses not covered by credit enhancement or support will be allocated to the subject series of offered certificates.

Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection

The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested. For so long as it is in effect, a guaranteed investment contract will provide a specified rate of return on any and all moneys invested with the provider of that contract.

Trust assets may also include:

•	interest rate exchange agreements;

•	interest rate cap agreements;

•	interest rate floor agreements; or

•	currency exchange agreements.

In the related prospectus supplement, we will describe and identify any obligor under, any of the agreements described in the preceding four bullets designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates.

TRANSACTION PARTICIPANTS

The Sponsor

General Character of the Sponsor’s Business.    Unless otherwise specified in the prospectus supplement, Lehman Brothers Holdings Inc. will act as the sole sponsor or a co-sponsor of the trust fund. Any other entity which acts as sponsor or co-sponsor with Lehman Brothers Holdings Inc. will be described in the prospectus supplement.

Lehman Brothers Holdings Inc., a Delaware corporation (‘‘Lehman Holdings’’), together with its subsidiaries and affiliates, are collectively referred to in this ‘‘—The Sponsor’’ section as ‘‘Lehman Brothers.’’ Lehman Brothers, through predecessor entities, was founded in 1850. Its executive offices are located at 745 Seventh Avenue, New York, New York 10019, U.S.A.

Lehman Brothers provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. Lehman Brothers provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in New York, regional headquarters in London and Tokyo, and offices in additional locations in North America, Europe, the Middle East, Latin America and the Asia Pacific region. Lehman Brothers is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, Lehman Brothers is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

Lehman Brothers operates in the three business segments described below in this ‘‘—General Character of the Sponsor’s Business’’ section, which include investment banking, capital markets and investment management.

Investment Banking.    The investment banking business segment of Lehman Brothers is made up of ‘‘advisory services’’ and ‘‘global finance’’ activities that serve Lehman Brothers’ corporate and government clients. The investment banking segment is organized into several global industry groups, which consist of communications, consumer/retailing, financial institutions, financial sponsors, healthcare, industrial, media, natural resources, power, real estate and technology, each of which include bankers with industry specific knowledge and expertise geared to meeting clients’ objectives. Specialized product groups within ‘‘advisory services’’ include mergers and acquisitions and restructuring. ‘‘Global finance’’ includes underwriting, private placements, leveraged finance and other activities associated with debt and equity products. Product groups are partnered with relationship managers in the global industry groups to provide comprehensive financial solutions for clients.

Capital Markets.

General.    The capital markets business segment includes institutional customer-flow activities, prime brokerage, research, and secondary-trading and financing activities in fixed income and equity products. These products include a wide range of cash, derivative, secured financing and structured instruments and investments. Lehman Brothers is a global market-maker in numerous equity and fixed income products including U.S., European and Asian equities, government and agency securities, money market products, corporate high grade, high yield and emerging market securities, mortgage- and asset-backed securities, preferred stock, municipal securities, bank loans, foreign exchange, financing and derivative products. Lehman Brothers is one of the largest investment banks in terms of U.S. and pan-European listed equities trading volume, and Lehman Brothers maintains a major presence in over-the-counter U.S. stocks, major Asian large capitalization stocks, warrants, convertible debentures and preferred issues. In addition, the secured financing business manages Lehman Brothers’ equity and fixed income matched book activities, supplies secured financing to institutional clients and customers, and provides secured funding for Lehman Brothers’ inventory of equity and fixed income products. The capital markets segment also includes proprietary activities as well as investing in real estate and private equity.

Mortgage- and Asset-Backed Securities.    Lehman Brothers is an underwriter of and market-maker in residential and commercial mortgage-and asset-backed securities and is active in all areas of secured lending, structured finance and securitized products. Lehman Brothers underwrites and makes markets in the full range of U.S. agency-backed mortgage products, mortgage-backed securities, asset-backed securities and whole loan products. It is also active in the global market for residential and commercial mortgages (including multi-family financing) and leases. Lehman Brothers originates commercial and residential mortgage loans through Lehman Holdings and Lehman Brothers Bank, FSB, and other subsidiaries in the U.S., Europe and Asia. Lehman Brothers Bank, FSB offers traditional and online mortgage and banking services nationally to individuals as well as institutions and their customers. Lehman Brothers Bank, FSB is a major part of Lehman Brothers’ institutional mortgage business, providing an origination pipeline for mortgages and mortgage-backed securities.

Investment Management.    The investment management business segment consists of Lehman Brothers’ global ‘‘private investment management’’ and ‘‘asset management’’ businesses. Private investment management provides comprehensive investment, wealth advisory and capital markets execution services to high-net-worth individuals and businesses, leveraging all the resources of Lehman Brothers. Asset management provides proprietary asset management products across traditional and alternative asset classes, through a variety of distribution channels, to individuals and institutions. It includes both the Neuberger Berman and Lehman Brothers Asset Management brands as well as Lehman Brothers’ Private Equity business.

The Sponsor’s Securitization Program.    Lehman Holdings, together with its affiliates, engages in mortgage- and asset-backed securitizations and other structured financing arrangements. Lehman Holdings has been engaged in the securitization of assets since 1987 and in the securitization of commercial mortgage loans since 1991.

Lehman Holdings and its affiliates, directly or through correspondents, also originate multifamily and commercial mortgage loans throughout the United States and abroad. Lehman Holdings and its affiliates have been engaged in the origination of commercial mortgage loans since 1994. The multifamily and commercial mortgage loans originated and securitized by Lehman Holdings and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by Lehman Holdings and its affiliates have been originated, directly or through correspondents, by Lehman Holdings or an affiliate.

In addition, in the normal course of its securitization program, Lehman Holdings and its affiliates, including Lehman Bank, FSB, may also acquire multifamily and commercial mortgage assets from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by Lehman Holdings or any of its affiliates. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

Lehman Holdings and its affiliates may also originate mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by Lehman Holdings, and Lehman Holdings or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In connection with its commercial mortgage securitization transactions, Lehman Holdings or an affiliate generally transfers the mortgage assets to the depositor, who then transfers such assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Lehman Holdings and its affiliates also work with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction. Lehman Holdings will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions. With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither

Lehman Holdings nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations. Instead, Lehman Holdings and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans on its behalf.

If and to the extent that we agree under the applicable governing document to deliver certain mortgage loan documents to the trustee or the applicable servicer or to effect certain filings of and/or certain recordations of mortgage loan documents or assignments thereof, Lehman Holdings. or, in some cases, an affiliate, will have a corresponding obligation to deliver those mortgage loan documents to the trustee or the applicable servicer and to effect such filings of and/or recordations of such mortgage loan documents or assignments, generally pursuant to a mortgage loan purchase agreement between us and one or more Lehman Holdings entities. See ‘‘Description of the Governing Documents—Assignment of Mortgage Assets.’’

If and to the extent that we make representations and warranties to the trustee regarding any one or more of the mortgage assets included in a commercial mortgage securitization, generally pursuant to the applicable governing document, Lehman Holdings or, in some cases, an affiliate will make corresponding representations and warranties to us regarding those mortgage assets, generally pursuant to a mortgage loan purchase agreement between us and Lehman Holdings and/or an affiliate thereof. See ‘‘Description of the Governing Documents—Representations and Warranties with Respect to Mortgage Assets.’’

If it is later determined that any mortgage asset contributed by Lehman Holdings or an affiliate thereof fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, and if we are required to repurchase such mortgage asset from the trustee, cure the subject breach, defect or omission or pay a loss of value amount with respect to the subject defect, breach or omission, then Lehman Holdings or such affiliate will generally have a corresponding obligation to repurchase such mortgage asset from us, cure the subject breach, defect or omission or pay a loss of value amount with respect to the subject defect, breach or omission, as the case may be.

Underwriting Standards.

General.    Set forth below is a discussion of certain general underwriting guidelines of Lehman Holdings with respect to multifamily and commercial mortgage loans originated by Lehman Holdings. In the case of a multifamily or commercial mortgage loan originated by Lehman Holdings through a correspondent, that correspondent generally collects certain relevant information for analysis by Lehman Holdings, and assists in the origination of the subject mortgage loan on documents approved by Lehman Holdings. The underwriting guidelines described below generally do not apply to multifamily and commercial mortgage loans acquired by Lehman Holdings or its affiliates from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Underwriting Standards’’ section.

Loan Analysis.    Lehman Holdings credit underwriting is generally performed by Lehman Holdings risk-management employees. Lehman Holdings performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower includes a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities, although exceptions are made, particularly with respect to mortgage loans that are in the amount of $15,000,000 or less. The collateral analysis includes an analysis, in each case to the extent available, of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. With respect to certain large balance mortgage loans or investment grade rated mortgage loans, historical cash flow verification may be performed by staff of a ‘‘big four’’ accounting firm and reviewed by Lehman Holdings’ underwriting staff. Depending on the type of real property collateral involved and other relevant circumstances, Lehman Holdings’ underwriting staff and/or legal counsel will review leases of significant tenants. Lehman Holdings also performs a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. Lehman Holdings generally requires third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a Lehman Holdings staff member and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Lehman Holdings must be approved by one or more—depending on loan size—specified officers of Lehman Holdings. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Lehman Holdings will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan. The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property collateral for a 12-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Lehman Holdings may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Although frequently the debt service coverage ratio for multifamily and commercial mortgage loans originated by Lehman Holdings, calculated as described above, is not below 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below), exceptions are made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, Lehman Holdings may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, amortization features of the subject mortgage loan, the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Lehman Holdings’ judgment of improved property performance in the future and/or other relevant factors.

We expect to provide in the related prospectus supplement debt service coverage ratios for most mortgage loans backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

Loan-to-Value Ratio.    Lehman Holdings also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Although frequently the loan-to-value ratio for multifamily and commercial mortgage loans originated by Lehman Holdings, calculated as described above, is not above 80% (subject to the discussion under ‘‘—Additional Debt’’ below), exceptions are made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, Lehman Holdings may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, amortization features of the subject mortgage loan, the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Lehman Holdings’ judgment of improved property performance in the future and/or other relevant factors.

We expect to provide in the related prospectus supplement loan-to-value ratios for most mortgage loans backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Lehman Holdings will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Lehman Holdings or an affiliate will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Lehman Holdings will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Lehman Holdings may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals.    Lehman Holdings will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, Lehman Holdings will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Lehman Holdings may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Lehman Holdings will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Lehman Holdings may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Lehman Holdings might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Lehman Holdings or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, Lehman Holdings may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

Engineering Assessment.    In connection with the origination process, Lehman Holdings will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Lehman Holdings will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, Lehman Holdings may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Lehman Holdings may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Lehman Holdings will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Lehman Holdings will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Lehman Holdings to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Lehman Holdings’ judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, Lehman Holdings may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. Lehman Holdings conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Lehman Holdings. Furthermore, Lehman Holdings may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a parent guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—The Sponsor—Underwriting Standards’’ section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, Lehman Holding’s underwriting guidelines. In addition, in some cases, Lehman Holding’s and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

The Depositor

We are Structured Asset Securities Corporation II, the depositor with respect to each series of certificates offered by this prospectus. We were incorporated in the state of Delaware on October 25, 2002. We are a wholly owned, direct subsidiary of Lehman Commercial Paper Inc. Lehman Commercial Paper Inc. is a wholly-owned, direct subsidiary of Lehman Brothers Inc., which is a wholly owned, direct subsidiary of Lehman Brothers Holdings Inc. Our principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.

We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

We were organized, among other things, for the purposes of:

•	acquiring, holding, transferring and assigning mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

•	acquiring, holding, transferring and assigning mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

•	forming pools of mortgage loans and mortgage-backed securities; and

•	acting as depositor of one or more trusts formed to issue, sell and deliver bonds, certificates of interest or other evidences of indebtedness that are secured by a pledge or assignment of, or represent interests in, pools of mortgage loans and mortgage-backed securities; and

•	doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

Since our incorporation in 2002, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. We generally acquire the commercial and multifamily mortgage loans from Lehman Holdings or another of our affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

After the issuance of a series of offered certificates, we may be required, to the extent specified in the related governing document, to perform certain actions on a continual basis, including but not limited to:

•	with respect to any mortgage loans contributed by Lehman Holdings or another of our affiliates, the delivery of mortgage loan documents and certain assignments thereof to the trustee and/or the master servicer, as described under ‘‘Description of the Governing Documents—Assignment of the Mortgage Assets;’’

•	with respect to any mortgage loans contributed by Lehman Holdings or another of our affiliates, upon the discovery of a material breach of any representation or warranty made by us, or a material defect or omission with respect to certain specified mortgage loan documents delivered by us, if that breach, defect or omission is material and adverse in accordance with a standard set forth in the related prospectus supplement, to effect a remedy for that breach or defect, which may include, at our option, making a partial loss of value payment to the trust, effecting a partial cure, repurchasing such mortgage loan out of the trust or substituting another qualifying mortgage loan, as further described in the related prospectus supplement;

•	to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

•	to appoint a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related governing document;

•	to provide the trustee, the master servicer or the special servicer with any reports, certifications and information, other than with respect to the mortgage loans, that it may reasonably require to comply with the terms of the related governing document;

•	to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related governing document; and

•	to terminate at any time the agency of any tax administrator and to appoint a successor tax administrator upon such termination or upon the resignation of the tax administrator.

Generally, however, it is expected that the functions and/or duties set out under this ‘‘—The Depositor’’ section will be performed by our agents or affiliates.

The Issuing Entity

The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related mortgage assets and in whose name those certificates will be issued. Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State of New York or another jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust. However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus. Accordingly, the assets of one of our trusts may back one or more classes of certificates other than the related offered certificates. The trust assets for each series will be held by the related trustee for the benefit of the related certificateholders.

The Originators

Some or all of the mortgage loans included in one of our trusts may be originated by Lehman Brothers Holdings Inc. or by one of our other affiliates. In addition, there may be other third-party originators of the mortgage loans backing a series of offered certificates. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See ‘‘Transaction Participants—The Sponsor.’’ We will identify in the related prospectus supplement for each series of offered certificates any originator or group of affiliated originators—apart from a sponsor and/or its affiliates—that originated or is expected to originate mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

DESCRIPTION OF THE GOVERNING DOCUMENTS

General

The ‘‘Governing Document’’ for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under ‘‘Transaction Participants—The Depositor.’’

Assignment of Mortgage Assets

At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage assets and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

•	in the case of a mortgage loan—

1.	the address of the related real property,

2.	the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

3.	the remaining term to maturity,

4.	if the mortgage loan is a balloon loan, the remaining amortization term, and

5.	the outstanding principal balance; and

•	in the case of a mortgage-backed security—

1.	the outstanding principal balance, and

2.	the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets

If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

•	the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

•	the warranting party’s title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

•	in the case of a mortgage loan—

1.	the enforceability of the related mortgage note and mortgage,

2.	the existence of title insurance insuring the lien priority of the related mortgage, and

3.	the payment status of the mortgage loan.

We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

•	maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

•	ensuring that the related properties are properly insured;

•	attempting to collect delinquent payments;

•	supervising foreclosures;

•	negotiating modifications;

•	responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

•	protecting the interests of certificateholders with respect to senior lienholders;

•	conducting inspections of the related real properties on a periodic or other basis;

•	collecting and evaluating financial statements for the related real properties;

•	managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

•	maintaining servicing records relating to mortgage loans in the trust.

We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent with respect to a specified number of scheduled payments;

•	mortgage loans as to which there is a material non-monetary default;

•	mortgage loans as to which the related borrower has—

1.	entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

2.	become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

•	real properties acquired as part of the trust with respect to defaulted mortgage loans.

The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

A borrower’s failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can—

•	make the initial determination of appropriate action,

•	evaluate the success of corrective action,

•	develop additional initiatives,

•	institute foreclosure proceedings and actually foreclose, or

•	accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as—

•	performing property inspections and collecting, and

•	evaluating financial statements.

A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as—

•	continuing to receive payments on the mortgage loan,

•	making calculations with respect to the mortgage loan, and

•	making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See ‘‘Description of Credit Support’’ in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination

One or more of the mortgage loans that are included in any of our trusts may be part of a loan combination as described under ‘‘The Trust Fund—Mortgage Loans—Loan Combinations.’’ With respect to any of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under that Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to one or more other mortgage loans in any of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in one of our trusts. See ‘‘Risk Factors—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.’’

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related servicing functions (other than special servicing functions), with related collections and reports being forwarded by the sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer’s or special servicer’s compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

We will identify in the related prospectus supplement any sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

Collection of Payments on Mortgage-Backed Securities

Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then—

•	that mortgage-backed security will be registered in the name of the related trustee or its designee;

•	the related trustee will receive payments on that mortgage-backed security; and

•	subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Advances

As and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to the mortgage loans included in the subject securitization to cover—

•	delinquent payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

If there are any limitations with respect to a party’s advancing obligations, we will discuss those limitations in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of—

•	subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

•	any other specific sources identified in the related prospectus supplement.

If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances—

•	periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

•	at any other times and from any sources as we may describe in the related prospectus supplement.

If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon—

•	the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

•	a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. The appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with such resignation and the resulting transfer of servicing.

With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. However, subject to any exceptions disclosed in the related prospectus supplement, neither we nor any of those other parties to the related Governing Document will be protected against any liability that would otherwise be imposed by reason of—

•	willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

•	reckless disregard of those obligations and duties.

Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. However, subject to any exceptions disclosed in the related prospectus supplement, the indemnification will not extend to any such loss, liability or expense:

•	specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

•	incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

•	incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

•	the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

•	either—

1.	that party is specifically required to bear the expense of the action, or

2.	the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

With limited exception, any person or entity—

•	into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

•	resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

•	succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

Compensation arrangements for a master servicer, special servicer or manager for one of our trusts may vary from securitization transaction to securitization transaction. The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

Events of Default

We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party’s duties under that Government Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

Amendment

The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

1.	to cure any ambiguity;

2.	to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

3.	to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

4.	to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

5.	to relax or eliminate any requirement under the Governing Document imposed by the Securities Act, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

6.	to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

7.	to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

8.	to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

9.	to otherwise modify or delete existing provisions of the Governing Document.

However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a ‘‘qualifying special purpose entity’’ under FASB 140, then no such amendment may significantly change the activities of the related trust.

In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to—

•	reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

•	adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

•	if the related trust is intended to be a ‘‘qualifying special purpose entity’’ under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

•	modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

•	modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

List of Certificateholders

Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

Eligibility Requirements for the Trustee

The trustee for each series of offered certificates will be named in the related prospectus supplement.

The trustee for a series of offered certificates is at all times required to be a bank, banking association, banking corporation or trust company organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times—

•	be authorized under those laws to exercise trust powers;

•	with limited exception, have a combined capital and surplus of at least $50,000,000; and

•	be subject to supervision or examination by a federal or state banking authority.

If the bank, banking association, banking corporation or trust company in question publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that bank, banking association, banking corporation or trust company will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

The bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

If no event of default has occurred and is continuing under the related Governing Document, the trustee for a series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

The trustee for a series of offered certificates will not—

•	make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

•	be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. However, the trustee will remain responsible for the acts and omissions of any such agent or attorney acting within the scope of its employment to the same extent as it is responsible for its own acts and omissions under the related Governing Document.

In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will then be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, all rights, powers, duties and obligations conferred or imposed upon the trustee will then be conferred or imposed singly upon the separate trustee or co-trustee, which will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

Rights, Protections, Indemnities and Immunities of the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee’s acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the related Governing Document. Furthermore, no trustee for any series of offered certificates will be liable for an error in judgment, unless the trustee was negligent in ascertaining the pertinent facts.

The trustee for a series of offered certificates may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the trustee for a series of offered certificates may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the related Governing Document in good faith and in accordance therewith.

No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document, or to make any investigation of matters arising under that Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document, at the request, order or direction of any of the certificateholders of that series, pursuant to the provisions of that Governing Document, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator and custodian for that trust.

Resignation and Removal of the Trustee

The trustee for any series of offered certificates may resign at any time by giving written notice thereof to, among others, us. Upon receiving that notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

In general, if, among other things—

•	the trustee ceases to be eligible to act in that capacity under the related Governing Document and fails to resign after we make a written request for the trustee to resign, or

•	the trustee becomes incapable of acting in that capacity under the related Governing Document, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

•	the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee’s reasonable control) to timely deliver or otherwise make available in accordance with the Governing Document certain reports or statements required under the Governing Document and such failure continues unremedied for a period set forth in the Governing Document after receipt of written notice by the trustee of such failure, or

•	if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%—or any other percentage specified in the related prospectus supplement—of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

In the event that the trustee for any series of offered certificates is terminated or removed, all of its rights and obligations under the related Governing Document and in and to the related trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the outgoing trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee for any series of offered certificates all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing Document.

The Governing Document will also generally provide that if a trustee thereunder resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of that trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid: (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by us as described in the third preceding paragraph; (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by certificateholders of the subject series as described in the second preceding paragraph; and (c) out of the related trust assets, if such costs and expenses are not paid by the predecessor trustee or the subject certificateholders, as contemplated by the immediately preceding clauses (a) and (b), within a specified period after they are incurred (except that such predecessor trustee or such subject certificateholders, as applicable, will remain liable to the related trust for those costs and expenses).

DESCRIPTION OF THE CERTIFICATES

General

Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust created at our direction. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

A series of certificates consists of all those certificates that—

•	have the same series designation;

•	were issued under the same Governing Document; and

•	represent beneficial ownership interests in the same trust.

A class of certificates consists of all those certificates of a particular series that—

•	have the same class designation; and

•	have the same payment terms.

The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

•	a stated principal amount, which will be represented by its principal balance, if any;

•	interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events as described in the related prospectus supplement;

•	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

•	payments of principal, with disproportionate, nominal or no payments of interest;

•	payments of interest, with disproportionate, nominal or no payments of principal;

•	payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not itself accrue interest, all as set forth in the related prospectus supplement;

•	payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

•	payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

•	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

•	than the rate at which payments or other collections of principal are received on the related mortgage assets;

•	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

•	payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

•	payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

•	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other specified items or amounts received on the related mortgage assets.

Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related mortgage assets, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related mortgage assets.

Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking Luxembourg or the Euroclear System, for so long as they are participants in DTC.

Investor Requirements and Transfer Restrictions

A Governing Document may impose minimum standards, restrictions or suitability requirements regarding potential investors in purchasing the subject offered certificates and/or restrictions on ownership or transfer of the subject offered certificates. If so, we will discuss any such standards, restrictions and/or requirements in the related prospectus supplement if and to the extent that we do not already do so in this prospectus.

Payments on the Certificates

General.    Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related mortgage assets will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

•	the frequency of distributions on, and the periodic distribution date for, that series;

•	the relevant collection period, which may vary from mortgage asset to mortgage asset, for payments and other collections on or with respect to the related mortgage assets that are payable on that series on any particular distribution date; and

•	the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either—

•	by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date or, in most cases, a specified number of days—generally not more than five—prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

•	by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

•	the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

•	any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets or the failure to make any required payment on any class of certificates of the subject series, such as a change in distribution priority among classes;

•	any credit enhancement or other support and any other structural features designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

•	how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

•	an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related mortgage assets.

In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets—such as to reserve accounts, cash collateral accounts or expenses—and the purpose and operation of those requirements.

Payments of Interest.    In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class. However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related mortgage assets or on one or more particular related mortgage assets.

The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

•	a specified fixed rate;

•	a rate based on the interest rate for a particular related mortgage asset;

•	a rate based on a weighted average of the interest rates for some or all of the related mortgage assets, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or by a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

•	a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or other similar index rate, as determined from time to time as set forth in the related prospectus supplement;

•	a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

•	a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

•	a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

•	a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

•	the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

•	a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods.

We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

Interest may accrue with respect to any offered certificate on the basis of:

•	a 360-day year consisting of 12 30-day months,

•	the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

•	the actual number of days elapsed during each relevant period in a normal calendar year, or

•	any other method identified in the related prospectus supplement.

We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

•	based on the principal balances of some or all of the related mortgage assets; or

•	equal to the total principal balances of one or more other classes of certificates of the same series.

Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal.    An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

The total outstanding principal balance of any class of offered certificates will be reduced by—

•	payments of principal actually made to the holders of that class, and

•	if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. If applicable, we will express, as a percentage, in the related prospectus supplement, the extent to which the initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related mortgage assets that we transfer to the related trust.

The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the related mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date, including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar triggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds in response to the events or triggers described in the preceding sentence.

The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related mortgage assets to retire that class or series.

Allocation of Losses and Shortfalls

If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

•	by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

•	by establishing a priority of payments among those classes.

Different types of losses and shortfalls, or losses and/or shortfalls with respect to different mortgage assets, may be allocated differently among the various classes of certificates of the related series.

See ‘‘Description of Credit Support.’’

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference into this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus—or in the related prospectus supplement — or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

•	Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under the trust’s specific number, which will be a series number assigned to the file number for our registration statement as shown under ‘‘Available Information.’’

We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom this prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in this prospectus but not delivered with this prospectus. Unless we state otherwise, in the related prospectus supplement, requests for this information should be directed to the corporate trust office of the trustee specified in the related prospectus supplement.

Reports to Certificateholders

On or about each distribution date, the related master servicer, manager or trustee will forward, upon request, or otherwise make available, to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding—

•	the payments made on that distribution date with respect to the applicable class of offered certificates, and

•	the recent performance of the mortgage assets.

Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for—

•	that calendar year, or

•	the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that Governing Document.

Voting Rights

Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except—

•	with respect to those amendments to the Governing Documents described under ‘‘Description of the Governing Documents—Amendment,’’ or

•	as otherwise specified in this prospectus or in the related prospectus supplement.

As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

Termination and Redemption

The trust for each series of offered certificates will terminate and cease to exist following:

•	the final payment or other liquidation of the last mortgage asset in that trust; and

•	the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

Further, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificateholders (which may exclude any holders of a class of certificates evidencing a residual interest in a REMIC) of a given series of certificates, acting together, may exchange all of those certificates for all of the mortgage loans, REO properties and mortgage-backed securities remaining in the mortgage pool underlying those certificates, thereby effecting the early termination of the related trust. Upon receipt by the related trustee of all amounts due and owing in connection with such exchange, the trustee will transfer or cause to be transferred to a designee of all of the remaining certificateholders all of the remaining mortgage assets.

In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool —or, in the case of a master trust, of the particular series in which the class was issued—is still outstanding, will include the word ‘‘callable.’’

Book-Entry Registration

General.    Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg,, for so long as they are participants in DTC.

DTC, Euroclear and Clearstream.    DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a ‘‘banking corporation’’ within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and

•	a ‘‘clearing agency’’ registered under the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in a variety of currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 210,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this ‘‘—Book-Entry Registration’’ section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECSPLC. ECSPLC establishes policy for the Euroclear system on behalf of more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

Holding and Transferring Book-Entry Certificates.    Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC’s records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.

Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments on the book-entry certificates will be made to DTC. DTC’s practice is to credit DTC participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be—

•	governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

•	the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related distribution date.

The only ‘‘certificateholder’’ of book-entry certificates will be DTC or its nominee. Parties to the applicable governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as ‘‘certificateholders.’’ The beneficial owners of book-entry certificates will be permitted to exercise the rights of ‘‘certificateholders’’ only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a ‘‘certificateholder’’ only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Issuance of Definitive Certificates.    Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

•	we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

•	we notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, in the event applicable law and/or DTC’s procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on your offered certificates will depend on—

•	the price you paid for your offered certificates,

•	the pass-through rate on your offered certificates,

•	the amount and timing of payments on your offered certificates.

The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

Payment Delays

There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

•	the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

•	the dates on which any balloon payments are due; and

•	the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon—

•	whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

•	when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either—

•	be based on the principal balances of some or all of the mortgage assets in the related trust, or

•	equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which—

•	payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

•	payments are made in reduction of the total principal balance, or a designated portion of the total principal balance, of any class of certificates referred to in the second bullet point of the prior sentence.

The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

•	the availability of mortgage credit;

•	the relative economic vitality of the area in which the related real properties are located;

•	the quality of management of the related real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

In general, those factors that increase—

•	the attractiveness of selling or refinancing a commercial or multifamily property, or

•	the likelihood of default under a commercial or multifamily mortgage loan, would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as—

•	prepayment lock-out periods, and

•	requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

•	to convert to a fixed rate loan and thereby lock in that rate, or

•	to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to—

•	realize its equity in the property,

•	meet cash flow needs or

•	make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to—

•	the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

•	the relative importance of those factors,

•	the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

•	the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of—

•	scheduled amortization, or

•	prepayments, including—

1.	voluntary prepayments by borrowers, and

2.	involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth—

•	the projected weighted average life of each class of those offered certificates with principal balances, and

•	the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

Prepayment Models

Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either—

•	to refinance the loan, or

•	to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by—

•	the bankruptcy of the borrower, or

•	adverse economic conditions in the market where the related real property is located.

In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

Negative Amortization.    The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

•	limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

•	provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

•	provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

Foreclosures and Payment Plans.    The weighted average life of and yield on your offered certificates will be affected by—

•	the number of foreclosures with respect to the underlying mortgage loans; and

•	the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

Losses and Shortfalls on the Mortgage Assets.    The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

•	a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

•	the establishment of a priority of payments among classes of certificates.

If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization.    If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

•	overcollateralization and/or excess cash flow;

•	the subordination of one or more other classes of certificates of the same series;

•	the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

•	the establishment of one or more reserve funds; or

•	any combination of the foregoing.

If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

•	the nature and amount of coverage under that credit support;

•	any conditions to payment not otherwise described in this prospectus;

•	any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

•	the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Overcollateralization and Excess Cash Flow

If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related offered certificates.

Letters of Credit

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Insurance Policies, Surety Bonds and Guarantees

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies, surety bonds or guarantees provided by one or more insurance companies, sureties or other credit support providers. These instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Alternatively, the mortgage assets, or one or more particular mortgage assets, included in any trust established by us may be covered for some default and/or loss risks by insurance policies, surety bonds or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

Reserve Funds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

LEGAL ASPECTS OF MORTGAGE LOANS

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘The Trust Fund—Mortgage Loans.’’

If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as ‘‘mortgages.’’ A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

•	the terms of the mortgage,

•	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

•	the knowledge of the parties to the mortgage, and

•	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

•	a mortgagor, who is the owner of the encumbered interest in the real property, and

•	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

•	the trustor, who is the equivalent of a mortgagor,

•	the trustee to whom the real property is conveyed, and

•	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

•	the express provisions of the related instrument,

•	the law of the state in which the real property is located,

•	various federal laws, and

•	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

•	without a hearing or the lender’s consent, or

•	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See ‘‘—Bankruptcy Laws’’ below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    The two primary methods of foreclosing a mortgage are—

•	judicial foreclosure, involving court proceedings, and

•	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

•	all parties having a subordinate interest of record in the real property, and

•	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

•	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

•	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

•	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

•	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

•	upheld the reasonableness of the notice provisions, or

•	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

•	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

•	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

•	record a notice of default and notice of sale, and

•	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of—

•	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

•	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower’s right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender’s investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are—

•	to enable the lender to realize upon its security, and

•	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules.    Some states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term ‘‘judicial action’’ broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such ‘‘one action’’ and/or ‘‘security first’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with ‘‘one action’’ rules might be precluded because of a prior first action, even if such first action occurred in a state without ‘‘one action’’ rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a ‘‘one action’’ or ‘‘security first’’ jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation.    Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will generally be limited to the underlying real property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the ‘‘power of sale’’ under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations.    Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

•	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

•	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

•	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

Cooperative Shares.    Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, ‘‘foreclosure’’ on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Laws

Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

•	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

•	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

•	extend or shorten the term to maturity of the loan;

•	permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

•	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender’s ability to enforce the borrower’s assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

A borrower’s ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

•	past due rent,

•	accelerated rent,

•	damages, or

•	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

•	assume the lease and either retain it or assign it to a third party, or

•	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor’s damages for lease rejection to:

•	the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

•	unpaid rent to the earlier of the surrender of the property or the lessee’s bankruptcy filing.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws.    Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

CERCLA.    The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator,’’ however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the ‘‘Lender Liability Act’’) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

•	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

•	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (‘‘RCRA’’), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an ‘‘owner’’ or ‘‘operator’’ so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws.    Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

•	impose liability for releases of or exposure to asbestos-containing materials, and

•	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Junior Liens; Rights of Holders of Senior Liens

Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

•	first, to the payment of court costs and fees in connection with the foreclosure;

•	second, to real estate taxes;

•	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

•	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

•	the borrower may have difficulty servicing and repaying multiple loans;

•	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

•	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

•	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (‘‘Title V’’) provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.

Forfeitures in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the ‘‘USA Patriot Act’’) and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties ‘‘known to have an alleged interest in the property,’’ including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

•	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

•	the lender was, at the time of execution of the mortgage, ‘‘reasonably without cause to believe that the property was subject to forfeiture.’’

However, there is no assurance that such defense will be successful.

FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

•	banks,

•	insurance companies,

•	foreign investors.

•	tax exempt investors,

•	holders whose ‘‘functional currency’’ is not the United States dollar,

•	United States expatriates, and

•	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

•	given with respect to events that have occurred at the time the advice is rendered, and

•	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See ‘‘State and Other Tax Consequences.’’

The following discussion addresses securities of two general types:

•	REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Internal Revenue Code; and

•	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See ‘‘The Trust Fund—Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection.’’

The following discussion is based in part on the rules governing original issue discount in sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.    With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

•	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

•	those offered certificates will represent—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

Any and all offered certificates representing interests in a REMIC will be either—

•	REMIC regular certificates, representing regular interests in the REMIC, or

•	REMIC residual certificates, representing residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

Characterization of Investments in REMIC Certificates.    Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

•	‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Internal Revenue Code. If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be ‘‘qualified mortgages’’ within the meaning of section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC.

Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

•	collections on mortgage loans held pending payment on the related offered certificates, and

•	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Accordingly:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Tiered REMIC Structures.    For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

•	whether the related REMIC certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code,

•	whether the related REMIC certificates will be ‘‘loans secured by an interest in real property’’ under section 7701(a)(19)(C) of the Internal Revenue Code, and

•	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Internal Revenue Code.

Taxation of Owners of REMIC Regular Certificates.

General.    Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.    Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

•	a single fixed rate,

•	a ‘‘qualified floating rate,’’

•	an ‘‘objective rate,’’

•	a combination of a single fixed rate and one or more ‘‘qualified floating rates,’’

•	a combination of a single fixed rate and one ‘‘qualified inverse floating rate,’’ or

•	a combination of ‘‘qualified floating rates’’ that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

•	the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

•	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called ‘‘teaser’’ interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

•	the total amount of the de minimis original issue discount, and

•	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this ‘‘—Original Issue Discount’’ subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

•	the sum of:

1.	the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

•	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

•	the issue price of the certificate, increased by

•	the total amount of original issue discount previously accrued on the certificate, reduced by

•	the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

•	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

•	using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

•	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

•	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

•	the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See ‘‘Risk Factors—The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable.’’

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (‘‘REMIC IOs’’), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount.    You will be considered to have purchased a REMIC regular certificate at a market discount if—

•	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

•	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium’’ below.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

•	on the basis of a constant yield method,

•	in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

•	in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.    A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Internal Revenue Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Internal Revenue Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

•	the purchase price paid for your offered certificate, and

•	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Realized Losses.    Under section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

•	you will not be entitled to deduct a loss under section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

•	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.    Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under ‘‘—REMICs—Prohibited Transactions Tax and Other Taxes’’ below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.’’ Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination. Income derived from the REMIC residual certificates will be ‘‘portfolio income’’ for the purposes of the limitations under section 469 of the Internal Revenue Code on the deductibility of ‘‘passive losses.’’

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of ‘‘inducement fees’’ received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have—

•	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

•	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

•	excess inclusions,

•	residual interests without significant value, and

•	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See ‘‘Risk Factors—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences.’’

Taxable Income of the REMIC.    The taxable income of a REMIC will equal:

•	the income from the mortgage loans and other assets of the REMIC; plus

•	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.	the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this ‘‘—Taxable Income of the REMIC’’ subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’ The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’ However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—REMICs—Prohibited Transactions Tax and Other Taxes’’ below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Internal Revenue Code. See ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC residual certificate will be equal to:

•	the amount paid for that REMIC residual certificate,

•	increased by amounts included in the income of the holder of that REMIC residual certificate, and

•	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

•	through distributions,

•	through the deduction of any net losses of the REMIC, or

•	upon the sale of its REMIC residual certificate.

See ‘‘—REMICs—Sales of REMIC Certificates’’ below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—General’’ above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions.    Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

•	the daily portions of REMIC taxable income allocable to that certificate, over

•	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

•	the issue price of the certificate, increased by

•	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

•	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

•	will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ below.

Furthermore, for purposes of the alternative minimum tax:

•	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

•	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

•	regulated investment companies,

•	common trusts, and

•	some cooperatives.

The Treasury regulations, however, currently do not address this subject.

Noneconomic REMIC Residual Certificates.    Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.’’ If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

•	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

•	the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

•	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

•	from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

•	from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

Final Treasury regulations issued on July 18, 2002 (the ‘‘Safe Harbor Regulations’’), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a ‘‘foreign branch’’) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an ‘‘asset test’’ or a ‘‘formula test’’ provided under the REMIC Regulations. A transfer to an ‘‘eligible corporation,’’ generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The ‘‘formula test’’ makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the interest,

•	the present value of the expected future distributions on the interest, and

•	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.    Regulations under section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons.    Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

•	then—

•	an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and

•	the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

•	3% of the excess, if any, of such taxpayer’s adjusted gross income over such specified amount, or

•	80% of the amount of itemized deductions otherwise allowable for such tax year.

The Economic Growth and Tax Relief Reconciliation Act of 2001 repeals the section 68 overall limitation on itemized deductions. Subject to a sunset provision, the repeal is phased-in over five years as follows. The otherwise applicable section 68 overall limitation on itemized deductions described above is (i) reduced by one-third for taxable years beginning in 2006 and 2007, (ii) reduced by two-thirds for taxable years beginning in 2008 and 2009, (iii) not applicable for taxable years beginning in 2010 and (iv) applicable without reduction pursuant to a sunset provision for taxable years beginning in 2011. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.    If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

•	the cost of the certificate to that certificateholder, increased by

•	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

•	payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under ‘‘—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.’’ Except as described below in this ‘‘—Sales of REMIC Certificates’’ subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Internal Revenue Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ and ‘‘—Premium.’’

REMIC certificates will be ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a ‘‘conversion transaction’’ within the meaning of section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the ‘‘wash sale’’ rules of section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

•	reacquires that same REMIC residual certificate,

•	acquires any other residual interest in a REMIC, or

•	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.    The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

•	the disposition of a non-defaulted mortgage loan,

•	the receipt of income from a source other than a mortgage loan or other permitted investments,

•	the receipt of compensation for services, or

•	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a ‘‘permitted investment’’ under section 860G(a)(5) of the Internal Revenue Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

•	the person has sufficient assets to do so, and

•	the tax arises out of a breach of that person’s obligations under select provisions of the related Governing Document.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.    If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

•	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

•	events that have occurred up to the time of the transfer,

•	the prepayment assumption, and

•	any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

•	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

•	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

•	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

•	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

•	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

•	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	the residual interests in the entity are not held by Disqualified Organizations, and

•	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.    A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.    Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

•	income,

•	deductions,

•	gains,

•	losses, and

•	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are—

•	corporations,

•	trusts,

•	securities dealers, and

•	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

•	30 days after the end of the quarter for which the information was requested, or

•	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

•	income,

•	excess inclusions,

•	investment expenses, and

•	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.’’

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.    Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

•	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

•	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.    Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

•	a foreign person, and

•	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

•	owns 10% or more of one or more underlying mortgagors, or

•	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

•	foreign persons, or

•	U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons and the partnership agreement prohibits transfers of partnership interests to non-U.S. Persons.

Grantor Trusts

Classification of Grantor Trusts.    With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

A grantor trust certificate may be classified as either of the following types of certificate:

•	a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

•	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

•	normal administration fees, and

•	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.    Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

•	‘‘loans . . . secured by an interest in real property’’ within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

•	‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3) of the Internal Revenue Code; and

•	‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

Grantor Trust Strip Certificates.    Even if grantor trust strip certificates evidence an interest in a grantor trust—

•	consisting of mortgage loans that are ‘‘loans . . . secured by an interest in real property’’ within the meaning of section 7701(a)(19)(C)(v) of the Internal Revenue Code,

•	consisting of mortgage loans that are ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Internal Revenue Code, and

•	the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of section 856(c)(3)(B) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General.    Holders of a particular series of grantor trust fractional interest certificates generally:

•	will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

•	will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. The Economic Growth and Tax Relief Reconciliation Act of 2001 repeals the section 68 overall limitation on itemized deductions. Subject to a sunset provision, the repeal is phased-in over five years as follows. The otherwise applicable section 68 overall limitation on itemized deductions described above is (i) reduced by one-third for taxable years beginning in 2006 and 2007, (ii) reduced by two-thirds for taxable years beginning in 2008 and 2009, (iii) not applicable for taxable years beginning in 2010 and (iv) applicable without reduction pursuant to a sunset provision for taxable years beginning in 2011.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

•	a class of grantor trust strip certificates is issued as part of the same series, or

•	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

•	a master servicer,

•	a special servicer,

•	any sub-servicer, or

•	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

•	the treatment of some stripped bonds as market discount bonds, and

•	de minimis market discount.

See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount’’ below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes ‘‘qualified stated interest’’ in accordance with its normal method of accounting. See ‘‘REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply’’ for a definition of ‘‘qualified stated interest.’’ In general, the amount of that income that accrues in any month would equal the product of:

•	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in ‘‘—Grantor Trusts—Sales of Grantor Trust Certificates,’’ and

•	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

•	there is no original issue discount or only a de minimis amount of original issue discount, or

•	the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

•	0.25% of the stated redemption price, and

•	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount’’ below.

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

•	the stated redemption price of the mortgage loans, and

•	their issue price.

For a definition of ‘‘stated redemption price,’’ see ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

•	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

•	the daily portions of original issue discount for all days during the accrual period prior to that day.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

•	the issue price of the mortgage loan, increased by

•	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

•	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount.    If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if—

•	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

•	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

Further, under the rules described under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.    If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

•	be allocated among the payments of stated redemption price on the mortgage loan, and

•	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

Taxation of Owners of Grantor Trust Strip Certificates.    The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under ‘‘—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,’’ no regulations or published rulings under section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

•	the price paid for that grantor trust strip certificate by you, and

•	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

•	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See ‘‘Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.’’

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ above.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

•	the prepayment assumption we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

•	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates.    Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this ‘‘—Sales of Grantor Trust Certificates’’ subsection. The amount recognized equals the difference between:

•	the amount realized on the sale or exchange of a grantor trust certificate, and

•	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

•	its cost, increased by

•	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

•	any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.    Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

•	the amount of servicing compensation received by a master servicer or special servicer, and

•	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

On January 24, 2006, the Treasury Department published final regulations, which establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

•	a custodian of a person’s account,

•	a nominee, and

•	a broker holding an interest for a customer in street name.

The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described under ‘‘—REMICs—Backup Withholding with Respect to REMIC Certificates’’ above will also apply to grantor trust certificates.

Foreign Investors.    In general, the discussion with respect to REMIC regular certificates under ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in ‘‘Federal Income Tax Consequences,’’ potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on—

•	ERISA Plans, and

•	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

•	investment prudence and diversification, and

•	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other I.R.C. Plans.

The types of transactions between Plans and Parties in Interest that are prohibited include:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations, as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and entities using assets of Plans, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

•	has discretionary authority or control over the management or disposition of the assets of that Plan, or

•	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be—

•	deemed to be a fiduciary with respect to the investing Plan, and

•	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a ‘‘guaranteed governmental mortgage pool certificate,’’ the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a ‘‘guaranteed governmental mortgage pool certificate’’ some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not ‘‘guaranteed governmental mortgage pool certificates’’ within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

•	Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

•	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

•	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

•	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a ‘‘qualified professional asset manager;’’

•	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

•	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an ‘‘in-house asset manager.’’

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

Underwriter’s Exemption

It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-05, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, various transactions relating to, among other things—

•	the servicing and operation of some mortgage assets pools, such as the types of mortgage assets pools that will be included in our trusts, and

•	the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman Brothers Inc.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Consultation with Counsel

If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

•	consider your general fiduciary obligations under ERISA, and

•	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income’’ within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions’’ in this prospectus.

LEGAL INVESTMENT

If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Generally, the only classes of offered certificates that will qualify as ‘‘mortgage related securities’’ will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

‘‘Mortgage related securities’’ are legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds—

•	that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

•	whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

•	federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented by those securities; and

•	federal credit unions may invest in ‘‘mortgage related securities’’ and national banks may purchase ‘‘mortgage related securities’’ for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. § 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus, but subject to compliance with certain general standards concerning ‘‘safety and soundness’’ and retention of credit information in 12 C.F.R. Section 1.5, some ‘‘Type IV securities,’’ which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, a ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ we make no representation as to whether any class of offered certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks.

The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities’’ (other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16 for investing in those securities) under limited circumstances, residual interests in mortgage related securities and commercial mortgage related securities), subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2).

The OTS has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates are encouraged review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities are encouraged review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

Except as to the status of some classes as ‘‘mortgage related securities,’’ we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged consult with your legal advisors in determining whether and to what extent—

•	the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

•	if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

USE OF PROCEEDS

Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

1.	by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements by us with institutional investors through dealers; and

3.	by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that—

•	the obligations of the underwriters will be subject to various conditions precedent,

•	the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

•	in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Lehman Brothers Inc. is our affiliate and an affiliate of Lehman Holdings.

We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors, to place some with investors outside the United States or to deliver some to the applicable seller as partial consideration for the related mortgage assets.

LEGAL MATTERS

Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Cadwalader, Wickersham & Taft LLP or Thacher Proffitt & Wood LLP.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

RATING

It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned to each such class.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of—

•	whether the price paid for those certificates is fair;

•	whether those certificates are a suitable investment for any particular investor;

•	the tax attributes of those certificates or of the related trust;

•	the yield to maturity or, if they have principal balances, the average life of those certificates;

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

•	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

•	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

•	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

•	if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

GLOSSARY

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this prospectus.

‘‘ADA’’ means the Americans with Disabilities Act of 1990, as amended.

‘‘CERCLA’’ means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

‘‘Clearstream’’ means Clearstream Banking Luxembourg.

‘‘Committee Report’’ means the Conference Committee Report accompanying the Tax Reform Act of 1986.

‘‘CPR’’ means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

‘‘Disqualified Organization’’ means:

•	the United States,

•	any State or political subdivision of the United States,

•	any foreign government,

•	any international organization,

•	any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

•	any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

•	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

‘‘DRA’’ means the Deficit Reduction Act of 2006.

‘‘DTC’’ means The Depository Trust Company.

‘‘Electing Large Partnership’’ means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

‘‘EPA’’ means the Environmental Protection Agency.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘ECSPLC’’ means Euroclear Clearance System Public Limited Company.

‘‘Euroclear Operator’’ means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity in that capacity.

‘‘Euroclear Terms and Conditions’’ means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

‘‘Fannie Mae’’ means the Federal National Mortgage Association.

‘‘Farmer Mac’’ means the Federal Agricultural Mortgage Corporation.

‘‘FASB 140’’ means the Financial Accounting Standards Board’s Statement No. 140, entitled ‘‘Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities,’’ issued in September 2002.

‘‘FDIC’’ means the Federal Deposit Insurance Corporation.

‘‘Financial Intermediary’’ means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

‘‘Freddie Mac’’ means the Federal Home Loan Mortgage Corporation.

‘‘Ginnie Mae’’ means the Government National Mortgage Association.

‘‘Governing Document’’ means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘I.R.C. Plan’’ means a plan, arrangement or account that is subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Lender Liability Act’’ means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

‘‘Net Income From Foreclosure Property’’ means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

‘‘NCUA’’ means the National Credit Union Administration.

‘‘OCC’’ means the Office of the Comptroller of the Currency.

‘‘OTS’’ means the Office of Thrift Supervision.

‘‘Party In Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of Section 4975 of the Internal Revenue Code.

‘‘Pass-Through Entity’’ means any:

•	regulated investment company,

•	real estate investment trust,

•	trust,

•	partnership, or

•	other entities described in Section 860E(e)(6) of the Internal Revenue Code.

‘‘Plan’’ means an ERISA Plan or an I.R.C. Plan.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

‘‘PTE’’ means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

‘‘RCRA’’ means the federal Resource Conservation and Recovery Act.

‘‘REIT’’ means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.

‘‘Relief Act’’ means the Servicemembers Civil Relief Act.

‘‘REMIC’’ means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

‘‘Safe Harbor Regulations’’ means the final Treasury regulations issued on July 18, 2002.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Securities Act’’ means the Securities Act of 1933, as amended

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘SPA’’ means standard prepayment assumption.

‘‘Title V’’ means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980.

‘‘Treasury Department’’ means the United States Department of the Treasury.

‘‘UCC’’ means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

‘‘USA Patriot Act’’ means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is ‘‘LB-UBS07C7.xls.’’ The spreadsheet file ‘‘LB-UBS07C7.xls’’ is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in, and on Annexes A-1, A-5 and A-6 to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying base prospectus in its entirety prior to accessing the spreadsheet file.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

Prospectus Supplement

Until February 25, 2008, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying base prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying base prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$2,956,253,000
(Approximate)

LB-UBS Commercial
Mortgage Trust 2007-C7

Commercial Mortgage Pass-Through
Certificates, Series 2007-C7

Class A-1, Class A-2, Class A-AB,
Class A-3, Class A-1A, Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F,
Class X-CP and Class X-W

PROSPECTUS SUPPLEMENT

UBS SECURITIES LLC

LEHMAN BROTHERS

WACHOVIA SECURITIES

November 20, 2007